UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Definitive Proxy Statement

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Avenue Therapeutics, Inc.
(Name of Registrant as Specified In Its Charter)

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AVENUE THERAPEUTICS, INC.
2 Gansevoort Street, 9th Floor
New York, New York 10014
December 21, 2018
Dear Stockholder:
You are cordially invited to attend a special meeting of the stockholders of Avenue Therapeutics, Inc. (“Avenue” or the “Company”), to be held on February 6, 2019, at 10:00 a.m., Eastern Time, at the offices of our legal counsel, Alston & Bird LLP, located at 90 Park Avenue, New York, New York 10016.
At the special meeting, our stockholders will be asked to consider and vote on proposals to adopt the Stock Purchase and Merger Agreement that the Company entered into on November 12, 2018, which we refer to as the “SPMA”, providing for the acquisition of the Company by InvaGen Pharmaceuticals Inc., which we refer to as “Parent” or “Buyer”, through a two-stage transaction. Upon the first stage closing (the “First Stage Closing”), Buyer will acquire a 33.3% stake in the Company on a fully-diluted basis, which we refer to as the “Stock Purchase Transaction”, for $35 million (currently expected to be 5,833,333 shares at $6.00 per share), which we refer to as the “Stock Purchase Consideration”. Upon the second stage closing (the “Second Stage Closing”), Madison Pharmaceuticals Inc., a wholly-owned subsidiary of Buyer which we refer to as “Merger Sub”, will merge with and into the Company, which we refer to as the “Merger Transaction”, with the Company surviving the Merger Transaction as a wholly-owned subsidiary of Buyer. If the SPMA is adopted by our stockholders and the Second Stage Closing is completed, each issued and outstanding share of our common stock (other than shares for which appraisal rights have been properly and validly perfected and not validly withdrawn or lost) will be converted into the right to receive (i) a pro rata portion of the total merger consideration of up to $180 million, subject to certain deductions, which portion is currently expected to be approximately $13.92 per share, without interest and less any applicable withholding taxes, which represents a premium of approximately 234.6% above the closing price of our common stock as of November 12, 2018; and (ii) a contingent value right (“CVR”) which represents the right to receive a certain contingent cash payment upon the achievement of certain milestones relating to annual net sales and gross profit targets of IV Tramadol, pursuant to a contingent value rights agreement (the “CVR Agreement”) to be entered into upon the Second Stage Closing by the Company and a rights agent (we refer to clauses (i) and (ii) hereof as the “Merger Consideration”). We refer to the Stock Purchase Consideration and the Merger Consideration together as the “SPMA Consideration”.
Following the Merger Transaction, the Company will be a wholly-owned subsidiary of Buyer.
To assist in evaluating the fairness of the SPMA and the transactions contemplated by the SPMA, including the Stock Purchase Transaction and the Merger Transaction, to the Company and our stockholders, the Board of Directors of the Company, which we refer to as the “Board”, formed a special committee of independent directors, which we refer to as the “Special Committee”, to consider and negotiate the terms and conditions of the Stock Purchase Transaction and the Merger Transaction and to make a recommendation to our Board.
The Board, acting on the unanimous recommendation of the Special Committee, unanimously determined that the SPMA and the ancillary agreements thereto, which we refer to as the “Ancillary Agreements”, and the transactions contemplated by the SPMA and the Ancillary Agreements, including the Stock Purchase Transaction and the Merger Transaction, are fair to and in the best interests of the Company and its stockholders and approved and declared advisable the SPMA and the Ancillary Agreements and the transactions contemplated by the SPMA and the Ancillary Agreements, including the Stock Purchase Transaction and the Merger Transaction, and including the appointment of a rights agent in connection with the CVR Agreement to act on behalf of our stockholders entitled to Merger Consideration. The Board unanimously recommends that the Company’s stockholders vote “FOR” the proposal to adopt the SPMA.
The enclosed proxy statement describes the SPMA, the Ancillary Agreements, the Stock Purchase Transaction, the Merger Transaction and other related matters. Copies of the SPMA and the Ancillary Agreements are also attached to the proxy statement. We urge our stockholders to read the entire proxy statement carefully (including the SPMA and the Ancillary Agreements), as it sets forth the details of the SPMA and other important information related to the Stock Purchase Transaction and the Merger Transaction.

Your vote is very important, regardless of the number of shares of the Company’s common stock you own. Fortress, by virtue of its preferred stock ownership, controls a voting majority of our common stock. The Stock Purchase Transaction and the Merger Transaction cannot be completed unless holders of a majority of the aggregate voting power of the shares outstanding and entitled to vote on such proposal vote in favor of adoption of the SPMA. If you fail to vote on the SPMA, the effect will be the same as a vote against approval of the SPMA.
If you have any questions or need assistance voting, please contact Morrow Sodali, LLC, our proxy solicitor, by calling (toll-free) at (800) 662-5200.
Thank you in advance for your cooperation and continued support.
Sincerely,
Lucy Lu, M.D.
President and Chief Executive Officer
New York, New York
December 21, 2018
THIS SOLICITATION IS MADE ON BEHALF OF THE COMPANY. NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE PROPOSED TRANSACTIONS, PASSED UPON THE MERITS OR FAIRNESS OF THE PROPOSED TRANSACTIONS, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION DISCLOSED IN THE ACCOMPANYING PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

AVENUE THERAPEUTICS, INC.
2 Gansevoort Street, 9th Floor
New York, New York 10014
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on February 6, 2019
To the Stockholders of Avenue Therapeutics, Inc.:
NOTICE IS HEREBY GIVEN that a special meeting of the Stockholders of Avenue Therapeutics, Inc., a Delaware corporation (“Avenue” or the “Company”), will be held on February 6, 2019 at 10:00 a.m., Eastern Time, at the offices of our legal counsel, Alston & Bird LLP, located at 90 Park Avenue, New York, New York 10016, for the following purposes:
1.
To consider and vote on a proposal to approve and adopt the Stock Purchase and Merger Agreement, dated as of November 12, 2018, which we refer to as the “SPMA”, by and among the Company, InvaGen Pharmaceuticals Inc., a New York corporation, which we refer to as “Parent” or “Buyer”, and Madison Pharmaceuticals Inc., a Delaware corporation and a wholly-owned subsidiary of Buyer, which we refer to as “Merger Sub”, and the ancillary agreements thereto, which we refer to as the “Ancillary Agreements”, and the transactions contemplated by the SPMA and the Ancillary Agreements, including the Stock Purchase Transaction and the Merger Transaction (as defined below), and the appointment of a rights agent in connection with the contingent value rights agreement to be entered into between the Company and a rights agent (the “Appointment”), which we refer to as the “CVR Agreement”. Copies of the SPMA, the CVR Agreement and the other Ancillary Agreements are attached as Annex A to the accompanying proxy statement.

2.
To consider and vote on a proposal to approve the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to approve and adopt the SPMA or in the absence of a quorum.

3.
To transact any other business that may properly come before the special meeting, or any adjournment or postponement of the special meeting, by or at the direction of the Board of Directors of the Company.

The SPMA, the Stock Purchase Transaction, the Merger Transaction and the other transactions which would be effected in connection with the SPMA are described more fully in the accompanying proxy statement, and we urge you to read the attached proxy statement carefully and in its entirety.
The Board of Directors of the Company, which we refer to as the “Board”, acting on the unanimous recommendation of a special committee of the Board comprised of independent directors, which we refer to as the “Special Committee”, unanimously determined that the SPMA and the Ancillary Agreements, and the transactions contemplated by the SPMA and the Ancillary Agreements, including the Stock Purchase Transaction and the Merger Transaction, are fair to and in the best interests of the Company and its stockholders and approved and declared advisable the SPMA and the Ancillary Agreements and the transactions contemplated by the SPMA and the Ancillary Agreements, including the Stock Purchase Transaction and the Merger Transaction and the Appointment. The Board made its determination after consideration of a number of factors, including the recommendation of the Special Committee.
Your vote is very important, regardless of the number of shares of the Company’s common stock you own. Generally, the Stock Purchase Transaction and the Merger Transaction cannot be completed unless holders of a majority of the aggregate voting power of the shares outstanding and entitled to vote on such proposal vote in favor of adoption of the SPMA. Fortress Biotech Inc., our parent Company, by virtue of its preferred stock ownership, controls a voting majority of our common stock. In addition, under the SPMA, the Stock Purchase Transaction is conditioned upon approval by a majority of the outstanding common stock held by non-affiliates, which condition can be waived by Parent. If you fail to vote on the SPMA, the effect will be the same as a vote against approval of the SPMA.
The Board recommends that you vote “FOR” approval of the proposal to adopt the SPMA and “FOR” approval of the proposal to approve the adjournment of the special meeting from time to time, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the SPMA or in the absence of a quorum.
Whether or not you plan to attend the special meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying postage-paid reply envelope, or submit your proxy by telephone or the Internet. If your shares of our common stock are held in “street name” by your bank, brokerage firm or other nominee, your bank, brokerage firm or other nominee will be unable to vote your shares of our common stock without instructions from you. You should instruct your bank, brokerage firm or other nominee to vote your shares of our common stock in accordance with the procedures provided by your bank, brokerage firm or other nominee. If you fail to return your proxy card, submit your proxy by telephone or the Internet or vote in person, or if your shares are held in “street name” by your bank, brokerage firm or other nominee and you fail to instruct your bank, brokerage firm or other nominee to vote your shares of common stock, your shares of our common stock will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote against adoption of the SPMA.
Stockholders who do not vote in favor of the proposal to adopt the SPMA and who object in writing to the Stock Purchase Transaction and the Merger Transaction prior to the special meeting and comply with all of the applicable requirements of Section 262 of the Delaware General Corporate Law, which is summarized in the section entitled “The Special Meeting and the Stock Purchase Transaction and the Merger Transaction — Rights of Appraisal” in the accompanying proxy statement and reproduced in its entirety as Annex C to the accompanying proxy statement, will be entitled to rights of appraisal to obtain the fair value of their shares of common stock of the Company.
You may revoke your proxy before the special meeting by voting over the Internet or by telephone (only your latest Internet or telephone vote is counted) or by signing a new proxy and mailing it, in each case, in accordance with the instructions on the enclosed proxy card. In addition, you may revoke your proxy by attending the special meeting, requesting that your proxy be revoked and voting in person; however, attending the special meeting will not revoke your Internet vote, telephone vote or proxy, as the case may be, unless you specifically request it.
The Board has fixed the close of business on December 13, 2018 as the record date for determination of stockholders entitled to receive notice of, and to vote at, the special meeting and any adjournments or postponements thereof. Only stockholders of record at the close of business on the record date are entitled to receive notice of, and to vote at (in person or by proxy), the special meeting and at any adjournment or postponement thereof. You will be entitled to one vote for each share of our common stock that you owned on the record date. A complete list of our stockholders of record entitled to vote at the special meeting will be available for inspection at our principal executive offices at least 10 days prior to the date of the special meeting and continuing through the special meeting for any purpose germane to the meeting. The list will also be available at the meeting for inspection by any stockholder present at the meeting.
Only stockholders of record (including “street name” stockholders who can show that they beneficially owned our common stock on the record date), their duly appointed proxy holders and our guests may attend the special meeting. If you plan to attend the special meeting in person, please mark the designated box on the enclosed proxy card. Alternatively, if you utilize the Internet voting system, please indicate your plans to attend the special meeting when prompted to do so by the system. If you are a stockholder of record, you should bring the bottom half of the enclosed proxy card as your admission card and present the card upon entering the special meeting. If you are planning to attend the special meeting and your shares are held in street name (by a bank or broker, for example), you should ask the record owner for a legal proxy or bring your most recent account statement to the special meeting so that we can verify your ownership of Avenue stock. Please note, however, that if your shares are held in street name and you do not bring a legal proxy from the record owner, you will be able to attend the special meeting, but you will not be able to vote at the special meeting.
By order of the Board of Directors,
Lucy Lu, M.D.
President and Chief Executive Officer
New York, New York
December 21, 2018

Page
SUMMARY	1
Parties to the SPMA	1
The Special Meeting	2
Proposals to Be Voted on at the Special Meeting	2
Record Date and Quorum	2
Vote Required	3
Voting by the Company’s Directors and Executive Officers	4
Proxies and Revocation	4
The Stock Purchase Transaction and the Merger Transaction	4
Opinion of Oppenheimer & Co. Inc.	7
Financing the Stock Purchase Transaction and the Merger Transaction	7
Interests of Certain Persons in the Stock Purchase Transaction and the Merger Transaction	7
Material U.S. Federal Income Tax Consequences of the Merger Transaction	7
Overview of the SPMA	7
Market Price of Common Stock	12
Appraisal Rights	12
Regulatory Approval	13
Delisting and Deregistration of Common Stock	13
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE STOCK PURCHASE TRANSACTION AND THE MERGER TRANSACTION	14
THE SPECIAL MEETING AND THE STOCK PURCHASE TRANSACTION AND THE MERGER TRANSACTION	23
Background of the SPMA	23
Reasons for the Stock Purchase Transaction and the Merger Transaction; Recommendation of the Special Committee; Recommendation of the Board; Fairness of the Stock Purchase Transaction and Merger Transaction	25
Opinion of Oppenheimer & Co. Inc.	29
Plans for the Company After the Merger Transaction	34
Certain Effects of the Merger Transaction	34
Financing the Stock Purchase Transaction and the Merger Transaction	35
Interests of the Company’s Directors and Executive Officers in the Stock Purchase Transaction and the Merger Transaction	35
Material U.S. Federal Income Tax Consequences of the Merger Transaction	36
Regulatory Approvals Required for the Merger Transaction	39
Delisting and Deregistration of Common Stock	40
Fees and Expenses	41
Anticipated Accounting Treatment of the Merger Transaction	41
Rights of Appraisal	41
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	46
i

Annexes

SUMMARY
The following summary highlights selected information contained in this proxy statement. Since this summary may not contain all of the information that may be important to you, we encourage you to read carefully the entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement, as well as any other related documents filed with the U.S. Securities and Exchange Commission, which we refer to as the “SEC”. Each item in this summary includes a page reference directing you to a more complete description of that topic. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find Additional Information” beginning on page 87.
Throughout this proxy statement, we refer to:
•
Cipla Limited, Parent and Merger Sub as the “Purchaser Parties”;

•
the Purchaser Parties and any subsidiary or “affiliate” (within the meaning of Rule 12b-2 under the Securities Exchange Act of 1934, as amended, referred to as the “Exchange Act”) of any of the Purchaser Parties (other than the Company and its management) as the “Purchaser Group” or “Purchaser Group Members”; and

•
each of the Special Committee’s and the Board’s determination that the SPMA, the Ancillary Agreements, and the transactions contemplated by the SPMA and the Ancillary Agreements, including the Stock Purchase Transaction and the Merger Transaction, are advisable, fair to and in the best interests of the Company and its stockholders, and its approval of the SPMA and the Ancillary Agreements and the transactions contemplated by the SPMA and the Ancillary Agreements, including the Stock Purchase Transaction and the Merger Transaction (as defined below), and the appointment of a rights agent in connection with the contingent value rights agreement (the “CVR Agreement”) to be entered into between the Company and a rights agent (the “Appointment”), and its recommendation that the stockholders of the Company adopt the SPMA, the Ancillary Agreements and the transactions contemplated thereby as the “Special Committee recommendation” and the “Board recommendation”, respectively.

Capitalized terms used but not defined in this proxy statement shall have the respective meanings ascribed to them in the SPMA.
Parties to the SPMA (page 47)
Avenue Therapeutics, Inc.
2 Gansevoort Street, 9th Floor
New York, New York 10014
Avenue Therapeutics, Inc., a Fortress Biotech company (“Fortress”), is a specialty pharmaceutical company focused on the development and commercialization of intravenous (IV) Tramadol for the management of moderate to moderately severe post-operative pain. IV Tramadol may fill a gap in the acute pain market between IV acetaminophen/NSAIDs and IV conventional narcotics. Avenue is currently evaluating IV Tramadol in a pivotal Phase 3 program for the management of post-operative pain. Avenue is headquartered in New York City. For more information, visit www.avenuetx.com.
The Company’s common stock, which we refer to as “our common stock”, is quoted on the Nasdaq Capital Market, which we refer to as “Nasdaq”.
Additional information about the Company is contained in our public filings with the SEC that are incorporated by reference herein. See “Where You Can Find Additional Information” beginning on page 87 of this proxy statement.
InvaGen Pharmaceuticals Inc. (the “Parent”)
Site B, 7 Oser Avenue
Hauppauge, NY 11788

Parent is an indirect wholly-owned subsidiary of Cipla Limited (“Cipla”). Established in 1935, Cipla is a global pharmaceutical company focused on agile and sustainable growth, complex generics, and deepening portfolio in its home markets of India, South Africa, North America, and key regulated and emerging markets. Cipla’s strengths in the respiratory, anti-retroviral, urology, cardiology and CNS segments are well-known. Cipla’s 44 manufacturing sites around the world produce 50+ dosage forms and 1,500+ products using cutting-edge technology platforms to cater to our 80+ markets. Cipla is ranked 3rd largest in pharma in India, 3rd largest in the pharma private market in South Africa, and is among the most dispensed generic players in the US. For over eight decades, making a difference to patients has inspired every aspect of Cipla’s work. Cipla’s paradigm-changing offer of a triple anti-retroviral therapy in HIV/AIDS at less than a dollar a day in Africa in 2001 is widely acknowledged as having contributed to bringing inclusiveness, accessibility and affordability to the centre of the movement. A responsible corporate citizen, Cipla’s humanitarian approach to healthcare in pursuit of its purpose of  ‘Caring for Life’ and deep-rooted community links wherever it is present make it a partner of choice to global health bodies, peers and all stakeholders. For more, please visit www.cipla.com.
Madison Pharmaceuticals Inc. (the “Merger Sub”)
Corporation Trust Center
1209 Orange Street
Wilmington, New Castle County
Delaware 19801
Merger Sub is a Delaware corporation and a wholly-owned subsidiary of Parent. Merger Sub was formed for the purpose of doing any lawful act or activity for which a corporation may be organized under the DGCL. As of the date of this proxy statement Merger Sub has not conducted any activities other than those incidental to its incorporation, and the negotiation and execution of the SPMA and the transactions contemplated by the SPMA.
The Special Meeting (page 48)
This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the Board of Directors of the Company, which we refer to as the “Board”, for use at the special meeting of the Company’s stockholders, which we refer to as the “special meeting”, to be held at on February 6, 2019 at 10:00 a.m., Eastern Time, at the offices of our legal counsel, Alston & Bird LLP, located at 90 Park Avenue, New York, New York 10016, or at any adjournment or postponement thereof.
Proposals to Be Voted on at the Special Meeting (page 48)
At the special meeting, you will be asked to consider and vote upon the following proposals:
•
the proposal to approve and adopt the SPMA and the Ancillary Agreements, and the consummation of the transactions contemplated thereby, including the Stock Purchase Transaction and the Merger Transaction, and the appointment of a rights agent (the “Rights Agent”) in connection with the CVR Agreement, which we refer to as the “SPMA Proposal”;

•
the proposal to approve the adjournment of the special meeting from time to time, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the SPMA or in the absence of a quorum, which we refer to as the “Adjournment Proposal”; and

•
to transact any other business that may properly come before the special meeting, or any adjournment or postponement of the special meeting, by or at the direction of the Board.

Record Date and Quorum (page 48)
Only holders of record of shares of our common stock as of the close of business on December 13, 2018, which we refer to as the “record date”, will be entitled to receive notice of, and to vote at, the special meeting or any adjournments thereof. As of the record date, there were 10,667,714 shares of our common stock issued, outstanding and entitled to vote.

Holders of our common stock are entitled to one vote on each matter submitted to a vote for each share of our common stock owned at the close of business on the record date.
Pursuant to the terms of the Class A Preferred Stock held by Fortress, Fortress will be entitled to cast, for each share of Class A Preferred Stock held by Fortress, the number of votes that is equal to 1.1 times a fraction, the numerator of which is the sum of  (A) the aggregate number of shares of outstanding common stock and (B) the whole shares of common stock into which the shares of outstanding the Class A Preferred Stock are convertible and the denominator of which is the aggregate number of shares of outstanding Class A Preferred Stock, or the Class A Preferred Stock Ratio. Thus, Fortress will at all times have voting control of us. Further, for a period of ten years from the date of the first issuance of shares of Class A Preferred Stock, the holders of record of the shares of Class A Preferred Stock (or other capital stock or securities issued upon conversion of or in exchange for the Class A Preferred Stock), exclusively and as a separate class, shall be entitled to appoint or elect the majority of our directors. This concentration of voting power may delay, prevent or deter a change in control, even when such a change may be in the best interests of all stockholders, could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale of us or our assets, and might affect the prevailing market price of our common stock. Pursuant to the voting and support agreement dated November 12, 2018, entered into by Fortress and Dr. Lucy Lu with Parent and the Company, Fortress agreed, among other things, to cause all shares beneficially held by it entitled to vote at the special meeting to be voted “FOR” the SPMA Proposal and “FOR” the Adjournment Proposal.
The presence of stockholders holding a majority of the aggregate voting power of the shares outstanding and entitled to vote on a matter at the special meeting, in person or represented by proxy, constitutes a quorum for the transaction of business at the special meeting. However, if a new record date is set for an adjourned special meeting, then a new quorum will have to be established. Abstentions (as defined in the section entitled “The Special Meeting — Vote Required” beginning on page 49) are counted as present for the purpose of determining whether a quorum is present, whereas broker non-votes (as defined in the section entitled “The Special Meeting — Vote Required” beginning on page 49) are deemed to be “present” at the meeting for quorum purposes.
Vote Required (page 49)
SPMA Proposal
Approval of the SPMA Proposal requires the affirmative vote of stockholders holding a majority of the aggregate voting power of the shares outstanding and entitled to vote on such proposal, which we refer to as the “Company stockholder approval” (see the section entitled “The SPMA — Conditions to Completion of the Stock Purchase Transaction and the Merger Transaction” beginning on page 69). Fortress, by virtue of its preferred stock ownership in Avenue, controls a voting majority of our common stock. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” approval of the SPMA Proposal.
However, in addition to the Company stockholder approval, which is required under Delaware law, under the SPMA Parent’s obligation to consummate the Stock Purchase Transaction is conditioned upon approval of the SPMA Proposal by a majority of our common stock held by stockholders who are not affiliates of the Company, which we refer to as the “Non-Affiliate Stockholder Approval”. For further information see the section entitled “The SPMA — Conditions to Completion of the Stock Purchase Transaction and the Merger Transaction” beginning on page 69.
Adjournment Proposal
Approval of the Adjournment Proposal requires the affirmative vote of stockholders holding a majority of the aggregate voting power of the shares outstanding present, in person or by proxy, and entitled to vote at the special meeting.
Abstentions will have the same effect as a vote “AGAINST” approval of the Adjournment Proposal, and broker non-votes will have no effect on this proposal.

Voting by the Company’s Directors and Executive Officers (page 50)
At the close of business on the record date for the special meeting, the Company’s directors and executive officers beneficially owned and had the right to vote 745,412 shares of our common stock in the aggregate, which represents approximately 7% of the shares of our common stock entitled to vote at the special meeting.
The directors and officers have informed the Company that they currently intend to vote all such shares of our common stock:
•
“FOR” the SPMA Proposal; and

•
“FOR” the Adjournment Proposal.

On November 12, 2018, in connection with the entry into the SPMA, Fortress and Dr. Lucy Lu, the Company’s chief executive officer, who we refer to as “Dr. Lu”, entered into a voting and support agreement with Parent and the Company, pursuant to which Fortress and Dr. Lu agreed, among other things, to cause all shares beneficially held by them entitled to vote at the special meeting to be voted “FOR” the SPMA Proposal and “FOR” the Adjournment Proposal.
Proxies and Revocation (page 52)
Any stockholder of record entitled to vote at the special meeting may vote in person by appearing at the special meeting, or by submitting a proxy over the Internet, by telephone, or by mail using the enclosed postage-paid envelope. If you are a beneficial owner of our common stock and your shares are held in “street name”, you should instruct your bank, brokerage firm or other nominee on how to vote your shares of our common stock using the instructions provided by your bank, brokerage firm or other nominee. If you fail to submit a proxy or to vote in person at the special meeting, or you do not provide your bank, brokerage firm or other nominee with instructions, as applicable, your shares of our common stock will not be voted on the SPMA Proposal, which will have the same effect as a vote “AGAINST” approval of the SPMA Proposal, and your shares of our common stock will not have an effect on the Adjournment Proposal.
You have the right to revoke a proxy. If your shares are registered directly in your name, you may revoke your proxy or change your vote before the special meeting, by voting over the Internet or by telephone, signing a new proxy and mailing it, or attending the special meeting, requesting that your proxy be revoked and voting in person. If you hold shares in “street name” through a bank, brokerage firm or other nominee, you may submit a new, later-dated voting instruction form or contact your bank, broker or other nominee or vote in person at the special meeting if you obtain a “legal proxy”, as described in the sections entitled “The Special Meeting — Vote Required” beginning on page 49 and “The Special Meeting —  Proxies and Revocation” beginning on page 52.
The Stock Purchase Transaction and the Merger Transaction (page 23)
On November 12, 2018, the Company entered into the SPMA with Parent and the Merger Sub, providing for the acquisition of the Company by Parent, through a two-stage transaction. The first stage will be the consummation of the Stock Purchase Transaction, which we refer to as the “First Stage Closing”. The second stage will be the consummation of the Merger Transaction, which we refer to as the “Second Stage Closing”.
The Stock Purchase Transaction (page 23)
At the First Stage Closing, subject to prior satisfaction of certain closing conditions, Parent will acquire common stock representing 33.3% of the fully diluted capitalization of the Company for $35 million (currently expected to be 5,833,333 shares at $6.00 per share), which we refer to as the “Stock Purchase Transaction”.
The Merger Transaction (page 23)
At the Second Stage Closing, subject to prior satisfaction of certain closing conditions, Parent will acquire the remaining issued and outstanding capital stock of the Company by way of a reverse subsidiary merger transaction, in which Merger Sub will merge with and into the Company and the Company will survive as a wholly-owned subsidiary of Parent, which we refer to as the “Merger Transaction”. The total consideration for the Merger Transaction payable by Parent to the stockholders of the Company will be up to $180 million, less certain deductions. Concurrently with the execution and delivery of the SPMA, the Parent will make available an amount of up to $3.0 million in the form of a line of credit (the “Initial Financing”) to the Company. Upon the First Stage Closing, the Initial Financing shall be terminated and all principal, accrued but unpaid interest and other amounts due thereunder shall be deducted from the aggregate Merger Consideration, and thereby considered fully paid by the Company. Additionally, the Company is solely responsible for any broker fees in connection with the SPMA and the Ancillary Agreements, which shall be deducted from the Merger Consideration. In addition, the holders of our common stock immediately prior to the consummation of the Merger Transaction will receive certain contingent value rights which represent the right to receive a contingent cash payment upon the achievement of certain milestones relating to annual net sales and gross profit targets of IV Tramadol, pursuant to the CVR Agreement, without interest and less any applicable withholding taxes.
At the effective time of the Merger Transaction, among other things:
•
each share of our common stock issued and outstanding immediately prior to the effective time of the Merger Transaction will be automatically cancelled and (other than shares for which appraisal rights have been properly and validly perfected and not validly withdrawn or lost, which we refer to as the “Dissenting Shares”, and shares owned by the Company, Parent or Merger Sub, which we refer to as the “Cancelled Shares”) converted into the right to receive (i) a pro rata portion of the total merger consideration of up to $180 million, subject to certain deductions described further herein, which portion is currently expected to be approximately $13.92 per share, without interest and less any applicable withholding taxes, which represents a premium of approximately 234.6% over the closing price of our common stock on November 12, 2018; and (ii) one CVR (we refer to clauses (i) and (ii) hereof as the “Merger Consideration”). We refer to the Stock Purchase Consideration and the Merger Consideration together as the “SPMA Consideration”.

•
each of the Dissenting Shares and the Cancelled Shares will be canceled without payment of any consideration and shall cease to exist, subject to certain rights of holders of the Dissenting Shares as described below.

If the SPMA Proposal is not approved by the stockholders of the Company, or if the Merger Transaction is not completed for any other reason, then the stockholders of the Company will not receive any payment for their shares of our common stock in connection with the SPMA. Instead, we expect that the Company’s shares will continue to be registered with the SEC and quoted on Nasdaq.
When Stock Purchase Transaction and the Merger Transaction Become Effective (page 57)
If the SPMA Proposal is approved by the stockholders of the Company, the closing of the Stock Purchase Transaction shall take place no later than five business days after the satisfaction or waiver of the conditions to the closing of the Stock Purchase Transaction, including the Company obtaining the Company stockholder approval and the absence of any law or order restraining, enjoining or otherwise prohibiting the consummation of the Stock Purchase Transaction, provided for in the SPMA, which we refer to as the “First Stage Closing Conditions”, or at such later time as may be agreed by Parent and the Company in writing, as described in the section entitled “The SPMA — Conditions to Completion of the Stock Purchase Transaction and Merger Transaction” beginning on page 69 of this proxy statement.
If the SPMA Proposal is approved by the stockholders of the Company, the closing of the Merger Transaction shall take place no later than five business days after the satisfaction or waiver of the conditions to the closing of the Merger Transaction, including the Company obtaining final FDA approval of IV Tramadol on or before December 1, 2020 (or, if there are such pending queries from the FDA as of such date, then on or before April 30, 2021), the expiration or early termination of any applicable waiting period under the HSR Act, and the absence of any law or order restraining, enjoining or otherwise prohibiting the consummation of the Merger Transaction provided for in the SPMA, which we refer to as the “Second Stage Closing Conditions”, or at such later time as may be agreed by Parent and the Company in writing, as described in the section entitled “The SPMA — Conditions to Completion of the Stock Purchase Transaction and Merger Transaction” beginning on page 69 of this proxy statement.

Reasons for the Stock Purchase Transaction and the Merger Transaction; Recommendation of the Special Committee; Recommendation of the Board; Fairness of the Stock Purchase Transaction and the Merger Transaction (page 25)
To assist in evaluating the fairness of the SPMA and the transactions contemplated thereby, including the Stock Purchase Transaction and the Merger Transaction, to the Company and our stockholders, the Board formed a special committee of independent directors to consider and negotiate the terms and conditions of the Stock Purchase Transaction and the Merger Transaction and to make a recommendation to our Board.
The Special Committee unanimously determined that the SPMA, the Ancillary Agreements and the transactions contemplated by the SPMA and the Ancillary Agreements, including the Stock Purchase Transaction and the Merger Transaction, are fair to and in the best interests of the Company and its stockholders. The Special Committee made its determination after careful consideration of a number of factors, and after consultation with the Board’s legal counsel, Alston & Bird LLP (“Alston”) and Torreya Capital (“Torreya”).
The Board unanimously determined that the SPMA and the Ancillary Agreements, and the transactions contemplated by the SPMA and the Ancillary Agreements, including the Stock Purchase Transaction and the Merger Transaction, are fair to and in the best interests of the Company and its stockholders and approved and declared advisable the SPMA and the Ancillary Agreements, and the transactions contemplated by the SPMA and the Ancillary Agreements, including the Stock Purchase Transaction and the Merger Transaction. The Board also unanimously resolved that the SPMA be submitted for consideration by the stockholders of the Company and recommended that the stockholders of the Company vote to adopt the SPMA and Ancillary Agreements and approve the transactions contemplated thereunder. The Board made its determination after careful consideration of a number of factors, including the recommendation of the Special Committee, and after consultation with Alston and Torreya.
For a description of the factors considered by the Special Committee and the Board for their recommendations, see “The Special Meeting and the Stock Purchase Transaction and the Merger Transaction  — Reasons for the Stock Purchase Transaction and the Merger Transaction; Recommendation of the Special Committee; Recommendation of the Board; Fairness of the Stock Purchase Transaction and the Merger Transaction” beginning on page 25.
The Board unanimously recommends that the Company’s stockholders vote “FOR” the SPMA Proposal and “FOR” the Adjournment Proposal.
Opinion of Oppenheimer & Co. Inc. (page 29)
In connection with the Merger Transaction, the Company’s Board received the written opinion, dated November 12, 2018, of Oppenheimer & Co. Inc., referred to as Oppenheimer, as to the fairness, from a financial point of view and as of the date of the opinion, of the Merger Consideration to be received in the Merger Transaction by holders of the Company’s common stock (excluding Fortress, Parent, Merger Sub and any of their respective affiliates). The full text of Oppenheimer’s written opinion, dated November 12, 2018, which describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached to this proxy statement as Annex B. Oppenheimer’s opinion was provided to the Company’s Board in connection with its evaluation of the Merger Consideration to be received by holders of the Company’s common stock (excluding Fortress, Parent, Merger Sub and any of their respective affiliates) from a financial point of view and did not address any other aspect of the Merger Transaction or any related transaction (including, without limitation, the Stock Purchase Transaction). Oppenheimer’s opinion did not address the underlying business decision of the Company to effect the Merger Transaction or any related transaction, the relative merits of the Merger Transaction or any related transaction as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to any matters relating to the Merger Transaction or any related transaction.

Financing the Stock Purchase Transaction and the Merger Transaction (page 35)
Parent’s and Merger Sub’s obligations under the SPMA are not subject to, or conditioned on, the receipt or availability of any funds or financing. Parent expects to pay the consideration payable in connection with the Stock Purchase Transaction out of its generally available funds or through the issuance of equity to its sole stockholder, Cipla (EU) Limited. Parent expects to pay the consideration payable in connection with the Merger Transaction out of its generally available funds, through the issuance of equity to Cipla (EU) Limited, or by borrowing from a financial institution (except for amounts payable under the CVR Agreement, if any, which are expected to be paid from generally available funds of the Company). For more information, see “The Special Meeting and the Stock Purchase Transaction and the Merger Transaction — Financing the Stock Purchase Transaction and the Merger Transaction” beginning on page 35.
Interests of Certain Persons in Stock Purchase Transaction and the Merger Transaction (page 35)
In considering the recommendation of the Board and the Special Committee that you vote to adopt the SPMA Proposal, you should be aware that the Company’s directors and executive officers have interests in the Stock Purchase Transaction and the Merger Transaction that are different from, or in addition to, those of Company stockholders generally.
Members of the Special Committee and the Board were aware of and considered these interests, among other matters, in evaluating and negotiating the SPMA, the Ancillary Agreements, the Stock Purchase Transaction and the Merger Transaction, and in recommending to Company stockholders that the SPMA Proposal be adopted.
For more information, see the sections entitled “The Special Meeting and the Stock Purchase Transaction and the Merger Transaction — Interests of the Company’s Directors and Executive Officers in the Stock Purchase Transaction and the Merger Transaction” beginning on page 35, and “The Special Meeting and the Stock Purchase Transaction and the Merger Transaction — Reasons for the Stock Purchase Transaction and the Merger Transaction; Recommendation of the Special Committee; Recommendation of the Board; Fairness of the Stock Purchase Transaction and the Merger Transaction” beginning on page 25.
Material U.S. Federal Income Tax Consequences of the Merger Transaction (page 36)
The exchange of shares of our common stock for cash and CVRs pursuant to the Merger Transaction generally will be a taxable transaction to U.S. Holders (as defined in the section entitled “The Special Meeting and the Stock Purchase Transaction and the Merger Transaction — Material U.S. Federal Income Tax Consequences of the Merger Transaction” on page 36) for U.S. federal income tax purposes. Stockholders who are U.S. Holders will generally recognize income in an amount equal to the difference, if any, between the amount of cash and the value of the CVRs received with respect to their shares of our common stock pursuant to the Merger Transaction and their adjusted tax basis in such shares. Additionally, if certain milestones are achieved under the CVR Agreement, a U.S. Holder will generally take into its taxable income the amount of cash received with respect to such milestone payment potentially reduced by all or part of its basis in such CVR. You should read “The Special Meeting and the Stock Purchase Transaction and the Merger Transaction — Material U.S. Federal Income Tax Consequences of the Merger Transaction” beginning on page 36 for a more detailed discussion of the U.S. federal income tax consequences of the Merger Transaction. You should also consult your tax advisor for a complete analysis of the effect of the Merger Transaction on your federal, state and local and/or foreign taxes.
Overview of the SPMA (page 56)
Commercially Reasonable Efforts (page 67)
Each of the parties to the SPMA agreed to use its commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under the SPMA, the Ancillary Agreements, and applicable legal requirements to consummate and make effective the transactions contemplated by the SPMA and the Ancillary Agreements.

Restrictions on Solicitation; Takeover Proposals (page 64)
The Company agreed that it shall not (and shall cause its affiliates not to), and shall not authorize or permit its representatives to, directly or indirectly:
•
initiate, solicit or knowingly encourage or facilitate the submission of any Takeover Proposal (as defined below) or the making of any proposal that could reasonably be expected to lead to any Takeover Proposal;

•
conduct or engage in, continue or otherwise participate in any discussions or negotiations with, disclose any non-public information relating to the Company to, afford access to the business, properties, assets, books, or records of the Company to, or knowingly assist, participate in, facilitate, or encourage any effort by any third party that is seeking to make, or has made, any Takeover Proposal;

•
amend or grant any waiver under any standstill or similar agreement with the party providing such Takeover Proposal with respect to the applicable class of equity securities of the Company;

•
approve any transaction under, or any third party becoming an “interested stockholder” under, Section 203 of the DGCL; or

•
enter into any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement, or other Contract relating to any Takeover Proposal.

Notwithstanding the foregoing, the Board is permitted to take the following actions:
•
participate in negotiations or discussions with any third party that has made (and not withdrawn) a bona fide, unsolicited Takeover Proposal in writing that the Board determines in good faith, after consultation with its outside legal counsel and independent financial advisor, constitutes or could reasonably be expected to result in a superior proposal (as defined below); and

•
thereafter furnish to such third party non-public information relating to the Company pursuant to an executed confidentiality and standstill agreement no less favorable to the Company than the confidentiality agreement between the Parent and the Company, only if the Board determines in good faith, after consultation with outside legal counsel and independent financial advisor, that the failure to take such anti-Takeover Proposal would reasonably be expected to result in the Board breaching its fiduciary duties under applicable legal requirements.
Change of Recommendation; Superior Proposals (page 65)
The SPMA provides that neither the Special Committee nor the Board is permitted, directly or indirectly to:
•
withhold, withdraw or modify (or publicly propose to resolve to withhold, withdraw or modify), in a manner adverse to Parent, the Board recommendation;

•
fail to include the Board recommendation in this proxy statement;

•
approve, adopt or recommend, or propose to approve, adopt or recommend, any Takeover Proposal;

•
fail to recommend against acceptance of any tender offer or exchange offer for our common stock within ten business days after the commencement of such offer;

•
fail to reaffirm (publicly, if so requested by Parent) the Board recommendation within ten business days after the date any Takeover Proposal (or material modification thereto) or after any announcement of an intention (whether or not conditional) to make a Takeover Proposal is first publicly disclosed by the Company or the Person making such Takeover Proposal (or is otherwise made public or sent to stockholders of the Company);

•
make any public statement inconsistent with the Board recommendation;

•
agree to take any of the foregoing actions, which we refer to together as the “Company Adverse Recommendation Change”; or

•
enter into a Company Acquisition Agreement.

Despite the foregoing restrictions, at any time prior to the receipt of the Company stockholder approval, and subject to compliance with the SPMA’s requirements with respect to the special meeting and the proxy statement, and the SPMA’s restrictions with respect to solicitation and acquisition proposals, the SPMA permits each of the Special Committee and the Board to withdraw or withhold the Special Committee recommendation or the Board recommendation, as applicable, if the Special Committee determines in good faith after consultation with its outside legal counsel that the failure to do so would be inconsistent with its fiduciary duties under applicable law, which we refer to as a “change of recommendation”.
See “The SPMA — Change of Recommendation; Superior Proposals” beginning on page 65.
Conditions to Completion of the Stock Purchase Transaction and the Merger Transaction (page 69)
The respective obligations of the parties to the SPMA to consummate the Stock Purchase Transaction and the Merger Transaction are subject to the First Stage Closing Conditions and the Second Stage Closing Conditions.
The First Stage Closing Conditions include (i) the Company stockholder approval shall have been obtained and (ii) the absence of any law or order that is in effect and restrains, enjoins or otherwise prohibits the consummation of the Stock Purchase Transaction.
The Second Stage Closing Conditions include (i) the First Stage Closing shall have occurred, and the conditions in respect thereof shall have been satisfied on or prior to the First Stage Closing; (ii) the Company obtaining final FDA approval of IV Tramadol on or before December 1, 2020 (or, if there are such pending queries from the FDA as of such date, then on or before April 30, 2021); (iii) any applicable waiting period (and any extension thereof) under the HSR Act will have expired or terminated early; and (iv) the absence of any law or order that is in effect and restrains, enjoins or otherwise prohibits the consummation of the Merger Transaction.
See “The SPMA — Conditions to Completion of the Stock Purchase Transaction and the Merger Transaction” beginning on page 69.
Termination (page 81)
The SPMA may be terminated at any time prior to the First Stage Closing:
(1) by either the Company or Parent if the First Stage Closing has not occurred by June 30, 2019; provided, however, that the right to terminate the SPMA will not be available to any party whose failure to fulfill any obligation under the SPMA has been the cause of, or has resulted in, the failure of the First Stage Closing to occur by June 30, 2019;
(2) by either the Company or Parent in the event that any governmental authority has enacted, issued, promulgated, enforced or entered any final and non-appealable law, regulation, or other order, that restrains, enjoins or otherwise prohibits the Stock Purchase Transaction;
(3) by Parent if either the Company stockholder approval or the Non-Affiliate Stockholder Approval is not obtained at the special meeting or any adjournment or postponement thereof;
(4) by Parent if there shall have been a breach of any representation, warrant, covenant, or agreement on the part of the Company set forth in the SPMA such that the conditions to the First Stage Closing set forth in Section 9.3(b) or Section 9.3(c) of the SPMA, as applicable, would not be satisfied and, in either such case, such breach is incapable of being cured by June 30, 2019;
(5) by Parent if at any time prior to the Company stockholder approval or Non-Affiliate Stockholder Approval if  (i) a Company Adverse Recommendation Change shall have occurred; or (ii) the Company shall have breached or failed to perform in any respect any of its covenants and agreements set forth in Sections 7.1, 7.2, or 8.3 of the SPMA;

(6) by the mutual written consent of the Company and Parent; or
(7) by either Parent or the Company, if an Event of Insolvency occurs with respect to the other party.
The SPMA may be also be terminated due to a Superior Proposal, the occurrence of a Company Adverse Recommendation Change or the breach of any representation, warranty, covenant or agreement set forth in the SPMA, as described in the section entitled “The SPMA — Termination” beginning on page 81.
The SPMA may be terminated at any time prior to the Second Stage Closing:
(1) by either the Company or Parent if the Second Stage Closing has not occurred by ten business days after the Merger Transaction Closing Conditions have been met; provided, that the right to terminate the SPMA will not be available to any party whose breach of the SPMA materially contributed to the failure of the closing of the Merger Transaction to occur;
(2) by either the Company or Parent if the Merger Transaction has not been consummated by each party’s respective outside date (April 30, 2021 for termination by Parent and October 31, 2021 for termination by the Company), provided that this termination right will not be available to any party if a breach by such party of the SPMA materially contributed to the failure of the closing of the Merger Transaction to occur;
(3) by either the Company or Parent in the event that any governmental authority has enacted, issued, promulgated, enforced or entered any final and non-appealable law, regulation or other order that restrains, enjoins or otherwise prohibits the Stock Purchase Transaction; or
(4) by either the Company or Parent if an Event of Insolvency occurs with respect to the other party.
Parent may also terminate the SPMA and abandon the Merger Transaction at any time prior to the effective time of the Merger Transaction, provided that Parent is not then in breach in any material respect of any of its obligations under the SPMA, if  (A) there is any continuing inaccuracy in the representations and warranties of any other party set forth in the SPMA, or (B) any other party is then failing to perform any of its covenants or other agreements set forth in the SPMA.
See “The SPMA — Termination” beginning on page 81.
Remedies (page 74)
No termination of the SPMA will relieve any party to the SPMA of any liability or damages to the other party resulting from any willful and material breach of the SPMA.
Each party to the SPMA is entitled to seek equitable relief, including an injunction or injunctions to prevent breaches of the SPMA or to enforce specifically the terms and provisions of the SPMA, without any requirement for the posting of a bond or other security, in addition to any other remedy to which such party is entitled at law or in equity.
Each party has waived any right to a jury trial with respect to any litigation arising out of or relating to the SPMA or the transactions contemplated by the SPMA.
The following agreements were simultaneously executed in conjunction with the SPMA:
Stockholders Agreement
Concurrently with the execution and delivery of the SPMA, the Company, certain stockholders of the Company, including Fortress, and the Parent entered into a stockholders agreement (the “Stockholders Agreement”), pursuant to which, among other things, the Parent obtained the right to appoint three directors to the Company’s seven member Board of Directors, one of whom must qualify as an independent director (the “Parent Directors”), upon the closing of the Stock Purchase Transaction. The Stockholders Agreement also entitles the Parent to veto rights over certain Company actions in the event the Merger Transaction fails to close. A copy of the Stockholders Agreement is attached in Appendix A to this proxy statement.
Credit Agreement and Guaranty
Concurrently with the execution and delivery of the SPMA, the Company and Parent entered into a credit agreement, which we refer to as the “Credit Agreement”, pursuant to which Parent agreed to provide Initial Financing to the Company, up to the closing of the Stock Purchase Transaction. Any amounts drawn on the line of credit will be deducted from the aggregate consideration payable to the Company pursuant to the Stock Purchase Transaction. Subject to the terms and conditions described in the SPMA, the Parent may also provide interim financing to the Company in an amount of up to $7 million during the period between the Stock Purchase Transaction and the Merger Transaction. Any amounts drawn on the interim financing will be deducted from the aggregate consideration payable by Parent to Company stockholders upon the consummation of the Merger Transaction. A copy of the Credit Agreement is attached in Appendix A to this proxy statement.
Concurrently with the execution and delivery of the Credit Agreement, Fortress and the Parent entered into a guaranty (the “Guaranty”), pursuant to which Fortress guaranteed the full payment to the Parent, when due, of all amounts of  (x) all obligations of the Company to the Parent under the Credit Agreement, whether for principal interest, fees, charges, expenses or otherwise, and (y) any and all costs and expenses incurred by the Parent in enforcing any of its rights under the Guaranty. A copy of the Credit Agreement is attached in Appendix A to this proxy statement.
Voting and Support Agreement
Concurrently with the execution and delivery of the SPMA, the Company, Fortress, Dr. Lu and Parent entered into a voting and support agreement (the “Voting Agreement”), pursuant to which, among other things, Fortress and Dr. Lu agreed to (i) be present at any meeting of the Company’s stockholders, in person or represented by proxy, or otherwise cause all of their voting securities to be counted as present for purposes of calculating a quorum, and (ii) vote or cause to be voted (including by proxy or written consent, if applicable) all of their securities (including the Class A Preferred Stock) in favor of the Proposals (as defined in the SPMA), adjourning or postponing the stockholders meeting to a later date if there are not sufficient votes for the Requisite Stockholder Approval, electing the Buyer Directors (as defined in the Stockholders Agreement) as members of the board of directors of the Company or any other matter necessary for the consummation of the Stock Purchase Transaction, Merger Transaction and any other transactions contemplated by the SPMA or the Ancillary Agreements. At the First Stage Closing, the Company’s By-Laws will be amended to reflect this change in the composition of the Board. Further, pursuant to the Voting Agreement, Fortress and Dr. Lu will vote against any Takeover Proposal, any other action made in opposition to adoption of the SPMA or the Ancillary Agreements, any action reasonably expected to materially impede any of the transactions contemplated by the SPMA or the Ancillary Agreements or any action reasonably expected to result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the SPMA, or of the stockholders contained in the Voting Agreement. In addition, Fortress and Dr. Lu agreed not to transfer any Company securities held by them until the earlier of the Merger Transaction and the termination of the SPMA. A copy of the Voting Agreement is attached in Appendix A to this proxy statement.
Indemnification Agreement
Concurrently with the execution and delivery of the SPMA, the Parent and Fortress entered into an indemnification agreement (the “Indemnification Agreement”), pursuant to which Fortress agreed to indemnify and hold harmless the Parent from and against all losses arising out of any breach or inaccuracy of any representation or warranty of the Company contained in the SPMA or any Ancillary Agreement. Pursuant to the Indemnification Agreement, except in the case of fraud or intentional misrepresentation, the maximum liability of Fortress (other than with respect to any breach or inaccuracy of certain fundamental representations, as defined therein) is limited to $7 million, and $35 million in the aggregate. Except in the case of fraud or intentional misrepresentation, the maximum liability of Fortress solely with respect to any breach or inaccuracy of any fundamental representation is limited to $35 million. Claims agreed to or adjudicated prior to the Merger Transaction will be reduced from the Merger Consideration. Claims surviving the Merger Transaction and agreed to or adjudicated after the Merger Transaction will be reduced from amounts payable under the CVR Agreement. A copy of the Indemnification Agreement is attached in Appendix A to this proxy statement.
Waiver Agreement
Concurrently with the execution and delivery of the SPMA, the Company, the Parent and Fortress entered into a waiver agreement (the “Waiver Agreement”), pursuant to which, among other things, Fortress irrevocably waived its right to receive dividends of the Company’s common stock under the terms of the Class A Preferred Stock and any fees, payments, reimbursements or other distributions under a certain management services agreement between the Company and Fortress and the Founders Agreement, for the period from the effective date of the Waiver Agreement to the termination of Parent’s rights under Section 4 of the Stockholders Agreement. Pursuant to the Waiver Agreement, immediately prior to the closing of the Merger Transaction, Fortress will convert all of its preferred shares into common stock pursuant to the terms of the certificate of incorporation of the Company, as amended from time to time.
Restrictive Covenant Agreements
Concurrently with the execution and delivery of the SPMA, each of Dr. Lu and Fortress entered into a restrictive covenant agreement with the Parent under which, among other things, each of Dr. Lu and Fortress respectively agrees not to engage or participate in, or render services to any person engaged in, the business of hospital administered pain management anywhere in the world other than Canada, Central America, or South America, or solicit certain employees, during the pendency of the SPMA and for a period of five years after the Merger Transaction.
Registration Rights Agreement
Upon the consummation of the First Stage Closing, the Company and Parent will enter into a registration rights agreement pursuant to which, among other things, Parent has the right to deliver to the Company a written notice requiring the Company to prepare and file with the SEC a registration statement with respect to resales of some or all registrable securities by the Parent. The Parent cannot conduct an offering pertaining to the registrable securities unless the SPMA is terminated after the First Stage Closing.
Market Price of Common Stock (page 85)
The closing price of our common stock on Nasdaq on November 12, 2018, the last trading day prior to the public announcement of the execution of the SPMA, was $4.16 per share. If the Merger Transaction is completed, you will be entitled to receive for each share of our common stock owned by you (unless you have properly exercised, and not lost, your appraisal rights with respect to such shares), (i) a pro rata portion of the total merger consideration of up to $180 million, subject to certain deductions, which portion is currently expected to be approximately $13.92 per share, without interest and less any applicable withholding taxes, which represents a premium of approximately 234.6%, over the closing price as of November 12, 2018 and (ii) one CVR, which represents the right to receive contingent cash payment pursuant to the CVR Agreement upon the achievement of certain milestones, without interest and less any applicable withholding taxes.
On December 18, 2018, the most recent practicable date before this proxy statement was mailed to our stockholders, the closing price for our common stock on Nasdaq was $5.06 per share. You are encouraged to obtain current market quotations for our common stock in connection with voting your shares of the Company’s common stock.
Appraisal Rights (page 41)
If the Merger Transaction is completed, the Company’s stockholders will be entitled to appraisal rights under Section 262 of the Delaware General Corporate Law, which we refer to as the “DGCL”. This means that if you do not vote (either in person or by proxy) in favor of the SPMA Proposal and you choose to exercise your appraisal rights, you are entitled to have the fair value of your shares of our common stock determined by the Delaware Court of Chancery and to receive payment based on that valuation in lieu of the Merger Consideration if you exactly follow the procedures set forth in Section 262 of the DGCL. The ultimate amount you receive in an appraisal proceeding may be less than, equal to or more than the amount you would have received under the SPMA.
To exercise your appraisal rights, you must submit a written demand for appraisal to the Company before the vote is taken on the SPMA Proposal and you must not vote (either in person or by proxy) in favor of the SPMA Proposal. If you fail to follow exactly the procedures set forth in Section 262 of the DGCL, you may lose your appraisal rights. See “The Special Meeting and the Stock Purchase Transaction and the Merger Transaction — Material U.S. Federal Income Tax Consequences of the Merger Transaction — Rights of Appraisal” beginning on page 41 and the text of the DGCL appraisal rights statute reproduced in its entirety as Annex C to this proxy statement. If you hold your shares of our common stock through a bank, brokerage firm or other nominee and you wish to exercise your appraisal rights, you should consult with your bank, brokerage firm or other nominee to determine the appropriate procedures for the making of a demand for appraisal by your bank, brokerage firm or other nominee. In view of the complexity of the DGCL, stockholders who may wish to pursue appraisal rights should consult their own legal and financial advisors promptly.
Regulatory Approval
No material federal or state regulatory approvals, filings or notices are required in connection with the SPMA other than (i) as may be required by the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), (ii) the filing with the SEC of  (A) this Proxy Statement and (B) such reports under the Exchange Act as may be required in connection with the SPMA, the Stock Purchase Transaction, the Merger Transaction, and the other transactions contemplated hereby and thereby, (iii) such clearances, consents, approvals, orders, licenses, authorizations, registrations, declarations, permits, filings and notifications as may be required under applicable U.S. federal or state securities laws or the applicable requirements of Nasdaq, and (iv) the filing of the certificate of merger with the Secretary of State of Delaware. For more information, see “Regulatory Approvals Required for the Merger Transaction” beginning on page 39.
Delisting and Deregistration of Common Stock (page 40)
If the Merger Transaction is completed, Avenue will be a privately-owned company and there will be no public market for our common stock. Upon the completion of the Merger Transaction, our common stock will be delisted from Nasdaq. In addition, the registration of our common stock under Section 12 of the Exchange Act will be terminated and we will no longer file reports with the SEC.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING
AND THE STOCK PURCHASE TRANSACTION AND THE MERGER TRANSACTION
The following questions and answers address briefly some questions you may have regarding the SPMA, the Stock Purchase Transaction, the Merger Transaction and the special meeting. These questions and answers may not address all questions that may be important to you as a stockholder of Avenue. Please refer to the “Summary” beginning on page 1 and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement, which you should read carefully in their entirety, as well as any amendments thereto or other related documents filed with the SEC. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find Additional Information” beginning on page 87.
Q.
Why am I receiving this proxy statement?

A.
You are receiving this proxy statement and proxy card or voting instruction form because you own shares of our common stock. This proxy statement describes matters on which we urge you to vote and is intended to assist you in deciding how to vote your shares of our common stock with respect to such matters.

Q.
What am I being asked to vote on at the special meeting?

A.
At the special meeting, holders of our common stock will be asked to consider and vote on the following proposals: (i) to adopt the SPMA and the Ancillary Agreements thereto, and transactions contemplated thereunder, including the Stock Purchase Transaction and the Merger Transaction, and the appointment of a rights agent in connection with the CVR Agreement (Proposal 1 on your proxy card), and (ii) to approve the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the SPMA Proposal or in the absence of a quorum (Proposal 2 on your proxy card).

Q.
How does the Board recommend that I vote?

A.
The Board unanimously recommends that you vote (i) “FOR” approval of the SPMA Proposal related to the Stock Purchase Transaction and the Merger Transaction (Proposal 1 on your proxy card), and (ii) “FOR” approval of the Adjournment Proposal (Proposal 2 on your proxy card).

Q.
When and where is the special meeting?

A.
The special meeting of stockholders of the Company will be held on February 6, 2019 at 10:00 a.m., Eastern Time, at the offices of our legal counsel, Alston & Bird LLP, located at 90 Park Avenue, New York, New York 10016.

Q.
Who can vote at the special meeting?

A.
Only holders of record of our common stock as of the close of business on December 13, 2018, the record date for the special meeting, or their duly appointed proxies, are entitled to receive notice of, and to vote at (in person or by proxy), the special meeting and any adjournments or postponements thereof. Please note that if you are a beneficial owner and you plan to attend the special meeting in person, please mark the designated box on the enclosed proxy card. Alternatively, if you utilize the Internet voting system, please indicate your plans to attend the special meeting when prompted to do so by the system. If you are a stockholder of record, you should bring the bottom half of the enclosed proxy card as your admission card and present the card upon entering the special meeting. If you are planning to attend the special meeting and your shares are held in street name (by a bank or broker, for example), you should ask the record owner for a legal proxy or bring your most recent account statement to the special meeting so that we can verify your ownership of Avenue stock. Please note, however, that if your shares are held in street name and you do not bring a legal proxy from the record owner, you will be able to attend the special meeting, but you will not be able to vote at the special meeting.

Q.
How many votes do I have?

A.
Each holder of our common stock is entitled to cast one vote on each matter properly brought before the special meeting for each share of our common stock that such holder owned as of the record date of December 13, 2018. As of the record date, there were 10,667,714 shares of our common stock issued and outstanding.

Q.
What is a quorum?

A.
In accordance with Delaware law (the law under which we are incorporated) and our by-laws, the presence at the special meeting, by proxy or in person, of the holders of a majority of the outstanding shares of the capital stock entitled to vote at the special meeting constitutes a quorum, thereby permitting the stockholders to conduct business at the special meeting. Abstentions, votes withheld, and broker or nominee non-votes will be included in the calculation of the number of shares considered present at the special meeting for purposes of determining the existence of a quorum. In the event that a quorum is not present at the special meeting, we expect to adjourn or postpone the special meeting until we solicit enough proxies to obtain a quorum.

Q.
How do I vote?

A.
Stockholder of Record.   If you are a stockholder of record and your shares are registered directly in your name, you may have your shares of our common stock voted on matters presented at the special meeting in any of the following ways:

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In Person.   You may attend the special meeting and cast your vote there. Even if you plan to attend the meeting, it is desirable that you vote in advance of the meeting. To attend the meeting in person (regardless of whether you intend to vote your shares in person at the meeting), please mark the designated box on the enclosed proxy card. Alternatively, if you utilize the Internet voting system, please indicate your plans to attend the special meeting when prompted to do so by the system. If you are a stockholder of record, you should bring the bottom half of the enclosed proxy card as your admission card and present the card upon entering the special meeting. If you are planning to attend the special meeting and your shares are held in street name (by a bank or broker, for example), you should ask the record owner for a legal proxy or bring your most recent account statement to the special meeting so that we can verify your ownership of Avenue stock. Please note, however, that if your shares are held in street name and you do not bring a legal proxy from the record owner, you will be able to attend the special meeting, but you will not be able to vote at the special meeting.

•
By Proxy.   Stockholders of record have a choice of voting by proxy:

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Over the Internet:   Go to the website of our tabulator, Broadridge Financial Solutions, Inc., which we refer to as “Broadridge”, at the website referenced on your proxy card. Use the vote control number printed on your enclosed proxy card to access your account and vote your shares. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions. You must submit your Internet proxy before 11:59 p.m., Eastern Time, on February 5, 2019, the day before the special meeting, for your proxy to be valid and your vote to count;

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By Telephone:   Call 1-800-690-6903, toll-free from the United States, Canada and Puerto Rico, and follow the recorded instructions. You must specify how you want your shares voted and confirm your vote at the end of the call or your telephone vote cannot be completed. Your shares will be voted according to your instructions. You must submit your telephonic proxy before 11:59 p.m., Eastern Time, on February 5, 2019, the day before the special meeting, for your proxy to be valid and your vote to count; or

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By Mail:   Complete and sign your enclosed proxy card and mail it in the enclosed postage-paid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your shares will be voted according to your instructions. Broadridge must receive the proxy card by February 5, 2019, the day before the special meeting, for your proxy to be valid and your vote to count.

Beneficial Owner.   If you are a beneficial owner, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you. To attend the meeting in person (regardless of whether you intend to vote your shares in person at the meeting), please mark the designated box on the enclosed proxy card. Alternatively, if you utilize the Internet voting system, please indicate your plans to attend the special meeting when prompted to do so by the system. If you are a stockholder of record, you should bring the bottom half of the enclosed proxy card as your admission card and present the card upon entering the special meeting. If you are planning to attend the special meeting and your shares are held in street name (by a bank or broker, for example), you should ask the record owner for a legal proxy or bring your most recent account statement to the special meeting so that we can verify your ownership of Avenue stock. Please note, however, that if your shares are held in street name and you do not bring a legal proxy from the record owner, you will be able to attend the special meeting, but you will not be able to vote at the special meeting.

Q.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A.
If your shares of our common stock are registered directly in your name, you are considered, with respect to those shares of our common stock, the stockholder of record. This proxy statement and proxy card have been sent directly to you by the Company. As the stockholder of record, you have the right to vote in person at the meeting or to grant your voting rights directly to the Company or to a third party by a proxy duly executed or transmitted in a manner in accordance with applicable law.

If your shares of our common stock are held in “street name” through a bank, brokerage firm or other nominee, you are considered the beneficial owner of those shares. In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee who is considered, with respect to those shares of our common stock, the stockholder of record. As the beneficial owner, you have the right to direct your bank, brokerage firm or other nominee how to vote your shares by following their instructions for voting. Your bank, brokerage firm or other nominee should send you, as the beneficial owner, a package describing the procedure for voting your shares (see also the next Q&A below).

Q.
How can I change or revoke my vote?

A.
You have the right to revoke a proxy. If your shares are registered directly in your name, you may revoke your proxy or change your vote before the special meeting. To do so, you must do one of the following:

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Vote over the Internet or by telephone as instructed above. Only your latest Internet or telephone vote is counted. You may not change your vote over the Internet or by telephone after 11:59 p.m., Eastern Time, on February 5, 2019.

•
Sign a new proxy and mail it as instructed above. Only your latest dated, valid proxy received by Broadridge not later than February 5, 2019 will be counted.

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Attend the special meeting, request that your proxy be revoked and vote in person as instructed above. Attending the special meeting will not revoke your Internet vote, telephone vote or proxy, as the case may be, unless you specifically request it. To attend the special meeting, please bring either (i) the bottom half of the enclosed proxy card as your admission card and present the card upon entering the special meeting or, (ii) if your shares are held in street name (by a bank or broker, for example), you should ask the record owner for a legal proxy or bring your most recent account statement to the special meeting so that we can verify your ownership of Avenue stock. For more information, please follow the instructions under “The Special Meeting — Attendance” beginning on page 49 of this proxy statement.

Q.
What is a proxy?

A.
A proxy is your legal designation of another person, referred to as a “proxy”, to vote your shares of our common stock. The written document describing the matters to be considered and voted on at the special meeting is called a “proxy statement”. The document used to designate a proxy to vote your shares of our common stock is called a “proxy card”.

Q.
If a stockholder gives a proxy, how are the shares of common stock voted?

A.
If you vote by proxy, regardless of the method you choose to vote, the individuals named on the enclosed proxy card, and each of them, with full power of substitution, will vote your shares of our common stock in the way that you indicate. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares of our common stock should be voted “FOR” or “AGAINST” or to “ABSTAIN” from voting on all, some or none of the specific items of business to come before the special meeting.

If you are a holder of record and you properly sign your proxy card but do not mark the boxes showing how your shares of our common stock should be voted on a matter, the shares of our common stock represented by your properly signed proxy will be voted “FOR” approval of the proposal to adopt the SPMA and “FOR” approval of the proposal to approve the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies or in the absence of a quorum.

Q.
Who will solicit and pay the cost of soliciting proxies?

A.
The Company has engaged Morrow Sodali, LLC which we refer to as the “proxy solicitor”, to assist in the solicitation of proxies for the special meeting. The Company will pay the proxy solicitor a fee of $12,500. The Company has also agreed to pay a fee for each incoming and outgoing stockholder telephone call and agreed to reimburse the proxy solicitor for certain reasonable and documented fees and expenses and will also indemnify the proxy solicitor and all of its directors, officers, employees and agents against certain claims, expenses, losses, damages, liabilities and/or judgments. The Company may also reimburse banks, brokers or their agents for their expenses in forwarding proxy materials to beneficial owners of our common stock. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q.
How are votes counted?

A.
For the SPMA Proposal, you may vote “FOR”, “AGAINST” or “ABSTAIN”. Abstentions and broker non-votes will have the same effect as votes “AGAINST” approval of the proposal to adopt the SPMA.

For the Adjournment Proposal you may vote “FOR”, “AGAINST” or “ABSTAIN”. Abstentions will have the same effect as votes “AGAINST” the Adjournment Proposal. Broker non-votes will have no effect on the Adjournment Proposal.

Q.
Who will count the votes?

A.
The votes will be counted by the inspector of elections appointed for the special meeting.

Q.
If my shares of common stock are held in “street name” by my bank, brokerage firm or other nominee, will my bank, brokerage firm or other nominee vote my shares of common stock for me?

A.
Your bank, brokerage firm or other nominee will only be permitted to vote your shares of our common stock if you instruct your bank, brokerage firm or other nominee how to vote. You should follow the procedures provided by your bank, brokerage firm or other nominee regarding the voting of your shares of our common stock. Banks, brokerage firms or other nominees who hold shares in “street name” for customers generally have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokerage firms and other nominees are precluded from exercising their voting discretion with respect to approving non-routine matters, such as the SPMA Proposal, and, as a result, absent specific instructions from the beneficial owner of such shares of our common stock, banks, brokerage firms or other nominees are not empowered to vote those shares of our common stock on non-routine matters, which we refer to as broker non-votes. For the purpose of the special meeting, brokers cannot execute a “routine” vote. Therefore, if you do not instruct your bank, brokerage firm or other nominee to vote your shares of our common stock, your shares of our common stock will not be voted, and as broker non-votes, the effect will be the same as a vote “AGAINST” approval of the proposal to adopt the SPMA, and your shares of our common stock will have no effect on the proposal to approve the Adjournment Proposal.
Q.
What votes are required for the Company’s stockholders to adopt the SPMA Proposal and Adjournment Proposal?

A.
The SPMA Proposal requires the affirmative vote of stockholders holding a majority of the aggregate voting power of the shares outstanding and entitled to vote on such proposals. The Adjournment Proposal requires the affirmative vote of stockholders holding a majority of the aggregate voting power of the shares outstanding and entitled to vote on such proposals that are present, in person or by proxy. The SPMA proposal cannot be completed unless holders of a majority of the aggregate voting power of the shares outstanding and entitled to vote on such proposal vote in favor of adoption of the SPMA. In addition, under the SPMA, the Stock Purchase Transaction is conditioned upon approval by a majority of the outstanding common stock held by non-affiliates which condition can be waived by Parent. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” approval of the SPMA Proposal and “AGAINST” approval of the Adjournment Proposal.

Q.
What is the proposed Merger Transaction and what effects will it have on the Company?

A.
The proposed Merger Transaction is the acquisition of the Company by Parent pursuant to the SPMA. If the SPMA Proposal is approved by our stockholders and the other closing conditions under the SPMA have been satisfied or waived, Merger Sub will merge with and into the Company, with the Company being the surviving corporation. We refer to this transaction as the “Merger Transaction”. As a result of the Merger Transaction, the Company will become a wholly-owned subsidiary of Parent and will no longer be a publicly held corporation, and you, as a former holder of our common stock, will no longer have any interest in our future earnings or growth, other than the right to receive contingent cash payments pursuant to the CVR Agreement upon the achievement of certain milestones, without interest and less any applicable withholding taxes. In addition, following the Merger Transaction, our common stock will be delisted from Nasdaq, the registration of our common stock under Section 12 of the Exchange Act will be terminated and we will no longer file reports with the SEC.

Q.
What will I receive if the Merger Transaction is completed?

A.
Upon completion of the Merger Transaction, you will be entitled to receive (i) a pro rata portion of the total merger consideration of up to $180 million, subject to certain deductions, which portion is currently expected to be approximately $13.92 per share, without interest and less any applicable withholding taxes; and (ii) one CVR, which represents the right to receive contingent cash payments pursuant to the CVR Agreement upon the achievement of certain milestones, without interest and less any applicable withholding taxes, for each share of our common stock that you own, unless you have properly exercised, and not validly withdrawn or otherwise lost, your appraisal rights under the DGCL with respect to such shares. For example, if you own 100 shares of our common stock, you will receive (i) an estimated $1,392.00 in cash in exchange for your shares of our common stock, without interest and less any applicable withholding taxes, and (ii) 100 CVRs (e.g., one CVR per share), which represents the right to receive contingent cash payments upon the achievement of certain milestones, without interest and less any applicable withholding taxes. You will not own any shares of the capital stock in the surviving corporation. Please do NOT return any stock certificates you hold with your proxy card.

Q.
When do you expect the Stock Purchase Transaction and the Merger Transaction to be completed?

A.
If the SPMA Proposal receives the Company stockholder approval, the closing of the Stock Purchase Transaction shall take place no later than five business days after the satisfaction or waiver of the conditions to the closing of the Stock Purchase Transaction provided for in the SPMA, or at such later time as may be agreed by Parent and the Company in writing, as described in the section entitled “The SPMA — Conditions to Completion of the Stock Purchase Transaction and the Merger Transaction” beginning on page 69 of this proxy statement.

The closing of the Merger Transaction shall take place no later than five business days after the satisfaction or waiver of the conditions to the closing of the Merger Transaction provided for in the SPMA, or at such later time as may be agreed by Parent and the Company in writing, as described in the section entitled “The SPMA — Conditions to Completion of the Stock Purchase Transaction and the Merger Transaction” beginning on page 69 of this proxy statement.

Q.
When will stockholders receive the Merger Consideration?

A.
At or prior to the effective time of the Merger Transaction, Parent will deposit, or cause to be deposited, a cash amount in immediately available funds necessary to pay the aggregate Merger Consideration payable to our stockholders with a paying agent mutually agreeable to the Company (at the direction of the Special Committee) and Parent, which we refer to as the “paying agent”, for the benefit of the holders of shares of our common stock.

As soon as reasonably practicable after the effective time of the Merger Transaction, and in any event within three business days thereafter, Parent and the surviving corporation will cause the paying agent to mail to each of our stockholders of record immediately prior to the effective time of the Merger Transaction (other than holders of excluded shares) (i) a letter of transmittal specifying that delivery will be effected, and risk of loss and title will pass, only upon delivery of the certificates representing shares of our common stock (or affidavits of loss in lieu of such certificates as provided in the SPMA) or the transfer of the shares of our common stock represented by book-entry to the paying agent, and (ii) instructions advising each such holder of record how to surrender his, her or its shares of our common stock in exchange for the Merger Consideration. The paying agent will pay each holder of record the aggregate Merger Consideration to which such holder is entitled after delivery or transfer of such shares. Interest will not be paid or accrue in respect of the Merger Consideration. From the effective time of the Merger Transaction until the surrender or transfer of certificates or book-entry shares, as the case may be, each such certificate or book-entry share will represent only the right to receive in exchange therefor a cash amount (after giving effect to any required tax withholdings) equal to the Merger Consideration.

Q.
What happens if the Merger Transaction is not completed?

A.
If the SPMA Proposal is not approved by the stockholders of the Company, or if the Merger Transaction is not completed for any other reason, then the stockholders of the Company will not receive any payment for their shares of our common stock in connection with the Merger Transaction. Instead, we expect that the Company’s shares will continue to be registered with the SEC and quoted on Nasdaq.

Q.
What conditions must be satisfied to complete the Stock Purchase Transaction and the Merger Transaction?

A.
The Company, Parent and Merger Sub are not required to complete the Stock Purchase Transaction and the Merger Transaction unless a number of conditions are satisfied or waived, to the extent applicable. The conditions to completion of the Stock Purchase Transaction include (i) the Company stockholder approval shall have been obtained; and (ii) the absence of any law or order that is in effect and restrains, enjoins or otherwise prohibits the consummation of the Stock Purchase Transaction. The conditions to completion of the Merger Transaction include (i) the First Stage Closing shall have occurred, and the conditions in respect thereof shall have been satisfied on or prior to the First Stage Closing; (ii) any applicable waiting period (and any extension thereof) under the HSR Act will have expired or terminated early; and (iii) the absence of any law or order that is in effect and restrains, enjoins or otherwise prohibits the consummation of the Merger Transaction. For a more complete summary of the conditions that must be satisfied or waived prior to the completion of the merger, see “The SPMA — Conditions to Completion of the Stock Purchase Transaction and Merger Transaction” beginning on page 69.

Q.
Is the Merger Transaction expected to be taxable to me?

A.
Yes. The exchange of shares of our common stock for the per share Merger Consideration of up to $180 million in cash, subject to certain deductions, pursuant to the Merger Transaction and, if certain milestones are achieved pursuant to the CVR Agreement, contingent cash payments, will both generally be taxable transactions to U.S. Holders (as defined in the section entitled “The Special Meeting and the Stock Purchase Transaction and the Merger Transaction — Material U.S. Federal Income Tax Consequences of the Merger Transaction” on page 36) for U.S. federal income tax purposes. If you are a U.S. Holder and you exchange your shares of our common stock in the Merger Transaction for cash and CVRs, you will generally recognize gain or loss in an amount equal to the difference, if any, between the amount of cash and the value of the CVRs received with respect to such shares and your adjusted tax basis in such shares. Additionally, if milestones are achieved under the CVR Agreement, you will generally recognize income in the amount of cash received with respect to such CVR milestone payment, potentially reduced by all or part of your basis in the CVR. We encourage you to read “The Special Meeting and the Stock Purchase Transaction and the Merger Transaction —  Material U.S. Federal Income Tax Consequences of the Merger Transaction” beginning on page 36 for a more detailed discussion of the U.S. federal income tax consequences of the Merger Transaction. You should also consult your tax advisor for a complete analysis of the effect of the Merger Transaction on your federal, state and local and/or foreign taxes.

Q.
Do any of the Company’s directors or officers have interests in the Stock Purchase Transaction and the Merger Transaction that may differ from or be in addition to my interests as a stockholder?

A.
In considering the recommendation of the Board with respect to the SPMA Proposal, you should be aware that our directors and executive officers have interests in the Stock Purchase Transaction and the Merger Transaction that are different from, or in addition to, the interests of our stockholders generally. The Board was aware of and considered these interests, among other matters, in evaluating and negotiating the SPMA and the Stock Purchase Transaction and the Merger Transaction, and in recommending that the SPMA be adopted by the stockholders of the Company. See “The Special Meeting and the Stock Purchase Transaction and the Merger Transaction — Interests of the Company’s Directors and Executive Officers in the Stock Purchase Transaction and the Merger Transaction” beginning on page 35.

Q.
What happens if I sell my shares of our common stock before the special meeting?

A.
The record date for stockholders entitled to vote at the special meeting is December 13, 2018. If you sell your shares of our common stock after the record date but before the special meeting, then you will retain your right to vote such shares at the special meeting but will not have the right to receive the Merger Consideration.

Q.
What happens if I sell my shares of common stock after the special meeting but before the effective time of the Merger Transaction?

A.
If you sell your shares after the special meeting but before the effective time of the Merger Transaction, then you will not have the right to receive the Merger Consideration. In order to receive the Merger Consideration, you must hold your shares of our common stock through the completion of the Merger Transaction.

Q.
What do I need to do now?

A.
We urge you to read this proxy statement carefully, including its annexes and the documents referred to as incorporated by reference in this proxy statement, and to consider how the transactions affect you. Your vote is important. If you are a stockholder of record, you can ensure that your shares are voted at the special meeting by submitting your proxy via:

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mail, using the enclosed postage-paid envelope;

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telephone, by calling 1-800-690-6903, toll-free from the United States, Canada and Puerto Rico, and following the recorded instructions; or

•
the Internet, by accessing the website referenced on your proxy card and following the instructions on the website.

If you hold your shares in “street name” through a broker, bank or other nominee you should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your shares. Without those instructions, your shares will not be voted, which will have the same effect as voting “AGAINST” the SPMA Proposal.
Even if you plan to attend the special meeting, to ensure that your shares of our common stock are voted, please submit a proxy to vote your shares of our common stock by marking, signing, dating and returning the enclosed proxy card or by using the telephone number printed on your proxy card or by using the Internet voting instructions printed on your proxy card.
Q.
Should I send in my stock certificates now?

A.
No. If the SPMA Proposal is approved, after the completion of the Merger Transaction, you will promptly, and in any event within three business days, be sent a letter of transmittal, describing how you may exchange your shares of our common stock for the Merger Consideration. If your shares of our common stock are held in “street name” through a bank, brokerage firm or other nominee, you should contact your bank, brokerage firm or other nominee for instructions as to how to effect the surrender of your “street name” shares of our common stock in exchange for the Merger Consideration. See “The SPMA — Payment of Merger Consideration and Surrender of Stock Certificates” beginning on page 59. Please do NOT return any stock certificates you hold with your proxy.

Q.
What does it mean if I get more than one proxy card or voting instruction card?

A.
If your shares of the Company’s common stock are registered differently or are held in more than one account, you will receive more than one proxy card or voting instruction card. Please complete and return all of the proxy cards or voting instruction cards you receive (or submit each of your proxies by telephone or the Internet, if available to you) to ensure that all of your shares are voted.

Q.
Am I entitled to exercise appraisal rights under the DGCL instead of receiving the Merger Consideration for my shares of the Company’s common stock?

A.
Yes. As a holder of the Company’s common stock, you are entitled to exercise appraisal rights under Section 262 of the DGCL in connection with the Merger Transaction if you take certain actions and meet certain conditions, including that you do not vote (in person or by proxy) in favor of adoption of the SPMA. See “The Special Meeting and the Stock Purchase Transaction and the Merger Transaction — Rights of Appraisal” beginning on page 41.

Q.
Who can help answer any other questions I might have?

A.
If you have more questions about the transactions, or require assistance in submitting your proxy or voting your shares of the Company’s common stock or need additional copies of the proxy statement or the enclosed proxy card, please contact Morrow Sodali, LLC, which is acting as the proxy solicitation agent for Avenue in connection with the special meeting.

If your broker, bank or other nominee holds your shares of the Company’s common stock in “street name”, you should also call your broker, bank or other nominee for additional information.
Our proxy solicitor may be contacted at (800) 662-5200, or via email at ATXl@morrowsodali.com.

THE STOCK PURCHASE TRANSACTION AND THE MERGER TRANSACTION
Background of the SPMA
The Board regularly reviews and evaluates, with the Company’s management, the Company’s business strategies, operational and financial performance, industry conditions and potential opportunities and challenges, all as part of its consideration and evaluation of the Company’s prospects and its goal of enhancing stockholder value. As part of these efforts, the Board and Company management have considered and reviewed the Company’s strategic direction and business objectives.
The following chronology summarizes key events and contacts that led to the signing of the SPMA. It does not purport to catalogue every conversation among the Board, the Special Committee, members of our management or the Board and Special Committee’s representatives and other parties with respect to the transactions contemplated by the SPMA, including the Stock Purchase Transaction and the Merger Transaction.
On May 21, 2018, the Company announced positive data from the first Phase 3 study in patients undergoing bunionectomies. On June 13, 2018, the Board, Dr. Lucy Lu, Chief Executive Officer and President of Avenue, and Mr. Joseph Vazzano, Vice President, Finance and Accounting and Principal Financial Officer, met and agreed to authorize “strategic alternative” exploration.
On May 31, 2018, the Company then engaged Torreya to explore both royalty funds and potential partnerships. This engagement led to the Company meeting or conducting calls with interested royalty fund and potential partnership parties throughout the summer of 2018. In all, 22 potential partners evaluated the Company. Parent made an initial indication of intent at the end of July 2018. The Company received two additional indications of intent from two other interested parties in August 2018.
On August 7, 2018, Torreya informed the Board, Dr. Lu, and Mr. Vazzano of a significant interest in purchasing a stake in the Company from Parent. The Board formed the Special Committee, consisting of independent Board members to discuss and evaluate a potential transaction with Parent (the “Special Committee”). The Special Committee consisted of Dr. Jay Kranzler, Dr. Jeffrey Paley and Dr. Akhtar Samad. By August 20, 2018, the Company had completed its pricing study of IV Tramadol and sent reports to interested investors. Parent provided an improved term sheet and non-binding offer that same day, which the Special Committee believed was more favorable to the Company and its stockholders than Parent’s prior proposal.
Parent’s initial offer was for 35% ownership of the Company for $35 million, followed by acquisition of the remainder of the Company for an additional $110-$200 million if IV Tramadol obtained FDA approval for moderate to moderately severe post-operative pain and was listed as a Schedule IV drug before 2021. The Company sent a counter offer on August 31, 2018.
On September 3, 2018, Parent made a new offer to the Company. The new offer was also for a two stage transaction. At the closing of the first stage, Parent would pay $35 million for shares equaling a 33.3% stake in the Company. At the Second Stage Closing, Parent would pay an additional up to $165-$185 million, as well as additional payments contingent upon the achievement of certain milestones, as long as IV Tramadol received FDA approval for moderate to moderately severe post-operative pain and was listed as a Schedule IV drug by December 2020.
On September 21, 2018, the Special Committee held a meeting with Torreya. Parent was identified as the best partner for a transaction with the Company. The Special Committee discussed impending meetings with Representatives of Cipla Ltd. at the offices of Alston & Bird LLP (“Alston”), the Company’s legal counsel, from September 25 to September 27, 2018. The parties agreed to execute the transaction as a stock purchase and merger agreement.
On September 28, 2018, the Special Committee held a meeting with Torreya. The Special Committee discussed the meetings that had taken place with the team from Parent and the then-current transaction terms. The Special Committee also discussed outstanding key issues between the parties, including the current timeline of IV Tramadol development and evaluation, financial terms to any agreement, and terms relating to the current management team. The economic terms of the proposed transaction stayed much the same as the most recent proposal from Parent, but were again evaluated by the Special Committee at this meeting.

The board of directors of Parent, at the recommendation of Parent’s sole stockholder, Cipla (EU) Limited, was expected to meet and approve the transaction on October 4, 2018. Parent’s board of directors conditionally approved the transaction to purchase an interest in the Company and then potentially effect a merger with respect to the Company subject to certain conditions being satisfied with terms consistent with those previously negotiated. The First Stage Closing would remain a $35 million purchase of 33.3% of the Company, and the second stage would be a purchase of the remainder of the Company for up to $180 million, subject to, among other things, IV Tramadol receiving FDA approval by April 2021 with label indication of moderate to moderately severe post-operative pain and being listed as a Schedule IV drug and No Risk Evaluation and Mitigation Strategy from the FDA.
From September 28, 2018 to November 10, 2018, Dr. Lu and Mr. Vazzano, along with representatives from Parent and their respective counsels, Alston and Hughes Hubbard & Reed, LLP, exchanged drafts of the SPMA and the Ancillary Agreements. The parties also discussed the terms of a contingent value rights agreement for certain sales targets and gross profits to be paid to the former stockholders of the Company following a merger with Merger Sub.
On October 19, 2018, the Special Committee along with Torreya met to discuss the SPMA. The terms of the agreement with Parent were reviewed. The estimated second stage per share price calculation was evaluated; the valuation calculation considered a 4% fee to Torreya for its services and a fully diluted share count of 11.7 million shares, and estimated the price to be $14.78 per share at the second stage closing assuming no interim financing and no new shares being granted. The Special Committee also discussed employee incentive grants aimed at aligning key employees and consultants with shareholder interests to incentivize milestone delivery and satisfy Second Stage Closing Conditions.
On November 7, 2018, the Company’s Board (including the Special Committee), Dr. Lu, and Mr. Vazzano along with Torreya met to discuss Parent’s proposed terms to the agreement. The terms and mechanics of the transaction were reviewed, with the Board (including the Special Committee), Dr. Lu, and Mr. Vazzano discussing the $35 million price for 33.3% of the Company as the first stage closing and an aggregate second stage closing price for all of the Company’s remaining shares of up to $180 million, subject to certain deductions, and subject to the Second Stage Closing Conditions being satisfied. The CVR Agreement and its terms were also discussed. The Company’s Board (including the Special Committee), Dr. Lu, and Mr. Vazzano discussed further the Company’s current and projected budget leading to the Second Stage Closing and the Second Stage Closing price. The Company’s Board (including the Special Committee) also discussed the milestones for the Revogenex License and Polpharma Manufacturing Agreement included along with the incentive plan grants.
On November 12, 2018, the Special Committee, Company’s Board, Dr. Lu, and Mr. Vazzano met.
Alston reviewed with the Special Committee and the Board fiduciary duties owed by directors under Delaware law. Following this discussion, the Special Committee members asked a number of questions of Alston. Also attending this meeting were representatives of Oppenheimer, an investment bank engaged by the Company to provide the Company’s Board with an opinion regarding the Merger Consideration. At this meeting, Oppenheimer reviewed with the Company’s Board its financial analysis of the Merger Consideration and rendered to the Company’s Board an opinion dated November 12, 2018, to the effect that, as of that date and based on and subject to the matters described in the opinion, the Merger Consideration to be received in the Merger by holders of our common stock (excluding Fortress, Parent, Merger Sub and any of their respective affiliates) was fair, from a financial point of view, to such holders. The Special Committee then unanimously determined that the SPMA, the Ancillary Agreements, and the transactions contemplated thereby, including, without limitation, the Stock Purchase Transaction and the Merger Transaction, were advisable, fair to and in the best interests of the Company and the holders of the shares of our common stock. For the basis of the Special Committee’s determination, please see the section entitled “The Special Meeting and the Stock Purchase Transaction and the Merger Transaction — Reasons for the Stock Purchase Transaction and the Merger Transaction; Recommendation of the Special Committee; Recommendation of the Board; Fairness of the Stock Purchase Transaction and the Merger Transaction — Special Committee” beginning on page 25. The Special Committee further unanimously resolved to (i) authorize and approve, in all respects, the form, terms and provisions of the SPMA, the Ancillary Agreements and the consummation of the transactions contemplated thereby, including, without limitation, the Stock Purchase Transaction and the Merger Transaction, (ii) recommend that the Board approve and adopt the SPMA and the Ancillary Agreements, (iii) direct that the SPMA and the Ancillary Agreements be submitted to our stockholders for approval and adoption, and (iv) recommend to our stockholders that they approve and adopt the SPMA and the Ancillary Agreements.
The Company’s full Board then met and after discussion, based amongst other things on the unanimous recommendation of the Special Committee, unanimously determined that the SPMA and the transactions contemplated by the SPMA, including the Stock Purchase Transaction and the Merger Transaction, are fair to and in the best interests of the Company and its stockholders and approved and declared advisable the SPMA, the Ancillary Agreements, and the transactions contemplated thereby, including the Stock Purchase Transaction and the Merger Transaction. For the basis of the Board’s determination, please see the section entitled “The Special Meeting and the Stock Purchase Transaction and the Merger Transaction — Reasons for the Stock Purchase Transaction and the Merger Transaction; Recommendation of the Special Committee; Recommendation of the Board; Fairness of the Stock Purchase Transaction and the Merger Transaction — Special Committee” beginning on page 24. The Board also unanimously resolved to submit the SPMA and the Ancillary Agreements for consideration by the stockholders of the Company at a special meeting of stockholders and recommended that the stockholders of the Company vote to adopt the SPMA and the Ancillary Agreements.
On November 13, 2018, the Company issued a press release announcing the execution of the SPMA. On November 14, 2018, the Company filed the press release as an exhibit to its Current Report on Form 8-K.
Reasons for the Stock Purchase Transaction and the Merger Transaction; Recommendation of the Special Committee; Recommendation of the Board; Fairness of the Stock Purchase Transaction and the Merger Transaction
Both the Special Committee and the Board believe, based on their consideration of the factors described below, that the SPMA and the transactions contemplated therein, including the Stock Purchase Transaction and the Merger Transaction, are advisable and fair to the Company’s unaffiliated stockholders.
The Special Committee
The Special Committee, with the advice and assistance of Alston and Torreya, evaluated the Stock Purchase Transaction, the Merger Transaction, the terms and conditions of the SPMA, the Ancillary Agreements and the transactions contemplated therein. Over the course of approximately four months, the Special Committee held a number of meetings to discuss the SPMA and the Ancillary Agreements. At a meeting held on November 12, 2018, the Special Committee unanimously determined that the SPMA, the Ancillary Agreements and the transactions contemplated thereby, including, without limitation, the Stock Purchase Transaction and the Merger Transaction, were advisable, fair to and in the best interests of the Company and the holders of our common stock. The Special Committee further unanimously resolved to (i) authorize and approve, in all respects, the form, terms and provisions of the SPMA, the Ancillary Agreements and the consummation of the transactions contemplated thereby, including, without limitation, the Stock Purchase Transaction and the Merger Transaction, (ii) recommend that the Board approve and adopt the SPMA Proposal, (iii) direct that the SPMA and the Ancillary Agreements be submitted to the holders of the shares of our common stock for adoption, and (iv) recommend to the holders of our common stock that they adopt the SPMA Proposal.

In evaluating the proposed SPMA, the Ancillary Agreements and the transactions contemplated thereby, including the Stock Purchase Transaction and the Merger Transaction, the Company consulted with Alston, Torreya, Dr. Lucy Lu, the Company’s Chief Executive Officer, and considered a number of factors, including, but not limited to, the following material factors (not necessarily in order of relative importance):
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the fact that, as a condition to the closing of the Stock Purchase Transaction and the Merger Transaction, the SPMA must be adopted by our stockholders, which allows for an informed vote by the stockholders on the merits of the Stock Purchase Transaction and the Merger Transaction;

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the fact that Parent’s closing of the Stock Purchase Transaction is conditioned upon obtaining the Non-Affiliate Stockholder Approval;

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the fact that the Merger Consideration consists of a cash payment payable at closing that provides our stockholders with certainty, liquidity and value upon consummation of the Merger Transaction, particularly in light of the relatively limited trading volume of our stock, and allows our stockholders to immediately realize a certain and fair value for their shares, thus eliminating any uncertainty in valuing the consideration to be received by such stockholders and allowing stockholders the ability to pursue other investment alternatives;

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recent and historical market prices for our common stock, as compared to the Stock Purchase Consideration and the Merger Transaction consideration, including the fact that the Stock Purchase Consideration of  $6.00 per share in the First Stage Closing represents an approximate premium of 44.2% over the trading price for our common stock on November 12, 2018, the last trading day before the announcement of the initial offer, and the estimated Merger Consideration of  $13.92 per share represents a premium of 234.6% over the trading price for our common stock that same day;

•
the fact that Parent’s offer was the best offer relative to other offers submitted to and reviewed by the Company;

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the fact that the Company retained nationally recognized legal counsel, which has extensive experience in transactions similar to the Stock Purchase Transaction and the Merger Transaction, and that Alston, together with Torreya, were involved throughout the process and updated the Special Committee directly and regularly;

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Oppenheimer’s opinion, dated November 12, 2018, to the Company’s Board as to the fairness, from a financial point of view and as of such date, of the Merger Consideration to be received in the Merger Transaction by holders of the Company’s common stock (excluding Fortress, Parent, Merger Sub and any of their respective affiliates), which opinion was based on and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken as more fully described below under the caption “Opinion of Oppenheimer & Co. Inc.”; and

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the Special Committee’s review of the structure of the SPMA and the financial and other terms of the SPMA, including, among others, the following specific terms of the SPMA:

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the parties’ obligations to complete the Stock Purchase Transaction and the Merger Transaction, and the commitment by Parent and Merger Sub, subject to the terms of the SPMA, to use their commercially reasonable efforts to take or cause to be taken all actions to consummate the Stock Purchase Transaction and the Merger Transaction;

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the absence of a financing condition in the SPMA;

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the ability of the Board, subject to certain conditions, to change its recommendation that our stockholders adopt the SPMA;

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our ability to specifically enforce Parent and Merger Sub’s obligations under the SPMA in certain circumstances, including their obligation to consummate the Stock Purchase Transaction and the Merger Transaction, subject to certain conditions being met;

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the availability of appraisal rights under Delaware law to our stockholders who do not vote in favor of the proposal to adopt the SPMA and comply with all of the required procedures under Delaware law, which provides those eligible stockholders with an opportunity to have a Delaware court determine the fair value of their shares, which may be more than, less than, or the same as the amount such stockholders would have received under the SPMA.

The Special Committee also considered a number of factors that are discussed below relating to the procedural safeguards that it believes were and are present to ensure the fairness of the Stock Purchase Transaction and the Merger Transaction. The Special Committee believes the following factors support its determinations and recommendations and provide assurance of the advisability and fairness of the Stock Purchase Transaction and the Merger Transaction to the Company’s unaffiliated stockholders:
•
the Special Committee consisted solely of independent directors not affiliated with Parent;

•
other than their receipt of Board fees (which are not contingent upon the consummation of the Stock Purchase Transaction, the Merger Transaction, or the Special Committee’s or the Board’s recommendation or approval of the Stock Purchase Transaction and the Merger Transaction) and their interests described in “The Special Meeting and the Stock Purchase Transaction and the Merger Transaction — Interests of the Company’s Directors and Executive Officers in the Stock Purchase Transaction and the Merger Transaction” beginning on page 35, the members of the Special Committee have no financial interest in the Stock Purchase Transaction and the Merger Transaction that is different from, or in addition to, the interests of the unaffiliated stockholders generally, was given exclusive authority to, among other things, review, evaluate and negotiate the terms of the proposed Stock Purchase Transaction and the Merger Transaction, to decide not to engage in the Stock Purchase Transaction and the Merger Transaction and to consider alternatives to the Stock Purchase Transaction and the Merger Transaction, to retain its own legal and financial advisors, to determine whether to proceed with a transaction with Parent or pursue alternatives thereto, and, if a decision was made to proceed with a transaction with Parent, to review, evaluate and negotiate any such transaction;

•
the Special Committee was deliberate in its process, taking approximately four months to analyze and evaluate the Purchaser Group’s initial proposal and to negotiate the terms of the proposed Stock Purchase Transaction and Merger Transaction with the Purchaser Group; and

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the terms and conditions of the SPMA, including the Company’s ability to terminate after October 2021 if the Merger Transaction has not occurred prior to such date, which allows the Company to ensure that the Merger Transaction is consummated as negotiated by the parties.

The Special Committee also considered a variety of potentially negative factors in its deliberations concerning the SPMA and the transactions contemplated thereby, including, but not limited to, the following (not necessarily in order of relative importance):
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the fact that, subsequent to the consummation of the Merger Transaction, the Company will no longer exist as an independent public company and that the nature of the Merger Transaction as a cash transaction would prevent our stockholders from participating in any value creation the business could generate, as well as any future appreciation in our value, other than through the CVR Agreement;

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the fact that the Company will be prohibited from initiating, soliciting, or knowingly encouraging or facilitating the making of, an alternative acquisition proposal, from participating in any discussions or negotiations regarding, or providing any confidential or non-public information to any person relating to an acquisition proposal, or otherwise facilitating any effort or attempt to make an acquisition proposal, subject to certain exceptions;

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the fact that Parent’s and Merger Sub’s obligations to consummate the Stock Purchase Transaction and the Merger Transaction are subject to certain conditions, and the possibility that such conditions may not be satisfied, including as a result of events outside our control;

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the fact that if the Stock Purchase Transaction and the Merger Transaction are not consummated:

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our directors and officers will have expended extensive time and effort and will have experienced significant distractions from their work during the pendency of the transaction; and

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the trading price of our common stock may significantly decrease;

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the fact that under the terms of the SPMA, we have agreed to conduct our business in the ordinary course and that subject to Parent’s consent, we will not take a number of specific actions related to the conduct of our business, and the possibility that these terms may limit our ability to pursue business opportunities that we would otherwise pursue;

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the fact that we have incurred and will continue to incur significant transaction costs and expenses in connection with the potential transaction, regardless of whether the Stock Purchase Transaction and the Merger Transaction are consummated; and

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the fact that the Merger Consideration will be taxable to our taxpaying stockholders.

The Special Committee concluded that the potential benefits that it expected the Company stockholders would achieve as a result of the Stock Purchase Transaction and the Merger Transaction outweighed the risks and potentially negative factors relevant to the Stock Purchase Transaction and the Merger Transaction.
The foregoing discussion of the information and factors considered by the Special Committee is not intended to be exhaustive but includes the material factors considered by the Special Committee. In view of the variety of factors considered in connection with its evaluation of the Stock Purchase Transaction and the Merger Transaction, the Special Committee did not find it practicable to, and did not, quantify or otherwise assign relative weights to, the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given different weights to different factors. The Special Committee did not undertake to make any specific determination as to whether any factor or any particular aspect of any factor supported or did not support its ultimate decision. The Special Committee based its recommendation on the totality of the information presented. Accordingly, the Special Committee decided that it is in the best interest of the Company and the Company’s stockholders to undertake the Stock Purchase Transaction and the Merger Transaction at this time for the reasons described above.
The foregoing discussion of the information and factors considered by the Special Committee is forward-looking in nature. This information should be read in light of the factors set forth in the section entitled “Cautionary Note Concerning Forward-Looking Statements” beginning on page 46.
Recommendation of the Board
The Board consists of seven directors. On November 12, 2018, based primarily on the unanimous recommendation of the Special Committee, as well as on the basis of the other factors described above, the Board unanimously:
•
determined that the SPMA and the transactions contemplated by the SPMA, including the Stock Purchase Transaction and the Merger Transaction, are advisable, fair to and in the best interests of the Company and its stockholders;

•
approved the SPMA and the transactions contemplated by the SPMA, including the Stock Purchase Transaction and the Merger Transaction; and

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resolved to recommend that the Company’s stockholders vote “FOR” the transactions contemplated by the SPMA.

The Board unanimously recommends that you vote “FOR” the SPMA proposal.
The Board believes, based on their considerations of the factors described above, that the SPMA and the transactions contemplated therein, including the Stock Purchase Transaction and the Merger Transaction, are advisable and fair to the Company’s unaffiliated stockholders. In accepting the Special Committee’s recommendations and concluding that the SPMA, the Ancillary Agreements and the transactions contemplated therein, including the Stock Purchase Transaction and the Merger Transaction,

are in the best interests of the Company and the unaffiliated stockholders, our Board consulted with Alston, considered and relied upon the same factors and considerations that the Special Committee relied upon, as described above, and adopted as its own analysis the Special Committee’s analyses and conclusions in their entirety.
Opinion of Oppenheimer & Co. Inc.
The Company engaged Oppenheimer in connection with the Merger Transaction solely to render an opinion to the Company’s Board with respect to, the fairness, from a financial point of view, of the Merger Consideration to be received in the Merger Transaction by holders of the Company’s common stock (excluding Fortress, Parent, Merger Sub and any of their respective affiliates). On November 12, 2018, at a meeting of the Company’s Board held to evaluate the Stock Purchase Transaction and the Merger Transaction, Oppenheimer rendered to the Company’s Board an opinion, dated November 12, 2018, to the effect that, as of that date and based on and subject to the matters described in its opinion, the Merger Consideration was fair, from a financial point of view, to holders of the Company’s common stock (excluding Fortress, Parent, Merger Sub and any of their respective affiliates).
The full text of Oppenheimer’s written opinion, dated November 12, 2018, which describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached to this proxy statement as Annex B and is incorporated by reference in its entirety. Oppenheimer’s opinion was provided to the Company’s Board in connection with its evaluation of the Merger Consideration from a financial point of view to holders of the Company’s common stock (excluding Fortress, Parent, Merger Sub and any of their respective affiliates) and did not address any other aspect of the Merger Transaction or any related transaction (including, without limitation, the Stock Purchase Transaction). Oppenheimer’s opinion did not address the underlying business decision of the Company to effect the Merger Transaction or any related transaction, the relative merits of the Merger Transaction or any related transaction as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to any matters relating to the Merger Transaction or any related transaction. This summary of Oppenheimer’s opinion is qualified in its entirety by reference to the full text of its opinion.
In arriving at its opinion, Oppenheimer:
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reviewed final execution versions of the SPMA and the CVR Agreement;

•
reviewed publicly available audited financial statements of the Company as of December 31, 2016 and December 31, 2017, for the period from February 9, 2015 (inception) through December 31, 2015, and for the fiscal years ended December 31, 2016 and December 31, 2017, and publicly available unaudited financial statements of the Company as of, and for the six months ended, June 30, 2017 and June 30, 2018;

•
reviewed financial forecasts and estimates relating to the Company (giving effect to the achievement of the development milestones on which the closing of the Merger Transaction is conditioned) prepared by the management of the Company, including estimates of contingent value payments pursuant to the CVR Agreement;

•
reviewed estimates of certain deductions to the $180 million of the aggregate Merger Consideration provided to or discussed with Oppenheimer by the management of the Company;

•
held discussions with the senior management team of the Company with respect to the business and prospects of the Company, including the liquidity needs of, and capital resources available to, the Company, and the results of the Company’s solicitation of third parties regarding a possible acquisition of all or a part of the Company;

•
reviewed and analyzed certain publicly available financial information for companies that Oppenheimer deemed relevant in evaluating the Company;

•
analyzed the estimated present value of the future cash flows of the Company (giving effect to the achievement of the development milestones on which the closing of the Merger Transaction is conditioned) and the contingent value payments pursuant to the CVR Agreement based on financial forecasts and estimates prepared by the management of the Company;

•
reviewed historical market prices and trading volumes for the Company’s common stock;

•
reviewed other public information concerning the Company; and

•
performed such other analyses, reviewed such other information and considered such other factors as Oppenheimer deemed appropriate.

In rendering its opinion, Oppenheimer assumed and relied upon, without independent verification or investigation, the accuracy and completeness of all of the financial and other data and information provided to or discussed with Oppenheimer by the Company and its employees, representatives and affiliates or otherwise reviewed by Oppenheimer. With respect to the financial forecasts and estimates relating to the Company (including estimates of the contingent value payments pursuant to the CVR Agreement) and estimates of certain deductions to the $180 million of the aggregate Merger Consideration referred to above, Oppenheimer assumed, at the Company’s direction, and without independent verification or investigation, that such forecasts and estimates were prepared reasonably and on bases reflecting the best available information, estimates and judgments of the management of the Company as to the future financial condition and operating results of the Company (giving effect to the achievement of the development milestones on which the closing of the Merger Transaction is conditioned) and the other matters covered thereby, that the financial results reflected in the financial forecasts and estimates relating to the Company referred to above would be achieved at the times and in the amounts projected, and that any differences between the actual contingent value payments pursuant to the CVR and deductions to the aggregate Merger Consideration and the estimates thereof referred to above would not be material in any respect to Oppenheimer’s analyses or opinion. Oppenheimer expressed no view as to any of the foregoing forecasts or estimates or the assumptions or bases therefor. Among other things, the financial forecasts and estimates relating to the Company referred to above reflected assumptions regarding future equity financing transactions needed to fund projected cash shortfalls. The Company advised Oppenheimer, and Oppenheimer assumed, at the Company’s direction, and without independent verification or investigation, that, in the absence of the Stock Purchase Transaction and related debt financings to be provided by the Company, the Company would be required to pursue external financing alternatives on terms that would likely be no more favorable to the Company than those of the Stock Purchase Transaction and such related debt financings.
At the direction of the Company’s representatives, Oppenheimer also assumed that the final terms of the SPMA and the CVR Agreement would not vary materially from those set forth in the execution versions reviewed by Oppenheimer. Oppenheimer also assumed, with the consent of the Company, that the Merger Transaction and related transactions (including, without limitation, the Stock Purchase Transaction and the related debt financings to be provided by Parent) would be consummated in accordance with their respective terms without waiver, modification or amendment of any material term, condition or agreement and in compliance with all applicable laws and other requirements and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases with respect to the Merger Transaction or any related transaction, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on the Company or the Merger Transaction. Oppenheimer neither made nor obtained any independent evaluations or appraisals of the assets or liabilities, contingent or otherwise, of the Company. In addition, Oppenheimer assumed that any further adjustments to the Merger Consideration pursuant to the SPMA (as to which further adjustments Oppenheimer expressed no opinion) would not be material in any respect to its analyses or opinion. Oppenheimer also assumed that the circumstances under which the Subsequent Period would terminate prior to December 31, 2036 pursuant to the CVR Agreement would not occur.
Oppenheimer did not express any opinion as to the underlying valuation, future performance or long term viability of the Company, the actual value of the Company’s common stock when issued in the Stock Purchase Transaction or the price at which the Company’s common stock would trade at any time. Oppenheimer was not requested to, and it did not, participate in the negotiation or structuring of the

Merger Transaction or any related transaction. In connection with its engagement, Oppenheimer was not requested to, and it did not, solicit third party indications of interest in the possible acquisition of all or a part of the Company. Oppenheimer expressed no view as to, and its opinion did not address, any terms or other aspects or implications of the Merger Transaction (other than the Merger Consideration to the extent expressly specified in Oppenheimer’s opinion) or any related transaction or any aspect or implication of any other agreement, arrangement or understanding entered into in connection with the Merger Transaction or any related transaction or otherwise, including, without limitation, the form or structure of the Merger Consideration (including the allocation of the Merger Consideration between the non-contingent cash portion and the CVR and the related definitions and/or calculations agreed upon by the Company and Parent), any consideration to be paid or received in, or any other terms of, the Stock Purchase Transaction, the related financings to be provided by Parent or the contemplated waiver and termination agreement, restrictive covenant agreement and indemnification agreement to be entered into by Fortress, the treatment in the Merger Transaction of Class A Preferred Shares, stock options, restricted shares, restricted share units, or Company Warrants, or the fairness of the amount or nature of the compensation resulting from the Merger Transaction to any individual officers, directors or employees of the Company, or class of such persons, relative to the Merger Consideration. Oppenheimer’s opinion was necessarily based on the information available to it and general economic, financial and stock market conditions and circumstances as they existed and could be evaluated by Oppenheimer on the date of its opinion. Although subsequent developments may affect this Opinion, Oppenheimer does not have any obligation to update, revise or reaffirm its opinion. Except as described in this summary, the Company imposed no other instructions or limitations on Oppenheimer with respect to the investigations made or the procedures followed by it in rendering its opinion.
This summary is not a complete description of Oppenheimer’s opinion or the financial analyses performed and factors considered by Oppenheimer in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. Oppenheimer arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole, and did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis for purposes of its opinion. Accordingly, Oppenheimer believes that its analyses and this summary must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying Oppenheimer’s analyses and opinion.
In performing its analyses, Oppenheimer considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond the Company’s control. No company, business or transaction used in the analyses is identical to the Company or the Merger Transaction, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed.
The assumptions and estimates contained in Oppenheimer’s analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by its analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold or acquired. Accordingly, the assumptions and estimates used in, and the results derived from, Oppenheimer’s analyses are inherently subject to substantial uncertainty.
Oppenheimer was not requested to, and it did not, recommend the specific consideration payable in the Merger Transaction. The type and amount of consideration payable in the Merger Transaction was determined through negotiation between the Company and Parent and was approved by the Board. The decision to enter into the SPMA was solely that of the Board. Oppenheimer’s opinion and financial analysis were only one of many factors considered by the Board in its evaluation of the Merger Transaction and should not be viewed as determinative of the views of the Board, the Special Committee or management with respect to the Merger Transaction or the consideration payable in the Merger Transaction.
The following is a summary of the material financial analyses reviewed with the Company’s Board in connection with Oppenheimer’s opinion dated November 12, 2018. The financial analyses summarized below include information presented in tabular format. In order to fully understand Oppenheimer’s financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Oppenheimer’s financial analyses.
For purposes of the “Selected Companies Analysis” and “Discounted Free Cash Flow to Equity Analysis” summarized below, the “illustrative net present value range of the Merger Consideration as of December 31, 2018” of  $12.12 to $13.28 refers to the range of illustrative values of the Merger Consideration discounted to December 31, 2018 by applying discount rates ranging from 21.1% to 23.1% to the following:
•
the cash portion of the Merger Consideration to be received at the closing of the Merger Transaction (assumed to occur on April 1, 2021 per the management of the Company) based on estimates provided by the management of the Company; and

•
the implied value of the CVR portion of the Merger Consideration based on the future contingent cash payments projected to be paid pursuant to the CVR following the closing of the Merger Transaction until December 31, 2036 using financial forecasts and estimates prepared by the management of the Company.

Selected Companies Analysis.
Oppenheimer reviewed publicly available financial and stock market information of the Company and the following eight selected publicly traded companies with late-stage product candidates in the pain management segment of the specialty pharmaceuticals industry:
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Pacira Pharmaceuticals, Inc.

•
Collegium Pharmaceutical, Inc.

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AcelRx Pharmaceuticals, Inc.

•
Recro Pharma, Inc.

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DURECT Corporation

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Cumberland Pharmaceuticals Inc.

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KemPharm, Inc.

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Trevena, Inc.

Oppenheimer reviewed enterprise values of the selected companies, calculated as fully-diluted market value based on closing stock prices on November 9, 2018, plus debt and non-controlling interests, less cash, of the selected companies. Financial data for the selected companies was based on public filings. The overall low to high range of enterprise values observed for the selected companies were $4.3 million to $1,987.5 million (with a median of  $149.3 million). Oppenheimer then applied the Company’s cash as of September 30, 2018 (as provided by the Company’s management) to a selected range of enterprise values of $134.4 million to $164.2 million derived from the selected companies. Based on the fully-diluted shares of the Company’s common stock using the Company’s capitalization data set forth in the SPMA (the “SPMA Share Count”) and also based on the estimated fully-diluted shares of the Company’s common stock (as provided by the management of the Company), including estimated additional shares that would be issued by the Company in future equity financing transactions absent the Stock Purchase Transaction and the

Merger Transaction (the “Estimated Affected Share Count”), this analysis indicated the following approximate implied per share equity reference ranges for the Company, as compared to the illustrative net present value range of the Merger Consideration as of December 31, 2018:
Implied Per Share Equity Reference Ranges based on:		Illustrative Net Present Value Range of Merger Consideration
SPMA Share Count	Estimated Affected Share Count
$11.79 to $14.35	$4.18 to $5.08	$12.12 to $13.28
Discounted Free Cash Flow to Equity Analysis.
Oppenheimer performed a discounted free cash flow to equity analysis to calculate the estimated present value of the standalone after-tax free cash to equity flows that the Company was forecasted to generate during the fiscal years ending December 31, 2019 through December 31, 2036. Financial data of the Company were based on financial forecasts and estimates prepared by the management of the Company. Oppenheimer calculated terminal values for the Company by applying to the Company’s estimated fiscal year 2036 free cash flow to equity a selected range of declining perpetuity growth percentages of 4.0% to 3.0%. The free cash flows to equity and terminal values were then discounted to present value as of December 31, 2018 using discount rates ranging from 21.1% to 23.1%. Based on the estimated fully-diluted shares of the Company’s common stock (as provided by the management of the Company), including estimated additional shares that would be issued by the Company in future equity financing transactions absent the Stock Purchase Transaction and the Merger Transaction, this analysis indicated the following approximate implied per share equity reference range for the Company, as compared to the illustrative net present value range of the Merger Consideration as of December 31, 2018:
Implied Per Share Equity Reference Ranges based on:	Illustrative Net Present Value Range of Merger Consideration
$7.22 to $8.76	$12.12 to $13.28
Other Factors.
Oppenheimer also reviewed, for informational purposes, historical trading prices of the Company’s common stock during the 52-week period ending November 9, 2018.
Miscellaneous
The Company agreed to pay Oppenheimer for its financial advisory services with respect to rendering its opinion in connection with the Merger Transaction a fee of  $500,000 upon delivery of Oppenheimer’s opinion. The Company also has agreed to reimburse Oppenheimer for its reasonable expenses, including reasonable fees and expenses of its legal counsel, and to indemnify Oppenheimer and related parties against liabilities, including liabilities under the federal securities laws, relating to, or arising out of, its engagement. Oppenheimer and its affiliates in the past performed investment banking and other services for the Company unrelated to the Merger Transaction, for which services Oppenheimer and its affiliates received compensation, including having acted as sole book-running manager in connection with the initial public offering of the Company in 2017. In the ordinary course of business, the Company and its affiliates may actively trade securities of the Company for its and their affiliates’ own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.
The issuance of Oppenheimer’s opinion was approved by an authorized committee of Oppenheimer. The Company selected Oppenheimer to provide certain financial advisory services in connection with the Merger Transaction based on Oppenheimer’s reputation and experience and its familiarity with the Company and its business. Oppenheimer is an internationally recognized investment banking firm and, as a part of its investment banking business, is regularly engaged in valuations of businesses and securities in connection with acquisitions and mergers, underwritings, secondary distributions of securities, private placements and valuations for other purposes.

Plans for the Company After the Merger Transaction
After the effective time of the Merger Transaction, Parent will wholly own the operations of the Company and the Company will cease to be a public company. If the Merger Transaction is consummated, the Company’s common stock will no longer be quoted on Nasdaq, the registration of the Company’s common stock under Section 12 of the Exchange Act will be terminated and the Company will no longer file reports with the SEC.
After the effective time of the Merger Transaction, the members of the board of directors of Merger Sub immediately prior to the effective time of the Merger Transaction will be appointed as the directors of the Company, and the officers of Merger Sub immediately prior to the effective time of the Merger Transaction will be appointed as the officers of the Company, in each case until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.
Certain Effects of the Merger Transaction
If the SPMA is adopted by the Requisite Stockholder Approval and the other conditions to the closing of the Merger Transaction are either satisfied or waived, then Merger Sub will be merged with and into the Company, the separate company existence of Merger Sub will cease, and the Company will continue its corporate existence under Delaware law as the surviving corporation in the Merger Transaction, with all of its rights, privileges, immunities, powers and franchises continuing unaffected by the Merger Transaction.
Upon consummation of the Merger Transaction, each share of our common stock issued and outstanding immediately prior to the effective time of the Merger Transaction (other than the excluded shares) will immediately be converted into the right to receive the Merger Consideration.
Following the Merger Transaction, the entire equity in the surviving corporation will be owned by Parent. As a result, if the Merger Transaction is completed, Parent and the Purchaser Group will be the sole beneficiaries of the Company’s future earnings and growth, if any (except the Company’s stockholders’ right to receive contingent cash payments pursuant to the CVR Agreement upon the achievement of certain milestones), and will own all of the shares entitled to vote on any matter submitted to the Company’s stockholders. Likewise, the Purchaser Group will also bear the risks of ongoing operations, including the risks of any decrease in the Company’s value after the Merger Transaction.
In connection with the Merger Transaction, the Purchaser Group Members will receive benefits and be subject to obligations that are different from, or in addition to, the benefits received by the Company’s stockholders generally. The primary benefits of the Merger Transaction to the Purchaser Group Members, based on their direct or indirect ownership of all the equity interests in Parent, include their interest in the Company’s potential future earnings and growth which, if they successfully execute their business strategies, could be substantial. Subject to certain use limitations imposed by applicable law, following the Merger Transaction, the Company’s net operating losses and research and development tax credits will also inure to the benefit of the Purchaser Group. In addition, following the Merger Transaction, the Company will be a private company, and therefore, the Company and its beneficial owners will be relieved of the applicable restrictions imposed on companies with publicly traded equity.
The primary detriments of the Merger Transaction to the Purchaser Group Members include the fact that all of the risk of any possible increase in the Company’s net losses or any potential decrease in the Company’s future value following the Merger Transaction will be borne by Parent. Additionally, the investment by the Purchaser Group in the Company will not be liquid, with no public trading market for such securities.
Except as provided in the employment agreements of certain Company employees in connection with termination, if any, of employment in connection with a change of control, there are no change in control payments, transaction bonuses or other extraordinary bonuses payable to the Company’s management or employees as a result of the transactions contemplated by the SPMA. It is currently intended that Dr. Lu will continue to serve as President and Chief Executive Officer of the surviving corporation following the Merger Transaction on substantially the same terms as Dr. Lu currently serves the Company.

Shares of our common stock are currently registered under the Exchange Act and are quoted on Nasdaq under the symbol “ATXI”. As a result of the Merger Transaction, Avenue will be a privately held corporation and there will be no public market for its shares. After the Merger Transaction, shares of our common stock will cease to be listed on Nasdaq and price quotations with respect to sales of shares of our common stock in the public market will no longer be available. In addition, registration of our common stock under the Exchange Act will be terminated.
At the effective time of the Merger Transaction, the Company’s certificate of incorporation and by-laws will be amended and restated to read as set forth in Exhibits M and N, respectively, to the SPMA, will be the certificate of incorporation and by-laws of Avenue following the Merger Transaction until thereafter amended in accordance with their respective terms and the DGCL.
Financing the Stock Purchase Transaction and the Merger Transaction
Parent and Merger Sub’s obligations under the SPMA are not subject to, or conditioned on, the receipt or availability of any funds or financing. Parent expects to pay the consideration payable in connection with the Stock Purchase Transaction out of its generally available funds or through the issuance of equity to its sole stockholder, Cipla (EU) Limited. Parent expects to pay the consideration payable in connection with the Merger Transaction out of its generally available funds, through the issuance of equity to Cipla (EU) Limited, or by borrowing from a financial institution (except for amounts payable under the CVR Agreement, if any, which are expected to be paid from generally available funds of the Company). For more information, see “The Special Meeting and the Stock Purchase Transaction and the Merger Transaction —  Financing the Stock Purchase Transaction and the Merger Transaction” beginning on page 35.
Interests of the Company’s Directors and Executive Officers in the Stock Purchase Transaction and the Merger Transaction
In considering the recommendations of the Special Committee and of the Board with respect to the SPMA, you should be aware that, aside from their interests as stockholders of the Company, the Company’s directors and executive officers have interests in the Stock Purchase Transaction and the Merger Transaction that may be different from, or in addition to, those of other stockholders of the Company generally. The members of the Special Committee were aware of and considered these interests, among other matters, in evaluating and negotiating the SPMA, the Ancillary Agreements, the Stock Purchase Transaction, the Merger Transaction, and in making its recommendations to the Board, which was also aware of and took into account these interests, among other matters, when making its recommendation to the stockholders of Avenue that the SPMA be adopted. See “The Special Meeting and the Stock Purchase Transaction and the Merger Transaction — Background of the SPMA” beginning on page 23 and “The Special Meeting and the Stock Purchase Transaction and the Merger Transaction — Reasons for the Stock Purchase Transaction and the Merger Transaction; Recommendation of the Special Committee; Recommendation of the Board; Fairness of the Stock Purchase Transaction and the Merger Transaction” beginning on page 25.
The Company’s stockholders should take these interests into account in deciding whether to vote “FOR” the adoption of the SPMA. These interests are described in more detail below.
Indemnification and Insurance
The Company’s certificate of incorporation provides for indemnification of directors and executive officers against certain liabilities that may arise by reason of their status or service as directors or officers. In addition, pursuant to the SPMA, the Company’s directors and executive officers will be entitled to certain ongoing indemnification from Parent and the surviving corporation and coverage under directors’ and officers’ liability insurance policies. The indemnification and insurance provisions in the SPMA are further described in the section entitled “The SPMA — Indemnification; Directors’ and Officers’ Insurance” on page 67.
Interests of the Special Committee
The Special Committee consists of three members of the Board; Dr. Jay Kranzler, Dr. Jeffrey Paley, and Dr. Akhtar Samad. In consideration of the time and effort required of the members of the Special

Committee in connection with evaluating the proposed Stock Purchase Transaction and the Merger Transaction and any related transactions, the Board adopted resolutions providing that the Company would pay all expenses incurred by the Special Committee, including the fees and expenses of its financial, legal and other advisers.
Voting by the Company’s Directors and Executive Officers
At the close of business on the record date for the special meeting, the Company’s directors and executive officers beneficially owned and had the right to vote 745,412 shares of our common stock, which represents approximately 7% of the shares of our common stock entitled to vote at the special meeting.
The directors and officers have informed the Company that they currently intend to vote all such shares of our common stock:
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“FOR” the SPMA Proposal; and

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“FOR” the Adjournment Proposal.

Further, pursuant to the Voting and Support Agreement, Dr. Lu shall cause all shares beneficially held by her entitled to vote at the special meeting to be voted “FOR” the SPMA Proposal and “FOR” the Adjournment Proposal.
Golden Parachute Compensation
SEC rules would require us to disclose and conduct an advisory vote on the compensation that would be payable to our named executive officers based on or that otherwise relates to the SPMA. Consummation of the Merger Transaction, however, will not trigger any such payments. Accordingly, there are no payments to approve in connection with the SPMA and we are not asking our stockholders to conduct such vote. At our last annual meeting held on June 13, 2018, our stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers.
Material U.S. Federal Income Tax Consequences of the Merger Transaction
The following discussion is a summary of the material U.S. federal income tax consequences of the Merger Transaction to U.S. Holders and Non-U.S. Holders (each as defined below) of our common stock whose shares are converted into the right to receive cash and CVRs pursuant to the Merger Transaction and the post-merger ownership and disposition of the CVRs, but it does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986, as amended, which we refer to as the “Code”, Treasury regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, which we refer to as the “IRS”, in each case in effect as of the date hereof.
These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. Holder or Non-U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the U.S. federal income tax consequences of the Merger Transaction and the ownership and disposition of the CVRs.

This discussion is limited to holders who hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income or the alternative minimum tax. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:
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tax-exempt organizations or governmental organizations;

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S-corporations, partnerships or any other entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes (and investors therein);

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banks, insurance companies and other financial institutions;

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brokers, dealers or traders in securities;

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regulated investment companies or real estate investment trusts;

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U.S. expatriates and former citizens or long-term residents of the United States;

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persons holding our common stock as part of a hedge, straddle or other risk reduction transaction or as part of a conversion transaction or other integrated investment;

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persons deemed to sell our common stock under the constructive sale provisions of the Code;

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persons who received our common stock in a compensatory transaction;

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U.S. Holders whose “functional currency” is not the U.S. dollar;

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“controlled foreign corporations”, “passive foreign investment companies” or corporations that accumulate earnings to avoid U.S. federal income tax;

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tax-qualified retirement plans; and

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persons who do not vote in favor of the Merger Transaction and who properly demand appraisal of their shares under Delaware law.

If a partnership (including an entity or arrangement, domestic or foreign, treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our common stock, the tax treatment of a partner in such partnership will generally depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partnerships holding our common stock and partners therein should consult their tax advisors regarding the U.S. federal income tax consequences of the Merger Transaction and the ownership and disposition of the CVRs. This discussion does not address the Purchaser Group or any of their affiliates.
THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER TRANSACTION AND THE OWNERSHIP AND DISPOSITION OF THE CVRS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER OTHER U.S. FEDERAL TAX LAWS OR THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION.
U.S. Holders
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as any of the following:
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an individual who is a citizen or resident of the United States;

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a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

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an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust (1) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in Section 7701(a)(30) of the Code; or (2) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person for U.S. federal income tax purposes.

The receipt of cash and the CVRs by a U.S. Holder in exchange for our common stock pursuant to the Merger Transaction will be treated as a taxable transaction for U.S. federal income tax purposes. In general, a U.S. Holder’s gain or loss will be equal to the difference, if any, between (i) the amount of cash received and the fair market value of the CVRs received (measured at the effective time of the Merger Transaction), and (ii) such U.S. Holder’s adjusted tax basis in the shares surrendered pursuant to the Merger Transaction. Such gain or loss will be a capital gain or loss, and will be a long-term capital gain or loss if such U.S. Holder’s holding period in such shares is more than one year at the time of the Merger Transaction. A preferential tax rate generally will apply to long-term capital gains recognized by certain non-corporate U.S. Holders. The deductibility of capital losses is subject to limitations.
If a U.S. Holder acquired different blocks of our common stock at different times or different prices, such U.S. Holder must determine its tax basis, holding period and gain or loss separately with respect to each block of our common stock. The initial tax basis of the CVRs received in the Merger Transaction by a U.S. Holder will generally be equal to their fair market value and a U.S. Holder’s holding period in the CVRs will begin the day after the effective time of the Merger Transaction.
There is no legal authority directly addressing the U.S. federal income tax treatment of CVRs. Subject to the discussion of Section 483 of the Code, which we refer to as the “Section 483 rules,” (A) a payment with respect to a CVR is likely to first be treated as a non-taxable return of a U.S. Holder’s adjusted basis in such CVR, with amounts in excess of such adjusted basis potentially treated as one of the following: (i) a payment with respect to the sale of a capital asset, (ii) income taxed at ordinary rates, or (iii) dividends; and (B) if total payments with respect to a CVR are less than a U.S. Holder’s basis in a CVR, such U.S. Holder is likely entitled to a loss to the extent of such deficiency, although it is unclear whether any such loss should be treated as capital or ordinary.
Although not entirely clear, it is possible that a portion of a payment under a CVR could be characterized as “interest” under the Section 483 rules and taxable as ordinary income to a U.S. Holder. If applicable, the “interest” amount will equal the excess of the amount received over its present value at the consummation of the Merger Transaction, calculated using the applicable federal rate as the discount rate. The U.S. Holder of a CVR must include any such interest under the Section 483 rules in its taxable income using such U.S. Holder’s regular method of accounting. The portion of the CVR payment not treated as interest under the Section 483 rules, less the U.S. Holder’s basis in the CVR, would generally be treated as capital gain, and a U.S. Holder would generally be entitled to a loss (which would likely be a capital loss) if payments received under the CVRs were less than such U.S. Holder’s adjusted tax basis in such CVRs.
There is no authority directly on point addressing how contingent value rights with characteristics similar to the CVRs should be treated for U.S. federal income tax purposes. It is possible that the IRS might successfully assert that payments with respect to, or sales or other dispositions of, the CVRs should be treated other than described above. U.S. Holders are urged to consult their tax advisors with respect to the proper characterization of the receipt of the CVRs and any payments made thereon.
Non-U.S. Holders
For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of our common stock that is not a U.S. Holder or a partnership for U.S. federal income tax purposes. Except as discussed below, payments of cash and CVRs made to a Non-U.S. Holder in exchange for shares of our common stock pursuant to the Merger Transaction generally will not be subject to U.S. federal income tax unless:
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The gain, if any, on such shares is effectively connected with a trade or business of the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to the Non-U.S. Holder’s permanent establishment in the United States); or

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The Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the exchange of shares of our common stock for cash pursuant to the Merger Transaction and certain other conditions are met.

A Non-U.S. Holder described in the first bullet point immediately above will be subject to regular U.S. federal income tax on any gain realized as if the Non-U.S. Holder were a U.S. Holder, subject to any applicable income tax treaty providing otherwise. If such Non-U.S. Holder is a foreign corporation for U.S. federal income tax purposes, then any gain described in the first bullet above may also be subject to an additional “branch profits tax” at a 30% rate (or a lower treaty rate). A Non-U.S. Holder described in the second bullet point immediately above will be subject to tax at a rate of 30% (or a lower treaty rate) on any capital gain realized, which may be offset by certain U.S.-source capital losses recognized in the same taxable year, even though the individual is not considered a resident of the United States.
Payments made to a Non-U.S. Holder under the CVRs treated as interest could potentially be subject to U.S. withholding tax, and the paying agent may withhold on such payments at a rate of 30% unless the Non-U.S. Holder properly certifies that the interest is effectively connected with the Non-U.S. Holder’s trade or business in the United States or that the Non-U.S. Holder is eligible for the benefits of a U.S. income tax treaty that exempts or otherwise reduces the rate of any such U.S. withholding tax. Although there is no authority directly on point, a Non-U.S. Holder may also be entitled to an exemption from U.S. withholding tax under the “portfolio interest” rules if it complies with certain identification requirements (including delivery of a statement, signed by the Non-U.S. Holder under penalties of perjury, certifying that such Non-U.S. Holder is not a United States person and providing the name and address of such Non-U.S. Holder, with such statement generally made on IRS Form W-8BEN or IRS Form W-8BEN-E), and meets certain other requirements.
Information Reporting and Backup Withholding
Payments made in exchange for shares of our common stock or in respect of the CVRs generally will be subject to information reporting unless the holder is an “exempt recipient” and may also be subject to backup withholding at a rate of 24%. To avoid backup withholding, U.S. Holders that do not otherwise establish an exemption should complete and return Internal Revenue Service Form W-9, certifying under penalty of perjury that such U.S. Holder is a U.S. person, the taxpayer identification number provided is correct and such U.S. Holder is not subject to backup withholding. A Non-U.S. Holder that provides the applicable withholding agent with the appropriate Internal Revenue Service Form W-8 will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against a holder’s U.S. federal income tax liability, provided that the holder files a U.S. federal income tax return with the Internal Revenue Service. You are urged to consult your tax advisor with respect to the application of U.S. federal income tax laws to your particular circumstances as well as any tax consequences arising under the U.S. federal estate or gift tax rules, or under any state, local or foreign tax laws.
FATCA Regime
The Foreign Account Tax Compliance Act (“FATCA”) tax regime requires tax reporting and compliance with respect to direct and indirect ownership by United States persons of assets through foreign accounts. Under FATCA, U.S. withholding tax will apply on interest payments made to certain foreign entities if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. It is unclear whether and to what extent FATCA may apply to potential payments made to Non-U.S. Holders pursuant to the CVRs. Prospective investors should consult their own tax advisors regarding FATCA to their particular situation.
Regulatory Approvals Required for the Merger Transaction
Under the HSR Act, certain merger transactions may not be consummated unless various information and documentary materials have been furnished to the Antitrust Division of the Department of Justice (“Antitrust Division”) and the Federal Trade Commission (the “FTC”) and certain waiting period requirements have been satisfied. The requirements of the HSR Act apply to the Merger Transaction, and the Merger Transaction is conditioned on expiration or termination of the applicable waiting period under the HSR Act. Under the terms of the SPMA, the Merger Transaction cannot be completed until the waiting period (and any extension thereof) applicable to the Merger Transaction has expired or been terminated. To complete the Merger Transaction, the parties must make filings with and obtain authorizations, approvals or consents from certain antitrust authorities.
The FTC and the Antitrust Division will consider the legality under the antitrust laws of the Merger Transaction, and the transactions contemplated by the SPMA. At any time before consummation of the Merger Transaction, if the Antitrust Division or the FTC believes that the Merger Transaction would violate the U.S. federal antitrust laws by substantially lessening competition in any line of commerce affecting U.S. consumers, the FTC and the Antitrust Division have the authority to challenge the Merger Transaction by seeking a federal court order enjoining the Merger Transaction or, if the Merger Transaction has already been consummated, requiring disposition of the Avenue ordinary shares or the divestiture of substantial assets of Parent, Avenue or any of their respective subsidiaries or affiliates. U.S. state attorneys general and private persons may also bring legal action under the antitrust laws seeking similar relief or seeking conditions to the completion of the Merger Transaction. While Avenue believes that the consummation of the Merger Transaction will not violate any antitrust laws, there can be no assurance that a challenge to the Merger Transaction on antitrust grounds will not be made or, if a challenge is made, what the result will be. If any such action is threatened or commenced by the FTC, the Antitrust Division or any state or any other person, Parent may not be obligated to consummate the Merger Transaction.
Antitrust Approvals.   After the First Stage Closing and before the Second Stage Closing, the Company and Parent will use their reasonable best efforts to obtain all authorizations, consents, orders, actions, and approvals required to consummate the Merger Transaction and the transactions contemplated by the SPMA. The Merger Transaction cannot be completed until all applicable waiting periods under the HSR Act have expired or been terminated following the submission of complete filings with the Antitrust Division and FTC. Under the provisions of the HSR Act applicable to the Merger Transaction, the waiting period will expire at 11:59 p.m., Eastern Time, 30 calendar days following the filing of a Premerger Notification and Report Form by both the Parent and the Company with the FTC and Antitrust Division, unless such 30th day is a Saturday, Sunday or other legal public holiday, in which case the waiting period will expire at 11:59 p.m., Eastern Time, on the next business day. Before such time, however, either the FTC or Antitrust Division may terminate the waiting period or extend the waiting period by issuing a Request for Additional Information (a “Second Request”) to Parent and the Company. If a Second Request is made, the waiting period will expire at 11:59 p.m. Eastern Time, on the 30th calendar day after Parent or its affiliate certifies substantial compliance with such request, unless again otherwise extended by agreement or court order.
The consummation of the Merger Transaction is not conditioned on any antitrust-law-related regulatory filings in the United States or in any other jurisdiction, other than those described above.
Delisting and Deregistration of Common Stock
If the Merger Transaction is completed, Avenue will be a privately owned company and there will be no public market for our common stock. Upon completion of the Merger Transaction, our common stock will be delisted from Nasdaq. In addition, the registration of our common stock under Section 12 of the Exchange Act will be terminated and we will no longer file reports with the SEC.

Fees and Expenses
Whether or not the Stock Purchase Transaction and the Merger Transaction are consummated, all fees and expenses incurred in connection with the Stock Purchase Transaction and the Merger Transaction will be paid by the party incurring those fees and expenses. Avenue will pay the costs of proxy solicitation and printing and mailing this proxy statement and all SEC filing fees with respect to the Stock Purchase Transaction and the Merger Transaction. Total fees and expenses incurred or to be incurred by Avenue in connection with the Stock Purchase Transaction and the Merger Transaction are estimated at this time to be as follows:
Amount to be Paid
Financial advisory fee and expenses	$2,425,000
Legal, accounting and other professional fees	$1,000,000
SEC filing fees	$26,058
Proxy solicitation, printing and mailing costs	$27,500
Total	$3,478,558
Anticipated Accounting Treatment of the Merger Transaction
The Merger Transaction will be accounted for in accordance with U.S. generally accepted accounting principles.
Rights of Appraisal
If the Merger Transaction is completed, the Company’s stockholders will be entitled to appraisal rights under Section 262 of the DGCL, provided that they comply with the conditions set forth in that statute.
Pursuant to Section 262 of the DGCL, if you do not wish to accept the Merger Consideration provided for in the SPMA, you have the right to seek appraisal of your shares of our common stock and to receive payment in cash for the fair value of your shares of our common stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger Transaction, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be fair value. The “fair value” of your shares of our common stock as determined by the Delaware Court of Chancery may be less than, equal to or more than the estimated $13.92 per share in cash that you may otherwise be entitled to receive as part of the Merger Consideration under the terms of the SPMA, in addition to contingent cash payments pursuant to the CVR Agreement upon the achievement of certain milestones, without interest and less any applicable withholding taxes. These rights are known as “appraisal rights.” The Company’s stockholders who do not vote in favor of the SPMA Proposal and who properly demand appraisal for their shares in compliance with the provisions of Section 262 of the DGCL will be entitled to appraisal rights. Strict compliance with the statutory procedures set forth in Section 262 of the DGCL is required. Failure to follow precisely any of the statutory requirements will result in the loss of your appraisal rights.
This section is intended only as a brief summary of certain provisions of the statutory procedures that a stockholder must follow under the DGCL in order to seek and perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements and the law pertaining to appraisal rights under the DGCL, and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which appears in Annex C to this proxy statement. The following summary does not constitute any legal or other advice, nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262 of the DGCL.
Pursuant to Section 262 of the DGCL, when a merger agreement will be submitted for adoption at a meeting of stockholders, the Company must notify the stockholders who were stockholders of record on the record date for notice of such meeting, not less than 20 days before the meeting to vote on the merger, that appraisal rights will be available. A copy of Section 262 of the DGCL must be included with the notice.
This proxy statement constitutes the Company’s notice to our stockholders that appraisal rights are available in connection with the Merger Transaction, and the full text of Section 262 of the DGCL is attached to this proxy statement as Annex C and incorporated herein by reference, in compliance with the requirements of Section 262 of the DGCL. If you wish to exercise your appraisal rights, you should carefully review the text of Section 262 of the DGCL contained in Annex C. Failure to comply timely and properly with the requirements of Section 262 of the DGCL will result in the loss of your appraisal rights. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of our common stock, the Company believes that a stockholder considering the exercise of such rights should seek the advice of legal counsel.
If you wish to demand appraisal of your shares of our common stock, you must satisfy each of the following conditions: (i) you must deliver to the Company a written demand for appraisal of your shares of our common stock before the vote is taken to approve the SPMA Proposal; (ii) the written demand must reasonably inform us of the identity of the holder of record of shares of our common stock who intends to demand appraisal of his, her or its shares of our common stock; and (iii) you must not vote or submit a proxy in favor of the SPMA Proposal.
If you fail to comply with any of these conditions and the Merger Transaction is completed, you will be entitled to receive payment for your shares of our common stock as provided in the SPMA, in addition to receiving contingent cash payments pursuant to the CVR Agreement upon the achievement of certain milestones, but you will not have appraisal rights with respect to your shares of our common stock. A holder of shares of our common stock wishing to exercise appraisal rights must hold of record the shares of our common stock on the date the written demand for appraisal is made and must continue to hold the shares of our common stock of record through the effective time of the Merger Transaction. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted “FOR” the SPMA Proposal, and it will result in the loss of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must either submit a proxy containing instructions to vote “AGAINST” the SPMA Proposal or “ABSTAIN” from voting on the SPMA Proposal. Voting against or failing to vote for the SPMA Proposal by itself does not constitute a demand for appraisal within the meaning of Section 262 of the DGCL. The written demand for appraisal must be in addition to and separate from any proxy or vote on the SPMA Proposal.
All demands for appraisal should be addressed to the Company’s legal counsel at Alston & Bird LLP, Attention: Matthew Mamak, 90 Park Avenue, 12th Floor, New York, New York 10016 and must be delivered to the Company before the vote is taken to approve the SPMA Proposal at the special meeting, and must be executed by, or on behalf of, the record holder of the shares of our common stock. The demand will be sufficient if it reasonably informs the Company of the identity of the stockholder and the intention of the stockholder to demand appraisal of the “fair value” of his, her or its shares of our common stock. A stockholder’s failure to deliver to the Company the written demand for appraisal prior to the taking of the vote on the SPMA Proposal at the special meeting of stockholders will result in the loss of appraisal rights.
Only a holder of record of shares of our common stock is entitled to demand an appraisal of the shares registered in that holder’s name. Accordingly, to be effective, a demand for appraisal by a holder of our common stock must be made by, or on behalf of, the record stockholder. The demand should set forth, fully and correctly, the record stockholder’s name as it appears on the stockholder’s stock certificate(s) or in the transfer agent’s records, and in the case of uncertificated shares, should specify the stockholder’s mailing address and the number of shares registered in the stockholder’s name. The demand must state that the person intends thereby to demand appraisal of the stockholder’s shares in connection with the Merger Transaction. The demand cannot be made by the beneficial owner if he or she does not also hold the shares of our common stock of record. The beneficial holder must, in such cases, have the registered owner, such as a bank, brokerage firm or other nominee, submit the required demand in respect of those shares of our common stock. If you hold your shares of our common stock through a bank, brokerage firm or other nominee and you wish to exercise your appraisal rights, you should consult with your bank, brokerage firm or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee and obtaining notice of the effective date of the Merger Transaction.
If shares of our common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal must be made in that capacity. If the shares of our common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner or owners. A record owner, such as a bank, brokerage firm or other nominee, who holds shares of our common stock as a nominee for others, may exercise his or her right of appraisal with respect to shares of our common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of our common stock as to which appraisal is sought. Where no number of shares of our common stock is expressly mentioned, the demand will be presumed to cover all shares of our common stock held in the name of the record owner. If a stockholder holds shares of our common stock through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record owner.
Within 10 days after the effective time of the Merger Transaction, the surviving corporation in the Merger Transaction must give notice of the date that the Merger Transaction became effective to each of the Company’s record stockholders who has complied with Section 262 of the DGCL and who did not vote in favor of the SPMA Proposal. At any time within 60 days after the effective time of the Merger Transaction, any stockholder who has not commenced an appraisal proceeding or joined a proceeding as a named party may withdraw the stockholder’s demand and accept the Merger Consideration specified by the SPMA for that holder’s shares of our common stock by delivering to the surviving corporation a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the effective time of the Merger Transaction will require written approval of the surviving corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, with such approval conditioned upon such terms as the Delaware Court of Chancery deems just. If the surviving corporation does not approve a request to withdraw a demand for appraisal when that approval is required, or, except with respect to any stockholder who withdraws such stockholder’s right to appraisal in accordance with the second sentence of this paragraph, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder will be entitled to receive only the appraised value of his, her or its shares of our common stock determined in any such appraisal proceeding, which value may be less than, equal to or more than the Merger Consideration offered pursuant to the SPMA.
Within 120 days after the effective time of the Merger Transaction, but not thereafter, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 of the DGCL and is entitled to appraisal rights under Section 262 of the DGCL may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of our common stock held by all such stockholders. Upon the filing of the petition by a stockholder, service of a copy of such petition shall be made upon the surviving corporation. The surviving corporation has no obligation to file such a petition, has no present intention to file a petition and holders should not assume that the surviving corporation will file a petition. Accordingly, it is the obligation of the holders of our common stock to initiate all necessary petitions to perfect their appraisal rights in respect of shares of our common stock within the time prescribed in Section 262 of the DGCL and the failure of a stockholder to file such a petition within the period specified in Section 262 of the DGCL could nullify the stockholder’s previous written demand for appraisal. In addition, within 120 days after the effective time of the Merger Transaction, any stockholder who has properly complied with the requirements of Section 262 of the DGCL and who did not vote in favor of the SPMA Proposal will be entitled to receive from the surviving corporation, upon written request, a statement setting forth the aggregate number of shares of our common stock not voted in favor of the SPMA Proposal and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be mailed within 10 days after such written request has been received by the surviving corporation or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later. A person who is the beneficial owner of shares of our common stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition for appraisal or request from the surviving corporation such statement.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, then the surviving corporation will be obligated, within 20 days after receiving service of a copy of the petition, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares of our common stock and with whom agreements as to the value of their shares of our common stock have not been reached. After notice to stockholders who have demanded appraisal from the Register in Chancery, if such notice is ordered by the Delaware Court of Chancery, the Delaware Court of Chancery will conduct a hearing upon the petition and determine those stockholders who have complied with Section 262 of the DGCL and who have become entitled to the appraisal rights provided by Section 262 of the DGCL. The Delaware Court of Chancery may require stockholders who have demanded payment for their shares of our common stock to submit their stock certificates to the Register in Chancery for notation of the pendency of the appraisal proceedings; if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.
After determination of the stockholders entitled to appraisal of their shares of our common stock, the Delaware Court of Chancery will appraise the shares of our common stock, determining their fair value as of the effective time of the Merger Transaction after taking into account all relevant factors exclusive of any element of value arising from the accomplishment or expectation of the Merger Transaction, together with interest, if any, to be paid upon the amount determined to be the fair value. When the fair value has been determined, the Delaware Court of Chancery will direct the payment of such value upon surrender by those stockholders of the certificates representing their shares of our common stock. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger Transaction through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time of the Merger Transaction and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter only upon the sum of  (1) the difference, if any, between the amount paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time.
You should be aware that an investment banking opinion as to the fairness from a financial point of view of the consideration to be received in a sale transaction, such as the Merger Transaction, is not an opinion as to, and does not in any way address, fair value under Section 262 of the DGCL. Although we believe that the Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery and stockholders should recognize that such an appraisal could result in a determination of a value that may be less than, equal to or more than the Merger Consideration. Moreover, we do not anticipate offering more than the Merger Consideration to any stockholder exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262 of the DGCL, the “fair value” of a share of our common stock is less than the Merger Consideration. In determining “fair value”, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the Merger Transaction which throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger”. In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value”, but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered”.

Costs of the appraisal proceeding (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Delaware Court of Chancery, as it deems equitable in the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts used in the appraisal proceeding, to be charged pro rata against the value of all shares of our common stock entitled to appraisal. Any stockholder who demanded appraisal rights will not, after the effective time of the Merger Transaction, be entitled to vote shares of our common stock subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares of our common stock, other than with respect to payment as of a record date prior to the effective time of the Merger Transaction. If no petition for appraisal is filed within 120 days after the effective time of the Merger Transaction, or if the stockholder otherwise fails to perfect, successfully withdraws or loses such holder’s right to appraisal, then the right of that stockholder to appraisal will cease and each of the shares of our common stock owned by that stockholder will be deemed to have been converted at the effective time of the Merger Transaction into the right to receive approximately $13.92 per share in cash (without interest) pursuant to the SPMA, in addition to certain milestone payments pursuant to the CVR Agreement. Inasmuch as the Company has no obligation to file such a petition, and the Company has no present intention to do so, any holder of shares of our common stock who desires such a petition to be filed is advised to file it on a timely basis. A stockholder will fail to perfect or effectively lose the right to appraisal if no petition for appraisal is filed within 120 days after the effective date of the Merger Transaction. In addition, as indicated above, a stockholder may withdraw his, her or its demand for appraisal in accordance with Section 262 of the DGCL and accept the Merger Consideration offered pursuant to the SPMA.
Failure to comply strictly with all of the procedures set forth in Section 262 of the DGCL will result in the loss of a stockholder’s statutory appraisal rights.
In view of the complexity of Section 262 of the DGCL, the Company’s stockholders who may wish to pursue appraisal rights should consult their own legal and financial advisors.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Any statements in this proxy statement and the other documents referenced herein, whether written or oral, about future events, expectations, plans or prospects for the Company, or about the Company’s future expectations, beliefs, goals, plans or prospects, constitute forward-looking statements within the meaning of Section 21E of the Exchange Act. All statements other than statements of historical fact, including statements containing the words “will”, “believes”, “plans”, “anticipates”, “expects”, “estimates” and similar expressions, are forward-looking statements.
A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including, but not limited to: (1) the conditions to the completion of the Stock Purchase Transaction and the Merger Transaction, including the Requisite Stockholder Approval, may not be satisfied on the terms expected or on the anticipated schedule; (2) the parties’ ability to meet expectations regarding the timing and completion of the Stock Purchase Transaction and the Merger Transaction; (3) the occurrence of any event, change or other circumstance that could give rise to the termination of the SPMA; (4) the effect of the announcement or pendency of the Stock Purchase Transaction and the Merger Transaction on our business relationships, operating results, and business generally; (5) risks that the proposed Stock Purchase Transaction and the Merger Transaction disrupt the Company’s current plans and operations; (6) risks related to diverting management’s attention from the Company’s ongoing business operations; (7) the outcome of any legal proceedings that may be instituted against the Company related to the Stock Purchase Transaction and the Merger Transaction or the SPMA; (8) the amount of the costs, fees, expenses and other charges related to the Stock Purchase Transaction and the Merger Transaction; and (9) other factors discussed from time to time in our reports filed with the SEC, including the factors discussed in Item 1A of the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 14, 2018, and subsequent SEC filings, which are available at http://www.sec.gov. The Company assumes no obligation to update the information in this proxy statement, except as otherwise required by law. Readers are cautioned not to place undue reliance on forward-looking statements.
Forward-looking statements reflect the views and assumptions of management as of the date of this proxy statement (unless specified otherwise) with respect to future events. The Company does not undertake, and hereby disclaims, any obligation, unless required to do so by applicable securities laws, to update any forward-looking statements, whether as a result of new information, future events or other factors. The inclusion of any statement in this proxy statement does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.
You are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this proxy statement (unless specified otherwise) or, in the case of documents referred to or incorporated by reference, the dates of those documents.

THE PARTIES TO THE SPMA
Avenue Therapeutics, Inc.
Avenue Therapeutics, Inc., a Fortress Biotech company, is a specialty pharmaceutical company focused on the development and commercialization of intravenous (IV) Tramadol for the management of moderate to moderately severe post-operative pain. Avenue’s common stock is quoted on Nasdaq under the symbol “ATXI”.
Additional information about Avenue is contained in our public filings with the SEC that are incorporated by reference herein. See “Where You Can Find Additional Information” beginning on page 87 of this proxy statement.
InvaGen Pharmaceuticals Inc.
InvaGen is an indirect wholly-owned subsidiary of Cipla Limited (“Cipla”). Established in 1935, Cipla is a global pharmaceutical company focused on agile and sustainable growth, complex generics, and deepening portfolio in its home markets of India, South Africa, North America, and key regulated and emerging markets. Cipla’s strengths in the respiratory, anti-retroviral, urology, cardiology and CNS segments are well-known. Cipla’s 44 manufacturing sites around the world produce 50+ dosage forms and 1,500+ products using cutting-edge technology platforms to cater to our 80+ markets. Cipla is ranked 3rd largest in pharma in India, 3rd largest in the pharma private market in South Africa, and is among the most dispensed generic players in the US. For over eight decades, making a difference to patients has inspired every aspect of Cipla’s work. Cipla’s paradigm-changing offer of a triple anti-retroviral therapy in HIV/AIDS at less than a dollar a day in Africa in 2001 is widely acknowledged as having contributed to bringing inclusiveness, accessibility and affordability to the centre of the movement. A responsible corporate citizen, Cipla’s humanitarian approach to healthcare in pursuit of its purpose of  ‘Caring for Life’ and deep-rooted community links wherever it is present make it a partner of choice to global health bodies, peers and all stakeholders. For more, please visit www.cipla.com.
Madison Pharmaceuticals Inc.
Madison Pharmaceuticals Inc., a Delaware corporation and a wholly-owned subsidiary of Parent, which we refer to as “Merger Sub”, was formed for the purpose of doing any lawful act or activity for which a corporation may be organized under the DGCL. As of the date of this proxy Merger Sub has not conducted any activities other than those incidental to its incorporation, and the negotiation and execution of the SPMA and the transactions contemplated by the SPMA.

THE SPECIAL MEETING
We are furnishing this proxy statement to Avenue stockholders as part of the solicitation of proxies by the Board for use at the special meeting and at any adjournment or postponement thereof.
Date, Time and Place of the Special Meeting
The special meeting will be held on February 6, 2019 at 10:00 a.m., Eastern Time, at the offices of our legal counsel, Alston & Bird LLP, located at 90 Park Avenue, New York, New York 10016, or at any adjournment or postponement thereof.
Purpose of the Special Meeting
The SPMA provides that at the effective time of the Merger Transaction, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent. At the special meeting, you will be asked to consider and vote upon the following proposals:
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the proposal to approve and adopt the SPMA and the Ancillary Agreements, and the consummation of the transactions contemplated thereby, including the Stock Purchase Transaction and the Merger Transaction, and the appointment of a rights agent (the “Rights Agent”) in connection with the CVR Agreement, which we refer to as the “SPMA Proposal”, as described in the section entitled “Proposal 1: SPMA Proposal” beginning on page 54 of this proxy statement;

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the proposal to approve the adjournment of the special meeting from time to time, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the SPMA or in the absence of a quorum, which we refer to as the “Adjournment Proposal”, as described in the section entitled “Proposal 2: Adjournment Proposal” beginning on page 55 of this proxy statement; and

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to transact any other business that may properly come before the special meeting, or any adjournment or postponement of the special meeting, by or at the direction of the Board.

The Board unanimously recommends that you vote “FOR” each of the above proposals.
Our stockholders must approve the SPMA Proposal in order for the Stock Purchase Transaction and the Merger Transaction to occur. If the Company stockholder approval is not obtained to approve the SPMA Proposal, then the Stock Purchase Transaction and the Merger Transaction will not occur. If the Company stockholder approval is obtained, but the Non-Affiliate Stockholder Approval (as defined below) of the SPMA Proposal is not obtained, Parent may terminate the SPMA prior to the consummation of the Stock Purchase Transaction. For further information see the section entitled “The Special Meeting — Vote Required” beginning on page 49.
Record Date and Quorum
The Board has fixed the close of business on December 13, 2018 as the record date for determination of stockholders entitled to receive notice of, and to vote at, the special meeting, and any adjournments or postponements thereof. Only holders of record of our common stock as of the close of business on the record date are entitled to receive notice of, and to vote at (in person or by proxy), the special meeting and at any adjournment or postponement thereof.
As of the close of business on the record date, there were 10,667,714 shares of our common stock outstanding. Each holder of our common stock is entitled to cast one vote per such share on each matter properly brought before the special meeting for each share of our common stock that such holder owned as of the record date.
The presence at the special meeting, in person or represented by proxy, of the holders of a majority of the shares of our common stock issued and outstanding and entitled to vote at the special meeting constitutes a quorum for the transaction of business at the special meeting. Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting. Shares of our common stock represented at the special meeting but not voted, including shares of our common stock for which proxies have been received but for which stockholders have abstained, will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business. Broker non-votes are deemed to be “present” at the meeting for quorum purposes. Your vote is very important, regardless of the number of shares of our common stock you own. Because stockholders cannot take any action at the meeting unless a majority of our common stock issued and outstanding and entitled to vote thereat is represented, it is important that you attend the meeting in person or are represented by proxy at the meeting.
In the event that a quorum is not present at the special meeting, we expect to adjourn or postpone the special meeting until we solicit enough proxies to obtain a quorum.
Attendance
Only stockholders of record, their duly appointed proxy holders and our guests may attend the special meeting. If you plan to attend the special meeting in person, please mark the designated box on the enclosed proxy card. Alternatively, if you utilize the Internet voting system, please indicate your plans to attend the special meeting when prompted to do so by the system. If you are a stockholder of record, you should bring the bottom half of the enclosed proxy card as your admission card and present the card upon entering the special meeting. If you are planning to attend the special meeting and your shares are held in street name (by a bank or broker, for example), you should ask the record owner for a legal proxy or bring your most recent account statement to the special meeting so that we can verify your ownership of Avenue stock. Please note, however, that if your shares are held in street name and you do not bring a legal proxy from the record owner, you will be able to attend the special meeting, but you will not be able to vote at the special meeting. If you are the representative of a corporate or institutional stockholder, you must present valid photo identification along with proof that you are the representative of such stockholder. Please note that cameras, recording devices and other electronic devices will not be permitted at the special meeting.
Vote Required
SPMA Proposal
Approval of the SPMA Proposal requires the affirmative vote of stockholders holding a majority of the aggregate voting power of the shares outstanding and entitled to vote on such proposal, which we refer to as the “Company stockholder approval”. However, in addition to the Company stockholder approval, which is required under Delaware law, under the SPMA Parent’s obligation to consummate the Stock Purchase Transaction is subject to approval of the SPMA proposal by a majority of our common stock held by stockholders who are not affiliates of the Company, which we refer to as the “Non-Affiliate Stockholder Approval”. For further information see the section entitled “The SPMA — Conditions to Completion of the Stock Purchase Transaction and the Merger Transaction” beginning on page 69.
Adjournment Proposal
Approval of the Adjournment Proposal requires the affirmative vote of stockholders holding a majority of the aggregate voting power of the shares outstanding and entitled to vote present, in person or by proxy, on such proposal at the special meeting.
Record Ownership; Beneficial Ownership
If your shares of our common stock are registered directly in your name with our transfer agent, VStock Transfer LLC, then you are considered, with respect to those shares of our common stock, the “stockholder of record”. This proxy statement and proxy card have been sent directly to you by the Company. As the stockholder of record, you have the right to vote in person at the meeting or to grant your voting rights directly to the Company or to a third party by a proxy duly executed or transmitted in a manner in accordance with applicable law. To gain admittance, please bring either (i) the bottom half of the enclosed proxy card as your admission card and present the card upon entering the special meeting or, (ii) if your shares are held in street name (by a bank or broker, for example), you should ask the record owner for a legal proxy or bring your most recent account statement to the special meeting so that we can verify your ownership of the Company’s stock. For more information, please follow the instructions under “The Special Meeting — Attendance” beginning on page 49 of this proxy statement.
If your shares of our common stock are held through a bank, brokerage firm or other nominee, you are considered the “beneficial owner” of those shares. In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee who is considered, with respect to those shares of our common stock, the stockholder of record. As the beneficial owner, you have the right to direct your bank, brokerage firm or other nominee how to vote your shares of our common stock by following their instructions for voting. Your bank, brokerage firm or other nominee should send you, as the beneficial owner, a package describing the procedure for voting your shares.
Effects of Failing to Vote and Abstentions; Broker Non-Votes
For each of the SPMA Proposal and the Adjournment Proposal, you may vote “FOR”, “AGAINST” or “ABSTAIN”.
If you fail to submit a proxy or to vote in person at the special meeting, then your shares will not be included in the calculation of the number of shares of our common stock represented at the special meeting for purposes of determining whether a quorum has been achieved. Failing to vote either in person or by proxy at the special meeting will have the same effect as a vote “AGAINST” the SPMA Proposal. Such failure to vote (assuming a quorum is present for the special meeting) will have no effect on the Adjournment Proposal.
An abstention occurs when a stockholder attends a meeting, either in person or by proxy, but abstains from voting on one or more proposals. Abstaining stockholders will be considered present and entitled to vote and the special meeting, and those shares will count towards determining whether a quorum has been achieved. Abstaining from voting on any proposal at the special meeting will have the same effect as a vote “AGAINST” such proposal.
Under applicable rules, brokers, banks or other nominees who hold shares of our common stock in street name for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, brokers, banks or other nominees are not allowed to exercise their voting discretion with respect to the approval of matters that are “non-routine” without specific instructions from the beneficial owner. All proposals to be voted on by you at the special meeting are “non-routine” matters, and therefore brokers do not have discretionary authority to vote on any of the proposals. Broker non-votes occur when a broker, bank or other nominee is not instructed by the beneficial owner of shares to vote on a particular proposal for which the broker does not have discretionary voting power. Shares that are subject to broker non-votes are considered not entitled to vote, and therefore will not count toward determining whether or not a quorum is present at the meeting and will be ignored for purposes of determining the outcome of any vote on the SPMA Proposal or the Adjournment Proposal. However, if you do not instruct your bank, brokerage firm or other nominee to vote your shares of our common stock, your shares of our common stock will not be voted, and as broker non-votes, the effect will be the same as a vote “AGAINST” approval of the SPMA Proposal.
Voting
This proxy statement is accompanied by a proxy card with instructions for submitting voting instructions. If you are a stockholder of record and your shares are registered directly in your name, you may have your shares of our common stock voted on matters presented at the special meeting in any of the following ways:
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In Person.   You may attend the special meeting and cast your vote there. To gain admittance, please bring either (i) the bottom half of the enclosed proxy card as your admission card and present the card upon entering the special meeting or, (ii) if your shares are held in street name (by a bank or broker, for example), you should ask the record owner for a legal proxy or bring your most recent account statement to the special meeting so that we can verify your ownership of the Company’s stock. Even if you plan to attend the meeting, it is desirable that you vote in advance of the meeting.

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By Proxy.   Stockholders of record have a choice of voting by proxy:

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Over the Internet:   Go to the website referenced on your proxy card and follow the instructions on the website. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions in the same manner as if you had completed, signed, dated and returned your proxy card, as described below. You must submit your Internet proxy before 11:59 p.m., Eastern Time, on February 5, 2019, the day before the special meeting, for your proxy to be valid and your vote to count.

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By Telephone:   Call 1-800-690-6903, toll-free from the United States, Canada and Puerto Rico, and follow the recorded instructions. You must specify how you want your shares voted and confirm your vote at the end of the call or your telephone vote cannot be completed. Your shares will be voted according to your instructions in the same manner as if you had completed, signed, dated and returned your proxy card, as described below. You must submit your telephonic proxy before 11:59 p.m., Eastern Time, on February 5, 2019, the day before the special meeting, for your proxy to be valid and your vote to count; or

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By Mail:   Complete and sign your enclosed proxy card and mail it in the enclosed postage-paid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your shares will be voted according to your instructions. Broadridge must receive the proxy card by February 5, 2019, the day before the special meeting, for your proxy to be valid and your vote to count.

If you are a beneficial owner of our common stock and your shares are held in “street name”, you should receive instructions from your bank, brokerage firm or other nominee that you must follow in order to have your shares of our common stock voted. Those instructions will identify which of the above choices are available to you in order to have your shares voted. Please note that if you are a beneficial owner and wish to vote in person at the special meeting, please bring either (i) the bottom half of the enclosed proxy card as your admission card and present the card upon entering the special meeting or, (ii) if your shares are held in street name (by a bank or broker, for example), you should ask the record owner for a legal proxy or bring your most recent account statement to the special meeting so that we can verify your ownership of the Company’s stock. A legal proxy is not the form of proxy enclosed with this proxy statement. You will not be able to vote shares you hold in “street name” through a bank, broker or other nominee in person at the special meeting unless you have a “legal proxy” from that bank, broker or other nominee issued in your name giving you the right to vote your shares.
If you vote by proxy, regardless of the method you choose to vote, the individuals named on the enclosed proxy card, and each of them, with full power of substitution, will vote your shares of our common stock in the way that you indicate. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares of our common stock should be voted “FOR” or “AGAINST” or to “ABSTAIN” from voting on all, some or none of the specific items of business to come before the special meeting.
If you are a holder of record and you properly sign your proxy card but do not mark the boxes showing how your shares of our common stock should be voted on a matter, the shares of our common stock represented by your properly signed proxy will be voted “FOR” approval of the SPMA Proposal and “FOR” the Adjournment Proposal.
YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES OF OUR COMMON STOCK YOU OWN. BECAUSE, UNDER THE SPMA, STOCKHOLDERS CANNOT APPROVE THE SPMA PROPOSAL UNLESS A MAJORITY OF THE SHARES OF OUR COMMON STOCK ISSUED AND OUTSTANDING AND ENTITLED TO VOTE THEREAT IS REPRESENTED, IT IS IMPORTANT THAT YOU ATTEND THE MEETING IN PERSON OR ARE REPRESENTED BY PROXY AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE PAID REPLY

ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. IF YOU WILL ATTEND THE SPECIAL MEETING AND VOTE IN PERSON, YOUR VOTE BY BALLOT WILL REVOKE ANY PROXY PREVIOUSLY SUBMITTED.
Proxies and Revocation
Any stockholder of record entitled to vote at the special meeting may submit a proxy by telephone, over the Internet or by returning the enclosed proxy card in the accompanying postage-paid reply envelope, or may vote in person by appearing at the special meeting. If your shares of our common stock are held in “street name” through a bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your shares of our common stock using the instructions provided by your bank, brokerage firm or other nominee. If you are a beneficial owner and wish to vote in person at the special meeting, you must provide a “legal proxy” from the bank, brokerage firm or other nominee that is the stockholder of record for your shares of our common stock giving you the right to vote the shares at the special meeting. If you fail to vote in person at the special meeting or fail to return your proxy card or fail to submit your proxy by telephone or the Internet, or if your shares are held in “street name” by your bank, brokerage firm or other nominee and you fail to instruct your bank, brokerage firm or other nominee to vote, your shares of our common stock will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote “AGAINST” approval of the SPMA Proposal. If you fail to vote in person at the special meeting or fail to return your proxy card or fail to submit your proxy by telephone or the Internet, your shares of our common stock will not have an effect on the Adjournment Proposal.
You have the right to revoke a proxy. If your shares are registered directly in your name, you may revoke your proxy or change your vote before the special meeting. To do so, you must do one of the following:
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Vote over the Internet or by telephone as instructed above. Only your latest Internet or telephone vote is counted. You may not change your vote over the Internet or by telephone after 11:59 p.m., Eastern Time, on February 5, 2019.

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Sign a new proxy and mail it as instructed above. Only your latest dated, valid proxy received by Broadridge not later than February 5, 2019 will be counted.

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Attend the special meeting, request that your proxy be revoked and vote in person as instructed above. Attending the special meeting will not revoke your Internet vote, telephone vote or proxy, as the case may be, unless you specifically request it. Please note, to gain admittance, please bring either (i) the bottom half of the enclosed proxy card as your admission card and present the card upon entering the special meeting or, (ii) if your shares are held in street name (by a bank or broker, for example), you should ask the record owner for a legal proxy or bring your most recent account statement to the special meeting so that we can verify your ownership of the Company’s stock.

Anticipated Date of Completion of the Stock Purchase Transaction and the Merger Transaction
If the SPMA Proposal receives the Company stockholder approval, the closing of the Stock Purchase Transaction shall take place no later than five business days after the satisfaction or waiver of the conditions to the closing of the Stock Purchase Transaction provided for in the SPMA, or at such later time as may be agreed by Parent and the Company in writing, as described in the section entitled “The SPMA—Conditions to Completion of the Stock Purchase Transaction and the Merger Transaction” beginning on page 69 of this proxy statement.
The closing of the Merger Transaction shall take place no later than five business days after the satisfaction or waiver of the conditions to the closing of the Merger Transaction provided for in the SPMA, which we refer to as the or at such later time as may be agreed by Parent and the Company in writing, as described in the section entitled “The SPMA—Conditions to Completion of the Stock Purchase Transaction and the Merger Transaction” beginning on page 70 of this proxy statement.

Adjournments and Postponements
Although it is not currently expected, the special meeting may be adjourned or postponed. We are submitting the Adjournment Proposal for your consideration to approve the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the SPMA Proposal or in the absence of a quorum (Proposal 2 on your proxy card). Notwithstanding the Adjournment Proposal, the Company retains full authority to the extent set forth in its by-laws and/or permitted under Delaware law to adjourn the special meeting for any purpose, or to postpone the special meeting before it is convened, without the consent of any stockholder of the Company, provided that the SPMA includes certain limitations on the Company’s ability to postpone or adjourn the meeting, as described in the section entitled “Proposal 2: Adjournment Proposal” beginning on page 55 of this proxy statement.
If the special meeting is adjourned, we are not required to give notice of the time and place of the adjourned meeting if announced at the meeting at which the adjournment is taken, unless the adjournment is for more than 30 days or the Board fixes a new record date for the adjourned meeting. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting. All proxies will be voted in the same manner as they would have been voted at the original convening of the special meeting, except for any proxies that have been effectively revoked or withdrawn prior to the time the proxy is voted at the reconvened meeting.
Solicitation of Proxies; Payment of Solicitation Expenses
The Company has engaged Morrow Sodali, LLC as the proxy solicitor to assist in the solicitation of proxies for the special meeting. The Company will pay the proxy solicitor a fee of  $12,500. The Company has also agreed to pay a fee for each incoming and outgoing stockholder telephone call and agreed to reimburse the proxy solicitor for certain reasonable and documented fees and expenses and will also indemnify the proxy solicitor and all of its directors, officers, employees and agents against certain claims, expenses, losses, damages, liabilities and/or judgments. The Company may also reimburse banks and brokers or their agents for their expenses in forwarding proxy materials to beneficial owners of our common stock. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.
Questions and Additional Information
If you have questions about the SPMA Proposal, including the Stock Purchase Transaction and the Merger Transaction, or the Adjournment Proposal, need assistance in submitting your proxy or voting your shares of our common stock, or need additional copies of the proxy statement or the enclosed proxy card, please contact Morrow Sodali, LLC, our proxy solicitor, by calling toll-free at (800) 662-5200 or using the contact information below. Please do NOT send in any stock certificates you hold with your proxy card. After the completion of the Merger Transaction, a separate letter of transmittal will be mailed to you promptly, and in any event within five business days, that will enable you to receive the Merger Consideration in exchange for your shares of our common stock. If your shares of our common stock are held in “street name” through a bank, brokerage firm or other nominee, you should contact your bank, brokerage firm or other nominee for instructions as to how to effect the surrender of your “street name” shares of our common stock in exchange for the Merger Consideration. See “The SPMA — Payment of Merger Consideration and Surrender of Stock Certificates” beginning on page 56.

PROPOSAL 1: THE SPMA PROPOSAL
The Proposal
The Company’s stockholders are being asked to approve a proposal to
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approve and adopt the SPMA and the Ancillary Agreements, and the consummation of the transactions contemplated thereby, including the Stock Purchase Transaction and the Merger Transaction, and to approve and authorize the appointment of, and direction to, a Rights Agent in connection with CVR Agreement.

For a summary of the SPMA, see “The SPMA” beginning on page 56 of this proxy statement. A copy of the SPMA is attached as Annex A to this proxy statement. For a summary of the CVR Agreement, see “The Contingent Value Rights Agreement” beginning on page 77 of this proxy statement. A copy of the CVR Agreement is attached as Annex D to this proxy statement.
If the special meeting is adjourned for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time before their use. If you sign and return a proxy and do not indicate how you wish to vote on any proposal, or if you sign and return a proxy and you indicate that you wish to vote in favor of the Adjournment Proposal but do not indicate a choice on the SPMA Proposal, your shares of the Company’s common stock will be voted in favor of the SPMA Proposal. The vote on the SPMA Proposal is a vote separate and apart from the vote on the Adjournment Proposal. Accordingly, you may vote to approve the Adjournment Proposal and vote not to approve the SPMA Proposal and vice versa.
Required Vote
Approval of the SPMA Proposal requires the affirmative vote of stockholders holding a majority of the aggregate voting power of the shares outstanding and entitled to vote on such proposal. However, in addition to the Company stockholder approval, which is required under Delaware law, under the SPMA Parent’s obligation to consummate the Stock Purchase Transaction is subject to approval of the SPMA proposal by a majority of our common stock held by Persons who are not affiliates of the Company. For further information see the section entitled “The SPMA — Conditions to Completion of the Stock Purchase Transaction and the Merger Transaction” beginning on page 69.
The Board unanimously recommends that you vote “FOR” the SPMA Proposal.

PROPOSAL 2: THE ADJOURNMENT PROPOSAL
The Proposal
The Company’s stockholders are being asked to approve a proposal to
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adjourn the special meeting from time to time, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the SPMA or in the absence of a quorum.

If this Adjournment Proposal is approved, then the special meeting could be adjourned by the Board to any date, and the Board could postpone the special meeting before it commences, in each case subject to the provisions of the SPMA set forth below.
Pursuant to the SPMA, the Company is permitted to postpone or adjourn the special meeting: (i) with the written consent of Parent, or (ii) if the Company, acting in good faith after consulting with its outside legal counsel, determines that (a) such postponement or adjournment is necessary to ensure that any required supplement or amendment to this Proxy Statement is provided to the Company’s stockholders within a reasonable amount of time in advance of the special meeting, (b) (x) it will not receive proxies sufficient to approve the SPMA Proposal, whether or not a quorum will be present, or (y) it will not have sufficient shares of capital stock of the Company represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the special meeting, or (c) such postponement or adjournment is required to comply with applicable legal requirements; provided, that in the case of any postponement or adjournment under clause (ii) above, the date of the special meeting shall not be postponed or adjourned by more than an aggregate of 15 calendar days other than with Parent’s prior written consent. For further information see “The SPMA — Change of Recommendation; Superior Proposals” beginning on page 65.
Vote Instructions
If you sign and return a proxy and do not indicate how you wish to vote on any proposal, or if you sign and return a proxy and you indicate that you wish to vote in favor of the SPMA Proposal but do not indicate a choice on the Adjournment Proposal, your shares of our common stock will be voted in favor of the Adjournment Proposal. The vote on the Adjournment Proposal is a vote separate and apart from the vote on the SPMA Proposal. Accordingly, you may vote to approve the SPMA Proposal and vote not to approve the Adjournment Proposal and vice versa.
Required Vote
Approval of the Adjournment Proposal requires the affirmative vote of stockholders holding a majority of the aggregate voting power of the shares outstanding and entitled to vote present, in person or by proxy, on such proposal at the special meeting.
The Board unanimously recommends that you vote “FOR” the Adjournment Proposal.

THE SPMA
This section describes the material terms of the SPMA. The description of the SPMA in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the SPMA, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the SPMA that is important to you. We encourage you to read the SPMA carefully and in its entirety.
Explanatory Note Regarding the SPMA
The SPMA, a copy of which is attached as Annex A, and this summary of its terms are included in this proxy statement to provide you with information regarding its terms. Factual disclosures about the Company contained in this proxy statement or in the Company’s public reports filed with the SEC may supplement, update or modify the factual disclosures about the Company contained in the SPMA. The representations, warranties and covenants made in the SPMA by the Company, Parent and Merger Sub were made solely to the parties to, and solely for the purposes of, the SPMA and as of specific dates and were qualified and subject to important limitations agreed to by the Company, Parent and Merger Sub in connection with negotiating the terms of the SPMA. In particular, in your review of the representations and warranties contained in the SPMA and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the SPMA may have the right not to consummate the Stock Purchase Transaction and the Merger Transaction if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the SPMA, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the SPMA. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates.
Additional information about the Company may be found elsewhere in this document and the Company’s other public filings. See the section entitled “Where You Can Find Additional Information” beginning on page 87 of this proxy statement.
Structure of the SPMA
The SPMA provides for the acquisition of the Company by Parent, through a two-stage transaction. The first stage will be the consummation of the Stock Purchase Transaction. The second stage will be the consummation of the Merger Transaction.
The Stock Purchase Transaction
At the First Stage Closing, subject to prior satisfaction of the First Stage Closing Conditions, Parent will acquire common stock representing 33.3% of the fully diluted capitalization of the Company for $35 million (currently expected to be 5,833,333 shares at $6.00 per share). The First Stage Closing shall take place, and the Stock Purchase Transaction shall become effective, no later than five business days after the satisfaction or waiver of the First Stage Closing Conditions, or at such later time as may be agreed by Parent and the Company in writing.
The Merger Transaction
At the Second Stage Closing, subject to prior satisfaction of the Second Stage Closing Conditions, Parent will acquire the remaining issued and outstanding capital stock of the Company for up to $180 million, subject to certain deductions, by way of a reverse subsidiary merger transaction, in which Merger Sub will merge with and into the Company and the Company will be the surviving corporation in the Merger Transaction and will be Delaware corporation wholly-owned subsidiary of Parent, and the separate corporate existence of Merger Sub will cease.

Upon consummation of the Merger Transaction, the certificate of incorporation and the by-laws of the Company shall be amended in their entirety as set forth in Exhibits M and N to the SPMA, respectively, and, as so amended, shall be the certificate of incorporation and by-laws of the surviving corporation until thereafter amended in accordance with applicable legal requirements.
The members of the board of directors of Merger Sub immediately prior to the effective time of the Merger Transaction will be the initial directors of the surviving corporation and will serve until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and the bylaws of the surviving corporation. The officers of Merger Sub immediately prior to the effective time will be the initial officers of the surviving corporation and will serve until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and the bylaws of the surviving corporation.
When the Stock Purchase Transaction and the Merger Transaction Become Effective
If the SPMA Proposal receives the Company stockholder approval, the closing of the Stock Purchase Transaction shall take place no later than five business days after the satisfaction or waiver of the conditions to the closing of the Stock Purchase Transaction provided for in the SPMA, or at such later time as may be agreed by Parent and the Company in writing, as described in the section entitled “The SPMA — Conditions to Completion of the Stock Purchase Transaction and the Merger Transaction” beginning on page 69 of this proxy statement.
The closing of the Merger Transaction shall take place no later than five business days after the satisfaction or waiver of the conditions to the closing of the Merger Transaction provided for in the SPMA, or at such later time as may be agreed by Parent and the Company in writing, as described in the section entitled “The SPMA — Conditions to Completion of the Stock Purchase Transaction and the Merger Transaction” beginning on page 69 of this proxy statement.
Effect of the Merger Transaction on the Common Stock of the Company and Merger Sub
At the effective time of the Merger Transaction, each share of the Company’s common stock issued and outstanding immediately prior to the effective time of the Merger Transaction (other than the Cancelled Shares and Dissenting Shares, each as defined below) will be converted into the right to receive (i) a pro rata portion, based on the fully diluted capitalization of the Company immediately prior to the effective time of the Merger Transaction, of the total merger consideration of up to $180 million, subject to certain deductions, which portion is currently expected to be approximately $13.92 per share; and (ii) a CVR which represents the right to receive contingent cash payments upon the achievement of certain milestones relating to annual net sales and gross profit targets of IV Tramadol, pursuant to the CVR Agreement.
Each share of common stock, par value $0.0001 per share, of Merger Sub issued and outstanding immediately prior to the effective time of the Merger Transaction shall be converted into and become one newly issued, fully paid, and non-assessable share of common stock, par value $0.0001 per share, of the surviving corporation with the same rights, powers, and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the surviving corporation.
Cancelled Shares
At the effective time of the Merger Transaction, as a result of the Merger Transaction and without any action on the part of the Company, Parent Merger Sub or any holder of capital stock thereof, each common share, Class A Preferred Share or share of any other class or series of shares of capital stock of the Company that is owned by the Company, Parent or Merger Sub (as treasury stock or otherwise) or any of their respective direct or indirect wholly-owned subsidiaries as of immediately prior to the effective time of the Merger Transaction will automatically be cancelled and retired and will cease to exist, and no consideration will be delivered in exchange therefor.

Dissenting Shares
Shares of our common stock issued and outstanding immediately prior to the effective time of the Merger Transaction and held by a holder who has properly exercised appraisal rights of such shares in accordance with Section 262 of the DGCL and has not subsequently failed to perfect or otherwise waived, withdrawn, or lost such holder’s appraisal rights under the DGCL with respect to such shares, which we refer to as the “Dissenting Shares” (until such time as such holder fails to perfect or otherwise waives, withdraws, or loses such holder’s appraisal rights under the DGCL with respect to such shares) will be canceled without payment of any form of consideration and cease to exist, subject to certain rights of the dissenting stockholders as described below.
No person who has timely and properly demanded appraisal of his, her or its shares of the Company’s common stock pursuant to and in accordance with Section 262 of the DGCL shall be entitled to receive the Merger Consideration with respect to the Dissenting Shares owned by such person, but instead such holder will be entitled to receive such consideration as may be determined to be due to such dissenting holder pursuant to Section 262 of the DGCL (or any successor provision), unless and until such holder has failed to perfect or has effectively withdrawn such demand or lost its, his or her rights to appraisal under the DGCL or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL.
If, after the effective time, any holder of Dissenting Shares has failed to perfect or has effectively withdrawn or lost such right, such holder’s shares of the Company’s common stock will thereupon be treated as if they had been converted into and become exchangeable for the right to receive, as of the effective time, the Merger Consideration for each such share of our common stock owned by such holder, without interest and less any applicable withholding taxes. A summary of the appraisal rights available to the holders of shares of the Company common stock is provided in the section entitled “The Special Meeting and the Stock Purchase Transaction and the Merger Transaction — Rights of Appraisal” beginning on page 41 and a copy of Section 262 of the DGCL is included with this proxy statement as Annex C.
Treatment of the Company’s Preferred Stock
Fortress owns all of the issued and outstanding shares of the Company’s Class A Preferred Stock. Pursuant to the Waiver Agreement, at or prior to the Second Stage Closing, all issued and outstanding Class A Preferred Stock owned by Fortress will be converted into shares of the Company’s common stock.
Treatment of Stock Options, Other Stock-Based Compensation and Warrants
Company Stock Options
The Company shall take all requisite action so that, prior to the effective time of the Merger Transaction, each option to acquire our common stock, each of which we refer to as a “Company stock option”, that is then-outstanding under any Company incentive plan shall become vested and exercisable and, if the fair market value of a share of common stock is then in excess of the per share exercise price of the Company stock option, such Company stock option shall be exercised pursuant to the terms and conditions of the applicable Company stock option award agreement, with any taxes withheld with respect to such exercise, and each share of common stock received by the former holder of a Company stock option in connection with such exercise shall be cancelled and converted automatically into the right to receive the Merger Consideration.
Company Restricted Shares
The Company shall take all requisite action so that, immediately prior to the effective time of the Merger Transaction, each share of our common stock subject to vesting, repurchase, or other lapse of restrictions, each of which we refer to as a “Company restricted share”, that is then-outstanding under any Company incentive plan shall vest in full and become free of restrictions, with any taxes withheld with respect to the fair market value of such Company restricted share, and shall be cancelled and converted automatically into the right to receive the Merger Consideration.

Company Restricted Share Units
The Company shall take all requisite action so that, immediately prior to the effective time of the Merger Transaction, each unit of Company restricted shares, which we refer to as a “Company restricted share units”, that is outstanding immediately prior to the effective time of the Merger Transaction, shall be accelerated in full and, in exchange therefor, each former holder of any such Company restricted share units shall be entitled to receive a number of our common stock as is equal to (i) the total number of our common stock subject to such Company restricted share units, less (ii) a number of our common stock to be withheld by the surviving corporation in satisfaction of the tax withholding obligations arising as a result of the vesting and settlement of such Company restricted share units, and each such common stock shall be cancelled and converted automatically into the right to receive the Merger Consideration.
Warrants
The Company shall take all requisite action so that any Company Warrants (as defined below) outstanding immediately prior to the effective time of the Merger Transaction, shall have been amended to provide that such Company Warrant shall, immediately prior to the effective time of the Merger Transaction, automatically be converted into our common stock, and each such common stock shall be cancelled and converted automatically into the right to receive the Merger Consideration.
Deductions
The deductions that apply to the total consideration of up to $180 million are as follows:
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the Interim Financing Balance;

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the Indebtedness of the Company (excluding the Interim Financing Balance) upon the Second Stage Closing Date;

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the Merger Fees;

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the $3.0 million milestone payable under the Revogenex License upon FDA approval of IV Tramadol;

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the Section 5.15 Amount;

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the $2.0 million milestone payable under the Manufacturing Agreement upon FDA approval of IV Tramadol;

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any Outstanding Indemnification Amount (as defined in the Indemnification Agreement); and

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the Fortress Amount, which amount shall be the sum of  (i) any amount actually paid by Fortress to any Buyer Indemnified Party pursuant to the Indemnification Agreement prior to the Second Stage Closing and (ii) if none of Buyer, the Company or their respective affiliates shall have obtained the representations and warranties insurance coverage prior to the Second Stage Closing, $500,000.

Capitalized terms and calculation of deductions listed above shall have the respective meanings ascribed to them in the SPMA.
Payment of the Merger Consideration and Surrender of Stock Certificates
At or promptly following the effective time of the Merger Transaction, Parent will deposit, or the surviving corporation will cause to be deposited, with a paying agent, for the benefit of holders of shares of the Company’s common stock immediately prior to the effective time of the Merger Transaction (other than the Cancelled Shares and the Dissenting Shares), a cash amount in immediately available funds necessary for the paying agent to make all payments of the Merger Consideration (we refer to such cash amount as the “payment fund”).
Promptly after the effective time of the Merger Transaction, Parent shall send or shall cause the paying agent to send to each holder of record of shares of the Company’s common stock immediately prior to the effective time of the Merger Transaction (other than the Cancelled Shares or the Dissenting Shares): (i) a letter of transmittal in specifying that delivery will be effected, and risk of loss and title to the shares of our common stock will pass, only upon delivery to the paying agent of  (A) in the case of certificated shares of our common stock, the certificates (or affidavits of loss in lieu of the certificates as provided in the SPMA), or (B) in the case of book-entry shares of our common stock, the book-entry shares (such letter of transmittal will be in such form and have such other provisions as Parent and the Company may reasonably agree); and (ii) instructions for use in effecting the surrender of the certificates (or affidavits of loss in lieu of the certificates as provided in the SPMA) or book-entry shares in exchange for the Merger Consideration.
Upon surrender of certificates (or affidavits of loss in lieu of the certificates as provided in the SPMA) or book-entry shares of our common stock for cancellation to the paying agent in accordance with the terms of a letter of transmittal that has been duly completed and validly executed in accordance with the instructions thereto, or in the case of a Book-Entry Share, receipt of an “agent’s message” by the paying agent (or such other evidence, if any, of transfer as the paying agent may reasonably request), the holder of such certificate or book-entry share of our common stock will be entitled to receive in exchange therefor a cash amount in immediately available funds less any required tax withholdings equal to (x) the number of shares of our common stock represented by such certificate (or affidavit of loss in lieu of the certificate as provided in the SPMA) or the number of book-entry shares of our common stock, as the case may be, multiplied by (y) the Merger Consideration, and any certificate or book-entry shares so surrendered will forthwith be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the certificates (or affidavits of loss in lieu thereof) or book-entry shares of our common stock.
In the event any certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such reasonable amount as Parent or the paying agent may direct, the paying agent or the surviving corporation will issue a check in the amount (after giving effect to any required tax withholdings) equal to the number of shares of our common stock represented by such lost, stolen or destroyed certificate multiplied by the Merger Consideration.
Each of the paying agent, Parent, Merger Sub and the surviving corporation will be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to the SPMA to any holder of shares of the Company’s common stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any other applicable state, local or foreign tax law. To the extent that amounts are so withheld by the paying agent, Parent, Merger Sub or the surviving corporation, as the case may be, such withheld amounts will be treated for all purposes of the SPMA as having been paid to the holder of shares of the Company’s common stock in respect of which such deduction and withholding was made by the paying agent, Parent, Merger Sub or the surviving corporation, as the case may be.
Representations and Warranties
Representations and Warranties of the Company
The Company made representations and warranties in the SPMA that are subject, in some cases, to specified exceptions and qualifications contained in the SPMA (including exceptions and qualifications based on a material adverse effect, as defined in the section entitled “Material Adverse Effect”, beginning on page 61, or other standards of materiality), and the reports and other filings by the Company with the SEC. These representations and warranties relate to, among other things:
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corporate matters related to the Company, such as organization, good standing and qualification, capitalization, and required votes and corporate authority to approve and enter into the SPMA, the Ancillary Agreement and the transactions contemplated thereby;

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resolutions adopted by the Board (i) determining that the SPMA, the Ancillary Agreements, the Stock Purchase Transaction, the Merger Transaction and the other transactions contemplated by the SPMA and the Ancillary Agreements are advisable and fair to, and in the best interests of, the Company and its stockholders, (ii) approving the SPMA, the Ancillary Agreements, the Stock

Purchase Transaction, the Merger Transaction, and the other transactions contemplated by the SPMA and the Ancillary Agreements, and (iii) recommending that the stockholders of the Company approve and adopt the SPMA and the Ancillary Agreements (including the Appointment);
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governmental and third-party required consents and approvals, and no violations of laws, governance documents or agreements;

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the Company’s financial statements and absence of undisclosed liabilities;

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contracts;

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insurance coverage;

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real property and personal property matters;

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tax matters;

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the absence of litigation;

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the absence of a material adverse effect;

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the possession of required licenses and permits;

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environmental matters;

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governmental filings and approvals relating to the execution, delivery and performance of the SPMA, the Ancillary Agreements and the transactions contemplated thereby;

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intellectual property matters;

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employee benefits and personnel matters;

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compliance with applicable laws, including anti-corruption laws;

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the Company’s SEC filings;

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the receipt by the Board of a fairness opinion from Oppenheimer & Co. Inc.;

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brokers’ and other similar fees;

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the inapplicability of anti-takeover statutes; and

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the accuracy of information included in this proxy statement, or any amendment or supplement thereto.

Material Adverse Effect
Some of the representations and warranties in the SPMA are qualified by materiality qualifications or a “material adverse effect” qualification with respect to the Company, as discussed below.
For purposes of the SPMA, a “material adverse effect” means any event, circumstance, occurrence, state of facts or matters, action, omission, condition, development, change in or result or effect on the Company that, individually or in the aggregate, could become materially adverse to (a) the assets, liabilities, capitalization, results of operations or the condition (financial or otherwise) of the Company, its business or prospects, taken as a whole or (b) the ability of the Company to perform and carry out any of its obligations under the SPMA or any of the Ancillary Agreements, and to consummate on a timely basis the Stock Purchase Transaction, the Merger Transaction or any of the other transactions contemplated by the SPMA or any of the Ancillary Agreements; provided, however, that, in the case of clause (a), the following shall not be taken into account when determining the occurrence of a “Material Adverse Effect”:
•
changes or developments caused by, arising out of or attributable to the general political or economic environment or affecting the global securities markets generally;

•
changes or developments generally affecting the industries in which the Company operates (including legal and regulatory changes applicable to the Company after the signing date of the SPMA); or

•
changes or developments caused by, arising out of or attributable to acts of terrorism or warfare between two or more countries in which the Company operates (whether or not declared);

except, with respect to any of the above, to the extent such event has a materially disproportionate effect on the Company compared to other participants in the industries in which the Company operates.
Representations and Warranties of Parent and Merger Sub
Each of Parent and Merger Sub has made representations and warranties to the Company with respect to, among other matters, organization, good standing and qualification, corporate authority, required consents and approvals, and no violations of laws, governance documents or agreements, the absence of litigation, brokers and finders and sufficiency of funds.
Interim Operations
The SPMA requires the Company, from the date of the SPMA to the consummation of the Merger Transaction, to (i) conduct its business in the ordinary course of business consistent with past practice; (ii) fully comply with its covenants and obligations under any contract to which it is a party and enforce its rights thereunder; (iii) use its reasonable best efforts to preserve intact its business organization, to keep available the services of its current officers and employees, to preserve its present goodwill and satisfactory relationships with governmental authorities, suppliers, licensors, and other persons having business relationships with it; (iv) comply with the Company’s Budget; and (v) take the actions set forth on Schedule 8.1(v) to the SPMA.
In addition, promptly after the date of signing of the SPMA, the Company shall take all requisite action so that, prior to the First Stage Closing, each warrant to issue any Company securities, each of which we refer to as a “Company Warrant”, that is outstanding shall be (i) exercised by the holder thereof, and converted into our common stock, and such Company Warrant shall be cancelled without any liability to the Company, or (ii) amended in writing to provide that such Company Warrant shall, immediately prior to the effective time of the Merger Transaction, automatically, and without any action of the holder thereof or the Company, be converted into our common stock, and that such Company Warrant shall be cancelled without any liability to the Company.
The SPMA also contains specific restrictive covenants as to certain activities of the Company, which provide that the Company will not take the following actions without the prior written consent of the Parent (in Parent’s sole discretion) from the date of the signing of the SPMA until the consummation of the Merger Transaction:
•
amend or propose to amend its certificate of incorporation (including any certificate of designations) or by-laws;

•
establish any subsidiary or enter into any new line of business or division;

•
(i) split, combine, or reclassify any Company securities or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for, any Company securities, (ii) repurchase, redeem, or otherwise acquire, or offer to repurchase, redeem, or otherwise acquire, directly or indirectly, any Company securities, or (iii) declare, set aside, or pay any dividend or distribution (whether in cash, stock, property, or otherwise) in respect of, or enter into any contract with respect to the voting of, the Company securities;

•
issue, offer, sell, pledge, dispose of, or encumber any Company securities, other than (i) issue common stock upon the exercise of any equity award granted as of the signing date of the SPMA under any company plan outstanding as of the signing date of the SPMA in accordance with its terms; (ii) issue common stock immediately prior to the effective time of the Merger Transaction upon the exercise of any equity award in accordance with Section 8.7(c)(1) of the SPMA; or (iii) issue common stock upon exercise of any warrant that is outstanding as of the signing date of the SPMA and disclosed on Schedule 5.3 to the SPMA;

•
accelerate or waive any restrictions pertaining to the vesting of any equity awards under any Company Plan;

•
except as required by applicable Legal Requirement or by any Company Employee Plan or Company Contract in effect as of the signing date of the SPMA (i) increase the compensation payable or that could become payable by the Company to directors, officers, or employees, other than increases in compensation made to non-officer employees in the ordinary course of business consistent with past practice; (ii) promote any officers or employees, except in connection with the Company’s annual or quarterly compensation review cycle or as the result of the termination or resignation of any officer or employee; or (iii) establish, adopt, enter into, amend, terminate, exercise any discretion under, or take any action to accelerate rights under any Company Employee Plans or any plan, agreement, program, policy, trust, fund, or other arrangement that would be a Company Employee Plan if it were in existence as of the date of the SPMA, or make any contribution to any Company Employee Plan, other than contributions required by legal requirement, the terms of such Company Employee Plans as in effect on the date hereof, or that are made in the ordinary course of business consistent with past practice;

•
acquire, by merger, consolidation, acquisition of stock or assets, or otherwise, any business or person or division thereof;

•
merge or consolidate with any other person, adopt or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, or other reorganization (other than the Merger Transaction), or commence or file any petition seeking liquidation, protection or other relief under any U.S. federal, state or foreign bankruptcy, insolvency, receivership or similar legal requirement or the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official;

•
transfer, license, sell, lease, or otherwise dispose of  (whether by way of merger, consolidation, sale of stock or assets, or otherwise) or pledge, encumber, or otherwise subject to any encumbrance, any assets of the Company;

•
incur, assume or otherwise become directly or indirectly liable for, or modify, any indebtedness other than trade account payables incurred in the ordinary course of business consistent with past practice, or lend any money to any director, officer or employee of the Company;

•
renew or extend, amend or modify, or waive any rights under, any Company Contract in any material respect, or consent to or initiate the termination of any Company Contract (provided, however, that no renewal or extension, amendment or modification, termination of, or waiver of any rights under the Revogenex License, the Manufacturing Agreement or the Company Contracts listed on Schedule 8.1(k) to the SPMA shall be made without Parent’s prior written consent (in Parent’s sole discretion)) or (ii) enter into any Company Contract; provided that in connection with Section 8.1(k) of the SPMA, the Company shall provide a copy of any renewal or extension of, amendment or modification to, termination of, or waiver of any rights under, or entry into, any Company Contract within two days after the execution thereof;

•
institute, settle, or waive its rights under or compromise any proceeding other than (i) any proceeding brought by the Company against Parent or Merger Sub arising out of a breach or alleged breach of the SPMA by Parent or Merger Sub; (ii) the settlement of claims, liabilities, or obligations reserved against in the Company’s financial statements; and (iii) proceedings involving the payment by the Company of an amount less than or equal to $100,000 in the aggregate; provided, that without the prior written consent of Parent, the Company shall not settle or agree to settle any proceeding (i) which involves a conduct remedy or injunctive or similar relief or has a restrictive impact on the Company or its business, or that involves the admission of wrongdoing by the Company or (ii) relating to the Revogenex License Assets or any Manufacturing Agreement Assets or otherwise involving Revogenex, Polpharma or Fortress;

•
make any change in any method of financial accounting principles or practices, in each case except for any such change required by a change in GAAP or applicable legal requirement;

•
(i) settle or compromise any tax claim, audit, or assessment for an amount in excess of the amount reserved or accrued in the Company’s financial statements; (ii) make or change any tax election, change any annual tax accounting period, or adopt or change any method of tax accounting;

(iii) amend any tax returns or file claims for tax refunds; or (iv) enter into any closing agreement, surrender in writing any right to claim a tax refund, offset or other reduction in tax liability or consent to any extension or waiver of the limitation period applicable to any tax claim or assessment relating to the Company;
•
enter into any agreement, agreement in principle, letter of intent, memorandum of understanding, or similar contract with respect to any joint venture, strategic partnership, or alliance;

•
except in connection with actions permitted by Section 8.3 of the SPMA, take any action to exempt any person from, or make any acquisition of securities of the Company by any person not subject to, any state takeover statute or similar statute or regulation that applies to the Company with respect to a Takeover Proposal or otherwise, including the restrictions on “business combinations” set forth in Section 203 of the DGCL, except for Parent, Merger Sub, or any of their respective subsidiaries or affiliates, or the transactions contemplated by the SPMA;

•
abandon, allow to lapse, sell, assign, transfer, grant any security interest in, otherwise encumber or dispose of any Company Intellectual Property, or grant any right or license to any Company Intellectual Property;

•
terminate or modify in any respect, or fail to exercise renewal rights with respect to, any insurance policy;

•
take any action that would cause the representations and warranties in Section 5.15(g) or Section 5.15(h) of the SPMA to be inaccurate disregarding any disclosure contained in and SEC documents filed from and after the signing date of the SPMA;

•
disclose to another person, or facilitate the use or transfer by or to another person, of any Investigational New Drug, NDA, “regulatory documents”, “essential documents” or any amendments thereto, any data or information contained in the files submitted to the FDA, or any other information or data, in each case, related to IV Tramadol or improvements thereon; or

•
agree or commit to do any of the foregoing.

Restrictions on Solicitation; Takeover Proposals
The Company has agreed it shall not (and shall cause its affiliates not to), and shall not authorize or permit its representatives to, and shall instruct each of its Representatives not to, directly or indirectly:
•
initiate, solicit or knowingly encourage or facilitate the submission of any Takeover Proposal (as defined below) or the making of any proposal that could reasonably be expected to lead to any Takeover Proposal;

•
engage in, continue or otherwise participate in any discussions or negotiations with, disclose any non-public information relating to the Company to, afford access to the business, properties, assets, books, or records of the Company to, or knowingly assist, participate in, facilitate, or encourage any effort by, any third party that is seeking to make, or has made, any Takeover Proposal;

•
amend or grant any waiver under any standstill or similar agreement with the party providing such Takeover Proposal with respect to the applicable class of equity securities of the Company;

•
approve any transaction under, or any third party becoming an “interested stockholder” under, Section 203 of the DGCL; or

•
enter into any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement, or other Contract relating to any Takeover Proposal.

Notwithstanding the foregoing, the Board of Directors of the Company is permitted to:
•
participate in negotiations or discussions with any third party that has made (and not withdrawn) a bona fide, unsolicited Takeover Proposal in writing that the Board determines in good faith, after consultation with its outside legal counsel and independent financial advisor, constitutes or could reasonably be expected to result in a superior proposal; and

•
thereafter furnish to such third party non-public information relating to the Company pursuant to an executed confidentiality and standstill agreement (a copy of which confidentiality and standstill agreement shall be promptly (in all events within 24 hours) provided for informational purposes only to Parent) no less favorable to the Company than the confidentiality agreement between the Parent and the Company, only if the Board determines in good faith, after consultation with its outside legal counsel and independent financial advisor, that the failure to take such action in connection with such written (and not withdrawn) Takeover Proposal would reasonably be expected to result in the Board breaching its fiduciary duties under applicable legal requirements. Such activities shall be terminated immediately in connection with any withdrawal of such Takeover Proposal or, in the case of any changes to such Takeover Proposal, if such changes would have not led to such determination had those changes been in effect at the time of the original determination.
The Board shall not take any of the above actions unless the Company shall have delivered to Parent a prior written notice advising Parent that it intends to take such action.
Under the SPMA, a “Takeover Proposal” means an inquiry, proposal, or offer from, or indication of interest in making a proposal or offer by, any Person or group (other than Parent and its Affiliates, including Merger Sub), written or oral, binding or non-binding, relating to any transaction or series of transactions, involving any direct or indirect: (a) acquisition, purchase, assignment, lease, license or transfer (including the granting or provision of any waiver, covenant not to sue, agreement to refrain from any conduct, or rights to proceeds, sue, or collect or retain damages or other payments with respect to) of (i) any Revogenex License Assets or Manufacturing Agreement Assets or (ii) assets of the Company equal to 15% or more of the fair market value of the Company’s assets or to which 15% or more of the Company’s net revenues or net income are attributable; (b) acquisition or purchase of equity which would result in any Person or group (other than Parent and its Affiliates, including Merger Sub) together with all Affiliates thereof, beneficially owning 15% or more of the voting equity interests of the Company; (c) tender offer or exchange offer that if consummated would result in any Person or group (as defined in Section 13(d) of the Exchange Act) beneficially owning (within the meaning of Section 13(d) of the Exchange Act) 15% or more of the voting power of the Company or the surviving entity, as applicable; (d) merger, consolidation, other business combination, liquidation, dissolution (or the adoption of a plan of liquidation or dissolution), share exchange, recapitalization or other corporate reorganization or similar transaction to any of the foregoing involving the Company, pursuant to which such Person or group (as defined in Section 13(d) of the Exchange Act) would (A) own any Revogenex License Assets or any Manufacturing Agreement Assets, (B) own assets of the Company equal to 15% or more of the fair market value of the Company’s assets or to which 15% or more of the Company’s (or the surviving entity’s, as applicable) net revenues or net income are attributable, or (C) beneficially own 15% or more of the voting equity interests of the Company (or the surviving entity, as applicable; (e) incurrence or assumption by the Company, or the Company otherwise becoming directly or indirectly liable for, any Indebtedness (including any security convertible or exercisable for or exchangeable into any capital stock of, or other equity interest in, the Company) in excess of  $20 million in the aggregate; or (f) any combination of the foregoing.
Change of Recommendation; Superior Proposals
The SPMA provides that the Board is not permitted to:
•
withhold, withdraw or modify (or publicly propose to resolve to withhold, withdraw or modify), in a manner adverse to Parent, the Board recommendation;

•
fail to include the Board recommendation in this proxy statement;

•
approve, adopt or recommend, or propose to approve, adopt or recommend, any Takeover Proposal;

•
fail to recommend against acceptance of any tender offer or exchange offer for our common stock within ten business days after the commencement of such offer;

•
fail to reaffirm (publicly, if so requested by Parent) the Board recommendation within ten business days after the date any Takeover Proposal (or material modification thereto) or after any announcement of an intention (whether or not conditional) to make a Takeover Proposal is first publicly disclosed by the Company or the Person making such Takeover Proposal (or is otherwise made public or sent to stockholders of the Company);

•
make any public statement inconsistent with the Board recommendation;

•
agree to take any of the foregoing actions, which we refer to together as the “Company Adverse Recommendation Change”; or

•
enter into a Company Acquisition Agreement.

Despite the foregoing restrictions, at any time prior to the receipt of the Company stockholder approval, and subject to compliance with the SPMA’s requirements with respect to the Company’s stockholder meeting and the proxy statement, and the SPMA’s restrictions with respect to solicitation and acquisition proposals, the SPMA permits the Board to make a Company Adverse Recommendation Change or enter into a Company Acquisition Agreement, if:
•
the Company has given Parent written notice of its intention to make a Company Adverse Recommendation Change or enter into a Company Acquisition Agreement at least five (5) business days prior to its taking such action, which we refer to as the “Superior Proposal Notice Period”;

•
such notice states expressly that the Company has received a Takeover Proposal that the Board intends to declare a superior proposal and that the Company Board intends to effect a Company Adverse Recommendation Change and/or the Company intends to enter into a Company Acquisition Agreement;

•
the Company attaches to such notice the most current version of the proposed agreement and any related documents (which version(s) shall be updated on a prompt basis) and the identity of the third party making such superior proposal;

•
during such Superior Proposal Notice Period, the Company shall, and shall cause its representatives to, negotiate with Parent in good faith to make such adjustments in the terms and conditions of the SPMA so that such Takeover Proposal ceases to constitute a superior proposal (taking into account any termination fee and expense reimbursement provisions applicable), if Parent, in its discretion, proposes to make such adjustments;

•
the Board determines in good faith, after consulting with its outside legal counsel and independent financial advisor, that such Takeover Proposal that was a superior proposal continues to be a superior proposal after taking into account any adjustments made by Parent during such five (5) business day period; and

•
prior to or simultaneously with entering into any Company Acquisition Agreement, the Company shall have terminated the SPMA and paid the $10.0 million termination fee to Parent.

The SPMA defines the term “Superior Proposal” as a bona fide written proposal made by a third party to acquire, directly or indirectly, all of the Company securities then outstanding or all or substantially all of the assets of the Company, which, taking into account all legal, financial, regulatory, financing, conditionality, timing and other aspects of such proposal (including any termination fee and expense reimbursement provisions applicable, including the termination fee), satisfies all of the following requirements: (i) such superior proposal is reasonably expected by the Board to be consummated on the terms proposed; (ii) to the extent financing is required, such financing is then fully committed by creditworthy financial institutions of nationally recognized reputation; and (iii) such superior proposal is on terms that the Board determines in its good faith judgment (based on the advice of the Company’s outside legal counsel and independent financial advisor) to be more favorable to the Company and the holders of the common stock from a financial point of view than the transactions with the Parent.
Upon any material revision to the terms of a Superior Proposal after commencement of the Superior Proposal Notice Period, including any revision in price, the Superior Proposal Notice Period shall be extended, if applicable, to ensure that at least five business days remain in the Superior Proposal Notice Period subsequent to the time the Company notifies Parent of any such material revision (there may be multiple extensions).
Commercially Reasonable Efforts
Each of the parties to the SPMA agrees to use commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under the SPMA, the Ancillary Agreements and applicable legal requirements to consummate and make effective the transactions contemplated by the SPMA and the Ancillary Agreements.
Fees and Expenses
Except as otherwise provided in the SPMA, each party will bear its own costs and expenses in connection with the SPMA and the transactions contemplated therein.
Indemnification; Directors’ and Officers’ Insurance
Under the terms of the SPMA, Parent and Merger Sub agree that all rights to indemnification, advancement of expenses and exculpation by the Company in favor of each person who is, or was been at any time prior to the signing date of the SPMA or who becomes prior to the consummation of the Merger Transaction, an officer or director of the Company, each of which we refer to as an “Indemnified Party”, as provided in the certificate of incorporation (including any certificate of designations) or by-laws of the Company, in each case as in effect on the signing date of the SPMA, or pursuant to any other contracts in effect on the date hereof, shall be assumed by the surviving corporation and shall remain in full force and effect in accordance with their terms, and, in the event that any proceeding is pending or asserted or any claim made during such period, until the final disposition of such proceeding or claim.
For a period of six years from the consummation of the Merger Transaction, Parent and the surviving corporation shall indemnify and hold harmless each Indemnified Party against all losses, claims, damages, liabilities, fees, expenses, judgments, and fines arising in whole or in part out of actions or omissions in their capacity as such occurring at or prior to the consummation of the Merger Transaction (including in connection with the transactions contemplated by the SPMA), and shall reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such losses, claims, damages, liabilities, fees, expenses, judgments, and fines as such expenses are incurred, subject to the surviving corporation’s receipt of an undertaking by such Indemnified Party to repay such legal and other fees and expenses paid in advance if it is ultimately determined in a final and non-appealable judgment of a court of competent jurisdiction that such Indemnified Party is not entitled to be indemnified under applicable legal requirements; provided, however, that the surviving corporation will not be liable for any settlement effected without the surviving corporation’s prior written consent (which consent shall not be unreasonably withheld, conditioned, or delayed).
The surviving corporation shall, and Parent shall cause the surviving corporation to: (i) maintain in effect for a period of six years after the effective time of the Merger Transaction, if available, the current policies of directors’ and officers’ liability insurance maintained by the Company immediately prior to the effective time of the Merger Transaction (provided, that the surviving corporation may substitute therefor policies, of at least the same coverage and amounts and containing terms and conditions that are not less advantageous to the directors and officers of the Company when compared to the insurance maintained by the Company as of the date hereof); or (ii) obtain as of the effective time of the Merger Transaction “tail” insurance policies with a claims period of six years from the effective time of the Merger Transaction effective time of the Merger Transaction with at least the same coverage and amounts and containing terms and conditions that are not less advantageous to the directors and officers of the Company, in each case with respect to claims arising out of or relating to events which occurred before or at the effective time of the Merger Transaction effective time of the Merger Transaction (including in connection with the transactions contemplated by the SPMA); provided, however, that in no event will the surviving corporation be required to expend an annual premium for such coverage in excess of 200 percent of the last annual premium paid by the Company for such insurance prior to the date of the SPMA, which amount is determined in accordance with Schedule 8.9 of the SPMA (the “Maximum Premium”). If such insurance coverage cannot be obtained at an annual premium equal to or less than the Maximum Premium, the surviving corporation will obtain, and Parent will cause the surviving corporation to obtain, that amount of directors’ and officers’ insurance (or “tail” coverage) obtainable for an annual premium equal to the Maximum Premium.
Concurrently with the execution and delivery of the SPMA, the Parent and Fortress entered into the Indemnification Agreement, pursuant to which Fortress agreed to indemnify and hold harmless the Parent from and against all losses arising out of any breach or inaccuracy of any representation or warranty of the Company contained in the SPMA or any ancillary agreement. Pursuant to the Indemnification Agreement, except in the case of fraud or intentional misrepresentation, the maximum liability of Fortress (other than with respect to any breach or inaccuracy of any Fundamental Representation) is limited to $7 million. Except in the case of fraud or intentional misrepresentation, the maximum liability of Fortress solely with respect to any breach or inaccuracy of any Fundamental Representation is limited to $35 million. Claims agreed to or adjudicated prior to the Merger Transaction will be reduced from the Merger Consideration. Claims surviving the Merger Transaction and agreed to or adjudicated after the Merger Transaction will be reduced from amounts payable under the CVR Agreement.
Regulatory and Other Authorizations
Under the SPMA, the Company and Parent will (i) use their reasonable best efforts to obtain as promptly as reasonably practicable all authorizations, consents, orders, actions and approvals, and to make all filings with and to give all notices to all Governmental Authorities required to consummate the transactions contemplated by the SPMA, (ii) cooperate fully with the other parties hereto in promptly seeking to obtain all such authorizations, consents, orders, actions and approvals and to make all such filings and give such notices and (iii) provide such other information to any Governmental Authority as such Governmental Authority may reasonably request in connection therewith. Following the First Stage Closing, the Company and Parent agreed to make, upon the earlier of  (A) January 1, 2021, and (B) the satisfaction of the conditions set forth in Section 10.3(a) of the SPMA, any required filings under the HSR Act with respect to the Merger Transaction and to supply as promptly as reasonably practicable to the appropriate Governmental Authorities any information and documentary material that may be reasonably requested in connection with such HSR Act filings, provided, neither Parent nor any of its Affiliated shall be required to avoid or eliminate any impediment under any antitrust, competition or trade regulation Legal Requirement that may be asserted by any antitrust or competition Governmental Authority in connection with the transactions contemplated by this Agreement or the Ancillary Agreements, including (i) negotiating, committing to and effecting by consent decree, hold separate orders, or otherwise, the sale, divestiture or disposition of the assets, properties or businesses of Parent or its Affiliates (or after the Second Stage Closing, the Company), or (ii) entering into such other arrangements as are necessary in order to avoid the entry of, and the commencement of litigation seeking the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any suit or proceeding, which would otherwise have the effect of materially delaying or preventing the consummation of the transactions contemplated by this Agreement. Each of the Company and Parent will pay half of any fees associated with any filings under the HSR Act in connection with the SPMA. The Company will pay all fees or make other payments provided for under legal requirements to any Governmental Authority in order to obtain any such authorizations, consents, orders or approvals.
Product Development
Under the SPMA, the Company undertakes to pursue the development and approval of the Product, including in accordance with the Revogenex License. The Company shall promptly inform Parent of any written communications it receives in connection with the Revogenex License, including from Revogenex

Ireland Limited or any of its Affiliates, or the Manufacturing Agreement, including from Polpharma or any of its Affiliates, and promptly provide Parent with copies of any such communications. Without limiting the foregoing, the Company shall promptly notify Parent (and in any event within 24 hours) of any Proceeding relating to, involving or otherwise affecting the Revogenex License or the Manufacturing Agreement. Parent shall have the right to participate in the defense of any such Proceeding. The Company shall keep Parent informed on a timely basis and in detail of the status of such Proceeding, and shall provide Parent with copies of agreements and such other information and documentation relating thereto as shall be reasonably necessary or proper to allow Parent to monitor the progress of such Proceeding. The Company shall consult with Parent regarding the defense of any such Proceeding, and the Company may not settle, compromise, come to an arrangement regarding or cease defending against (or agree or consent to any of the foregoing with respect to) any such Proceeding without the prior written consent of Parent. In addition, the Company shall use its reasonable best efforts to achieve the goals set forth on Schedule 8.14 of the SPMA.
FDA Filings
Under the SPMA, Parent and the Company will, or will cause their respective Affiliates to, notify their respective employees in respect of whom notification is required under applicable legal requirements or by contract of the transactions contemplated by the SPMA and the Ancillary Agreements.
The Company shall use its reasonable best efforts to prepare the material required to file an NDA for the Product with the FDA as promptly as reasonably practicable, and obtain FDA approval for the Product as promptly as reasonably practicable. The Company shall keep Parent informed about the status and activities with respect to the development of the Product, and the Company will consider Parent’s input with respect to the forgoing in good faith. The Company shall (i) provide Parent with advance notice of the Company’s intent to submit an NDA, any amendment thereto, or any other filing or written communication with any Healthcare Regulatory Authority (the “HRA Communications”), (ii) provide Parent with copies of any draft HRA Communications prior to submission to the applicable Healthcare Regulatory Authority, and (iii) grant Parent with reasonable opportunity to review and comment on such HRA Communications, which comments will be considered and addressed in good faith by the Company.
Other Covenants
The SPMA contains additional agreements between the parties relating to, among other matters:
•
the notice, defense and settlement of stockholders litigation against the Company or any of its directors, officers or affiliates;

•
the coordination of press releases and other public announcements relating to the SPMA and the transactions contemplated therein, including the Merger Transaction;

•
any antitakeover statutes or regulations that become applicable to the transactions contemplated by the SPMA, including the Merger Transaction;

•
the de-listing of the shares of our common stock from Nasdaq and the deregistration of such shares under the Exchange Act after the effective time of the Merger Transaction;

•
a lockup period from the signing date of the SPMA to the effective time of the Merger Transaction, applicable to Parent and the Company, with respect to the Company’s shares, subject to certain exceptions;

•
a standstill agreement between Parent and the Company with respect to the shares of the Company’s common stock; and

•
the sharing of information between the parties relating to completion of the transactions contemplated by the SPMA.

Conditions to Completion of the Stock Purchase Transaction
The Company, Parent and Merger Sub are not required to complete the Stock Purchase Transaction unless a number of conditions are satisfied: (i) the Company stockholder approval shall have been obtained; and (ii) the absence of any law or order that is in effect and restrains, enjoins or otherwise prohibits the consummation of the Stock Purchase Transaction.

In addition, the obligations of the parties to the SPMA to consummate the Stock Purchase Transaction are subject to certain other closing conditions, including (i) the accuracy of the representations and warranties of Parent and Merger Sub, in the case of the Company, and of the Company, in the case of Parent and Merger Sub, as contained in the SPMA (subject to certain materiality qualifiers, as applicable); and (ii) compliance by Parent and Merger Sub, in the case of the Company, and by the Company, in the case of Parent and Merger Sub, in all material respects with its or their obligations required to be performed by it or them under the SPMA on or prior to the closing date of the Stock Purchase Transaction.
The obligation of Parent and Merger Sub to consummate the Stock Purchase Transaction is further subject certain additional closing conditions, including:
•
the absence of any material adverse effect with respect to the Company from the date of the signing of the SPMA to the closing date of the Stock Purchase Transaction;

•
the Non-Affiliate Stockholder Approval shall have been obtained;

•
the Registration Rights Agreement shall have been fully executed by all of the parties thereto and delivered to Parent;

•
the Ancillary Agreements containing rights or obligations surviving the First Stage Closing shall be in full force and effect;

•
the Revogenex License shall be in full force and effect, and there shall not have occurred any event that, with or without notice or lapse of time or both, would permit Revogenex Ireland Limited (or any successor, Affiliate, assignee or transferee thereof) to terminate the Revogenex License or any rights of the Company thereunder;

•
the Manufacturing Agreement shall be in full force and effect, and there shall not have occurred any event that, with or without notice or lapse of time or both, would permit Polpharma (or any successor, Affiliate, assignee or transferee thereof) to terminate the Manufacturing Agreement or any rights of the Company thereunder;

•
the Parent Directors shall have been appointed to the Company Board effective as of the First Stage Closing;

•
each Company Warrant shall have been (i) exercised and converted into shares of common stock and cancelled without liability to the Company or (ii) amended in accordance with Section 4.7(d) of the SPMA; and

•
the Dissenting Shares shall not exceed 5% of the shares of common stock issued and outstanding on the signing date of the SPMA.

Conditions to Completion of the Merger Transaction
The Company, Parent and Merger Sub are not required to complete the Merger Transaction unless a number of conditions are satisfied: (i) the First Stage Closing shall have occurred, and the conditions in respect thereof shall have been satisfied on or prior to the First Stage Closing; (ii) any applicable waiting period (and any extension thereof) under the HSR Act will have expired or terminated early; and (iii) the absence of any law or order that is in effect and restrains, enjoins or otherwise prohibits the consummation of the Merger Transaction.
In addition, the obligations of the parties to the SPMA to consummate the Merger Transaction are subject to certain other closing conditions, including (i) the accuracy of the representations and warranties of Parent and Merger Sub, in the case of the Company, and of the Company, in the case of Parent and Merger Sub, as contained in the SPMA (subject to certain materiality qualifiers, as applicable), and (ii) compliance by Parent and Merger Sub, in the case of the Company, and by the Company, in the case of Parent and Merger Sub, in all material respects with its or their obligations required to be performed by it or them under the SPMA on or prior to the closing date of the Merger Transaction.

The obligation of Parent to consummate the Stock Purchase Transaction is further subject to certain additional closing conditions, including:
•
final approval from the FDA of IV Tramadol on or before December 1, 2020, if as of such date there are no pending queries from the FDA with respect to such Product approval, but if there are such pending queries from the FDA as of such date, then such FDA approval shall have been obtained on or before April 30, 2021;

•
Labelling for the Product containing an indication as moderate to moderately severe (post-operative) pain, not restricted to any specific type of surgery;

•
classification of the Product by the U.S. Drug Enforcement Agency as a Schedule IV Drug under applicable legal requirements;

•
no Risk Evaluation and Mitigation Strategy from the FDA or similar restrictions are determined to be applicable to IV Tramadol;

•
conversion of all outstanding Class A Preferred Shares of the Company to common stock;

•
the absence of any material adverse effect with respect to the Company from the signing date of the SPMA to the closing date of the Merger Transaction;

•
full execution of the CVR Agreement;

•
the Ancillary Agreements containing rights or obligations surviving the Second Stage Closing shall be in full force and effect;

•
the Revogenex License shall be in full force and effect, and there shall not have occurred any event that, with or without notice or lapse of time or both, would permit Revogenex Ireland Limited to terminate it or any rights of the Company thereunder;

•
the Manufacturing Agreement shall be in full force and effect, and there shall not have occurred any event that, with or without notice or lapse of time or both, would permit Polpharma to terminate it or any rights of the Company thereunder;

•
the Company shall have delivered to Parent evidence of the director resignations;

•
the termination of certain agreements between the Company and Fortress pursuant to the terms of the Waiver Agreement;

•
each outstanding Company Warrant shall have been exercised and converted into shares of common stock; and

•
the General Release was duly executed by Fortress and the Company and delivered to Parent.

Termination Prior to the Stock Purchase Transaction
The Company and Parent may terminate the SPMA and abandon the Stock Purchase Transaction at any time prior to the effective time of the Stock Purchase Transaction by mutual written consent.
Either the Company or Parent may also terminate the SPMA and abandon the Stock Purchase Transaction at any time prior to the effective time of the Stock Purchase Transaction if:
•
the First Stage Closing has not occurred by June 30, 2019; provided, however, that such right to terminate will not be available to any party whose failure to fulfill any obligation under the SPMA has been the cause of, or has resulted in, the failure of the First Stage Closing to occur by June 30, 2019;

•
a governmental authority has enacted, issued, promulgated, enforced or entered any final and non-appealable law, regulation or other order that restrains, enjoins or otherwise prohibits the Stock Purchase Transaction; or

•
an Event of Insolvency occurs with respect to the other party.

Parent may also terminate the SPMA and abandon the Stock Purchase Transaction at any time prior to the effective time of the Stock Purchase Transaction if:
•
either the Company stockholder approval or the Non-Affiliate Stockholder Approval is not obtained at the special meeting or any adjournment or postponement thereof;

•
there shall have been a breach of any representation, warranty, covenant, or agreement on the part of the Company set forth in the SPMA such that the conditions to the First Stage Closing set forth in Section 9.3(b) or Section 9.3(c) of the SPMA, as applicable, would not be satisfied and, in either such case, such breach is incapable of being cured by June 30, 2019; or

•
at any time prior to the Company stockholder approval or Non-Affiliate Stockholder Approval if (i) a Company Adverse Recommendation Change shall have occurred; or (ii) the Company shall have breached or failed to perform in any respect any of its covenants and agreements set forth in Sections 7.1, 7.2 or 8.3 of the SPMA.

The Company may also terminate the SPMA and abandon the Stock Purchase Transaction at any time prior to the Company stockholder approval being obtained at a meeting of the Company’s stockholders in connection with entering into a Company Acquisition Agreement with respect to a Superior Proposal, subject to compliance with applicable restrictions and obligations under the SPMA.
Termination Prior to the Merger Transaction
The Company and Parent may terminate the SPMA and abandon the Merger Transaction at any time prior to the effective time of the Merger Transaction by mutual written consent.
Either the Company or Parent may also terminate the SPMA and abandon the Merger Transaction at any time prior to the effective time of the Merger Transaction if:
•
the Second Stage Closing has not occurred by ten business days after the Merger Transaction Closing Conditions have been met, provided that this termination right will not be available to any party if a breach by such party of the SPMA materially contributed to the failure of the closing of the Merger Transaction to occur;

•
the Merger Transaction has not been consummated by each party’s respective outside date (April 30, 2021 for termination by Parent and October 31, 2021 for termination by the Company), provided that this termination right will not be available to any party if a breach by such party of the SPMA materially contributed to the failure of the closing of the Merger Transaction to occur;

•
a governmental authority has enacted, issued, promulgated, enforced or entered any final and non-appealable law, regulation or other order that restrains, enjoins or otherwise prohibits the Stock Purchase Transaction; or

•
an Event of Insolvency occurs with respect to the other party.

Parent may also terminate the SPMA and abandon the Merger Transaction at any time prior to the effective time of the Merger Transaction, provided that Parent is not then in breach in any material respect of any of its obligations under the SPMA, if  (A) there is any continuing inaccuracy in the representations and warranties of any other party set forth in the SPMA, or (B) any other party is then failing to perform any of its covenants or other agreements set forth in the SPMA.
Effect of Termination
If the SPMA is terminated prior to the consummation of the Stock Purchase Transaction or the Merger Transaction, subject to certain exceptions described in the SPMA, the SPMA will become void and of no effect with no liability to any person on the part of any party thereto; provided, however, that no termination will relieve any party thereto from liability or damages to the other party resulting from any willful or intentional material breach of the SPMA.

The Company will be obligated to pay to Buyer a termination fee of  $10 million (the “Termination Fee”):
(a) in the event that the SPMA is terminated by (1) Buyer or the Company if the First Stage Closing has not occurred by June 30, 2019 or (2) Buyer if there shall have been a breach of any representation, warranty, covenant, or agreement on the part of the Company, within two (2) Business Days of such termination;
(b) in the event that the SPMA is terminated and a bona fide Takeover Proposal is not clearly withdrawn or terminated in good faith prior to (i) the special meeting in the case of termination due to either the Requisite Stockholder Approval or the Non-Affiliate Stockholder Approval not being obtained at the special meeting; (ii) prior to the termination date in the case of termination due to the First Stage Closing not occurring by June 30, 2019; or (iii) prior to the breach giving rise to the right of termination in the case of termination due to a breach of any representation, warranty, covenant, or agreement on the part of the Company, within two (2) Business Days of such termination;
(c) in the event that the SPMA is terminated and within 12 months of the date the SPMA is terminated, the Company enters into a definitive agreement with respect to any Takeover Proposal or consummates the transactions contemplated by any Takeover Proposal, on the date of entry into such agreement or, if earlier, consummation of such Takeover Proposal (provided that for purposes of this clause, the references to “15%” in the definition of Takeover Proposal in the SPMA shall be deemed to be references to “50%”);
(d) in the event that the SPMA is terminated by Buyer at any time prior to the Requisite Stockholder Approval or the Non-Affiliate Stockholder Approval, if  (i) a Company Adverse Recommendation Change shall have occurred; or (ii) the Company shall have breached or failed to perform in any respect any of its covenants and Ancillary Agreements, within two (2) Business Days of such termination; and
(e) in the event that the SPMA is terminated by the Company at any time prior to the Requisite Stockholder Approval being obtained at the special meeting in connection with entering into a Company Acquisition Agreement with respect to a Superior Proposal prior to or concurrently with such termination.
The payment of the Termination Fee shall be the sole and exclusive remedy available to Buyer and Merger Sub with respect to SPMA, the Stock Purchase Transaction and the Merger Transaction and, upon payment of the Termination Fee, the Company (and the Company’s Affiliates and its and their respective Representatives) shall have no further liability to Buyer and Merger Sub under the SPMA.
In the event that the SPMA is terminated by Buyer if either the Requisite Stockholder Approval or the Non-Affiliate Stockholder Approval is not obtained at the special meeting, then the Company shall reimburse Buyer for up to $500,000 in Buyer’s and its Affiliates’ documented aggregate out-of-pocket costs, fees and expenses incurred in connection with the Stock Purchase Transaction and the Merger Transaction; provided, that any such amounts paid by the Company shall be deducted from any Termination Fee that may subsequently become payable.
In the event that the SPMA is terminated prior to the consummation of the Merger Transaction but (i) the First Stage Closing shall have occurred, and (ii) there is no law or order that is in effect and restrains, enjoins or otherwise prohibits the consummation of the Merger Transaction, then, then upon written notice from Parent to the Company, the Company shall negotiate with Parent in good faith, on an exclusive basis and for a period of up to 21 days from receipt of such notice, the entry into an alternative Takeover Proposal or similar transaction, provided that in no event shall such 21-day period extend beyond October 31, 2021.
Amendment
Subject to applicable law, at any time prior to the effective time, the parties to the SPMA can modify or amend the SPMA by written instrument executed and delivered by duly authorized officers of the respective parties.

Governing Law
The SPMA is and will be interpreted, construed and governed by and in accordance with the law of the State of Delaware, without regard to the conflict of law principles thereof.
Remedies
No termination of the SPMA will relieve any party to the SPMA of any liability or damages to the other party resulting from any willful and material breach of the SPMA.
Each party to the SPMA is entitled to seek equitable relief, including an injunction or injunctions to prevent breaches of the SPMA or to enforce specifically the terms and provisions of the SPMA, without any requirement for the posting of a bond or other security, in addition to any other remedy to which such party is entitled at law or in equity.
Each party has waived any right to a jury trial with respect to any litigation arising out of or relating to SPMA or the transactions contemplated therein.
Assignment
The SPMA is not assignable without the written consent of the other party. Any purported assignment in violation of the SPMA is void. Notwithstanding the foregoing, Parent is entitled to (a) assign its rights under the SPMA to any one of its Affiliates and (b) assign any or all of its rights and obligations under the SPMA (in whole or in part) as collateral security in a financing transaction; provided that no such assignment shall release Parent from its obligations under the SPMA.
The following agreements were simultaneously executed in conjunction with the SPMA:
Stockholders Agreement
Concurrently with the execution and delivery of the SPMA, the Company, certain stockholders of the Company, including Fortress, and the Parent entered into the Stockholders Agreement, pursuant to which, among other things, the Parent obtained the right to appoint the Parent Directors, upon the closing of the Stock Purchase Transaction. The Stockholders Agreement also entitles the Parent to veto rights over certain Company actions in the event the Merger Transaction fails to close. A copy of the Stockholders Agreement is attached in Appendix A to this proxy statement.
Credit Agreement and Guaranty
Concurrently with the execution and delivery of the SPMA, the Company and Parent entered into the Credit Agreement, pursuant to which Parent agreed to provide Initial Financing to the Company, up to the closing of the Stock Purchase Transaction. Any amounts drawn on the line of credit will be deducted from the aggregate consideration payable to the Company pursuant to the Stock Purchase Transaction. Subject to the terms and conditions described in the SPMA, the Parent may also provide interim financing to the Company in an amount of up to $7 million during the period between the Stock Purchase Transaction and the Merger Transaction. Any amounts drawn on the interim financing will be deducted from the aggregate consideration payable by Parent to Company stockholders upon the consummation of the Merger Transaction. A copy of the Credit Agreement is attached in Appendix A to this proxy statement.
Concurrently with the execution and delivery of the Credit Agreement, Fortress and the Parent entered into a Guaranty, pursuant to which Fortress guaranteed the full payment to the Parent, when due, of all amounts of  (x) all obligations of the Company to the Parent under the Credit Agreement, whether for principal interest, fees, charges, expenses or otherwise, and (y) any and all costs and expenses incurred by the Parent in enforcing any of its rights under the Guaranty. A copy of the Credit Agreement is attached in Appendix A to this proxy statement.
Voting and Support Agreement
Concurrently with the execution and delivery of the SPMA, the Company, Fortress, Dr. Lu and Parent entered into the Voting Agreement, pursuant to which, among other things, Fortress and Dr. Lu agreed to (i) be present at any meeting of the Company’s stockholders, in person or represented by proxy, or otherwise cause all of their voting securities (including the Class A Preferred Stock) to be counted as present for purposes of calculating a quorum, and (ii) vote or cause to be voted (including by proxy or written consent, if applicable) all of their securities in favor of the Proposals (as defined in the SPMA), adjourning or postponing the stockholders meeting to a later date if there are not sufficient votes for the Requisite Stockholder Approval, electing the Buyer Directors (as defined in the Stockholders Agreement) as members of the board of directors of the Company or any other matter necessary for the consummation of the Stock Purchase Transaction, Merger Transaction and any other transactions contemplated by the SPMA or the ancillary agreements at the First Stage Closing, the Company’s by-laws will be amended to reflect this change in the composition of the Board. Further, pursuant to the Voting Agreement, Fortress and Dr. Lu will vote against any Takeover Proposal, any other action made in opposition to adoption of the SPMA or the Ancillary Agreements, any action reasonably expected to materially impede any of the transactions contemplated by the SPMA or the Ancillary Agreements or any action reasonably expected to result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the SPMA, or of the stockholders contained in the Voting Agreement. In addition, Fortress and Dr. Lu agreed not to transfer any Company securities held by them until the earlier of the Merger Transaction and the termination of the SPMA. A copy of the Voting Agreement is attached in Appendix A to this proxy statement.
Indemnification Agreement
Concurrently with the execution and delivery of the SPMA, the Parent and Fortress entered into the Indemnification Agreement, pursuant to which Fortress agreed to indemnify and hold harmless the Parent from and against all losses arising out of any breach or inaccuracy of any representation or warranty of the Company contained in the SPMA or any ancillary agreement. Pursuant to the Indemnification Agreement, except in the case of fraud or intentional misrepresentation, the maximum liability of Fortress (other than with respect to any breach or inaccuracy of certain fundamental representations, as defined therein) is limited to $7 million, and $35 million in the aggregate. Except in the case of fraud or intentional misrepresentation, the maximum liability of Fortress solely with respect to any breach or inaccuracy of any fundamental representation is limited to $35 million. Claims agreed to or adjudicated prior to the Merger Transaction will be reduced from the Merger Consideration. Claims surviving the Merger Transaction and agreed to or adjudicated after the Merger Transaction will be reduced from amounts payable under the CVR Agreement. A copy of the Indemnification Agreement is attached in Appendix A to this proxy statement.
Waiver Agreement
Concurrently with the execution and delivery of the SPMA, the Company, the Parent and Fortress entered into a waiver agreement (the “Waiver Agreement”), pursuant to which, among other things, Fortress irrevocably waived its right to receive dividends of the Company’s common stock under the terms of the Class A Preferred Stock and any fees, payments, reimbursements or other distributions under a certain management services agreement between the Company and Fortress and the Founders Agreement, for the period from the effective date of the Waiver Agreement to the termination of Parent’s rights under Section 4 of the Stockholders Agreement. Pursuant to the Waiver Agreement, immediately prior to the closing of the Merger Transaction, Fortress will convert all of its preferred shares into common stock pursuant to the terms of the certificate of incorporation of the Company, as amended from time to time.
Restrictive Covenant Agreements
Concurrently with the execution and delivery of the SPMA, each of Dr. Lu and Fortress entered into a restrictive covenant agreement with the Parent under which, among other things, each of Dr. Lu and Fortress respectively agrees not to engage or participate in, or render services to any person engaged in, the business of hospital administered pain management anywhere in the world other than Canada, Central America, or South America, or solicit certain employees, during the pendency of the SPMA and for a period of five years after the Merger Transaction.

Registration Rights Agreement
Upon the consummation of the First Stage Closing, the Company and Parent will enter into a registration rights agreement pursuant to which, among other things, Parent has the right to deliver to the Company a written notice requiring the Company to prepare and file with the SEC a registration statement with respect to resales of some or all registrable securities by the Parent. The Parent cannot conduct an offering pertaining to the registrable securities unless the SPMA is terminated after the First Stage Closing.

THE CONTINGENT VALUE RIGHTS AGREEMENT
This section describes the material terms of the form of CVR Agreement. The description in this section and elsewhere in this proxy statement, including, without limitation, in “Certain Effects of the Merger Transaction” beginning on page 34, is qualified in its entirety by reference to the complete text of the form of CVR Agreement, a copy of which is attached as Annex D and is incorporated by reference into this proxy statement. This summary does not purport to be complete and might not contain all of the information about the form of CVR Agreement that is important to you. We encourage you to read the form of CVR Agreement carefully and in its entirety. This section is not intended to provide you with any factual information about us. Such information can be found elsewhere in this proxy statement and in the public filings we make with the SEC, as described in the section entitled “Where You Can Find More Information” beginning on page 87.
The CVR Agreement may be subject to any reasonable revisions that are requested by the Rights Agent (provided that such revisions are not, individually or in the aggregate, detrimental or adverse, taken as a whole, to any person in whose name a CVR is registered in the CVR register (a “CVR Holder”). Avenue will cooperate, including by making changes to the form of CVR Agreement, as necessary to ensure that the CVRs are not subject to registration under the Securities Act, the Exchange Act or any applicable state securities or “blue sky” laws.
Capitalized terms used but not defined in this portion of the proxy statement shall have the respective meanings ascribed to them in the CVR Agreement.
Appointment of Rights Agent
Under the SPMA, the Company shall coordinate with Parent, sufficiently in advance of the Second Stage Closing, to find a reasonably suitable Rights Agent with respect to the CVR Agreement, and shall cooperate with Parent to finalize the CVR Agreement and have it fully executed and delivered on or prior to the Second Stage Closing.
The CVR Agreement
The CVRs will be governed by the terms of the CVR Agreement, which will be entered into at, or prior to, the effective time of the Merger Transaction by Avenue and the Rights Agent.
As provided in the SPMA, each share of common stock, par value $0.0001, of the Company issued and outstanding immediately prior to the effective time of the Merger Transaction (other than the Cancelled Shares and the Dissenting Shares) will be converted into the right to receive, in addition to the per share cash consideration, one CVR.
As provided in the SPMA, the Company will take all requisite action to ensure that, prior to the effective time of the Merger Transaction, each Company stock option, restricted share, restricted share unit and Company Warrant will vest and become exercisable, entitling (i) holders of Company stock options the right to receive, in respect of each Company stock option held at the effective time of the Merger Transaction, and subject to exercise pursuant to the terms and conditions of the applicable Company stock option award agreement, one CVR multiplied by the total number of common stock of the Company subject to such Company stock option; (ii) holders of Company restricted shares the right to receive, in respect of each Company restricted share held at the effective time of the Merger Transaction, and subject to taxes withheld with respect to the fair market value of such Company restricted share, one CVR multiplied by the total number of Company restricted shares held; (iii) holders of Company restricted share units the right to receive, in respect of each Company restricted share unit held at the effective time of the Merger Transaction, and subject to taxes withheld with respect to the fair market value of such Company restricted share unit, one CVR multiplied by the total number of Company restricted share units held; and (iv) holders of Company Warrants the right to receive, in respect of each Company Warrant held at the effective time of the Merger Transaction, outstanding immediately prior to the effective time of the Merger Transaction, our one CVR multiplied by the total number of Company Warrants held.
In this proxy statement,
•
the “Initial Period” means the period commencing on the day following the Second Stage Closing Date and ending on December 31, 2028;

•
the “Subsequent Period” means the period commencing on January 1, 2029 and ending on the earlier of  (i) December 31, 2036, and (ii) the date on which any person (other than the Company or its affiliates) has filed and received approval from the FDA for an Abbreviated New Drug Application or an FDA AP-rated 505(b)(2) New Drug Application, or NDA, using IV Tramadol; provided, that the date referred to in the foregoing clause (ii) shall be extended by up to six months to the extent that during such extension period there continues to remain only one person (other than the Company or its affiliates) that has filed and received approval from the FDA for an Abbreviated New Drug Application or an FDA AP-rated 505(b)(2) NDA using IV Tramadol; and

•
the “Milestone Period” means the Initial Period or the Subsequent Period, as applicable.

There is no assurance that any payment will be made under the CVRs. There are numerous risks and uncertainties associated with receiving payment under the CVRs. In addition, the CVRs are not freely transferable and will not be registered with the SEC or listed on any securities exchange. Tax consequences regarding the receipt of the CVRs are uncertain. See the section entitled “Material U.S. Federal Income Tax Consequences of the Merger Transaction” beginning on page 36.
Indemnity
Claims made under the SPMA and agreed to or adjudicated prior to the Merger Transaction will be reduced from the Merger Consideration. Claims surviving the Merger Transaction and agreed to or adjudicated after the Merger Transaction will be reduced from amounts payable under the CVR Agreement.
Milestone Events
Upon the occurrence of any of the following events listed below (the “Milestone” or “Milestones”), each person entitled to receive Merger Consideration, or any person (each a “Holder”) in whose name a CVR is registered in the CVR register which the Rights Agent shall keep for the purpose of registering CVRs and transfers of CVRs as provided under the CVR Agreement (the “CVR Register”), shall be entitled to certain payments in respect of their CVRs as follows:
1.
During the Initial Period, upon IV Tramadol generating $325 million or more in net sales in a calendar year, each CVR Holder shall be entitled to receive her, his or its applicable CVR percentage (the quotient of  (i) the number of CVRs held by such Holder, divided by (ii) the fully diluted capitalization (the Cancelled Shares) as of immediately prior to the Merger Transaction) multiplied by an aggregate amount equal to the applicable percentage ((i) if IV Tramadol generated less than $400 million in net sales during such calendar year, 10% of gross profit generated by IV Tramadol during the such calendar year; (ii) if IV Tramadol generated between $400 million and $500 million in net sales during such calendar year, 12.5% of gross profit generated by IV Tramadol during the such calendar year; or (iii) if IV Tramadol generated more than $500 million in net sales during such calendar year, 15% of gross profit generated by IV Tramadol during the such calendar year) multiplied by the gross profit generated by IV Tramadol during such calendar year.

2.
If  $1.5 billion in aggregate net sales of IV Tramadol generated from and after the Initial Period is achieved during the Subsequent Period, which we refer to as the Subsequent Period Net Sales Target, then (x) with respect to the calendar year in which the Subsequent Period Net Sales Target is achieved, if during the Stub Period (the period during the year in which the Subsequent Period Net Sales Target was achieved commencing one day after the date on which the Subsequent Period Net Sales Target was achieved and ending on December 31 of such calendar year), IV Tramadol generates $100 million or more in annualized net sales, then each CVR Holder shall be entitled to receive her, his or its CVR Percentage (with respect to a CVR Holder as of the applicable date of determination, the quotient of  (i) the number of CVRs held by such Holder, divided by (ii) the fully diluted capitalization (excluding shares to be cancelled and retired) multiplied by an aggregate amount equal to 20% of the gross profit generated by IV Tramadol with respect to such Stub Period and (y) during the remainder of the Subsequent Period, with respect to each calendar year after the calendar year in which the Subsequent Period Net Sales Target was achieved, upon

IV Tramadol generating $100 million or more in Net Sales in such calendar year, each CVR Holder shall be entitled to receive her, his or its CVR Percentage multiplied by an aggregate amount equal to 20% of the gross profit generated by IV Tramadol during such calendar year. If the Subsequent Period Net Sales Target is achieved during the Initial Period, then, during the Subsequent Period, upon IV Tramadol generating $100 million or more in net sales in a calendar year, each CVR Holder shall be entitled to receive her, his or its CVR Percentage multiplied by an aggregate amount equal to 20% of the gross profit generated by IV Tramadol during such calendar year.
Milestone Payments
Upon achievement of a Milestone at any time prior to the expiration of its applicable Milestone period, then on or prior to, but in any event and no later than, May 31 of the calendar year following the calendar year triggering the Milestone, which we refer to as the “Milestone Payment Date”, the Company shall deliver or cause to be delivered to the Rights Agent: (i) written notice indicating that the Milestone has been achieved and that the Holders are entitled to receive the applicable Milestone payment; and (ii) a wire transfer of immediately available funds to an account designated by the Rights Agent, in the aggregate amount equal to the Milestone payment payable to all of the Holders with respect to such Milestone. After receipt of the wire transfer described in the foregoing sentence, the Rights Agent will promptly (and, in any event, within five business days) pay (x) by one lump sum wire payment to The Depository Trust Company, which we refer to as DTC, for any Holder who is a former street name holder of common stock of the Company; and (y) for all other Holders, by check mailed, first-class postage prepaid, to the address of each Holder set forth in the CVR register or by other method of delivery as specified by the applicable Holder in writing to the Rights Agent (we refer to the amount each Holder is entitled to receive in respect to such Milestone as a “Milestone Payment”, and to such aggregate cash amounts in (x) and (y) together as the “Aggregate Milestone Payment”). The Rights Agent shall hold the Aggregate Milestone Payment in a non-interest bearing account until such payment is made in accordance with the foregoing sentence. However, in no event shall the Company be required to pay a Milestone payment more than once, and the Company shall not be required to pay a Milestone Payment if the Milestone occurs after the expiration of the Milestone Period.
Any portion of any Aggregate Milestone Payment that remains undistributed to the Holders six months after the date of the Milestone Payment Date shall be delivered by the Rights Agent to the Company, upon demand, and any Holder may thereafter look only to the Company for payment of such Milestone payment, without interest, but such Holder shall have no greater rights against the Company than those accorded to general unsecured creditors of the Company under applicable law.
Representatives
The Company shall deploy, within 12 months after the initial commercial supply of the Product in the United States, 80 or more sales representatives whose aggregate time devotion to sales of the Product shall be at least the equivalent of 80 Reps devoting at least 75% of their time (on an aggregate basis) to sales of the Product. The Company shall maintain such level of sales representatives (to be measured at 24 and 36 months after the initial commercial supply of the Product in the United States) until the date that is 36 months after the initial commercial supply of the Product in the United States. During the Milestone Periods, neither the Company nor any of its Affiliates shall take any action the sole purpose of which is to avoid the achievement of the Milestone or the payment of the Milestone payments.
Characteristics of the CVRs; Restrictions on Transfer
The CVRs will not be evidenced by a certificate or other instrument. The CVRs will not have any voting or dividend rights, and interest will not accrue on any amounts payable on the CVRs to any CVR Holder. The CVRs will not represent any equity or ownership interest in the Company or in any constituent company to the Merger Transaction or any of their respective affiliates.
The CVRs may not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, other than pursuant to any of the following permitted transfers: (a) upon death of a CVR Holder by will or intestacy; (b) by instrument to an inter vivos or testamentary trust in which the CVRs are to be passed to beneficiaries upon the death of the trustee; (c) pursuant to a court order; (d) by operation of law (including by consolidation or merger) or without consideration in connection with the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity; or (e) in the case of CVRs payable to a nominee, from a nominee to a beneficial owner (and, if applicable, through an intermediary) or from such nominee to another nominee for the same beneficial owner, in each case to the extent allowable by DTC. Any attempted transfer, in whole or in part (other than a permitted transfer as set forth in the immediately preceding sentence), other than pursuant to the foregoing permitted transfers, will be void and of no effect.
Amendment and Termination of the CVR Agreement
Amendments Without Consent of Holders
Without the consent of any CVR Holder or the Rights Agent, the Company, at any time and from time to time, may enter into one or more amendments to the CVR Agreement, for any of the following purposes, so long as, in the cases of clauses (ii) through (iv), such amendments do not, individually or in the aggregate, adversely affect the interests of the Holders, or adversely affect the rights, duties, responsibilities or protections of the Rights Agent to evidence the succession of another person to the Company and the assumption by any such successor of the covenants of the CVR Agreement:
(i)
to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as the Company shall determine to be for the protection of the Holders;

(ii)
to cure any ambiguity, to correct or supplement any provision of the CVR Agreement that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under the CVR Agreement;

(iii)
as may be necessary or appropriate to ensure that the CVRs are not subject to registration under any applicable state securities or “blue sky” laws, the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

(iv)
to evidence the succession of another person as a successor rights agent and the assumption by any such successor of the covenants and obligations of the Rights Agent in accordance with the provisions of the CVR Agreement;

(v)
any other amendment hereto that does not adversely affect the legal rights under the CVR Agreement of any Holder; or

(vi)
to reduce the number of CVRs, in the event any CVR Holder agrees to transfer or renounce such CVR Holder’s rights under the CVR Agreement.

Notwithstanding anything to the contrary contained herein, the Company and the Rights Agent may enter into any amendment that adversely affects, in any material respect, the Rights Agent’s own rights, duties, responsibilities or protections (whether for consideration or otherwise).
Promptly after the execution by the Company and the Rights Agent of any amendment, the Company will mail (or cause the Rights Agent to mail) a notice by first-class mail to the CVR Holders at their addresses as they appear on the CVR Register, setting forth such in general terms the substance of such amendment.
Amendments with Consent of Holders
Subject to the terms summarized in the section entitled “Amendment and Termination of CVR Agreement — Amendments Without Consent of Holders” beginning on page 80, with the prior consent of CVR Holders of at least a majority of the outstanding CVRs at the time of determination, whether evidenced in writing or taken at a meeting of the CVR Holders, the Company and the Rights Agent may enter into one or more amendments to the CVR Agreement for the purpose of adding, eliminating or changing any provisions of the CVR Agreement, even if such addition, elimination or change is materially adverse to the interest of the CVR Holders. Promptly after the execution by the Company and the Rights

Agent of any amendment pursuant to the provisions of the CVR Agreement, the Company will mail (or cause the Rights Agent to mail) a notice thereof by first class mail to the Holders at their addresses as they appear on the CVR Register, setting forth in general terms the substance of such amendment.
Termination
The CVR Agreement will be terminated upon the expiration of the Subsequent Period, provided however that if a Milestone has been achieved on or prior to such termination date, but the Milestone Payment has not been paid on or prior to such date, the CVR Agreement shall not terminate until such Milestone Payment has been paid in full in accordance with the terms of the SPMA.
Renouncement
Any CVR Holder may, at any time, agree to renounce, in whole or in part, his, her or its rights under the CVR Agreement by written notice to the Rights Agent and the Company, which notice, if given, will be irrevocable. A Holder may also at any time, at such CVR Holder’s option, abandon all of such CVR Holder’s remaining rights in a CVR by transferring such CVR to the Company or any of its Affiliates without consideration therefor. The Company or any of its Affiliates may offer to acquire or acquiring any CVRs for consideration from the CVR Holders, in private transactions or otherwise, in its sole discretion.

IMPORTANT ADDITIONAL INFORMATION REGARDING AVENUE
Executive Officers and Directors
Set forth below is information regarding our executive officers and directors, including their principal occupations for the past five years and their ages as of December 21, 2018. There are no family relationships between any of our executive officers and any other executive officer or board member. Our Board elects our executive officers, who serve at the discretion of our Board. Neither Avenue, our executive officers nor our directors have been convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors), and neither of these persons have been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws.
The business address of each of our executive offices and directors is c/o Avenue Therapeutics, Inc., 2 Gansevoort Street, 9th Floor, New York, New York 10014, and their business telephone number is (781) 652-4500.
Name	Age	Position
Lindsay A. Rosenwald, M.D.	63	Executive Chairman of the Board of Directors
Lucy Lu, M.D.	43	President, Chief Executive Officer and Director
Joseph Vazzano	35	Vice President, Finance and Accounting and Principal Financial Officer
Scott A. Reines, M.D., PhD	72	Interim Chief Medical Officer
Neil Herskowitz	61	Director
Jay Kranzler, M.D., PhD	60	Director
Jeffrey Paley, M.D.	51	Director
Akhtar Samad, M.D., PhD	59	Director
Michael S. Weiss	52	Director
Lindsay A. Rosenwald, M.D. — Executive Chairman of the Board of Directors
Dr. Rosenwald has served as our Executive Chairman of the Board of Directors since inception. Dr. Rosenwald also serves as Chairman, President and Chief Executive Officer of Fortress Biotech, Inc., a director of Mustang Bio, Inc., and a director of Checkpoint Therapeutics, Inc. Since November 2008, Dr. Rosenwald has served as Co-Portfolio Manager and Partner of Opus Point Partners Management, LLC (“Opus Point”), an asset management firm in the life sciences industry, which he joined in 2009. Prior to that, from 1991 to 2008, he served as the Chairman of Paramount BioCapital, Inc. Over the last 23 years, Dr. Rosenwald has acted as a biotechnology entrepreneur and has been involved in the founding and recapitalization of numerous public and private biotechnology and life sciences companies. Dr. Rosenwald received his B.S. in finance from Pennsylvania State University and his M.D. from Temple University School of Medicine.
Lucy Lu, M.D. — President, Chief Executive Officer and Director
Dr. Lu has been our President and Chief Executive Officer since inception. From February 2012 to June 2017, Dr. Lu was the Executive Vice President and Chief Financial Officer of Fortress Biotech, Inc. Prior to working in the biotech industry, Dr. Lu had 10 years of experience in healthcare-related equity research and investment banking. From February 2007 through January 2012, Dr. Lu was a senior biotechnology equity analyst with Citigroup Investment Research. From 2004 until joining Citigroup, she was with First Albany Capital, serving as Vice President from April 2004 until becoming a Principal of the firm in February 2006. Dr. Lu holds an M.D. degree from the New York University School of Medicine and an M.B.A. from the Leonard N. Stern School of Business at New York University. Dr. Lu obtained a B.A. from the University of Tennessee’s College of Arts and Science.

Joseph Vazzano — Vice President, Finance and Accounting and Principal Financial Officer
Mr. Vazzano joined the Company in August 2017 from Intercept Pharmaceuticals, Inc., a publicly-traded biotechnology company, which he joined in 2016, and where he served as Assistant Corporate Controller, helping grow the finance and accounting department during Intercept’s transition from a development-stage company to a fully integrated commercial organization. Prior to joining Intercept, Mr. Vazzano served as the Assistant Controller at Pernix Therapeutics, a publicly-traded specialty pharmaceutical company, where he successfully built an accounting and finance team after the closure of the South Carolina office location. From 2010 to 2015, he held various roles of increasing responsibility in finance and accounting at NPS Pharmaceuticals, a publicly-traded biotechnology company acquired by Shire Pharmaceuticals in 2015. He began his professional career with KPMG, LLP, where he served as a senior auditor. Mr. Vazzano has a Bachelor of Science degree in Accounting from Lehigh University and is a Certified Public Accountant in the State of New Jersey.
Scott A. Reines, M.D., Ph.D. — Interim Chief Medical Officer
Dr. Reines has served as our Interim Chief Medical Officer since January 2016. Dr. Reines been an independent consultant to the pharmaceutical industry since 2008. As Senior Vice President for CNS, Pain, and Translational Medicine at Johnson & Johnson from 2003 to 2008, he oversaw the development and approval of INVEGA and INVEGA SUSTENNA for schizophrenia, NUCYNTA for moderate to severe pain, REMINYL ER for Alzheimer’s disease, RISPERDAL CONSTA for schizophrenia and bipolar disorder, RISPERDAL for treatment of the autism, and TOPAMAX for prevention of migraine and seizures. At Johnson & Johnson, he was responsible for all CNS and Pain products, as well as for Clinical Pharmacology and Pharmacogenomics, and was a member of the Johnson & Johnson Pharmaceutical R&D Board of Directors.
Previously, Dr. Reines was Vice President, Clinical Research at Merck from 1988 to 2003, with responsibilities for Psychopharmacology, Neuropharmacology, Gastroenterology, and Ophthalmology. There he led the development of EMEND for prevention of chemotherapy-induced nausea and vomiting, MAXALT for treatment of migraine headache, SINEMET-CR for Parkinson’s disease, and TRUSOPT, COSOPT, and TIMOPTIC-XE for prevention of glaucoma. Currently, Dr. Reines consults for biotech, pharmaceutical, and venture firms, is a member of two Scientific Advisory Boards, and Chair of a Data Safety Monitoring Board. He is also a member of two non-profit boards, serving as Vice Chair of the Board of Directors of KidsPeace, a large children’s psychiatric healthcare provider, and as a member of the Board of Directors of Heritage Conservancy, which is directed toward land preservation. Dr. Reines also served for two years as co-chair of the Neuroscience Steering Committee, Foundation for NIH Biomarkers Consortium, and spent five years on the National Drug Abuse Advisory Council. He holds a bachelor’s degree in chemistry from Cornell University, a PhD in chemistry/molecular biology from Columbia University, and an MD from Albert Einstein College of Medicine. He is Board Certified in Psychiatry and Neurology.
Neil Herskowitz
Mr. Herskowitz joined our Board of Directors in August 2015 and has served as the Chairman of our Audit Committee since September 2016. Mr. Herskowitz has served as the managing member of the ReGen Group of companies, located in New York, since 1998, which include ReGen Capital Investments LLC and Riverside Claims Investments LLC. He has also served as the President of its affiliate, Riverside Claims LLC, since June 2004. Mr. Herskowitz received a B.B.A. in Finance from Bernard M. Baruch College in 1978.
Jay Kranzler, M.D., PhD
Dr. Kranzler joined our Board of Directors in February 2017. Dr. Kranzler has been a Founder, CEO, Board Member, and Advisor to leading life science companies for over 30 years. He is currently acting as Chief Executive Officer of Regenovation, a regenerative medicine company, and is a Board Member of Methylation Sciences, Pastorus, and ImmunoBrain Checkpoint, all companies focused on developing therapeutics for psychiatric or neurological disorders. Dr. Kranzler started his career at McKinsey & Company where he established the Firm’s pharmaceutical practice. He served as Chief Executive Officer

(CEO) of Cytel Corporation, a company focused on the development of immunomodulatory drugs. Following Cytel, Dr. Kranzler became the CEO of Cypress Bioscience, where he was credited for the development of Savella™ (milnacipran) for the treatment of fibromyalgia. Dr. Kranzler was also Vice President, Head of External R&D Innovation and Worldwide R&D Strategic Investments at Pfizer. During his career, Dr. Kranzler has developed drugs, medical devices, as well as diagnostics, and is the inventor on over 30 patents. Dr. Kranzler graduated from Yale University School of Medicine with MD and PhD degrees with a focus in psychopharmacology.
Jeffrey Paley, M.D.
Dr. Paley joined our Board of Directors in December 2015. Dr. Jeffrey Paley has been an Active Clinician and Consultant in the healthcare industry for the past 18 years, during which time Dr. Paley has consulted for over 30 analysts and portfolio managers in the biotechnology, pharmaceutical, specialty pharmaceutical and medical technology arenas, reviewing the clinical, preclinical and regulatory pedigrees of numerous therapeutics and devices. Prior to his work for the buy-side, Dr. Paley consulted directly for several biotechnology and specialty pharmaceutical companies. Dr. Paley founded Access Medical Associates in 2003, after spending five years on the full-time academic faculty of Weill Cornell Medical College, where he served as a Director of Clinical Research at the Cornell Internal Medicine Associates. At Weill Cornell, Dr. Paley was a Principal or Co-Principal Investigator on several studies of diabetes, hypertension, and cholesterol disorders, including the landmark ACCORD study of intensive hyperglycemia, hypertension and hyperlipidemia management. He has served as a Director of Kellbenx, Retrophin and Remote Radiology Inc., and currently serves as a Director of Caelum Biosciences, Immune Pharmaceuticals and Kalytera Therapeutics. Dr. Paley trained at Harvard Medical School and completed a residency in Internal Medicine at Massachusetts General Hospital.
Akhtar Samad, M.D., PhD
Dr. Samad joined our Board of Directors in December 2015. Dr. Samad established Symbios Partners in 2008 to address what he perceived as an unmet need in the advisory space — a hybrid strategic advisory and IR consultancy, offering a variety of proprietary services across such areas as clinical and business development, investment thesis and positioning, market intelligence, investor/analyst outreach and financing strategies. He works closely with senior members of client management teams, including CEO, CBO, CMO/CSO, CFO and Director of Communications, to formulate and revise client corporate strategy. Prior to launching Symbios, Dr. Samad was a Managing Director at Bear Stearns where he directed the small/mid-cap biotechnology equity research team from 2000 – 2008. He is a former academic cancer and genomics researcher, who trained with the co-discoverer of VEGF at Harvard, and completed his medical residency and fellowship at Cornell and the National Cancer Institute. He has been an invited moderator at the Annual Cancer Progress Conferences, and has moderated other oncology and genomics conferences. He received his MD/PhD training at NYU Medical School.
Michael S. Weiss
Mr. Weiss has served as a member of our Board of Directors since February 2015. Mr. Weiss also serves as a director and Executive Vice Chairman, Strategic Development of Fortress Biotech, Inc., Chairman of the Board of Directors and Executive Chairman of Mustang Bio, Inc., and Chairman of the Board of Directors of Checkpoint Therapeutics, Inc. Additionally, he serves as Executive Chairman, President and Chief Executive Officer of TG Therapeutics, Inc., a company he founded in 2011. Mr. Weiss is currently Co-Portfolio Manager and Partner of Opus Point Partners, LLC, which he co-founded in 2009. From 2002 to 2009, Mr. Weiss was the Chairman and Chief Executive Officer of Keryx Biopharmaceuticals, Inc., where he helped the company acquire and develop its lead drug, Auryxia, as well as executed a strategic alliance for Auryxia with Japan Tobacco, Inc. and Torii Pharmaceutical Co., Ltd. worth more than $100 million. Mr. Weiss served as Chairman of the board of directors of National Holdings Corporation from 2011 to 2012. Mr. Weiss began his professional career as a lawyer with Cravath, Swaine & Moore LLP. He earned his J.D. from Columbia Law School and his B.S. in Finance from The University at Albany.

Prior Public Offerings
On June 26, 2017, the Company completed an initial public offering (“IPO”) of its common stock, which resulted in the issuance of 6,325,000 shares of its common stock, inclusive of 825,000 shares which were subject to an underwriter over-allotment. The shares were issued at $6.00 per share, resulting in net proceeds of approximately $34.2 million after deducting underwriting discounts, and other offering costs.
In conjunction with the closing of the IPO, the Company issued warrants in connection with its NSC Debt and its Convertible Notes.
Historical Consolidated Financial Information
The Company’s audited financial statements for the fiscal years ended December 31, 2017 and December 31, 2016, and the notes thereto, contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, are incorporated by reference in this proxy statement.
As of December 29, 2017, the book value per share of our common stock was $3.62.
For additional information, see “Where You Can Find Additional Information” beginning on page 87. Historical results are not necessarily indicative of results to be expected in any future period.
Market Price of the Common Stock
Our common stock has been trading on Nasdaq since June 26, 2017, under the symbol “ATXI”. Prior to this, there was no public market for our common stock.
The following table sets forth for the periods indicated the high and low sales prices for our common stock for each of the identified calendar quarters.
	Market Price
	High	Low
2018
First Quarter	$5.75	$3.64
Second Quarter	$4.96	$3.58
Third Quarter	$4.21	$2.75
2017
Second Quarter (beginning June 26)	$8.25	$7.88
Third Quarter	$8.00	$5.08
Fourth Quarter	$5.64	$3.53
The closing price of our common stock on Nasdaq on November 12, 2018, the last trading day prior to the public announcement of the execution of the SPMA, was $4.16 per share. If the Merger Transaction is completed, you will be entitled to receive (i) a pro rata portion, based on the fully diluted capitalization of the Company immediately prior to the effective time of the Merger Transaction, of the total merger consideration of up to $180 million, subject to certain deductions, which portion is currently expected to be approximately $13.92 per share, which represents a premium of approximately 234.6% over the closing price as of November 12, 2018; and (ii) a CVR which represents the right to receive a contingent cash payment upon the achievement of certain milestones relating to annual net sales and gross profit targets of IV Tramadol, pursuant to the CVR Agreement, without interest and less any applicable withholding taxes, for each share of our common stock owned by you (unless you have properly exercised, and not lost, your appraisal rights with respect to such shares).
On December 18, 2018, the most recent practicable date before this proxy statement was mailed to our stockholders, the closing price for our common stock on Nasdaq was $5.06 per share. You are encouraged to obtain current market quotations for our common stock in connection with voting your shares of our common stock.
As of the record date, Avenue had approximately 22 stockholders of record.

Dividends
We have never paid or declared any cash dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant.
Avenue Purchases of Equity Securities
Avenue has not purchased any shares of its common stock during the past two years.
Security Ownership of Management and Certain Beneficial Owners
The following table sets forth certain information regarding the beneficial ownership of our common stock as of December 13, 2018, with respect to (i) each person known by the Company to be the beneficial owner of more than 5% of our common stock, (ii) each of the Company’s directors, (iii) each of the Company’s named executive officers and (iv) all directors and executive officers as a group. All information is based upon ownership filings made by such persons with the SEC or upon information provided by such persons to the Company. Applicable percentage ownership is based on 10,667,714 shares of our common stock outstanding on December 13, 2018.
Unless otherwise indicated, the address for each director and executive officer listed is: c/o Avenue Therapeutics, Inc., 2 Gansevoort Street, 9th Floor, New York, NY 10014.
Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Owned and Nature of Beneficial Ownership	Percentage of Common Stock Owned(2)
Lucy Lu	342,333	3%
Joseph Vazzano	8,851	*
Scott A. Reines	8,750	*
Lindsay A. Rosenwald	251,330(1)	2%
Michael S. Weiss	191,330(1)	2%
Neil Herskowitz	67,163	*
Jeffrey Paley	79,663	*
Akhtar Samad	64,663	*
Jay Kranzler	64,663	*
All executive officers and directors as a group (9 persons)	745,412(2)	7%
5% or Greater Stockholders
Fortress Biotech, Inc.	3,590,096(3)	34%

*
Less than one percent

(1)
Dr. Rosenwald and Mr. Weiss each have warrants convertible into 166,667 shares of our common stock. These warrants were issued by Fortress and are convertible into shares of our common stock that are owned by Fortress. These do not represent equity compensation by us to either Dr. Rosenwald or Mr. Weiss.

(2)
The total calculation for all executive officers and directors as a group does not include Dr. Rosenwald’s and Mr. Weiss’ warrants, which have not yet been exercised.

(3)
Excludes 250,000 Class A Preferred shares owned by Fortress.

OTHER BUSINESS
As of the date of this proxy statement, the Board knows of no matters that will be presented for consideration at the special meeting other than the matters described in this proxy statement. The persons named as proxies will vote the proxies, insofar as they are not otherwise instructed, regarding such other matters and the transaction of such other business as may be properly brought before the meeting, as seems to them to be in the best interest of our company and our stockholders.
PROVISIONS FOR UNAFFILIATED STOCKHOLDERS
The Company has not made any provision (i) to grant the Company’s unaffiliated stockholders access to the corporate files of the Company, any other party to the SPMA or any of their respective affiliates, or (ii) to obtain counsel or appraisal services at the expense of the Company, any other such party or affiliate.
HOUSEHOLDING OF PROXY MATERIALS
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and 2017 Annual Report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you contact us at: Avenue Therapeutics, Inc., 2 Gansevoort Street, New York, New York 10014, Attn: Joseph Vazzano. You may also contact us at (781) 652-4500.
If you want to receive separate copies of the proxy statement and annual report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or phone number.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file reports with the SEC on an annual basis using Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. You may read and copy any such reports and amendments thereto at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for information on the operation of the Public Reference Room. Additionally, the SEC maintains a website that contains annual, quarterly, and current reports, proxy statements, and other information that issuers (including us) file electronically with the SEC. The SEC’s website address is http://www.sec.gov. You can also obtain copies of materials we file with the SEC from our Internet website found at www.avenuetx.com. Our stock is quoted on the Nasdaq Capital Market under the symbol “ATXI”. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.
The SEC allows the Company to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information contained directly in this proxy statement. This proxy statement incorporates by reference the documents described below that the Company has previously filed with the SEC, as well as the annexes to this proxy statement. These documents contain important information about the Company and its financial condition.
The following documents listed below that the Company has previously filed with the SEC are incorporated by reference:
•
Annual Report on Form 10-K for the Fiscal Year ended December 31, 2017, filed with the SEC on March 1, 2018;

•
Quarterly Report on Form 10-Q for the Quarterly Period ended March 31, 2018, filed with the SEC on May 3, 2018;

•
Quarterly Report on Form 10-Q for the Quarterly Period ended June 30, 2018, filed with the SEC on August 14, 2018;

•
Quarterly Report on Form 10-Q for the Quarterly Period ended September 30, 2018, filed with the SEC on November 14, 2018;

•
Current Reports on Form 8-K (only to the extent “filed” and not “furnished”), filed with the SEC on March 28, 2018, May 3, 2018, May 21, 2018, May 25, 2018, June 14, 2018, August 14, 2018 and November 14, 2018; and

•
The portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 30, 2018 that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

All documents that the Company files pursuant to Sections 13(a), 13(c), 14 or 15(d) under the Exchange Act from the date of this proxy statement to the date on which the special meeting is held, including any adjournments or postponements, shall also be deemed to be incorporated by reference in this proxy statement. Notwithstanding anything herein to the contrary, any information furnished under Item 2.02 or Item 7.01 of the Company’s Current Reports on Form 8-K and any other information which is furnished, but not filed with the SEC, is not incorporated herein by reference.
You may obtain any of the documents incorporated by reference from the SEC’s public reference room or the SEC’s Internet website described above. Documents incorporated by reference in this proxy statement are also available from the Company without charge, excluding all exhibits unless specifically incorporated by reference in such documents. Stockholders may obtain documents incorporated by reference in this proxy statement upon written request to the Company’s legal counsel at Alston & Bird LLP, Attention: Matthew Mamak, 90 Park Avenue, New York, New York 10016. If you would like to request documents, please do so no later than five business days prior to the date of the special meeting, or no later than January 30, 2019 to receive them before the special meeting. If you request any incorporated documents, the Company will strive to mail them to you by first-class mail, or another equally prompt means, within one business day of receipt of your request.
You should rely only on the information contained in this proxy statement, including the annexes attached hereto or the information incorporated by reference herein, to vote your shares at the special meeting of Company stockholders. The Company has not authorized anyone to provide you with information that differs from that contained in this proxy statement. This proxy statement is dated December 21, 2018. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders shall not create any implication to the contrary.

Annex A
EXECUTION COPY
STOCK PURCHASE AND MERGER AGREEMENT
BY AND AMONG
AVENUE THERAPEUTICS, INC.,
INVAGEN PHARMACEUTICALS INC.
AND
MADISON PHARMACEUTICALS INC.
DATED AS OF NOVEMBER 12, 2018

A-i

A-ii

A-iii

EXHIBIT N SURVIVING CORPORATION BY-LAWS	A-200
EXHIBIT O REGISTRATION RIGHTS AGREEMENT	A-208
EXHIBIT P GENERAL RELEASE	A-223
SCHEDULES
SCHEDULE 1.1 Company’s Knowledge
SCHEDULE 2.1 Business Plan and Budget
SCHEDULE 5.3 Capitalization of the Company
SCHEDULE 5.5(a) Company Contracts
SCHEDULE 5.14(a) Registered Owned Intellectual Property
SCHEDULE 5.20 Certain Amounts
SCHEDULE 8.1(v) Certain Actions
SCHEDULE 8.1(k) Contracts
SCHEDULE 8.7(c) Equity Awards
SCHEDULE 8.9 Maximum Premium
SCHEDULE 8.14 Product Development Matters
A-iv

STOCK PURCHASE AND MERGER AGREEMENT
This STOCK PURCHASE AND MERGER AGREEMENT (this “Agreement”) is made and entered into as of November 12, 2018, by and among InvaGen Pharmaceuticals Inc., a New York Corporation (“Buyer”), Madison Pharmaceuticals Inc., a Delaware corporation and a wholly-owned Subsidiary of Buyer (“Merger Sub”), and Avenue Therapeutics, Inc., a Delaware corporation (the “Company”).
RECITALS
A. Buyer desires to purchase from the Company and the Company desires to issue to Buyer Common Shares representing 33.3% of the Fully Diluted Capitalization for $35.0 million and on the terms and subject to the conditions of this Agreement (the “Stock Purchase Transaction”).
B. Following the Stock Purchase Transaction, Buyer desires to acquire the remaining issued and outstanding capital stock of the Company in a reverse subsidiary merger transaction on the terms and subject to the conditions of this Agreement (the “Merger Transaction”).
C. Concurrently with the execution and delivery of this Agreement, Buyer, the Company and certain stockholders of the Company are entering into a stockholders agreement, effective as of the date hereof  (as amended from time to time, the “Stockholders Agreement”) and attached as Exhibit A hereto, providing for certain agreements between Buyer, the Company and such stockholders.
D. The Company desires and Buyer is willing to provide initial financing to the Company in an amount of up to $3.0 million in the form of a line of credit (the “Initial Financing”), up to the First Stage Closing, subject to and governed by the terms of that certain (1) Credit Agreement between the Company and Buyer, to be executed concurrently with the execution and delivery of this Agreement, attached as Exhibit B hereto (the “Credit Agreement”), and (2) Guaranty between Fortress and Buyer, to be executed concurrently with the execution and delivery of this Agreement, attached as Exhibit C hereto (the “Guaranty”), and interim financing to the Company in an amount not to exceed $7.0 million during the time period between the Stock Purchase Transaction and the Merger Transaction, on the terms and conditions described in this Agreement (the “Interim Financing”, and together with the Initial Financing, the Stock Purchase Transaction, the Merger Transaction and the other transactions contemplated by this Agreement and the Ancillary Agreements, the “Transactions”).
E. Concurrently with the execution and delivery of this Agreement, Buyer, the Company and certain stockholders of the Company, have entered into a voting and support agreement, effective as of the date hereof  (as amended from time to time, the “Voting and Support Agreement”) and attached as Exhibit D hereto, pursuant to which such stockholders have agreed, among other things, to vote all of their shares of the Company in favor of the approval and adoption of the Transactions.
F. Concurrently with the execution and delivery of this Agreement, Buyer, the Company and Fortress Biotech, Inc. (“Fortress”), have entered into a waiver and termination agreement, effective as of the date hereof  (as amended from time to time, the “Waiver Agreement”) and attached as Exhibit E hereto, pursuant to which Fortress has agreed to irrevocably waive, subject to the terms of the Waiver Agreement, certain payments otherwise due to it under that certain Amended and Restated Founders Agreement by and between the Company and Fortress dated September 13, 2016 (the “Founders Agreement”) and that certain Management Services Agreement by and between the Company and Fortress dated February 17, 2015, as amended by Amendment No. 1 on May 15, 2017 (the “MSA”), and any and all dividends, payable in cash or equity, under the terms of the Series A Preferred Stock of the Company.
G. Concurrently with the execution and delivery of this Agreement, Buyer and Fortress have entered into a restrictive covenant agreement, effective as of the date hereof  (as amended from time to time, the “Fortress Restrictive Covenant Agreement”), attached as Exhibit F hereto.
H. Concurrently with the execution and delivery of this Agreement, Buyer and Fortress have entered into an indemnification agreement, effective as of the date hereof  (as amended from time to time, the “Indemnification Agreement”), attached as Exhibit G hereto.
I. Concurrently with the execution and delivery of this Agreement, Buyer and Lucy Lu, M.D., have entered into a restrictive covenant agreement, effective as of the date hereof  (as amended from time to time, the “Lu Restrictive Covenant Agreement”), attached as Exhibit H hereto.

J. Concurrently with the execution and delivery of this Agreement, the Company and Lucy Lu, M.D. have entered into an amendment to an executive employment agreement dated as of June 10, 2015, effective as of the date hereof  (as amended from time to time, the “Amendment to Lu Agreement”), attached as Exhibit I hereto.
K. The respective boards of directors of Buyer, Merger Sub and the Company have unanimously approved and declared advisable the Transactions, including the merger of Merger Sub with and into the Company (the “Merger”), pursuant to which the Company shall continue as the surviving corporation and as a wholly-owned Subsidiary of Buyer, upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (“DGCL”), and the board of directors of the Company has resolved to recommend that the Company’s stockholders approve and adopt this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby, including the Merger.
L. The respective boards of directors of Buyer, Merger Sub and Company have determined that the Transactions are advisable and in the best interest of the stockholders of their respective companies, and accordingly have approved and declared advisable this Agreement and all of the Transactions, including the Merger.
M. The parties hereto desire to make certain representations, warranties, covenants and agreements in connection with the Transactions and also to prescribe various conditions to the Stock Purchase Transaction and the Merger.
NOW, THEREFORE, in consideration of the foregoing and the respective representations and warranties, covenants and agreements set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE 1.
DEFINITIONS
For purposes of this Agreement, including the recitals, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
“Affiliate”	With respect to any specified Person, any other Person that controls, is controlled by or is under common control with such Person (it being understood that a Person will be deemed to “control” another Person, for purposes of this definition, if such Person directly or indirectly (i) has the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities of such other Person, through contract or otherwise or (ii) owns more than 50% of the voting securities of such other Person entitled to vote in the election of directors); provided that, for all purposes of this Agreement and the Ancillary Agreements, in no event shall the Company be deemed an Affiliate of Buyer at any time prior to the Second Stage Closing.
“Ancillary Agreements”	The Stockholders Agreement, Credit Agreement, Guaranty, Certificate of Merger, Surviving Corporation Certificate of Incorporation, Surviving Corporation By-Laws, Contingent Value Rights Agreement, Voting and Support Agreement, Waiver Agreement, Fortress Restrictive Covenant Agreement, Indemnification Agreement, Lu Restrictive Covenant Agreement, Amendment to Lu Agreement, General Release, Revised By-Laws, and Registration Rights Agreement, and any other agreement, certificate, instrument or document contemplated hereby and thereby, including each exhibit hereto and thereto.

“Appointment”	The appointment and authorization of, and direction to, the Rights Agent (as defined in the Contingent Value Rights Agreement, and including any successor Rights Agent) to act as the agent, representative, proxy and attorney-in-fact of the Holders (as defined in the Contingent Value Rights Agreement) in accordance with the Contingent Value Rights Agreement.
“Beneficial Owner”, “Beneficially Own” or “Beneficial Ownership”	Has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (it being agreed that, in any event, a Person shall be deemed to Beneficially Own securities owned by an Affiliate of such Person).
“Business Day”	Any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York, New York, U.S.A., London, England or Mumbai, India.
“Class A Preferred Shares”	Any Class A preferred shares of the Company with a par value of $0.0001 per share, whether issued or not.
“Code”	The United States Internal Revenue Code of 1986, as amended.
“Common Shares”	Any common shares of the Company with a par value of $0.0001 per share, whether issued or not.
“Company Adverse Recommendation Change”	Shall mean the Board of Directors of the Company, directly or indirectly: (a) withdrawing, or amending, modifying or qualifying in a manner adverse to Buyer, or proposing publicly to so withdraw, amend, modify or qualify, the Company Board Recommendation; (b) failing to include the Company Board Recommendation in the Proxy Statement that is mailed to the Company’s stockholders; (c) recommending, adopting or approving, or proposing publicly to recommend, adopt or approve, a Takeover Proposal; (d) failing to recommend (including by Solicitation/Recommendation Statement on Schedule 14D-9) against acceptance of any tender offer or exchange offer for the Common Shares within ten Business Days after the commencement of such offer; (e) failing to reaffirm (publicly, if so requested by Buyer) the Company Board Recommendation within ten Business Days after the date any Takeover Proposal (or material modification thereto) or any announcement of an intention (whether or not conditional) to make a Takeover Proposal is first publicly disclosed by the Company or the Person making such Takeover Proposal (or is otherwise made public or sent to stockholders of the Company); (f) making any public statement inconsistent with the Company Board Recommendation; or (g) resolving or agreeing to take any of the foregoing actions.
“Company Assets”	All property, assets, rights, privileges, powers, franchises owned by, and all and every other interest of, the Company, including all Company Intellectual Property, including the Revogenex License Assets and Manufacturing Agreement Assets.
“Company Board”	The Board of Directors of the Company.
“Company Board Recommendation”	Shall mean the resolutions of the Board of Directors of the Company referred to in Section 5.1(c).
“Company Contract”	Any Contract to which the Company is a party or by which the Company (or any property or asset thereof) is bound.

“Company Employees”	The employees of the Company.
“Company Employee Plan”	Any Company Plan which covers any current or former Company Employees.
“Company Intellectual Property”	All Owned Intellectual Property and Licensed Intellectual Property.
“Company Plan”	Any Plan or portion thereof (including any Liabilities thereof), covering Company Employees which is sponsored or maintained by the Company or Fortress, or to which the Company or Fortress contributes or is required to contribute.
“Company Stockholder Approval”	The Requisite Stockholder Approval and the Non-Affiliate Stockholder Approval.
“Company’s Knowledge”	The actual knowledge of the Persons listed in Schedule 1.1 after reasonable investigation.
“Confidential Intellectual Property”	All Know How and any other confidential, proprietary, non-public or sensitive Intellectual Property constituting Company Intellectual Property.
“Contingent Value Rights Agreement”	Contingent Value Rights Agreement between the Company and the Rights Agent (as defined therein), to be executed prior to Second Stage Closing, in the form attached as Exhibit J hereto.
“Contract”	Any oral or written agreement, arrangement, instrument, contract, undertaking, mortgage, note, indenture, lease, license or other understanding or obligation.
“Encumbrance”	Any mortgage, deed of trust, lien (statutory or other), pledge, charge, security interest, title retention device (including the interest of a seller or lessor under any conditional sale agreement or capital lease, or any financing lease having substantially the same economic effect as any of the foregoing), collateral assignment, adverse claim, priority payment obligation, restriction or other encumbrance of any kind in respect of such asset, whether or not filed, recorded or perfected under applicable Legal Requirements (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset, but other than restrictions under applicable securities laws).
“Environmental Law”	Any national, federal, state (including cantonal), provincial, municipal, county, city, local or similar statute, law, constitution, ordinance, regulation, rule, code, order, consent decree, directive or judgment relating to (i) the protection of the environment or natural resources (including air, water vapor, surface water, sediments, groundwater, drinking water supply, wastewater treatment, surface or subsurface land); or (ii) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, recycling, release or disposal of, Hazardous Substances.
“Environmental Permits”	Any permit, approval, license or other authorization required by a Governmental Authority under or issued by a Governmental Authority pursuant to any applicable Environmental Law.
“ERISA”	The Employee Retirement Income Security Act of 1974, as amended.

“Event of Insolvency”	With respect to a party, (i) the entry by a court of competent jurisdiction of a decree or order, unstayed on appeal or otherwise and in effect for 30 days, adjudicating such party bankrupt or insolvent; (ii) the entry by a court of competent jurisdiction of a decree or order appointing a receiver or liquidator or trustee of the party or of substantially all the property of the party, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the party under Title 11 of the United States Code or under any similar provision of any other Federal or state or non-United States bankruptcy or other similar statute, each as now constituted or as hereafter in effect; but only if and when such decree or order shall have continued unstayed on appeal or otherwise and in effect for 60 days; or (iii) the filing by the party of a petition in voluntary bankruptcy under any of the provisions of any bankruptcy law; or the consenting by the party to the filing of any bankruptcy or reorganization petition against it under any such law; or (without limitation of the generality of the foregoing) any filing by the party of a petition seeking relief under Title 11 of the United States Code or under any similar provision of any other Federal or state or non-United States bankruptcy or other similar statute, each as now constituted or as hereafter in effect; or the making by the party of an assignment for the benefit of creditors; or the admitting in writing by the party of its inability to pay its debts generally as they become due; or the consenting by the party to the appointment of a receiver or liquidator or custodian or trustee of it or of substantially all its property.
“Exchange Act”	The U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“FDA”	United States Food and Drug Administration.
“Fortress Amount”	The sum of (i) any amount actually paid by Fortress to any Buyer Indemnified Party pursuant to the Indemnification Agreement prior to the Second Stage Closing and (ii) if none of Buyer, the Company or their respective Affiliates shall have obtained the insurance coverage referred to in Section 11.1 prior to the Second Stage Closing, $500,000.
“Fortress Portion”	The aggregate number of Common Shares (on an as-converted basis) of which Fortress or any of its Affiliates is the Beneficial Owner divided by the Fully Diluted Capitalization (excluding any shares to be cancelled and retired in accordance with Section 4.1(a)), in each case, as of immediately prior to the Merger Effective Time.
“Fully Diluted Capitalization”	The aggregate number of all shares of the Company’s capital stock (on an as-converted basis) issued and outstanding, assuming exercise, conversion, acceleration or exchange of all options (vested or unvested), RSUs (vested or unvested), Company Restricted Shares (vested or unvested), warrants and other convertible or exchangeable securities (including Class A Preferred Shares or any other shares of convertible preferred stock and any Company Restricted Shares).
“GAAP”	U.S. generally accepted accounting principles.
“Governmental Authority”	Any foreign, federal, national, state, local, cantonal, municipal, international or multinational government, governmental, regulatory or administrative authority, agency or commission, or any court, tribunal, or judicial or arbitral body of competent jurisdiction.

“Governmental Permits”	Any permit, approval, license or other authorization required by a Governmental Authority under or issued by a Governmental Authority pursuant to any applicable Legal Requirement, with the exception of Environmental Laws.
“Hazardous Substance”	Any waste, material, chemical or substance in any form that is regulated, controlled or defined as hazardous, toxic, or a pollutant under any applicable Environmental Law, including all materials regulated under any applicable Environmental Law as capable of causing harm or injury to human health or the environment, including oils, petroleum, polychlorinated biphenyls, petroleum products and constituents, and asbestos.
“Healthcare Regulatory Authority”	The FDA, the DEA or any other Governmental Authority that is concerned with or regulates the development, approval, labelling, marketing, sale, use, handling and control, safety, efficacy, reliability or manufacturing of drug or biological products or is concerned with or regulates public health care programs.
“Healthcare Regulatory Authorizations”	All approvals, clearances, authorizations, registrations, certifications, licenses and permits granted by any Healthcare Regulatory Authority, including all investigational new drug applications and new drug applications.
“HSR Act”	The U.S. Hart — Scott — Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.
“Indebtedness”	(i) the principal, accreted value, accrued and unpaid interest, prepayment and redemption premiums or penalties (if any), unpaid fees or expenses and other monetary obligations in respect of (A) indebtedness, whether or not contingent, for borrowed money, (B) obligations evidenced by bonds, debentures, notes or other similar instruments for the payment of which such Person is liable, (C) obligations for the deferred purchase price of property or services, including any earn-out (whether or not contingent), (D) indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (E) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, and (F) all loans to such Person by any of its suppliers or licensors, (ii) all obligations or liabilities of such Person (whether or not contingent) under or in connection with letters of credit or bankers’ acceptances or similar items; provided, however, that undrawn amounts shall not be included in this definition of Indebtedness, (iii) that portion of obligations with respect to capital leases that is properly classified as a long term liability on a balance sheet in conformity with GAAP, (iv) all obligations of such Person under interest rate or currency swap transactions, (v) all obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, Indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above and (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Encumbrance on any property or asset of such Person (whether or not such obligation is assumed by the Person or any of its subsidiaries).

“Intellectual Property”	Any and all rights in, arising out of, or associated with any of the following in any jurisdiction throughout the world: (i) patents, patent applications, patent disclosures and inventions, utility models, utility model applications, petty patents, statutory invention registrations, certificates of invention, designs, industrial designs, design registrations and applications (including any continuations, continuations-in-part, divisionals, provisionals, non-provisionals, reexaminations, restorations, extensions, renewals and reissues) for any of the foregoing, and all other indicia of invention ownership by any Governmental Authority (“Patents”); (ii) copyrights (registered and unregistered), copyright applications, copyrightable subject matter, original works of authorship, design rights, and design right registrations, and any and all renewals of any of the foregoing; (iii) trademarks, service marks, trade dress, business names and trade names, assumed names, symbols, brand names, d/b/a’s, fictitious names, logos and product names whether registered, unregistered or existing at common law, including the goodwill associated therewith (and all registrations and applications therefor), and any and all renewals of any of the foregoing; (iv) unregistered industrial design rights; (v) domain names (and all registrations and applications therefor); (vi) Know How, (vii) software, data processing, communications, inventory management, website content, programs, program interfaces, object code, source code, other computer systems and all documentation relating to the foregoing; (viii) all other proprietary information and intellectual property in all forms and media, and all goodwill associated therewith, now known or hereafter recognized in any jurisdiction worldwide; (ix) all rights pertaining to the foregoing, including those arising under international treaties and convention rights; (x) copies and tangible embodiments of all of the foregoing (in whatever form or medium); (xi) all rights and powers to assert, defend and recover title to any of the foregoing; and to assert, defend, sue, and recover damages for any past, present and future infringement, misuse, misappropriation, impairment, unauthorized use or other violation of any rights in or to any of the foregoing; and (xii) all proceeds, income, royalties, damages and payments now or hereafter due and payable under or in respect of all of the foregoing.
“Intellectual Property Agreements”	Any licenses, sublicenses, consent to use agreements, settlements, co-existence agreements, covenants not to sue, waivers, releases, or any other Contract relating to Intellectual Property to which the Company is party, beneficiary or otherwise bound, including any Contract providing for the license, practice, use, development, modification, design, invention, production, acquisition, purchase, formulation, creation or assignment of any Intellectual Property, including all IP Assignment Agreements.
“Know-How”	All trade secrets, confidential or proprietary information, including all inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, processes, techniques, improvements, discoveries, ideas, developments, product composition data (including pharmacological, non-clinical, pre-clinical and clinical data, analytical and quality control data) and specifications, recipes, packaging specifications, research and development data as well as purchasing and marketing data and procedures, customer lists, Personal Data, databases, technologies, instructions, formulae and information, manufacturing drawings, engineering drawings, manuals, designs, lab journals, notebooks, schematics, blue prints, research and development reports, technical information, and design and engineering specifications, including those related to products under development, including each of the foregoing items as they relate to the development, manufacturing, sale and distribution of the goods produced, distributed, marketed or sold by the applicable Person.

“Leased Real Property”	Any parcel of real property leased or subleased and any other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interests in real property held by the Company.
“Legal Requirement”	Any foreign, federal, national, state (including cantonal), local, international, multinational or administrative order, law, common law, ordinance, regulation, statute or treaty or any rule, regulation, standard, judgment, order, writ, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Authority.
“Liabilities”	Any and all debts, liabilities and obligations, whether accrued or fixed, direct or indirect, asserted or unasserted, absolute or contingent, known or unknown, liquidated or not, matured or unmatured or determined or determinable, including those arising under any Legal Requirement, Proceeding or any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority and those arising under any Contract.
“Licensed Intellectual Property”	All Intellectual Property licensed or otherwise made available to the Company by any Person.
“Manufacturing Agreement”	The Amended and Restated Product Manufacturing Agreement by and between Zaklady Farmaceutyczne “POLPHARMA” S.A. (“Polpharma”) and the Company dated May 7, 2018, as amended from time to time.
“Manufacturing Agreement Assets”	The Manufacturing Agreement and any of the rights of the Company under the Manufacturing Agreement.
“Material Adverse Effect”	Any event, circumstance, occurrence, state of facts or matters, action, omission, condition, development, change in or result or effect on (each, an “Event”) the Company that, individually or in the aggregate, could become materially adverse to (a) the assets, liabilities, capitalization, results of operations or the condition (financial or otherwise) of the Company, its business or prospects, taken as a whole or (b) the ability of the Company to perform and carry out any of its obligations under this Agreement or any of the Ancillary Agreements, and to consummate on a timely basis the Stock Purchase Transaction, the Merger or any of the other transactions contemplated by this Agreement or any of the Ancillary Agreements; provided, however, that, in the case of clause (a), the following Effects shall not be taken into account in determining the occurrence of a “Material Adverse Effect”: (i) those caused by, arising out of or attributable to the general political or economic environment or affecting the global securities markets generally; (ii) those that generally affect the industries in which the Company operates (including legal and regulatory changes applicable to the Company after the Signing Date); or (iii) those caused by, arising out of or attributable to acts of terrorism or warfare between two or more countries in which the Company operates (whether or not declared); provided, that any such Event which disproportionately affects the Company relative to other participants in the industries in which the Company operates shall not be excluded from determining the occurrence of a “Material Adverse Effect”.
“Nasdaq”	The Nasdaq Stock Market.

“Non-Affiliate Stockholder Approval”	The approval by a majority of the Common Shares held by Persons who are not Affiliates of the Company of the Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby, in accordance with all applicable Legal Requirements, the provisions of the Company’s governing documents and the rules of the SEC and Nasdaq.
“Non-Fortress Portion”	One minus the Fortress Portion.
“Owned Intellectual Property”	All Intellectual Property that is owned or purported to be owned, in whole or in part, by the Company.
“Person”	Individuals or entities, including any corporation, limited liability company, joint venture, trust, body corporate (wherever located), unincorporated association, partnership or other entity.
“Personal Data”	Any information (including a Person’s name, physical address, telephone number, e-mail address, photograph, social security number, tax identification number, medical and health information, family members, demographic data and any other data and information) which, whether alone or in combination with other information, identifies or is associated with an identified natural Person.
“Plan”
Any employee benefit plan, scheme, program, agreement, arrangement, commitment, or understanding of any kind (written or unwritten), including any bonus, incentive, stock, stock option, phantom stock, equity-based compensation, deferred compensation, change in control, vacation, sick leave, retention, severance, salary continuation, defined benefit or defined contribution retirement, pension, savings, profit sharing, supplemental retirement, medical, dental, vision, life insurance, accident, disability, long-term care, retiree medical or other welfare or fringe benefit plan, scheme, or program (together with any trust, escrow or other agreement related thereto), and including any “employee benefit plan” as defined in Section 3(3) of ERISA.

“Post-Closing Indemnification Amount”	With respect to any Surviving Indemnification Claim, the amount of Losses stated in an Indemnity Determination (as defined in the Indemnification Agreement) with respect thereto.
“Privacy Agreements”	Any data and privacy related policies (e.g., privacy policies, acceptable use policies, terms of service, etc.) and other Contracts in effect between the Company and any natural person or other Persons that are applicable to or otherwise implicate the collection, protection, storage, processing, transfer, administration, review, monitoring, use or disclosure of Personal Data in connection with the Company or its business.
“Privacy Laws”	All Legal Requirements concerning or otherwise applicable to the collection, protection, storage, processing, transfer, administration, review, monitoring, use or disclosure of Personal Data.
“Proceeding”	Any action (at law or in equity), suit, claim, review, audit, inquiry or legal or administrative proceeding or arbitration or other alternative dispute resolution proceeding or investigation (whether civil, criminal or administrative).
“Product”	IV Tramadol/Tramadol hydrochloride solution for injection or infusion.
“Proposals”	This Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby (including the Appointment), in accordance with any and all applicable Legal Requirements, the provisions of the Company’s governing documents and the rules of the SEC and Nasdaq.

“Registered Owned Intellectual Property”	All Owned Intellectual Property issued by, registered, recorded or filed with, renewed by or the subject of a pending application before any Governmental Authority, Internet domain name registrar or other authority.
“Related Party Contract”	Any Contract between the Company (or by which the Company (or any property or asset thereof) is bound), on the one hand, and any one or more of the Company’s Affiliates, directors, officers or any Person that Beneficially Owns more than 3% of the Common Shares (or any immediate family member of any such director, officer or Person), on the other hand.
“Requisite Stockholder Approval”	The approval and adoption by a majority of the outstanding Common Shares and Class A Preferred Shares voting together as a single class of the Proposals.
“Restrictive Contract”	Any Company Contract that (a) restrains, limits or impedes the Company’s (or will, after the Merger Effective Time, restrain, limit or impede Buyer’s or any of its Affiliates’, including the Surviving Corporation’s or any of its subsidiaries’) ability to compete with any business or Person, or conduct any business or line of business at any time, in any manner or at any place in the world, or the expansion thereof to other geographical areas or lines of business (including through the grant of rights of exclusivity by the Company to any Person), (b) contains a standstill or similar agreement pursuant to which the Company or any of its Affiliates has agreed (or is subject to any agreement) not to acquire assets or securities of a third party or (c) contains any “nonsolicitation”, “no hire” or similar provision which restricts the Company or any of its Affiliates in soliciting, hiring, engaging, retaining or employing the current or former employees of any third party.
“Revised By-Laws”	The amended and restated by-laws of the Company attached hereto as Exhibit K.
“Revogenex License”	The Asset Transfer and License Agreement by and between Revogenex Ireland Limited (“Revogenex”) and Coronado Biosciences, Inc. (n/k/a Fortress Biotech, Inc.) dated February 17, 2015, as amended by Amendment 1 dated June 23, 2016, Amendment 2 dated May 4, 2017, and Amendment 3 dated October 30, 2018, and as amended from time to time, assigned and transferred to the Company pursuant to that certain Founders Agreement by and between the Company and Fortress dated February 17, 2015 and amended and restated as of September 13, 2016.
“Revogenex License Assets”	The Revogenex License and any of the rights of the Company under the Revogenex License.
“SEC”	The United States Securities and Exchange Commission.
“Securities Act”	The U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Signing Date”	November 12, 2018, being the date of the execution and delivery of this Agreement by the parties hereto.
“SOX”	The U.S. Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder.
“Subsidiary”	With respect to any Person, any corporation, partnership, joint venture or other legal entity of which such Person (either alone or together with any other subsidiary) owns, directly or indirectly, more than fifty percent (50%) of the capital stock (or equivalent), the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, joint venture or other legal entity.
“Surviving Indemnification Claim”	Any indemnification claim by any Buyer Indemnified Party pursuant to the Indemnification Agreement to the extent not subject to an Indemnity Determination (as defined in the Indemnification Agreement) as of the consummation of the Second Stage Closing.
“Takeover Proposal”	Means an inquiry, proposal, or offer from, or indication of interest in making a proposal or offer by, any Person or group (other than Buyer and its Affiliates, including Merger Sub), written or oral, binding or non-binding, relating to any transaction or series of transactions, involving any direct or indirect: (a) acquisition, purchase, assignment, lease, license or transfer (including the granting or provision of any waiver, covenant not to sue, agreement to refrain from any conduct, or rights to proceeds, sue, or collect or retain damages or other payments with respect to) of (i) any Revogenex License Assets or Manufacturing Agreement Assets or (ii) assets of the Company equal to 15% or more of the fair market value of the Company’s assets or to which 15% or more of the Company’s net revenues or net income are attributable; (b) acquisition or purchase of equity which would result in any Person or group (other than Buyer and its Affiliates, including Merger Sub) together with all Affiliates thereof, beneficially owning 15% or more of the voting equity interests of the Company; (c) tender offer or exchange offer that if consummated would result in any Person or group (as defined in Section 13(d) of the Exchange Act) beneficially owning (within the meaning of Section 13(d) of the Exchange Act) 15% or more of the voting power of the Company or the surviving entity, as applicable; (d) merger, consolidation, other business combination, liquidation, dissolution (or the adoption of a plan of liquidation or dissolution), share exchange, recapitalization or other corporate reorganization or similar transaction to any of the foregoing involving the Company, pursuant to which such Person or group (as defined in Section 13(d) of the Exchange Act) would (A) own any Revogenex License Assets or any Manufacturing Agreement Assets, (B) own assets of the Company equal to 15% or more of the fair market value of the Company’s assets or to which 15% or more of the Company’s (or the surviving entity’s, as applicable) net revenues or net income are attributable, or (C) beneficially own 15% or more of the voting equity interests of the Company (or the surviving entity, as applicable; (e) incurrence or assumption by the Company, or the Company otherwise becoming directly or indirectly liable for, any Indebtedness (including any security convertible or exercisable for or exchangeable into any capital stock of, or other equity interest in, the Company) in excess of $20 million in the aggregate; or (f) any combination of the foregoing.
“Tax” or “Taxes”	All taxes, duties, levies or imposts imposed by any Governmental Authority, including on or with respect to any income (including capital gains), capital, gross receipts, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code §59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, workers’ compensation, property (including real property and personal property), sales, use, transfer, registration or value-added taxes, stamp duties, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, whether computed on a separate or consolidated, unitary or combined basis or in any other manner, including any interest, penalty, surcharge, fine or addition thereto.

“Tax Returns”	Any and all filings, returns, reports and forms required to be filed with a Governmental Authority with respect to Taxes.
“Termination Fee”	$10.0 million.
“Third Party”	With respect to any specified Person, any other Person who is not an Affiliate of such specified Person.
ARTICLE 2.
FIRST STAGE ACQUISITION
Section 2.1 Financing
(a) Initial Financing.
(1) On the Signing Date, Buyer shall make available to the Company the Initial Financing, subject to and governed by the terms of the Credit Agreement and the Guaranty.
(2) Upon the First Stage Closing, defined below, the Initial Financing shall be terminated and all principal, accrued but unpaid interest and other amounts due thereunder (collectively, the “Initial Financing Balance”) shall be deducted from the Stock Purchase Price, and thereby considered fully paid by the Company.
(3) In the event that this Agreement is terminated pursuant to Section 9.5 of this Agreement, the term of the Initial Financing shall accelerate and become due and payable 30 days from the date of termination of this Agreement.
(b) Interim Financing.
(1) During the period between the First Stage Closing and the Second Stage Closing, defined below, Buyer agrees to make available to the Company the Interim Financing, subject to the following conditions:
i. The later of  (y) the date on which the FDA has given the Company the deadline by which it will review its New Drug Application with respect to the Product (“NDA”) pursuant to the Prescription Drug User Fee Act and (z) the date that is twelve months after the NDA was filed by the Company with the FDA shall have occurred;
ii. The Company is in compliance with the Company’s Business Plan and Budget attached hereto as Schedule 2.1 (the “Budget”); and
iii. The terms and conditions of the Interim Financing, and the documentation thereof, shall be at the sole discretion of Buyer or its designated Affiliate.
(2) Upon the Second Stage Closing, the Interim Financing shall be terminated and all principal, accrued but unpaid interest and other amounts due thereunder (collectively, the “Interim Financing Balance”) shall be deducted from the Merger Consideration, and thereby considered fully paid by the Company.
(3) In the event that this Agreement is terminated pursuant to Section 10.5 of this Agreement, the term of the Interim Financing shall accelerate and become due and payable 30 days from the date of termination of this Agreement.
Section 2.2 Sale and Purchase of Common Shares
(1) Subject to and in accordance with the terms and conditions of this Agreement, at the closing of the Stock Purchase Transaction, the Company shall issue, sell, transfer and deliver to Buyer, free and clear of any Encumbrances, and Buyer shall purchase and acquire from the Company, for $35.0 million (the “Stock Purchase Price”), Common Shares equal to 33.3% of the Fully Diluted Capitalization as of the First Stage Closing (after giving effect to the First Stage Closing) (the “First Stage Shares”), payable as provided in Section 2.4.

Section 2.3 First Stage Closing Date
Unless this Agreement is earlier terminated pursuant to Section 9.5, the closing of the Stock Purchase Transaction (the “First Stage Closing”) will take place no later than five Business Days after the satisfaction or waiver of the conditions set forth in Article 9 (other than those conditions that by their nature are to be fulfilled at the First Stage Closing, but subject to the fulfillment or waiver (in accordance with the terms of this Agreement by the party entitled to the benefit thereof) of such conditions), at the offices of Alston & Bird LLP, 90 Park Avenue, New York, NY 10016, at 10:00 a.m. New York, NY time, or at such other place, time and date as shall be agreed between the Company and Buyer in writing. The date on which the First Stage Closing occurs is referred to in this Agreement as the “First Stage Closing Date”.
Section 2.4 Transactions to be Effected at the First Stage Closing
At the First Stage Closing:
(a) The Company shall deliver to Buyer (i) a fully-executed copy of all Ancillary Agreements that by their terms are to be executed and delivered at the First Stage Closing; and (ii) evidence in form and substance reasonably satisfactory to Buyer that the First Stage Shares have been issued to Buyer and Buyer is the beneficial and record owner of the First Stage Shares.
(b) Buyer shall deliver to the Company payment, by wire transfer, to a bank account designated in writing by the Company (such designation to be made at least two Business Days prior to the date on which the First Stage Closing shall occur), of immediately available funds in an amount equal to the Stock Purchase Price minus the Initial Financing Balance.
(c) The Company shall deliver to Buyer a certificate certifying the satisfaction of the conditions set forth in Section 9.1 and Section 9.3(a) through (k), duly executed by the chief executive officer of the Company.
(d) The Company shall deliver to Buyer a certificate duly signed by the secretary of the Company certifying as to: (A) the full force and effect of resolutions of its board of directors attached thereto as an exhibit evidencing the authority of the Company to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby; (B) the full force and effect of the certificate of incorporation and bylaws of the Company attached thereto as exhibits; and (C) the incumbency and signature of the officers of the Company with authority to execute this Agreement and the Ancillary Agreements to which the Company is a party.
(e) The Company shall deliver to Buyer a certificate evidencing the good standing of the Company in its jurisdiction of incorporation as of a recent date.
(f) The Company shall deliver to Buyer certificates evidencing the qualification of the Company to do business as a foreign corporation as of a recent date in each jurisdiction outside of its jurisdiction of organization where it conducts business.
(g) The Company shall cause the Revised Bylaws to be in effect as of the First Stage Closing, and shall deliver to Buyer evidence thereof.
(h) The Company shall deliver to Buyer all other certificates, documents and instruments that are reasonably requested by Buyer.

ARTICLE 3.
MERGER
Section 3.1 The Merger.   Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Merger Effective Time, defined below, Merger Sub shall be merged with and into the Company. As a result of the Merger, (i) the separate corporate existence of Merger Sub shall cease, and (ii) the separate corporate existence of the Company as the surviving corporation and as a wholly-owned Subsidiary of Buyer shall continue unaffected by the Merger following the Merger (the “Surviving Corporation”).
Section 3.2 Merger Effective Time; Deliverables
(a) Unless this Agreement is earlier terminated pursuant to Section 10.5, the closing of the Merger (the “Second Stage Closing”) will take place no later than five Business Days after the satisfaction or waiver of the conditions set forth in Article 10 (other than those conditions that by their nature are to be fulfilled at the Second Stage Closing, but subject to the fulfillment or waiver (in accordance with the terms of this Agreement by the party entitled to the benefit thereof) of such conditions), at the offices of Alston & Bird LLP, 90 Park Avenue, New York, NY 10016, at 10:00 a.m. New York, NY time, or at such other place, time and date as shall be agreed between the Company and Buyer in writing. The date on which the Second Stage Closing occurs is referred to in this Agreement as the “Second Stage Closing Date”. On the Second Stage Closing Date, the Company shall cause the Merger to be consummated by filing a certificate of merger in the form attached hereto as Exhibit L (the “Certificate of Merger”) with the Secretary of State of the State of Delaware and executed in accordance with the relevant provisions of the DGCL (the date and time of acceptance by the Secretary of State of Delaware of such filing, or, if another date and time is specified in such filing, such specified date and time, being the “Merger Effective Time”).
(b) At the Second Stage Closing, the Company shall deliver to Buyer (i) a certificate certifying the satisfaction of the conditions set forth in Section 10.1 and Section 10.3(a) through (n), duly executed by the chief executive officer of the Company, (ii) a certificate evidencing the good standing of the Company in its jurisdiction of incorporation as of a recent date, (iii) certificates evidencing the qualification of the Company to do business as a foreign corporation as of a recent date in each jurisdiction outside of its jurisdiction of organization where it conducts business and (iv) all other certificates, documents and instruments that are reasonably requested by Buyer.
(c) At the Second Stage Closing, Buyer shall deliver to Fortress, by wire transfer, to a bank account designated in writing by Fortress (such designation to be made at least two Business Days prior to the date on which the Second Stage Closing shall occur), of immediately available funds in an amount equal to the Fortress Amount.
Section 3.3 Effect of the Merger   At the Merger Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL and this Agreement. Without limiting the generality of the foregoing, and subject thereto, at the Merger Effective Time, except as otherwise provided herein, all the Company Assets and the property, assets, rights, privileges, powers, franchises and all and every other interest of Merger Sub shall vest in the Surviving Corporation, and all debts, Liabilities, duties and obligations of the Company and Merger Sub shall become the debts, Liabilities, duties and obligations of the Surviving Corporation.
Section 3.4 Certificate of Incorporation; Bylaws
At the Merger Effective Time, by virtue of the Merger:
(a) the certificate of incorporation of the Company shall be amended in its entirety as set forth on Exhibit M hereto (the “Surviving Corporation Certificate of Incorporation”) and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with applicable Legal Requirements; and
(b) the by-laws of the Company shall be amended in their entirety as set forth on Exhibit N hereto (the “Surviving Corporation By-Laws”) and, as so amended, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with applicable Legal Requirements.

Section 3.5 Directors and Officers.   Prior to the First Stage Closing, the Company shall deliver to Buyer evidence of the resignation of a sufficient number of members of the board of directors of the Company to allow for the appointment of the Buyer Directors (as defined in the Stockholders Agreement) to the Company Board. Prior to the Second Stage Closing, the Company shall deliver to Buyer the resignation of each member of the board of directors of the Company (other than any Buyer Director) and of each of the officers of the Company notified by Buyer to the Company no later than two Business Days prior to the Second Stage Closing, in each case, effective as of the Second Stage Closing. The parties shall take all requisite actions so that the directors of Merger Sub immediately prior to the Merger Effective Time shall be the initial directors of the Surviving Corporation, each to serve in accordance with the Surviving Corporation Certificate of Incorporation and the Surviving Corporation By-Laws. The parties shall take all requisite actions so that the officers of Merger Sub immediately prior to the Merger Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Surviving Corporation Certificate of Incorporation and the Surviving Corporation By-Laws.
ARTICLE 4.
EFFECT OF THE MERGER ON CAPITAL STOCK
Section 4.1 Effect of the Merger on Capital Stock.
At the Merger Effective Time, as a result of the Merger and without any action on the part of Buyer, Merger Sub, or the Company or the holder of any capital stock of Buyer, Merger Sub, or the Company:
(a) Cancellation of Certain Shares.   Each Common Share, Class A Preferred Share or share of any other class or series of shares of capital stock of the Company that is owned by Buyer, Merger Sub, or the Company (as treasury stock or otherwise) or any of their respective direct or indirect wholly-owned Subsidiaries as of immediately prior to the Merger Effective Time will automatically be cancelled and retired and will cease to exist, and no consideration will be delivered in exchange therefor.
(b) Conversion of Common Shares.   Each Common Share issued and outstanding immediately prior to the Merger Effective Time (other than: (i) shares to be cancelled and retired in accordance with Section 4.1(a); and (ii) Dissenting Shares) will be converted into the right to receive (x) its pro rata share, based on the Fully Diluted Capitalization excluding any shares to be cancelled and retired in accordance with Section 4.1(a), of the sum, without interest, of  (A) $180,000,000 in cash (the “Gross Amount”) minus (B) the Interim Financing Balance minus (C) the Indebtedness of the Company (excluding the Interim Financing Balance) upon the Second Stage Closing Date minus (D) the Merger Fees, as defined below minus (E) the $3.0 million milestone payable under the Revogenex License upon FDA approval of the Product minus (F) the Section 5.15 Amount, as defined in Section 5.15 hereof minus (G) the $2.0 million payable under the Manufacturing Agreement upon the Second Stage Closing minus (H) any Outstanding Indemnification Amount (as defined in the Indemnification Agreement), minus (I) the Fortress Amount and (y) its pro rata share, based on the Fully Diluted Capitalization excluding any shares to be cancelled and retired in accordance with Section 4.1(a), of the sum, without interest, of  (A) the contingent value payable pursuant to the Contingent Value Rights Agreement (it being agreed that each Holder (as defined in the Contingent Value Rights Agreement) shall be entitled to receive one CVR (as defined in the Contingent Value Rights Agreement) for each Common Share issued and outstanding immediately prior to the Merger Effective Time held by such Holder that is converted into the right to receive the Merger Consideration pursuant to this Section 4.1(b)) minus (B) any CVR Fees minus (C) any amount deductible from the Gross Amount pursuant to this Section 4.1(b) that was not deducted therefrom at the Second Stage Closing, as verified by the Company’s auditors (the consideration in the foregoing clause (x), the “Cash Merger Consideration” and, together with the consideration in the foregoing clause (y), collectively the “Merger Consideration”); provided that the Merger Consideration and any payments thereof hereunder or any Ancillary Agreement shall be subject to reduction in accordance with Section 4.2(i).
(c) Cancellation of Shares.   At the Merger Effective Time, all Common Shares, Class A Preferred Shares and shares of any other class or series of shares of capital stock of the Company will no longer be outstanding and all Common Shares, Class A Preferred Shares and shares of any other class or series of shares of capital stock of the Company will be cancelled and retired and will cease to exist (and will not represent shares of capital stock of the Surviving Corporation), and, subject to Section 4.3, each holder of: (i) a certificate formerly representing any Common Shares, Class A Preferred Shares and shares of any other class or series of shares of capital stock of the Company (each, a “Certificate”); or (ii) any book-entry shares which immediately prior to the Merger Effective Time represented Common Shares, Class A Preferred Shares and shares of any other class or series of shares of capital stock of the Company (each, a “Book-Entry Share”) will cease to have any rights with respect thereto, except the right to receive the Merger Consideration that such holder is entitled to receive in accordance with this Agreement, and upon compliance by such holder thereof with Section 4.2 hereof.
(d) Conversion of Merger Sub Capital Stock.   Each share of common stock, par value $0.0001 per share, of Merger Sub issued and outstanding immediately prior to the Merger Effective Time shall be converted into and become one newly issued, fully paid, and non-assessable share of common stock, par value $0.0001 per share, of the Surviving Corporation with the same rights, powers, and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation. From and after the Merger Effective Time, all certificates representing shares of Merger Sub common stock shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.
Section 4.2 Surrender and Payment.
(a) Paying Agent; Payment Fund.   Prior to the Merger Effective Time, Buyer shall appoint a paying agent (the “Paying Agent”) to act as the agent for the purpose of paying the Cash Merger Consideration for: (i) the Certificates; and (ii) the Book-Entry Shares. At or promptly following the Merger Effective Time, Buyer shall deposit, or cause the Surviving Corporation to deposit, with the Paying Agent, sufficient funds to pay the aggregate Cash Merger Consideration that is payable in respect of all of the Common Shares represented by the Certificates and the Book-Entry Shares (other than: (A) shares to be cancelled and retired in accordance with Section 4.1(a); and (B) Dissenting Shares) (the “Payment Fund”) in amounts and at the times necessary for such payments. If for any reason the Payment Fund is inadequate to pay the amounts to which holders of shares shall be entitled under Section 4.1(b), Buyer shall take all steps necessary to enable or cause the Surviving Corporation promptly to deposit in trust additional cash with the Paying Agent sufficient to make all payments required under this Agreement. The Payment Fund shall not be used for any other purpose. All charges and expenses, including those of the Paying Agent in connection with the exchange of Common Shares for the Cash Merger Consideration, the R&WI Expense (as defined in Section 11.1) and any unpaid Broker Fees, as defined in Section 5.20 (collectively, the “Merger Fees”), shall be deducted from the Gross Amount pursuant to Section 4.1(b). All charges and expenses, including those of the Rights Agent (as defined in the Contingent Value Rights Agreement) and those described in Section 3.2(p) of the Contingent Value Rights Agreement, in connection with the Contingent Value Rights Agreement, and any Broker Fees payable in connection with the Contingent Value Rights Agreement (collectively, the “CVR Fees”) shall be deducted from the contingent value payable pursuant to the Contingent Value Rights Agreement pursuant to Section 4.1(b). Promptly after the Merger Effective Time, Buyer shall send, or shall cause the Paying Agent to send, to each record holder of Common Shares immediately prior to the Merger Effective Time, a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates or transfer of the Book-Entry Shares to the Paying Agent, and which letter of transmittal will be in customary form and have such other provisions as Buyer and the Surviving Corporation may reasonably specify) for use in such exchange.
(b) Procedures for Surrender; No Interest.   Each holder of Common Shares that have been converted into the right to receive the Merger Consideration shall be entitled to receive the Merger Consideration in respect of the Common Shares represented by a Certificate or Book-Entry Share only upon: (i) in the case of a Certificate, surrender to the Paying Agent of such Certificate, together with a duly completed and validly executed letter of transmittal and such other documents as may reasonably be requested by the Paying Agent; or (ii) in the case of a Book-Entry Share, receipt of an “agent’s message” by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent may reasonably request) in respect of such Book-Entry Share. Until so surrendered or transferred, as the case may be, and subject to the terms set forth in Section 4.3, each such Certificate or Book-Entry Share, as applicable, shall represent after the Merger Effective Time for all purposes only the right to receive, in accordance with this Agreement and upon compliance by the holder thereof with Section 4.2 hereof, the Merger Consideration payable in respect thereof. No interest shall be paid or accrued on the Merger Consideration. After the Merger Effective Time, no dividend or other distribution shall be paid in respect of any Common Share, Class A Preferred Share or other share of any class or series of capital stock of the Company and each Certificate or Certificates or Book-Entry Share or Book-Entry Shares so surrendered or transferred, as the case may be, shall immediately be cancelled and retired (except for the right to receive the Merger Consideration pursuant to the provisions of this Article 4).
(c) Investment of Payment Fund.   Until disbursed in accordance with the terms and conditions of this Agreement, the cash in the Payment Fund will be invested by the Paying Agent, as directed by Buyer or the Surviving Corporation, in: (i) obligations of or fully guaranteed by the United States or any agency or instrumentality thereof and backed by the full faith and credit of the United States with a maturity of no more than 30 days; (ii) commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively; or (iii) certificates of deposit, bank repurchase agreements, or banker’s acceptances of commercial banks with capital exceeding $1,000,000,000 (based on the most recent financial statements of such bank that are then publicly available). No losses with respect to any investments of the Payment Fund will affect the amounts payable to the holders of Certificates or Book-Entry Shares. Any income from investment of the Payment Fund will be payable to Buyer or the Surviving Corporation, as Buyer directs.
(d) Payments to Non-Registered Holders.   If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate or the transferred Book-Entry Share, as applicable, is registered, it shall be a condition to such payment that: (i) such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Book-Entry Share shall be properly transferred; and (ii) the Person requesting such payment shall pay to the Paying Agent any transfer or other Tax required as a result of such payment to a Person other than the registered holder of such Certificate or Book-Entry Share, as applicable, or establish to the reasonable satisfaction of the Paying Agent that such Tax has been paid or is not payable.
(e) Full Satisfaction.   All Merger Consideration paid upon the surrender of Certificates or transfer of Book-Entry Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the Common Shares formerly represented by such Certificate or Book-Entry Shares, and from and after the Merger Effective Time, there shall be no further registration of transfers of Common Shares on the stock transfer books of the Surviving Corporation. If, after the Merger Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation, they shall be cancelled (and, to the extent the holders thereof are entitled thereto, exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Section 4.2).
(f) Termination of Payment Fund.   Any portion of the Payment Fund that remains unclaimed by the holders of Common Shares nine months after the Merger Effective Time shall be returned to Buyer, upon demand, and any such holder who has not exchanged Common Shares for the Merger Consideration in accordance with this Section 4.2 prior to that time shall thereafter look only to the Surviving Corporation (subject to abandoned property, escheat, or other similar laws), as general creditors thereof, for payment of the Merger Consideration without any interest. Notwithstanding the foregoing, Buyer shall not be liable to any holder of Common Shares for any amounts paid to a public official pursuant to applicable abandoned property, escheat, or similar laws. Any amounts remaining unclaimed by holders of Common Shares two years after the Merger Effective Time (or such earlier date, immediately prior to such time when the amounts would otherwise escheat to or become property of any governmental entity) shall become, to the extent permitted by applicable Legal Requirements, the property of Buyer free and clear of any claims or interest of any Person previously entitled thereto.

(g) Dissenting Shares Merger Consideration.   Any portion of the Merger Consideration made available to the Paying Agent in respect of any Dissenting Shares shall be returned to Buyer, upon demand.
(h) Outstanding Indemnification Amount.   If any Losses included in any Outstanding Indemnification Amount (as defined in the Indemnification Agreement) (i) reduced the Cash Merger Consideration pursuant to clause (H) of Section 4.1(b)(x) and (ii) are subsequently determined in a final judgment or award of a court of competent jurisdiction which is either not subject to any further appeals or the time for giving notice to take such appeals has lapsed and no such notice was filed to be lower than the amount that actually reduced the Cash Merger Consideration pursuant to clause (H) of Section 4.1(b)(x), then Buyer shall transfer the difference between such amounts to the Paying Agent for further payment by the Paying Agent as Cash Merger Consideration consistent with the provisions of this Article 4, which payment shall be (i) deemed to have occurred as of the time that it would have otherwise been due pursuant to this Agreement but for its inclusion in Outstanding Indemnification Amount and (ii) made to the Persons entitled hereunder taking the foregoing clause (i) into account, it being agreed that the foregoing shall not affect any rights of any Buyer Indemnified Parties against Fortress pursuant to the Indemnification Agreement if such Losses are determined in such final judgment or award to be higher than the amount that actually reduced the Cash Merger Consideration pursuant to clause (H) of Section 4.1(b)(x).
(i) Set-Off; Surviving Indemnification Claims.   Notwithstanding this Agreement or the Contingent Value Rights Agreement to the contrary, (i) to the extent that Buyer shall exercise its set-off right pursuant to the Fortress Restrictive Covenants Agreement or the Lu Restrictive Covenants Agreement against any amount payable pursuant to Section 4.1(b), then such set-off amount shall reduce the payment obligation of Buyer, Merger Sub, the Company or their Affiliates or assigns under, and such amount shall not be required to be paid by the foregoing pursuant to, this Agreement or the Contingent Value Rights Agreement to the extent that such amount does not exceed the portion(s) of the amount(s) otherwise payable hereunder or thereunder to Fortress (or its assigns) or Lucy Lu (or her heirs or assigns), respectively, from time to time, and the Company, Buyer and the Paying Agent (or the Rights Agent (as defined in the Contingent Value Rights Agreement), if applicable) shall cooperate with each other to appropriately and equitably distribute the amount payable hereunder or thereunder by the Paying Agent (or the Rights Agent (as defined in the Contingent Value Rights Agreement), if applicable) to holders of Common Shares issued and outstanding immediately prior to the Merger Effective Time (other than: (i) shares to be cancelled and retired in accordance with Section 4.1(a); and (ii) Dissenting Shares), taking such set-off into account and in a manner that reduces the amount that Fortress (or its assigns) or Lucy Lu (or her heirs or assigns), as applicable are paid, (ii) with respect to any Post-Closing Indemnification Amount, if Fortress has actually paid in full to Buyer the Fortress Portion multiplied by such Post-Closing Indemnification Amount in accordance with the Indemnification Agreement, then the Company’s (or its Affiliates’ or assigns’) obligation to make a payment pursuant to the Contingent Value Rights Agreement shall be reduced by the Non-Fortress Portion multiplied by such Post-Closing Indemnification Amount, and such amount shall not be required to be paid thereunder by the foregoing, to the extent that such product does not exceed the amount payable thereunder excluding the portion thereof payable to Fortress (or its assigns), and the Company and the Rights Agent (as defined in the Contingent Value Rights Agreement) shall cooperate with each other to appropriately and equitably distribute the amount payable thereunder by the Rights Agent (as defined in the Contingent Value Rights Agreement) to holders of Common Shares issued and outstanding immediately prior to the Merger Effective Time (other than: (i) shares to be cancelled and retired in accordance with Section 4.1(a); and (ii) Dissenting Shares), taking such reduction into account and in a manner that reduces the amount that such holders (other than Fortress) are paid, (iii) with respect to any Post-Closing Indemnification Amount, if Fortress has not paid to Buyer the Fortress Portion multiplied by such Post-Closing Indemnification Amount in accordance with the Indemnification Agreement, then the Company’s (or its Affiliates’ or assigns’) obligation to make a payment pursuant to the Contingent Value Rights Agreement shall be reduced by such Post-Closing Indemnification Amount, and such amount shall not be required to be paid thereunder by the foregoing, and the Company and the Rights Agent (as defined in the Contingent Value Rights Agreement) shall cooperate with each other to appropriately and equitably distribute the amount payable thereunder by the Rights Agent (as defined in the Contingent Value Rights Agreement) to holders of Common Shares issued and outstanding immediately prior to the Merger Effective Time (other than: (i) shares to be cancelled and retired in accordance with Section 4.1(a); and (ii) Dissenting Shares), taking such reduction into account and in a manner that reduces the amount that all such holders are paid, and (iv) if any Post-Closing Indemnification Amount is due, then the Company and the Rights Agent (as defined in the Contingent Value Rights Agreement) shall cooperate with each other to appropriately and equitably distribute the amount payable by the Rights Agent (as defined in the Contingent Value Rights Agreement) under the Contingent Value Rights Agreement to the holders of Common Shares issued and outstanding immediately prior to the Merger Effective Time (other than: (i) shares to be cancelled and retired in accordance with Section 4.1(a); and (ii) Dissenting Shares) such that the Non-Fortress Portion multiplied by the reasonable and documented legal fees and expenses incurred by Fortress in defending the Surviving Indemnification Claim relating to such Post-Closing Indemnification Amount shall first be paid by the Rights Agent (as defined in the Contingent Value Rights Agreement) pursuant to the Contingent Value Rights Agreement to Fortress (to the extent that it does not exceed the amount payable thereunder) and the remaining amount payable by the Rights Agent (as defined in the Contingent Value Rights Agreement) under the Contingent Value Rights Agreement shall be payable thereunder to all holders of Common Shares issued and outstanding immediately prior to the Merger Effective Time (other than: (i) shares to be cancelled and retired in accordance with Section 4.1(a); and (ii) Dissenting Shares). If any Losses included in any Post-Closing Indemnification Amount (i) reduced the amount payable by the Company or its Affiliates or assigns under the Contingent Value Rights Agreement pursuant to this Section 4.2(i) and (ii) are subsequently determined in a final judgment or award of a court of competent jurisdiction which is either not subject to any further appeals or the time for giving notice to take such appeals has lapsed and no such notice was filed to be lower than the amount that actually reduced the amount payable by the Company or its Affiliates or assigns under the Contingent Value Rights Agreement pursuant to this Section 4.2(i), then the Company shall transfer the difference between such amounts to the Rights Agent (as defined in the Contingent Value Rights Agreement) for further payment by it pursuant to Section 2.4 thereof, which payment shall be (i) deemed to have occurred as of the time that it would have otherwise been due pursuant to the Contingent Value Rights Agreement but for this Section 4.2(i) and (ii) made to the Persons entitled thereunder taking the foregoing clause (i) into account. Notwithstanding this Agreement or the Contingent Value Rights Agreement to the contrary, if any Losses included in any Post-Closing Indemnification Amount (i) reduced the amount payable by the Company or its Affiliates or assigns under the Contingent Value Rights Agreement pursuant to this Section 4.2(i) and (ii) are subsequently determined in a final judgment or award of a court of competent jurisdiction which is either not subject to any further appeals or the time for giving notice to take such appeals has lapsed and no such notice was filed to be higher than the amount that actually reduced the amount payable by the Company or its Affiliates or assigns under the Contingent Value Rights Agreement pursuant to this Section 4.2(i), then the difference between such amounts shall be deemed to be a new Post-Closing Indemnification Amount with respect to which (x) the provisions of Section 2(g) of the Indemnification Agreement shall apply and (y) the provisions of this Section 4.2(i) shall apply to further reduce the amounts required to be paid by the Company or its Affiliates or assigns pursuant to the Contingent Value Rights Agreement. Notwithstanding this Agreement or the Contingent Value Rights Agreement to the contrary, if any Losses included in any Outstanding Indemnification Amount (as defined in the Indemnification Agreement) (i) reduced the Cash Merger Consideration pursuant to clause (H) of Section 4.1(b)(x) and (ii) are subsequently determined in a final judgment or award of a court of competent jurisdiction which is either not subject to any further appeals or the time for giving notice to take such appeals has lapsed and no such notice was filed to be higher than the amount that actually reduced the Cash Merger Consideration pursuant to clause (H) of Section 4.1(b)(x), then the difference between such amounts (the “Adjusted Pre-Closing Indemnification Amount”) shall be deemed to be a Post-Closing Indemnification Amount with respect to which (x) the provisions of Section 2(g) of the Indemnification Agreement shall apply and (y) the provisions of this Section 4.2(i) shall apply to reduce the amounts required to be paid by the Company or its Affiliates or assigns pursuant to the Contingent Value Rights Agreement. After the Second Stage Closing, the indemnification limitations contained in Section 2(b) of the Indemnification Agreement, shall apply on a pro rata basis (based on the Fortress Portion, with respect to Fortress and its Affiliates and assigns, and the Non Fortress Portion, with respect to all holders of Common Shares issued and outstanding immediately prior to the Merger Effective Time (other than: (i) shares to be cancelled and retired in accordance with Section 4.1(a); and (ii) Dissenting Shares) other than Fortress) mutatis mutandis to this Section 4.2.
Section 4.3 Dissenting Shares.   Notwithstanding any provision of this Agreement to the contrary, including Section 4.1, Common Shares issued and outstanding immediately prior to the Merger Effective Time (other than shares cancelled in accordance with Section 4.1(a)) and held by a holder who has properly exercised appraisal rights of such shares in accordance with Section 262 of the DGCL and has not subsequently failed to perfect or otherwise waived, withdrawn, or lost such holder’s appraisal rights under the DGCL with respect to such shares (such Common Shares being referred to collectively as the “Dissenting Shares” until such time as such holder fails to perfect or otherwise waives, withdraws, or loses such holder’s appraisal rights under the DGCL with respect to such shares) shall not be converted into a right to receive the Merger Consideration, but instead shall be entitled to only such rights as are granted by Section 262 of the DGCL; provided, however, that if, after the Merger Effective Time, such holder fails to perfect, waives, withdraws, or loses such holder’s right to appraisal pursuant to Section 262 of the DGCL or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, such Common Shares shall be treated as if they had been converted as of the Merger Effective Time into the right to receive the Merger Consideration in accordance with Section 4.1(b), without interest thereon, upon surrender of such Certificate formerly representing such share or transfer of such Book-Entry Share, as the case may be. The Company shall provide Buyer prompt written notice of any demands received by the Company for appraisal of Common Shares, any waiver or withdrawal of any such demand, and any other demand, notice, or instrument delivered to the Company prior to the Merger Effective Time that relates to such demand, and Buyer shall have the opportunity and right to direct all negotiations and proceedings with respect to such demands. Except with the prior written consent of Buyer, the Company shall not make any payment with respect to, or settle, or offer to settle, any such demands.
Section 4.4 Changes to Capital Stock; Adjustments to Merger Consideration.   Without limiting the other provisions of this Agreement, if at any time during the period between the Signing Date and the Merger Effective Time, any change in the outstanding shares of capital stock of the Company shall occur, including by reason of any issuance (including upon exercise of warrants), reclassification, recapitalization, stock split (including a reverse stock split), or combination, exchange, readjustment of shares, or similar transaction, or any stock dividend or distribution paid in stock, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be equitably adjusted to proportionately reflect such change; provided, however, that this sentence shall not be construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.
Section 4.5 Withholding Rights.   Each of the Paying Agent, Buyer, Merger Sub, and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under any Tax laws. To the extent that amounts are so deducted and withheld by the Paying Agent, Buyer, Merger Sub, or the Surviving Corporation, as the case may be, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which the Paying Agent, Buyer, Merger Sub, or the Surviving Corporation, as the case may be, made such deduction and withholding.
Section 4.6 Lost Certificates.   If any Certificate shall have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen, or destroyed and, if required by Buyer, the posting by such Person of a bond, in such reasonable amount as Buyer or the Paying Agent may direct, as indemnity against any claim that may be made against Buyer or the Surviving Corporation with respect to such Certificate, the Paying Agent will issue, in exchange for such lost, stolen, or destroyed Certificate, the Merger Consideration to be paid in respect of the Common Shares formerly represented by such Certificate as contemplated under this Article 4.
Section 4.7 Treatment of Stock Options, Other Stock-Based Compensation and Warrants.
(a) Company Stock Options.   The Company shall take all requisite action so that, prior to the Merger Effective Time, each option to acquire Common Shares (each, a “Company Stock Option”)

that is then-outstanding under any Company Plan (as in effect at the Signing Date and previously disclosed to Buyer), whether or not then vested or exercisable, shall become vested and exercisable and, if the fair market value of a Common Share (which, for this purpose, shall be the closing price per Common Share immediately prior to the Merger Effective Time) is then in excess of the per share exercise price of the Company Stock Option, such Company Stock Option shall be exercised pursuant to the terms and conditions of the applicable Company Stock Option award agreement (with any Taxes withheld with respect to such exercise), with each Common Share received by the former holder of a Company Stock Option in connection with such exercise entitled to receive the Merger Consideration pursuant to Section 4.1(b). For the avoidance of doubt, in the event that the per share exercise price under any Company Stock Option that is outstanding immediately prior to the Merger Effective Time is equal to or greater than the Merger Consideration, such Company Stock Option shall be cancelled as of the Merger Effective Time without payment therefor and shall have no further force or effect.
(b) Company Restricted Shares.   The Company shall take all requisite action so that, immediately prior to the Merger Effective Time, each Common Share subject to vesting, repurchase, or other lapse of restrictions (a “Company Restricted Share”) that is outstanding under any Company Plan immediately prior to the Merger Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, vest in full and become free of restrictions (with any Taxes withheld with respect to the fair market value of such Company Restricted Share, which, for this purpose, shall be the closing price per Common Share immediately prior to the Merger Effective Time) and shall be cancelled and converted automatically, in accordance with the procedures set forth in this Agreement, into the right to receive the Merger Consideration pursuant to Section 4.1(b).
(c) Company Restricted Share Units.   The Company shall take all requisite action so that, immediately prior to the Merger Effective Time, each unit of Company Restricted Shares (a “RSU”), that is outstanding immediately prior to the Merger Effective Time, shall be accelerated in full and, in exchange therefor, each former holder of any such RSU shall be entitled to receive a number of Common Shares as is equal to (i) the total number of Common Shares subject to such RSU, less (ii) a number of Common Shares that would otherwise be issued to the holder pursuant to the RSU to be withheld by the Surviving Corporation in satisfaction of the tax withholding obligations arising as a result of the vesting and settlement of such RSU equal to a number of Common Shares having a fair market value (which, for this purpose, shall be the closing price per Common Share immediately prior to the Merger Effective Time) equal to the amount necessary to satisfy the withholding obligation based on the minimum applicable statutory withholding rates for federal, state and local income tax and payroll tax purposes (rounded up to the nearest whole share). Each such Common Share issued to a former holder of an RSU shall be entitled to receive the Merger Consideration pursuant to Section 4.1(b).
(d) Warrants.   Promptly after the Signing Date, the Company shall take all requisite action so that, prior to the First Stage Closing, each warrant to issue any Company Securities (each, a “Company Warrant”) that is outstanding shall be (i) exercised by the holder thereof, and converted into Common Shares, and such Company Warrant shall be cancelled without any Liability to the Company, or (ii) amended in writing (subject to Buyer’s prior review and consent to such amendment, such consent not to be unreasonably withheld), and fully executed by the Company and the applicable holder thereof, solely to provide that such Company Warrant shall, immediately prior to the Merger Effective Time, automatically, and without any action of the holder thereof or the Company, be converted into Common Shares, and that such Company Warrant shall be cancelled without any Liability to the Company.
(e) Resolutions and Other Company Actions.   Prior to the Merger Effective Time or the First Stage Closing, as applicable, the Company, the Company’s Board of Directors, and the compensation committee of such board, as applicable, shall have adopted any resolutions and taken any actions (including obtaining any employee consents) that may be necessary to effectuate the provisions of paragraphs (a), (b), (c) and (d) of this Section 4.7.
Section 4.8 Further Assurances.   If, at any time from and after the Merger Effective Time, the Company or Buyer reasonably believes or is advised that any further instruments, deeds, assignments or assurances are reasonably necessary or desirable to consummate the Merger or to carry out the purposes and intent of this Agreement at or after the Merger Effective Time, then the Company, Buyer, the Surviving Corporation and their respective officers and directors shall execute and deliver all such proper deeds, assignments, instruments and assurances and do all other things reasonably necessary or desirable to consummate the Merger and to carry out the purposes and intent of this Agreement.
ARTICLE 5.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as disclosed in any report, schedule, form, statement or other document (including exhibits and other information incorporated therein) that is publicly available and required to be filed (or furnished) by the Company with the SEC under the Securities Act, the Exchange Act or SOX with respect to any fiscal period ending prior to June 30, 2018 and prior to the Signing Date (without giving effect to any amendment or supplement to any such report, schedule, form, statement or other document filed on or after the Signing Date) (provided, that no such disclosure shall qualify or limit the representations and warranties contained in Section 5.1 through 5.3 (excluding 5.3(c)), and that any “risk factors” sections or any language in any such report, schedule, form, statement or other document that is predictive or forward-looking, or that is not factual information but merely cautionary language, shall be excluded), the Company hereby represents and warrants to Buyer and Merger Sub as follows:
Section 5.1 Organization of the Company; Due Authorization.
(a) The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of Delaware, (ii) is duly licensed and qualified to conduct its business in each jurisdiction where the nature of the properties owned, leased or operated by it and the business transacted by it requires such licensing or qualification, except where any such failures to be so qualified or licensed have not had, or are not reasonably likely to have, a Material Adverse Effect and (iii) holds all necessary corporate power and authority to own, license and operate its assets and properties, to conduct its business, to enter into this Agreement and the Ancillary Agreements, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, including the Transactions. Subject to, with respect only to the Stock Purchase Transaction and the Merger, the Requisite Stockholder Approval, this Agreement and the consummation of the transactions contemplated hereby, the execution and delivery of this Agreement and the Ancillary Agreements by the Company, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by all requisite action on the part of the Company, and no other proceedings on the part of the Company or its stockholders are necessary to authorize the execution and delivery of this Agreement or the consummation by the Company of the transactions contemplated hereby and thereby.
(b) Each of this Agreement and the Ancillary Agreements to which it is or will be a party has been or will be, as the case may be, duly executed and delivered by the Company and (assuming due authorization, execution and delivery by Buyer) constitutes or will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.
(c) The board of directors of the Company has unanimously adopted resolutions, prior to the Signing Date, (i) determining that this Agreement, the Stock Purchase Transaction, the Merger and the other transactions contemplated by this Agreement and the Ancillary Agreements are advisable and fair to, and in the best interests of, the Company and its stockholders, (ii) approving this Agreement, the Ancillary Agreements, the Stock Purchase Transaction, the Merger and the other transactions contemplated by this Agreement and the Ancillary Agreements, (iii) recommending that the stockholders of the Company approve and adopt this Agreement and the Ancillary Agreements (including the Appointment) and (iv) directing that this Agreement and the Ancillary Agreements be submitted to the stockholders of the Company for their approval and adoption, which resolutions have not been subsequently withdrawn or modified in any respect.

(d) The Requisite Stockholder Approval is the only vote of the holders of any class or series of capital stock of the Company necessary to approve and adopt this Agreement and the Ancillary Agreements (including the Appointment) and to consummate the Stock Purchase Transaction, the Merger and the other transactions contemplated by this Agreement and the Ancillary Agreements under the applicable Legal Requirements of the State of Delaware, including the DGCL, the certificate of incorporation of the Company and the by-laws of the Company.
(e) The Company’s Certificate of Incorporation, as amended, and the Company’s Bylaws, each as filed with the Company SEC Documents prior to the Signing Date, defined below, are in full force and effect, and, other than as contemplated by the terms of this Agreement, no action has been taken or is contemplated to amend such organizational documents. The Company Board has approved and adopted the Revised By-Laws as of the date hereof to become effective as of the First Stage Closing.
Section 5.2 No Conflicts, Consents or Approvals.   Assuming that all consents, approvals, authorizations and other actions, and all filings and notifications described or listed in Articles 9 and 10, have been obtained or made and any applicable waiting period under the HSR Act has expired or been terminated, neither the execution or delivery by the Company of this Agreement or any of the Ancillary Agreements, or the performance by the Company of its obligations under this Agreement or any of the Ancillary Agreements, or the consummation of the transactions contemplated hereby or thereby will (a) result in any breach of any provision of the Company’s certificate of incorporation and by-laws, each as amended from time to time, (b) result in any breach of, require (with or without notice or lapse of time or both) any payment, consent or notice or constitute a default (or give rise to any right of purchase, termination, amendment, acceleration or cancellation) under, any Company Contract or order or judgment to which the Company is a party or by which it or its assets are bound, (c) result in the creation of an Encumbrance or (d) violate any applicable Legal Requirement, other than such breaches, defaults or violations that, in the case of clauses (b) through (d), have not had, or are not reasonably likely to have, a Material Adverse Effect.
Section 5.3 Capital Stock of the Company.
(a) The Company has an authorized share capital of 2,000,000 Preferred Shares (of which 250,000 shares have been designated Class A Preferred Shares, and the remainder are undesignated) and 50,000,000 Common Shares. Attached hereto as Schedule 5.3 is the capitalization of the Company as of the date hereof, including all Company Securities, as defined below.
(b) As of the Signing Date, (i) 250,000 Class A Preferred Shares and 10,662,398 Common Shares are issued and outstanding, (ii) there were 675,000 Common Shares underlying outstanding stock options and restricted share units, in each case issued under the Company’s 2015 Incentive Plan (of which the Company has provided Buyer a true, correct and complete copy prior to the Signing Date), (iii) there were 107,913 Common Shares underlying outstanding warrants of the Company (of which the Company has provided Buyer a true, correct and complete copy prior to the Signing Date) and (iv) no other shares of capital stock of, or other equity interests in, the Company were issued, reserved for issuance or outstanding. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and were issued in compliance with all applicable Legal Requirements, the Company’s organizational documents and any Company Contracts.
(c) Except as set forth on Schedule 5.3, or disclosed in the Company SEC Documents filed with or furnished to the SEC prior to the Signing Date, there are no options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, restricted stock units, restricted stock, stock-based performance units, commitments, contracts, arrangements or undertakings of any kind to which the Company is a party or by which it is bound (i) obligating the Company to issue, deliver or sell or cause to be issued, delivered or sold, additional shares of capital stock of, or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of, or other equity interest in, the Company, or any Voting Company Debt (as defined below), (ii) obligating the Company to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, contract, arrangement or undertaking or (iii) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of capital stock of, or other equity interests in, the Company (together with the Common Shares and the Class A Preferred Shares, the “Company Securities”). Any warrant obligating the Company to issue any Company Securities that is outstanding prior to the Second Stage Closing shall only entitle its holder to receive the Merger Consideration and shall be cancelled at the Merger Effective Time. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company. There are no proxies (other than proxies solicited by the Company for purposes of the Company Stockholder Approval), voting trusts or other agreements or understandings to which the Company is a party or is bound with respect to the voting of or giving consent by the capital stock of, or other equity interests in, the Company. There are no preemptive or similar rights granted by the Company to any holders of any class or series of securities of the Company. There are no outstanding bonds, debentures, notes or other obligations of the Company, the holders of which have the right to vote (or which are convertible into or exchangeable or exercisable for securities having the right to vote) with the Company’s stockholders on any matter (“Voting Company Debt”).
(d) Upon consummation of the First Stage Closing, Buyer will own the First Stage Shares free and clear of all Encumbrances and such shares shall have been duly authorized and validly issued, be fully paid and nonassessable and issued in compliance with all applicable Legal Requirements, the Company’s organizational documents and any Company Contracts.
(e) The Company does not have, and has never had, any Subsidiaries or equity interest in any Person. There is no Company Contract currently or prospectively requiring the Company to form or participate in or make any capital contribution to or investment in any Person.
Section 5.4 Financial Statements; Other Liabilities.
(a) The Company’s Annual Report on Form 10-K for the twelve months ended December 31, 2017 (the “Form 10-K”) contains the audited balance sheets of the Company for the years ended December 31, 2016 and December 31, 2017, and the statements of operations, stockholders’ equity (deficit) and cash flows for the period from February 9, 2015 (inception) through December 31, 2015 and the twelve months ended December 31, 2016 and December 31, 2017, and the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2018 (the “Form 10-Q”) contains the unaudited balance sheet of the Company and statement of stockholders’ equity for the six months ended June 30, 2018, and the unaudited statements of operations and cash flows for the six month periods ended June 30, 2017 and June 30, 2018 (the Form 10-K and Form 10-Q, the “Financial Statements”).
(b) The Company maintains books of account and other financial records that are accurate in all material respects. The Financial Statements (i) comply as to form in all material respects with the published rules and regulations of the SEC, (ii) were prepared in conformity with GAAP consistently applied throughout the periods indicated, and in accordance with the books of account and other financial records of the Company and (iii) present fairly, in conformity with GAAP consistently applied, the financial position and the results of operations, stockholders’ equity (deficit) and cash flows of the Company as of the dates thereof, or for the periods covered thereby, as the case may be.
(c) The Company does not have any (i) “off-balance sheet” arrangements or Liabilities or (ii) Liabilities that have had, or could reasonably be expected to result in, a Material Adverse Effect, and there has not been an Event that could reasonably be expected to result in any such Liabilities.
(d) No director or officer of the Company or, to the Company’s Knowledge, non-officer employee, external auditor, external accountant or similar authorized representative of the Company, has received or otherwise been made aware of any material complaint, allegation or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or its internal accounting controls, including any material complaint, allegation or claim that the Company has engaged in questionable accounting or auditing practices.

Section 5.5 Agreements.
(a) Except as set forth in Schedule 5.5(a), each of the following Company Contracts, including any amendments thereto (each, a “Material Contract”), other than this Agreement and the Ancillary Agreements as of the Signing Date, has been filed as exhibits to the Company’s Form 10-K filed with the SEC on March 1, 2018:
(1) any Contract that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Securities Act);
(2) any Contract (A) relating to Indebtedness of the Company or the guarantee of Indebtedness of any Person, (B) securing any Indebtedness through any Encumbrance or (C) otherwise creating an Encumbrance, in each case where such Indebtedness or the Liabilities securing such other Encumbrance exceed $100,000 individually or $500,000 in the aggregate for all such Contracts;
(3) any Restrictive Contract;
(4) any joint venture, partnership or limited liability company agreements or other similar agreements or arrangements relating to the formation, creation, operation, management or control of, or investment by the Company in, any joint venture, partnership or limited liability company;
(5) any collective bargaining agreement or other Contract to or with any labor union or other employee representative of a group of employees;
(6) any Related Party Contract;
(7) any Contract pursuant to which the Company (A) in any transaction or series of related transactions, has an option, right or obligation to purchase any other business or portion thereof on an ongoing basis (including by purchasing the assets or capital stock of another Person), (B) in any transaction or series of related transactions, purchased any such business or portion thereof and continues to have any ongoing obligations (including obligations under any shareholder agreement), or (C) without limitation of clause (B), has an obligation to make any earn-out payments based on future performance of an acquired business or assets;
(8) any Contract that (A) obligates the Company to make a loan or capital contribution to, or investment in excess of  $100,000 in, any Person or (B) on a stand-alone basis obligates the Company to provide indemnification or a guarantee that would reasonably be expected to result in payments in excess of  $100,000;
(9) any Contract that (A) grants to any Person a right of first refusal, right of first offer, option or similar preferential right to purchase any of the Company’s capital stock or assets, (B) obligates the Company to sell to any Person or Persons (or pursuant to which the Company sold to any Person or Persons and continues to have any ongoing obligations) any capital stock or assets, or (C) obligates the Company to sell, assign, or otherwise transfer or dispose of to any Person or Persons (or pursuant to which the Company sold, assigned, or otherwise transferred or disposed of to any Person or Persons and continues to have any ongoing obligations), in any transaction or series of related transactions, any (i) assets, property or business having an aggregate value exceeding (or for consideration, including assumption of Indebtedness, exceeding) $100,000 or (ii) any Revogenex License Assets or any Manufacturing Agreement Assets;
(10) all Intellectual Property Agreements, including any Contract that, as its primary purpose, grants to the Company, or by which the Company grants to any Person, any right to use, exploit or practice any Intellectual Property;
(11) Privacy Agreements;
(12) any Contract regarding Leased Real Property;

(13) any Contract that the Company reasonably anticipates requiring aggregate payments to or by the Company in excess of  $100,000 individually (or $500,000 in the aggregate for all such Contracts) in any twelve months’ period;
(14) any employment or consulting Contract (in each case with respect to which the Company has continuing obligations as of the Signing Date) with any current or former (A) officer of the Company, (B) member of the board of directors of the Company, or (C) employee of the Company providing for an annual base salary or payment in excess of $100,000;
(15) any Contract with any agent, distributor or sales representative that is not terminable on thirty (30) days’ or less notice without penalty or payment of any termination fee;
(16) any Contract that contains a “change of control” or similar provision that would require any consent, notice or other action in connection with, or that could reasonably be expected to prevent, delay or impair the consummation of, the Stock Purchase Agreement, the Merger or any of the other transactions contemplated by this Agreement or any Ancillary Agreement;
(17) any Contract to which a Governmental Authority is a party;
(18) any Contract that is an insurance policy referred to in Section 5.6;
(19) any Contract which commits the Company to enter into any of the foregoing; or
(20) any Contract which is not otherwise described in clauses (1)-(19) above that is material to the Company.
(b) The execution and delivery by the Company of this Agreement or any Ancillary Agreement to which the Company is or will be a party does not and will not, and the performance by the Company of this Agreement or any Ancillary Agreement to which the Company is or will be a party does not and will not, conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time would become a default) or loss of benefit under, require any consent, notice or payment (including any right of acceleration of any royalties, fees, profit participations or other payments to any Person) under, or give to others any rights of purchase, termination, amendment, acceleration or cancellation of any Company Contract other than as would not materially adversely affect the aggregate value of such Company Contracts to the business of the Company, or as have not had, or are not reasonably likely to have, a Material Adverse Effect.
(c) Neither the Company nor, to the Company’s Knowledge, any other party to a Company Contract, is in breach of, or default under, any of the Company Contracts. No event has occurred that would result in any violation or breach of, or conflict with, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of purchase, termination, amendment, acceleration or cancellation) under, result in the loss of any benefit under, or result in the triggering of any payments (including any right of acceleration of any royalties, fees, profit participations or other payments to any Person) pursuant to, any of the terms, conditions or provisions of any Company Contract. Each Company Contract is valid and binding on, and in full force and effect with respect to, the Company and, to the Company’s Knowledge, each other party thereto and enforceable in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The Company has not waived any right under any Company Contract or given to or received from any other Person, at any time since January 1, 2016, any notice or other communication regarding any actual, alleged, possible or potential breach of, or default (with or without notice or lapse of time or both) under, any Company Contract, and, to the Company’s Knowledge, is not otherwise aware of any intention by any counterparty thereto to terminate (other than Company Contracts that are expiring pursuant to their terms), or not renew any Company Contract, or is seeking the renegotiation thereof or substitute performance thereof.

(d) The Company has made available to Buyer prior to the Signing Date true, correct and complete copies of all Material Contracts (including all amendments and supplements thereto). The Company does not have oral Material Contracts.
Section 5.6 Insurance.   All Company Assets and all other normal risks incident to the business of the Company (including directors’ and officers’ liability coverage) are currently covered by insurance from creditworthy insurance providers in such types and amounts as are consistent with customary practices and standards of companies engaged in businesses similar to the business of the Company (including with respect to size and geography), the provisions of the Company Contracts and applicable Legal Requirements. All premiums due and payable under each such insurance policy have been and will be timely paid in full.
Section 5.7 Real Property; Title, Condition and Sufficiency of Assets.   The Company does not own, and has never owned, any real property. The Company enjoys peaceful and undisturbed possession of all Leased Real Property (whether as tenant, subtenant or pursuant to other occupancy arrangements), in each case free and clear of all Encumbrances. There are no applicable Legal Requirements in effect that would prevent or limit in any material respect the Company from conducting its operations on the Leased Real Property as they are currently conducted. There does not exist any condemnation, eminent domain or taking proceeding that affects any Leased Real Property. The Company has good title to, or a valid leasehold interest in, or, with respect to licensed assets, a valid license to use, the assets and properties (whether tangible or not) used or held for use by it in connection with the conduct of its business, free and clear of all Encumbrances, and such assets and properties are reasonably sufficient and suitable in all material respects for the operation of the business of the Company as currently conducted and currently intended to be conducted. The tangible personal assets and property of the Company are in good working condition and repair in the ordinary course of business, reasonable wear and tear excepted.
Section 5.8 Taxes.
(a) All income and other material Tax Returns that are required to be filed on or before the First Stage Closing Date (in respect of the Stock Purchase Transaction) or the Second Stage Closing Date (in respect of the Merger Transaction) by or on behalf of the Company have been, or will be, timely filed; each such Tax Return is true and correct or will be true and correct when filed in all material respects; and all Taxes due and payable by the Company have been, or will be, timely paid or reserved for if payment occurs according to applicable Legal Requirements after the applicable taxable period. There are no Encumbrances for Taxes upon any of the assets of the Company.
(b) There are no outstanding written agreements or waivers extending the statute of limitations applicable to any Tax or Tax Return of the Company (other than extensions of time to file Tax Returns obtained in the ordinary course).
(c) All material Taxes which the Company is required by applicable Legal Requirements to withhold or collect, including sales and use taxes, and amounts required to be withheld for Taxes of employees, have been duly withheld or collected and, to the extent required, have been paid over to the proper Governmental Authorities or are held in separate bank accounts for such purpose.
(d) No written claim has been made by a Governmental Authority in a jurisdiction where the Company has not filed Tax Returns that the Company is or may be subject to taxation by that jurisdiction. No deficiencies for material Taxes against the Company have been claimed, proposed, assessed or threatened in writing by any Governmental Authority, except for deficiencies that have been paid or otherwise resolved. There are no pending Proceedings relating to Taxes of the Company.
(e) The Company does not have any material Liability for the Taxes of any Person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor by contract, or otherwise.
(f) The Company is not subject to any outstanding rulings or advance pricing agreements or other agreements relating to Tax with any Governmental Authority.
(g) Within the past two years, the Company has not, either as a “distributing corporation” or a “controlled corporation”, participated in a transaction intended to satisfy the requirements of Section 355 of the Code.

(h) The Company has not participated in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).
Section 5.9 Litigation and Other Proceedings; Orders.   No Proceeding is pending or, to the Company’s Knowledge, threatened by, against, or affecting the Company or any of its assets before or by any court, arbitrator, panel or other Governmental Authority, or which seeks to enjoin, restrain, or prohibit Buyer in respect of the consummation of the transactions contemplated hereby. Neither the Company nor its assets is operating under or subject to any order by any Governmental Authority.
Section 5.10 No Material Adverse Effect.   Since December 31, 2017, (i) there has been no Event that has had, or could reasonably be expected to result in, a Material Adverse Effect, (ii) the Company has conducted its business only in the ordinary course consistent with past practice and (iii) there has been no action taken by the Company that, if taken during the period from the Signing Date through the Merger Effective Time, would have constituted a breach of Section 8.1.
Section 5.11 Licenses and Permits.   The Company possesses all material Governmental Permits necessary for the conduct of its business (including all Governmental Permits under the Federal Food, Drug and Cosmetic Act of 1938, as amended (the “FDCA”)). As of the Signing Date, the Company has not received written notice that the Company is in material violation of any term of any Governmental Permit or that any Governmental Authority intends to revoke or rescind any Governmental Permit related to the business of the Company. The business of the Company complies in all material respects with the Governmental Permits.
Section 5.12 Environmental Matters.
(a) The business of the Company has been conducted in material compliance with all applicable Environmental Laws. (i) There has been and there is no release or presence of or exposure to Hazardous Substance at, on, under or from any property currently or formerly leased or operated by the Company in violation of any Environmental Law, or that is reasonably anticipated to result in a Proceeding arising under any Environmental Law (each such Action, an “Environmental Claim”) or any requirement for investigation or remediation, and (ii) there is no reasonable basis for any such Environmental Claim.
(b) All material Environmental Permits required under all applicable Environmental Laws for the continued operation of the business of the Company have been obtained and are valid.
(c) The Company (i) does not own or operate, or has ever owned or operated, any real property contaminated with any substance that is subject to any Environmental Law, (ii) is not liable for any off-site disposal or contamination pursuant to any Environmental Law, and (iii) has not received notice of any Environmental Claim.
Section 5.13 Governmental Consents and Approvals.
The execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements and the consummation by the Company of the Stock Purchase Transaction, the Merger and the other transactions contemplated hereby and thereby do not and will not require any filing or registration with, notification to, or authorization, permit, license, declaration, order, consent or approval of, or other action by or in respect of, any Governmental Authority or Nasdaq other than (i) as may be required by the HSR Act, (ii) the filing with the SEC of  (A) the Proxy Statement and (B) such reports under the Exchange Act as may be required in connection with this Agreement, any Ancillary Agreement, the Stock Purchase Transaction, the Merger and the other transactions contemplated hereby and thereby, (iii) such clearances, consents, approvals, orders, licenses, authorizations, registrations, declarations, permits, filings and notifications as may be required under applicable U.S. federal or state securities laws or the applicable requirements of Nasdaq, and (iv) the filing of the Certificate of Merger with the Secretary of State of Delaware.
Section 5.14 Intellectual Property.
(a) Schedule 5.14(a) sets forth an accurate and complete list of all Owned Intellectual Property, including, (i) a correct, current and complete categorical description of the Know-How included in the

Company Intellectual Property that is material to the Company’s business or operations as currently conducted and as planned to be conducted, and (ii) for each item listed that is Registered Owned Intellectual Property, the title, application number, registration number, application date, issuance or registration date, country of registration, and other pertinent information. All assignments of the Owned Intellectual Property to the Company have been properly executed, delivered and recorded by the Company with the applicable Governmental Authority and none of the Owned Intellectual Property is subject to any claims of joint ownership. All registrations set forth on Schedule 5.14(a) are valid, enforceable and in force, and all applications set forth on Schedule 5.14(a) are pending and in good standing.
(b) The Company solely and exclusively owns all rights and interest in and has all title to the Owned Intellectual Property free and clear of all Encumbrances, and has a valid and enforceable license to use all Licensed Intellectual Property, free and clear of all Encumbrances. Each item of Company Intellectual Property will be owned or available for use by the Surviving Corporation immediately following the Second Stage Closing Date on identical terms and conditions as it was prior to the Second Stage Closing Date. The Company Intellectual Property constitutes all Intellectual Property used in connection with or otherwise necessary for the conduct of the business of the Company as conducted and as planned to be conducted prior to the Second Stage Closing Date. The execution and delivery of this Agreement and the consummation and completion of the transactions contemplated by this Agreement will not result in the alteration, loss or impairment of, or payment of any additional amounts with respect to, require the consent of any Third Party in respect of, or otherwise adversely affect any Company Intellectual Property or otherwise alter or impair the ownership of, or right of the Company to use, any of the Company Intellectual Property.
(c) All of the Company Intellectual Property is subsisting and enforceable. To the Company’s Knowledge, there are no facts or circumstances that would render (i) any of the Company Intellectual Property invalid or (ii) any Intellectual Property Agreements invalid or unenforceable. The Company has not received a claim that the Company Intellectual Property or Intellectual Property Agreements are invalid or unenforceable or challenging the ownership of any Owned Intellectual Property or right to use any Company Intellectual Property, nor has any such claim been asserted in any pending or, to the Company’s Knowledge, threatened litigation or proceeding before any Governmental Authority, and the Company is not aware of any facts or circumstances that could reasonably be expected to give rise to any such claims. None of the Company Intellectual Property is subject to any pending or, to the Company’s Knowledge, threatened claims or proceedings for infringement, misappropriation, re-examination, inter-partes review, opposition, cancellation, dilution, revocation or any other violation of any Intellectual Property rights of any Third Party, and the Company is not aware of any facts or circumstances that could reasonably be expected to give rise to any such claims or proceedings. None of the Intellectual Property Agreements are subject to any pending or, to the Company’s Knowledge, threatened claims or proceedings for breach, default, or any violation of any rights of any Third Party, and the Company is not aware of any facts or circumstances that could reasonably be expected to give rise to any such claims or proceedings.
(d) All registration, application issuance, renewal, maintenance and other payments that are or have become due with respect to the Company Owned Intellectual Property have been timely paid, all necessary renewal applications have been timely filed and all other steps necessary for maintenance have been taken in a timely manner.
(e) Each Person (including each current and former employee, officer and director of the Company and each current and former independent contractor of the Company) that was or is involved in the invention, conception, creation, formulation, development, design, modification, and/or reduction to practice of any Owned Intellectual Property has executed a valid and binding written agreement expressly assigning to the Company (and requiring the confidentiality of) all right, title and interest in and to, and including all applicable work made for hire provisions related to, all Intellectual Property invented, created, formulated, developed, modified, conceived and/or reduced to practice by such Person (collectively, the “IP Assignment Agreements”). No Person who has been involved in the invention, conception, creation, formulation, development, design, modification, conception and/or reduction to practice of any Owned Intellectual Property: (i) has any right, license, and claim or interest whatsoever in or with respect to any Owned Intellectual Property or (ii) is in material violation of any IP Assignment Agreement. Each Person that was or is involved in the invention, conception, creation, formulation, development, design, modification, conception and/or reduction to practice of any Owned Intellectual Property undertook such actions either (i) as a current or former employee, officer or director of the Company within the scope of their employment or (ii) as a current or former independent contractor of the Company within the scope of their engagement with the Company.
(f) The Company has taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of the Confidential Intellectual Property and to protect the proprietary nature of the Company Intellectual Property. None of the Confidential Intellectual Property has been disclosed to any Person not bound, prior to such disclosure, by a written confidentiality agreement or IP Assignment Agreement protecting the confidentiality thereof, and there has been no actual or alleged violation of such agreements with respect to any Confidential Intellectual Property. No Proceeding relating to an improper use or disclosure, or breach in the security or confidentiality, of any Confidential Intellectual Property has been initiated or threatened against the Company.
(g) (i) Neither the Company Intellectual Property (or any use thereof), nor the conduct of the business of the Company as currently and formerly conducted, (and, to the Company’s Knowledge, as planned to be conducted), nor the products, processes and services of the Company as currently and formerly offered (and, to the Company’s Knowledge, as planned to be offered), including the Product, violates any license, agreement or Contract, or infringes, misappropriates or otherwise violates any Intellectual Property owned by a Third Party and (ii) no suit, action or claim has been asserted, threatened or is or was pending concerning any claim or position that the Company has infringed, misappropriated or violated or is currently infringing, misappropriating or violating any Intellectual Property of a Third Party or is in breach or default under any Contract or Intellectual Property Agreement.
(h) All rights and licenses granted under or pursuant to all Intellectual Property Agreements and the Revogenex License are for purposes of Section 365(n) of the United States Bankruptcy Code (the “Bankruptcy Code”) licenses to rights to “intellectual property” as defined under the Bankruptcy Code.
(i) To the Company’s Knowledge, no Person (including any current or former employee or consultant of the Company) has infringed, misappropriated or violated or is currently infringing, misappropriating or violating the Company Intellectual Property.
(j) To the Company’s Knowledge, there have been no material breaches of the Company’s or its service providers’ security procedures, systems, policies or technologies or any material attempted or successful unauthorized incidents of access, use, disclosure, modification, or destruction of information or interference with systems operations in any information system or database of the Company or any storing any Company Intellectual Property or Personal Data, including any such breach or incident that required or requires notice to any Third Party.
(k) The Company has at all times complied with (i) all Privacy Laws worldwide, including, the EU Data Protection Directive (Directive 95/46/EC), the EU General Data Protection Regulation (Regulation (EU) 2016/679) and Health and Insurance Portability and Accountability Act of 1996 (42 U.S.C. §1320d) and (ii) all Privacy Agreements, and, to the Company’s Knowledge, no Person has made any illegal or unauthorized use of any Personal Data constituting Company Intellectual Property. The Privacy Agreements do not require the delivery of any notice to or consent from any Person, or prohibit the unqualified transfer of Personal Data constituting Company Intellectual Property, in connection with the execution, delivery or performance of this Agreement, or the consummation of any of the transactions contemplated hereby and thereby.
(l) The Company is in compliance with the duty of candor obligations owed to the United States Patent & Trademark Office (“USPTO”) required by 37 C.F.R. §1.56 with respect to all Patent applications filed by the Company with the USPTO, and with all similar Legal Requirements with respect to Patent applications filed outside the United States. Further, and in accordance with the Company’s duty of candor, the Company has promptly notified the USPTO (and with respect to

Patent applications filed outside the United States, the applicable Government Authority) of all information, to the Company’s Knowledge, material to the patentability of any claim of any Patent application, continuation or continuation-in-part pending before the USPTO (or with respect to Patent applications filed outside the United States, the applicable Government Authority). To the Company’s Knowledge, any Patent that issues from any U.S. Patent application pending before USPTO is enforceable during its statutory term, subject to any terminal disclaimers pursuant to 35 U.S.C. §253 and 37 C.F.R. §1.321, any Patent term extensions pursuant to 35 U.S.C. §156 and 37 C.F.R. §§1.710-791, or any Patent term adjustments pursuant to 35 U.S.C. §154 and 37 C.F.R. §§1.701-705 (and with respect to pending Patent applications filed outside the United States, such Patents that issue from any such pending Patent applications are enforceable during their statutory terms, subject to similar Legal Requirements of the applicable jurisdiction(s) where such Patent applications were filed). The Company has made available to Buyer with respect to the filing in the USPTO of the U.S. Patent Application Nos. 15/972,684, 15/976,503 and 16/007,464 or any patent applications filed worldwide by the Company (the “Designated Patent Applications”), all correspondence received by the Company or the Company’s counsel, on behalf of the Company, from the USPTO (or with respect to Patent applications filed outside the United States, from the applicable Government Authority), or from any claimants, as to the Designated Patent Applications and as to any relevant prior art with respect to the Designated Patent Applications.
(m) None of the software included in the Company Intellectual Property was developed using, includes, incorporates, links to or otherwise requires the use of any open source, free software, or freeware of any kind. The Company has not used any open source, free software, or freeware of any kind in a manner that does, will, or would reasonably be expected to, require the (i) disclosure or distribution of any software included in the Company Intellectual Property in source code form or object code form; (ii) license or other provision of any such software on a royalty-free basis; or (iii) grant of any patent license, non-assertion covenant, or other rights under any Company Intellectual Property or rights to modify, make derivative works based on, decompile, disassemble, or reverse engineer any portion of such software.
Section 5.15 Employee Plans and Personnel Matters.
(a) Each Company Plan has been maintained, operated and administered in compliance in all material respects with its terms and the applicable Legal Requirements of the relevant jurisdiction (including the requirements for any funding and Tax-favored treatment intended for such plan or applicable to plans of its type). No event, transaction or condition exists or has occurred that is reasonably likely to result in the loss or material limitation of any such Tax-favored treatment.
(b) All material contributions, premiums and benefit payments in respect of the Company Employees under or in connection with the Company Employee Plans due prior to the Signing Date have been timely made.
(c) To the Company’s Knowledge, there have been no acts or omissions by any party with respect to the Company Employee Plans which have given rise to or may give rise to material fines, penalties, taxes or related charges under applicable Legal Requirements for which after the First Stage Closing Date or Second Stage Closing Date, the Company, Buyer or any of its other Subsidiaries could reasonably be expected to be liable.
(d) There are no actions, suits, claims (other than routine claims for benefits) or investigations pending or, to Company’s Knowledge, threatened, involving any material Company Employee Plan or the Company’s assets for which the Company (after the First Stage Closing Date) or Buyer (after the Second Stage Closing Date) could reasonably be expected to incur any material Liability and no event, transaction or condition exists or has occurred which could reasonably be expected to give rise to any such actions, suits, claims (other than routine claims for benefits) or investigations. The Company has no material liability with respect to any Plan other than for contributions, payments or benefits due in the ordinary course of business under the current Company Employee Plans.
(e) No Company Employee Plan provides health, life insurance or other welfare benefits to retired or other terminated employees, officers, independent contractors, or directors of the Company (or any spouse, beneficiary or dependent thereof), other than “COBRA” continuation coverage required by Section 4980B of the Code or Sections 601-608 of ERISA or similar state Legal Requirements.

(f) No Company Employee Plan is a “defined benefit plan” within the meaning of Section 3(35) of ERISA or a “multiemployer plan” within the meaning of Section 3(37) or 4001(a)(3) of ERISA, and the Company does not have any Liability with respect to any such plan.
(g) Except as disclosed in the Company SEC Documents, neither the execution of this Agreement or the Ancillary Agreements, nor the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements, will (either alone or in combination with another event): (i) increase the amount of compensation or benefits otherwise payable under any Company Employee Plan; (ii) result in the acceleration of the time of payment, exercisability, funding or vesting of any such benefits; or (iii) result in any payment (whether severance pay or otherwise) becoming due to, or with respect to, any current or former employee, officer, independent contractor, or director of the Company. The aggregate Liability of the Company, if any, for any of the items described in this Section 5.15(g), including any disclosed in the Company SEC Documents, the “Section 5.15(g) Amount”.
(h) Except as disclosed in the Company SEC Documents, no payment or series of payments that would constitute a “parachute payment” (within the meaning of Section 280G of the Code) has been made or will be made by the Company, directly or indirectly, to any current or former employee, officer, independent contractor, or director in connection with the execution of this Agreement or the Ancillary Agreements or as a result of the consummation of the transactions contemplated hereby. The aggregate of any increased Taxes, or loss of Tax deductions, of the Company for the matter described in this Section 5.15(h), including any disclosed in the Company SEC Documents, the “Section 5.15(h) Amount”. The Section 5.15(g) Amount and the Section 5.15(h) Amount collectively, the “Section 5.15 Amount”.
(i) The Company does not have any obligation to gross up, indemnify or otherwise reimburse any current or former employee, officer, independent contractor, or director of the Company for any Taxes, interest or penalties incurred in connection with any Company Employee Plan (including without limitation any Taxes, interest or penalties incurred pursuant to Section 409A or 4999 of the Code).
(j) All of the personnel needed to run the business of the Company are employees or consultants of the Company, and no employees of the Company are, or within the last three years have been, covered by a collective bargaining agreement or represented by a union or other labor organization or bargaining agent; and (ii) to the Knowledge of the Company, no union organizing efforts are being, or within the last three years have been, conducted with respect to any employees of the Company.
(k) The Company has properly classified for all purposes (including for Tax purposes and for purposes of determining eligibility to participate in any Plan) all Persons who have performed services for or on behalf of the Company and has properly withheld and paid all applicable Taxes and made all required filings in connection with services provided by such Persons to the Company in accordance with such classifications.
Section 5.16 Compliance with Legal Requirements.   The Company is, and has been since February 9, 2015, in compliance in all material respects with all Legal Requirements applicable to it, including obligations under the federal Physician Payments Sunshine Act and similar Legal Requirements relating to payments and gifts made to healthcare practitioners and Legal Requirements relating to fraud and abuse such as the False Claims Act, Anti-Kick Back Statute, Physician Self-Referral Law (Stark law), the Exclusion Provisions and the Civil Monetary Penalties Law. The Company has not received written notice from a Governmental Authority of any violations with respect to Legal Requirements applicable to it, or any notice that any facility of the Company is not in material compliance with applicable Legal Requirements or requires any material improvement, modification or alteration in order to lawfully continue any aspect of the operations conducted at the facility. Neither the Company nor any of its respective directors or officers, or to the Company’s Knowledge, any of the Company’s agents, employees or any other Persons acting on its behalf, has (i) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials, candidates or members of political parties or organizations, or private counterparties, or established or maintained any unlawful or unrecorded funds or taken any other action in violation of the Foreign Corrupt Practices Act of 1977, as amended, (the “FCPA”) or any other similar applicable Legal

Requirement, (ii) paid, accepted, offered, promised, authorized or received any unlawful contributions, payments, expenditures or gifts, or (iii) violated or operated in noncompliance with any export restrictions, anti-boycott regulations, embargo regulations or other applicable domestic or foreign laws and regulations.
Section 5.17 Regulatory Compliance.
(a) The Company (i) is and has been in compliance with (A) all applicable Legal Requirements relating to or promulgated by the FDA and other Healthcare Regulatory Authorities and (B) all Healthcare Regulatory Authorizations, including all requirements of the FDA and all other Healthcare Regulatory Authorities, in each case that are applicable to the Company, or by which any property, product, filing, submission, registration, declaration, approval, practice or other asset of the Company is bound, governed or affected and (ii) has held all Healthcare Regulatory Authorizations required for the conduct of its businesses.
(b) All reports, documents, claims and notices required or requested to be filed, maintained, or furnished to any Healthcare Regulatory Authority by the Company, have been so filed, maintained or furnished and were complete and correct in all respects on the date filed (or were corrected in or supplemented by a subsequent filing).
(c) (i) All preclinical and clinical studies or tests sponsored by the Company have been conducted in compliance with standard medical and scientific research procedures and applicable Legal Requirements (including Good Clinical Practices requirements and Legal Requirements restricting the use and disclosure of individually identifiable health information) and (ii) the Company has not received written notice from (A) the FDA or any other Healthcare Regulatory Authority with respect to any ongoing clinical or pre-clinical studies or tests requiring the termination, suspension or modification of such studies or tests or (B) any Person regarding any breach or alleged breach with respect to individually identifiable health information.
(d) The Company has not (i) made an untrue statement of a fact or fraudulent statement to the FDA or any other Healthcare Regulatory Authority, (ii) failed to disclose a fact required to be disclosed to the FDA or any other Healthcare Regulatory Authority, (iii) committed any other act, made any statement or failed to make any statement, that (in any such case) establishes a basis for the FDA to invoke its Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities Final Policy or (iv) been the subject of any investigation by the FDA pursuant to its Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities Final Policy. Neither the Company nor any officer, employee, agent or clinical investigator of the Company has been suspended or debarred or convicted of any crime or engaged in any conduct that could result in (a) debarment under 21 U.S.C. Section 335a or any similar Legal Requirement or (b) exclusion under 42 U.S.C. Section 1320a-7 or any similar Legal Requirement.
(e) As to each product subject to the FDCA, or similar Legal Requirements in any non-United States jurisdiction, that is or is intended to be developed, manufactured, tested, distributed or marketed by the Company (a “Medical Product”), each such Medical Product is being developed, manufactured, tested, distributed and/or marketed in all respects in compliance with all applicable requirements under the FDCA and similar Legal Requirements, including those relating to investigational use, pre-market clearance or marketing approval to market a Medical Product, good manufacturing practices, labeling, advertising, record keeping, filing of reports and security.
(f) The Company has not received any notice or other communication from any Governmental Authority (A) contesting the premarket clearance or approval of, the uses of or the labeling and promotion of any products of the Company or (B) otherwise alleging any violation applicable to any Medical Product of any Legal Requirement. (i) No Medical Product is under consideration by the Company for recall, withdrawal, suspension, seizure or discontinuance, or has been recalled, withdrawn, suspended, seized or discontinued and (ii) no proceedings (whether completed or pending) seeking the recall, withdrawal, suspension, seizure or discontinuance of any Medical Product are pending against the Company or any licensee of any Medical Product.
Section 5.18 SEC Filings.
(a) The Company has timely filed (or, where permitted, furnished) all registration statements, prospectuses, reports, certifications, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) required to be filed (or furnished) by the Company with the SEC under the Securities Act, the Exchange Act or SOX since March 1, 2017 (collectively, the “Company SEC Documents”). As of their respective dates, the Company SEC Documents were prepared in accordance with, and complied in all material respects with, the requirements of the Securities Act, the Exchange Act and SOX (and in each case the rules and regulations promulgated thereunder), in each case to the extent applicable to such Company SEC Documents, and none of the Company SEC Documents when filed (and, in the case of any registration statement under the Securities Act, at the time it was declared effective) or, if amended prior to the Signing Date in accordance with applicable Legal Requirements, as of the date of such amendment, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
(b) None of the Company SEC Documents filed on or prior to the Signing Date is, to the Company’s Knowledge, subject to ongoing SEC review, including outstanding or unresolved comments in comment letters received by the Company from the SEC staff.
(c) The Company maintains, and since March 1, 2017 has maintained, controls and procedures and a system of accounting and financial reporting as required by the Exchange Act and sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) access to assets is permitted only in accordance with management’s general or specific authorization; and (C) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
(d) The Company’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of the Company required under the Exchange Act with respect to such reports.
(e) The management of the Company completed its assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of SOX for the fiscal year ended December 31, 2017, and such assessment concluded that such controls were effective. The Company’s principal executive officer and its principal financial officer have disclosed, based on their most recent evaluation, to the Company’s auditors and the Audit Committee of the board of directors of the Company (x) all significant deficiencies, if any, in the design or operation of internal control over financial reporting which are reasonably likely to materially adversely affect the Company’s ability to record, process, summarize and report financial data and have identified to such auditors any material weaknesses in internal controls and (y) any fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the Company’s internal control over financial reporting; and the Company has provided to Buyer prior to the Signing Date true, correct and complete copies of any such disclosures.
(f) The Company has not listed any Company Securities on any stock exchange in any jurisdiction, other than the Common Shares listed by the Company on Nasdaq. The Company is in compliance with the applicable listing and corporate governance rules and regulations of Nasdaq.
Section 5.19 Opinion of Financial Advisor.   The Company Board has received the opinion of Oppenheimer & Co. Inc. on the Signing Date to the effect that, as of the date thereof and subject to the matters set forth therein, the Merger Consideration is fair from a financial point of view to the holders of Common Shares (excluding Fortress, Buyer, Merger Sub and any of their respective Affiliates). Promptly following receipt of the opinion by the Company Board and execution of this Agreement, a true, correct and complete copy of the opinion will be delivered to Buyer for informational purposes only.

Section 5.20 Brokers.   Except for any amounts which are or may become payable to Torreya Capital LLC or Oppenheimer & Co. Inc. (the “Broker Fees”), no broker, finder or investment banker is entitled to any brokerage, finder’s, opinion or other fee or commission in connection with the transactions contemplated by this Agreement and the Ancillary Agreements based upon or arising from arrangements made on behalf of the Company and its Affiliates, and the information set forth on Schedule 5.20 is accurate and complete. The Company is solely responsible for any Broker Fees in connection with this Agreement or the Ancillary Agreements, which shall be deducted from the Merger Consideration in accordance with Section 4.1(b).
Section 5.21 No Restrictions on the Transactions.   Section 203 of the DGCL does not apply to the Company. There are no anti-takeover, “fair price”, “moratorium”, “control share acquisition” or similar statute or regulation, restriction or provision of the DGCL or the laws of any other jurisdiction, the certificate of incorporation or organizational regulations, or other organizational or constitutive document or governing instruments of the Company that would prevent, impede or delay the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, including the Stock Purchase Transaction and the Merger. There is no stockholder rights plan, “poison pill” or similar anti-takeover agreement or plan in effect to which the Company is subject, party or otherwise bound. No further action by the Board of Directors of the Company is necessary to approve the transactions contemplated hereby and thereby. As of the date of this Agreement, the Company does not have an open binding offer (other than this Agreement) that would constitute a Takeover Proposal.
Section 5.22 Investigation.
(a) The Company acknowledges and agrees that, except for the representations and warranties contained in this Agreement, Buyer does not make any other representations or give any other warranties, express or implied.
(b) The Company acknowledges and agrees that in entering into this Agreement it has relied solely on its own investigation and the representations and warranties contained in this Agreement.
ARTICLE 6.
REPRESENTATIONS AND WARRANTIES OF BUYER AND MERGER SUB
Buyer and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:
Section 6.1 Organization of Buyer and Merger Sub; Due Authorization.
(a) Each of Buyer and Merger Sub (i) is a corporation duly organized, validly existing and in good standing under the laws of New York and Delaware, respectively, (ii) is duly licensed and qualified to conduct its business in each jurisdiction where the nature of the properties owned, leased or operated by it and the business transacted by it requires such licensing or qualification, except where any such failures to be so qualified or licensed have not had, or are not reasonably likely to have, a material adverse effect on the ability of Buyer or Merger Sub to consummate the Transactions and (iii) holds all necessary corporate power and authority to own, license and operate its assets and properties, to conduct its business, to enter into this Agreement and the Ancillary Agreements, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, including the Transactions. This Agreement and the consummation of the transactions contemplated hereby, the execution and delivery of this Agreement and the Ancillary Agreements by Buyer and Merger Sub, the performance by Buyer and Merger Sub of its obligations hereunder and thereunder and the consummation by Buyer and Merger Sub of the transactions contemplated hereby and thereby, have been duly authorized by all requisite action on the part of Buyer and Merger Sub, and no other proceedings on the part of Buyer and Merger Sub are necessary to authorize the execution and delivery of this Agreement or the consummation by Buyer and Merger Sub of the transactions contemplated hereby and thereby.
(b) Each of this Agreement and the Ancillary Agreements to which it is or will be a party has been or will be, as the case may be, duly executed and delivered by Buyer and Merger Sub and (assuming due authorization, execution and delivery by the Company) constitutes or will constitute a legal, valid and binding obligation of Buyer and Merger Sub, enforceable against Buyer and Merger Sub in accordance with their respective terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.
(c) The board of directors of each of Buyer and Merger Sub has unanimously adopted resolutions, prior to entry thereto, approving this Agreement, the Stock Purchase Transaction, the Merger and the other transactions contemplated by this Agreement and the Ancillary Agreements.
Section 6.2 No Conflict.   Assuming that all consents, approvals, authorizations and other actions, and all filings and notifications described or listed in Articles 9 and 10, have been obtained or made and any applicable waiting period under the HSR Act has expired or been terminated, neither the execution or delivery by Buyer or Merger Sub of this Agreement or any of the Ancillary Agreements, or the performance by Buyer or Merger Sub of its obligations under this Agreement or any of the Ancillary Agreements, or the consummation of the transactions contemplated hereby or thereby will (a) result in any breach of any provision of each of Buyer’s and Merger Sub’s certificate of incorporation and by-laws, each as amended from time to time, (b) result in any breach of, require (with or without notice or lapse of time or both) any consent or notice or constitute a default (or give rise to any right of purchase, termination, amendment, acceleration or cancellation) under, any contract or order or judgment to which Buyer or Merger Sub is a party or by which it or its assets are bound or (c) violate any applicable Legal Requirement, other than such breaches, defaults or violations that, in the case of clauses (b) through (c), have not had, or are not reasonably likely to have, a material adverse effect on the ability of Buyer or Merger Sub to consummate the Transactions.
Section 6.3 Governmental Consents.   The execution and delivery of this Agreement by Buyer and Merger Sub does not, and the performance of this Agreement and the Ancillary Agreements by Buyer and Merger Sub will not, require any consent, approval, authorization or other order of, action by, filing with or notification to, any Governmental Authority other than (a) compliance with and filings under the HSR Act and (b) notices to the Reserve Bank of India with respect to the consummation of the Transactions.
Section 6.4 Financing of the Transactions.   On the First Stage Closing Date (in respect of the Stock Purchase Transaction) and the Second Stage Closing Date (in respect of the Merger Transaction), Buyer will have, and will cause the Merger Sub to have, sufficient immediately available funds to pay, in cash, the Stock Purchase Price and the aggregate Cash Merger Consideration, respectively, and all other amounts payable by Buyer or Merger Sub pursuant to this Agreement and the Ancillary Agreements or otherwise necessary to be paid by Buyer or the Merger Sub to consummate the transactions contemplated hereby and thereby.
Section 6.5 Litigation and Other Proceedings; Orders.   As of the Signing Date, no litigation, regulation, or legislation shall be pending or, to Buyer’s knowledge, overtly threatened by a Third Party which seeks to enjoin, restrain, or prohibit Buyer or Merger Sub in respect of the consummation of the transactions contemplated hereby.
Section 6.6 Brokers.   No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement and the Ancillary Agreements based upon or arising from arrangements made on behalf of Buyer and its Affiliates which would be payable by the Company.
Section 6.7 Investigation.
(a) Buyer acknowledges and agrees that it has made its own inquiry and investigation and has formed an independent judgment concerning the Company and the Common Shares; provided, that all of the representations, warranties, covenants and agreements of the Company contained in this Agreement or in any Ancillary Agreement shall survive (and not be affected in any respect by) the First Stage Closing until the Merger Effective Time and any investigation conducted by any party hereto and any information or knowledge which any party may have or receive.

(b) In connection with Buyer’s investigation of the Company and the Common Shares, Buyer has received from the Company certain projections, forecasts and other planning and budget information for the Company. Buyer acknowledges that there are uncertainties inherent in attempting to make such projections, forecasts, plans and budgets, that Buyer is familiar with such uncertainties, that Buyer is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, plans and budgets so furnished to it, and that Buyer will not assert any claim against the Company and its Affiliates and/or any of its directors, officers, employees or agents, respectively, or hold any such entities and/or Persons liable with respect thereto.
(c) Buyer acknowledges and agrees that, except for the representations and warranties contained in this Agreement, the Company does not make any other representations or give any other warranties, express or implied.
(d) Buyer acknowledges and agrees that in entering into this Agreement it has relied solely on its own investigation and the representations and warranties contained in this Agreement.
ARTICLE 7.
ADDITIONAL AGREEMENTS
Section 7.1 Stockholder’s Meeting.
The Company shall, in accordance with applicable Legal Requirements, Nasdaq regulations and the Company’s certificate of incorporation and by-laws, (i) duly call, give notice of, convene, obtain proxies for and hold an annual or special meeting of its stockholders for the purpose of considering and approving and adopting this Agreement, the Stock Purchase Transaction, the Merger Transaction and the other transactions contemplated by this Agreement and the Ancillary Agreements (including the Appointment) (regardless of whether (a) the board of directors of the Company (x) determines at any time that this Agreement, the Stock Purchase Transaction, the Merger Transaction or any of the other transactions contemplated by this Agreement or any Ancillary Agreement are no longer advisable, or (y) recommends that the Company’s stockholders reject this Agreement, the Stock Purchase Transaction, the Merger Transaction or any of the other transactions contemplated by this Agreement or any Ancillary Agreement or (b) any Company Adverse Recommendation Change occurs) as soon as practicable following the Signing Date (and, with respect to the giving of notice, in any event, within five (5) Business Days after the date of the clearance of the Proxy Statement by the SEC) (the “Company Stockholder Meeting”) and (ii) except to the extent expressly permitted to make a Company Adverse Recommendation Change pursuant to (and in compliance with) Section 8.3, include in the Proxy Statement (as defined below) the recommendation of the Company’s Board of Directors that the stockholders of the Company approve and adopt this Agreement and the transactions contemplated by this Agreement and the Ancillary Agreements (including the Appointment), including, without limitation, the Stock Purchase Transaction and the Merger Transaction, and use its reasonable best efforts to obtain such approval. Buyer, the Company and certain stockholders of the Company have entered into the Voting and Support Agreement, effective as of the Signing Date. The Company shall not postpone or adjourn the Company Stockholder Meeting except to the extent (i) Buyer has consented to such postponement or adjournment in writing, or (ii) the Company, acting in good faith after consulting with its outside legal counsel, determines that (a) such postponement or adjournment is necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the Company’s stockholders within a reasonable amount of time in advance of the Company Stockholders Meeting, (b) (x) it will not receive proxies sufficient to obtain the Requisite Stockholder Approval, whether or not a quorum will be present, or (y) it will not have sufficient shares of capital stock of the Company represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholder Meeting, or (c) such postponement or adjournment is required to comply with applicable Legal Requirements; provided, that in the case of any postponement or adjournment under clause (ii) above, the date of the Company Stockholder Meeting shall not be postponed or adjourned by more than an aggregate of 15 calendar days other than with Buyer’s prior written consent.

Section 7.2 Proxy Statement.
The Company shall file (as promptly as practicable (and in any event within twenty (20) Business Days) following the Signing Date) a proxy statement for the Company Stockholder Meeting with the SEC under the Exchange Act (the “Proxy Statement”), and shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC. The Company shall cause the Proxy Statement to comply in all material respects with the rules and regulations promulgated by the SEC. Buyer, Merger Sub and the Company shall cooperate with each other in the preparation of the Proxy Statement, and the Company shall notify Buyer of the receipt of any comments of the SEC with respect to the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to Buyer promptly copies of all correspondence between the Company or any representative of the Company and the SEC. The Company shall give Buyer and its counsel the opportunity to review the Proxy Statement prior to each filing of any version thereof  (including, for the avoidance of doubt, any preliminary version thereof) with the SEC and shall give Buyer and its counsel the opportunity to review all amendments and supplements to the Proxy Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. The Company shall incorporate all comments to any version of the Proxy Statement reasonably proposed by Buyer, Merger Sub or their counsel, and shall not file any version thereof with the SEC without the prior written consent of Buyer, Merger Sub or their counsel (such consent not to be unreasonably withheld). Each of the Company, Buyer and Merger Sub agrees to use its reasonable best efforts, after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC and to cause the Proxy Statement and all required amendments and supplements thereto to be mailed to the holders of Common Shares entitled to vote at the Company Stockholder Meeting at the earliest practicable time. All filings by the Company with the SEC in connection with the Transactions, and all mailings by the Company to its stockholders (in addition to the Proxy Statement) in connection with the Transactions, shall be subject to the same review and comment procedures as set forth in this Section 7.2. Each of Buyer and the Company shall ensure that none of the information supplied by it or on its behalf for inclusion or incorporation by reference in the Proxy Statement will, at the date the Proxy Statement is first mailed to the Company’s stockholders and at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the approval of this Agreement by the Company Stockholder Meeting, any information relating to the Company or any of its Affiliates, directors or officers is discovered by the Company, or any information relating to Buyer or Merger Sub or any of their respective Affiliates, directors or officers is discovered by Buyer, and such information is required to be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties and (subject to the comment and review procedures set forth above in this Section 7.2) an appropriate amendment or supplement describing such information shall be promptly filed by the Company with the SEC and, to the extent required by law, disseminated to the Company’s stockholders.
ARTICLE 8.
COVENANTS OF THE PARTIES
Section 8.1 Conduct of Business of the Company.   The Company shall, during the period from the Signing Date until the Merger Effective Time, except as expressly required by this Agreement or by applicable Legal Requirements or with the prior written consent of Buyer (in Buyer’s sole discretion), (i) conduct its business in the ordinary course of business consistent with past practice, (ii) fully comply with its covenants and obligations under any Contract to which it is a party, including the Revogenex License and the Manufacturing Agreement, and enforce its rights thereunder, (iii) use its reasonable best efforts to preserve intact its business organization, to keep available the services of its current officers and employees, to preserve its present goodwill and satisfactory relationships with Governmental Authorities, suppliers, licensors, and other Persons having business relationships with it, (iv) comply with the Budget (provided that solely for purposes of this clause (iv), in any year covered by the Budget, the Company may spend between 90% and 110% of the aggregate amount of spending specified for such year in the Budget), and (v) take the actions set forth on Schedule 8.1(v). Without limiting the generality of the foregoing, between the Signing Date and the Merger Effective Time, except as expressly required by this Agreement or by applicable Legal Requirements, the Company shall not, without the prior written consent of Buyer (in Buyer’s sole discretion):
(a) amend or propose to amend its certificate of incorporation (including any certificate of designations) or by-laws;
(b) establish any Subsidiary or enter into any new line of business or division;
(c) (i) split, combine, or reclassify any Company Securities or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for, any Company Securities, (ii) repurchase, redeem, or otherwise acquire, or offer to repurchase, redeem, or otherwise acquire, directly or indirectly, any Company Securities, or (iii) declare, set aside, or pay any dividend or distribution (whether in cash, stock, property, or otherwise) in respect of, or enter into any contract with respect to the voting of, the Company Securities;
(d) issue, offer, sell, pledge, dispose of, or encumber any Company Securities, other than (i) issue Common Shares upon the exercise of any equity award granted as of the Signing Date under any Company Plan outstanding as of the Signing Date in accordance with its terms, (ii) issue Common Shares immediately prior to the Merger Effective Time upon the exercise of any equity award in accordance with Section 8.7(c)(1) or (iii) issue Common Shares upon exercise of any warrant that is outstanding as of the Signing Date and that is disclosed on Schedule 5.3 hereto;
(e) accelerate or waive any restrictions pertaining to the vesting of any equity awards under any Company Plan;
(f) except as required by applicable Legal Requirement or by any Company Employee Plan or Company Contract in effect as of the Signing Date (i) increase the compensation payable or that could become payable by the Company to directors, officers, or employees, other than increases in compensation made to non-officer employees in the ordinary course of business consistent with past practice, (ii) promote any officers or employees, except in connection with the Company’s annual or quarterly compensation review cycle or as the result of the termination or resignation of any officer or employee, or (iii) establish, adopt, enter into, amend, terminate, exercise any discretion under, or take any action to accelerate rights under any Company Employee Plans or any plan, agreement, program, policy, trust, fund, or other arrangement that would be a Company Employee Plan if it were in existence as of the date of this Agreement, or make any contribution to any Company Employee Plan, other than contributions required by Legal Requirement, the terms of such Company Employee Plans as in effect on the date hereof, or that are made in the ordinary course of business consistent with past practice;
(g) acquire, by merger, consolidation, acquisition of stock or assets, or otherwise, any business or Person or division thereof;
(h) merge or consolidate with any other Person, adopt or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, or other reorganization (other than the Merger Transaction), or commence or file any petition seeking liquidation, protection or other relief under any U.S. federal, state or foreign bankruptcy, insolvency, receivership or similar Legal Requirement or the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official;
(i) transfer, license, sell, lease, or otherwise dispose of  (whether by way of merger, consolidation, sale of stock or assets, or otherwise) or pledge, encumber, or otherwise subject to any Encumbrance, any Company Assets;
(j) incur, assume or otherwise become directly or indirectly liable for, or modify, any Indebtedness other than trade account payables incurred in the ordinary course of business consistent with past practice, or lend any money to any director, officer or employee of the Company;
(k) (i) renew or extend, amend or modify, or waive any rights under, any Company Contract in any material respect, or consent to or initiate the termination of any Company Contract (provided, however, that no renewal or extension, amendment or modification, termination of, or waiver of any rights under the Revogenex License, the Manufacturing Agreement or the Company Contracts listed on Schedule 8.1(k) shall be made without Buyer’s prior written consent (in Buyer’s sole discretion)) or (ii) enter into any Company Contract, it being agreed that in connection with this Section 8.1(k), the Company shall provide a copy of any renewal or extension of, amendment or modification to, termination of, or waiver of any rights under, or entry into, any Company Contract within two days after the execution thereof;
(l) institute, settle, waive its rights under or compromise any Proceeding other than (i) any Proceeding brought by the Company against Buyer or Merger Sub arising out of a breach or alleged breach of this Agreement by Buyer or Merger Sub, (ii) the settlement of claims, liabilities, or obligations reserved against in the Financial Statements, and (iii) Proceedings involving the payment by the Company of an amount less than or equal to $100,000 in the aggregate; provided, that without the prior written consent of Buyer, the Company shall not settle or agree to settle any Proceeding (i) which involves a conduct remedy or injunctive or similar relief or has a restrictive impact on the Company or its business, or that involves the admission of wrongdoing by the Company or (ii) relating to the Revogenex License Assets or any Manufacturing Agreement Assets or otherwise involving Revogenex, Polpharma or Fortress;
(m) make any change in any method of financial accounting principles or practices, in each case except for any such change required by a change in GAAP or applicable Legal Requirement;
(n) (i) settle or compromise any Tax claim, audit, or assessment for an amount in excess of the amount reserved or accrued in the Financial Statements, (ii) make or change any Tax election, change any annual Tax accounting period, or adopt or change any method of Tax accounting, (iii) amend any Tax Returns or file claims for Tax refunds, or (iv) enter into any closing agreement, surrender in writing any right to claim a Tax refund, offset or other reduction in Tax liability or consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Company;
(o) enter into any agreement, agreement in principle, letter of intent, memorandum of understanding, or similar Contract with respect to any joint venture, strategic partnership, or alliance;
(p) except in connection with actions permitted by Section 8.3 hereof, take any action to exempt any Person from, or make any acquisition of securities of the Company by any Person not subject to, any state takeover statute or similar statute or regulation that applies to the Company with respect to a Takeover Proposal or otherwise, including the restrictions on “business combinations” set forth in Section 203 of the DGCL, except for Buyer, Merger Sub, or any of their respective Subsidiaries or Affiliates, or the transactions contemplated by this Agreement;
(q) abandon, allow to lapse, sell, assign, transfer, grant any security interest in, otherwise encumber or dispose of any Company Intellectual Property, or grant any right or license to any Company Intellectual Property;
(r) terminate or modify in any respect, or fail to exercise renewal rights with respect to, any insurance policy;
(s) take any action that would cause the representations and warranties in Section 5.15(g) or Section 5.15(h) to be inaccurate disregarding any disclosure contained in and SEC Documents filed from and after the Signing Date;
(t) disclose to another Person, or facilitate the use or transfer by or to another Person, of any Investigational New Drug, NDA, “regulatory documents”, “essential documents” or any amendments thereto, any data or information contained in the files submitted to the FDA, or any other information or data, in each case, related to the Product or improvements thereon; or
(u) agree or commit to do any of the foregoing.
Section 8.2 Access to Information Prior to the Second Stage Closing Date.   From the Signing Date until the Second Stage Closing Date, the Company will, and will cause its officers, employees, independent public accountants and other representatives, (i) to afford Buyer, its Affiliates and their representatives reasonable access, to the officers, employees, agents, offices, other facilities, properties, data and books and records of the Company, including financial and accounting information and working papers that Buyer may from time to time reasonably request and (ii) to furnish, as promptly as practicable, to Buyer, its Affiliates and their representatives such additional information regarding the Company as Buyer, its Affiliates and their representatives may from time to time reasonably request; provided, however, that such access will be provided upon reasonable notice, during normal business hours, and in a manner that will not unreasonably interfere with the conduct of the business of the Company. Notwithstanding anything to the contrary in this Agreement, the Company will not be required to disclose any information to Buyer if such disclosure would (i) invalidate any attorney-client privilege or (ii) contravene any applicable Legal Requirement or fiduciary duty. The Company acknowledges that Buyer may be subject to obligations under Legal Requirements, including obligations under the federal Physician Payments Sunshine Act and similar Legal Requirements relating to payments and gifts made to healthcare practitioners and Legal Requirements relating to fraud and abuse such as the False Claims Act, Anti-Kick Back Statute, Physician Self-Referral Law (Stark law), the Exclusion Provisions and the Civil Monetary Penalties Law, and that Buyer may require the Company’s support and cooperation to comply with such statutory obligations. The Company hereby agrees to reasonably cooperate with Buyer and to take all actions necessary, including providing information, to enable Buyer to comply with such obligations. No investigation pursuant to this Section 8.2 or information provided, made available or delivered pursuant to this Section 8.2 or otherwise, or any knowledge that any Person may have shall affect any representations or warranties or conditions or rights contained in this Agreement or any Ancillary Agreement.
Section 8.3 No Solicitation.
(a) The Company shall not (and shall cause its Affiliates not to), and shall not authorize or permit its directors, officers, employees, agents, advisors, legal counsel, investment bankers and other representatives (the foregoing Persons are referred to herein as “Representatives”) to, and shall instruct each of its Representatives not to, directly or indirectly, (x) solicit, initiate, or knowingly facilitate or encourage the submission of any Takeover Proposal or the making of any proposal that could reasonably be expected to lead to any Takeover Proposal, or (y) subject to Section 8.3(b): (i) conduct or engage in any discussions or negotiations with, disclose any non-public information relating to the Company to, afford access to the business, properties, assets, books, or records of the Company to, or knowingly assist, participate in, facilitate, or encourage any effort by, any third party that is seeking to make, or has made, any Takeover Proposal; (ii) (A) amend or grant any waiver under any standstill or similar agreement with the party providing such Takeover Proposal with respect to the applicable class of equity securities of the Company, or (B) approve any transaction under, or any third party becoming an “interested stockholder” under, Section 203 of the DGCL; or (iii) enter into any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement, or other Contract relating to any Takeover Proposal (each, a “Company Acquisition Agreement”). Except as expressly permitted by Section 8.3(d), the Board of Directors of the Company shall not effect a Company Adverse Recommendation Change. The Company shall (and shall cause its Affiliates to) cease immediately and cause to be terminated, and shall not authorize or knowingly permit any of its Representatives to continue, and shall instruct each such Representatives to terminate, any and all existing activities, discussions, or negotiations, if any, with any third party conducted prior to the Signing Date with respect to any Takeover Proposal and shall use its reasonable best efforts to cause any such third party (and the Affiliates and Representatives of the Company or its Affiliates) in possession of non-public information in respect of the Company that was furnished by or on behalf of the Company to return or destroy (and confirm destruction of) all such information.
(b) Notwithstanding Section 8.3(a), prior to the Requisite Stockholder Approval, the Board of Directors of the Company, directly or indirectly through any Representative, may, subject to Sections 8.3(c) and (d): (i) participate in negotiations or discussions with any third party that has made (and not withdrawn) a bona fide, unsolicited Takeover Proposal in writing that the Company Board determines in good faith, after consultation with its outside legal counsel and independent financial advisor, constitutes or could reasonably be expected to result in a Superior Proposal; and (ii) thereafter furnish to such third party non-public information relating to the Company (provided, that the

Company shall, substantially concurrently with the delivery to such Person, provide to Buyer any non-public information concerning the Company that is provided or made available to such Person or its Representatives unless such non-public information has been previously provided to Buyer) pursuant to an executed confidentiality and standstill agreement (a copy of which confidentiality and standstill agreement shall be promptly (in all events within 24 hours) provided for informational purposes only to Buyer) no less favorable to the Company than the Confidentiality Agreement, but in each case referred to in the foregoing clauses (i) and (ii), only if the Company Board determines in good faith, after consultation with its outside legal counsel and independent financial advisor, that the failure to take such action in connection with such written (and not withdrawn) Takeover Proposal would reasonably be expected to result in the Company Board to be in breach of its fiduciary duties under applicable Legal Requirements (and with such activities to be terminated immediately in connection with any withdrawal of such Takeover Proposal or, in the case of any changes to such Takeover Proposal, if such changes would have not led to such determination had those changes been in effect at the time of the original determination). Nothing contained herein shall prevent the Company Board from disclosing to the Company’s stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act with regard to a Takeover Proposal, if the Company determines, after consultation with outside legal counsel, that failure to disclose such position would reasonably be expected to result in a violation of applicable Legal Requirements. If any disclosure or other action pursuant to the preceding sentence of this Section 8.3(b) includes or has the substantive effect of a Company Adverse Recommendation Change, it shall be deemed to be a Company Adverse Recommendation Change (and subject to the obligations with respect thereto) for all purposes under this Agreement.
(c) The Company Board shall not take any of the actions referred to in clauses (i) or (ii) of Section 8.3(b) unless the Company shall have delivered to Buyer a prior written notice advising Buyer that it intends to take such action. The Company shall notify Buyer promptly (but in no event later than 24 hours) after it (or any of its Representatives) receives any Takeover Proposal, any inquiry that could reasonably be expected to lead to a Takeover Proposal, or any request for non-public information relating to the Company or for access to the business, properties, assets, books, or records of the Company by any third party. In such notice, the Company shall identify the third party making, and details of the material terms and conditions of  (along with the latest draft of the proposed Takeover Proposal agreement and all other related documents with respect to such Takeover Proposal), any such Takeover Proposal, indication or request. The Company shall keep Buyer fully informed, on a current basis (and in any event with material updates within twenty-four (24) hours), of the status and material terms of any such Takeover Proposal, indication or request, including any material amendments or proposed amendments as to price and other material terms thereof. The Company shall provide Buyer with at least 48 hours prior notice of any meeting of the Company Board (or such lesser notice as is provided to the members of the Company Board, but in no event less than 24 hours prior notice) at which the Company Board is reasonably expected to consider any Takeover Proposal. The Company shall promptly provide Buyer with a list of any non-public information concerning the Company’s business, present or future performance, financial condition, or results of operations, provided to any third party, and, to the extent such information has not been previously provided to Buyer, copies of such information.
(d) Except as expressly permitted by this Section 8.3(d), the Company Board shall not effect a Company Adverse Recommendation Change or enter into a Company Acquisition Agreement. At any time prior to the receipt of the Requisite Stockholder Approval, subject to the Company having complied with Sections 7.1, 7.2 and 8.3 in all respects, the Company Board may effect a Company Adverse Recommendation Change or enter into a Company Acquisition Agreement, if: (i) the Company promptly notifies Buyer, in writing, at least five Business Days (the “Superior Proposal Notice Period”) before making a Company Adverse Recommendation Change or entering into a Company Acquisition Agreement, of its intention to take such action with respect to a Superior Proposal, which notice shall state expressly that the Company has received a Takeover Proposal that the Company Board intends to declare a Superior Proposal and that the Company Board intends to effect a Company Adverse Recommendation Change and/or the Company intends to enter into a Company Acquisition Agreement; (ii) the Company attaches to such notice the most current version of the proposed agreement and any related documents (which version(s) shall be updated on a prompt basis) and the identity of the third party making such Superior Proposal; (iii) the Company shall, and shall cause its Representatives to, during the Superior Proposal Notice Period, negotiate with Buyer in good faith to make such adjustments in the terms and conditions of this Agreement so that such Takeover Proposal ceases to constitute a Superior Proposal (taking into account any termination fee and expense reimbursement provisions applicable, including the Termination Fee), if Buyer, in its discretion, proposes to make such adjustments (it being agreed that in the event that, after commencement of the Superior Proposal Notice Period, there is any material revision to the terms of a Superior Proposal, including any revision in price, the Superior Proposal Notice Period shall be extended, if applicable, to ensure that at least five Business Days remain in the Superior Proposal Notice Period subsequent to the time the Company notifies Buyer of any such material revision (it being understood that there may be multiple extensions)); (iv) the Company Board determines in good faith, after consulting with its outside legal counsel and independent financial advisor, that such Takeover Proposal continues to constitute a Superior Proposal after taking into account any adjustments made by Buyer during the Superior Proposal Notice Period in the terms and conditions of this Agreement; and (v) prior to or simultaneously with entering into any Company Acquisition Agreement, the Company shall have terminated this Agreement in accordance with Section 9.5(b) and paid the Termination Fee to Buyer.
Section 8.4 Further Action.
(a) During the period between the Signing Date and the Second Stage Closing Date, each of the parties to this Agreement, subject to Section 8.3, will use all commercially reasonable efforts to take, or to cause to be taken, all appropriate action, to do or cause to be done all things necessary, proper or advisable under applicable Legal Requirements, and to execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and the Ancillary Agreements, satisfy the conditions precedent contained herein for the benefit of the other parties hereto and consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements, including to use their commercially reasonable efforts to obtain all requisite consents of or waivers from Third Parties.
(b) To the extent that the execution or delivery by the Company of this Agreement or any of the Ancillary Agreements, or the performance by the Company of its obligations under this Agreement or any of the Ancillary Agreements, or the consummation of the Stock Purchase Transaction, the Merger or any other transaction contemplated hereby or thereby causes or would cause a breach of any Company Contract, permit or right or gives any Person other than the Company the ability to terminate any such Company Contract, permit or right, the Company shall use reasonable commercial efforts to obtain as promptly as practicable the consent of any Third Parties required to prevent or cure such breach or termination.
Section 8.5 Regulatory and Other Authorizations.
(a) Subject to the following sentence with respect to filings under the HSR Act, the Company and Buyer will (i) use their reasonable best efforts to obtain as promptly as reasonably practicable all authorizations, consents, orders, actions and approvals, and to make all filings with and to give all notices to all Governmental Authorities required to consummate the transactions contemplated by this Agreement, (ii) cooperate fully with the other parties hereto in promptly seeking to obtain all such authorizations, consents, orders, actions and approvals and to make all such filings and give such notices and (iii) provide such other information to any Governmental Authority as such Governmental Authority may reasonably request in connection therewith. Following the First Stage Closing, each party hereto agrees to make, upon the earlier of  (A) January 1, 2021, and (B) the satisfaction of the conditions set forth in Section 10.3(a), any required filings under the HSR Act with respect to the Merger Transaction and to supply as promptly as reasonably practicable to the appropriate Governmental Authorities any information and documentary material that may be reasonably requested in connection with such HSR Act filings. Each of the Company and Buyer will pay half of any fees associated with any filings under the HSR Act in connection with this Agreement. The Company will pay all fees or make other payments provided for under Legal Requirements to any Governmental Authority in order to obtain any such authorizations, consents, orders or approvals.

(b) Notwithstanding anything herein to the contrary, neither Buyer nor any of its Affiliates shall be required to avoid or eliminate any impediment under any antitrust, competition or trade regulation Legal Requirement that may be asserted by any antitrust or competition Governmental Authority in connection with the transactions contemplated by this Agreement or the Ancillary Agreements, including (i) negotiating, committing to and effecting by consent decree, hold separate orders, or otherwise, the sale, divestiture or disposition of the assets, properties or businesses of Buyer or its Affiliates (or after the Second Stage Closing, the Company), or (ii) entering into such other arrangements as are necessary in order to avoid the entry of, and the commencement of litigation seeking the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any suit or proceeding, which would otherwise have the effect of materially delaying or preventing the consummation of the transactions contemplated by this Agreement.
(c) The Company and Buyer will each promptly notify the other party of any communication that it or any of its Affiliates receives from any Governmental Authority relating to the matters that are the subject of this Agreement and permit, when practicable, the other party to review in advance any proposed communication by such party (or the Company) to any Governmental Authority. Neither the Company nor Buyer will agree to participate in any meeting with any Governmental Authority in respect of any filings, investigation (including any settlement of the investigation), litigation, or other inquiry until it consults with the other party in advance and, to the extent permitted by such Governmental Authority, gives the other party the opportunity to attend and participate at such meeting. The Company and Buyer will coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other party may reasonably request in connection with the foregoing and in seeking early termination of any applicable waiting periods, including under the HSR Act. The Company and Buyer will provide each other with copies of all correspondence, filings or communications between them or any of their representatives, on the one hand, and any Governmental Authority or members of its staff, on the other hand, with respect to this Agreement and the transactions contemplated by this Agreement; provided, however, that materials may be redacted (w) to remove references concerning the valuation of the Common Shares or the business of the Company, (x) as necessary to comply with contractual arrangements, (y) as necessary to address reasonable privilege or confidentiality concerns and (z) as necessary to address competitive or regulatory concerns; however, both parties shall assess on a case-by-case basis in good faith whether the redacted information may be exchanged between outside competition counsel for the purpose of any merger control proceedings.
(d) Buyer and the Company will, or will cause their respective Affiliates to, notify their respective employees in respect of whom notification is required under applicable Legal Requirements or by contract of the transactions contemplated by this Agreement and the Ancillary Agreements.
(e) The Company shall use its reasonable best efforts to prepare the material required to file an NDA for the Product with the FDA as promptly as reasonably practicable, and obtain FDA approval for the Product as promptly as reasonably practicable. The Company shall keep Buyer informed about the status and activities with respect to the development of the Product, and the Company will consider Buyer’s input with respect to the forgoing in good faith. The Company shall (i) provide Buyer with advance notice of the Company’s intent to submit an NDA, any amendment thereto, or any other filing or written communication with any Healthcare Regulatory Authority (the “HRA Communications”), (ii) provide Buyer with copies of any draft HRA Communications prior to submission to the applicable Healthcare Regulatory Authority, and (iii) grant Buyer with reasonable opportunity to review and comment on such HRA Communications, which comments will be considered and addressed in good faith by the Company.
(f) Prior to the filing of the NDA with the FDA, the Company shall schedule a pre-NDA meeting with the FDA (the “FDA Meeting”) with respect to the Product. Buyer’s Representatives shall be allowed to participate in the FDA Meeting. At least thirty (30) days prior to the FDA Meeting, but in no event less than ten (10) days prior to submission of the briefing materials, the Company shall provide Buyer with draft briefing materials that the Company intends to submit to the FDA for the FDA Meeting and shall provide Buyer with the opportunity to comment on such briefing materials, which comments will be considered and addressed in good faith by the Company. The Company shall provide Buyer with a copy of the final minutes for the FDA Meeting (the “FDA Minutes”) within two (2) Business Days following the Company’s receipt of the FDA Minutes from the FDA.
Section 8.6 Notifications.   Until the First Stage Closing or the Second Stage Closing, as applicable, each party hereto will promptly notify the other party in writing of any fact, change, condition, circumstance or occurrence or nonoccurrence of any event of which it is aware that will or is reasonably likely to result in any of the conditions for the benefit of such other party set forth in Article 9 or Article 10, as applicable, of this Agreement becoming incapable of being satisfied; provided, however, that the delivery of any notice pursuant to this Section 8.6 will not limit or otherwise affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.
Section 8.7 Limitation on Purchases and Sales of Common Shares.
(a) Except as provided in Section 8.7(b), except for the First Stage Shares, and except with regard to Buyer’s rights under the Registration Rights Agreement, from the period beginning on the Signing Date until the Second Stage Closing Date (the “Lockup Period”), neither the Company nor Buyer shall issue (in the case of the Company), buy, sell or otherwise subject to a security interest, pledge, hypothecation, mortgage or lien, (or enter into any hedging arrangement or derivative transaction with respect to) any Common Shares (or any other shares of the Company), nor shall either of them register, request registration of or take any action to begin the process of registering Common Shares for sale pursuant to a registration statement filed with the SEC.
(b) Subject to Buyer’s consent, which may be withheld at Buyer’s sole discretion, the Company shall be allowed to sell, in a private placement or pursuant to a registration statement filed with the SEC, Common Shares in an aggregate amount not to exceed $7.0 million during the Lockup Period.
(c) The restrictions in Section 8.7(a) shall not apply to:
(1) the grant after the First Stage Closing of equity awards set forth on Schedule 8.7(c) to the individuals set forth therein; provided that the vesting of such grants shall be contingent and subject to the consummation of the Second Stage Closing, that such grants shall be subject to forfeiture in case this Agreement is terminated and that such forfeiture requirement shall survive the termination of this Agreement (unless Buyer shall have consented thereto (in Buyer’s sole discretion));
(2) the issuance of Common Shares as permitted by Section 8.1(d);
(3) transfers of Common Shares to the Company as forfeitures to satisfy tax withholding and remittance obligations of the applicable stockholder in connection with the vesting or exercise of equity awards granted pursuant to any Company Plan, or pursuant to a net exercise or cashless exercise by the applicable stockholder of outstanding equity awards pursuant to any Company Plan;
(4) transfers of any equity of the Company by any Person (other than the Company) to an Affiliate of such Person; and
(5) the transfer of any equity of the Company by gift, by will or intestate succession, or pursuant to a court approved divorce settlement.
Section 8.8 Standstill.
(a) From the period beginning on the Signing Date until the Second Stage Closing Date, or earlier termination of this Agreement, other than to the extent contemplated or permitted by this Agreement or the Ancillary Agreements or upon the Company’s written consent or request, Buyer shall not, and shall cause each of its Affiliates not to:
(1) acquire, offer or propose to acquire, or agree to acquire directly or indirectly, whether by purchase, tender or exchange offer, through the acquisition of control of another Person, by joining a partnership, limited partnership, syndicate or other “group” (within the meaning of Section 13(d)(3) of the Exchange Act), any Common Shares;

(2) effect or seek, offer or propose (whether publicly or otherwise) or enter into an agreement to effect, or cause or participate in or in any way assist any other Person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, any tender or exchange offer, merger or other business combination involving the Company or any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company;
(3) (a) make, engage or in any way participate in, directly or indirectly, any “solicitation” (as such term is used in the proxy rules of the SEC) of proxies or consents with respect to the Common Shares (whether or not relating to the election or removal of directors), (b) seek to advise, encourage or influence any Person with respect to the voting of any Common Shares in opposition to the recommendation of the Company’s Board of Directors with respect to any matter, (c) initiate, propose or otherwise “solicit” (as such term is defined in Rule 14a-1(l) under the Exchange Act, or, if amended, as amended and in effect at the time in question) the Company’s stockholders for the approval of any stockholder proposal, regardless of its purpose and whether made pursuant to Rule 14a-8 or Rule 14a-4 under the Exchange Act or otherwise, (d) induce or attempt to induce any other Person to initiate any such stockholder proposal, or (e) otherwise communicate or seek to communicate with the Company’s stockholders or others pursuant to Rule 14a-1(l)(2)(iv) under the Exchange Act;
(4) call or seek to call, directly or indirectly, any special meeting of stockholders of the Company for purposes of approving any transaction other than the Stock Purchase Transaction, the Merger or any other transaction contemplated by this Agreement or any Ancillary Agreement, or seek, request, or take any action to obtain or retain, directly or indirectly, any list of holders of the Common Shares or other securities of the Company other than for the aforementioned purpose;
(5) form, join or in any way participate in any “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to the Common Shares, other than a “group” that includes the Company’s stockholders and their Affiliates with respect to actions specifically required or permitted by this Agreement;
(6) deposit any Common Shares in any voting trust or subject any Common Shares to any arrangement or agreement with respect to the voting of the Common Shares;
(7) seek, alone or in concert with others, election or appointment to, or representation on, or nominate or propose the nomination of any candidate to, the Company Board or seek any change in the composition of the Company Board or management of the Company, including any plans or proposals to change the number or term of directors, to remove any director or to fill any vacancies on the Company Board, in each case other than as expressly required or permitted by this Agreement or any Ancillary Agreement; or
(8) initiate, solicit, assist, facilitate, finance, or encourage or otherwise participate in the taking of any of the foregoing actions by any other Person or enter into any discussions, negotiations, arrangements or understandings with any other Person with respect to any of the foregoing actions.
(b) Notwithstanding anything to the contrary, this Section 8.8 shall not apply to any investments made by investment funds in which Buyer may hold an interest from time to time or to directors, officers, employees, representatives or shareholders of Buyer in their personal capacity.
(c) The restrictions set forth in Section 8.8(a) shall terminate automatically if: (i) a Company Adverse Recommendation Change occurs, (ii) the Company enters into a Company Acquisition Agreement, (iii) the Company Board resolves to engage in a formal process which is intended to result in a Company Acquisition Agreement, (iv) a tender offer or exchange offer that is a Takeover Proposal is made for securities of the Company and the Company Board either accepts such offer, fails to recommend that its stockholders reject such offer, or fails to reaffirm (publicly if requested by Buyer) the Company Board Recommendation, within ten Business Days from the date of commencement of such offer, or (v) a person or “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 as amended) enters into an agreement or commences a proxy solicitation in which the person or “group” would if successful elect or acquire the ability to elect a majority of the members of the Company Board.
Section 8.9 Directors’ and Officers’ Indemnification and Insurance.
(a) Buyer and Merger Sub agree that all rights to indemnification, advancement of expenses and exculpation by the Company now existing in favor of each Person who is now, or has been at any time prior to the date hereof or who becomes prior to the Merger Effective Time, an officer or director of the Company (each an “Indemnified Party”) as provided in the certificate of incorporation (including any certificate of designations) or by-laws of the Company, in each case as in effect on the Signing Date, or pursuant to any other contracts in effect on the date hereof, shall be assumed by the Surviving Corporation in the Merger, without further action, at the Merger Effective Time and shall survive the Merger and shall remain in full force and effect in accordance with their terms, and, in the event that any proceeding is pending or asserted or any claim made during such period, until the final disposition of such proceeding or claim.
(b) For six years after the Merger Effective Time, to the fullest extent permitted under applicable law, Buyer and the Surviving Corporation (the “Indemnifying Parties”) shall indemnify, defend, and hold harmless each Indemnified Party against all losses, claims, damages, liabilities, fees, expenses, judgments, and fines arising in whole or in part out of actions or omissions in their capacity as such occurring at or prior to the Merger Effective Time (including in connection with the transactions contemplated by this Agreement), and shall reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such losses, claims, damages, liabilities, fees, expenses, judgments, and fines as such expenses are incurred, subject to the Surviving Corporation’s receipt of an undertaking by such Indemnified Party to repay such legal and other fees and expenses paid in advance if it is ultimately determined in a final and non-appealable judgment of a court of competent jurisdiction that such Indemnified Party is not entitled to be indemnified under applicable Legal Requirements; provided, however, that the Surviving Corporation will not be liable for any settlement effected without the Surviving Corporation’s prior written consent (which consent shall not be unreasonably withheld, conditioned, or delayed).
(c) The Surviving Corporation shall, and Buyer shall cause the Surviving Corporation to: (i) maintain in effect for a period of six years after the Merger Effective Time, if available, the current policies of directors’ and officers’ liability insurance maintained by the Company immediately prior to the Merger Effective Time (provided, that the Surviving Corporation may substitute therefor policies, of at least the same coverage and amounts and containing terms and conditions that are not less advantageous to the directors and officers of the Company when compared to the insurance maintained by the Company as of the date hereof); or (ii) obtain as of the Merger Effective Time “tail” insurance policies with a claims period of six years from the Merger Effective Time with at least the same coverage and amounts and containing terms and conditions that are not less advantageous to the directors and officers of the Company, in each case with respect to claims arising out of or relating to events which occurred before or at the Merger Effective Time (including in connection with the transactions contemplated by this Agreement); provided, however, that in no event will the Surviving Corporation be required to expend an annual premium for such coverage in excess of 200 percent of the last annual premium paid by the Company for such insurance prior to the Signing Date, which amount is determined in accordance with Schedule 8.9 (the “Maximum Premium”). If such insurance coverage cannot be obtained at an annual premium equal to or less than the Maximum Premium, the Surviving Corporation will obtain, and Buyer will cause the Surviving Corporation to obtain, that amount of directors’ and officers’ insurance (or “tail” coverage) obtainable for an annual premium equal to the Maximum Premium.
(d) The obligations of Buyer and the Surviving Corporation under this Section 8.9 shall survive the consummation of the Merger and shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party to whom this Section 8.9 applies without the consent of such affected Indemnified Party (it being expressly agreed that the Indemnified Parties to whom this Section 8.9 applies shall be third party beneficiaries of this Section 8.9, each of whom may enforce the provisions of this Section 8.9).

(e) In the event Buyer, the Surviving Corporation or any of their respective successors or assigns: (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger; or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of Buyer or the Surviving Corporation, as the case may be, shall assume all of the obligations set forth in this Section 8.9. The agreements and covenants contained herein shall not be deemed to be exclusive of any other rights to which any Indemnified Party is entitled, whether pursuant to applicable Legal Requirements, Contract, or otherwise. Nothing in this Agreement is intended to, shall be construed to or shall release, waive, or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or its officers, directors, and employees, it being understood and agreed that the indemnification provided for in this Section 8.9 is not prior to, or in substitution for, any such claims under any such policies.
Section 8.10 Contingent Value Rights Agreement; Registration Rights Agreement; General Release.   The Company shall fully execute and deliver, and shall use its reasonable efforts to cause the other parties thereto to execute and deliver, the Contingent Value Rights Agreement on or prior to the Second Stage Closing. The Company shall coordinate with Buyer, sufficiently in advance of the Second Stage Closing, to find a reasonably suitable Rights Agent with respect to the Contingent Value Rights Agreement, and shall cooperate with Buyer to finalize the Contingent Value Rights Agreement and have it fully executed and delivered on or prior to the Second Stage Closing. The Company shall fully execute and deliver the Registration Rights Agreement on or prior to the First Stage Closing. The Company shall fully execute and deliver the General Release to Fortress at the Second Stage Closing.
Section 8.11 Deregistration; Stock Exchange Delisting.   Prior to the Merger Effective Time, the Company shall cooperate with Buyer and use commercially reasonable efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Legal Requirements and rules and policies of Nasdaq to cause the delisting of the Common Shares from Nasdaq as promptly as practicable after the Merger Effective Time and deregistration of the Common Shares under the Exchange Act as promptly as practicable after such delisting. The Company shall not cause the Common Shares to be delisted from Nasdaq prior to the Merger Effective Time.
Section 8.12 Section 16 Compliance.   Prior to the Merger Effective Time, Buyer, Merger Sub and the Company shall take all such steps as may be required to cause the transactions contemplated in this Agreement and any other dispositions of the Company Securities by each individual (including directors by deputization) who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.
Section 8.13 Notification of Stockholder Litigation.   The Company shall promptly (and in any event within 24 hours) notify Buyer of actions, suits, claims, governmental investigations or other Proceedings instituted or threatened in writing against the Company or any of its directors, officers or Affiliates, including by any stockholder of the Company, before any court or governmental entity, relating to or involving or otherwise affecting the Company or any of the Company’s Affiliates, which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to this Agreement or relating to this Agreement or the transactions contemplated hereby, or seeking damages or discovery in connection with such transactions (the “Stockholder Litigation”). Buyer shall have the right to participate in the defense of any such Stockholder Litigation. The Company shall keep Buyer informed on a timely basis and in detail of the status of such Stockholder Litigation, and shall provide Buyer with copies of agreements and such other information and documentation relating thereto as shall be reasonably necessary or proper to allow Buyer to monitor the progress of such Stockholder Litigation. The Company shall consult with Buyer regarding the defense of any such Stockholder Litigation, and the Company may not settle, compromise, come to an arrangement regarding or cease defending against (or agree or consent to any of the foregoing with respect to) any such Stockholder Litigation without the prior written consent of Buyer.
Section 8.14 Product Development.   The Company shall pursue the development and approval of the Product, including in accordance with the Revogenex License. The Company shall promptly inform Buyer of any written communications it receives in connection with the Revogenex License, including from

Revogenex Ireland Limited or any of its Affiliates, or the Manufacturing Agreement, including from Polpharma or any of its Affiliates, and promptly provide Buyer with copies of any such communications. Without limiting the foregoing, the Company shall promptly notify Buyer (and in any event within 24 hours) of any Proceeding relating to, involving or otherwise affecting the Revogenex License or the Manufacturing Agreement. Buyer shall have the right to participate in the defense of any such Proceeding. The Company shall keep Buyer informed on a timely basis and in detail of the status of such Proceeding, and shall provide Buyer with copies of agreements and such other information and documentation relating thereto as shall be reasonably necessary or proper to allow Buyer to monitor the progress of such Proceeding. The Company shall consult with Buyer regarding the defense of any such Proceeding, and the Company may not settle, compromise, come to an arrangement regarding or cease defending against (or agree or consent to any of the foregoing with respect to) any such Proceeding without the prior written consent of Buyer. In addition, the Company shall use its reasonable best efforts to achieve the goals set forth on Schedule 8.14.
ARTICLE 9.
CONDITIONS PRECEDENT, WAIVER, AND TERMINATION PROVISIONS
OF THE STOCK PURCHASE TRANSACTION
Section 9.1 Conditions Precedent to Performance of the Parties.   The obligations of the parties to consummate the Stock Purchase Transaction are subject to fulfillment, at or prior to the First Stage Closing, of each of the following conditions:
(a) Requisite Stockholder Approval:   The Requisite Stockholder Approval shall have been obtained.
(b) No Order:   No Governmental Authority will have enacted, issued, enforced or entered into any statute, rule, regulation, injunction or other order that is in effect and has the effect of making the Stock Purchase Transaction illegal or otherwise restraining or prohibiting its consummation.
Section 9.2 Conditions Precedent to Performance of the Company.   The obligations of the Company to consummate the Stock Purchase Transaction will be subject to the fulfillment or written waiver, at or prior to the First Stage Closing, of the following conditions:
(a) Agreements and Covenants:   The agreements and covenants contained in this Agreement and the Ancillary Agreements to be complied with by Buyer on or before the First Stage Closing will have been complied with in all material respects; and
(b) Accuracy of Representations and Warranties:   The representations and warranties of Buyer contained in Article 6 shall be true and correct in all material respects as of the Signing Date and as of the First Stage Closing Date with the same effect as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date).
Section 9.3 Conditions Precedent to Performance of Buyer.   The obligations of Buyer to consummate the Stock Purchase Transaction will be subject to the fulfillment or written waiver, at or prior to the First Stage Closing, of the following conditions:
(a) The Non-Affiliate Stockholder Approval shall have been obtained;
(b) Agreements and Covenants:   The agreements and covenants contained in this Agreement and the Ancillary Agreements to be complied with (other than those to be performed by Buyer) on or before the First Stage Closing will have been complied with in all material respects;
(c) Material Adverse Effect:   No Material Adverse Effect shall have occurred through and including the First Stage Closing Date;
(d) Accuracy of Representations and Warranties:   (x) the representations and warranties of the Company contained in Sections 5.1, 5.2, 5.3, 5.19 and 5.20 shall be true and correct in all respects as of the Signing Date and as of the First Stage Closing Date with the same effect as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), (y) the representations and warranties of the Company contained in Sections 5.14 and 5.17 shall be true and correct (disregarding all qualifications and exceptions contained therein relating to materiality,

Material Adverse Effect, or any similar standard or qualification) in all material respects as of the Signing Date and as of the First Stage Closing Date with the same effect as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), and (z) the representations and warranties of the Company in Sections 5.4 through 5.13, 5.15, 5.16, 5.18 and Sections 5.21 and 5.22 shall be true and correct (disregarding all qualifications and exceptions contained therein relating to materiality, Material Adverse Effect, or any similar standard or qualification) as of the Signing Date and as of the First Stage Closing Date with the same effect as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except in the case of the foregoing clause (z) where the failure of such representations and warranties to be so true and correct has not had, or is not reasonably likely to have, a Material Adverse Effect;
(e) Registration Rights Agreement:   The Registration Rights Agreement attached hereto as Exhibit O (the “Registration Rights Agreement”) shall have been fully executed by all of the parties thereto and delivered to Buyer;
(f) The Ancillary Agreements containing rights or obligations surviving the First Stage Closing shall be in full force and effect;
(g) The Revogenex License shall be in full force and effect, and there shall not have occurred any event that, with or without notice or lapse of time or both, would permit Revogenex Ireland Limited (or any successor, Affiliate, assignee or transferee thereof) to terminate the Revogenex License or any rights of the Company thereunder;
(h) The Manufacturing Agreement shall be in full force and effect, and there shall not have occurred any event that, with or without notice or lapse of time or both, would permit Polpharma (or any successor, Affiliate, assignee or transferee thereof) to terminate the Manufacturing Agreement or any rights of the Company thereunder;
(i) The Buyer Directors (as defined in the Stockholders Agreement) shall have been appointed to the Company Board effective as of the First Stage Closing;
(j) Each Company Warrant shall have been (i) exercised and converted into Common Shares and cancelled without Liability to the Company in accordance with Section 4.7(d) or (ii) amended in accordance with Section 4.7(d) and such amendment shall be in full force and effect; and
(k) Dissenting Shares:   The Dissenting Shares shall not exceed 5% of the Common Shares issued and outstanding on the Signing Date.
Section 9.4 Waiver; Determination of Satisfaction of Conditions.   The Company may waive any or all of the conditions set forth in Section 9.2, and Buyer may waive any or all of the conditions set forth in Section 9.3, but neither the Company nor Buyer may waive the conditions set forth in Section 9.1.
Section 9.5 Termination Prior to the First Stage Closing.
(a) This Agreement may be terminated at any time prior to the First Stage Closing:
(1) by either the Company or Buyer if the First Stage Closing has not occurred by June 30, 2019; provided, however, that the right to terminate this Agreement under this Section 9.5(a)(1) will not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or has resulted in, the failure of the First Stage Closing to occur by June 30, 2019;
(2) by either the Company or Buyer in the event that any Governmental Authority has enacted, issued, enforced or entered into any statute, rule, regulation, injunction or other order, restraining, enjoining or otherwise prohibiting the Stock Purchase Transaction that will have become final and non-appealable;
(3) by Buyer if either the Requisite Stockholder Approval or the Non-Affiliate Stockholder Approval is not obtained at the Company Stockholder Meeting;
(4) by the mutual written consent of the Company and Buyer; or

(5) by either Buyer or the Company, if an Event of Insolvency occurs with respect to the other party.
(b) This Agreement may be terminated by the Company at any time prior to the Requisite Stockholder Approval being obtained at the Company Stockholder Meeting in connection with entering into a Company Acquisition Agreement with respect to a Superior Proposal if and only if (i) the Company complied with Section 8.3 in all respects, (ii) the Company has paid the Termination Fee to Buyer prior to or simultaneously with such termination and (iii) the Company enters into the Company Acquisition Agreement with respect to such Superior Proposal concurrently with such termination. For purposes of this Agreement, “Superior Proposal” means a bona fide written proposal made by a third party to acquire, directly or indirectly, all of the Company Securities then outstanding or all or substantially all of the assets of the Company, which, taking into account all legal, financial, regulatory, financing, conditionality, timing and other aspects of such proposal (including any termination fee and expense reimbursement provisions applicable, including the Termination Fee), satisfies all of the following requirements: (i) such Superior Proposal is reasonably expected by the Company Board to be consummated on the terms proposed, (ii) to the extent financing is required, such financing is then fully committed by creditworthy financial institutions of nationally recognized reputation and (iii) such Superior Proposal is on terms that the Company Board determines in its good faith judgment (based on the advice of the Company’s outside legal counsel and independent financial advisor) to be more favorable to the Company and the holders of the Common Shares from a financial point of view than the Transactions (taking into account any proposed revisions or adjustments by Buyer in accordance with Section 8.3(d)).
(c) This Agreement may be terminated by Buyer at any time prior to the Requisite Stockholder Approval or the Non-Affiliate Stockholder Approval, if  (i) a Company Adverse Recommendation Change shall have occurred; or (ii) the Company shall have breached or failed to perform in any respect any of its covenants and agreements set forth in Sections 7.1, 7.2 or 8.3 (other than, individually or in the aggregate, insignificant breaches of Sections 7.1, 7.2 or 8.3(a)-(c)).
(d) This Agreement may be terminated by Buyer at any time prior to the First Stage Closing if there shall have been a breach of any representation, warranty, covenant, or agreement on the part of the Company set forth in this Agreement such that the conditions to the First Stage Closing set forth in Section 9.3(b) or Section 9.3(c), as applicable, would not be satisfied and, in either such case, such breach is incapable of being cured by June 30, 2019; provided that Buyer shall have given the Company at least 30 days written notice prior to such termination stating Buyer’s intention to terminate this Agreement pursuant to this Section 9.5(d); provided further, that Buyer shall not have the right to terminate this Agreement pursuant to this Section 9.5(d) if Buyer or Merger Sub is then in material breach of any representation, warranty, covenant, or obligation hereunder, which breach has not been cured.
(e) In the event of termination of this Agreement under Section 9.5(a) by written notice to the other party, this Agreement will become void and there will be no liability on the part of either party to this Agreement except (i) that Sections 2.1, 9.5(e), 9.6 and 12 will survive any termination of this Agreement and (ii) to the extent that such termination results from the willful breach by a party of any of its representations and warranties contained in this Agreement, or from the breach by a party of any of its covenants or agreements set forth in this Agreement.
Section 9.6 Fees and Expenses Following Termination.
(a) In the event that this Agreement is terminated by (1) Buyer or the Company pursuant to Section 9.5(a)(1), only if at such time the Company has failed to hold the Company Stockholder Meeting and Buyer is not in breach of its obligations under Section 8.5 (other than, individually or in the aggregate, any insignificant breaches thereof) or (2) Buyer pursuant to Section 9.5(d), then, in either case, the Company shall pay to Buyer the Termination Fee within two (2) Business Days of such termination. In the event that this Agreement is terminated and a bona fide Takeover Proposal shall have been publicly disclosed or privately made to the Company Board after the date hereof and not clearly withdrawn or terminated in good faith prior to the Company Stockholder Meeting (in the case of termination pursuant to Section 9.5(a)(3)), prior to the termination date (in the case of termination pursuant to Section 9.5(a)(1)) or prior to the breach giving rise to the right of termination (in the case of termination pursuant to Section 9.5(d)) then, in any case, the Company shall pay to Buyer the Termination Fee within two (2) Business Days of such termination. In the event that this Agreement is terminated and within 12 months of the date this Agreement is terminated, the Company enters into a definitive agreement with respect to any Takeover Proposal or consummates the transactions contemplated by any Takeover Proposal (provided that for purposes of this sentence, the references to “15%” in the definition of Takeover Proposal shall be deemed to be references to “50%”), then the Company shall pay to Buyer the Termination Fee on the date of entry into such agreement or, if earlier, consummation of such Takeover Proposal.
(b) In the event that this Agreement is terminated by Buyer solely pursuant to Section 9.5(a)(3), then the Company shall reimburse Buyer for up to $500,000 in Buyer’s and its Affiliates’ documented aggregate out-of-pocket costs, fees and expenses incurred in connection with the Transactions (including the fees of outside counsel and other advisors, and whether incurred before or after the date of this Agreement and including costs, fees and expenses incurred in connection with the investigation, structuring, negotiation, due diligence, and financial, operating, legal and other analysis with respect to the Transactions); provided, that any such amounts paid by the Company pursuant to this Section 9.6(b) shall be deducted from any Termination Fee that may subsequently become payable pursuant to Section 9.6(a) above.
(c) In the event that this Agreement is terminated by Buyer pursuant to Section 9.5(c), then the Company shall pay to Buyer the Termination Fee within two (2) Business Days of such termination.
(d) In the event that this Agreement is terminated by the Company pursuant to Section 9.5(b), then the Company shall pay to Buyer the Termination Fee prior to or concurrently with such termination.
(e) Notwithstanding the foregoing, in no event shall the Company be required to pay the fee referred to in this Section 9.6(a) on more than one occasion. Notwithstanding anything to the contrary in this Agreement, the parties agree that the payment of the Termination Fee shall be the sole and exclusive remedy available to Buyer and Merger Sub with respect to this Agreement and the Transactions in the event any such payment becomes due and payable and is paid, and, upon payment of the Termination Fee, the Company (and the Company’s Affiliates and its and their respective Representatives) shall have no further liability to Buyer and Merger Sub under this Agreement; provided, however, that the Company shall not be relieved or released from any liabilities or damages arising out of its willful and material breach of Section 7.1, Section 7.2 or Section 8.3; provided, further, that the aggregate amount of damages determined by a court to be payable by the Company pursuant to the foregoing proviso shall be reduced by the amount of any Termination Fee paid to Buyer pursuant to this Section 9.6.
(f) The parties acknowledge that the agreements contained in this Section 9.6 are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty, and that, without these agreements, the parties would not have entered into this Agreement. Any amount that becomes payable pursuant to Section 9.6 shall be paid by wire transfer of immediately available funds to an account designated by Buyer in writing and shall be reduced by any amounts required to be deducted or withheld therefrom under applicable Legal Requirement in respect of Taxes.
ARTICLE 10.
CONDITIONS PRECEDENT, WAIVER, AND TERMINATION PROVISIONS
OF MERGER TRANSACTION
Section 10.1 Conditions Precedent to Performance of the Parties.   The obligations of the parties to consummate the Merger Transaction are subject to fulfillment, at or prior to the Second Stage Closing, of each of the following conditions:
(a) First Stage Closing:   The First Stage Closing shall have occurred, and the conditions in respect thereof shall have been satisfied on or prior to the First Stage Closing;

(b) Regulatory Requirements:   Any applicable waiting period (and any extension thereof) under the HSR Act will have expired or terminated early; and
(c) No Order:   No Governmental Authority will have enacted, issued, enforced or entered into any statute, rule, regulation, injunction or other order that is in effect and has the effect of making the Merger Transaction illegal or otherwise restraining or prohibiting its consummation.
Section 10.2 Conditions Precedent to Performance of the Company.   The obligations of the Company to consummate the Merger Transaction will be subject to the fulfillment or written waiver, at or prior to the Second Stage Closing, of the following conditions:
(a) Agreements and Covenants:   The agreements and covenants contained in this Agreement and the Ancillary Agreements to be complied with by Buyer after the First Stage Closing and on or before the Second Stage Closing will have been complied with in all material respects; and
(b) Accuracy of Representations and Warranties:   The representations and warranties of Buyer contained in Article 6 shall be true and correct in all material respects as of the Second Stage Closing Date with the same effect as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date).
Section 10.3 Conditions Precedent to Performance of Buyer.   The obligations of Buyer to consummate the Merger Transaction will be subject to the fulfillment or written waiver, at or prior to the Second Stage Closing, of the following conditions:
(a) Approvals:   The Company shall have obtained from the FDA or DEA, as the case may be, the following approvals (and each of such approvals shall continue to be in effect through the Merger Effective Time):
(i) Final FDA approval of the Product on or before December 1, 2020, if as of such date there are no pending queries from the FDA with respect to such Product approval, but if there are such pending queries from the FDA as of such date, then such FDA approval shall have been obtained on or before April 30, 2021;
(ii) Labelling for the Product containing an indication as moderate to moderately severe (post-operative) pain, not restricted to any specific type of surgery; and
(iii) Classification of the Product by the U.S. Drug Enforcement Agency (“DEA”) as a Schedule IV Drug under applicable Legal Requirements; and
(b) There is no Risk Evaluation and Mitigation Strategy from the FDA or similar restrictions (including a restriction that requires a health care provider to use acetaminophen or an intravenously delivered nonsteroidal anti-inflammatory drug or liposomal anesthetics prior to the administration of the Product) applicable to the Product.
(c) Conversion of Class A Preferred Shares:   All issued and outstanding Class A Preferred Shares shall have been converted into Common Shares pursuant to terms of the Class A Preferred Shares;
(d) Agreements and Covenants:   The agreements and covenants contained in this Agreement and the Ancillary Agreements (other than those to be performed by Buyer) to be complied with after the First Stage Closing and on or before the Second Stage Closing will have been complied with in all material respects;
(e) Accuracy of Representations and Warranties:   (x) the representations and warranties of the Company contained in Sections 5.1, 5.2, 5.3, 5.19 and 5.20 shall be true and correct in all respects as of the Signing Date and as of the Second Stage Closing Date with the same effect as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), (y) the representations and warranties of the Company contained in Sections 5.14 and 5.17 shall be true and correct (disregarding all qualifications and exceptions contained therein relating to materiality, Material Adverse Effect, or any similar standard or qualification) in all material respects as of the Signing Date and as of the Second Stage Closing Date with the same effect as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), and

(z) the representations and warranties of the Company in Sections 5.4 through 5.13, 5.15, 5.16, 5.18 and Sections 5.21 and 5.22 shall be true and correct (disregarding all qualifications and exceptions contained therein relating to materiality, Material Adverse Effect, or any similar standard or qualification) as of the Signing Date and as of the Second Stage Closing Date with the same effect as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except in the case of the foregoing clause (z) where the failure of such representations and warranties to be so true and correct has not had, or is not reasonably likely to have, a Material Adverse Effect;
(f) Material Adverse Effect:   No Material Adverse Effect shall have occurred through and including the Second Stage Closing Date;
(g) Contingent Value Rights Agreement:   The Contingent Value Rights Agreement shall have been fully executed by the parties thereto and delivered to Buyer;
(h) The Ancillary Agreements containing rights or obligations surviving the Second Stage Closing shall be in full force and effect;
(i) The Revogenex License shall be in full force and effect, and there shall not have occurred any event that, with or without notice or lapse of time or both, would permit Revogenex Ireland Limited (or any successor, Affiliate, assignee or transferee thereof) to terminate the Revogenex License or any rights of the Company thereunder;
(j) The Manufacturing Agreement shall be in full force and effect, and there shall not have occurred any event that, with or without notice or lapse of time or both, would permit Polpharma (or any successor, Affiliate, assignee or transferee thereof) to terminate the Manufacturing Agreement or any rights of the Company thereunder;
(k) The Company shall have delivered to Buyer evidence of the director resignations referred to in Section 3.5;
(l) The Founders Agreement and MSA shall have terminated pursuant to the terms of the Waiver Agreement;
(m) Each Company Warrant shall have been (i) exercised and converted into Common Shares and cancelled without Liability to the Company in accordance with Section 4.7(d) or (ii) amended in accordance with Section 4.7(d) and such amendment shall be in full force and effect; and
(n) The release, in the form attached as Exhibit P hereto (the “General Release”), was duly executed by Fortress and the Company and delivered to Buyer.
Section 10.4 Waiver; Determination of Satisfaction of Conditions.   The Company may waive all or any of the conditions set forth in Section 10.2 and Buyer may waive all or any of the conditions set forth in Section 10.3, but neither Buyer nor the Company may waive the conditions set forth in Section 10.1.
Section 10.5 Termination Prior to the Second Stage Closing.
(a) This Agreement may be terminated at any time prior to the Second Stage Closing:
(1) by either the Company or Buyer if the Second Stage Closing has not occurred by 10 Business Days after the conditions in Sections 10.1, 10.2 and 10.3 have been met (provided, that the right to terminate this Agreement pursuant to this Section 10.5(a)(1) shall not be available to the party seeking to terminate this Agreement if such party’s breach of this Agreement has materially contributed to the failure of the Second Stage Closing to occur);
(2) by Buyer if the Second Stage Closing has not occurred by April 30, 2021 (provided, that the right to terminate this Agreement under this Section 10.5(a)(2) shall not be available to Buyer if Buyer’s breach of this Agreement has materially contributed to the failure of the Second Stage Closing to occur by April 30, 2021);

(3) by the Company if the Second Stage Closing has not occurred by October 31, 2021 (provided, that the right to terminate this Agreement under this Section 10.5(a)(3) shall not be available to the Company if the Company’s breach of this Agreement has materially contributed to the failure of the Second Stage Closing to occur by October 31, 2021);
(4) by either the Company or Buyer in the event that any Governmental Authority has enacted, issued, enforced or entered into any statute, rule, regulation, injunction or other order, restraining, enjoining or otherwise prohibiting the Merger Transaction that will have become final and non-appealable;
(5) by the mutual written consent of the Company and Buyer;
(6) provided that Buyer is not then in breach in any material respect of any of its obligations under this Agreement, if  (A) there is any continuing inaccuracy in the representations and warranties of any other party set forth in this Agreement, or (B) any other party is then failing to perform any of its covenants or other agreements set forth in this Agreement; or
(7) by either Buyer or the Company, if an Event of Insolvency occurs with respect to the other party.
(b) In the event that this Agreement is terminated pursuant to Section 10.5(a) but the conditions set forth in Sections 10.1(a) and 10.1(c) were satisfied at the time of such termination, then upon written notice from Buyer to the Company, the Company shall negotiate with Buyer in good faith, on an exclusive basis and for a period of up to 21 days from receipt of such notice, the entry into an alternative Takeover Proposal or similar transaction, provided that in no event shall such 21-day period extend beyond October 31, 2021.
(c) In the event of termination of this Agreement under Section 10.5(a) by written notice to the other party, this Agreement will become void and there will be no liability on the part of either party to this Agreement except (i) that Sections 2.1, 4.2(i), 8.7(c) (the proviso thereto), 10.5(b), 11 and 12 will survive any termination of this Agreement and (ii) to the extent that such termination results from the willful and material breach by a party of any of its representations and warranties contained in this Agreement, or from the breach by a party of any of its covenants or agreements set forth in this Agreement.
ARTICLE 11.
R&WI
Section 11.1 R&WI.   From the Signing Date until the Second Stage Closing, the Company shall cooperate with Buyer’s efforts to obtain representations and warranties insurance coverage, for the period between the First Stage Closing and the Second Stage Closing, for the benefit of Buyer that would reimburse Buyer, its Affiliates and Representatives (collectively, the “Buyer Indemnified Parties”) for any claims, damages, judgments, awards, costs, expenses, losses, liabilities, costs and expenses, interest and penalties, diminution in value and lost profits (including any reasonable legal, accounting or other expenses for investigating, initiating or defending any actions or threatened actions) (collectively, the “Losses”) asserted against, imposed upon or sustained or incurred as a result of, arising out of or in connection with any breach or inaccuracy of any representation or warranty of the Company contained herein or in any Ancillary Agreement (provided, that for purposes of determining if there is any such breach or inaccuracy and for purposes of calculating any Losses arising from such breach or inaccuracy, such representations and warranties shall be read as if they were not qualified by any concept of  “material”, “materiality” or “Material Adverse Effect” or a similar qualification). The Company shall promptly pay for any fees, costs, expenses, premiums or other amounts associated with obtaining such insurance coverage, or promptly reimburse Buyer therefor, in an amount up to $500,000 (collectively, but not to exceed $500,000, the “R&WI Expense”). “Losses” shall include the Buyer Indemnified Parties’ costs and expenses (including reasonable legal fees and expenses) incurred in connection with the enforcement of the Indemnification Agreement and Section 4.2(i).
Section 11.2 Survival.
(a) Subject to the limitations and other provisions of this Agreement and the Indemnification Agreement, all representations and warranties of the Company shall survive the First Stage Closing and shall remain in full force and effect (and not be affected by any investigation conducted by any Buyer Indemnified Parties or any information or knowledge any such Person may have or receive) until the earlier of  (i) the Second Stage Closing Date and (ii) termination of this Agreement pursuant to Section 10.5 (it being agreed that any claim with respect to which Fortress has been given an Indemnification Notice at or prior to the Second Stage Closing shall survive the Second Stage Closing or any termination of this Agreement pursuant to Section 10.5). The covenants and agreements of the parties shall survive the First Stage Closing and Second Stage Closing, as applicable, in accordance with their respective terms.
(b) Notwithstanding anything to the contrary, no Buyer Indemnified Party shall have any obligation to pursue the Company for any Losses relating to any breach or inaccuracy of any representation or warranty of the Company contained herein or in any Ancillary Agreement.
ARTICLE 12.
MISCELLANEOUS
Section 12.1 Entire Agreement.   This Agreement and the Ancillary Agreements, together with the Schedules and all other documents referred to herein, constitute the entire agreement between the parties with respect to the subject matter of this Agreement and the Ancillary Agreements and supersede any and all prior agreements, negotiations, correspondence, undertakings, understandings and communications of the parties with respect to the subject matter of this Agreement and the Ancillary Agreements, with the exception of the mutual confidentiality agreement between the Company and Cipla Limited, dated June 1, 2018 (the “Confidentiality Agreement”), to which Section 12.8 applies. Nothing contained in this Agreement shall be deemed or construed as creating a joint venture or partnership between any of the parties hereto.
Section 12.2 Transaction Costs.   Except as otherwise provided herein, the parties to this Agreement will pay their own costs and expenses (including legal, accounting and other fees) relating to this Agreement.
Section 12.3 Modifications.   Any amendment or modification to this Agreement, including this undertaking itself, shall only be valid if effected by an instrument or instruments in writing and shall be effective against each of the parties hereto that has signed such instrument or instruments; provided that, notwithstanding the foregoing, Buyer and Merger Sub may amend or modify (1) the Surviving Corporation Certificate of Incorporation to increase or decrease the authorized capital stock of the Surviving Corporation set forth therein and (2) Section 4.1(d) with respect to the number of shares of common stock of the Surviving Corporation into which each share of Merger Sub shall convert, in each case, by notice from Buyer to the Company and without the Company’s consent. The parties agree that they jointly negotiated and prepared this Agreement and the Ancillary Agreements and that neither this Agreement nor any Ancillary Agreement will be construed against any party on the grounds that such party prepared or drafted the same.
Section 12.4 Notices. Notices will be deemed to have been received (a) upon receipt of a registered letter, (b) three Business Days following proper deposit with an internationally recognized express overnight delivery service, or (c) in the case of transmission by email, as of the date so transmitted (or if so transmitted after normal business hours at the place of the recipient, on the Business Day following such transmission):
If to the Company:
Avenue Therapeutics, Inc.
2 Gansevoort Street, 9th Floor
New York, NY 10014
Attn: Dr. Lucy Lu, M.D.
Email: llu@avenuetx.com

With a copy (which shall not constitute notice) to:
Alston & Bird LLP
90 Park Avenue, 12th Floor
New York, NY 10016
Attn: Mark F. McElreath
Email: mark.mcelreath@alston.com
If to Buyer:
InvaGen Pharmaceuticals Inc.
Site B, 7 Oser Ave.
Hauppauge, NY 11788
c/o
A.S. Kumar, Esq.
Global General Counsel
Cipla Ltd.
Cipla House, Peninsula Business Park,
Ganapatrao Kadam Marg, Lower Parel West,
Mumbai, Maharashtra 400013, India
Email: as.kumar@cipla.com and cosecretary@cipla.com
With a copy (which shall not constitute notice) to:
InvaGen Pharmaceuticals Inc.
Site B, 7 Oser Ave.
Hauppauge, NY 11788
c/o
Nishant Saxena
Global Chief Strategy Officer
Cipla Ltd.
Cipla House, Peninsula Business Park,
Ganapatrao Kadam Marg, Lower Parel West,
Mumbai, Maharashtra 400013, India
Email: nishant.saxena@cipla.com
With a copy (which shall not constitute notice) to:
Hughes Hubbard & Reed LLP
One Battery Park Plaza
New York, NY 10004-1482
Attn: Kenneth A. Lefkowitz
Email: ken.lefkowitz@hugheshubbard.com
or to such other address as may be hereafter communicated in writing by the parties in a notice given in accordance with this Section 12.4.
Section 12.5 Public Announcements.   Except as required by Legal Requirements or by the requirements of any stock exchange on which the securities of a party hereto or any of its Affiliates are listed, no party to this Agreement will make, or cause to be made, any press release or public announcement in respect of this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby or otherwise communicate with any news media with respect to the foregoing without prior notification to the other parties, and the parties to this Agreement will consult with each other and cooperate as to the form, timing and contents of any such press release, public announcement or disclosure. Notwithstanding the foregoing, the restrictions set forth in this Section 12.5 shall not apply to any release or announcement made or proposed to made in connection with and related to a Company Adverse Recommendation Change or in compliance with Section 8.3.
Section 12.6 Severability.   Each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Legal Requirements, but if any provision of this Agreement is found to be unenforceable or invalid under applicable Legal Requirements, such provision will be ineffective only to the extent of such unenforceability or invalidity, and the parties will negotiate in good faith to modify this Agreement so that the unenforceable or invalid provision is replaced by such valid and enforceable provision which the parties consider, in good faith, to match as closely as possible the invalid or unenforceable provision and to achieve the same or a similar economic effect and to give effect to the parties’ original intent. The remaining provisions of this Agreement will continue to be binding and in full force and effect.
Section 12.7 Assignment.   No party hereto may assign, in whole or in part, or delegate all or any part of its rights, interests or obligations under this Agreement without the prior written consent of the other party. Any assignment or delegation made without such consent will be void. Notwithstanding the foregoing, Buyer shall be entitled to (a) assign its rights under this Agreement to any one of its Affiliates and (b) assign any or all of its rights and obligations under this Agreement (in whole or in part) as collateral security in a financing transaction; provided that no such assignment shall release Buyer from its obligations under this Agreement.
Section 12.8 Confidentiality Agreement.   The terms of the Confidentiality Agreement are hereby incorporated herein by reference and will continue in full force and effect until expiration or termination in accordance with the terms therein.
Section 12.9 Governing Law.   This Agreement, any claims or causes of action pursuant to it, and the Merger will be governed by and construed in accordance with the laws of the State of Delaware, without regard for its principles of conflict of laws.
Section 12.10 Specific Performance.   Each party acknowledges and agrees that the other party would be irreparably damaged if the provisions of this Agreement are not performed in accordance with their terms and that any breach of this Agreement and the non-consummation of the transactions contemplated hereby by either party could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any remedy to which such other party may be entitled under Section 12.11, provisional measures and injunctive relief necessary to protect the possibility of each party to seek specific performance from the other from the tribunal referred to in Section 12.11 can be sought from any court of competent jurisdiction. Each of the parties hereto (i) agrees that it shall not oppose the granting of any such relief and (ii) hereby irrevocably waives any requirement for the security or posting of any bond in connection with any such relief  (it is understood that clause (i) of this sentence is not intended to, and shall not, preclude any party hereto from litigating on the merits the substantive claim to which such remedy relates).
Section 12.11 Submission to Jurisdiction.   Each of the parties hereto irrevocably agrees that any Proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any other party hereto or its successors or assigns, shall be brought and determined exclusively in the Court of Chancery of the State of Delaware, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the federal courts sitting in the State of Delaware. Each of the parties hereto agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 12.4 or in such other manner as may be permitted by applicable Legal Requirements, will be valid and sufficient service thereof. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim, or otherwise, in any action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder: (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 12.11; (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); and (c) to the fullest extent permitted by the applicable Legal Requirements, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper, or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.
Section 12.12 Waiver of Jury Trial.   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION; (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.12.
Section 12.13 Waiver.   Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition, and no waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty, covenant or agreement hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, and no waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.
Section 12.14 Counterparts; Facsimile Signature.   This Agreement may be executed in one (1) or more counterparts, by original or facsimile (or other such electronically transmitted) signature, each of which will be deemed an original, but all of which will constitute one and the same instrument. Any party executing this Agreement by facsimile (or other such electronically transmitted) signature shall, upon request from another party hereto, promptly deliver to the requesting party an original counterpart of such signature.
Section 12.15 Rights Cumulative.   All rights and remedies of each of the parties under this Agreement will be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this Agreement or applicable Legal Requirements. After the Merger Effective Time, the Company shall have the sole right to pursue damages or other remedies on behalf of the holders of Common Shares at the Merger Effective Time.
Section 12.16 Interpretation.   (a) The words “hereof”, “herein”, and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (b) the words “date hereof”, when used in this Agreement, shall refer to the date set forth in the Preamble; (c) the terms defined in the singular have a comparable meaning when used in the plural, and vice versa; (d) the terms defined in the present tense have a comparable meaning when used in the past tense, and vice versa; (e) any references herein to a specific Section or Article shall refer, respectively, to Sections or Articles of this Agreement; (f) wherever the word “include”, “includes”, or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; (g) references herein to any gender include each other gender; (h) the word “or” shall not be exclusive; (i) the headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof; (j) any references herein to any Governmental Authority shall be deemed to also be a reference to any successor Governmental Authority thereto; and (k) the parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.
[Remainder of the page intentionally left blank]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.
COMPANY:
Avenue Therapeutics, Inc.
By:
/s/ Lucy Lu

Name: Lucy Lu
Title: CEO
BUYER:
InvaGen Pharmaceuticals Inc.
By:
/s/ Deepak Agarwal

Name: Deepak Agarwal
Title: CFO
MERGER SUB:
Madison Pharmaceuticals Inc.
By:
/s/ Biplab Mazumdar

Name: Biplab Mazumdar
Title: Secretary
[Signature Page to Stock Purchase and Merger Agreement]

EXHIBIT A
STOCKHOLDERS AGREEMENT
[Exhibit A to Stock Purchase and Merger Agreement]

EXECUTION COPY
STOCKHOLDERS AGREEMENT
THIS STOCKHOLDERS AGREEMENT (as may be amended or modified from time to time, this “Agreement”) is made and entered into as of November 12, 2018, by and among InvaGen Pharmaceuticals Inc., a New York Corporation (“Buyer”), Avenue Therapeutics, Inc., a Delaware corporation (the “Company”), and the stockholders of the Company listed on Schedule A hereto (the “Stockholders” and each individually a “Stockholder”).
RECITALS
WHEREAS, Buyer, the Company and Madison Pharmaceuticals Inc. have entered into that certain Stock Purchase and Merger Agreement, dated as of the date of this Agreement (the “SPMA”);
WHEREAS, the parties have agreed that Buyer would receive certain rights, including with respect to the appointment of directors to the board of directors of the Company (the “Board of Directors”), as set forth herein;
NOW, THEREFORE, in consideration of the foregoing and the respective representations and warranties, covenants and agreements set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, effective as of the First Stage Closing (as defined in the SPMA) (the “Effective Date”) the parties hereto agree as follows:
1. Definitions.   Capitalized terms used but not defined in this Agreement shall have the respective meanings ascribed to them in the SPMA.
For purposes of this Agreement:
“Transfer” means to, directly or indirectly, offer, sell, transfer, assign, pledge, lend, grant as a gift, encumber, hypothecate or otherwise dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, loan, gift, encumbrance, hypothecation or other disposition. A Transfer shall include any transaction that, in whole or in part, transfers any economic consequences of ownership.
2. Board of Directors; Working Committee; Access; Notices.
(a) At the First Stage Closing, and thereafter, at any time that Buyer Beneficially Owns at least 75% of the Common Shares acquired by Buyer at the time of the First Stage Closing, Buyer shall have the right to nominate three members to the Board of Directors pursuant to this Section 2 (the “Buyer Directors”), initially at the First Stage Closing, and thereafter at every annual meeting of the stockholders of the Company in which directors are generally elected, including at every adjournment or postponement thereof, and on any action by written consent of the stockholders of the Company relating to the election of directors generally. At least one of the Buyer Directors shall be “Independent” as determined by the Board of Directors (the “Independent Buyer Director”) pursuant to Rule 5605 of The Nasdaq Stock Market (“Nasdaq”) and the rules and regulations of the SEC.
(b) The following procedures shall be followed with respect to the nomination of Buyer Directors pursuant to Section 2(a):
(i) For purposes of whether Buyer has a right to nominate a Buyer Director pursuant to Section 2(a), the Beneficial Ownership of the Common Shares will be initially measured as of the First Stage Closing and thereafter as of the record date for such annual meeting or written consent.
(ii) At least 20 days prior to the First Stage Closing, Buyer shall provide the Company with the identity of the initial Buyer Directors to be appointed to the Board of Directors as of the First Stage Closing (provided that Buyer may substitute such appointees by notice to the Company at least 20 days prior to the First Stage Closing). Following the initial appointment of Buyer Directors, each year, the Company will notify Buyer when it intends to hold its next Company’s annual meeting of stockholders at least 120 days prior to such meeting. With respect to Buyer’s nominees (other than the initial Buyer Directors), at least 90 days prior to the Company’s annual meeting of stockholders, Buyer shall provide the Company with the Buyer’s nominees for the Buyer Directors, along with any other information reasonably requested by the Independent Directors to evaluate the suitability of such candidates for directorship. With respect to any Buyer nominee, Buyer shall use its commercially reasonable efforts to ensure that any such nominee satisfies all Nasdaq and SEC criteria and guidelines for director nominees of the Company other than relevant independence criteria with respect to the Buyer Directors (except the Independent Buyer Director).
(iii) Within 10 days (or 5 days for the initial Buyer Directors) of receiving the Buyer’s nominees for the Buyer Directors in accordance with Section 2(b)(ii), the independent directors of the Company pursuant to Rule 5605 of Nasdaq and the rules and regulations of the SEC (“Independent Directors”) shall make a good faith and reasonable determination as to the suitability of the Buyer’s nominees for Buyer Directors and shall notify Buyer of its determination, it being understood and agreed that the Independent Directors shall not object to a Buyer Director nomination except for the reasons specified in the last sentence of this Section 2(b)(iii) or if the Board of Directors determined that the person proposed by Buyer to be the Independent Buyer Director is not “Independent” pursuant to Rule 5605 of Nasdaq and the rules and regulations of the SEC (such determination by the Board of Directors shall be included in the Independent Directors’ notice to Buyer pursuant to this sentence). If the Independent Directors do not notify Buyer of their determination within the 10 day (or 5 day, if applicable) period specified in the immediately preceding sentence, then Buyer’s nominees shall be deemed to be approved for purposes of Section 2(b)(iv) below. Subject to compliance with the terms of this Agreement, if Buyer and the Independent Directors do not agree on the nominee(s) within 30 days (or 15 days for the initial Buyer Directors) after the Independent Directors raise an objection to a Buyer Director nomination as specified in this Section 2(b)(iii) above, the Buyer Director(s) shall not be nominated by the Company at such annual meeting. The Independent Directors may disqualify a nominee for the following: (i) commission of acts of misrepresentation, fraud, or dishonesty, (ii) commission of or pleading nolo contendere or guilty to, a crime involving fraud, any regulatory violation, dishonesty or any felony, (iii) the entry of an order of the SEC or other regulatory or self-regulatory body against the nominee; or (iv) if the nominee is considered to be a “Bad Actor” as defined in Rule 506 under the Securities Act.
(iv) If the Independent Directors or any authorized committee thereof approves of Buyer’s nominees for Buyer Directors, the Board of Directors shall (1) in the case of the initial Buyer Directors, appoint the Buyer Directors as members of the Board of Directors effective as of the First Stage Closing to serve until the Company’s next annual meeting of stockholders at which directors will be generally elected, (2) in the case of subsequent Buyer Directors, nominate such nominees to be elected as directors and recommend that the stockholders vote to elect such nominees at the next annual meeting of stockholders at which directors will be generally elected and (3) in the case of Buyer Directors designated by Buyer pursuant to Section 2(b)(v) or 2(b)(vi), appoint the Buyer Directors as members of the Board of Directors promptly to serve until the Company’s next annual meeting of stockholders at which directors will be generally elected.
(v) If Buyer nominee(s) is not appointed, nominated or elected by the stockholders, then as soon as practicable after the First Stage Closing or annual meeting, as applicable, Buyer shall designate nominee(s) for such Buyer Director(s) (subject to the limitations on the Independent Directors’ ability to raise an objection as specified in clause (iii) of this Section 2(b)), which nominee(s) shall be appointed as director(s) by the Board of Directors promptly after such designation.
(vi) In the event a Buyer Director resigns from the Board of Directors (or is otherwise incapable of serving on the Board of Directors), the remaining Buyer Directors shall have the power to fill such vacancy. So long as the Buyer Director replacement satisfies the criteria in Sections 2(b)(ii) and 2(b)(iii), the Board of Directors shall vote in favor of such Buyer Director replacement.
(c) Each of the Buyer Directors will be governed by the same protections and obligations as all other directors of the Company, including, without limitation, protections and obligations regarding customary liability insurance for directors and officers, confidentiality, conflicts of interests, fiduciary duties, trading and disclosure policies, director evaluation process, director code of ethics, director share ownership guidelines, stock trading and pre-approval policies, and other governance matters. Each Buyer Director agrees that he or she shall be bound by the Company’s insider trading policy. The Company shall use commercially reasonable efforts to ensure that the Buyer Directors are covered by liability insurance for directors with coverage that is at least as favorable, in the aggregate, to such directors as the coverage provided for by insurance policies acquired by the Company for the benefit of directors of the Company as in effect as of the date of this Agreement (it being agreed that the Company shall be required to obtain such coverage to the extent that the cost therefor does not exceed, on a per director basis, more than 200% of the premium for the coverage that is in effect as of the date hereof). Fortress shall use commercially reasonable efforts to ensure that the Buyer Directors are covered by liability insurance for directors with coverage that is at least as favorable, in the aggregate, to such directors as the coverage provided for by insurance policies acquired by Fortress for the benefit of directors of the Company as in effect as of the date of this Agreement (it being agreed that Fortress shall be required to obtain such coverage to the extent that the cost therefor does not exceed, on a per director basis, more than 200% of the premium for the coverage that is in effect as of the date hereof).
(d) The Board of Directors shall have seven directors and the size of the Board of Directors may only be increased or decreased if Buyer consents.
(e) Buyer Directors shall be as close as proportionally practicable, but at least one Buyer Director shall be, represented on all committees of the Board of Directors and shall be appointed to such committees in accordance with Nasdaq and SEC rules. The chair of the Company’s audit committee shall be selected by Buyer out of the Buyer Directors; provided that such person qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K under the Securities Act.
(f) Except for the Independent Buyer Director, the Buyer Directors shall not be compensated for their service on the Board of Directors. The compensation of the Independent Buyer Director shall be equal to the compensation paid to the other Independent Directors of the Company. No member of the Board of Directors designated by or Affiliated with Fortress shall be compensated for his or her service on the Board of Directors, except to the extent such person is “Independent” as determined by the Board of Directors pursuant to Rule 5605 of Nasdaq and the rules and regulations of the SEC.
(g) At the First Stage Closing, and thereafter, at any time that Buyer Beneficially Owns at least 75% of the Common Shares acquired by Buyer at the time of the First Stage Closing, Buyer shall have the right to appoint one representative (the “Buyer Representative”) to the Working Committee (as defined in Section 11.1 of the Revogenex License) and the Company shall cooperate with Buyer to promptly cause such appointment. Buyer shall have the right to replace any person appointed by it as a Buyer Representative with another person to act in such capacity.
(h) From the termination of the SPMA pursuant to Section 10.5(a) thereof and as long as Buyer Beneficially Owns at least 75% of the Common Shares acquired by Buyer at the time of the First Stage Closing, the Company shall provide Buyer with all the rights afforded to Buyer in Section 8.2 of the SPMA as if such rights are set forth herein.
(i) In order for Buyer or its Affiliates to comply with Legal Requirements or the requirements of any stock exchange on which the securities of such a Person is listed, from the date of this Agreement until the Second Stage Closing, (i) if any action taken at a Company Board meeting (or by written consent of the Company Board) or a Company stockholders meeting (or by written consent of the Company’s stockholders) would be required to be disclosed by the Company to the SEC, the Company shall, concurrently with calling such a meeting, or immediately prior to taking such action by written consent, as applicable, notify Buyer of such proposed action, (ii) if any other action or event occurs which would be required to be disclosed by the Company to the SEC, the Company shall, within one Business Day prior to taking such action (or in case such action is not taken by the Company or in case of any other event, within one Business Day of becoming aware of such action or event) notify Buyer of such action or event and (iii) if the Company makes any disclosure to the SEC, the Company shall, concurrently with such disclosure, notify Buyer thereof, including a copy of such disclosure.

3. Tag Along Rights; Restriction on Transfer.
(a) If at any time a Stockholder or any of its Affiliates, assigns, successors, transferees or heirs (in each case, by operation of law or otherwise) (the “Selling Stockholder”) proposes to Transfer any shares of its capital stock of the Company (“Tag-along Shares”) to a third party purchaser (the “Proposed Transferee”), Buyer shall be permitted to participate in such Transfer (a “Tag-along Sale”) on the terms and conditions set forth in this Section 3.
(b) Prior to the consummation of any such Transfer of Tag-along Shares described in Section 3(a), the Selling Stockholder shall deliver to the Company and Buyer a written notice (a “Sale Notice”) of the proposed Tag-along Sale subject to this Section 3 no later than 30 Business Days prior to the closing date of the Tag-along Sale. The Sale Notice shall make reference to Buyer’s rights hereunder and shall describe in reasonable detail:
(i) the aggregate number of shares of Tag-along Shares the Proposed Transferee has offered to purchase and the maximum number of shares of Tag-along Shares that Buyer shall have the right to sell in the Tag-along Sale pursuant to this Section 3;
(ii) the identity of the Proposed Transferee;
(iii) the proposed date, time and location of the closing of the Tag-along Sale;
(iv) the per share purchase price and the other material terms and conditions of the Transfer, including a description of any non-cash consideration in sufficient detail to permit the valuation thereof; and
(v) a copy of any form of agreement proposed to be executed in connection therewith.
(c) The Sale Notice shall include, and shall constitute, an offer for Buyer to sell the shares described therein in accordance with this Section 3 to the Proposed Transferee. Buyer shall have the right to participate in a Transfer of Tag-along Shares by the Selling Stockholder subject to this Section 3 by delivering to the Selling Stockholder a written notice (a “Tag-along Notice”) stating its election to do so and specifying the number of shares of capital stock of the Company to be transferred by Buyer no later than 10 Business Days after receipt of the Sale Notice (the “Tag-along Period”). The offer to Buyer set forth in a Sale Notice shall be irrevocable, and, to the extent such offer is accepted in a Tag-along Notice, Buyer shall be bound and obligated to Transfer in the Tag-along Sale on the terms and conditions set forth in this Section 3. If Buyer delivers a Tag-along Notice in compliance with this Section 3(c) within the Tag-along Period, Buyer shall have the right to Transfer to the Proposed Transferee up to the number of shares of capital stock of the Company equal to the product of  (x) Buyer’s Percentage Interest (as defined below) and (y) the aggregate number of shares of capital stock of the Company the Proposed Transferee proposes to buy as stated in the Sale Notice. For purposes of this Section 3, Buyer’s “Percentage Interest” means a fraction the numerator of which is equal to the number of shares of capital stock of the Company, on an as-converted basis, then held by Buyer and the denominator of which is equal to the number of shares of capital stock of the Company, on an as-converted basis, then held by the Selling Stockholder and Buyer in the aggregate.
(d) If Buyer participates in a Transfer pursuant to this Section 3, Buyer shall receive the same consideration per share as the Selling Stockholder (regardless of class or type of capital stock of the Company being sold in such Transfer by either Buyer or the Selling Stockholder). The Selling Stockholder and Buyer shall each be solely responsible for their expenses incurred with regard to their participation in a Tag-along Sale.
(e) Buyer shall make or provide representations, warranties, covenants, indemnities and agreements that are not less favorable to Buyer than those made or provided by the Selling Stockholder in connection with the Tag-along Sale (except that in the case of representations, warranties, covenants, indemnities and agreements pertaining specifically to the Selling Stockholder, Buyer shall make the comparable representations, warranties, covenants, indemnities and agreements pertaining specifically to itself); provided, that any indemnification obligation of Buyer in respect of breaches of representations and warranties shall be pro rata based on the consideration received by Buyer and shall be in an amount not to exceed the aggregate proceeds received by Buyer (net of taxes) in connection with any Tag-along Sale; provided, further, that Buyer shall only be required to make representations, warranties, covenants, indemnities and agreements pertaining specifically to itself and its ownership of the shares of capital stock of the Company sold by it in the Tag-along Sale; provided, further, that Buyer shall not be required to make or provide any covenants or agreements to (i) assume any nonmonetary obligations in connection with the consummation of any sale in accordance with this Section 3 or (ii) agree to any non-compete provisions, non-solicit provisions, confidentiality provisions, exclusivity provisions or other similar restrictions.
(f) Buyer shall take all actions as may be reasonably necessary to consummate the Tag-along Sale, including entering into agreements and delivering certificates and instruments, consistent with the agreements being entered into and the certificates being delivered by the Selling Stockholder; provided that any such agreements, certificates and instruments contain substantially the same terms and conditions as those executed by the Selling Stockholder as applied in a nondiscriminatory manner based on Buyer’s Percentage Interest.
(g) If Buyer does not deliver a Tag-along Notice in compliance with Section 3(c) above within the Tag-along Period, the Selling Stockholder shall have 90 days following the expiration of the Tag-along Period in which to Transfer the Tag-along Shares described in the Sale Notice, at a per share price that is no greater than the per share price set forth in the Sale Notice and on other terms and conditions which are not more favorable to the Selling Stockholder than those set forth in the Sale Notice. If at the end of such 90 day period, the Selling Stockholder has not completed such Transfer, the Selling Stockholder may not then effect a Transfer of Tag-along Shares subject to this Section 3 without again fully complying with the provisions of this Section 3.
(h) Without limiting the provisions of this Section 3, the Stockholders hereby agree that they and their Affiliates shall not Transfer any capital stock of the Company to a competitor of Buyer or its Affiliates.
4. Governance Rights.
(a) Effective as of the termination of the SPMA pursuant to Section 10.5(a) thereof and until such time that Buyer Beneficially Owns less than 75% of the Common Shares acquired by Buyer at the time of the First Stage Closing, none of the actions set forth in this Section 4 below shall be taken by, or on behalf of, directly or indirectly, the Company (or any Subsidiary thereof) without the prior written consent of Buyer (in Buyer’s sole discretion):
(i) approval of or changes to the Company’s directors’ compensation;
(ii) any agreement or transaction that would adversely treat the holders of Common Shares as compared to the holders of Class A Preferred Shares;
(iii) increase in the authorized shares of capital stock of the Company;
(iv) issuance of any shares of capital stock of the Company or any securities convertible into, or other rights to acquire, shares of capital stock of the Company (including options, warrants or bonds), except for issuances to officers of the Company for services performed, or to be performed, by such officers for the Company pursuant to Contracts or option plans entered into in the ordinary course of business and provided that such issuances, in the aggregate with all such issuances since the date of the termination of the SPMA pursuant to Section 10.5(a) thereof, shall not exceed 5% of the issued and outstanding capital stock of the Company as of the date of the termination of the SPMA pursuant to Section 10.5(a) thereof  (it being agreed that any issuances pursuant to Section 8.7(c) of the SPMA, to the extent not forfeited, shall count towards this 5% limitation);
(v) (A) the liquidation, termination, winding-up or dissolution of the Company or (B) causing any voluntary case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction with respect to the Company;
(vi) approval of amendments to the certificate of incorporation or bylaws of the Company;

(vii) increase or decrease in the size of the Board of Directors;
(viii) removal of the Common Shares from being listed on Nasdaq;
(ix) any Transfer or license of any Company Asset for less than fair market value, as determined by a recognized independent valuation firm agreed upon by the Company and Buyer; or
(x) the Company’s entry into any transaction or agreement with any Affiliate of the Company (including Fortress or its Affiliates).
5. Representations and Warranties.
Each of the Stockholders represents and warrants as follows:
(a) With respect to any of the Stockholders that is a legal entity: (i) it is a legal entity duly incorporated or organized, as applicable, validly existing and in good standing under the laws of its place of incorporation or organization, (ii) it is duly licensed and qualified to conduct its business in each jurisdiction where the nature of the properties owned, leased or operated by it and the business transacted by it requires such licensing or qualification, except where any such failures to be so qualified or licensed have not had, or are not reasonably likely to have, a material adverse effect on the ability of the Stockholder to perform its obligations under or to consummate the transactions contemplated by this Agreement, and (iii) it holds all necessary corporate power and authority to own, license and operate its assets and properties, to conduct its business, to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.
(b) The execution and delivery of this Agreement by the Stockholder and the performance by the Stockholder of its obligations hereunder have been duly authorized by all requisite action on the part of the Stockholder, and no other actions or proceedings on the part of the Stockholder are necessary to authorize the execution and delivery of this Agreement.
(c) This Agreement has been duly executed and delivered by the Stockholder and constitutes the valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms.
(d) The execution or delivery by the Stockholder of this Agreement or the performance by the Stockholder of its obligations under this Agreement will not (i) result in any breach of any provision of the Stockholder’s certificate of incorporation or bylaws (if applicable), (ii) result in any breach of, require (with or without notice or lapse of time or both) any payment, consent or notice or constitute a default (or give rise to any right of purchase, termination, amendment, acceleration or cancellation) under any Contract or order or judgment to which the Stockholder is a party or by which it or its assets are bound, (iii) result in the creation of an Encumbrance, or (iv) violate any applicable Legal Requirement, other than, in the case of clauses (ii) through (iv), such breaches, defaults or violations that have not had, or are not reasonably likely to have, a material adverse effect on the ability of the Stockholder to perform its obligations under or to consummate the transactions contemplated by this Agreement.
6. Certain Transactions.
(a) If any change in the outstanding shares of capital stock of the Company shall occur, including by reason of any issuance (including upon exercise of warrants), reclassification, recapitalization, stock split (including a reverse stock split), or combination, exchange, readjustment of shares, consolidation, split, buy-back, repurchase, redemption, acquisition or similar transaction, or any stock dividend or distribution paid in stock, the calculation of Beneficial Ownership hereunder shall be equitably adjusted to proportionately reflect such change; provided, however, that this sentence shall not be construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.

7. Miscellaneous.
(a) Entire Agreement.   This Agreement, together with all other documents referred to herein, constitutes the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersedes any and all prior agreements, negotiations, correspondence, undertakings, understandings and communications of the parties hereto with respect to the subject matter of this Agreement. Nothing contained in this Agreement shall be deemed or construed as creating a joint venture or partnership between any of the parties hereto.
(b) Transaction Costs.   Except as otherwise provided herein, the parties to this Agreement will pay their own costs and expenses (including legal, accounting and other fees) relating to this Agreement.
(c) Modifications.   Any amendment or modification to this Agreement, including this undertaking itself, shall only be valid if effected by an instrument or instruments in writing and shall be effective against each of the parties hereto that has signed such instrument or instruments. The parties agree that they jointly negotiated and prepared this Agreement and that this Agreement will not be construed against any party on the grounds that such party prepared or drafted the same.
(d) Notices.   Notices will be deemed to have been received (a) upon receipt of a registered letter, (b) three Business Days following proper deposit with an internationally recognized express overnight delivery service, or (c) in the case of transmission by email, as of the date so transmitted (or if so transmitted after normal business hours at the place of the recipient, on the Business Day following such transmission):
If to the Company:
Avenue Therapeutics, Inc.
2 Gansevoort Street, 9th Floor
New York, NY 10014
Attn: Dr. Lucy Lu, M.D.
Email: llu@avenuetx.com
With a copy (which shall not constitute notice) to:
Alston & Bird LLP
90 Park Avenue, 12th Floor
New York, NY 10016
Attn: Mark F. McElreath
Email: mark.mcelreath@alston.com
If to Buyer:
InvaGen Pharmaceuticals Inc.
Site B, 7 Oser Ave.
Hauppauge, NY 11788
c/o
A.S. Kumar, Esq.
Global General Counsel
Cipla Ltd.
Cipla House, Peninsula Business Park,
Ganapatrao Kadam Marg, Lower Parel West,
Mumbai, Maharashtra 400013, India
Email: as.kumar@cipla.com and cosecretary@cipla.com

With a copy (which shall not constitute notice) to:
InvaGen Pharmaceuticals Inc.
Site B, 7 Oser Ave.
Hauppauge, NY 11788
c/o
Nishant Saxena
Global Chief Strategy Officer
Cipla Ltd.
Cipla House, Peninsula Business Park,
Ganapatrao Kadam Marg, Lower Parel West,
Mumbai, Maharashtra 400013, India
Email: nishant.saxena@cipla.com
With a copy (which shall not constitute notice) to:
Hughes Hubbard & Reed LLP
One Battery Park Plaza
New York, NY 10004-1482
Attn: Kenneth A. Lefkowitz
Email: ken.lefkowitz@hugheshubbard.com
If to Fortress:
Fortress Biotech, Inc.
2 Gansevoort Street, 9th Floor
New York, NY 10014
Attn: Lindsay Rosenwald, M.D.
Email: lrosenwald@fortressbiotech.com
If to Dr. Lucy Lu:
Avenue Therapeutics, Inc.
2 Gansevoort Street, 9th Floor
New York, NY 10014
Attn: Dr. Lucy Lu
Email: llu@avenuetx.com
or to such other address as may be hereafter communicated in writing by the parties in a notice given in accordance with this Section 7(d), which address shall then apply to the respective notice provisions of the SPMA and all other Ancillary Agreements.
(e) Public Announcements.   Except as required by Legal Requirements or by the requirements of any stock exchange on which the securities of a party hereto or its Affiliates are listed, no party to this Agreement will make, or cause to be made, any press release or public announcement in respect of this Agreement or any Ancillary Agreement to which it is a party or the transactions contemplated hereby or thereby or otherwise communicate with any news media with respect to the foregoing without prior notification to the other parties, and the parties to this Agreement will consult with each other and cooperate as to the form, timing and contents of any such press release, public announcement or disclosure.
(f) Severability.   Each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Legal Requirements, but if any provision of this Agreement is found to be unenforceable or invalid under applicable Legal Requirements, such provision will be ineffective only to the extent of such unenforceability or invalidity, and the parties will negotiate in good faith to modify this Agreement so that the unenforceable or invalid provision is replaced by such valid and enforceable provision which the parties consider, in good faith, to match as closely as possible the invalid or unenforceable provision and to achieve the same or a similar economic effect and to give effect to the parties’ original intent. The remaining provisions of this Agreement will continue to be binding and in full force and effect.

(g) Assignment.   No party hereto may assign, in whole or in part, or delegate all or any part of its rights, interests or obligations under this Agreement without the prior written consent of the other party. Any assignment or delegation made without such consent will be void. Notwithstanding the foregoing, Buyer shall be entitled to (a) assign its rights under this Agreement to any one of its Affiliates, and (b) assign any or all of its rights and obligations under this Agreement (in whole or in part) as collateral security in a financing transaction.
(h) Confidentiality Agreement.   The terms of the Confidentiality Agreement are hereby incorporated herein by reference and will continue in full force and effect until expiration or termination in accordance with the terms therein.
(i) Governing Law.   This Agreement and any claims or causes of action pursuant to it will be governed by and construed in accordance with the laws of the State of Delaware, without regard for its principles of conflict of laws.
(j) Specific Performance.   Each party acknowledges and agrees that the other party would be irreparably damaged if the provisions of this Agreement are not performed in accordance with their terms and that any breach of this Agreement and the non-consummation of the transactions contemplated hereby by either party could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any remedy to which such other party may be entitled under Section 7(k), provisional measures and injunctive relief necessary to protect the possibility of each party to seek specific performance from the other from the tribunal referred to in Section 7(k) can be sought from any court of competent jurisdiction. Each of the parties hereto (i) agrees that it shall not oppose the granting of any such relief and (ii) hereby irrevocably waives any requirement for the security or posting of any bond in connection with any such relief  (it is understood that clause (i) of this sentence is not intended to, and shall not, preclude any party hereto from litigating on the merits the substantive claim to which such remedy relates).
(k) Submission to Jurisdiction.   Each of the parties hereto irrevocably agrees that any Proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any other party hereto or its successors or assigns shall be brought and determined exclusively in the Court of Chancery of the State of Delaware, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the federal courts sitting in the State of Delaware. Each of the parties hereto agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 7(d), or in such other manner as may be permitted by applicable Legal Requirements, will be valid and sufficient service thereof. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim, or otherwise, in any action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder: (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 7(k); (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); and (c) to the fullest extent permitted by the applicable Legal Requirements, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper, or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.
(l) Waiver of Jury Trial.   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY

IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION; (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7(l).
(m) Waiver.   Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition, and no waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty, covenant or agreement hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, and no waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.
(n) Counterparts; Facsimile Signature.   This Agreement may be executed in one (1) or more counterparts, by original or facsimile (or other such electronically transmitted) signature, each of which will be deemed an original, but all of which will constitute one and the same instrument. A party executing this Agreement by facsimile (or other such electronically transmitted) signature shall, upon request from another party, promptly deliver to the requesting party an original counterpart of such signature.
(o) Rights Cumulative.   All rights and remedies of each of the parties under this Agreement will be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this Agreement or applicable Legal Requirements.
(p) Interpretation.   (a) The words “hereof”, “herein”, and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (b) the words “date hereof”, when used in this Agreement, shall refer to the date set forth in the Preamble; (c) the terms defined in the singular have a comparable meaning when used in the plural, and vice versa; (d) the terms defined in the present tense have a comparable meaning when used in the past tense, and vice versa; (e) any references herein to a specific Section or Article shall refer, respectively, to Sections or Articles of this Agreement; (f) wherever the word “include”, “includes”, or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; (g) references herein to any gender include each other gender; (h) the word “or” shall not be exclusive; (i) the headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof; (j) any references herein to any Governmental Authority shall be deemed to also be a reference to any successor Governmental Authority thereto; and (k) the parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.
(q) Effectiveness.   This Agreement shall become effective as of the Effective Date. If the SPMA is terminated in accordance with its terms prior to the First Stage Closing, this Agreement shall automatically terminate. This Agreement shall automatically terminate upon the Second Stage Closing. Notwithstanding the preceding two sentences, this Section 7 shall survive any termination of this Agreement and any breach hereof prior to such termination shall survive such termination.
[Signature page to follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.
COMPANY:
Avenue Therapeutics, Inc.
By:
/s/ Lucy Lu

Name: Lucy Lu
Title:   CEO
STOCKHOLDERS:
Fortress Biotech, Inc.
By:
/s/ Lindsay A. Rosenwald

Name: Lindsay A. Rosenwald
Title:   President and CEO
/s/ Lucy Lu

Lucy Lu
BUYER:
InvaGen Pharmaceuticals Inc.
By:
/s/ Deepak Agarwal

Name: Deepak Agarwal
Title:   CFO
[Signature Page to Stockholders Agreement]

Schedule A
Stockholders
Fortress Biotech, Inc.
Lucy Lu

EXHIBIT B
CREDIT AGREEMENT
[Exhibit B to Stock Purchase and Merger Agreement]

EXECUTION COPY
CREDIT AGREEMENT
This CREDIT AGREEMENT, dated as of November 12, 2018 (as may be amended or modified from time to time, this “Agreement”), is entered into by and between AVENUE THERAPEUTICS, INC., a Delaware corporation (the “Borrower”), and INVAGEN PHARMACEUTICALS INC., a New York corporation (the “Lender”).
RECITALS:
WHEREAS, reference is made to that certain Stock Purchase and Merger Agreement, dated as of the date hereof  (as amended, supplemented or otherwise modified from time to time, the “SPMA”; capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the SPMA), by and among the Lender, Madison Pharmaceuticals Inc. and the Borrower, pursuant to which the Lender will, among other things, through a series of related transactions as set forth therein, indirectly acquire all of the issued and outstanding capital stock of the Borrower (the “Acquisition”); and
WHEREAS, the Lender has agreed to extend credit to the Borrower in an aggregate amount not to exceed $3,000,000 upon the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:
1. Loans.
(a) Subject to the satisfaction or waiver of the conditions precedent set forth in Section 4 below, commencing on or after the date hereof and at any time five (5) Business Days prior to the Maturity Date (as defined below), the Borrower may borrow, and the Lender hereby commits to lend (any such loans extended hereunder, a “Loan”), an aggregate principal amount of up to Three Million Dollars ($3,000,000) by providing written notice to the Lender no less than five (5) Business Days prior to the date of the borrowing, which notice shall include (x) the amount of such borrowing, (y) the date of such borrowing and (z) a description of the intended use of the proceeds of such borrowing that demonstrates that such use is in accordance with the Borrower’s Business Plan and Budget attached as Schedule 2.1 of the SPMA (the “Budget”); provided, that, each such borrowing shall be in a minimum principal amount of  $500,000 or any larger multiple of  $100,000. The Lender’s commitment under this Section 1(a) shall terminate immediately and without further action (i) upon the making of any Loan on the date thereof in respect of the amount thereof and (ii) in its entirety five (5) Business Days prior to the Maturity Date. Any amount of the Loans that is subsequently repaid or prepaid may not be reborrowed. The proceeds of the Loans shall solely be applied by the Borrower in accordance with the Budget.
(b) The Lender is authorized to maintain a register (the “Register”) to record the date and amount of Loans made by the Lender from time to time, the amount of interest accruing from time to time and the date and amount of each payment or prepayment of principal thereof, and any such recordation shall constitute presumptive evidence of the accuracy of the information so recorded. The Register shall include the name and address of the Lender, and any transfer of a Loan shall not be effective unless recorded in the Register.
2. Interest.
(a) The outstanding principal amount of the Loans shall bear interest from the date of the applicable borrowing at the rate per annum of seven percent (7%), compounded quarterly on the last day of each fiscal quarter. Interest shall be calculated on the basis of a year comprised of 360 days for the actual number of days elapsed.
(b) Accrued and unpaid interest on the Loans shall be payable on the last day of each fiscal quarter; provided, that if such date is not a Business Day, interest shall be payable on the next succeeding Business Day.

3. Repayment of Loan.
(a) The Borrower hereby unconditionally promises to pay to the Lender, in lawful money of the United States of America and in immediately available funds, the full outstanding principal amount of all the Loans, together with accrued and unpaid interest thereon, no later than the earlier of  (i) the First Stage Closing Date and (ii) the date that is 30 days following the termination of the SPMA (such earlier date, the “Maturity Date”).
(b) (i) Voluntary prepayments of the outstanding principal amount of the Loans, or interest accruing thereon, and (ii) voluntary reductions in the commitment of the Lender to make Loans in accordance herewith through the Maturity Date, shall be permitted at any time, on not less than three (3) Business Days’ prior written notice to the Lender, and from time to time without premium or penalty.
(c) The Borrower shall pay all taxes or similar impositions or tariffs (other than United States Federal and applicable state income taxes payable by the Lender) owed or owing or asserted to be owed to any Governmental Authority in respect of any payment of principal or interest or other amounts due under this Agreement, the Guaranty (as defined below) or any related agreement, document or writing. If required by such a Governmental Authority, the Borrower shall pay any such taxes, impositions or tariffs directly to such Governmental Authority and at the Lender’s request shall provide satisfactory proof to the Lender of such payment. The Borrower shall indemnify the Lender for and hold it harmless against the full amount of taxes or similar impositions of tariffs, other than United States Federal and applicable state income taxes payable by the Lender, imposed on or paid by the Lender or any affiliate of the Lender in respect of any liability (including, without limitation, any taxes or tariffs imposed or asserted by any Governmental Authority on amounts payable under this Section 3(c), and penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within ten (10) Business Days from the date the Lender makes written demand therefor.
4. Conditions Precedent.
(a) The obligation of the Lender to make available the initial Loan hereunder is subject to the Lender receiving (i) a counterpart of this Agreement signed on behalf of each party hereto, (ii) a guaranty duly executed by Fortress Biotech, Inc., a Delaware corporation (the “Guarantor”), in favor of the Lender in substantially the form attached as Exhibit A hereto (the “Guaranty”), (iii) evidence that the Borrower has obtained all necessary consents and approvals to execute, deliver and perform this Agreement and to obtain the Loans from the Lender and (iv) such other certifications, opinions, financial or other information, approvals and documents as the Lender may have reasonably requested at least one Business Day prior to the date of the proposed initial Loan, all in form and substance satisfactory to the Lender.
(b) The obligation of the Lender to make available any Loans hereunder on or after the date hereof is subject to the following conditions precedent having been complied with to the satisfaction of, or waived in writing by, the Lender: (i) no Event of Default (as defined below) shall have occurred and be continuing on and as of the date of making such Loan; (ii) the representations and warranties contained in Section 5 below shall be true and correct on and as of the date of making such Loan; (iii) no applicable law or regulation or interpretation thereof by any Governmental Authority shall be in effect which, in the reasonable opinion of the Lender or its counsel, would materially restrict, prohibit or make it illegal for the Lender to make available any portion of such Loan; (iv) no action or proceeding shall have been instituted nor shall government action be threatened before any court or Governmental Authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or Governmental Authority at the time of such Loan to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or the transactions contemplated hereby; and (v) the Borrower shall have paid to the Lender the expenses referred to in Section 10(b) below, or, alternatively, the Lender shall have received instructions from the Borrower to pay such expenses from the proceeds of the disbursement of such Loan.

5. Representations and Warranties.   The Borrower hereby represents and warrants to the Lender that on and as of the date hereof and as of the date of making any Loan:
(a) the Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby;
(b) the execution and delivery by the Borrower of this Agreement and the consummation by the Borrower of the transactions contemplated hereby have been duly authorized by all necessary corporate action of the Borrower. This Agreement has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the rights of creditors generally and subject to the effects of general principles of equity (regardless of whether considered in a proceeding in law or equity);
(c) the execution and delivery of this Agreement and the consummation by the Borrower of the transactions contemplated hereby do not (i) contravene or result in a default under the Borrower’s certificate of incorporation or bylaws, (ii) contravene or result in a default under any contractual restriction or Legal Requirements binding on the Borrower, (iii) require any filings, approvals, consents or authorizations which have not been duly obtained or (iv) result in the creation or imposition of any lien on the Borrower’s properties;
(d) the Borrower is not an “investment company”, or an “affiliated Person” of, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended;
(e) no judgments, orders, writs or decrees are outstanding against the Borrower, nor is there any pending or, to the best of the Borrower’s knowledge, threatened litigation, contested claim, investigation, arbitration, or governmental proceeding by or against the Borrower that (i) individually or in the aggregate could reasonably be expected to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby;
(f) none of the written financial or other information relating to the Borrower and provided by the Borrower to the Lender contains any material misstatement of fact or omits to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made;
(g) the Borrower has filed all tax returns (Federal, state and local) required to be filed and paid all taxes shown thereon to be due, including interest and penalties, or, to the extent the Borrower is contesting in good faith an assertion of liability based on such returns, has provided adequate reserves for payment thereof in accordance with GAAP;
(h) there are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived;
(i) the Borrower has, independently and without reliance upon the Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement; and
(j) the Borrower is, and upon the consummation of the transactions contemplated under this Agreement will be, Solvent. As used in this Agreement, “Solvent” means, with respect to any Person, as of any date of determination, that (i) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable Federal and state laws governing determinations of the insolvency of debtors, (ii) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (iii) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (iv) such Person will be able to pay its debts as they mature.
The Lender and the Borrower both acknowledge that the representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement.
6. Affirmative Covenants.   The Borrower covenants and agrees that, until the date of the indefeasible payment in full in cash of all obligations hereunder (other than the obligations that are intended to survive the termination of this Agreement) and the termination of all commitments of the Lender under this Agreement (such date, the “Termination Date”), the Borrower will, unless the Lender shall otherwise consent in writing:
(a) Corporate Existence.   (i) Maintain its corporate existence, (ii) qualify to transact business as a foreign corporation where the nature or extent of its business or the ownership of its property requires it to be so qualified and (iii) maintain in full force and effect all licenses, bonds, franchises, leases and qualifications to do business, and all patents, trademarks, copyrights, intellectual property, contracts and other rights and privileges necessary to the conduct of its businesses or the performance of its obligations under this Agreement.
(b) Maintenance of Property.   Keep all property useful, necessary and material to its business in good working order and condition (ordinary wear and tear excepted) as may be required or appropriate.
(c) Taxes and other Claims.   Pay and discharge when due all federal, state and local tax assessments and other governmental charges and levies imposed against the Borrower or any of its property; provided, however, that any such tax assessment, charge or levy need not be paid if it is being contested, in good faith, by appropriate proceedings diligently conducted and if an adequate reserve or other appropriate provision shall have been made therefor to the extent required in accordance with GAAP.
(d) Legal Requirements.   Comply with all applicable Legal Requirements, including, without limitation, those relating to environmental matters, employee matters (including the collection, payment and deposit of employees’ income, unemployment and social security taxes) and with respect to pension liabilities.
(e) Books and Records.   Maintain adequate books and records (including, without limitation, computer printouts and programs) in accordance with GAAP.
(f) Inspection Rights.   At any reasonable time and from time to time upon reasonable notice, (i) permit or arrange for the Lender and its agents and representatives to examine and make copies of and abstracts from the records and books of account of, and the properties of, the Borrower, and (ii) permit or arrange for the Lender and its agents and representatives to discuss the affairs, finances and accounts of the Borrower with the Borrower and its officers, directors and accountants.
(g) Notice of Event of Default, Violations, etc.   Furnish to the Lender as soon as possible, and in any event within five (5) Business Days after the Borrower or the Guarantor (i) becomes aware that an Event of Default or any event or condition that, with the passage of time and/or the giving of notice, would become an Event of Default has occurred, written notice specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto; or (ii) receives or produces any (A) financial statement, budget or other financial report or information pursuant to its bylaws or (B) other notice of any event, occurrence or other act that has or could reasonably result in a Material Adverse Effect.
(h) Further Assurances.   Upon the request of the Lender, duly execute and deliver, or cause to be duly executed and delivered, to the Lender such further instruments and do and cause to be done such further acts as may be necessary or advisable in the reasonable opinion of the Lender to carry out the intent and purpose of the express provisions of this Agreement and the Guaranty.

7. Negative Covenants.   The Borrower covenants and agrees that, until the Termination Date, the Borrower will not, without the prior written consent of the Lender:
(a) Consolidation and Merger.   Wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation (other than pursuant to the SPMA), or agree to do any of the foregoing at any future time.
(b) Corporate Changes, etc.   Other than in accordance with the SPMA, amend, alter or modify its certification of incorporation or bylaws or its corporate or capital structure or status in a manner adverse to the Lender.
(c) Change of Business.   Make any material change in the nature of its business as carried on at the date hereof or enter into any new type of business outside the pharmaceutical industry.
(d) Sales, etc. of Assets.   Except to the extent expressly permitted under this Agreement or the SPMA, directly or indirectly sell, lease, transfer, assign or otherwise dispose of all or substantially all of its assets.
(e) Indebtedness.   Create, assume, guaranty, incur or otherwise become or remain directly or indirectly liable with respect to any indebtedness for borrowed money.
(f) Liens.   (i) Create or suffer to exist any lien on any ownership interest in the Borrower or (ii) enter into any agreement prohibiting the creation or assumption of any lien upon any of its properties or assets, whether now owned or hereafter acquired.
8. Events of Default.   The occurrence of any of the following events shall constitute an “Event of Default”:
(a) failure of the Borrower to pay any principal, interest or other amount due under this Agreement when due, whether at stated maturity, by declaration, acceleration, demand or otherwise;
(b) any representation or warranty made by the Borrower to the Lender herein shall fail to be true and correct in all material respects when made;
(c) failure of the Borrower to perform or observe any other term, covenant or agreement to be performed or observed by it pursuant to this Agreement, and such failure shall continue unremedied for thirty (30) days after written notice thereof from the Lender;
(d) (i) the Borrower institutes or consents to the institution of any proceeding under Title 11 of the United States Code entitled “Bankruptcy” (as now and hereinafter in effect, or any successor thereto, the “Bankruptcy Code”) or any other applicable bankruptcy, insolvency or other similar law now or hereafter in effect, whether in the United States or any other applicable jurisdiction (collectively, the “Debtor Relief Laws”), or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, administrator or similar officer for the Borrower or for all or substantially all of its property; (ii) any receiver, trustee, custodian, conservator, liquidator, administrator or similar officer is appointed without the application or consent of the Borrower and the appointment continues undischarged or unstayed for thirty (30) calendar days; (iii) any proceeding under any Debtor Relief Law relating to the Borrower or to all or substantially all of its property is instituted without the consent of the Borrower and continues undismissed or unstayed for thirty (30) calendar days, or an order for relief is entered in any such proceeding; or (iv) the Borrower becomes insolvent or shall generally be unable to pay its debts as they fall due;
(e) the Borrower shall challenge, or institute any proceedings to challenge, the validity, binding effect or enforceability of this Agreement or any endorsement of this Agreement or any other obligation to the Lender; or
(f) any representation or warranty made by the Guarantor in the Guaranty shall be incorrect in any material respect on the date as of which made.

9. Remedies.   Upon the occurrence of any Event of Default specified in Section 8(d) above, the principal amount of the Loan and any accrued and unpaid interest thereon shall become immediately due and payable, without presentment, demand, notice, protest or other requirements of any kind (all of which are hereby expressly waived by the Borrower). Upon the occurrence and during the continuance of any other Event of Default, the Lender may, by written notice to the Borrower, declare the principal amount of the Loan and any accrued and unpaid interest thereon to be due and payable, and the principal amount of the Loan and any accrued and unpaid interest thereon shall thereupon immediately become due and payable without presentment, further notice, protest or other requirements of any kind (all of which are hereby expressly waived by the Borrower).
10. Miscellaneous.
(a) Incorporation by Reference.   This Agreement shall be subject to the provisions of Section 12.1 (Entire Agreement), Section 12.6 (Severability), Section 12.10 (Specific Performance), Section 12.11 (Submission to Jurisdiction), Section 12.12 (Waiver of Jury Trial) and Section 12.16 (Interpretation) of the SPMA, each of which is incorporated by reference herein.
(b) Indemnity; Transaction Costs.   The Borrower agrees to indemnify the Lender against any losses, taxes, claims, damages and liabilities and related expenses, including reasonable and documented attorneys’ fees and expenses, incurred by the Lender arising out of or in connection with or as a result of the transactions contemplated by this Agreement and the Guaranty, except to the extent that any such losses, taxes, claims, damages, liabilities or expenses results from the gross negligence or willful misconduct of the Lender. In particular, the Borrower promises to pay all costs and expenses, including reasonable attorneys’ fees and expenses, incurred in connection with the collection and enforcement of this Agreement and the Guaranty.
(c) Modifications, Etc.   Any amendment or modification to this Agreement, including this undertaking itself, any waiver of any provision of this Agreement and any consent to any departure by the Borrower therefrom shall only be valid if effected by an instrument or instruments in writing signed by the Lender and, in the case of any such amendment or modification, the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the generality of the foregoing, the making of any Loan hereunder shall not be construed as a waiver of any Event of Default, regardless of whether the Lender may have had notice or knowledge of such Event of Default at the time. The parties agree that they jointly negotiated and prepared this Agreement and this Agreement will not be construed against any party on the grounds that such party prepared or drafted the same.
(d) Notices.   Notices will be deemed to have been received (a) upon receipt of a registered letter, (b) three (3) Business Days following proper deposit with an internationally recognized express overnight delivery service, (c) in the case of transmission by email, as of the date so transmitted (or if so transmitted after normal business hours at the place of the recipient, on the Business Day following such transmission), or (d) in the case of transmission by email, upon confirmation of a facsimile transmission (or if so transmitted after normal business hours at the place of the recipient, on the Business Day following such confirmation):
If to the Borrower:
Avenue Therapeutics, Inc.
2 Gansevoort Street, 9th Floor
New York, NY 10014
Attn: Dr. Lucy Lu, M.D.
Email: llu@avenuetx.com
with a copy (which shall not constitute notice) to:
Alston & Bird LLP
90 Park Avenue, 12th Floor
New York, NY 10016
Attn: Mark F. McElreath, Esq.
Email: mark.mcelreath@alston.com

If to the Lender:
InvaGen Pharmaceuticals Inc.
Site B, 7 Oser Ave.
Hauppauge, NY 11788
c/o
A.S. Kumar, Esq.
Global General Counsel
Cipla Ltd.
Cipla House, Peninsula Business Park,
Ganapatrao Kadam Marg, Lower Parel West,
Mumbai, Maharashtra 400013, India
Email: as.kumar@cipla.com and cosecretary@cipla.com
with a copy (which shall not constitute notice) to:
InvaGen Pharmaceuticals Inc.
Site B, 7 Oser Ave.
Hauppauge, NY 11788
c/o
Nishant Saxena
Global Chief Strategy Officer
Cipla Ltd.
Cipla House, Peninsula Business Park,
Ganapatrao Kadam Marg, Lower Parel West,
Mumbai, Maharashtra 400013, India
Email: nishant.saxena@cipla.com
with a copy (which shall not constitute notice) to:
Hughes Hubbard & Reed LLP
One Battery Park Plaza
New York, NY 10004-1482
Attn: Kenneth A. Lefkowitz
Email: ken.lefkowitz@hugheshubbard.com
or to such other address as may be hereafter communicated in writing by the parties in a notice given in accordance with this Section 10(d).
(e) Binding on Successors, Transferees and Assigns; Assignment.   This Agreement shall be binding upon the Borrower and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by the Lender and its successors, transferees and assigns; provided, however, that the Borrower may not assign any of its obligations hereunder without the prior written consent of the Lender (and any such assignment without such consent shall be null and void ab initio). The Lender may assign its rights and obligations hereunder to any other Person upon written notice to, but without the consent of, the Borrower.
(f) Right to Set-Off.   Upon the occurrence and during the continuance of any Event of Default, the Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement, irrespective of whether the Lender shall have made any demand under this Agreement or the Guaranty. The Lender agrees promptly to notify the Borrower after any such set-off and application made by the Lender; provided, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this Section 10(f) are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Lender may have.

(g) Governing Law.   This Agreement and any claims or causes of action pursuant to it shall be governed by and construed in accordance with the laws of the State of Delaware, without regard for its principles of conflict of laws. The Borrower acknowledges and agrees that it has received full and sufficient consideration for this provision (and each other provision of each other credit document to which it is a party) and that this provision is a material inducement for the Lender entering into this Agreement and the Guaranty.
(h) Counterparts; Facsimile Signature.   This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in one (1) or more counterparts, by original or facsimile (or other such electronically transmitted) signature, each of which will be deemed an original, but all of which will constitute one and the same instrument.
(i) Rights Cumulative.   All rights and remedies of each of the parties under this Agreement will be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this Agreement or applicable Legal Requirements.
(j) No Waiver.   No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The Lender shall have all remedies available at law or equity, including without limitation, the remedy of specific performance for any breach of any provision hereof. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Lender to any other or further action in any circumstances without notice or demand.
(k) Waiver of Certain Claims.   TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER SHALL NOT ASSERT, AND HEREBY WAIVES, ANY CLAIM AGAINST THE LENDER ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS AGREEMENT OR ANY INSTRUMENT CONTEMPLATED HEREBY.
(l) No Third Party Beneficiaries.   This Agreement is entered into for the sole benefit of the Borrower and the Lender; no other Person shall be entitled to enforce any provision hereof or otherwise be a third party beneficiary hereunder.
(m) Setoff; Reinstatement.   All payments to be made hereunder by the Borrower shall be made without offset, setoff or deduction of any kind. To the extent that the Borrower makes a payment or payments to the Lender and such payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any Debtor Relief Law, state or Federal law, common law or equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made.
(n) Headings.   Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
(o) Effectiveness; Time.   This Agreement shall become effective when it shall have been executed by the parties hereto and the Lender shall have received counterparts hereof which, when taken together, bear the signatures of each of the parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Time is of the essence with respect to the Borrower’s payment and other obligations under this Agreement.
[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.
BORROWER:
AVENUE THERAPEUTICS, INC.
By:
/s/ Lucy Lu

Name: Lucy Lu
Title:   CEO
[Signature Page to Credit Agreement]

LENDER:
INVAGEN PHARMACEUTICALS INC.
By:
/s/ Deepak Agarwal

Name: Deepak Agarwal
Title:   CFO
[Signature Page to Credit Agreement]

EXHIBIT A
GUARANTY
[See attached.]
[Exhibit A to Credit Agreement]

EXHIBIT C
GUARANTY
[Exhibit C to Stock Purchase and Merger Agreement]

EXECUTION COPY
GUARANTY
This GUARANTY, dated as of November 12, 2018 (as may be amended or modified from time to time, this “Guaranty”), is made by FORTRESS BIOTECH, INC., a Delaware corporation (“Guarantor”), in favor of INVAGEN PHARMACEUTICALS INC., a New York corporation (the “Lender”).
WITNESSETH:
WHEREAS, pursuant to the Stock Purchase and Merger Agreement, dated as of the date hereof  (as amended, amended and restated, supplemented or otherwise modified from time to time, the “SPMA”), by and between Avenue Therapeutics, Inc., a Delaware corporation (“Borrower”), Lender and Madison Pharmaceuticals Inc., a Delaware corporation, the Lender will, among other things, through a series of related transactions as set forth therein, indirectly acquire all of the issued and outstanding capital stock of the Borrower (the “Acquisition”);
WHEREAS, pursuant to the Credit Agreement, dated as of the date hereof  (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and between Borrower, and the Lender, the Lender has extended commitments to make Loans from time to time to and for the benefit of Borrower;
WHEREAS, the Guarantor is a significant shareholder of the Borrower;
WHEREAS, (i) in consideration of the Lender entering into the SPMA, and (ii) as a condition precedent to the making of the Loans under the Credit Agreement, Guarantor is required to execute and deliver this Guaranty; and
WHEREAS, Guarantor has duly authorized the execution, delivery and performance of this Guaranty and will receive direct and indirect benefits by reason of the consummation of the Acquisition and the other transactions contemplated by the SPMA and the availability of the commitments under the Credit Agreement and the making of the Loans from time to time to Borrower by the Lender.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lender to make Loans to Borrower pursuant to the Credit Agreement, Guarantor hereby agrees with the Lender as follows:
ARTICLE I
DEFINITIONS
SECTION 1.1. Certain Terms.   The following terms when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):
“Acquisition” has the meaning given in the recitals hereto.
“Borrower” has the meaning given in the recitals hereto.
“Credit Agreement” has the meaning given in the recitals hereto.
“Guaranteed Obligations” has the meaning given in Section 2.1.
“Guarantor” has the meaning given in the preamble hereto.
“Guaranty” has the meaning given in the preamble hereto.
“Lender” has the meaning given in the preamble hereto.
“SPMA” has the meaning given in the recitals hereto.
SECTION 1.2. Credit Agreement Definitions.   Unless otherwise defined herein or the context otherwise requires, terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Credit Agreement.

ARTICLE II

GUARANTY
SECTION 2.1. Guaranty.   Guarantor hereby unconditionally and irrevocably guarantees the full and prompt payment when due, whether at stated maturity, by acceleration or otherwise (including, without limitation, all amounts which would have become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), of the following (collectively, the “Guaranteed Obligations”):
(a) all obligations of Borrower to the Lender now or hereafter existing under the Credit Agreement, whether for principal, interest, fees, charges, expenses or otherwise; and
(b) any and all costs and expenses (including, without limitation, reasonable fees and expenses of legal counsel and accountants) incurred by the Lender in enforcing any of its rights under this Guaranty.
This Guaranty constitutes a guaranty of payment when due and not merely of collection, and Guarantor specifically agrees that it shall not be necessary or required that the Lender exercise any right, assert any claim or demand or enforce any remedy whatsoever against Borrower or any collateral before or as a condition to the obligations of Guarantor hereunder. Notwithstanding the foregoing, the obligations of Guarantor hereunder shall be limited to a maximum aggregate amount equal to the greatest amount that would not render Guarantor’s obligations hereunder subject to avoidance as a fraudulent transfer or fraudulent conveyance under Section 548 of the Bankruptcy Code or any provisions of applicable state law.
SECTION 2.2. Acceleration of Guaranty.   Guarantor agrees that, if any Event of Default under Section 8 of the Credit Agreement shall occur and be continuing at a time when any of the Guaranteed Obligations are not then due and payable, to the extent not prohibited by applicable Debtor Relief Laws, Guarantor will pay to the Lender forthwith the full amount which would be payable hereunder by Guarantor if all such Guaranteed Obligations were then due and payable.
SECTION 2.3. Guaranty Absolute.   This Guaranty is a continuing, absolute, unconditional and irrevocable guaranty of payment and shall remain in full force and effect until all the Guaranteed Obligations have been indefeasibly paid in full in cash and all commitments under the Credit Agreement shall have permanently terminated. Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of this Guaranty under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lender with respect thereto. The obligations of Guarantor under this Guaranty are independent of the obligations under the Credit Agreement and a separate action or actions may be brought and prosecuted against Guarantor to enforce this Guaranty, irrespective of whether any action is brought against Borrower or Guarantor or whether Borrower or Guarantor is joined in any such action or actions. The liability of Guarantor under this Guaranty shall be absolute and unconditional irrespective of:
(a) any lack of validity, legality or enforceability of the Credit Agreement, this Guaranty or any other agreement or instrument relating to any of the foregoing;
(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any compromise, renewal, extension, acceleration or release with respect thereto, or any other amendment or waiver of or any consent to departure from the Credit Agreement or this Guaranty, including any increase in the Guaranteed Obligations resulting from the extension of additional credit to Borrower or otherwise;
(c) any addition, exchange, release, impairment or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

(d) the failure of the Lender:
(i) to assert any claim or demand or to enforce any right or remedy against Borrower or any other Person (including any other guarantor) under the provisions of the Credit Agreement, this Guaranty or otherwise; or
(ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any of the Guaranteed Obligations;
(e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Credit Agreement or this Guaranty;
(f) any defense, set-off or counterclaim which may at any time be available to or be asserted by Borrower against the Lender, whether in connection with this Guaranty, the transactions contemplated in the Credit Agreement, or any unrelated transaction;
(g) any reduction, limitation, impairment or termination of the Guaranteed Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and Guarantor hereby waives any right to or claim of) any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise or unenforceability of, or any other event or occurrence affecting, the Guaranteed Obligations or otherwise;
(h) any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other assets of Borrower;
(i) any change, restructuring or termination of the corporate structure or existence of Borrower or Guarantor; or
(j) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, Borrower or Guarantor.
SECTION 2.4. Reinstatement, etc.   All payments to be made hereunder by Guarantor shall be made without offset, set-off or deduction of any kind. Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Guaranteed Obligations is rescinded or must otherwise be restored by the Lender, upon the insolvency, bankruptcy or reorganization of Borrower, or otherwise, all as though such payment had not been made.
SECTION 2.5. Waiver.   Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Lender protect, secure, perfect or insure any lien or any property subject thereto or exhaust any right or take any action against Borrower or any other Person (including any other guarantor) or any collateral securing the Guaranteed Obligations.
SECTION 2.6. Waiver of Subrogation.   Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against Borrower that arise from the existence, payment, performance or enforcement of Guarantor’s obligations under this Guaranty or the Credit Agreement, including any right of subrogation, reimbursement, contribution, exoneration or indemnification, any right to participate in any claim or remedy of the Lender against Borrower, Guarantor or any collateral which the Lender now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from Borrower or Guarantor, directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights, until such time as the Guaranteed Obligations shall have been indefeasibly paid in full in cash and all commitments under the Credit Agreement shall have permanently terminated. If any amount shall be paid to Guarantor in violation of the preceding sentence, such amount shall be deemed to have been paid to Guarantor for the benefit of, and held in trust for, the Lender, and shall forthwith be paid to the Lender to be credited and applied against the Guaranteed Obligations, whether matured or unmatured. Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that the waiver set forth in this Section 2.6 is knowingly made in contemplation of such benefits.

ARTICLE III

REPRESENTATIONS AND WARRANTIES
SECTION 3.1. Representations and Warranties.   Guarantor hereby represents and warrants to the Lender as follows:
(a) Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has full corporate power and authority to enter into this Guaranty and to carry out the transactions contemplated hereby;
(b) the execution and delivery by Guarantor of this Guaranty and the consummation by Guarantor of the transactions contemplated hereby have been duly authorized by all necessary corporate action of Guarantor. This Guaranty has been duly executed and delivered by Guarantor and constitutes the legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the rights of creditors generally and subject to the effects of general principles of equity (regardless of whether considered in a proceeding in law or equity);
(c) the execution and delivery of this Guaranty and the consummation by Guarantor of the transactions contemplated hereby do not (i) contravene or result in a default under Guarantor’s certificate of incorporation or bylaws (or such equivalent organizational documents), (ii) contravene or result in a default under any contractual restriction or Legal Requirements binding on Guarantor, (iii) require any filings, approvals, consents or authorizations which have not been duly obtained or (iv) result in the creation or imposition of any lien on Guarantor’s properties;
(d) Guarantor is not an “investment company”, or an “affiliated Person” of, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended;
(e) no judgments, orders, writs or decrees are outstanding against Guarantor, nor is there pending or, to the best of Guarantor’s knowledge, threatened any litigation, contested claim, investigation, arbitration, or governmental proceeding by or against Guarantor that (i) individually or in the aggregate could reasonably be expected to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Guaranty or the consummation of the transactions contemplated hereby;
(f) none of the written financial or other information relating to Guarantor and provided by Guarantor to the Lender contains any material misstatement of fact or omits to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made;
(g) Guarantor has filed all tax returns (Federal, state and local) required to be filed and paid all taxes shown thereon to be due, including interest and penalties, or, to the extent Guarantor is contesting in good faith an assertion of liability based on such returns, has provided adequate reserves for payment thereof in accordance with GAAP;
(h) there are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived;
(i) Guarantor has, independently and without reliance upon the Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty; and
(j) Guarantor is, and upon the consummation of the transactions contemplated under this Guaranty will be, Solvent.

ARTICLE IV
COVENANTS
SECTION 4.1. Affirmative Covenants.   Guarantor covenants and agrees that, until the termination of this Guaranty pursuant to Section 5.5, Guarantor will, unless the Lender shall otherwise consent in writing:
(a) Corporate Existence.   (i) Maintain its corporate existence, (ii) qualify to transact business as a foreign corporation where the nature or extent of its business or the ownership of its property requires it to be so qualified and (iii) maintain in full force and effect all licenses, bonds, franchises, leases and qualifications to do business, and all patents, trademarks, copyrights, intellectual property, contracts and other rights and privileges necessary to the conduct of its businesses or the performance of its obligations under this Guaranty.
(b) Maintenance of Property.   Keep all property useful, necessary and material to its business in good working order and condition (ordinary wear and tear excepted) as may be required or appropriate.
(c) Taxes and other Claims.   Pay and discharge when due all Federal, state and local tax assessments and other governmental charges and levies imposed against Guarantor or any of its property; provided, however, that any such tax assessment, charge or levy need not be paid if it is being contested, in good faith, by appropriate proceedings diligently conducted and if an adequate reserve or other appropriate provision shall have been made therefor to the extent required in accordance with GAAP.
(d) Legal Requirements.   Comply with all applicable Legal Requirements, including, without limitation, those relating to environmental matters, employee matters (including the collection, payment and deposit of employees’ income, unemployment and social security taxes) and with respect to pension liabilities.
(e) Books and Records.   Maintain adequate books and records (including, without limitation, computer printouts and programs) in accordance with GAAP.
(f) Inspection Rights.   At any reasonable time and from time to time upon reasonable notice, (i) permit or arrange for the Lender and its agents and representatives to examine and make copies of and abstracts from the records and books of account of, and the properties of, Guarantor and each of its Subsidiaries, and (ii) permit or arrange for the Lender and its agents and representatives to discuss the affairs, finances and accounts of Guarantor and its Subsidiaries with Guarantor and its Subsidiaries and their respective officers, directors and accountants.
SECTION 4.2. Negative Covenants.   Guarantor covenants and agrees that, until the termination of this Guaranty pursuant to Section 5.5, Guarantor will not, without the prior written consent of the Lender:
(a) Consolidation and Merger.   Wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or agree to do any of the foregoing at any future time.
(b) Corporate Changes, etc.   Amend, alter or modify its certification of incorporation or bylaws (or equivalent organizational documents) or its corporate or capital structure or status in a manner adverse to the Lender.
(c) Change of Business.   Make any material change in the nature of its business as carried on at the date hereof or enter into any new type of business outside its industry as of the date hereof.
(d) Sales, etc. of Assets.   Except to the extent expressly permitted under this Guaranty, the Credit Agreement or the SPMA, directly or indirectly sell, lease, transfer, assign or otherwise dispose of all or substantially all of its assets.

ARTICLE V
MISCELLANEOUS
SECTION 5.1. Incorporation by Reference.   This Guaranty shall be subject to the provisions of Section 12.1 (Entire Agreement), Section 12.6 (Severability), Section 12.10 (Specific Performance), Section 12.11 (Submission to Jurisdiction), Section 12.12 (Waiver of Jury Trial) and Section 12.16 (Interpretation) of the SPMA, each of which is incorporated by reference herein. This Guaranty is the “Guaranty” referred to and executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.
SECTION 5.2. Modifications, Etc.   Any amendment or modification to this Guaranty, including this undertaking itself, any waiver of any provision of this Guaranty and any consent to any departure by Guarantor therefrom shall only be valid if effected by an instrument or instruments in writing signed by the Lender and, in the case of any such amendment or modification, Guarantor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The parties agree that they jointly negotiated and prepared this Guaranty and this Guaranty will not be construed against any party on the grounds that such party prepared or drafted the same.
SECTION 5.3. Notices.   Notices will be deemed to have been received (a) upon receipt of a registered letter, (b) three (3) Business Days following proper deposit with an internationally recognized express overnight delivery service, (c) in the case of transmission by email, as of the date so transmitted (or if so transmitted after normal business hours at the place of the recipient, on the Business Day following such transmission), or (d) in the case of transmission by email, upon confirmation of a facsimile transmission (or if so transmitted after normal business hours at the place of the recipient, on the Business Day following such confirmation):
If to Guarantor:
Fortress Biotech, Inc.
2 Gansevoort Street, 9th Floor
New York, NY 10014
Attn: Dr. Lindsay Rosenwald, M.D.
Email: lrosenwald@fortressbiotech.com
with a copy (which shall not constitute notice) to:
Fortress Biotech, Inc.
2 Gansevoort Street, 9th Floor
New York, NY 10014
Attn: Samuel W. Berry, Esq.
Email: sberry@fortressbiotech.com
If to the Lender:
InvaGen Pharmaceuticals Inc.
Site B, 7 Oser Ave.
Hauppauge, NY 11788
c/o
A.S. Kumar, Esq.
Global General Counsel
Cipla Ltd.
Cipla House, Peninsula Business Park,
Ganapatrao Kadam Marg, Lower Parel West,
Mumbai, Maharashtra 400013, India
Email: as.kumar@cipla.com and cosecretary@cipla.com

With a copy (which shall not constitute notice) to:
InvaGen Pharmaceuticals Inc.
Site B, 7 Oser Ave.
Hauppauge, NY 11788
c/o
Nishant Saxena
Global Chief Strategy Officer
Cipla Ltd.
Cipla House, Peninsula Business Park,
Ganapatrao Kadam Marg, Lower Parel West,
Mumbai, Maharashtra 400013, India
Email: nishant.saxena@cipla.com
With a copy (which shall not constitute notice) to:
Hughes Hubbard & Reed LLP
One Battery Park Plaza
New York, NY 10004-1482
Attn: Kenneth A. Lefkowitz
Email: ken.lefkowitz@hugheshubbard.com
or to such other address as may be hereafter communicated in writing by the parties in a notice given in accordance with this Section 5.3.
SECTION 5.4. Binding on Successors, Transferees and Assigns; Assignment.   This Guaranty shall be binding upon Guarantor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by the Lender and its successors, transferees and assigns; provided, however, that Guarantor may not assign any of its obligations hereunder without the prior written consent of the Lender (and any such assignment without such consent shall be null and void). The Lender may assign its rights and obligations hereunder to any other Person upon written notice to, but without the consent of, Guarantor. Without limiting the generality of the foregoing, the Lender may assign or otherwise transfer (in whole or in part) all or any portion of its commitments under the Credit Agreement or any Loans made by it to any other Person, and such other Person shall thereupon become vested with all rights and benefits in respect thereof granted to such Lender under the Credit Agreement and this Guaranty or otherwise, subject, however, to the provisions of Section 10(e) of the Credit Agreement.
SECTION 5.5. Termination of Guaranty.   Upon the indefeasible payment in full in cash of all Guaranteed Obligations and the termination of all commitments and other obligations of the Lender under the Credit Agreement (other than the obligations that are intended to survive the termination of the Credit Agreement), this Guaranty shall terminate. Upon the termination of this Guaranty pursuant to this Section 5.5, the Lender will, at Guarantor’s written request and expense, execute and deliver to Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to Guarantor of an interest in the Guaranteed Obligations resulting from any payment made by Guarantor pursuant to this Guaranty.
SECTION 5.6. Right to Set-Off.   Upon the occurrence and during the continuance of any Event of Default, the Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of Guarantor against any and all of the Guaranteed Obligations of Guarantor now or hereafter existing under this Guaranty, irrespective of whether the Lender shall have made any demand under the Credit Agreement or this Guaranty. The Lender agrees promptly to notify Guarantor after any such set-off and application made by the Lender; provided, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this Section 5.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Lender may have.
SECTION 5.7. Governing Law.   This Guaranty and any claims or causes of action pursuant to it shall be governed by and construed in accordance with the laws of the State of Delaware, without regard for its principles of conflict of laws. Guarantor acknowledges and agrees that it has received full and sufficient consideration for this provision (and each other provision of each other credit document to which it is a party) and that this provision is a material inducement for the Lender entering into the Credit Agreement and this Guaranty.
SECTION 5.8. Counterparts; Facsimile Signature.   This Guaranty and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in one (1) or more counterparts, by original or facsimile (or other such electronically transmitted) signature, each of which will be deemed an original, but all of which will constitute one and the same instrument.
SECTION 5.9. Rights Cumulative.   All rights and remedies of each of the parties under this Guaranty will be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this Guaranty or applicable Legal Requirements.
SECTION 5.10. No Waiver.   No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The Lender shall have all remedies available at law or equity, including without limitation, the remedy of specific performance for any breach of any provision hereof.
SECTION 5.11. Waiver of Certain Claims.   TO THE EXTENT PERMITTED BY APPLICABLE LAW, GUARANTOR SHALL NOT ASSERT, AND HEREBY WAIVES, ANY CLAIM AGAINST THE LENDER ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS GUARANTY OR ANY INSTRUMENT CONTEMPLATED HEREBY.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.
FORTRESS BIOTECH, INC., as Guarantor
By:
/s/ Lindsay A. Rosenwald

Name: Lindsay A. Rosenwald
Title:   President and CEO
[Signature Page to Guaranty]

Acknowledged and Accepted:
INVAGEN PHARMACEUTICALS INC., as the Lender
By:
/s/ Deepak Agarwal

Name: Deepak Agarwal
Title:   CFO
[Signature Page to Guaranty]

EXHIBIT D
VOTING AND SUPPORT AGREEMENT
[Exhibit D to Stock Purchase and Merger Agreement]

EXECUTION COPY
VOTING AND SUPPORT AGREEMENT
THIS VOTING AND SUPPORT AGREEMENT (as may be amended or modified from time to time, this “Agreement”) is made and entered into as of November 12, 2018, by and among Avenue Therapeutics, Inc., a Delaware corporation (the “Company”), the stockholders of the Company listed on Schedule A hereto (the “Stockholders” and each individually a “Stockholder”), and InvaGen Pharmaceuticals Inc., a New York corporation (“Buyer”).
Capitalized terms used but not defined in this Agreement shall have the respective meanings ascribed to them in the SPMA (as defined below).
WHEREAS, Buyer, Madison Pharmaceuticals Inc., a Delaware corporation and wholly owned subsidiary of Buyer (“Merger Sub”), and the Company have entered into a Stock Purchase and Merger Agreement, dated as of the date hereof  (the “SPMA”);
WHEREAS, Buyer, the Company and the Stockholders are executing this Agreement contemporaneously with the execution of the SPMA;
WHEREAS, the Stockholders own Common Shares, Class A Preferred Shares or other Company Securities (together with any other shares of capital stock of the Company acquired (whether beneficially or of record) by the Stockholders after the date hereof and prior to the Expiration Date (as defined below), including by reason of any share split, share dividend, reclassification, recapitalization, conversion or other transaction, and including any shares of Common Shares or Class A Preferred Shares acquired by means of purchase, dividend or distribution, or issued upon the exercise of any stock options to acquire Common Shares or Class A Preferred Shares or warrants or the conversion of any convertible securities or otherwise, being collectively referred to herein as the “Securities”);
WHEREAS, obtaining the Requisite Stockholder Approval is a condition to the consummation of the Transactions; and
WHEREAS, as a condition to the willingness of the Company and Buyer to enter into the SPMA and as an inducement and in consideration therefor, the Stockholders have agreed to enter into this Agreement.
NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:
ARTICLE I
VOTING; GRANT AND APPOINTMENT OF PROXY
Section 1.1 Specific Voting Agreement.   From and after the Signing Date until the Expiration Date (as defined herein), the Stockholders irrevocably and unconditionally hereby agree that at any meeting (whether annual or special and each adjourned or postponed meeting) of the Company’s stockholders, however called, or in connection with any written consent of the Company’s stockholders (the “Stockholders Meeting”), the Stockholders will (i) be present at such meeting, in person or represented by proxy, or otherwise cause all of the Securities to be counted as present thereat for purposes of calculating a quorum and (ii) vote or cause to be voted (including by proxy or written consent, if applicable) all of the Securities:
(a) in favor of the Proposals (and, in the event that the Proposals are presented as more than one proposal, in favor of each proposal that is part of the Proposals), and in favor of any other matter presented or proposed as to approval of the Transactions or any part or aspect thereof or any other transactions or matters contemplated by the SPMA and the Ancillary Agreements, including but not limited to, any stockholder vote required by Section 251 of the DGCL;
(b) in favor of any proposal to adjourn or postpone the Stockholders Meeting to a later date if there are not sufficient votes for the Requisite Stockholder Approval on the date on which the Stockholders Meeting is held;

(c) against any Takeover Proposal, without regard to the terms of such Takeover Proposal, or any other transaction, proposal, agreement or action made in opposition to adoption of the SPMA, the Ancillary Agreements or in competition or inconsistent with the Transactions and the other transactions or matters contemplated by the SPMA or the Ancillary Agreements;
(d) against any other action, agreement or transaction, that is intended, that could reasonably be expected, or the effect of which could reasonably be expected, to materially impede, interfere with, delay, postpone, discourage or adversely affect the Transactions or any of the other transactions contemplated by the SPMA or the Ancillary Agreements or the performance by the Stockholders of their obligations under the SPMA or this Agreement, including: (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company (other than the Transactions); (ii) a sale, lease or transfer of any material asset of the Company (other than the Transactions) or a reorganization, recapitalization or liquidation of the Company; (iii) an election of new members to the board of directors of the Company, other than nominees to the board of directors of the Company who are serving as directors of the Company on the date of this Agreement or as otherwise provided in the SPMA or the Stockholders Agreement; (iv) any change in the present capitalization or dividend policy of the Company or any amendment or other change to the Company’s certificate of incorporation or bylaws, except if approved in writing by Buyer; or (v) any other change in the Company’s corporate structure or business, except if approved in writing by Buyer;
(e) against any action, proposal, transaction or agreement that would reasonably be expected to result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the SPMA, or of the Stockholders contained in this Agreement;
(f) in favor of any other matter necessary or desirable to the consummation of the Transactions and any other transactions contemplated by the SPMA or the Ancillary Agreements; and
(g) (i) in favor of electing the Buyer Directors (as defined in the Stockholders Agreement) as members to the board of directors of the Company and (ii) against any action, proposal, transaction or agreement that would constitute a breach by the Company of Section 4 of the Stockholders Agreement; and
(h) Clauses (a)-(g) of this Section 1.1 are hereinafter referred to as the “Required Votes.”
Section 1.2 Grant of Irrevocable Proxy; Appointment of Proxy.
1.2.1 From and after the date hereof until the Expiration Date, the Stockholders hereby irrevocably and unconditionally grant to, and appoint, Buyer and any designee thereof as the Stockholders’ proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Stockholders, to attend any and all Stockholders Meetings convened in connection with the SPMA, the Ancillary Agreements and the Proposals, to represent and otherwise act on behalf of the Stockholders in the same manner and with the same effect as if such Stockholders were personally present at any such Stockholders Meeting, to vote or cause to be voted (including by proxy or written consent, if applicable) the Securities in accordance with the Required Votes.
1.2.2 The Stockholders hereby represent that any proxies heretofore given in respect of the Securities, if any, are revocable, and hereby revoke such proxies.
1.2.3 The Stockholders hereby affirm that the irrevocable proxy set forth in this Section 1.2 is given in connection with the execution of the SPMA and the Ancillary Agreements, and that such irrevocable proxy is given to secure the performance of the duties of the Stockholders under this Agreement. The Stockholders hereby further affirm that the irrevocable proxy is coupled with an interest and, except as set forth in this Section 1.2, is intended to be irrevocable. If for any reason the proxy granted herein is not irrevocable, then the Stockholders agree, until the Expiration Date, to vote the Securities in accordance with the Required Votes, unless instructed otherwise by Buyer in writing. The parties agree that the foregoing is a voting agreement.
Section 1.3 General Voting Agreement.   From and after the date hereof until the Expiration Date, the Stockholders irrevocably and unconditionally hereby agree that at any Stockholders Meeting, the

Stockholders will (i) be present at such meeting, in person or represented by proxy, or otherwise cause all of the Securities to be counted as present thereat for purposes of calculating a quorum and (ii) vote or cause to be voted (including by proxy or written consent, if applicable) all of the Securities in the same manner as Buyer shall vote its Common Shares (other than with respect to a proposal that would (a) adversely treat the holders of the Class A Preferred Shares as compared to the holders of Common Shares or (b) amend the terms of the Class A Preferred Shares in the certificate of incorporation of the Company (except in the case of clause (a) or (b) for any of the Transactions or any of the other transactions contemplated by the SPMA or the Ancillary Agreements)).
Section 1.4 Restrictions on Transfers.   The Stockholders hereby agree that, from the date hereof until the earlier of  (a) the consummation of the Merger and (b) the termination of the SPMA pursuant to and in compliance with the terms therein, they shall not, directly or indirectly, issue, buy, sell or otherwise subject to a security interest, pledge, hypothecation, mortgage or lien (or enter into any hedging arrangement or derivative transaction with respect to) any Securities (or any other shares of capital stock of the Company), nor shall they register, request registration of or take any action to begin the process of registering Securities for sale pursuant to a registration statement filed with the SEC.
Section 1.5 Inconsistent Agreements.   The Stockholders hereby covenant and agree that, except for this Agreement, they (a) shall not, at any time while this Agreement remains in effect, enter into any voting agreement or voting trust with respect to the Securities or otherwise subject the Securities to any arrangement with respect to the voting of the Securities other than agreements entered into with Buyer, and (b) shall not grant at any time while this Agreement remains in effect a proxy, consent or power of attorney with respect to the Securities.
Section 1.6 Board Action.   The Stockholders hereby agree to cause any representatives of theirs on the board of the directors of the Company to vote on board actions of the Company in a manner consistent with this Agreement and the Ancillary Agreements.
Section 1.7 Miscellaneous.   Immediately prior to the First Stage Closing, Fortress shall deliver to Buyer evidence of the resignation of three members of the board of directors of the Company to accommodate the appointment of the Buyer Directors (as defined in the Stockholders Agreement) effective as of the First Stage Closing. Immediately prior to the Second Stage Closing, Fortress shall deliver to Buyer (a) the General Release, duly executed by Fortress and (b) the resignation of each member of the board of directors of the Company designated by or Affiliated with Fortress.
ARTICLE II
NO SOLICITATION
Section 2.1 Restricted Activities.   The Stockholders shall not (and shall cause their Affiliates not to), and shall not authorize or permit their Representatives to, and shall instruct each such Representative not to, directly or indirectly, (a) initiate, solicit or knowingly encourage or facilitate the submission of any Takeover Proposal or the making of any proposal that could reasonably be expected to lead to any Takeover Proposal, (b) conduct or engage in any discussions or negotiations regarding, or that would reasonably be expected to lead to, any Takeover Proposal, (c) disclose any non-public information relating to the Company to, afford access to the business, properties, personnel, assets, books, or records of the Company to, or knowingly assist, participate in, facilitate, or encourage any effort by, any Person (other than Buyer and its Subsidiaries) in connection with or in response to or in circumstances that would reasonably be expected to lead to, any Takeover Proposal, (d) take any action to make the provisions of any “fair price”, “moratorium”, “control share acquisition”, “business combination” or other similar anti-takeover statute, regulation, restriction or provision of the DGCL, the laws of any other jurisdiction or any other Legal Requirement, the certificate of incorporation, bylaws, or other organizational or constitutive document or governing instruments of the Company, inapplicable to any Person (other than Buyer and its Subsidiaries), or to any transactions constituting or contemplated by a Takeover Proposal, or (e) resolve or agree to do any of the foregoing (the activities specified in clauses (a) through (e) being hereinafter referred to as the “Restricted Activities”). The Stockholders shall immediately cease and terminate any and all existing Restricted Activities.
Section 2.2 Notification.   The Stockholders shall promptly (and in any event no later than 24 hours) notify Buyer of any Takeover Proposal, any inquiry that could reasonably be expected to lead to a Takeover

Proposal, or any request for non-public information relating to the Company or for access to the business, properties, assets, books, or records of the Company by any third party. In such notice, the Stockholders shall identify the Person making, and details of the material terms and conditions of  (along with the latest draft of, and all other related documents with respect to), any such Takeover Proposal, indication or request. The Stockholders shall keep Buyer reasonably informed on a prompt and timely basis of the status and material details of any such Takeover Proposal and with respect to any material change to the terms of any such Takeover Proposal within 24 hours of any such material change.
ARTICLE III
REPRESENTATIONS, WARRANTIES AND COVENANTS
OF THE STOCKHOLDERS
Section 3.1 Representations and Warranties.   Each of the Stockholders represents and warrants to Buyer as follows:
(a) With respect to any of the Stockholders that is a legal entity: (i) it is a legal entity duly incorporated or organized, as applicable, validly existing and in good standing under the laws of its place of incorporation or organization, (ii) it is duly licensed and qualified to conduct its business in each jurisdiction where the nature of the properties owned, leased or operated by it and the business transacted by it requires such licensing or qualification, except where any such failures to be so qualified or licensed have not had, or are not reasonably likely to have, a material adverse effect on the ability of the Stockholder to perform its obligations under or to consummate the transactions contemplated by this Agreement, and (iii) it holds all necessary corporate power and authority to own, license and operate its assets and properties, to conduct its business, to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.
(b) The execution and delivery of this Agreement by the Stockholder and the performance by the Stockholder of its obligations hereunder have been duly authorized by all requisite action on the part of the Stockholder, and no other actions or proceedings on the part of the Stockholder are necessary to authorize the execution and delivery of this Agreement.
(c) This Agreement has been duly executed and delivered by the Stockholder and constitutes the valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms.
(d) The execution or delivery by the Stockholder of this Agreement or the performance by the Stockholder of its obligations under this Agreement will not (i) result in any breach of any provision of the Stockholder’s certificate of incorporation or bylaws (if applicable), (ii) result in any breach of, require (with or without notice or lapse of time or both) any payment, consent or notice or constitute a default (or give rise to any right of purchase, termination, amendment, acceleration or cancellation) under any Contract or order or judgment to which the Stockholder is a party or by which it or its assets are bound, (iii) result in the creation of an Encumbrance, or (iv) violate any applicable Legal Requirement, other than, in the case of clauses (ii) through (iv), such breaches, defaults or violations that have not had, or are not reasonably likely to have, a material adverse effect on the ability of the Stockholder to perform its obligations under or to consummate the transactions contemplated by this Agreement.
(e) The Stockholder owns, beneficially and of record, or controls that number of shares of Common Shares, Class A Preferred Shares or other Securities as shown on Schedule A hereto.
(f) Except for such transfer restrictions of general applicability as may be provided under the Securities Act of 1933, as amended, and the “blue sky” laws of the various states of the United States, the Stockholder owns, beneficially and of record, or controls all of the Securities free and clear of any proxy, voting restriction, adverse claim or other lien (other than any restrictions created by this Agreement) and have sole voting power with respect to the Securities and sole power of disposition with respect to all of the Securities, with no restrictions on the Stockholder’s rights of voting or disposition pertaining thereto, and no person other than the Stockholder has any right to direct or approve the voting or disposition of any of the Securities.

Section 3.2 Covenants.   The Stockholders hereby:
(a) irrevocably waive, and agree not to exercise, any rights of appraisal or rights of dissent from the Merger that the Stockholders may have with respect to the Securities;
(b) agree to promptly notify the Company and Buyer of the number of any new Securities acquired by the Stockholders after the date hereof and prior to the Expiration Date. Any such Securities shall be subject to the terms of this Agreement as though owned by the Stockholders on the date hereof;
(c) agree to permit the Company to publish and disclose in the Proxy Statement the Stockholders’ identities and ownership of the Securities and the nature of the Stockholders’ commitments, arrangements and understandings under this Agreement; and
(d) shall and do authorize Buyer or its counsel to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Securities (and that this Agreement places limits on the voting and transfer of such shares), provided that Buyer or its counsel further notifies the Company’s transfer agent to lift and vacate the stop transfer order with respect to the Securities following the Expiration Date.
ARTICLE IV
TERMINATION
For purposes of this Agreement, “Expiration Date” means the earlier of  (a) the consummation of the Merger and (b) (i) in the case of the matters covered by Section 1.1(a) through (f), Section 1.1(h) to the extent that it relates to Section 1.1(a) through (f), Section 1.2 to the extent that it relates to Section 1.1(a) through (f), Section 1.3, Section 1.4, Section 1.5 to the extent that it relates to Section 1.1(a) through (f), Section 1.6 to the extent that it relates to Section 1.1(a) through (f), Section 1.7, Article II, Section 3.2(a), Section 3.2(b) to the extent that it relates to Section 1.1(a) through (f), Section 3.2(c) to the extent that it relates to Section 1.1(a) through (f) and Section 3.2(d), the termination of the SPMA pursuant to and in compliance with the terms therein and (ii) in the case of the matters covered by Section 1.1(g), Section 1.1(h) to the extent that it relates to Section 1.1(g), Section 1.2 to the extent that it relates to Section 1.1(g), Section 1.5 to the extent that it relates to Section 1.1(g), Section 1.6 to the extent that it relates to Section 1.1(g), Section 3.2(b) to the extent that it relates to Section 1.1(g) and Section 3.2(c) to the extent that it relates to Section 1.1(g), the termination of Buyer’s rights under Section 2 of the Stockholders Agreement. This Agreement shall terminate and be of no further force or effect on the earlier of  (a) the consummation of the Merger and (b) the termination of Buyer’s rights under Section 2 of the Stockholders Agreement; provided that any breach hereof prior to such termination shall survive such termination. Notwithstanding the preceding sentence, this Article IV and Article V shall survive any termination of this Agreement.
ARTICLE V
MISCELLANEOUS
Section 5.1 Entire Agreement.   This Agreement, together with the Schedules and all other documents referred to herein, constitutes the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersedes any and all prior agreements, negotiations, correspondence, undertakings, understandings and communications of the parties hereto with respect to the subject matter of this Agreement, with the exception of the Confidentiality Agreement, to which Section 5.8 applies. Nothing contained in this Agreement shall be deemed or construed as creating a joint venture or partnership between any of the parties hereto.
Section 5.2 Transaction Costs.   Except as otherwise provided herein, the parties to this Agreement will pay their own costs and expenses (including legal, accounting and other fees) relating to this Agreement.
Section 5.3 Modifications.   Any amendment or modification to this Agreement, including this undertaking itself, shall only be valid if effected by an instrument or instruments in writing and shall be effective against each of the parties hereto that has signed such instrument or instruments. The parties agree that they jointly negotiated and prepared this Agreement and that this Agreement will not be construed against any party on the grounds that such party prepared or drafted the same.

Section 5.4 Notices.   Notices will be deemed to have been received (a) upon receipt of a registered letter, (b) three Business Days following proper deposit with an internationally recognized express overnight delivery service, or (c) in the case of transmission by email, as of the date so transmitted (or if so transmitted after normal business hours at the place of the recipient, on the Business Day following such transmission):
If to the Company:
Avenue Therapeutics, Inc.
2 Gansevoort Street, 9th Floor
New York, NY 10014
Attn: Dr. Lucy Lu, M.D.
Email: llu@avenuetx.com
With a copy (which shall not constitute notice) to:
Alston & Bird LLP
90 Park Avenue, 12th Floor
New York, NY 10016
Attn: Mark McElreath
Email: mark.mcelreath@alston.com
If to Buyer:
InvaGen Pharmaceuticals Inc.
Site B, 7 Oser Ave.
Hauppauge, NY 11788
c/o
A.S. Kumar, Esq.
Global General Counsel
Cipla Ltd.
Cipla House, Peninsula Business Park,
Ganapatrao Kadam Marg, Lower Parel West,
Mumbai, Maharashtra 400013, India
Email: as.kumar@cipla.com and cosecretary@cipla.com
With a copy (which shall not constitute notice) to:
InvaGen Pharmaceuticals Inc.
Site B, 7 Oser Ave.
Hauppauge, NY 11788
c/o
Nishant Saxena
Global Chief Strategy Officer
Cipla Ltd.
Cipla House, Peninsula Business Park,
Ganapatrao Kadam Marg, Lower Parel West,
Mumbai, Maharashtra 400013, India
Email: nishant.saxena@cipla.com
With a copy (which shall not constitute notice) to:
Hughes Hubbard & Reed LLP
One Battery Park Plaza
New York, NY 10004-1482
Attn: Kenneth A. Lefkowitz
Email: ken.lefkowitz@hugheshubbard.com

If to Fortress:
Fortress Biotech, Inc.
2 Gansevoort Street, 9th Floor
New York, NY 10014
Attn: Lindsay Rosenwald, M.D.
Email: lrosenwald@fortressbiotech.com
If to Dr. Lucy Lu:
Avenue Therapeutics, Inc.
2 Gansevoort Street, 9th Floor
New York, NY 10014
Attn: Dr. Lucy Lu
Email: llu@avenuetx.com
or to such other address as may be hereafter communicated in writing by the parties in a notice given in accordance with this Section 5.4, which address shall then apply to the respective notice provisions of the SPMA and all other Ancillary Agreements.
Section 5.5 Public Announcements.   Except as required by Legal Requirements or by the requirements of any stock exchange on which the securities of a party hereto or any of its Affiliates are listed, no party to this Agreement will make, or cause to be made, any press release or public announcement in respect of this Agreement or otherwise communicate with any news media with respect to the foregoing without prior notification to the other parties, and the parties to this Agreement will consult with each other and cooperate as to the form, timing and contents of any such press release, public announcement or disclosure.
Section 5.6 Severability.   Each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Legal Requirements, but if any provision of this Agreement is found to be unenforceable or invalid under applicable Legal Requirements, such provision will be ineffective only to the extent of such unenforceability or invalidity, and the parties will negotiate in good faith to modify this Agreement so that the unenforceable or invalid provision is replaced by such valid and enforceable provision which the parties consider, in good faith, to match as closely as possible the invalid or unenforceable provision and to achieve the same or a similar economic effect and to give effect to the parties’ original intent. The remaining provisions of this Agreement will continue to be binding and in full force and effect.
Section 5.7 Assignment.   No party hereto may assign, in whole or in part, or delegate all or any part of its rights, interests or obligations under this Agreement without the prior written consent of the other party. Any assignment or delegation made without such consent will be void. Notwithstanding the foregoing, Buyer shall be entitled to (a) assign its rights under this Agreement to any one of its Affiliates, and (b) assign any or all of its rights and obligations under this Agreement (in whole or in part) as collateral security in a financing transaction.
Section 5.8 Confidentiality Agreement.   The terms of the Confidentiality Agreement are hereby incorporated herein by reference and will continue in full force and effect until expiration or termination in accordance with the terms therein.
Section 5.9 Governing Law.   This Agreement and any claims or causes of action pursuant to it will be governed by and construed in accordance with the laws of the State of Delaware, without regard for its principles of conflict of laws.
Section 5.10 Specific Performance.   Each party acknowledges and agrees that the other party would be irreparably damaged if the provisions of this Agreement are not performed in accordance with their terms and that any breach of this Agreement and the non-consummation of the transactions contemplated hereby by either party could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any remedy to which such other party may be entitled under Section 5.11, provisional measures and injunctive relief necessary to protect the possibility of each party to seek specific performance from the other from the tribunal referred to in Section 5.11 can be sought from any court of competent jurisdiction. Each of the parties hereto (i) agrees that it shall not oppose the granting of any such relief and (ii) hereby irrevocably waives any requirement for the security or posting of any bond in connection with any such relief  (it is understood that clause (i) of this sentence is not intended to, and shall not, preclude any party hereto from litigating on the merits the substantive claim to which such remedy relates).
Section 5.11 Submission to Jurisdiction.   Each of the parties hereto irrevocably agrees that any Proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any other party hereto or its successors or assigns, shall be brought and determined exclusively in the Court of Chancery of the State of Delaware, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the federal courts sitting in the State of Delaware. Each of the parties hereto agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 5.4 or in such other manner as may be permitted by applicable Legal Requirements, will be valid and sufficient service thereof. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim, or otherwise, in any action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder: (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 5.11; (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); and (c) to the fullest extent permitted by the applicable Legal Requirements, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper, or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.
Section 5.12 Waiver of Jury Trial.   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION; (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.12.
Section 5.13 Waiver.   Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition, and no waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty, covenant or agreement hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, and no waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

Section 5.14 Counterparts; Facsimile Signature.   This Agreement may be executed in one (1) or more counterparts, by original or facsimile (or other such electronically transmitted) signature, each of which will be deemed an original, but all of which will constitute one and the same instrument. Any party executing this Agreement by facsimile (or other such electronically transmitted) signature shall, upon request from another party hereto, promptly deliver to the requesting party an original counterpart of such signature.
Section 5.15 Rights Cumulative.   All rights and remedies of each of the parties under this Agreement will be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this Agreement or applicable Legal Requirements.
Section 5.16 Interpretation.    (a) The words “hereof”, “herein”, and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (b) the words “date hereof”, when used in this Agreement, shall refer to the date set forth in the Preamble; (c) the terms defined in the singular have a comparable meaning when used in the plural, and vice versa; (d) the terms defined in the present tense have a comparable meaning when used in the past tense, and vice versa; (e) any references herein to a specific Section or Article shall refer, respectively, to Sections or Articles of this Agreement; (f) wherever the word “include”, “includes”, or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; (g) references herein to any gender includes each other gender; (h) the word “or” shall not be exclusive; (i) the headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof; (j) any references herein to any Governmental Authority shall be deemed to also be a reference to any successor Governmental Authority thereto; and (k) the parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.
COMPANY:
Avenue Therapeutics, Inc.
By:
/s/ Lucy Lu

Name: Lucy Lu
Title:   CEO
BUYER:
InvaGen Pharmaceuticals Inc.
By:
/s/ Deepak Agarwal

Name: Deepak Agarwal
Title:   CFO
STOCKHOLDERS:
FORTRESS BIOTECH, INC.
By:
/s/ Lindsay A. Rosenwald

Name: Lindsay A. Rosenwald
Title:   President and CEO
/s/ Lucy Lu

Lucy Lu
[Signature Page to Voting and Support Agreement]

 Schedule A
Stockholder Ownership
Name	Common Shares	Class A Preferred Shares	Restricted Stock Issuances	Restricted Stock Units	Total
Fortress Biotech, Inc.	3,590,096	250,000	—	—	3,840,096
Lucy Lu	175,001	—	158,332	465,000	798,333
[Schedule A to Voting and Support Agreement]

EXHIBIT E
WAIVER AGREEMENT
[Exhibit E to Stock Purchase and Merger Agreement]

EXECUTION COPY
WAIVER AND TERMINATION AGREEMENT
THIS WAIVER AND TERMINATION AGREEMENT (as may be amended or modified from time to time, this “Agreement”) is entered into on November 12, 2018, by and among Fortress Biotech, Inc., a Delaware corporation (“Fortress”), Avenue Therapeutics, Inc., a Delaware corporation (the “Company”), and InvaGen Pharmaceuticals Inc., a New York corporation (“Buyer”).
WHEREAS, the Company, Madison Pharmaceuticals Inc., and Buyer have entered into that certain Stock Purchase and Merger Agreement, dated as of the date hereof  (the “SPMA”);
WHEREAS, in connection with the Transactions, during the Term, Fortress has agreed to waive certain payments and benefits it may be entitled to receive in connection with (i) its ownership of Class A Preferred Shares; (ii) the Amended and Restated Founders Agreement by and among Fortress and the Company, dated as of September 13, 2016 (the “Founders Agreement”), attached hereto as Exhibit A; (iii) the Management Services Agreement by and among Fortress and the Company, dated as of February 17, 2015, as amended on May 15, 2017 (the “MSA”), attached hereto as Exhibit B; and (iv) any other Contracts between Fortress or its Affiliates, on the one hand, and the Company, on the other hand.
WHEREAS, in connection with the Transaction, Fortress has agreed that immediately prior to the Second Stage Closing, it will convert its Preferred Shares into Common Shares, and the Founders Agreement and the MSA shall be automatically terminated.
NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:
1. Definitions.   Capitalized terms used but not defined in this Agreement shall have the respective meanings ascribed to them in the SPMA.
2. Class A Preferred Shares.
a. Fortress hereby irrevocably waives, and such waiver shall be deemed to occur annually prior to any distribution or payment, its right to receive (i) the annual dividend of Common Shares equal to two and one half percent (2.5%) of the fully-diluted outstanding equity of the Company at the time of the dividend and (ii) any fees, payments, reimbursements or other distributions not covered by clause (i), in the case of each of clauses (i) and (ii), pursuant to the terms of the certificate of incorporation of the Company, as amended from time to time, for the period from the date hereof to the termination of Buyer’s rights under Section 4 of the Stockholders Agreement (the “Term”).
b. In addition, Fortress agrees that immediately prior to the Second Stage Closing, it will convert all of its Preferred Shares into Common Shares pursuant to the terms of the certificate of incorporation of the Company, as amended from time to time.
3. Founders Agreement.
a. Fortress hereby irrevocably waives its right to receive the following due to it under the Founders Agreement for the duration of the Term:
i. equity fees in Common Shares equal to two and one half percent (2.5%) of the gross amount of any equity or debt financing for the Company, as set forth in Section 1.2(d) of the Founders Agreement;
ii. a change in control fee equal to five times (5x) the product of  (i) net sales for the twelve (12) months immediately preceding a change in control of the Company and (ii) four and one-half percent (4.5%), as set forth in Section 1.2(e) of the Founders Agreement;
iii. cash fees equal to four and one half percent (4.5%) of the Company’s annual net sales of the Product, as defined in the Founders Agreement, as set forth in Section 1.2(f) of the Founders Agreement; and

iv. any fees, payments, reimbursements or other distributions not covered by clauses i, ii or iii above.
b. Each of Fortress and the Company hereby agrees that the Founders Agreement shall automatically terminate without any liability to the Company immediately prior to the Second Stage Closing Date; no further notice or action by Fortress or Buyer shall be required to effect such termination.
4. Management Services Agreement.
a. Fortress hereby irrevocably waives its right to receive (i) the annual consulting fee of $0.5 million due to it under Section 3.1 of the MSA and (ii) any fees, payments, reimbursements or other distributions not covered by clause (i), in the case of clauses (i) and (ii), for the duration of the Term; provided, that Fortress shall continue to receive an annual payment, which as of the date hereof equals $90,000, for desk space provided to the Company by Fortress pursuant to Section 4 of the MSA.
b. Each of Fortress and the Company hereby agrees that the MSA shall automatically terminate without any liability to the Company immediately prior to the Second Stage Closing Date; no further notice or action by Fortress or Buyer shall be required to effect such termination.
5. Other Agreements.   Fortress on its behalf and on behalf of any of its Affiliates hereby irrevocably waives its and its Affiliates right to receive any fees, payments, reimbursements or other distributions from the Company not otherwise covered by this Agreement for the duration of the Term. Each of Fortress and the Company hereby agrees that any Contract providing for any such fees, payments, reimbursements or other distributions shall automatically terminate without any liability to the Company immediately prior to the Second Stage Closing Date; no further notice or action by Fortress or Buyer shall be required to effect such termination. Fortress shall not terminate any of the MSAs (as defined herein) without the Buyer’s prior written consent, and shall continue to allow the Company to enter inter work orders under the MSAs, and the Company shall enter into such work orders, in the ordinary course of business. To the extent that any Intellectual Property was or is developed under any of the MSAs and is owned by Fortress, Fortress will promptly transfer such Intellectual Property, upon Buyer’s request, to the Company, at no cost. For purposes of this Section 5, “MSAs” means the Master Services Agreement between Fortress and Axiom Real-Time Metrics Inc. dated June 27, 2017, Master Services Agreement between Fortress and Clinical Supplies Management Holdings Inc. dated July 26, 2017, Master Services Agreement between and iCardiac Technologies Inc. dated June 13, 2017, Master Services Agreement between Fortress and JMI Laboratories Inc. dated October 28, 2015, Master Services Agreement between Fortress and Worldwide Clinical Trials Early Phase Services/Bioanalytical Sciences, Inc. dated November 10, 2015 and Master Services Agreement between Fortress and LabConnect, LLC dated July 7, 2017.
6. Representations and Warranties.   Each of Fortress and the Company represent and warrant to Buyer as follows (for purposes of this Section 6, each a “Representing Party”):
a. (i) It is a corporation duly organized, validly existing and in good standing under the laws of Delaware, (ii) it is duly licensed and qualified to conduct its business in each jurisdiction where the nature of the properties owned, leased or operated by it and the business transacted by it requires such licensing or qualification, except where any such failures to be so qualified or licensed have not had, or are not reasonably likely to have, a material adverse effect on its ability to perform its obligations under or to consummate the transactions contemplated by this Agreement, and (iii) it holds all necessary corporate power and authority to own, license and operate its assets and properties, to conduct its business, to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.
b. The execution and delivery of this Agreement by the Representing Party and the performance by the Representing Party of its obligations hereunder have been duly authorized by all requisite action on the part of the Representing Party, and no other actions or proceedings on the part of the Representing Party are necessary to authorize the execution and delivery of this Agreement.
c. This Agreement has been duly executed and delivered by the Representing Party and constitutes the valid and binding agreement of the Representing Party, enforceable against the Representing Party in accordance with its terms.

d. The execution or delivery by the Representing Party of this Agreement or the performance by the Representing Party of its obligations under this Agreement will not (i) result in any breach of any provision of the Representing Party’s certificate of incorporation or bylaws, (ii) result in any breach of, require (with or without notice or lapse of time or both) any payment, consent or notice or constitute a default (or give rise to any right of purchase, termination, amendment, acceleration or cancellation) under any Contract or order or judgment to which the Representing Party is a party or by which it or its assets are bound, (iii) result in the creation of an Encumbrance, or (iv) violate any applicable Legal Requirement, other than, in the case of clauses (ii) through (iv), such breaches, defaults or violations that have not had, or are not reasonably likely to have, a material adverse effect on the ability of the Representing Party to perform its obligations under or to consummate the transactions contemplated by this Agreement.
7. Termination.   This Agreement shall automatically terminate without force and effect upon termination of Buyer’s rights under Section 4 of the Stockholders Agreement; provided that any breach hereof prior to such termination shall survive such termination. Notwithstanding the preceding sentence, Section 8 shall survive any termination of this Agreement.
8. Miscellaneous.
a. Entire Agreement.   This Agreement, together with all other documents referred to herein, constitutes the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersedes any and all prior agreements, negotiations, correspondence, undertakings, understandings and communications of the parties hereto with respect to the subject matter of this Agreement.
b. Transaction Costs.   Except as otherwise provided herein, the parties to this Agreement will pay their own costs and expenses (including legal, accounting and other fees) relating to this Agreement.
c. Modifications.   Any amendment or modification to this Agreement, including this undertaking itself, shall only be valid if effected by an instrument or instruments in writing and shall be effective against each of the parties hereto that has signed such instrument or instruments. The parties agree that they jointly negotiated and prepared this Agreement and that this Agreement will not be construed against any party on the grounds that such party prepared or drafted the same.
d. Notices.   Notices will be deemed to have been received (a) upon receipt of a registered letter, (b) three Business Days following proper deposit with an internationally recognized express overnight delivery service, or (c) in the case of transmission by email, as of the date so transmitted (or if so transmitted after normal business hours at the place of the recipient, on the Business Day following such transmission):
If to the Company:
Avenue Therapeutics, Inc.
2 Gansevoort Street, 9th Floor
New York, NY 10014
Attn: Dr. Lucy Lu, M.D.
Email: llu@avenuetx.com
With a copy (which shall not constitute notice) to:
Alston & Bird LLP
90 Park Avenue, 12th Floor
New York, NY 10016
Attn: Mark F. McElreath
Email: mark.mcelreath@alston.com

If to Fortress:
Fortress Biotech, Inc.
2 Gansevoort Street, 9th Floor
New York, NY 10014
Attn: Dr. Lindsay Rosenwald, M.D.
Email: lrosenwald@fortressbiotech.com
With a copy (which shall not constitute notice) to:
Fortress Biotech, Inc.
2 Gansevoort Street, 9th Floor
New York, NY 10014
Attn: Samuel W. Berry, Esq.
Email: sberry@fortressbiotech.com
If to Buyer:
InvaGen Pharmaceuticals Inc.
Site B, 7 Oser Ave.
Hauppauge, NY 11788
c/o
A.S. Kumar, Esq.
Global General Counsel
Cipla Ltd.
Cipla House, Peninsula Business Park,
Ganapatrao Kadam Marg, Lower Parel West,
Mumbai, Maharashtra 400013, India
Email: as.kumar@cipla.com and cosecretary@cipla.com
With a copy (which shall not constitute notice) to:
InvaGen Pharmaceuticals Inc.
Site B, 7 Oser Ave.
Hauppauge, NY 11788
c/o
Nishant Saxena
Global Chief Strategy Officer
Cipla Ltd.
Cipla House, Peninsula Business Park,
Ganapatrao Kadam Marg, Lower Parel West,
Mumbai, Maharashtra 400013, India
Email: nishant.saxena@cipla.com
With a copy (which shall not constitute notice) to:
Hughes Hubbard & Reed LLP
One Battery Park Plaza
New York, NY 10004-1482
Attn: Kenneth A. Lefkowitz
Email: ken.lefkowitz@hugheshubbard.com
or to such other address as may be hereafter communicated in writing by the parties in a notice given in accordance with this Section 8(d), which address shall then apply to the respective notice provisions of the SPMA and all other Ancillary Agreements.

e. Public Announcements.   Except as required by Legal Requirements or by the requirements of any stock exchange on which the securities of a party hereto or any of its Affiliates are listed, no party to this Agreement will make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media with respect to the foregoing without prior notification to the other parties, and the parties to this Agreement will consult with each other and cooperate as to the form, timing and contents of any such press release, public announcement or disclosure.
f. Severability.   Each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Legal Requirements, but if any provision of this Agreement is found to be unenforceable or invalid under applicable Legal Requirements, such provision will be ineffective only to the extent of such unenforceability or invalidity, and the parties will negotiate in good faith to modify this Agreement so that the unenforceable or invalid provision is replaced by such valid and enforceable provision which the parties consider, in good faith, to match as closely as possible the invalid or unenforceable provision and to achieve the same or a similar economic effect and to give effect to the parties’ original intent. The remaining provisions of this Agreement will continue to be binding and in full force and effect.
g. Assignment.   No party hereto may assign, in whole or in part, or delegate all or any part of its rights, interests or obligations under this Agreement without the prior written consent of the other party. Any assignment or delegation made without such consent will be void. Notwithstanding the foregoing, Buyer shall be entitled to (a) assign its rights under this Agreement to any one of its Affiliates, and (b) assign any or all of its rights and obligations under this Agreement (in whole or in part) as collateral security in a financing transaction.
h. Governing Law.   This Agreement and any claims or causes of action pursuant to it will be governed by and construed in accordance with the laws of the State of Delaware, without regard for its principles of conflict of laws.
i. Specific Performance.   Each party acknowledges and agrees that the other party would be irreparably damaged if the provisions of this Agreement are not performed in accordance with their terms and that any breach of this Agreement and the non-consummation of the transactions contemplated hereby by either party could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any remedy to which such other party may be entitled under Section 8(j), provisional measures and injunctive relief necessary to protect the possibility of each party to seek specific performance from the other from the tribunal referred to in Section 8(j) can be sought from any court of competent jurisdiction. Each of the parties hereto (i) agrees that it shall not oppose the granting of any such relief and (ii) hereby irrevocably waives any requirement for the security or posting of any bond in connection with any such relief  (it is understood that clause (i) of this sentence is not intended to, and shall not, preclude any party hereto from litigating on the merits the substantive claim to which such remedy relates).
j. Submission to Jurisdiction.   Each of the parties hereto irrevocably agrees that any Proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any other party hereto or its successors or assigns, shall be brought and determined exclusively in the Court of Chancery of the State of Delaware, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the federal courts sitting in the State of Delaware. Each of the parties hereto agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8(d) or in such other manner as may be permitted by applicable Legal Requirements, will be valid and sufficient service thereof. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim, or otherwise, in any action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder: (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 8(j); (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); and (c) to the fullest extent permitted by the applicable Legal Requirements, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper, or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.
k. Waiver of Jury Trial.   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION; (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8(k).
l. Waiver.   Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition, and no waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty, covenant or agreement hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, and no waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.
m. Counterparts; Facsimile Signature.   This Agreement may be executed in one (1) or more counterparts, by original or facsimile (or other such electronically transmitted) signature, each of which will be deemed an original, but all of which will constitute one and the same instrument. Any party executing this Agreement by facsimile (or other such electronically transmitted) signature shall, upon request from another party hereto, promptly deliver to the requesting party an original counterpart of such signature.
n. Rights Cumulative.   All rights and remedies of each of the parties under this Agreement will be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this Agreement or applicable Legal Requirements.

o. Interpretation.   (a) The words “hereof”, “herein”, and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (b) the words “date hereof”, when used in this Agreement, shall refer to the date set forth in the Preamble; (c) the terms defined in the singular have a comparable meaning when used in the plural, and vice versa; (d) the terms defined in the present tense have a comparable meaning when used in the past tense, and vice versa; (e) any references herein to a specific Section or Article shall refer, respectively, to Sections or Articles of this Agreement; (f) wherever the word “include”, “includes”, or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; (g) references herein to any gender includes each other gender; (h) the word “or” shall not be exclusive; (i) the headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof; (j) any references herein to any Governmental Authority shall be deemed to also be a reference to any successor Governmental Authority thereto; and (k) the parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.
[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Waiver and Termination Agreement as of the date first set forth above.
AVENUE THERAPEUTICS, INC.
By:
/s/ Lucy Lu

Name: Lucy Lu
Title:   CEO
FORTRESS BIOTECH, INC.
By:
/s/ Lindsay A. Rosenwald

Name: Lindsay A. Rosenwald
Title:   President and CEO
INVAGEN PHARMACEUTICALS INC.
By:
/s/ Deepak Agarwal

Name: Deepak Agarwal
Title:    CFO
[Signature Page to Waiver Agreement]

EXHIBIT A
FOUNDERS AGREEMENT
[Exhibit A to Waiver Agreement]

EXHIBIT B
MSA
[Exhibit B to Waiver Agreement]

EXHIBIT F
FORTRESS RESTRICTIVE COVENANT AGREEMENT
[Exhibit F to Stock Purchase and Merger Agreement]

EXECUTION COPY
FORTRESS RESTRICTIVE COVENANT AGREEMENT
THIS FORTRESS RESTRICTIVE COVENANT AGREEMENT (as may be amended or modified from time to time, this “Agreement”) is made and entered into as of November 12, 2018, by and between InvaGen Pharmaceuticals Inc., a New York corporation (“Buyer”), and Fortress Biotech, Inc., a Delaware corporation (“Fortress”).
WHEREAS, Avenue Therapeutics, Inc., a Delaware corporation (the “Company”), Madison Pharmaceuticals Inc., and Buyer have entered into that certain Stock Purchase and Merger Agreement, dated as of the date hereof  (the “SPMA”); and
WHEREAS, Fortress is receiving a substantial economic benefit from the transactions contemplated by the SPMA, and Buyer would not have entered into the SPMA without the execution and delivery by Fortress of this Agreement.
NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:
1. Definitions.   Capitalized terms used but not defined in this Agreement shall have the respective meanings ascribed to them in the SPMA.
2. Restrictive Covenants.
(a) For a period commencing on the date hereof and ending on the earlier of  (i) (x) the termination of the SPMA in accordance with its terms if at the time of such termination the First Stage Closing has not occurred or (y) the date that is five years after the termination of the SPMA in accordance with its terms if at the time of such termination the First Stage Closing has occurred and (ii) five years after the Second Stage Closing Date (such period, the “Term”), Fortress shall (1) not (and Fortress shall cause its Affiliates, other than the Designated Affiliates, not to), on its own or through any other Person, engage or participate in, or render services to (whether as owner, operator, member, stockholder, manager, consultant, strategic partner, employee or otherwise) any Person engaged in, the business of hospital administered pain management anywhere in the world other than Canada, Central America or South America, including licensing, acquiring or seeking to develop Intellectual Property relating in any manner to hospital administered pain management, including by means of a collaboration agreement, partnership, joint venture, or other investment, or through sponsorship, management, research or development arrangements and (2) be deemed to be in breach of this Agreement if either of the Designated Affiliates, on its own or through any other Person, engages or participates in, or renders services to (whether as owner, operator, member, stockholder, manager, consultant, strategic partner, employee or otherwise) any Person engaged in, a business involving an FDA AP-rated 505(b)(2) NDA relating to the Product or an ANDA relating to the Product anywhere in the world other than Canada, Central America or South America, including licensing, acquiring or seeking to develop Intellectual Property relating in any manner to an FDA AP-rated 505(b)(2) NDA relating to the Product or an ANDA relating to the Product, including by means of a collaboration agreement, partnership, joint venture, or other investment, or through sponsorship, management, research or development arrangements. During the Term, Fortress shall not (and Fortress shall cause its Affiliates not to), directly or indirectly, use or transfer to another Person, or facilitate the use or transfer by or to another Person, of any Investigational New Drug, NDA, “regulatory documents”, “essential documents” or any amendments thereto, any data or information contained in the files submitted to the FDA, or any other information or data, in each case, related to the Product or improvements thereon.
(b) During the Term, Fortress shall not (and Fortress shall cause its Affiliates, other than the Designated Affiliates, not to) directly or indirectly, (i) solicit for employment, recruit or hire, either as an employee or a consultant, any employee, consultant or independent contractor of the Company (other than as described in Schedule 1 hereto), Buyer, Cipla Limited (“Cipla”) or any of their respective Affiliates who was an employee, consultant or independent contractor of the Company,

Buyer, Cipla or any of their respective Affiliates as of the date of this Agreement or at any time thereafter and prior to the expiration of the Term to become an employee or consultant of, or otherwise provide services to, Fortress or any of its Affiliates, (ii) interfere or attempt to interfere with any transaction, agreement, prospective agreement, business opportunity or business relationship relating to the Product in which the Company, Buyer, Cipla or any of their respective Affiliates is involved in as of the date of this Agreement or at any time thereafter and prior to the expiration of the Term or (iii) otherwise engage or participate in any effort or act to induce any Person to discontinue a relationship with the Company, Buyer or Cipla or any of their respective Affiliates. During the Term, Fortress shall be deemed to be in breach of this Agreement if either of the Designated Affiliates directly or indirectly, interferes or attempts to interfere with any transaction, agreement, prospective agreement, business opportunity or business relationship relating to the Product in which the Company, Buyer, Cipla or any of their respective Affiliates is involved in as of the date of this Agreement or at any time thereafter and prior to the expiration of the Term.
(c) Fortress shall (and Fortress shall cause its Affiliates and Representatives to) keep confidential and not disclose to any other Person or use any information, technology, know-how, trade secrets, product formulas, industrial designs, franchises, inventions or other industrial and intellectual property in Fortress’ possession or control regarding the Company or its businesses (unless and to the extent compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other Legal Requirements). The obligations of Fortress under this Section 2(c) shall not apply to information that (i) is obtained from public information, (ii) is received from a third party after the date hereof not, to the actual knowledge of Fortress after reasonable investigation, subject to any obligation of confidentiality with respect to such information, or (iii) is or becomes known to the public, other than through a breach of this Agreement.
(d) For purposes of this Agreement, “Designated Affiliate” shall mean each of Mustang Bio, Inc., a Delaware corporation (“Mustang”), and Checkpoint Therapeutics, Inc., a Delaware corporation (“Checkpoint”), only if  (i) none of Fortress or its Affiliates (other than Mustang or Checkpoint) or Representatives have, directly or indirectly, provided guidance or encouragement to, or suggested, requested or directed to, take any action which would constitute a failure to comply with this Agreement if taken by Fortress and (ii) any designee of Fortress or any of its Affiliates on the board of directors (or similar governing body) of Mustang or Checkpoint, as applicable, shall have recused himself or herself from participating in discussions or voting with respect to the action which, but for the exception for Designated Affiliates in Section 2, would constitute a failure to comply with this Agreement.
(d) Fortress hereby acknowledges and agrees that the provisions of this Agreement shall supersede the provisions of Section 1.3.2 of the MSA (as defined in the Waiver Agreement).
3. Representations and Warranties.   Fortress represents and warrants to Buyer as follows:
(a) (i) It is a corporation duly organized, validly existing and in good standing under the laws of Delaware, (ii) it is duly licensed and qualified to conduct its business in each jurisdiction where the nature of the properties owned, leased or operated by it and the business transacted by it requires such licensing or qualification, except where any such failures to be so qualified or licensed have not had, or are not reasonably likely to have, a material adverse effect on the ability of Fortress to perform its obligations under or to consummate the transactions contemplated by this Agreement, and (iii) it holds all necessary corporate power and authority to own, license and operate its assets and properties, to conduct its business, to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.
(b) The execution and delivery of this Agreement by Fortress and the performance by Fortress of its obligations hereunder have been duly authorized by all requisite action on the part of Fortress, and no other actions or proceedings on the part of Fortress are necessary to authorize the execution and delivery of this Agreement.
(c) This Agreement has been duly executed and delivered by Fortress and constitutes the valid and binding agreement of Fortress, enforceable against Fortress in accordance with its terms.

(c) The execution or delivery by Fortress of this Agreement or the performance by Fortress of its obligations under this Agreement will not (i) result in any breach of any provision of Fortress’ certificate of incorporation or bylaws, as amended, (ii) result in any breach of, require (with or without notice or lapse of time or both) any payment, consent or notice or constitute a default (or give rise to any right of purchase, termination, amendment, acceleration or cancellation) under any Contract or order or judgment to which Fortress is a party or by which it or its assets are bound, (iii) result in the creation of an Encumbrance, or (iv) violate any applicable Legal Requirement, other than, in the case of clauses (ii) through (iv), such breaches, defaults or violations that have not had, or are not reasonably likely to have, a material adverse effect on the ability of Fortress to perform its obligations under or to consummate the transactions contemplated by this Agreement.
4. Remedies.   Buyer and Fortress acknowledge and agree that the remedies at law for any breach by Fortress of any of the covenants or provisions of this Agreement are inadequate, and that Buyer shall be entitled to an injunction, specific performance or other equitable relief against Fortress in the event of any breach, Fortress agrees to reimburse Buyer any and all fees, costs and expenses (including reasonable attorneys’ fees) incurred for purposes of enforcing this Agreement in the event such enforcement is either consented to by Fortress or ordered by a court of competent jurisdiction. Without limiting the foregoing, in the event of a breach or threatened breach by Fortress of the terms of this Agreement, Buyer shall be entitled, if it so elects, to: (a) have the provisions of this Agreement specifically enforced by any court having equity jurisdiction or to enjoin Fortress from any further violation of this Agreement; (b) require Fortress to account for and pay over to Buyer all compensation, profits, monies, accruals, increments or other benefits derived or received by Fortress as the result of any transactions constituting a breach of this Agreement, and Fortress hereby agrees to promptly account for and pay over such benefits to Buyer; and (c) institute legal proceedings to obtain other monetary damages for any such breach. Without limiting the foregoing, Buyer shall be entitled to set-off any amount owed by Fortress under this Agreement as a result of its breach hereof against any amount owed to Fortress or any of its Affiliates under the SPMA or any Ancillary Agreement. Each of the rights and remedies enumerated above shall be independent of the others, and shall be severally enforceable, and all of such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to Buyer at law or in equity.
5. Severability.   In the event that any of the covenants or provisions of Section 2 hereof may be determined to be invalid, illegal or unenforceable by a court of competent jurisdiction in a final non-appealable judgment or order as a result of any time or scope (geographic or otherwise) limitations provided therein, Buyer and Fortress expressly agree that such covenants and provisions shall be effective nevertheless for the greatest period of time and within the greatest scope (geographic or otherwise) that would not render them invalid, illegal or unenforceable, and in such event Fortress hereby consents that such provisions may be judicially modified accordingly in any proceeding brought to enforce the provisions of Section 2 hereof. Any other covenant or provision of this Agreement that may be determined to be invalid, illegal or unenforceable shall be ineffective only to the extent of such invalidity, illegality or unenforceability without invalidating or rendering unenforceable any remaining provisions of this Agreement.
6. Tolling Period.   The obligations contained in Section 2 hereof shall be extended by any length of time during which Fortress is or was in breach of any such obligations.
7. Acknowledgments.   Fortress hereby acknowledges and agrees that (a) this Agreement (including the time, scope (geographic or otherwise) or any other limitations provided in Section 2 hereof) is reasonable and necessary for the protection of the immediate interests of Buyer, and that any violation of this Agreement would cause substantial injury to Buyer and that Buyer would not have entered into the SPMA, this Agreement and the other Ancillary Agreements without receiving the additional consideration offered by Fortress in binding itself to this Agreement; (b) the scope of this Agreement, in terms of duration, geographic area, activities restricted and otherwise, is reasonable; and (c) counsel for Fortress has reviewed this Agreement.

8. Miscellaneous.
a.
Entire Agreement.   This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersedes any and all prior agreements, negotiations, correspondence, undertakings, understandings and communications of the parties hereto with respect to the subject matter of this Agreement.

b.
Transaction Costs.   Except as otherwise provided herein, the parties to this Agreement will pay their own costs and expenses (including legal, accounting and other fees) relating to this Agreement.

c.
Modifications.   Any amendment or modification to this Agreement, including this undertaking itself, shall only be valid if effected by an instrument or instruments in writing and shall be effective against each of the parties hereto that has signed such instrument or instruments. The parties agree that they jointly negotiated and prepared this Agreement and that this Agreement will not be construed against any party on the grounds that such party prepared or drafted the same.

d.
Notices.   Notices will be deemed to have been received (a) upon receipt of a registered letter, (b) three Business Days following proper deposit with an internationally recognized express overnight delivery service, or (c) in the case of transmission by email, as of the date so transmitted (or if so transmitted after normal business hours at the place of the recipient, on the Business Day following such transmission):

If to Fortress:
Fortress Biotech, Inc.
2 Gansevoort Street, 9th Floor
New York, NY 10014
Attn: Dr. Lindsay Rosenwald, M.D.
Email: lrosenwald@fortressbiotech.com
With a copy (which shall not constitute notice) to:
Fortress Biotech, Inc.
2 Gansevoort Street, 9th Floor
New York, NY 10014
Attn: Samuel W. Berry, Esq.
Email: sberry@fortressbiotech.com
If to Buyer:
InvaGen Pharmaceuticals Inc.
Site B, 7 Oser Ave.
Hauppauge, NY 11788
c/o
A.S. Kumar, Esq.
Global General Counsel
Cipla Ltd.
Cipla House, Peninsula Business Park,
Ganapatrao Kadam Marg, Lower Parel West,
Mumbai, Maharashtra 400013, India
Email: as.kumar@cipla.com and cosecretary@cipla.com

With a copy (which shall not constitute notice) to:
InvaGen Pharmaceuticals Inc.
Site B, 7 Oser Ave.
Hauppauge, NY 11788
c/o
Nishant Saxena
Global Chief Strategy Officer
Cipla Ltd.
Cipla House, Peninsula Business Park,
Ganapatrao Kadam Marg, Lower Parel West,
Mumbai, Maharashtra 400013, India
Email: nishant.saxena@cipla.com
With a copy (which shall not constitute notice) to:
Hughes Hubbard & Reed LLP
One Battery Park Plaza
New York, NY 10004-1482
Attn: Kenneth A. Lefkowitz
Email: ken.lefkowitz@hugheshubbard.com
or to such other address as may be hereafter communicated in writing by the parties in a notice given in accordance with this Section 8(d), which address shall then apply to the respective notice provisions of the SPMA and all other Ancillary Agreements.
e.
Public Announcements.   Except as required by Legal Requirements or by the requirements of any stock exchange on which the securities of a party hereto or any of its Affiliates are listed, no party to this Agreement will make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media with respect to the foregoing without prior notification to the other parties, and the parties to this Agreement will consult with each other and cooperate as to the form, timing and contents of any such press release, public announcement or disclosure.

f.
Severability.   Each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Legal Requirements, but if any provision of this Agreement is found to be unenforceable or invalid under applicable Legal Requirements, such provision will be ineffective only to the extent of such unenforceability or invalidity, and the parties will negotiate in good faith to modify this Agreement so that the unenforceable or invalid provision is replaced by such valid and enforceable provision which the parties consider, in good faith, to match as closely as possible the invalid or unenforceable provision and to achieve the same or a similar economic effect and to give effect to the parties’ original intent. The remaining provisions of this Agreement will continue to be binding and in full force and effect.

g.
Assignment.   No party hereto may assign, in whole or in part, or delegate all or any part of its rights, interests or obligations under this Agreement without the prior written consent of the other party. Any assignment or delegation made without such consent will be void. Notwithstanding the foregoing, Buyer shall be entitled to (a) assign its rights under this Agreement to any one of its Affiliates, and (b) assign any or all of its rights and obligations under this Agreement (in whole or in part) as collateral security in a financing transaction.

h.
Governing Law.   This Agreement and any claims or causes of action pursuant to it will be governed by and construed in accordance with the laws of the State of Delaware, without regard for its principles of conflict of laws.

i.
Specific Performance.   Each party acknowledges and agrees that the other party would be irreparably damaged if the provisions of this Agreement are not performed in accordance with their terms and that any breach of this Agreement and the non-consummation of the transactions contemplated hereby by either party could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any remedy to which such other party may be entitled under Section 8(j), provisional measures and injunctive relief necessary to protect the possibility of each party to seek specific performance from the other from the tribunal referred to in Section 8(j) can be sought from any court of competent jurisdiction. Each of the parties hereto (i) agrees that it shall not oppose the granting of any such relief and (ii) hereby irrevocably waives any requirement for the security or posting of any bond in connection with any such relief  (it is understood that clause (i) of this sentence is not intended to, and shall not, preclude any party hereto from litigating on the merits the substantive claim to which such remedy relates).
j.
Submission to Jurisdiction.   Each of the parties hereto irrevocably agrees that any Proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any other party hereto or its successors or assigns, shall be brought and determined exclusively in the Court of Chancery of the State of Delaware, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the federal courts sitting in the State of Delaware. Each of the parties hereto agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8(d), or in such other manner as may be permitted by applicable Legal Requirements, will be valid and sufficient service thereof. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim, or otherwise, in any action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder: (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 8(j); (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); and (c) to the fullest extent permitted by the applicable Legal Requirements, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper, or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

k.
Waiver of Jury Trial.   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION; (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8(k).

l.
Waiver.   Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition, and no waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty, covenant or agreement hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, and no waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

m.
Counterparts; Facsimile Signature.   This Agreement may be executed in one (1) or more counterparts, by original or facsimile (or other such electronically transmitted) signature, each of which will be deemed an original, but all of which will constitute one and the same instrument. Any party executing this Agreement by facsimile (or other such electronically transmitted) signature shall, upon request from another party hereto, promptly deliver to the requesting party an original counterpart of such signature.

n.
Rights Cumulative.   All rights and remedies of each of the parties under this Agreement will be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this Agreement or applicable Legal Requirements.

o.
Interpretation.    (a) The words “hereof”, “herein”, and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (b) the words “date hereof”, when used in this Agreement, shall refer to the date set forth in the Preamble; (c) the terms defined in the singular have a comparable meaning when used in the plural, and vice versa; (d) the terms defined in the present tense have a comparable meaning when used in the past tense, and vice versa; (e) any references herein to a specific Section or Article shall refer, respectively, to Sections or Articles of this Agreement; (f) wherever the word “include”, “includes”, or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; (g) references herein to any gender includes each other gender; (h) the word “or” shall not be exclusive; (i) the headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof; (j) any references herein to any Governmental Authority shall be deemed to also be a reference to any successor Governmental Authority thereto; and (k) the parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

p.
Survival.   This Section 8 shall survive any termination of this Agreement.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.
Fortress Biotech, Inc.
By:
/s/ Lindsay A. Rosenwald

Name: Lindsay A. Rosenwald
Title:   President and CEO
InvaGen Pharmaceuticals Inc.
By:
/s/ Deepak Agarwal

Name: Deepak Agarwal
Title:   CFO
[Signature Page to Fortress Restrictive Covenant Agreement]

Schedule 1
Robert Criscola — may leave the Company and transition to an Affiliate of Fortress after the filing of the NDA by the Company.
Amy Wheeler — may leave the Company and transition to an Affiliate of Fortress after the Company completes its abdominoplasty study.
[Signature Page to Fortress Restrictive Covenant Agreement]

EXHIBIT G
INDEMNIFICATION AGREEMENT
[Exhibit G to Stock Purchase and Merger Agreement]

EXECUTION COPY
INDEMNIFICATION AGREEMENT
THIS INDEMNIFICATION AGREEMENT (as amended or modified from time to time, this “Agreement”) is made and entered into as of November 12, 2018, by and among InvaGen Pharmaceuticals Inc., a New York Corporation (“Buyer”), and Fortress Biotech, Inc., a Delaware corporation (“Fortress”).
RECITALS
WHEREAS, Buyer, Madison Pharmaceuticals Inc., a Delaware corporation and wholly-owned Subsidiary of Buyer, and Avenue Therapeutics, Inc., a Delaware corporation (the “Company”), have entered into that certain Stock Purchase and Merger Agreement, dated as of the date of this Agreement (the “SPMA”); and
WHEREAS, Fortress is receiving a substantial economic benefit from the transactions contemplated by the SPMA, and Buyer would not have entered into the SPMA without the execution and delivery by Fortress of this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the respective representations and warranties, covenants and agreements set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, effective as of the First Stage Closing (as defined in the SPMA) (the “Effective Date”), the parties hereto agree as follows:
1. Definitions.
Capitalized terms used but not defined in this Agreement shall have the respective meanings ascribed to them in the SPMA.
2. Indemnification.
(a) Subject to the other provisions of this Section 2, from the First Stage Closing until the Second Stage Closing (it being agreed that any claim with respect to which Fortress has been given an Indemnification Notice at or prior to the Second Stage Closing shall survive the Second Stage Closing or the termination of the SPMA pursuant to Section 10.5 thereof), Fortress agrees to indemnify and hold harmless the Buyer Indemnified Parties from and against all Losses asserted (or to be asserted as of the Second Stage Closing giving effect to the Second Stage Closing) against, imposed (or to be imposed as of the Second Stage Closing giving effect to the Second Stage Closing) upon or sustained (to be sustained as of the Second Stage Closing giving effect to the Second Stage Closing) or incurred (to be incurred as of the Second Stage Closing giving effect to the Second Stage Closing) as a result of, arising out of or in connection with any breach or inaccuracy as of  (i) the Signing Date, (ii) the First Stage Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date) and (iii) the Second Stage Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), in each case, of any representation or warranty of the Company contained in the SPMA or any Ancillary Agreement, provided, that, in each case, for purposes of determining if there is any such breach or inaccuracy and for purposes of calculating any Losses arising from such breach or inaccuracy, such representations and warranties shall be read as if they were not qualified by any concept of  “material”, “materiality” or “Material Adverse Effect” or a similar qualification; provided that, such materiality read out shall not apply to the representations contained in Section 5.4 and Section 5.10 of the SPMA and the defined term “Material Contract”, and provided further that changes in the share price of the Common Shares shall not alone constitute a “Loss” for purposes of this Section 2).

(b) Notwithstanding anything in this Agreement to the contrary:
(i) except in the case of fraud or intentional misrepresentation, Fortress shall not be liable for any claim for indemnification pursuant to Section 2(a) (other than with respect to any breach or inaccuracy of any Fundamental Representation) unless and until the aggregate amount of indemnifiable Losses which may be recovered from Fortress equals or exceeds $150,000, in which case Fortress shall be liable for the full amount of such Losses from the first dollar thereof;
(ii) except in the case of fraud or intentional misrepresentation, the maximum liability of Fortress pursuant to Section 2(a) (other than with respect to any breach or inaccuracy of any Fundamental Representation) shall in no event exceed $7,000,000;
(iii) except in the case of fraud or intentional misrepresentation, the maximum liability of Fortress pursuant to Section 2(a) solely with respect to any breach or inaccuracy of any Fundamental Representation shall in no event exceed $35,000,000; and
(iv) except in the case of fraud or intentional misrepresentation, in no event shall the maximum liability of Fortress pursuant to Section 2(a) exceed $35,000,000 in the aggregate.
(c) Notwithstanding anything in this Agreement to the contrary, in no event shall Losses of any Person include any punitive damages, except to the extent payable to a third party. No investigation by any Person, or information provided, made available or delivered to any Person, or any knowledge that any Person may have shall affect any representations or warranties or rights contained in this Agreement or any Ancillary Agreement. Notwithstanding anything to the contrary, no Buyer Indemnified Party shall have any obligation to pursue the Company for any Losses relating to any breach or inaccuracy of any representation or warranty of the Company contained in the SPMA or in any Ancillary Agreement, and in no event shall Fortress or any of its Affiliates make any claim, including any claims for contribution, against the Company, Buyer or their respective Affiliates with respect to any such breaches or inaccuracies or with respect to any indemnification amounts paid or payable hereunder, the SPMA or any other Ancillary Agreement.
(d) Fortress and Buyer agree to treat all indemnification payments made under this Agreement as an adjustment to the Stock Purchase Price for Tax purposes and shall be treated as such by Fortress and Buyer on their Tax Returns to the greatest extent permitted by Legal Requirement.
(e) From the First Stage Closing until the Second Stage Closing, the indemnities provided for in this Section 2 are the sole and exclusive monetary remedies of the Buyer Indemnified Parties against Fortress for any breach of or inaccuracy in any representations or warranty of the Company set forth in the SPMA; it being understood that the foregoing limitations shall not apply in respect of a claim of fraud or intentional misrepresentation. To the extent that Buyer has obtained the insurance coverage referred to in Section 11 of the SPMA (the “R&WI”), Buyer shall first use reasonable best efforts to pursue any claims that it could otherwise have brought against Fortress under this Section 2 against the insurer providing the R&WI to the extent such claims are covered by the R&WI, it being agreed that Buyer shall not be limited to exercise its rights under this Section 2 to the extent that (i) there is no R&WI or (ii) the R&WI does not cover Losses indemnifiable under this Section 2 (including due to fraud or intentional misrepresentation), it being further agreed that nothing herein shall preclude any Buyer Indemnified Party from (A) delivering an Indemnification Notice to Fortress (even though Buyer is pursuing the insurer providing the R&WI), (B) pursuing Fortress hereunder if Buyer does not reach an agreement with the insurer providing the R&WI within 30 days of making the claim to such insurer or (C) pursuing Fortress hereunder (without first pursuing the insurer providing the R&WI) within 90 days prior to the Second Stage Closing.
(f) Subject to the other provisions of this Section 2, whenever any claim shall arise for indemnification under this Section 2, the Buyer Indemnified Parties, shall notify Fortress in writing (the “Indemnification Notice”) within 30 days of becoming aware of the claim, which writing shall include the facts reasonably available to the Buyer Indemnified Parties constituting the basis for such claim, the specific section of the SPMA or Ancillary Agreement upon which the claim is based and an estimate, if reasonable practicable, of the amount of Losses asserted (or to be asserted as of the Second Stage Closing giving effect to the Second Stage Closing) against, imposed (or to be imposed as of the Second Stage Closing giving effect to the Second Stage Closing) upon or sustained (to be sustained as of the Second Stage Closing giving effect to the Second Stage Closing) or incurred (to be incurred as of the Second Stage Closing giving effect to the Second Stage Closing) by the Buyer Indemnified Party; provided, however, that the failure of the Buyer Indemnified Party to provide such notice shall not affect the indemnification obligations of Fortress except to the extent that Fortress is actually materially prejudiced as a result of such failure; provided, further, that, without limiting the provisions of this Agreement, the Buyer Indemnified Parties shall have the right to deliver such Indemnification Notice after the consummation of the First Stage Closing and prior to, or concurrently with, the consummation of the Second Stage Closing with respect to any representation or warranty of the Company contained in the SPMA or any Ancillary Agreement that Buyer in good faith expects will be breached or inaccurate as of the Second Stage Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date). If Fortress does not notify the Buyer Indemnified Party within thirty (30) days following its receipt of an Indemnification Notice that Fortress disputes its liability to the Buyer Indemnified Party hereunder, such claim specified by the Buyer Indemnified Party in such Indemnification Notice shall be conclusively deemed a liability of Fortress hereunder and Fortress shall pay the amount of such liability to the Buyer Indemnified Party on demand. If Fortress agrees that it has an indemnification obligation but asserts that it is obligated to pay a lesser amount than that claimed by the Buyer Indemnified Party, Fortress shall pay such lesser amount promptly to the Buyer Indemnified Party, without prejudice to or waiver of the Buyer Indemnified Party’s claim for the difference. Buyer and Fortress hereby covenant and agree that, to the extent there is a disagreement with respect to a claim for indemnification under this Section 2, they shall negotiate in good faith to arrive at a resolution of such disagreement. Fortress shall pay to the Buyer Indemnified Parties any amount of Losses stated in an Indemnity Determination (as defined below) on demand. “Outstanding Indemnification Amount” means the sum of the amount of Losses stated in all Indemnity Determinations with respect to all indemnification claims by all Buyer Indemnified Parties pursuant to this Agreement to the extent not actually paid by Fortress to the applicable Buyer Indemnified Parties as of the Second Stage Closing.
(g) Subject to the other provisions of this Section 2, upon a determination of an indemnification claim made by the Buyer Indemnified Party, whether such determination is by reason of  (a) the mutual agreement of Fortress and the Buyer Indemnified Party (or deemed to be a liability of Fortress pursuant to Section 2(f)), or (b) a judgment or award of a court of competent jurisdiction (each an “Indemnity Determination”), then the amount of the Losses stated in such Indemnity Determination shall be paid by Fortress in accordance with the terms of this Section 2 (without prejudice to the Buyer Indemnified Parties’ or Fortress’s right to appeal any such decision, provided that such payment obligation shall not be affected by, delayed or stayed by any such pending appeal), it being agreed that Fortress’ obligation to pay any Post-Closing Indemnification Amount or Adjusted Pre-Closing Indemnification Amount shall be limited to the Fortress Portion multiplied by such Post-Closing Indemnification Amount or Adjusted Pre-Closing Indemnification Amount, as applicable.
(h) For purposes of this Agreement, “Fundamental Representations” means (x) the representations and warranties of the Company contained in Section 5.1, Section 5.3, Section 5.4(c), Section 5.5(a), Section 5.5(b), Section 5.5(c), Section 5.8, Section 5.9, Section 5.11, Section 5.14, Section 5.16, Section 5.17 and Section 5.20 of the SPMA and (y) the representations and warranties of the Company contained in any Ancillary Agreement that are substantially similar to the representations and warranties referred to in the foregoing clause (x) of this Section 2(h).
(i) In case of any Proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder, Fortress shall use its reasonable best efforts to expedite the resolution of such Proceeding, and acknowledges and agrees that time is of the essence to the Buyer Indemnified Parties in terms of such resolution.
(j) With respect to any indemnification claim by a Buyer Indemnified Party hereunder that is not subject to an Indemnity Determination prior to the Second Stage Closing, if, after the Second Stage Closing, a court of competent jurisdiction dismisses such indemnification claim on the grounds that it was a frivolous claim, and such dismissal becomes final and not subject to any further appeals or the time for giving notice to take such appeals has lapsed and no such notice was filed, then Buyer shall reimburse Fortress for its reasonable and documented legal fees and expenses incurred in connection with the defense of such indemnification claim.
3. Representations and Warranties.
Fortress represents and warrants to Buyer as follows:
(a) (i) It is a corporation duly organized, validly existing and in good standing under the laws of Delaware, (ii) it is duly licensed and qualified to conduct its business in each jurisdiction where the nature of the properties owned, leased or operated by it and the business transacted by it requires such licensing or qualification, except where any such failures to be so qualified or licensed have not had, or are not reasonably likely to have, a material adverse effect on the ability of Fortress to perform its obligations under or to consummate the transactions contemplated by this Agreement, and (iii) it holds all necessary corporate power and authority to own, license and operate its assets and properties, to conduct its business, to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.
(b) The execution and delivery of this Agreement by Fortress and the performance by Fortress of its obligations hereunder have been duly authorized by all requisite action on the part of Fortress, and no other actions or proceedings on the part of Fortress are necessary to authorize the execution and delivery of this Agreement.
(c) This Agreement has been duly executed and delivered by Fortress and constitutes the valid and binding agreement of Fortress, enforceable against Fortress in accordance with its terms.
(d) The execution or delivery by Fortress of this Agreement or the performance by Fortress of its obligations under this Agreement will not (i) result in any breach of any provision of Fortress’ certificate of incorporation or bylaws, as amended, (ii) result in any breach of, require (with or without notice or lapse of time or both) any payment, consent or notice or constitute a default (or give rise to any right of purchase, termination, amendment, acceleration or cancellation) under any Contract or order or judgment to which Fortress is a party or by which it or its assets are bound, (iii) result in the creation of an Encumbrance, or (iv) violate any applicable Legal Requirement, other than, in the case of clauses (ii) through (iv), such breaches, defaults or violations that have not had, or are not reasonably likely to have, a material adverse effect on the ability of Fortress to perform its obligations under or to consummate the transactions contemplated by this Agreement.
4. Miscellaneous.
(a) Entire Agreement.   This Agreement, together with all other documents referred to herein, constitutes the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersedes any and all prior agreements, negotiations, correspondence, undertakings, understandings and communications of the parties hereto with respect to the subject matter of this Agreement. Nothing contained in this Agreement shall be deemed or construed as creating a joint venture or partnership between any of the parties hereto.
(b) Transaction Costs.   Except as otherwise provided herein, the parties to this Agreement will pay their own costs and expenses (including legal, accounting and other fees) relating to this Agreement.
(c) Modifications.   Any amendment or modification to this Agreement, including this undertaking itself, shall only be valid if effected by an instrument or instruments in writing and shall be effective against each of the parties hereto that has signed such instrument or instruments. The parties agree that they jointly negotiated and prepared this Agreement and that this Agreement will not be construed against any party on the grounds that such party prepared or drafted the same.

(d) Notices.   Notices will be deemed to have been received (a) upon receipt of a registered letter, (b) three Business Days following proper deposit with an internationally recognized express overnight delivery service, or (c) in the case of transmission by email, as of the date so transmitted (or if so transmitted after normal business hours at the place of the recipient, on the Business Day following such transmission):
If to Fortress:
Fortress Biotech, Inc.
2 Gansevoort Street, 9th Floor
New York, NY 10014
Attn: Dr. Lindsay Rosenwald, M.D.
Email: lrosenwald@fortressbiotech.com
With a copy (which shall not constitute notice) to:
Fortress Biotech, Inc.
2 Gansevoort Street, 9th Floor
New York, NY 10014
Attn: Samuel W. Berry, Esq.
Email: sberry@fortressbiotech.com
If to Buyer:
InvaGen Pharmaceuticals Inc.
Site B, 7 Oser Ave.
Hauppauge, NY 11788
c/o
A.S. Kumar, Esq.
Global General Counsel
Cipla Ltd.
Cipla House, Peninsula Business Park,
Ganapatrao Kadam Marg, Lower Parel West,
Mumbai, Maharashtra 400013, India
Email: as.kumar@cipla.com and cosecretary@cipla.com
With a copy (which shall not constitute notice) to:
InvaGen Pharmaceuticals Inc.
Site B, 7 Oser Ave.
Hauppauge, NY 11788
c/o
Nishant Saxena
Global Chief Strategy Officer
Cipla Ltd.
Cipla House, Peninsula Business Park,
Ganapatrao Kadam Marg, Lower Parel West,
Mumbai, Maharashtra 400013, India
Email: nishant.saxena@cipla.com
With a copy (which shall not constitute notice) to:
Hughes Hubbard & Reed LLP
One Battery Park Plaza
New York, NY 10004-1482
Attn: Kenneth A. Lefkowitz
Email: ken.lefkowitz@hugheshubbard.com
or to such other address as may be hereafter communicated in writing by the parties in a notice given in accordance with this Section 4(d), which address shall then apply to the respective notice provisions of the SPMA and all other Ancillary Agreements.

(e) Public Announcements.   Except as required by Legal Requirements or by the requirements of any stock exchange on which the securities of a party hereto or any of its Affiliates are listed, no party to this Agreement will make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media with respect to the foregoing without prior notification to the other parties, and the parties to this Agreement will consult with each other and cooperate as to the form, timing and contents of any such press release, public announcement or disclosure.
(f) Severability.   Each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Legal Requirements, but if any provision of this Agreement is found to be unenforceable or invalid under applicable Legal Requirements, such provision will be ineffective only to the extent of such unenforceability or invalidity, and the parties will negotiate in good faith to modify this Agreement so that the unenforceable or invalid provision is replaced by such valid and enforceable provision which the parties consider, in good faith, to match as closely as possible the invalid or unenforceable provision and to achieve the same or a similar economic effect and to give effect to the parties’ original intent. The remaining provisions of this Agreement will continue to be binding and in full force and effect.
(g) Assignment.   No party hereto may assign, in whole or in part, or delegate all or any part of its rights, interests or obligations under this Agreement without the prior written consent of the other party. Any assignment or delegation made without such consent will be void. Notwithstanding the foregoing, Buyer shall be entitled to (a) assign its rights under this Agreement to any one of its Affiliates, and (b) assign any or all of its rights and obligations under this Agreement (in whole or in part) as collateral security in a financing transaction.
(h) Confidentiality Agreement.   The terms of the Confidentiality Agreement are hereby incorporated herein by reference and will continue in full force and effect until expiration or termination in accordance with the terms therein.
(i) Governing Law.   This Agreement and any claims or causes of action pursuant to it will be governed by and construed in accordance with the laws of the State of Delaware, without regard for its principles of conflict of laws.
(j) Specific Performance.   Each party acknowledges and agrees that the other party would be irreparably damaged if the provisions of this Agreement are not performed in accordance with their terms and that any breach of this Agreement and the non-consummation of the transactions contemplated hereby by either party could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any remedy to which such other party may be entitled under Section 4(k), provisional measures and injunctive relief necessary to protect the possibility of each party to seek specific performance from the other from the tribunal referred to in Section 4(k) can be sought from any court of competent jurisdiction. Each of the parties hereto (i) agrees that it shall not oppose the granting of any such relief and (ii) hereby irrevocably waives any requirement for the security or posting of any bond in connection with any such relief  (it is understood that clause (i) of this sentence is not intended to, and shall not, preclude any party hereto from litigating on the merits the substantive claim to which such remedy relates).
(k) Submission to Jurisdiction.   Each of the parties hereto irrevocably agrees that any Proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any other party hereto or its successors or assigns, shall be brought and determined exclusively in the Court of Chancery of the State of Delaware, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the federal courts sitting in the State of Delaware. Each of the parties hereto agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 4(d), or in such other manner as may be permitted by applicable Legal Requirements, will be valid and sufficient service thereof. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim, or otherwise, in any action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder: (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 4(k); (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); and (c) to the fullest extent permitted by the applicable Legal Requirements, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper, or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.
(l) Waiver of Jury Trial.   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION; (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4(l).
(m) Waiver.   Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition, and no waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty, covenant or agreement hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, and no waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.
(n) Counterparts; Facsimile Signature.   This Agreement may be executed in one (1) or more counterparts, by original or facsimile (or other such electronically transmitted) signature, each of which will be deemed an original, but all of which will constitute one and the same instrument. A party executing this Agreement by facsimile (or other such electronically transmitted) signature shall, upon request from another party, promptly deliver to the requesting party an original counterpart of such signature.
(o) Rights Cumulative.   All rights and remedies of each of the parties under this Agreement will be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this Agreement or applicable Legal Requirements.
(p) Interpretation.    (a) The words “hereof”, “herein”, and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (b) the words “date hereof”, when used in this Agreement, shall refer to the date set forth in the Preamble; (c) the terms defined in the singular have a comparable meaning when used in the plural, and vice versa; (d) the terms defined in the present tense have a comparable meaning when used in the past tense, and vice versa; (e) any references herein to a specific Section or Article shall refer, respectively, to Sections or Articles of this Agreement; (f) wherever the word “include”, “includes”, or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; (g) references herein to any gender includes each other gender; (h) the word “or” shall not be exclusive; (i) the headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof; (j) any references herein to any Governmental Authority shall be deemed to also be a reference to any successor Governmental Authority thereto; and (k) the parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.
(q) Effectiveness.   This Agreement shall become effective as of the Effective Date. If the SPMA is terminated in accordance with its terms prior to the First Stage Closing, this Agreement shall automatically terminate. This Agreement shall automatically terminate upon the Second Stage Closing. Notwithstanding the preceding two sentences, this Section 4 shall survive any termination of this Agreement and any breach hereof prior to such termination shall survive such termination. Notwithstanding anything herein to the contrary, the obligations under this Agreement shall not terminate with respect to any claim, whether or not fixed as to liability or liquidated as to amount, with respect to which Fortress has been given an Indemnification Notice.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.
Fortress Biotech, Inc.
By:
/s/ Lindsay A. Rosenwald

Name: Lindsay A. Rosenwald
Title:   President and CEO
InvaGen Pharmaceuticals Inc.
By:
/s/ Deepak Agarwal

Name: Deepak Agarwal
Title:   CFO
[Signature Page to Indemnification Agreement]

EXHIBIT H
LU RESTRICTIVE COVENANT AGREEMENT
[Exhibit H to Stock Purchase and Merger Agreement]

EXECUTION COPY
LU RESTRICTIVE COVENANT AGREEMENT
THIS LU RESTRICTIVE COVENANT AGREEMENT (as may be amended or modified from time to time, this “Agreement”) is made and entered into as of November 12, 2018, by and between InvaGen Pharmaceuticals Inc., a New York corporation (“Buyer”) and Lucy Lu, M.D. (“Dr. Lu”).
WHEREAS, Avenue Therapeutics, Inc., a Delaware corporation (the “Company”), Madison Pharmaceuticals, Inc., and Buyer have entered into that certain Stock Purchase and Merger Agreement, dated as of the date hereof  (the “SPMA”); and
WHEREAS, Dr. Lu is receiving a substantial economic benefit from the transactions contemplated by the SPMA, and Buyer would not have entered into the SPMA without the execution and delivery by Dr. Lu of this Agreement.
NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:
1. Definitions.   Capitalized terms used but not defined in this Agreement shall have the respective meanings ascribed to them in the SPMA.
2. Restrictive Covenants.
(a) For a period commencing on the date hereof and ending on the earlier of  (i) (x) the termination of the SPMA in accordance with its terms if at the time of such termination the First Stage Closing has not occurred or (y) the date that is five years after the termination of the SPMA in accordance with its terms if at the time of such termination the First Stage Closing has occurred and (ii) five years after the Second Stage Closing Date (such period, the “Term”), Dr. Lu shall not (and shall cause her Affiliates not to), on her own or through any other Person, engage or participate in, or render services to (whether as owner, operator, member, stockholder, manager, consultant, strategic partner, employee or otherwise) any Person engaged in, the business of hospital administered pain management anywhere in the world other than Canada, Central America or South America (a “Competing Business”), including licensing, acquiring or seeking to develop Intellectual Property relating in any manner to hospital administered pain management, including by means of a collaboration agreement, partnership, joint venture, or other investment, or through sponsorship, management, research or development arrangements. During the Term, Dr. Lu shall not (and Dr. Lu shall cause her Affiliates not to), directly or indirectly, use or transfer to another Person, or facilitate the use or transfer by or to another Person, of any Investigational New Drug, NDA, “regulatory documents”, “essential documents” or any amendments thereto, any data or information contained in the files submitted to the FDA, or any other information or data, in each case, related to the Product or improvements thereon.
(b) During the Term, Dr. Lu shall not (and shall cause her Affiliates not to), directly or indirectly, (i) solicit for employment, recruit or hire, either as an employee or a consultant, any employee, consultant or independent contractor of the Company or Buyer or any of their respective Affiliates who was an employee, consultant or independent contractor of the Company or Buyer or any of their respective Affiliates as of the date of this Agreement or at any time thereafter and prior to the expiration of the Term to become an employee or consultant of, or otherwise provide services to, Dr. Lu, her Affiliates, or any entity to which she or any of them provide services, except, solely from and after the earlier of the Second Stage Closing and the termination of the SPMA, where such action with regard to any person set forth on Schedule 1 would not constitute a breach of Section 2(a) above, (ii) interfere or attempt to interfere with any transaction, agreement, prospective agreement, business opportunity or business relationship relating to the Product in which the Company or Buyer or any of their respective Affiliates is involved in as of the date of this Agreement or at any time thereafter and prior to the expiration of the Term or (iii) otherwise engage or participate in any effort or act to induce any Person to discontinue a relationship with the Company or Buyer or any of their respective Affiliates.

(c) Dr. Lu shall (and shall cause her Affiliates and Representatives to), keep confidential and not disclose to any other Person or use any information, technology, know-how, trade secrets, product formulas, industrial designs, franchises, inventions or other industrial and intellectual property in her possession or control regarding the Company or its businesses (unless and to the extent compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other Legal Requirements). The obligations of Dr. Lu under this Section 2(c) shall not apply to information that (i) is obtained from public information, (ii) is received from a third party after the date hereof not, to the actual knowledge of Dr. Lu after reasonable investigation, subject to any obligation of confidentiality with respect to such information, or (iii) is or becomes known to the public, other than through a breach of this Agreement.
3. Representations and Warranties.   Dr. Lu represents and warrants to Buyer as follows:
(a) Dr. Lu has read and understands the terms of this Agreement and agrees to be bound by its terms and conditions.
(b) Dr. Lu has the requisite legal capacity to enter into and perform this Agreement.
(c) This Agreement has been duly executed and delivered by Dr. Lu, and this Agreement constitutes the valid and binding agreement of Dr. Lu enforceable against her in accordance with its terms.
(d) The execution or delivery by Dr. Lu of this Agreement or the performance by Dr. Lu of her obligations under this Agreement will not (i) result in any breach of, require (with or without notice or lapse of time or both) any payment, consent or notice or constitute a default (or give rise to any right of purchase, termination, amendment, acceleration or cancellation) under any Contract or order or judgment to which Dr. Lu is a party or by which she or her assets are bound, (ii) result in the creation of an Encumbrance, or (iii) violate any applicable Legal Requirement, other than, in each case, such breaches, defaults or violations that have not had, or are not reasonably likely to have, a material adverse effect on the ability of Dr. Lu to perform her obligations under or to consummate the transactions contemplated by this Agreement.
4. Remedies.   Buyer and Dr. Lu acknowledge and agree that the remedies at law for any breach by Dr. Lu of any of the covenants or provisions of this Agreement are inadequate, and that Buyer shall be entitled to an injunction, specific performance or other equitable relief against Dr. Lu in the event of any breach. Dr. Lu agrees to reimburse Buyer any and all fees, costs and expenses (including reasonable attorneys’ fees) incurred for purposes of enforcing this Agreement in the event such enforcement is either consented to by Dr. Lu or ordered by a court of competent jurisdiction. Without limiting the foregoing, in the event of a breach or threatened breach by Dr. Lu of the terms of this Agreement, Buyer shall be entitled, if it so elects, to: (a) have the provisions of this Agreement specifically enforced by any court having equity jurisdiction or to enjoin Dr. Lu from any further violation of this Agreement; (b) require Dr. Lu to account for and pay over to Buyer all compensation, profits, monies, accruals, increments or other benefits derived or received by Dr. Lu as the result of any transactions constituting a breach of this Agreement, and Dr. Lu hereby agrees to promptly account for and pay over such benefits to Buyer; and (c) institute legal proceedings to obtain other monetary damages for any such breach. Without limiting the foregoing, Buyer shall be entitled to set-off any amount owed by Dr. Lu under this Agreement as a result of her breach hereof against any amount owed to Dr. Lu or any of its Affiliates under the SPMA or any Ancillary Agreement. Each of the rights and remedies enumerated above shall be independent of the others, and shall be severally enforceable, and all of such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to Buyer at law or in equity.
5. Severability.   In the event that any of the covenants or provisions of Section 2 hereof may be determined to be invalid, illegal or unenforceable by a court of competent jurisdiction in a final non-appealable judgment or order as a result of any time or scope (geographic or otherwise) limitations provided therein, Buyer and Dr. Lu expressly agree that such covenants and provisions shall be effective nevertheless for the greatest period of time and within the greatest scope (geographic or otherwise) that would not render them invalid, illegal or unenforceable, and in such event Dr. Lu hereby consents that such provisions may be judicially modified accordingly in any proceeding brought to enforce the provisions of

Section 2 hereof. Any other covenant or provision of this Agreement that may be determined to be invalid, illegal or unenforceable shall be ineffective only to the extent of such invalidity, illegality or unenforceability without invalidating or rendering unenforceable any remaining provisions of this Agreement.
6. Tolling Period.   The obligations contained in Section 2 hereof shall be extended by any length of time during which Dr. Lu is or was in breach of any such obligations.
7. Acknowledgments.   Dr. Lu hereby acknowledges and agrees that (a) this Agreement (including the time, scope (geographic or otherwise) or any other limitations provided in Section 2 hereof) is reasonable and necessary for the protection of the immediate interests of Buyer, and that any violation of this Agreement would cause substantial injury to Buyer and that Buyer would not have entered into the SPMA, this Agreement and the other Ancillary Agreements without receiving the additional consideration offered by Dr. Lu in binding herself to this Agreement; (b) the scope of this Agreement, in terms of duration, geographic area, activities restricted and otherwise, is reasonable; and (c) Dr. Lu has had a reasonable opportunity to have this Agreement reviewed by legal counsel.
8. Miscellaneous.
(a) Entire Agreement.   This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersedes any and all prior agreements, negotiations, correspondence, undertakings, understandings and communications of the parties hereto with respect to the subject matter of this Agreement.
(b) Transaction Costs.   Except as otherwise provided herein, the parties to this Agreement will pay their own costs and expenses (including legal, accounting and other fees) relating to this Agreement.
(c) Modifications.   Any amendment or modification to this Agreement, including this undertaking itself, shall only be valid if effected by an instrument or instruments in writing and shall be effective against each of the parties hereto that has signed such instrument or instruments. The parties agree that they jointly negotiated and prepared this Agreement and that this Agreement will not be construed against any party on the grounds that such party prepared or drafted the same.
(d) Notices.   Notices will be deemed to have been received (a) upon receipt of a registered letter, (b) three Business Days following proper deposit with an internationally recognized express overnight delivery service, or (c) in the case of transmission by email, as of the date so transmitted (or if so transmitted after normal business hours at the place of the recipient, on the Business Day following such transmission):
If to Dr. Lu:
Lucy Lu, M.D.
455 Main Street, #4F
New York, NY 10044
Email: llu@avenuetx.com
If to Buyer:
InvaGen Pharmaceuticals Inc.
Site B, 7 Oser Ave.
Hauppauge, NY 11788
c/o A.S. Kumar, Esq.
Global General Counsel
Cipla Ltd.
Cipla House, Peninsula Business Park,
Ganapatrao Kadam Marg, Lower Parel West,
Mumbai, Maharashtra 400013, India
Email: as.kumar@cipla.com and cosecretary@cipla.com

With a copy (which shall not constitute notice) to:
InvaGen Pharmaceuticals Inc.
Site B, 7 Oser Ave.
Hauppauge, NY 11788
c/o
Nishant Saxena
Global Chief Strategy Officer
Cipla Ltd.
Cipla House, Peninsula Business Park,
Ganapatrao Kadam Marg, Lower Parel West,
Mumbai, Maharashtra 400013, India
Email: nishant.saxena@cipla.com
With a copy (which shall not constitute notice) to:
Hughes Hubbard & Reed LLP
One Battery Park Plaza
New York, NY 10004-1482
Attn: Kenneth A. Lefkowitz
Email: ken.lefkowitz@hugheshubbard.com
or to such other address as may be hereafter communicated in writing by the parties in a notice given in accordance with this Section 8(d), which address shall then apply to the respective notice provisions of the SPMA and all other Ancillary Agreements.
(e) Public Announcements.   Except as required by Legal Requirements or by the requirements of any stock exchange on which the securities of a party hereto or any of its Affiliates are listed, no party to this Agreement will make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media with respect to the foregoing without prior notification to the other parties, and the parties to this Agreement will consult with each other and cooperate as to the form, timing and contents of any such press release, public announcement or disclosure.
(f) Severability.   Each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Legal Requirements, but if any provision of this Agreement is found to be unenforceable or invalid under applicable Legal Requirements, such provision will be ineffective only to the extent of such unenforceability or invalidity, and the parties will negotiate in good faith to modify this Agreement so that the unenforceable or invalid provision is replaced by such valid and enforceable provision which the parties consider, in good faith, to match as closely as possible the invalid or unenforceable provision and to achieve the same or a similar economic effect and to give effect to the parties’ original intent. The remaining provisions of this Agreement will continue to be binding and in full force and effect.
(g) Assignment.   No party hereto may assign, in whole or in part, or delegate all or any part of its rights, interests or obligations under this Agreement without the prior written consent of the other party. Any assignment or delegation made without such consent will be void. Notwithstanding the foregoing, Buyer shall be entitled to (a) assign its rights under this Agreement to any one of its Affiliates, and (b) assign any or all of its rights and obligations under this Agreement (in whole or in part) as collateral security in a financing transaction.
(h) Governing Law.   This Agreement and any claims or causes of action pursuant to it will be governed by and construed in accordance with the laws of the State of Delaware, without regard for its principles of conflict of laws.
(i) Specific Performance.   Each party acknowledges and agrees that the other party would be irreparably damaged if the provisions of this Agreement are not performed in accordance with their terms and that any breach of this Agreement and the non-consummation of the transactions contemplated hereby by either party could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any remedy to which such other party may be entitled under Section 8(j), provisional measures and injunctive relief necessary to protect the possibility of each party to seek specific performance from the other from the tribunal referred to in Section 8(j) can be sought from any court of competent jurisdiction. Each of the parties hereto (i) agrees that it shall not oppose the granting of any such relief and (ii) hereby irrevocably waives any requirement for the security or posting of any bond in connection with any such relief  (it is understood that clause (i) of this sentence is not intended to, and shall not, preclude any party hereto from litigating on the merits the substantive claim to which such remedy relates).
(j) Submission to Jurisdiction.   Each of the parties hereto irrevocably agrees that any Proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any other party hereto or its successors or assigns, shall be brought and determined exclusively in the Court of Chancery of the State of Delaware, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the federal courts sitting in the State of Delaware. Each of the parties hereto agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8(d), or in such other manner as may be permitted by applicable Legal Requirements, will be valid and sufficient service thereof. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim, or otherwise, in any action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder: (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 8(j); (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); and (c) to the fullest extent permitted by the applicable Legal Requirements, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper, or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.
(k) Waiver of Jury Trial.   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION; (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8(k).
(l) Waiver.   Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition, and no waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty, covenant or agreement hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, and no waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.
(m) Counterparts; Facsimile Signature.   This Agreement may be executed in one (1) or more counterparts, by original or facsimile (or other such electronically transmitted) signature, each of which will be deemed an original, but all of which will constitute one and the same instrument. Any party executing this Agreement by facsimile (or other such electronically transmitted) signature shall, upon request from another party hereto, promptly deliver to the requesting party an original counterpart of such signature.
(n) Rights Cumulative.   All rights and remedies of each of the parties under this Agreement will be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this Agreement or applicable Legal Requirements.
(o) Interpretation.    (a) The words “hereof”, “herein”, and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (b) the words “date hereof”, when used in this Agreement, shall refer to the date set forth in the Preamble; (c) the terms defined in the singular have a comparable meaning when used in the plural, and vice versa; (d) the terms defined in the present tense have a comparable meaning when used in the past tense, and vice versa; (e) any references herein to a specific Section or Article shall refer, respectively, to Sections or Articles of this Agreement; (f) wherever the word “include”, “includes”, or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; (g) references herein to any gender includes each other gender; (h) the word “or” shall not be exclusive; (i) the headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof; (j) any references herein to any Governmental Authority shall be deemed to also be a reference to any successor Governmental Authority thereto; and (k) the parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.
(p) Survival.   This Section 8 shall survive any termination of this Agreement.
[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.
/s/ Lucy Lu

Lucy Lu, M.D.
Date:
InvaGen Pharmaceuticals Inc.
By:
/s/ Deepak Agarwal

Name: Deepak Agarwal
Title:   CFO
Date:
[Signature Page to Lu Restrictive Covenant Agreement]

Schedule 1
Tim Hillman (CMC and Program Management), Ali Kandil (Supply Chain Management), Mark Harnett (Biostatistician and Medical Writing), Scott Reines (Medical Consultant), Bonnie Goldmann (Regulatory Consultant).

EXHIBIT I
AMENDMENT TO LU AGREEMENT
[Exhibit I to Stock Purchase and Merger Agreement]

EXECUTION COPY
FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT
THIS FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (this “Amendment”) is entered into effective as of this 12th day of November, 2018, by and between Avenue Therapeutics, Inc., a Delaware corporation (the “Company”) and Lucy Lu, M.D. (the “Executive”).
WITNESSETH:
WHEREAS, Executive and the Company entered into an Executive Employment Agreement dated as of June 10, 2015 (the “Employment Agreement”);
WHEREAS, Executive and the Company wish to alter certain terms of the Employment Agreement with regard to the separation benefits provided to Executive in certain circumstances; and
WHEREAS, in light of the foregoing, Executive and the Company desire to mutually and voluntarily amend the Employment Agreement pursuant to the terms as set forth herein, effective as of the date set forth above.
NOW, THEREFORE, in consideration of the foregoing, the mutual promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows.
1. AMENDMENT TO SECTION 4.5.2 OF THE EMPLOYMENT AGREEMENT.   Section 4.5.2 of the Employment Agreement is modified by replacing the existing Section 4.5.2 in its entirety with a new Section 4.5.2 as follows:
4.5.2 Death or Complete Disability.   If Executive’s employment under this Agreement is terminated by her death or Complete Disability, then, in addition to the amounts described in Section 4.5.1, and conditioned upon Executive (or her estate or heirs as applicable) executing and not revoking a release of claims in the form attached as Exhibit B (the “Release”) within the time periods specified therein, the Company will provide the following separation benefits: (i) the Company will continue Executive’s Base Salary (at the rate in effect as of the termination) for a period of ninety (90) days beginning on the sixtieth (60th) day following the termination of Executive’s employment with the Company, (ii) Executive shall be entitled to a pro-rata share of the Annual Bonus, to be paid when and if such Annual Bonus would have been paid under this Agreement, and (iii) immediate accelerated vesting of all unvested equity awards, except for equity awards granted pursuant to Section 8.7(c) of the Stock Purchase and Merger Agreement by and among the Company, InvaGen Pharmaceuticals Inc. and Madison Pharmaceuticals Inc. dated November 12, 2018 (the “SPMA”), such that, as of the effective date of the Release, the Executive shall be vested in one hundred percent (100%) of all such equity awards. The Base Salary payments will be subject to standard payroll deductions and withholdings and will be made on the Company’s regular payroll cycle, provided, however, that any payments otherwise scheduled to be made prior to the effective date of the Release shall accrue and be paid in the first payroll period that follows such effective date.
2. AMENDMENT TO SECTION 4.5.4 OF THE EMPLOYMENT AGREEMENT.   Section 4.5.4 of the Employment Agreement is modified by replacing the existing Section 4.5.4 in its entirety with a new Section 4.5.4 as follows:
4.5.4 Termination Without Cause or Resignation For Good Reason Not In Connection with a Change of Control.   If Executive’s employment under this Agreement is terminated by the Company without Cause or Executive resigns for Good Reason, at any time other than at the time of, or within six (6) months following a Change of Control, then, in addition to the amounts described in Section 4.5.1, and conditioned upon Executive executing and not revoking the Release within the time periods specified therein, the Company will provide the following separation benefits: (i) the Company will continue Executive’s Base Salary (at the rate in effect as of the termination) for a period of twelve (12) months, beginning on the sixtieth (60th) day following the termination of Executive’s employment with the Company, (ii) if Executive timely elects continued health insurance coverage under COBRA, the Company shall pay the entire premium necessary to continue such coverage for Executive and Executive’s eligible dependents until the conclusion of the time when Executive is receiving continuation of Base Salary payments or until Executive becomes eligible for group health insurance coverage under another employer’s plan, whichever occurs first, provided however that the Company has the right to terminate such payment of COBRA premiums on behalf of Executive and instead pay Executive a lump sum amount equal to the COBRA premium times the number of months remaining in the specified period if the Company determines in its discretion that continued payment of the COBRA premiums is or may be discriminatory under Section 105(h) of the Internal Revenue Code; (iii) Executive shall be entitled to a pro-rata share of the Annual Bonus for the year in which the termination occurred, to be paid when and if such Annual Bonus would have been paid under this Agreement; and (iv) immediate accelerated vesting of all unvested equity awards, except for equity awards granted pursuant to Section 8.7(c) of the SPMA, such that, as of the effective date of the Release, the Executive shall be vested in one hundred percent (100%) of all such equity awards. The Base Salary payments will be subject to standard payroll deductions and withholdings and will be made on the Company’s regular payroll cycle, provided, however, that any payments otherwise scheduled to be made prior to the effective date of the Release shall accrue and be paid in the first payroll period that follows such effective date.
3. AMENDMENT TO SECTION 4.55 OF THE EMPLOYMENT AGREEMENT.   Section 4.5.5 of the Employment Agreement is modified by replacing the existing Section 4.5.5 in its entirety with a new Section 4.5.5 as follows:
4.5.5 Termination Without Cause or Resignation For Good Reason In Connection with a Change of Control.   If the Company terminates Executive’s employment without Cause, or if Executive resigns for Good Reason, upon the occurrence of, or within the six (6) months following, the effective date of a Change of Control and Executive has not entered into a new employment agreement with the Company’s acquirer or an affiliate thereof, then, in addition to the amounts described in Section 4.5.1, and conditioned upon Executive executing and not revoking the Release within the time periods specified therein, the Company will provide the following separation benefits: (i) the Company will continue Executive’s Base Salary (at the rate in effect as of the termination) for a period of twelve (12) months, beginning on the sixtieth (60th) day following the termination of Executive’s employment with the Company, (ii) if Executive timely elects continued health insurance coverage under COBRA, the Company shall pay the entire premium necessary to continue such coverage for Executive and Executive’s eligible dependents until the conclusion of the time when Executive is receiving continuation of Base Salary payments or until Executive becomes eligible for group health insurance coverage under another employer’s plan, whichever occurs first, provided however that the Company has the right to terminate such payment of COBRA premiums on behalf of Executive and instead pay Executive a lump sum amount equal to the COBRA premium times the number of months remaining in the specified period if the Company determines in its discretion that continued payment of the COBRA premiums is or may be discriminatory under Section 105(h) of the Internal Revenue Code; (iii) Executive shall be entitled to a pro-rata share of the Annual Bonus for the year in which the termination occurred, to be paid when and if such Annual Bonus would have been paid under this Agreement; and (iv) immediate accelerated vesting of all unvested equity awards, such that, on the effective date of the Release, the Executive shall be vested in one hundred percent (100%) of all such equity awards. The Base Salary payments will be subject to standard payroll deductions and withholdings and will be made on the Company’s regular payroll cycle, provided, however, that any payments otherwise scheduled to be made prior to the effective date of the Release shall accrue and be paid in the first payroll period that follows such effective date.
4. RESTRICTIVE COVENANT AGREEMENT.   In connection with and as a material condition of the Parties’ entry in this Amendment and the Company’s continued employment of Executive, Executive agrees to contemporaneously execute and be bound by certain restrictive covenants, as set forth in the Restrictive Covenant Agreement is attached to this Amendment as Exhibit A (the “Restrictive Covenant Agreement”). Upon its execution, the Restrictive Covenant Agreement will constitute a material part of the Employment Agreement and will be incorporated by reference therein. For the avoidance of doubt, the Restrictive Covenant Agreement is in addition to, and not in lieu of, any existing restrictive covenants in the Employment Agreement, including but not limited to those contained in Section 2 of the Employment Agreement and the PIIA.
5. REMAINDER OF EMPLOYMENT AGREEMENT.   Except as expressly set forth in this Amendment, the provisions of the Employment Agreement will remain in full force and effect, in their entirety, in accordance with their terms.

6. MISCELLANEOUS.   This Amendment will be governed, construed, and interpreted in accordance with the laws of the State of New York, without giving effect to conflicts of laws principles. The parties agree that this Amendment may only be modified in a signed writing executed by both parties. This Amendment will be binding upon and will inure to the benefit of the parties hereto and their respective heirs, successors and assigns. This Amendment may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one agreement. Facsimile or PDF reproductions of original signatures will be deemed binding for the purpose of the execution of this Amendment.
[Signature Page Immediately Follows]

IN WITNESS WHEREOF, the parties have executed this First Amendment to Executive Employment Agreement to be effective as of the day and year first above written.
Avenue Therapeutics, Inc.
/s/ Joseph Vazzano	Date
Name: Joseph Vazzano Position: VP of Finance
Executive:
/s/ Lucy Lu, M.D. Lucy Lu, M.D.	Date
[Signature Page to First Amendment to Executive Employment Agreement]

EXHIBIT A
[Restrictive Covenant Agreement]
[Exhibit A to First Amendment to Executive Employment Agreement]

EXHIBIT J
CONTINGENT VALUE RIGHTS AGREEMENT
[Exhibit J to Stock Purchase and Merger Agreement]

FORM OF CONTINGENT VALUE RIGHTS AGREEMENT
THIS CONTINGENT VALUE RIGHTS AGREEMENT, dated as of  [    ] (as may be amended or modified from time to time, this “Agreement”), is entered into by and between Avenue Therapeutics, Inc., a Delaware corporation (the “Company”), and [    ], a [    ] trust company as rights agent (as qualified in Section 1.1 below, the “Rights Agent”) in favor of the Holders (as defined in Section 1.1).
RECITALS
WHEREAS, the Company, InvaGen Pharmaceuticals Inc., a New York corporation (“Buyer”), and Madison Pharmaceuticals Inc., a Delaware corporation and a wholly-owned Subsidiary of Buyer (“Merger Sub”), have entered into a Stock Purchase and Merger Agreement (as amended, modified or supplemented from time to time, the “SPMA”), dated as of November 12, 2018, pursuant to which Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Buyer;
WHEREAS, pursuant to the SPMA, the Company has agreed to provide to initial Holders the right to receive contingent cash payments as hereinafter described; and
NOW, THEREFORE, in consideration of the foregoing and the consummation of the transactions referred to above, the Company and Rights Agent agree, for the equal and proportionate benefit of the CVRs of all Holders (each as hereinafter defined), subject to the terms and conditions set forth in this Agreement and in the SPMA, as follows:
ARTICLE I
DEFINITIONS; CERTAIN RULES OF CONSTRUCTION
Section 1.1 Definitions.   Unless otherwise defined herein, capitalized terms used but not defined herein shall have the meaning ascribed to them in the SPMA. As used in this Agreement, the following terms will have the following meanings:
“Aggregate Milestone Payment” has the meaning set forth in Section 2.4(b).
“Annualized” means Net Sales generated by the Product during the applicable Stub Period divided by the number of days in the applicable Stub Period multiplied by the number of days in the calendar year during which the applicable Stub Period falls.
“COGS” means cost of goods sold, including expiry, obsolescence or short-dated Product costs and associated destruction cost, and other similar costs or provisions and reserves created therefor, and reserves or provisions created for expected depletion in the value of inventory, in each case, determined according to GAAP applied by the Company
“CVRs” means the rights of Holders (granted to initial Holders pursuant to Section 4.1(b) of the SPMA) to receive a contingent cash payment determined in accordance with Section 2.1, subject to the terms and conditions of this Agreement and the SPMA.
“CVR Percentage” means, with respect to a Holder as of the applicable date of determination, the quotient of  (i) the number of CVRs held by such Holder, divided by (ii) the Fully Diluted Capitalization (excluding shares to be cancelled and retired in accordance with Section 4.1(a) of the SPMA) as of immediately prior to the Second Stage Closing.
“CVR Register” has the meaning set forth in Section 2.3(b).
“Deductions” means any:
(a)
discounts of any type or nature, including retroactive price reductions, cash discounts, volume discounts, promotional discounts, chargebacks, allowances, rebates, returns and credits;

(b)
rejections, returns, credits, returned goods allowances and retroactive corrections, and other similar costs;

(c)
price adjustments, billing adjustments, shelf stock adjustments, promotional payments, and other similar allowances;

(d)
any credits or allowances granted to any wholesalers, retailers, distributors or other customers upon prompt payment;

(e)
administrative fee arrangements, reimbursements, and other payments of similar nature to wholesalers, distributors, buying groups, health care insurance carriers, pharmacy benefit management companies, health maintenance organizations, health care institutions or organizations, or any other customers;

(f)
redistribution center fees, information service agreement fees, and other fees of similar nature that are passed from any wholesalers, retailers, distributors or other customers;

(g)
freight, shipping and insurance costs charged to a customer on an invoice;

(h)
costs of recalls, seizures or destruction of goods and other similar costs, whether voluntarily or pursuant to a request or order by a Governmental Authority;

(i)
failure-to-supply penalties;

(j)
compulsory payments and cash rebates related to sales of the Product paid to any Governmental Authority or pursuant to any Legal Requirement in connection with any health insurance program, compensation program, or similar program;

(k)
excise taxes, use taxes, sales taxes, value added taxes, goods and services taxes, custom duties, and any other Taxes or charges imposed by any Governmental Authority; or

(l)
any other deduction from gross sales to arrive at net sales as permissible under GAAP applied by the Company that has not been listed above.

“DTC” means The Depository Trust Company or any successor thereto.
“GP Percentage” means, with respect to any calendar year during the Initial Period that the Product generated at least $325 million in Net Sales, without duplication, (i) if the Product generated less than $400 million in Net Sales during such calendar year, 10%, (ii) if the Product generated between $400 million and $500 million in Net Sales during such calendar year, 12.5%, or (iii) if the Product generated more than $500 million in Net Sales during such calendar year, 15%.
“Gross Profit” means Net Sales generated by the Product in the calendar year or Stub Period, as applicable, minus the COGS associated with such Net Sales minus any royalties, license fees or similar amounts payable to third parties (including to Revogenex Ireland Limited, Zakłady Farmaceutyczne “POLPHARMA” S.A. or any of their Affiliates, successors or assigns) associated with such Net Sales, in each case, determined according to GAAP applied by the Company.
“Holder” means a Person entitled to receive the Merger Consideration pursuant to Section 4.1(b) of the SPMA or to whom a CVR was transferred in a Permitted Transfer and, in each case, in whose name a CVR is registered in the CVR Register at the applicable time.
“Initial Period” means the period commencing on the day following the Second Stage Closing Date and ending on December 31, 2028.
“Majority Holders” means, at the time of determination, Holders of at least a majority of the outstanding CVRs.
“Milestone” has the meaning set forth in Section 2.4(a)(1-2).
“Milestone Notice” has the meaning set forth in Section 2.4(b).
“Milestone Payment” means, with respect to any Milestone, the amount a Holder is entitled to receive in respect of such Milestone in accordance with Section 2.4.
“Milestone Payment Date” means no later than May 31 of the calendar year following the calendar year triggering such Milestone.

“Milestone Period” means the Initial Period or the Subsequent Period, as applicable.
“Net Sales” means total gross revenue actually received by the Company from sales by the Company of the Product to third parties generated in the United States less any Deductions to the extent related to the Product and taken, paid, accrued, allowed, included or allocated, based on the Company’s good faith estimates in calculating gross revenue with respect to the Product, in each case, determined according to GAAP applied by the Company, it being agreed that Net Sales shall exclude any Product transferred or disposed of for promotional or educational purposes.
“Officer’s Certificate” means a certificate signed by an authorized officer of the Company, in his or her capacity as such an officer, and delivered to the Rights Agent.
“Permitted Transfer” means a transfer of CVRs (a) upon death of a Holder by will or intestacy; (b) by instrument to an inter vivos or testamentary trust in which the CVRs are to be passed to beneficiaries upon the death of the trustee, (c) pursuant to a court order; (d) by operation of law (including by consolidation or merger) or without consideration in connection with the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity; or (e) in the case of CVRs payable to a nominee, from a nominee to a beneficial owner (and, if applicable, through an intermediary) or from such nominee to another nominee for the same beneficial owner, in each case to the extent allowable by DTC.
“Product” means IV Tramadol/Tramadol hydrochloride solution for injection or infusion.
“Rights Agent” means the Rights Agent named in the first paragraph of this Agreement, until a successor Rights Agent will have become such pursuant to the applicable provisions of this Agreement, and thereafter “Rights Agent” will mean such successor Rights Agent.
“Shares” means common shares of the Company, par value $0.0001 per share, excluding any shares to be cancelled and retired in accordance with Section 4.1(a) of the SPMA and any Dissenting Shares.
“Stub Period” means the period during the year in which the Subsequent Period Net Sales Target was achieved commencing one day after the date on which the Subsequent Period Net Sales Target was achieved and ending on December 31 of such calendar year.
“Subsequent Period Net Sales Target” means $1.5 billion in aggregate Net Sales of the Product generated from and after the Initial Period.
“Subsequent Period” means the period commencing on January 1, 2029 and ending on the earlier of (i) December 31, 2036, and (ii) the date on which any Person (other than the Company or its Affiliates) has filed and received approval from the FDA for an Abbreviated New Drug Application or an FDA AP-rated 505(b)(2) NDA using the Product; provided that the date referred to in the foregoing clause (ii) shall be extended by up to six months to the extent that during such extension period there continues to remain only one Person (other than the Company or its Affiliates) that has filed and received approval from the FDA for an Abbreviated New Drug Application or an FDA AP-rated 505(b)(2) NDA using the Product.
ARTICLE II
CONTINGENT VALUE RIGHTS
Section 2.1 CVRs.   The CVRs represent the rights of Holders (granted to the initial Holders pursuant to the SPMA) to receive contingent cash payments pursuant to this Agreement. Each Holder shall be entitled to receive one CVR for each Share issued and outstanding immediately prior to the Merger Effective Time held by such Holder that is converted into the right to receive the Merger Consideration pursuant to Section 4.1(b) of the SPMA.
Section 2.2 Nontransferable.   The CVRs may not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, other than through a Permitted Transfer. Any attempted sale, assignment, transfer, pledge, encumbrance or disposition of CVRs, in whole or in part, in violation of this Section 2.2 shall be void and of no effect.
Section 2.3 No Certificate; Registration; Registration of Transfer; Change of Address.
(a)
The CVRs will not be evidenced by a certificate or other instrument.

(b)
The Rights Agent shall keep a register (the “CVR Register”) for the purpose of registering CVRs and transfers of CVRs as herein provided. The CVRs shall be registered in the names and addresses of the Holder as set forth in the form the Company furnishes or causes to be furnished to the Rights Agent pursuant to Section 4.1, and in a denomination equal to the number of Shares converted into the right to receive the Merger Consideration. The CVR Register will initially show one position for the Rights Agent representing all Shares held by DTC on behalf of street holders held by such holders as of immediately prior to the Merger Effective Time. The Rights Agent hereby acknowledges the restrictions on transfer contained in Section 2.2 and agrees not to register a transfer which does not comply with Section 2.2.

(c)
Subject to the restrictions on transferability set forth in Section 2.2, every request made to transfer a CVR must be in writing and accompanied by a written instrument of transfer and other requested documentation in a form reasonably satisfactory to the Rights Agent pursuant to its customary policies and guidelines, duly executed by the Holder thereof, the Holder’s attorney duly authorized in writing, the Holder’s personal representative or the Holder’s survivor, and setting forth in reasonable detail the circumstances relating to the transfer. Upon receipt of such written notice, the Rights Agent shall, subject to its reasonable determination that the transfer instrument is in proper form and the transfer otherwise complies with the other terms and conditions of this Agreement (including the provisions of Section 2.2), register the transfer of the CVRs in the CVR Register. Any transfer of CVRs will be without charge (other than the cost of any Tax) to the applicable Holder. The Rights Agent shall have no duty or obligation to take any action under any section of this Agreement that requires the payment by a Holder of a CVR of applicable Taxes or charges unless and until the Rights Agent is satisfied that all such Taxes or charges have been paid. All duly transferred CVRs registered in the CVR Register shall be the valid obligations of the Company and shall entitle the transferee to the same benefits and rights under this Agreement as those held immediately prior to the transfer by the transferor. No transfer of a CVR shall be valid until registered in the CVR Register.

(d)
A Holder may make a written request to the Rights Agent to change such Holder’s address of record in the CVR Register. The written request must be duly executed by the Holder. Upon receipt of such written notice, the Rights Agent will promptly record the change of address in the CVR Register.

Section 2.4 Payment Procedures; Notices.
(a)
Upon the occurrence of any of the following events listed below (the “Milestone” or “Milestones”), the Holders shall be entitled to certain payments in respect of their CVRs (to be paid in accordance with Section 2.4(b)), subject to any deductions in accordance with Section 3.2(p), as follows:

1.
During the Initial Period, upon the Product generating $325 million or more in Net Sales in a calendar year, each Holder shall be entitled to receive her, his or its CVR Percentage multiplied by an aggregate amount equal to the applicable GP Percentage multiplied by the Gross Profit generated by the Product during such calendar year. For the avoidance of doubt, if the Product generated less than $325 million in Net Sales in a particular calendar year, no payment will be made under this clause (1) towards the CVRs.

2.
If the Subsequent Period Net Sales Target is achieved after the Initial Period and during the Subsequent Period, then, (x) with respect to the calendar year in which the Subsequent Period Net Sales Target is achieved, if during the Stub Period the Product generated $100 million or more in Annualized Net Sales, then each Holder shall be entitled to receive her, his or its CVR Percentage multiplied by an aggregate amount equal to 20% of the Gross Profit generated by the Product with respect to such Stub Period and (y) during the remainder of the Subsequent Period, with respect to each calendar year after the calendar year in which the Subsequent Period Net Sales Target was achieved, upon the Product generating $100 million or more in Net Sales in such calendar year, each Holder shall be entitled to receive her, his or its CVR Percentage multiplied by an aggregate amount equal to 20% of the Gross Profit generated by the Product during such calendar year. If the Subsequent Period Net Sales Target is achieved during the Initial Period, then, during the Subsequent Period, upon the Product generating $100 million or more in Net Sales in a calendar year, each Holder shall be entitled to receive her, his or its CVR Percentage multiplied by an aggregate amount equal to 20% of the Gross Profit generated by the Product during such calendar year. For the avoidance of doubt, no payment will be made towards the CVRs under this clause (2) if the Subsequent Period Net Sales Target was not achieved. For the avoidance of doubt, no payment will be made towards the CVRs under this clause (2) in any calendar year during the Subsequent Period in which Net Sales generated by the Product is less than $100 million, except as provided in clause (x) of this clause (2).
(b)
If a Milestone occurs at any time prior to the expiration of its applicable Milestone Period, then, on or prior to the applicable Milestone Payment Date, the Company will deliver or cause to be delivered to the Rights Agent (i) written notice indicating that the Milestone has been achieved (the “Milestone Notice”) and that the Holders are entitled to receive the Milestone Payment and (ii) a wire transfer of immediately available funds to an account designated by the Rights Agent in the aggregate amount equal to the Milestone Payment payable to all of the Holders with respect to such Milestone (the “Aggregate Milestone Payment”) in accordance with Section 2.4(a)(1-2) (as applicable). Such amounts shall be considered paid on the Milestone Payment Date if on such date the Rights Agent has received in accordance with this Agreement such applicable Aggregate Milestone Payment, and upon delivery of an Aggregate Milestone Payment to the Rights Agent, except as provided in the last sentence of this Section 2.4(b), the Company shall have no liability or obligation with respect to such Milestone Payments to be made by the Rights Agent. After receipt of the wire transfer described in the foregoing sentence, the Rights Agent will promptly (and in any event, within five Business Days) pay (x) by one lump sum wire payment to DTC for any Holder who is a former street name holder of Shares and (y) for all other Holders, by check mailed, first-class postage prepaid, to the address of each Holder set forth in the CVR Register or by other method of delivery as specified by the applicable Holder in writing to the Rights Agent (such amount in (x) and (y) together, an amount in cash equal to the Aggregate Milestone Payment) the Milestone Payment to each of the Holders. The Rights Agent shall hold the Aggregate Milestone Payment in a non-interest bearing account until such payment is made in accordance with the foregoing sentence. Notwithstanding the foregoing, in no event shall the Company be required to pay a Milestone Payment (or any portion thereof) with respect to any year, quarter or other period more than once and the Company shall not be required to pay a Milestone Payment if the Milestone occurs after the expiration of the applicable Milestone Period. Any portion of an Aggregate Milestone Payment that remains undistributed to the Holders for six months after the Milestone Payment Date shall be delivered by the Rights Agent to the Company, upon demand, and any Holder shall thereafter look only to the Company for payment of such Milestone Payment, but shall have no greater rights against the Company than may be accorded to general unsecured creditors of the Company under applicable law.

(c)
The Company and the Rights Agent shall be entitled to deduct or withhold from the Milestone Payment, if payable, such amounts as may be required to be deducted or withheld with respect to the Milestone Payment or CVR under the Code, and the rules and regulations thereunder, or any other applicable provision of state, local or foreign law relating to Taxes, as may be reasonably determined by the Company or the Rights Agent. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid.

(d)
Notwithstanding the foregoing, the provisions of Section 4.2(i) of the SPMA shall apply to this Agreement and are incorporated herein mutatis mutandis.

Section 2.5 No Voting, Dividends or Interest; No Equity or Ownership Interest in the Company.
(a)
The CVRs will not have any voting or dividend rights, and interest will not accrue on any amounts payable on the CVRs to any Holder.

(b)
The CVRs will not represent any equity or ownership interest in the Company, any constituent company to the Merger or any of their respective Affiliates.

Section 2.6 Ability to Abandon CVR.   A Holder may at any time, at such Holder’s option, abandon all of such Holder’s remaining rights in a CVR by transferring such CVR to the Company or any of its Affiliates without consideration therefor. Nothing in this Agreement shall prohibit the Company or any of its Affiliates from offering to acquire or acquiring any CVRs for consideration from the Holders, in private transactions or otherwise, in its sole discretion.
ARTICLE III
THE RIGHTS AGENT
Section 3.1 Certain Duties and Responsibilities; Agency; Enforcement.
(a)
The Rights Agent will not have any liability for any actions taken or not taken in connection with this Agreement, except to the extent of its breach of this Agreement, willful misconduct, bad faith or gross negligence (each as determined by a judgment of a court of competent jurisdiction).

(b)
Each Holder shall be deemed to have irrevocably appointed, authorized and directed [name of Rights Agent to be inserted] (and any successor in accordance with this Article III) to act as the Rights Agent, and such Holder’s agent, representative, proxy and attorney-in-fact for the purpose of enforcing such Holder’s rights under this Agreement, and exercising, on behalf of all Holders, the rights and powers of the Holders hereunder and thereunder. Without limiting the generality of the foregoing, the Rights Agent shall have full power and authority, and is hereby directed, for and on behalf of the Holders, to take such action, and to exercise such rights, power and authority, as are authorized, delegated and granted to the Rights Agent hereunder in connection with the transactions contemplated hereby and thereby, to give or receive any notices required or permitted to be given hereunder and thereunder, to accept service of process on behalf of any Holder, to execute and deliver, or hold in escrow and release, any exhibits or amendments to this Agreement or any other agreements, certificates, stock powers, statements, notices, approvals, extensions or waivers relating to the transactions contemplated hereby, to conduct or cease to conduct all claims of the Holders in connection with this Agreement and to settle all such claims on behalf of all Holders and exercise any and all rights that the Holders are permitted or required to do or exercise under this Agreement in connection with any claim against or by the Holders under this Agreement, in each case, by written direction of the Majority Holders. The appointment and agency created hereby is irrevocable, and shall be deemed to be coupled with an interest. Each Holder shall be deemed to have acknowledged and agreed that, as to all matters with respect to enforcement of such Holder’s rights under this Agreement, the Rights Agent shall act for and on behalf of such Holder and that the Company shall be entitled to rely solely on the Rights Agent as an authorized representative of the Holders with respect to any such matters concerning the Holders arising hereunder.

(c)
Enforcement.   The Rights Agent may in its discretion proceed to and shall be entitled and empowered to protect and enforce its rights herein by such appropriate judicial proceedings as the Rights Agent shall deem most effectual to protect and enforce any such rights. The Rights Agent may only proceed to and shall be entitled and empowered to protect and enforce the rights herein for the benefit of the Holders to the extent directed to by the Majority Holders in writing, provided that the Rights Agent shall have the right to decline to follow any such direction if the Rights Agent, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Rights Agent in good faith by its board of directors, the executive committee, or a committee of directors or authorized officers of the Rights Agent shall determine that the action or proceedings so directed would involve the Rights Agent in personal liability or if the Rights Agent in good faith shall so determine that the actions or forbearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders not joining in the giving of said direction.

Section 3.2 Certain Rights of Rights Agent.   The Rights Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations will be read into this Agreement against the Rights Agent. In addition:
(a)
the Rights Agent may rely and will be protected and held harmless by the Company in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)
whenever the Rights Agent will deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Rights Agent may rely upon an Officer’s Certificate, which certificate shall be full authorization and protection to the Rights Agent, and the Rights Agent shall, in the absence of breach of this Agreement, bad faith, gross negligence or willful or intentional misconduct on its part, incur no liability and be held harmless by the Company for or in respect of any action taken, suffered or omitted to be taken by it under the provisions of this Agreement in reliance upon such certificate;

(c)
the Rights Agent may engage and consult with counsel of its selection and the written advice of such counsel or any opinion of counsel will be full and complete authorization and protection to the Rights Agent and the Rights Agent shall be held harmless by the Company in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(d)
the permissive rights of the Rights Agent to do things enumerated in this Agreement will not be construed as a duty;

(e)
the Rights Agent will not be required to give any note or surety in respect of the execution of such powers or otherwise in respect of the premises;

(f)
the Rights Agent shall not be liable for or by reason of, and shall be held harmless by the Company with respect to, any of the statements of fact or recitals contained in this Agreement or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only;

(g)
the Rights Agent will have no liability and shall be held harmless by the Company in respect of the validity of this Agreement or the execution and delivery hereof  (except the due execution and delivery hereof by the Rights Agent and the enforceability of this Agreement against the Rights Agent assuming the due execution and delivery hereof by the Company); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement;

(h)
the Company agrees to indemnify the Rights Agent for, and hold the Rights Agent harmless against, any loss, liability, claim, demands, suits or expense arising out of or in connection with the Rights Agent’s obligations under this Agreement, including the reasonable and documented out-of-pocket costs and expenses of defending the Rights Agent against any claims, charges, demands, suits or loss incurred by the Rights Agent without negligence, bad faith or willful or intentional misconduct;

(i)
the Company agrees (i) to pay the fees and expenses of the Rights Agent in connection with this Agreement as agreed upon in writing by the Rights Agent and the Company on or prior to the date hereof and (ii) to reimburse the Rights Agent for all Taxes (other than withholding Taxes owed by Holders) and governmental charges, and reasonable and documented out-of-pocket expenses incurred by the Rights Agent in the execution of this Agreement (other than Taxes imposed on or measured by the Rights Agent’s net income and franchise or similar Taxes imposed on it (in lieu of net income Taxes)) other than, in each case, amounts for which the Rights Agent is liable pursuant to Section 3.2(i). The Rights Agent will also be entitled to reimbursement from the Company for all reasonable and necessary out-of-pocket expenses paid or incurred by it in connection with the administration by the Rights Agent of its obligations under this Agreement. Notwithstanding anything to the contrary contained in this Agreement (including this Section 3.2), the Company will not be responsible to indemnify or hold the Rights Agent harmless against any loss, liability, claim, demands, suits or expense arising out of or in connection with the Rights Agent’s enforcement of the third party beneficiary rights of the Holders in accordance with the written direction of the Majority Holders (which shall be addressed solely by the Holders in accordance with clause (j) below);
(j)
the Rights Agent will be under no obligation to institute any claim, action, suit, audit, investigation or proceeding, or to take any other action likely to result in the incurrence of material expenses by the Rights Agent, unless the Majority Holders (on behalf of the Holders) will furnish the Rights Agent with reasonable security and indemnity for any loss, liability, claim, demands, suits, costs or expenses that may be incurred by it;

(k)
no provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it;

(l)
the Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to receive notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take action in connection therewith, unless and until it has received such notice in writing;

(m)
the Rights Agent shall not be liable for consequential losses or damages under any provision of this Agreement or for any consequential damages arising out of any act or failure to act hereunder in the absence of breach of this Agreement, gross negligence, bad faith or willful or intentional misconduct on its part;

(n)
the Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorney or agents; and

(o)
except by written instruction to the Rights Agent as contemplated by this Agreement, (i) the Rights Agent shall neither be responsible for, nor chargeable with, knowledge of, nor have any requirements to comply with, the terms and conditions of any other agreement, instrument or document to which it is not a party, including the SPMA, nor shall the Rights Agent be required to determine if any Person or entity has complied with any such agreements, instruments or documents, nor (ii) shall any additional obligations of the Rights Agent be inferred from the terms of such agreements, instruments or documents even though reference thereto may be made in this Agreement.

(p)
Notwithstanding anything herein to the contrary, the sum of  (1) any amount paid hereunder by the Company to the Rights Agent (other than any Milestone Payment), including any indemnification payments or the fees and expenses of, or charged by, the Rights Agent in connection with this Agreement, (2) any CVR Fees not covered by the foregoing clause (1), and (3) any amount referred to in clause (y)(C) of Section 4.1(b) of the SPMA shall be deducted from any Aggregate Milestone Payment payable by the Company hereunder and shall proportionally reduce the applicable Milestone Payment to be received by each Holder.

Section 3.3 Resignation and Removal; Appointment of Successor.
(a)
The Rights Agent may resign at any time by giving written notice thereof to the Company specifying a date when such resignation will take effect, which notice will be sent at least sixty days prior to the date so specified but in no event will such resignation become effective until a successor Rights Agent has been appointed. The Company has the right to remove the Rights Agent at any time by specifying a date when such removal will take effect but no such removal will become effective until a successor Rights Agent has been appointed. Notice of such removal will be given by the Company to the Rights Agent, which notice will be sent at least sixty days prior to the date so specified.

(b)
If the Rights Agent provides notice of its intent to resign, is removed pursuant to Section 3.3(a) or becomes incapable of acting, the Company will as soon as is reasonably possible appoint a qualified successor Rights Agent who shall be a stock transfer agent of national reputation or the corporate trust department of a commercial bank. Notwithstanding the foregoing, if the Company shall fail to make such appointment within a period of sixty days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent, then the incumbent Rights Agent may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. The successor Rights Agent so appointed will, forthwith upon its acceptance of such appointment in accordance with Section 3.4, become the successor Rights Agent.
(c)
The Company will give notice of each resignation and each removal of a Rights Agent and each appointment of a successor Rights Agent by mailing written notice of such event by first-class mail to the Holders as their names and addresses appear in the CVR Register. Each notice will include the name and address of the successor Rights Agent. If the Company fails to send such notice within ten days after acceptance of appointment by a successor Rights Agent in accordance with Section 3.4, the successor Rights Agent will cause the notice to be mailed at the expense of the Company.

(d)
The Rights Agent will cooperate with the Company and any successor Rights Agent in connection with the transition of the duties and responsibilities of the Rights Agent to the successor Rights Agent, including transferring the CVR Register to the successor Rights Agent.

Section 3.4 Acceptance of Appointment by Successor.   Every successor Rights Agent appointed hereunder will execute, acknowledge and deliver to the Company and to the retiring Rights Agent an instrument accepting such appointment and a counterpart of this Agreement, and thereupon such successor Rights Agent, without any further act, deed or conveyance, will become vested with all the rights, powers, trusts and duties of the Rights Agent. On request of the Company or the successor Rights Agent, the retiring Rights Agent will execute and deliver an instrument transferring to the successor Rights Agent all the rights, powers and trusts of its retiring Rights Agent.
ARTICLE IV
COVENANTS
Section 4.1 List of Holders.   The Company will furnish or cause to be furnished to the Rights Agent in such form as the Company receives from its transfer agent (or other agent performing similar services for the Company), the names and addresses of the Holders within thirty Business Days of the Merger Effective Time. The CVRs shall be registered in the names and addresses of the Holder as set forth in the applicable letter of transmittal accompanying the Shares surrendered by the Holder thereof in connection with the Merger pursuant to the SPMA (or based on information in the books and records of the Company) and in a denomination equal to the number of Shares so surrendered or computed in accordance with the terms of the SPMA.
Section 4.2 Operation of the Business; Sales Efforts.
(a)
Each of the Rights Agent and the Holders shall be deemed to have acknowledged the absolute right of the Company, Buyer and their respective Affiliates and their respective directors, officers, employees and other representatives to operate, manage and invest in the Company’s businesses in their sole discretion, and agree that the Company, Buyer, their respective Affiliates and their respective directors, officers, employees and other representatives shall have no liability or obligation to the Rights Agent or any Holder with respect to any Milestone or Milestone Payment in connection with their operation of the businesses of the Company from and after the consummation of the Second Stage Closing, and such Persons shall not be obligated to maximize the Company’s ability to achieve any Milestone or pay any Milestone Payments. Without limiting the generality of the foregoing, the Company presently intends to base its decisions regarding operations of the businesses of the Company, including the investment and allocation of resources, on the basis of the strategic objectives of the Company and its Affiliates. Each of the Rights Agent (by execution of this Agreement) and the Holders (by operation of the approval of the SPMA and the Ancillary Agreements by the stockholders of the Company) shall be deemed to have acknowledged that certain situations could arise where such decisions may adversely affect the Product’s Net Sales or Gross Profit.

(b)
The Company shall deploy, within 12 months after the initial commercial supply of the Product in the United States, 80 or more Reps whose aggregate time devotion to sales of the Product (or in the case of MSLs, customary activities of MSLs relating to the Product) shall be at least the equivalent of 80 Reps devoting at least 75% of their time (on an aggregate basis) to sales of the Product (or in the case of MSLs, customary activities of MSLs relating to the Product), it being agreed that, with respect to any time beyond such minimum aggregate time equivalent devotion requirement, such Reps may be deployed by the Company or its Affiliates for any other purpose, including sales of  (or customary activities of MSLs with respect to) any other products. The Company shall maintain such level of Reps (to be measured at 24 and 36 months after the initial commercial supply of the Product in the United States) until the date that is 36 months after the initial commercial supply of the Product in the United States. The Company may satisfy its obligations in the preceding two sentences by using its own employees, employees of any of its Affiliates, consultants, independent contractors or through the services provided by contract sales organizations or other third parties (it being agreed that any royalties or license fees payable to such third parties shall not be taken into account when calculating Gross Profits). For illustration purposes, the Company may satisfy the foregoing obligations by deploying (i) 120 Reps devoting, on average, 50% of their time to sales of the Product (or in the case of MSLs, customary activities of MSLs relating to the Product), it being agreed that they may devote, on average, 50% of their time to any other activity, including sales of  (or in the case of MSLs, customary activities of MSLs with respect to) any other products and (ii) 180 Reps devoting, on average, one-third of their time to sales of the Product (or in the case of MSLs, customary activities of MSLs relating to the Product), it being agreed that they may devote, on average, two-thirds of their time to any other activity, including sales of  (or in the case of MSLs, customary activities of MSLs with respect to) any other products. Without limiting the foregoing, during the Milestone Periods, neither the Company nor any of its Affiliates shall take any action the sole purpose of which is to avoid the achievement of the Milestone or the payment of the Milestone Payments. Nothing contained in this Agreement shall be deemed or construed as creating a joint venture or partnership between any of the parties hereto. For purposes of this Agreement, (x) a “Rep” means a sales field representative or an MSL, and (y) an “MSL” means a medical science liaison.

Section 4.4 Compliance.   The Rights Agent shall comply with all applicable Tax reporting requirements with respect to the Milestone Payments made pursuant to this Agreement.
ARTICLE V
AMENDMENTS
Section 5.1 Amendments without Consent of Holders.
(a)
Without the consent of any Holders or the Rights Agent, the Company, at any time and from time to time, may enter into one or more amendments hereto, for any of the following purposes, so long as, in the cases of clauses (ii) through (iv), such amendments do not, individually or in the aggregate, adversely affect the interests of the Holders, or adversely affect the rights, duties, responsibilities or protections of the Rights Agent:

(i)
to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein;

(ii)
to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as the Company shall determine to be for the protection of the Holders;

(iii)
to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement;

(iv)
as may be necessary or appropriate to ensure that the CVRs are not subject to registration under any applicable state securities or “blue sky” laws, the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

(v)
to evidence the succession of another Person as a successor Rights Agent and the assumption by any such successor of the covenants and obligations of the Rights Agent herein in accordance with Sections 3.3 and 3.4; or

(vi)
any other amendment hereto that does not adversely affect the legal rights under this Agreement of any Holder.

(b)
Notwithstanding anything to the contrary contained herein, the Company and the Rights Agent may enter into any amendment that adversely affects, in any material respect, the Rights Agent’s own rights, duties, responsibilities or protections (whether for consideration or otherwise).

(c)
Without the consent of any Holders, the Company and the Rights Agent, in the Rights Agent’s sole and absolute discretion, at any time and from time to time, may enter into one or more amendments hereto to reduce the number of CVRs in the event any Holder agrees to transfer or renounce such Holder’s rights under this Agreement in accordance with Section 2.6 or Section 6.14, respectively.

(d)
Promptly after the execution by the Company and the Rights Agent of any amendment pursuant to the provisions of this Section 5.1, the Company will mail (or cause the Rights Agent to mail) a notice thereof by first class mail to the Holders at their addresses as they appear on the CVR Register, setting forth in general terms the substance of such amendment; provided, that any failure to notify the Holders shall not affect the validity of such amendment (it being understood that any failure to notify the Holders shall not excuse the Rights Agent from its obligations under this Section 5.1(d)).

Section 5.2 Amendments with Consent of Holders.
(a)
In addition to any amendment pursuant to Section 5.1 (which amendments pursuant to Section 5.1 may be made without the consent of the Holders), with the written consent of the Majority Holders, the Company and the Rights Agent may enter into one or more amendments hereto for the purpose of adding, eliminating or changing any provisions of this Agreement, even if such addition, elimination or change is adverse to the interest of the Holders.

(b)
Promptly after the execution by the Company and the Rights Agent of any amendment pursuant to the provisions of this Section 5.2, the Company will mail (or cause the Rights Agent to mail) a notice thereof by first class mail to the Holders at their addresses as they appear on the CVR Register, setting forth in general terms the substance of such amendment.

Section 5.3 Execution of Amendments.   In executing any amendment permitted by this Article V, the Rights Agent will be entitled to receive, and will be fully protected in relying upon, an opinion of counsel selected by the Company stating that the execution of such amendment is authorized or permitted by this Agreement. The Rights Agent may, but is not obligated to, enter into any such amendment that affects the Rights Agent’s own rights, privileges, covenants or duties under this Agreement or otherwise.
Section 5.4 Effect of Amendments.   Upon the execution of any amendment under this Article V, this Agreement will be modified in accordance therewith, such amendment will form a part of this Agreement for all purposes and every Holder will be bound thereby.
ARTICLE VI
MISCELLANEOUS
Section 6.1 Entire Agreement.   This Agreement (and as between the Company and the Holders, together with the SPMA) constitutes the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersedes any and all prior agreements, negotiations, correspondence, undertakings, understandings and communications of the parties hereto with respect to the subject matter of this Agreement. Nothing contained in this Agreement shall be deemed or construed as creating a joint venture or partnership between any of the parties hereto.
Section 6.2 Transaction Costs.   Except as otherwise provided herein, the parties to this Agreement will pay their own costs and expenses (including legal, accounting and other fees) relating to this Agreement.

Section 6.3 Modifications.   Any amendment or modification to this Agreement, including this undertaking itself, shall only be valid if effected by an instrument or instruments in writing and shall be effective against each of the parties hereto that has signed such instrument or instruments. The parties agree that they jointly negotiated and prepared this Agreement and that this Agreement will not be construed against any party on the grounds that such party prepared or drafted the same.
Section 6.4 Notices.   Notices will be deemed to have been received (a) upon receipt of a registered letter, (b) three Business Days following proper deposit with an internationally recognized express overnight delivery service, or (c) in the case of transmission by email, as of the date so transmitted (or if so transmitted after normal business hours at the place of the recipient, on the Business Day following such transmission):
If to the Company:
Avenue Therapeutics, Inc.
2 Gansevoort Street, 9th Floor
New York, NY 10014
c/o
InvaGen Pharmaceuticals Inc.
Site B, 7 Oser Ave.
Hauppauge, NY 11788
c/o
A.S. Kumar, Esq.
Global General Counsel
Cipla Ltd.
Cipla House, Peninsula Business Park,
Ganapatrao Kadam Marg, Lower Parel West,
Mumbai, Maharashtra 400013, India
Email: as.kumar@cipla.com and cosecretary@cipla.com
With a copy (which shall not constitute notice) to:
InvaGen Pharmaceuticals Inc.
Site B, 7 Oser Ave.
Hauppauge, NY 11788
c/o
Nishant Saxena
Global Chief Strategy Officer
Cipla Ltd.
Cipla House, Peninsula Business Park,
Ganapatrao Kadam Marg, Lower Parel West,
Mumbai, Maharashtra 400013, India
Email: nishant.saxena@cipla.com
With a copy (which shall not constitute notice) to:
Hughes Hubbard & Reed LLP
One Battery Park Plaza
New York, NY 10004-1482
Attn: Kenneth A. Lefkowitz
Email: ken.lefkowitz@hugheshubbard.com
If to the Rights Agent:
[•]
[•]
[•]
Attn: [NAME]
Email: [#]

With a copy (which shall not constitute notice) to:
[•]
[•]
[•]
Attn: [NAME]
Email: [#]
The Rights Agent or the Company may specify a different address or facsimile number by giving notice in accordance with this Section 6.4, which address shall then apply to the respective notice provisions of the SPMA and all other Ancillary Agreements.
Section 6.5 Notice to Holders.   Where this Agreement provides for notice to Holders, such notice will be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the Holder’s address as it appears in the CVR Register, not later than the latest date, and not earlier than the earliest date, if any, prescribed herein for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder will affect the sufficiency of such notice with respect to other Holders. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Rights Agent, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In case it shall be impracticable to mail notice to the Holders of any event as required by any provision of this Agreement, then any method of giving such notice as shall be satisfactory to the Rights Agent shall be deemed to be a sufficient giving of such notice.
Section 6.6 Successors and Assigns.
(a)
This Agreement will be binding upon, inure to the benefit of and be enforceable by the Company’s successors and assigns, and this Agreement shall not restrict the Company’s, any of its assignees’ or any of their respective successors’ ability to merge or consolidate, transfer or convey all or substantially all of its assets to any Person or otherwise directly or indirectly transfer or convey the Product to any Person. In the event of an assignment or transfer of all or substantially all of the Company’s assets (including the Product), either (i) the Company’s assignee or transferee shall expressly assume by an instrument, supplemental hereto, executed and delivered to the Rights Agent, the due and punctual payment of any Aggregate Milestone Payments and the due and punctual performance and observance of all of the covenants and obligations of this Agreement to be performed or observed by the Company or (ii) the Company shall agree to remain subject to its obligations hereunder, including payment of any Aggregate Milestone Payment.

(b)
Any Company successor or assignee permitted hereunder may thereafter assign any or all of its rights, interests and obligations hereunder in the same manner as the Company pursuant to this Section 6.6.

(c)
The Rights Agent may not assign this Agreement, in whole or in part, or delegate all or any part of its rights, interests or obligations hereunder without the Company’s written consent. Any attempted assignment of this Agreement or any such rights in violation of this Section 6.6 shall be void ab initio and of no effect.

Section 6.7 Public Announcements.   Except as required by Legal Requirements or by the requirements of any stock exchange on which the securities of a party hereto or any of its Affiliates are listed, no party to this Agreement will make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media with respect to the foregoing without prior notification to the other parties, and the parties to this Agreement will consult with each other and cooperate as to the form, timing and contents of any such press release, public announcement or disclosure.
Section 6.8 Severability.   Each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Legal Requirements, but if any provision of this Agreement is found to be unenforceable or invalid under applicable Legal Requirements, such provision will be ineffective only to the extent of such unenforceability or invalidity, and the parties will negotiate in good faith to modify this Agreement so that the unenforceable or invalid provision is replaced by such valid and enforceable provision which the parties consider, in good faith, to match as closely as possible the invalid or unenforceable provision and to achieve the same or a similar economic effect and to give effect to the parties’ original intent. The remaining provisions of this Agreement will continue to be binding and in full force and effect.
Section 6.9 Governing Law.   This Agreement, the CVRs, and any claims or causes of action pursuant to it will be governed by and construed in accordance with the laws of the State of Delaware, without regard for its principles of conflict of laws.
Section 6.10 Specific Performance.   Each party acknowledges and agrees that the other party would be irreparably damaged if the provisions of this Agreement are not performed in accordance with their terms and that any breach of this Agreement and the non-consummation of the transactions contemplated hereby by either party could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any remedy to which such other party may be entitled under Section 6.11, provisional measures and injunctive relief necessary to protect the possibility of each party to seek specific performance from the other from the tribunal referred to in Section 6.11 can be sought from any court of competent jurisdiction. Each of the parties hereto (i) agrees that it shall not oppose the granting of any such relief and (ii) hereby irrevocably waives any requirement for the security or posting of any bond in connection with any such relief  (it is understood that clause (i) of this sentence is not intended to, and shall not, preclude any party hereto from litigating on the merits the substantive claim to which such remedy relates).
Section 6.11 Submission to Jurisdiction.
(a)
Each of the parties hereto irrevocably agrees that any Proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any other party hereto or its successors or assigns, shall be brought and determined exclusively in the Court of Chancery of the State of Delaware, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the federal courts sitting in the State of Delaware. Each of the parties hereto agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 6.4 or in such other manner as may be permitted by applicable Legal Requirements, will be valid and sufficient service thereof. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim, or otherwise, in any action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder: (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 6.11; (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); and (c) to the fullest extent permitted by the applicable Legal Requirements, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper, or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(b)
All rights of action with respect to enforcement of the Company’s obligations under this Agreement for the benefit of any Holder may only be enforced by the Rights Agent upon the prior written direction of the Majority Holders to the Rights Agent, and any claim, action, suit, audit, investigation or proceeding instituted by the Rights Agent will be brought in its name as the Rights Agent and any recovery in connection therewith will be for the proportionate benefit of all the Holders, as their respective rights or interests may appear on the CVR Register.

Section 6.12 Waiver of Jury Trial.   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION; (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.12.
Section 6.13 Waiver.   Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition, and no waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty, covenant or agreement hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, and no waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.
Section 6.14 Benefits of Agreement.   Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties, any of their assignees, or any of their respective successors any legal or equitable right, benefit, remedy or claim of any nature under or by reason of this Agreement. Notwithstanding the foregoing, the Holders and the Holders’ successors and assigns pursuant to a Permitted Transfer are intended third-party beneficiaries of this Agreement, provided that the Holders and their successors and assigns pursuant to Permitted Transfers shall only be entitled to enforce their rights hereunder through written direction of the Majority Holders to the Rights Agent to act in accordance with Section 6.11(b).   Notwithstanding anything to the contrary contained herein, any Holder or Holder’s successor or assign pursuant to a Permitted Transfer may agree to renounce, in whole or in part, its rights under this Agreement by written notice to the Rights Agent and the Company, which notice, if given, shall be irrevocable.
Section 6.15 Counterparts; Facsimile Signature.   This Agreement may be executed in one (1) or more counterparts, by original or facsimile (or other such electronically transmitted) signature, each of which will be deemed an original, but all of which will constitute one and the same instrument. Any party executing this Agreement by facsimile (or other such electronically transmitted) signature shall, upon request from another party hereto, promptly deliver to the requesting party an original counterpart of such signature.
Section 6.16 Rights Cumulative.   All rights and remedies of each of the parties under this Agreement will be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this Agreement or applicable Legal Requirements.
Section 6.17 Interpretation.   (a) The words “hereof”, “herein”, and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (b) the words “date hereof”, when used in this Agreement, shall refer to the date set forth in the Preamble; (c) the terms defined in the singular have a comparable meaning when used in the plural, and vice versa; (d) the terms defined in the present tense have a comparable meaning when used in the past tense, and vice versa; (e) any references herein to a specific Section or Article shall refer, respectively, to Sections or Articles of this Agreement; (f) wherever the word “include”, “includes”, or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; (g) references herein to any gender includes each other gender; (h) the word “or” shall not be exclusive; (i) the headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof; (j) any references herein to any Governmental Authority shall be deemed to also be a reference to any successor Governmental Authority thereto; and (k) the parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.
Section 6.18 Termination.   This Agreement shall automatically terminate and be of no further force or effect, and the parties hereto shall have no liability hereunder, upon the expiration of the Subsequent Period, provided, that if a Milestone has been achieved on or prior to such termination date, but the Milestone Payment has not been paid on or prior to such date, this Agreement shall not terminate until such Milestone Payment has been paid in full in accordance with the terms of this Agreement. Notwithstanding the preceding sentence, this Section 6 shall survive any termination of this Agreement. Nothing in this Section 6 shall relieve or otherwise limit any party of liability for willful breach of this Agreement.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.
AVENUE THERAPEUTICS, INC.
By:

Name:
Title:
[RIGHTS AGENT]
By:

Name:
Title:

EXHIBIT K
REVISED BY-LAWS
[Exhibit K to Stock Purchase and Merger Agreement]

EXECUTION COPY
AMENDED AND RESTATED BYLAWS
OF
AVENUE THERAPEUTICS, INC.
I. CORPORATE OFFICES
1.1 Registered Office
The registered office of the corporation shall be in the City of Dover County of Kent, State of Delaware. The name of the registered agent of the corporation at such location is Incorporating Services, Ltd.
1.2 Other Offices
The board of directors may at any time establish other offices at any place or places where the corporation is qualified to do business.
II. MEETINGS OF STOCKHOLDERS
2.1 Place of Meetings
Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the board of directors. The board of directors may, in its sole discretion, determine that a meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211 of the General Corporation Law of Delaware.
If authorized by the board of directors in its sole discretion, and subject to such guidelines and procedures as the board of directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, participate in a meeting of stockholders, be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.
2.2 Annual Meeting
The annual meeting of stockholders shall be held each year on a date and at a time designated by the board of directors. In the absence of such designation, the annual meeting of stockholders shall be held on the third Monday in April in each year at 1:00 p.m. However, if such day falls on a legal holiday, then the meeting shall be held at the same time and place on the next succeeding full business day. At the meeting, directors shall be elected and any other proper business may be transacted.
2.3 Special Meeting
Special meetings of the stockholders may be called, at any time for any purpose or purposes, by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or these bylaws, or by such person or persons duly designated by the board of directors whose powers and authority, as expressly provided in a resolution of the board of directors, include the power to call such meetings, but such special meetings may not be called by any other person or persons.

2.4 Notice of Stockholders’ Meetings
(a) Except to the extent otherwise required by law, all notices of meetings with stockholders shall be in writing and shall be sent or otherwise given in accordance with Section 2.5 of these bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, if any, date, and hour of the meeting, the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.
(b) Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the corporation shall also be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any such consent shall be deemed revoked if  (i) the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent, and (ii) such inability becomes known to the secretary or an assistant secretary of the corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, that the inadvertent failure to recognize such revocation shall not invalidate any meeting or other action.
(c) Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the corporation shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any stockholder who fails to object in writing to the corporation, within sixty (60) days of having been given written notice by the corporation of its intention to send the single notice permitted under this subsection 2.4(c), shall be deemed to have consented to receiving such single written notice.
(d) Sections 2.4(b) and (c) shall not apply to any notice given to stockholders under Sections 164 (notice of sale of shares of stockholder who failed to pay an installment or call on stock not fully paid), 296 (notice of disputed claims relating to insolvent corporations), 311 (notice of meeting of stockholders to revoke dissolution of corporation), 312 (notice of meeting of stockholders of corporation whose certificate of incorporation has been renewed or revived) and 324 (notice when stock has been attached as required for sale upon execution process) of the General Corporation Law of Delaware.
2.5 Manner of Giving Notice; Affidavit of Notice
(a) Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his, her or its address as it appears on the records of the corporation. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.
(b) Notice given pursuant to this Section 2.5(b) shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of such posting and the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the secretary, an assistant secretary or the transfer agent or other agent of the corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.
2.6 Quorum
The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, then the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.
2.7 Adjourned Meeting; Notice
When a meeting is adjourned to another time or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
2.8 Voting
The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these bylaws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements).
Except as otherwise provided in the certificate of incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.
2.9 Waiver of Notice
Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the certificate of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver or any waiver by electronic transmission of notice unless so required by the certificate of incorporation or these bylaws.
2.10 Stockholder Action by Written Consent Without a Meeting
Unless otherwise provided in the certificate of incorporation, any action required by the General Corporation Law of Delaware to be taken at any annual or special meeting of stockholders of a corporation, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder, proxyholder or other person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section 2.10, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the corporation can determine (a) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder, proxyholder or other authorized person or persons, and (b) the date on which such stockholder, proxyholder or other authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall have been delivered to the corporation by delivery to its registered office in this State, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested. Notwithstanding the foregoing limitations on delivery, consents given by telegram, cablegram or other electronic transmission may be otherwise delivered to the principal place of business of the corporation or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded, to the extent and in the manner provided by resolution of the board of directors of the corporation. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.
Prompt notice of the taking of the corporate action without a meeting by written consent shall be given to those stockholders who have not consented in writing. If the action that is consented to is such as would have required the filing of a certificate under any section of the General Corporation Law of Delaware if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written notice and written consent have been given as provided in Section 228 of the General Corporation Law of Delaware.
2.11 Record Date for Stockholder Notice; Voting; Giving Consents
In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date that shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.
If the board of directors does not so fix a record date:
(a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;
(b) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is necessary, shall be the day on which the first written consent is expressed; and
(c) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.
A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.
2.12 Proxies
Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by a written proxy, signed by the stockholder and filed with the secretary of the corporation, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder’s attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the General Corporation Law of Delaware.

2.13 List of Stockholders Entitled to Vote
The officer who has charge of the stock ledger of a corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.
2.14 Stockholder Proposals
Effective upon the corporation’s initial public offering of stock under the Securities Act of 1933, as amended, any stockholder wishing to bring any other business before a meeting of stockholders, including, but not limited to, the nomination of persons for election as directors, must provide notice to the corporation not more than ninety (90) and not less than fifty (50) days before the meeting in writing by registered mail, return receipt requested, of the business to be presented by the stockholders at the stockholders’ meeting. Any such notice shall set forth the following as to each matter the stockholder proposes to bring before the meeting: (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and, if such business includes a proposal to amend the bylaws of the corporation, the language of the proposed amendment; (b) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business; (c) the class and number of shares of the corporation that are beneficially owned by such stockholder; (d) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business; and (e) any material interest of the stockholder in such business. Notwithstanding the foregoing provisions of this Section 2.14, a stockholder shall also comply with all applicable requirements of all applicable laws, rules and regulations, including, but not limited to, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, with respect to the matters set forth in this Section 2.14. In the absence of such notice to the corporation meeting the above requirements, a stockholder shall not be entitled to present any business at any meeting of stockholders.
III. DIRECTORS
3.1 Powers
Subject to the provisions of the General Corporation Law of Delaware and any limitations in the certificate of incorporation or these bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.
3.2 Number of Directors
The number of directors constituting the board of directors shall be not more than seven (7) but not less than one (1), and may be fixed or changed, within this minimum and maximum, by the stockholders or the board of directors. Notwithstanding the foregoing, as long as InvaGen Pharmaceuticals Inc. (“InvaGen”) has the right to nominate the InvaGen Directors (as defined in Section 3.3 herein), the size of the board of directors may only be increased or decreased upon consent of an authorized officer of InvaGen (as confirmed in accordance with Section 12.4 of the SPMA).

No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.
3.3 Election, Qualification and Term of Office of Directors
Except as provided in this Section 3.3 and in Section 3.4 of these bylaws, directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Directors need not be stockholders unless so required by the certificate of incorporation or these bylaws, wherein other qualifications for directors may be prescribed. Each director, including a director elected to fill a vacancy, shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Each director shall be a natural person.
Elections of directors need not be by written ballot.
At any time that InvaGen beneficially owns at least 75% of the First Stage Shares (as defined in the SPMA), InvaGen shall have the right to nominate three members to the board of directors (each, an “InvaGen Director”), initially upon the closing of the Stock Purchase Transaction pursuant to that certain Stock Purchase and Merger Agreement by and among InvaGen, Madison Pharmaceuticals Inc. and the corporation dated November 12, 2018 (the “SPMA”), and thereafter at every annual meeting of the stockholders of the corporation in which directors are generally elected, including at every adjournment or postponement thereof, and on any action by written consent of the stockholders of the corporation relating to the election of directors generally. At least one of the InvaGen Directors shall be “Independent” as determined by the board of directors pursuant to Rule 5605 of The Nasdaq Stock Market (“Nasdaq”) and the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”).
(a) The following procedures shall be followed with respect to the nomination of InvaGen Directors for election at annual meetings of stockholders of the corporation pursuant to this Section 3.3:
(i) For purposes of determining whether InvaGen has a right to nominate an InvaGen Director pursuant to this Section 3.3 and for purposes of Article IX herein, the beneficial ownership of the common stock of the corporation shall be measured as of the record date for such annual meeting or written consent. If any change in the outstanding shares of capital stock of the corporation shall occur, including by reason of any issuance (including upon exercise of warrants), reclassification, recapitalization, stock split (including a reverse stock split), or combination, exchange, readjustment of shares, consolidation, split, buy-back, repurchase, redemption, acquisition or similar transaction, or any stock dividend or distribution paid in stock, the calculation of beneficial ownership under this Section 3.3 and under Article IX herein shall be equitably adjusted to proportionately reflect such change.
(ii) Each year, the corporation will notify InvaGen when it intends to hold its next corporation’s annual meeting of stockholders at least 120 days prior to such meeting. With respect to InvaGen’s nominees, at least 90 days prior to the corporation’s annual meeting of stockholders, InvaGen shall provide the corporation with the InvaGen’s nominees for the InvaGen Directors, along with any other information reasonably requested by the independent directors of the corporation pursuant to Rule 5605 of Nasdaq and the rules and regulations of the SEC (the “Independent Directors”) to evaluate the suitability of such candidates for directorship.
(iii) Within 10 days of receiving InvaGen’s nominees for the InvaGen Directors in accordance with Section 3.3(a)(ii), the Independent Directors shall make a good faith and reasonable determination as to the suitability of InvaGen’s nominees for InvaGen Directors and shall notify InvaGen of its determination (and the determination of the board of directors as to whether at least one of the InvaGen nominees is “Independent” pursuant to Rule 5605 of Nasdaq and the rules and regulations of the SEC). If the Independent Directors do not notify InvaGen of their determination within the 10 day period specified above, then InvaGen’s nominees shall be deemed to be approved for purposes of Section 3.3(a)(iv) below. If InvaGen and the Independent Directors do not agree on the nominee(s) within 30 days after the Independent Directors raise an objection to an InvaGen Director nomination, the InvaGen Director(s) shall not be nominated by the corporation at such annual meeting. The Independent Directors may not disqualify a nominee except for the following: (i) commission of acts of misrepresentation, fraud, or dishonesty, (ii) commission of or pleading nolo contendere or guilty to, a crime involving fraud, any regulatory violation, dishonesty or any felony, (iii) the entry of an order of the SEC or other regulatory or self-regulatory body against the nominee; or (iv) if nominee is considered to be a “Bad Actor” as defined in Rule 506 under the Securities Act of 1933, as amended.
(iv) If the Independent Directors or any authorized committee thereof approves of InvaGen’s nominees for InvaGen Directors, the board of directors shall (1) nominate such nominees to be elected as directors and recommend that the stockholders vote to elect such nominees at the next annual meeting of stockholders at which directors will be generally elected and (2) in the case of InvaGen Directors designated pursuant to Section 3.3(a)(v) or Section 3.3(a)(vi), appoint the InvaGen Directors as members of the board of directors promptly to serve until the corporation’s next annual meeting of stockholders at which directors will be generally elected.
(v) If any InvaGen nominee(s) is not appointed, nominated or elected by the stockholders, then as soon as practicable after the annual meeting, as applicable, InvaGen shall designate nominee(s) for such InvaGen Director(s) (subject to the limitations on the Independent Directors’ ability to raise an objection as specified in clause (iii) of this Section 3.3(a)), which nominee(s) shall be appointed as director(s) by the board of directors promptly after such designation.
(vi) In the event an InvaGen Director resigns from the board of directors (or is otherwise incapable of serving on the board of directors), the remaining InvaGen Directors shall have the power to fill such vacancy. So long as the InvaGen Director replacement satisfies the criteria in Sections 3.3(a)(ii)-(iii), the board of directors shall vote in favor of such InvaGen Director replacement.
(b) InvaGen Directors shall be as close as proportionally practicable, but at least one InvaGen Director shall be, represented on all committees of the board of directors and shall be appointed to such committees in accordance with Nasdaq and SEC rules. The chair of the corporation’s audit committee shall be selected by InvaGen out of the InvaGen Directors, provided that such person qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K under the Securities Exchange Act, of 1934, as amended.
3.4 Resignation and Vacancies
Any director may resign at any time upon notice given in writing or electronic transmission to the corporation. When one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this Section 3.4 in the filling of other vacancies.
Unless otherwise provided in the certificate of incorporation or these bylaws:
(a) vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director; and
(b) whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.
If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the certificate of incorporation or these bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the General Corporation Law of Delaware.

If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole board (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%)of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the General Corporation Law of Delaware as far as applicable.
3.5 Place of Meetings; Meetings by Telephone
The board of directors of the corporation may hold meetings, both regular and special, either within or outside the State of Delaware.
Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.
3.6 First Meetings
The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.
3.7 Regular Meetings
Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board of directors.
3.8 Special Meetings; Notice
Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board of directors, the president, any vice president, the secretary or any director.
Notice of the time and place of special meetings shall be delivered either personally or by mail, telex, facsimile, telephone or electronic transmission to each director, addressed to each director at such director’s address and/or phone number and/or electronic transmission address as it is shown on the records of the corporation. If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. If the notice is delivered personally or by telex, facsimile, telephone or electronic transmission, it shall be delivered by telephone or transmitted at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the corporation. Notice may be delivered by any person entitled to call a special meeting or by an agent of such person.
3.9 Quorum
At all meetings of the board of directors, a majority of the authorized number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as otherwise specifically provided by statute or by the certificate of incorporation. If a quorum is not present at any meeting of the board of directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.
3.10 Waiver Of Notice
Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the certificate of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or meeting of a committee of directors, need be specified in any written waiver of notice unless so required by the certificate of incorporation or these bylaws.
3.11 Adjourned Meeting; Notice
If a quorum is not present at any meeting of the board of directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.
3.12 Board Action by Written Consent Without a Meeting
Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board of directors or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board of directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
3.13 Fees and Compensation of Directors
Unless otherwise restricted by the certificate of incorporation or these bylaws, the board of directors shall have the authority to fix the compensation of directors.
The InvaGen Directors and any member of the board of directors designated by or affiliated with Fortress Biotech, Inc. shall not be compensated for his or her service on the board of directors, except to the extent such person is “Independent” as determined by the board of directors pursuant to Rule 5605 of Nasdaq and the rules and regulations of the SEC.
3.14 Approval of Loans to Officers
Subject to compliance with applicable law, including without limitation any federal or state securities laws, the corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing contained in this Section 3.14 shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.
3.15 Removal of Directors
Unless otherwise restricted by statute, by the certificate of incorporation or by these bylaws, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors; provided, that, whenever the holders of any class or classes of stock, or series thereof, are entitled to elect one or more directors by the provisions of the certificate of incorporation, removal of any directors elected by such class or classes of stock, or series thereof, shall be by the holders of a majority of the shares of such class or classes of stock, or series of stock, then entitled to vote at an election of directors.
No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.
3.16 Chairman of the Board of Directors
The corporation may also have, at the discretion of the board of directors, a chairman of the board of directors. The chairman of the board of directors shall, if such a person is elected, preside at the meetings of the board of directors and exercise and perform such other powers and duties as may from time to time be assigned to him or her by the board of directors, or as may be prescribed by these bylaws.
IV. COMMITTEES
4.1 Committees of Directors
The board of directors may, by resolution passed by a majority of the whole board of directors, designate one or more committees, with each committee to consist of one or more of the directors of the corporation. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors or in the bylaws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the General Corporation Law of Delaware to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any bylaws of the corporation.
4.2 Committee Minutes
Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.
4.3 Meetings and Action of Committees
Meetings and actions of committees shall be governed by, and be held and taken in accordance with, the provisions of Article III of these bylaws, Section 3.5 (place of meetings and meetings by telephone), Section 3.7 (regular meetings), Section 3.8 (special meetings and notice), Section 3.9 (quorum), Section 3.10 (waiver of notice), Section 3.11 (adjourned meeting and notice), and Section 3.12 (board action by written consent without a meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members; provided, however, that the time of regular meetings of committees may also be called by resolution of the board of directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.
V. OFFICERS
5.1 Officers
The officers of the corporation shall be a chief executive officer, a president, one or more vice presidents, a secretary and a treasurer. The corporation may also have, at the discretion of the board of directors, a chairman of the board, one or more assistant vice presidents, assistant secretaries, assistant treasurers and any such other officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws. Any number of offices may be held by the same person.
5.2 Election of Officers
The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.3 of these bylaws, shall be chosen by the board of directors, subject to the rights, if any, of an officer under any contract of employment.
5.3 Subordinate Officers
The board of directors may appoint, or empower the president to appoint, such other officers and agents as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these bylaws or as the board of directors may from time to time determine.
5.4 Removal and Resignation of Officers
Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the board of directors at any regular or special meeting of the board of directors or by any officer upon whom such power of removal may be conferred by the board of directors.
Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.
5.5 Vacancies in Offices
Any vacancy occurring in any office of the corporation shall be filled by the board of directors.
5.6 Chairman of the Board
The chairman of the board, if such an officer be elected, shall, if present, preside at meetings of the board of directors and exercise and perform such other powers and duties as may from time to time be assigned to him by the board of directors or as may be prescribed by these bylaws. If there is no chief executive officer, then the chairman of the board shall also be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 5.7 of these bylaws. The chairman of the board shall be chosen by the board of directors.
5.7 Chief Executive Officer
Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, the chief executive officer of the corporation shall, subject to the control of the board of directors, have general supervision, direction and control of the business and the officers of the corporation. The chief executive officer shall preside at all meetings of the stockholders and, in the absence or nonexistence of a chairman of the board, at all meetings of the board of directors at which he or she is present. The chief executive officer shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation and shall have such other powers and duties as may be prescribed by the board of directors or these bylaws.
5.8 President
Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board or the chief executive officer, if there be such officers, the president shall, subject to the control of the board of directors, have general supervision, direction and control of the business and the officers of the corporation. In the absence or nonexistence of the chief executive officer, he or she shall preside at all meetings of the stockholders and, in the absence or nonexistence of a chairman of the board and chief executive officer, at all meetings of the board of directors at which he or she is present. He or she shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the board of directors or these bylaws. The board of directors may provide in their discretion that the offices of president and chief executive officer may be held by the same person.
5.9 Vice Presidents
In the absence or disability of the chief executive officer and president, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them by the board of directors, these bylaws, the president or the chairman of the board.
5.10 Secretary
The secretary or an agent of the corporation shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors and stockholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings and the proceedings thereof.
The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation’s transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.
The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the board of directors required to be given by law or by these bylaws. The secretary shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by these bylaws.
5.11 Treasurer
The treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.
The treasurer shall deposit all money and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the board of directors. The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all of his or her transactions as treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or these bylaws.
5.12 Assistant Secretary
The assistant secretary, or, if there is more than one, the assistant secretaries in the order determined by the stockholders or board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors or the stockholders may from time to time prescribe.
5.13 Representation of Shares of Other Corporations
The chairman of the board, the chief executive officer, the president, any vice president, the treasurer, the secretary or assistant secretary of this corporation, or any other person authorized by the board of directors or the chief executive officer, president or a vice president, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.
5.14 Authority and Duties of Officers
In addition to the foregoing authority and duties, all officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the board of directors or the stockholders.
VI. INDEMNITY
6.1 Indemnification of Directors and Officers
The corporation shall, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, indemnify each of its directors and Officers against expenses (including attorneys’ fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Section 6.1, a director or Officer of the corporation includes any person (a) who is or was a director or Officer of the corporation, (b) who is or was serving at the request of the corporation as a director, Officer manager, member, partner, trustee, or other agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, or (c) who was a director or Officer of a corporation that was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation. Such indemnification shall be a contract right and shall include the right to receive payment of any expenses incurred by the indemnitee in connection with any proceeding in advance of its final disposition, consistent with the provisions of applicable law as then in effect. The right of indemnification provided in this Section 6.1 shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled, and the provisions of this Section 6.1 shall inure to the benefit of the heirs and legal representatives of any person entitled to indemnity under this Section 6.1 and shall be applicable to proceedings commenced or continuing after the adoption of this Section 6.1, whether arising from acts or omissions occurring before or after such adoption. In furtherance, but not in limitation of the foregoing provisions, the following procedures, presumptions and remedies shall apply with respect to advancement of expenses and the right to indemnification under this Section 6.1.
(a) Advancement of Expenses.   All reasonable expenses incurred by or on behalf of the indemnitee in connection with any proceeding shall be advanced to the indemnitee by the corporation within twenty (20) days after the receipt by the corporation of a statement or statements from the indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such proceeding, unless, prior to the expiration of such twenty-day period, the board of directors shall unanimously (except for the vote, if applicable, of the indemnitee) determine that the indemnitee has no reasonable likelihood of being entitled to indemnification pursuant to this Section 6.1. Such statement or statements shall reasonably evidence the expenses incurred by the indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the indemnitee to repay the amounts advanced if it should ultimately be determined that the indemnitee is not entitled to be indemnified against such expenses pursuant to this Section 6.1.
(b) Procedure for Determination of Entitlement to Indemnification.
(i) To obtain indemnification under this Section 6.1, an indemnitee shall submit to the secretary of the corporation a written request, including such documentation and information as is reasonably available to the indemnitee and reasonably necessary to determine whether and to what extent the indemnitee is entitled to indemnification (the “Supporting Documentation”). The determination of the indemnitee’s entitlement to indemnification shall be made not later than sixty (60) days after receipt by the corporation of the written request for indemnification together with the Supporting Documentation. The secretary of the corporation shall, promptly upon receipt of such a request for indemnification, advise the board of directors in writing that the indemnitee has requested indemnification, whereupon the corporation shall provide such indemnification, including without limitation advancement of expenses, so long as the indemnitee is legally entitled thereto in accordance with applicable law.
(ii) The indemnitee’s entitlement to indemnification under this Section 6.1 shall be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors (as hereinafter defined), even though less than a quorum of the board of directors; (B) by a committee of such Disinterested Directors, even though less than a quorum of the board of directors; (C) by a written opinion of Independent Counsel (as hereinafter defined) if  (x) a Change of Control (as hereinafter defined) shall have occurred and the indemnitee so requests or (y) a quorum of the board of directors consisting of Disinterested Directors is not obtainable or, even if obtainable, a majority of such Disinterested Directors so directs; (D) by the stockholders of the corporation (but only if a majority of the Disinterested Directors, if they constitute a quorum of the board of directors, presents the issue of entitlement to indemnification to the stockholders for their determination); or (E) as provided in paragraph (c) below.
(iii) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to paragraph (b)(ii) above, a majority of the Disinterested Directors shall select the Independent Counsel, but only an Independent Counsel to which the indemnitee does not reasonably object; provided, however, that if a Change of Control shall have occurred, the indemnitee shall select such Independent Counsel, but only an Independent Counsel to which the board of directors does not reasonably object.
(iv) The only basis upon which a finding that indemnification may not be made is that such indemnification is prohibited by law.
(c) Presumptions and Effect of Certain Proceedings.   Except as otherwise expressly provided in this Section 6.1, if a Change of Control shall have occurred, the indemnitee shall be presumed to be entitled to indemnification under this Section 6.1 upon submission of a request for Indemnification together with the Supporting Documentation in accordance with paragraph (b)(i), and thereafter the corporation shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under paragraph (b)(ii) above to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within sixty (60) days after receipt by the corporation of the request therefor together with the Supporting Documentation, the indemnitee shall be deemed to be entitled to indemnification and the indemnitee shall be entitled to such indemnification unless (A) the indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. The termination of any proceeding described in this Section 6.1, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of the indemnitee to indemnification or create a presumption that the indemnitee did not act in good faith and in a manner that the indemnitee reasonably believed to be in or not opposed to the best interests of the corporation or, with respect to any criminal proceeding, that the indemnitee had reasonable cause to believe that the indemnitee’s conduct was unlawful.
(d) Remedies of Indemnitee.
(i) In the event that a determination is made pursuant to paragraph (b)(ii) that the indemnitee is not entitled to indemnification under this Section 6.1: (A) the indemnitee shall be entitled to seek an adjudication of his or her entitlement to such indemnification either, at the indemnitee’s sole option, in (x) an appropriate court of the State of Delaware or any other court of competent jurisdiction, or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association; (B) any such judicial proceeding or arbitration shall be de novo and the indemnitee shall not be prejudiced by reason of such adverse determination; and (C) in any such judicial proceeding or arbitration the corporation shall have the burden of proving that the indemnitee is not entitled to indemnification under this Section 6.1.

(ii) If a determination shall have been made or is deemed to have been made, pursuant to paragraph (b)(ii) or (iii), that the indemnitee is entitled to indemnification, the corporation shall be obligated to pay the amounts constituting such indemnification within five (5) days after such determination has been made or is deemed to have been made and shall be conclusively bound by such determination unless (A) the indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation, or (B) such indemnification is prohibited by law. In the event that: (X) advancement of expenses is not timely made pursuant to paragraph (a); or (Y) payment of indemnification is not made within five (5) days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to paragraph (b)(ii) or (iii), the indemnitee shall be entitled to seek judicial enforcement of the corporation’s obligation to pay to the indemnitee such advancement of expenses or indemnification. Notwithstanding the foregoing, the corporation may bring an action, in an appropriate court in the State of Delaware or any other court of competent jurisdiction, contesting the right of the indemnitee to receive indemnification hereunder due to the occurrence of an event described in subclause (A) or (B) of this clause (ii) (a “Disqualifying Event”); provided, however, that in any such action the corporation shall have the burden of proving the occurrence of such Disqualifying Event.
(iii) The corporation shall be precluded from asserting in any judicial proceedings or arbitration commenced pursuant to this paragraph (d) that the procedures and presumptions of this Section 6.1 are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the corporation is bound by all the provisions of this Section 6.1.
(iv) In the event that the indemnitee, pursuant to this paragraph (d), seeks a judicial adjudication of or an award in arbitration to enforce his or her rights under, or to recover damages for breach of, this Section 6.1, the indemnitee shall be entitled to recover from the corporation, and shall be indemnified by the corporation against, any expenses actually and reasonably incurred by the indemnitee if the indemnitee prevails in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that the indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the indemnitee in connection with such judicial adjudication shall be prorated accordingly.
(e) Definitions.   For purposes of this Section 6.1:
(i) “Change in Control” means a change in control of the corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Act”), whether or not the corporation is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if  (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the “beneficial owner” (as defined in Rule l3d-3 under the Act), directly or indirectly, of securities of the corporation representing twenty-five percent (25%) or more of the combined voting power of the corporation’s then outstanding securities without the prior approval of at least a majority of the members of the board of directors in office immediately prior to such acquisition; (ii) the corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the board of directors in office immediately prior to such transaction or event constitute less than a majority of the board of directors thereafter; or (iii) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the board of directors (including for this purpose any new director whose election or nomination for election by the corporation’s stockholders was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the board of directors;
(ii) “Disinterested Director” means a director of the corporation who is not a party to the proceeding in respect of which indemnification is sought by the indemnitee; and
(iii) “Independent Counsel” means a law firm or a member of a law firm that neither presently is, nor in the past five (5) years has been, retained to represent: (A) the corporation or the indemnitee in any matter material to either such party or (B) any other party to the proceeding giving rise to a claim for indemnification under this Section 6.1. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing under such persons, relevant jurisdiction of practice, would have a conflict of interest in representing either the corporation or the indemnitee in an action to determine the indemnitee’s rights under this Section 6.1.
(f) Invalidity; Severability; Interpretation.   If any provision or provisions of this Section 6.1 shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Section 6.1 (including, without limitation, all portions of any paragraph of this Section 6.1 containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Section 6.1 (including, without limitation, all portions of any paragraph of this Section 6.1 containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid; illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable. Reference herein to laws, regulations or agencies shall be deemed to include all amendments thereof, substitutions therefor and successors thereto.
6.2 Indemnification of Others
The corporation shall have the power, to the extent and in the manner permitted by the General Corporation Law of Delaware, to indemnify each of its officers, employees and agents (other than directors) against expenses (including attorneys’ fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Section 6.2, an officer, employee or agent of the corporation (other than a director) includes any person (a) who is or was an employee or agent of the corporation, (b) who is or was serving at the request of the corporation as a director, officer, manager, member, partner, trustee, employee or other agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, or (c) who was an employee or agent of a corporation that was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.
6.3 Insurance
The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, manager, member, partner, trustee, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of the General Corporation Law of Delaware.
VII. RECORDS AND REPORTS
7.1 Maintenance and Inspection of Records
The corporation shall, either at its principal executive office or at such place or places as designated by the board of directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these bylaws as amended to date, accounting books and other records.
Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation’s stock ledger, a list of its stockholders and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business.
Any records maintained by a corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. Any corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to any provision of the certificate of incorporation, these bylaws or the General Corporation Law of Delaware. When records are kept in such manner, a clearly legible paper from or by means of the information storage device or method shall be admissible in evidence, and accepted for all other purposes, to the same extent as an original paper record of the same information would have been, provided the paper form accurately portrays the record.
7.2 Inspection by Directors
Any director shall have the right to examine the corporation’s stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to his or her position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The court may summarily order the corporation to permit the director to inspect any and all books and records, the stock ledger and the stock list and to make copies or extracts therefrom. The burden of proof shall be upon the corporation to establish that the inspection such director seeks is for an improper purpose. The court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the court may deem just and proper.
7.3 Annual Statement to Stockholders
The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.
VIII. GENERAL MATTERS
8.1 Checks
From time to time, the board of directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.
8.2 Execution of Corporate Contracts and Instruments
The board of directors, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.
8.3 Stock Certificates; Partly Paid Shares
The shares of the corporation shall be represented by certificates, provided that the board of directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the board of directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by the chairman or vice-chairman of the board of directors, or the president or vice president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of such corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. The corporation shall not have power to issue a certificate in bearer form.
The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, and upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.
8.4 Special Designation on Certificates
If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
8.5 Lost Certificates
Except as provided in this Section 8.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his or her legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.
8.6 Construction; Definitions
Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Delaware General Corporation Law shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.
8.7 Dividends
The directors of the corporation, subject to any rights or restrictions contained in the certificate of incorporation, may declare and pay dividends upon the shares of its capital stock pursuant to the General Corporation Law of Delaware. Dividends may be paid in cash, in property or in shares of the corporation’s capital stock.

The directors of the corporation may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the corporation and meeting contingencies.
8.8 Fiscal Year
The fiscal year of the corporation shall be fixed by resolution of the board of directors and may be changed by the board of directors.
8.9 Seal
The corporation may adopt a corporate seal which may be altered as desired, and may use the same by causing it, or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.
8.10 Transfer of Stock
Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction in its books.
8.11 Stock Transfer Agreements and Restrictions
The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the General Corporation Law of Delaware.
8.12 Electronic Transmission
For purposes of these bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.
IX. AMENDMENTS
The original or other bylaws of the corporation may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that the corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal bylaws upon the directors; provided, further, that these bylaws shall not be amended or repealed without the prior consent of an authorized officer of InvaGen (as confirmed in accordance with Section 12.4 of the SPMA), (a) if the SPMA has not been terminated, until the Second Stage Closing (as defined therein), and (b) if the SPMA has been terminated, at any time that InvaGen beneficially owns at least 75% of the First Stage Shares. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws.
X. DISSOLUTION
If it should be deemed advisable in the judgment of the board of directors of the corporation that the corporation should be dissolved, the board, after the adoption of a resolution to that effect by a majority of the whole board at any meeting called for that purpose, shall cause notice to be mailed to each stockholder entitled to vote thereon of the adoption of the resolution and of a meeting of stockholders to take action upon the resolution.
At the meeting a vote shall be taken for and against the proposed dissolution. If a majority of the outstanding stock of the corporation entitled to vote thereon votes for the proposed dissolution, then a certificate stating, among other things, that the dissolution has been authorized in accordance with the provisions of Section 275 of the General Corporation Law of Delaware and setting forth the names and residences of the directors and officers shall be executed, acknowledged, and filed and shall become effective in accordance with Section 103 of the General Corporation Law of Delaware. Upon such certificate’s becoming effective in accordance with Section 103 of the General Corporation Law of Delaware, the corporation shall be dissolved.
Whenever all the stockholders entitled to vote on a dissolution consent in writing, either in person or by duly authorized attorney, to a dissolution, no meeting of directors or stockholders shall be necessary. The consent shall be filed and shall become effective in accordance with Section 103 of the General Corporation Law of Delaware. Upon such consent’s becoming effective in accordance with Section 103 of the General Corporation Law of Delaware, the corporation shall be dissolved. If the consent is signed by an attorney, then the original power of attorney or a photocopy thereof shall be attached to and filed with the consent. The consent filed with the Secretary of State shall have attached to it the affidavit of the secretary or some other officer of the corporation stating that the consent has been signed by or on behalf of all the stockholders entitled to vote on a dissolution; in addition, there shall be attached to the consent a certification by the secretary or some other officer of the corporation setting forth the names and residences of the directors and officers of the corporation.
XI. CUSTODIAN
11.1 Appointment of a Custodian in Certain Cases
The Court of Chancery, upon application of any stockholder, may appoint one or more persons to be custodians and, if the corporation is insolvent, to be receivers, of and for the corporation when:
(a) at any meeting held for the election of directors the stockholders are so divided that they have failed to elect successors to directors whose terms have expired or would have expired upon qualification of their successors;
(b) the business of the corporation is suffering or is threatened with irreparable injury because the directors are so divided respecting the management of the affairs of the corporation that the required vote for action by the board of directors cannot be obtained and the stockholders are unable to terminate this division; or
(c) the corporation has abandoned its business and has failed within a reasonable time to take steps to dissolve, liquidate or distribute its assets.
11.2 Duties of Custodian
The custodian shall have all the powers and title of a receiver appointed under Section 291 of the General Corporation Law of Delaware, but the authority of the custodian shall be to continue the business of the corporation and not to liquidate its affairs and distribute its assets, except when the Court of Chancery otherwise orders and except in cases arising under Sections 226(a)(3) or 352(a)(2) of the General Corporation Law of Delaware.

CERTIFICATE OF ADOPTION OF
AMENDED AND RESTATED BYLAWS
OF
AVENUE THERAPEUTICS, INC.
The undersigned hereby certifies that [s]he is a duly elected, qualified and acting officer of AVENUE THERAPEUTICS, INC., and that the foregoing amended and restated bylaws, comprising [    ] pages, were adopted as the bylaws of the corporation effective [DATE], by the board of directors of the corporation pursuant to action of the board of directors by unanimous written consent, and were recorded in the minutes thereof.
IN WITNESS WHEREOF, the undersigned has hereunto set [his/her] hand and affixed the corporate seal this      day of  [MONTH], [YEAR].
/s/

[NAME], Secretary

EXHIBIT L
CERTIFICATE OF MERGER
[Exhibit L to Stock Purchase and Merger Agreement]

EXECUTION COPY
CERTIFICATE OF MERGER OF
MADISON PHARMACEUTICALS INC.
a Delaware corporation
WITH AND INTO
AVENUE THERAPEUTICS, INC.
a Delaware corporation
In accordance with Section 251 of the General Corporation Law of the State of Delaware (the “DGCL”), the undersigned corporation submits this certificate of merger (this “Certificate of Merger”) in connection with the merger of Madison Pharmaceuticals Inc., a Delaware Corporation, with and into Avenue Therapeutics, Inc. (the “Merger”), for filing with the Secretary of State of the State of Delaware, and hereby certifies as of  [DATE], that:
1.
The name and state of incorporation of each of the constituent corporations in the Merger (the “Constituent Corporations”) are as follows:

(i)
Madison Pharmaceuticals Inc., which is incorporated under the laws of the State of Delaware; and

(ii)
Avenue Therapeutics, Inc., which is incorporated under the laws of the State of Delaware.

2.
The Stock Purchase and Merger Agreement, dated as of November 12, 2018, by and among InvaGen Pharmaceuticals Inc. a New York corporation, and each of the Constituent Corporations (the “SPMA”), has been approved, adopted, executed and acknowledged by each of the Constituent Corporations in accordance with the provisions of Section 251 of the DGCL.

3.
The name of the surviving corporation in the Merger is Avenue Therapeutics, Inc. (the “Surviving Corporation”).

4.
The Third Amended and Restated Certificate of Incorporation of the Surviving Corporation, as amended, in effect immediately prior to the Effective Time (as defined below) shall be amended and restated in its entirety at the Effective Time in the form of Exhibit A attached hereto (the “Fourth Amended and Restated Certificate of Incorporation”), and the Fourth Amended and Restated Certificate of Incorporation shall be the certificate of incorporation for the Surviving Corporation unless and until altered or amended as provided in such certificate of incorporation.

5.
The executed SPMA is on file at the principal place of business of the Surviving Corporation, the address of which is as follows:

Avenue Therapeutics, Inc.
2 Gansevoort Street, 9th Floor
New York, NY 10014
6.
A copy of the SPMA will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any of the Constituent Corporations.

7.
This Certificate of Merger, and the Merger effected hereby, is to become effective upon its filing with the Secretary of State of the State of Delaware in accordance with the DGCL (the “Effective Time”).

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Merger to be executed by its duly authorized officer as of the date first set forth above.
Avenue Therapeutics, Inc.
By:

Name:

Title:

Signature Page to
Delaware Certificate of Merger

EXHIBIT M
SURVIVING CORPORATION
CERTIFICATE OF INCORPORATION
[Exhibit M to Stock Purchase and Merger Agreement]

EXECUTION COPY
FOURTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
AVENUE THERAPEUTICS, INC.
FIRST:   The name of the corporation is Avenue Therapeutics, Inc. (the “Corporation”).
SECOND:   The address of the Corporation’s registered office is 3500 South DuPont Highway, City of Dover, Kent County, Delaware 19901, and the name of its registered agent at such address is Incorporating Services, Ltd.
THIRD:   The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.
FOURTH:   The total number of shares of stock which the Corporation shall have authority to issue is 100 shares of common stock, par value $0.0001 per share.
FIFTH:   The board of directors is expressly authorized to adopt, alter, amend or repeal the bylaws of the Corporation. Election of directors need not be by written ballot unless and to the extent provided in the bylaws of the Corporation.
SIXTH:   No director of the Corporation shall be personally liable to the Corporation or any stockholder of the Corporation for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or any stockholder of the Corporation, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after the date of this certificate of incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.
Neither the amendment or repeal of this Article SIXTH, nor the adoption of any provision of this certificate of incorporation or the bylaws of the Corporation or of any statute inconsistent with this Article SIXTH, shall eliminate or reduce the effect of this Article SIXTH in respect of any acts or omissions occurring prior to such amendment, repeal or adoption of an inconsistent provision.
SEVENTH:   The Corporation shall indemnify and may advance expenses to its officers and directors to the fullest extent permitted by law either now in existence or hereafter in effect. Without limiting the generality of the foregoing, the bylaws of the Corporation may provide for indemnification and advancement of expenses to the Corporation’s officers, directors, employees and agents on such terms and conditions as the board of directors or stockholders of the Corporation may from time to time deem appropriate or advisable.

EXHIBIT N
SURVIVING CORPORATION BY-LAWS
[Exhibit N to Stock Purchase and Merger Agreement]

EXECUTION COPY
BYLAWS
OF
AVENUE THRAPEUTICS, INC.
(a Delaware corporation)
ARTICLE I

STOCKHOLDERS
Section 1.01 Annual Meeting.   The annual meeting of the stockholders, for the purpose of electing directors and transacting such other business as may come before it, shall be held on such date and at such time and place, either within or without the State of Delaware, as may be specified by the Board of Directors. In lieu of an annual meeting, the directors may be elected by unanimous written consent of the stockholders. Directors may be elected by less than unanimous consent if all the directorships to which directors could be elected at an annual meeting are vacant and will be filled by such written consent.
Section 1.02 Special Meetings.   Special meetings of the stockholders for any purpose or purposes may be called at any time by any director. At a special meeting of the stockholders, no business shall be transacted which is not related to the purpose or purposes stated in the notice of meeting.
Any special meeting of the stockholders shall be held on such date and at such time and place, either within or without the State of Delaware, as may be specified by the person or persons calling the meeting.
Section 1.03 Notice of Meetings.   Written notice of each stockholders’ meeting, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes thereof, shall be given to each stockholder entitled to vote at the meeting not less than ten nor more than sixty days before the date of the meeting.
Section 1.04 Quorum.   Except as otherwise provided in the certificate of incorporation or by law, at any meeting of the stockholders a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum.
Section 1.05 Conduct of Meetings.   The Chairman of the Board (or, if there is no Chairman of the Board, the chief executive officer) shall preside at any meeting of the stockholders. In such person’s absence, such other person as shall have been designated by the chief executive officer or the Board of Directors shall preside. The order of business at any meeting shall be as determined by the presiding officer.
The presiding officer shall have the power to prescribe such rules, regulations and procedures and to do all such things as in his or her judgment may be necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments, restrictions on entry to the meeting after the time scheduled for the commencement thereof and the opening and closing of the voting polls.
If present, the Secretary shall act as secretary of any meeting of the stockholders. In the Secretary’s absence, such other person as the presiding officer shall designate shall act as secretary of the meeting.
It shall be the duty of the Secretary to prepare and make, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 1.06 Voting.   Except as otherwise provided in the certificate of incorporation or by law, (i) every holder of capital stock which is entitled to vote shall be entitled to one vote for each share of such stock registered in the name of such stockholder, (ii) directors shall be elected by a plurality of the votes cast at the meeting by the holders of shares entitled to vote for the election of directors and (iii) any other corporate action shall be authorized by a majority of the votes cast at the meeting by the holders of shares entitled to vote thereon.
Section 1.07 Stockholder Action Without a Meeting.
Except as otherwise provided in the certificate of incorporation, whenever the stockholders are required or permitted to take any action at any annual or special meeting, such action may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.
Section 1.08 Record Date.   For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.
For the purpose of determining the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix, in advance, a record date, which shall not be more than ten days after the date upon which the Board fixes such record date.
ARTICLE II

BOARD OF DIRECTORS
Section 2.01 Number.   Except as otherwise provided in the certificate of incorporation, the number of directors shall be the number fixed from time to time by the Board, by the stockholders or, in the case of the initial Board, the number fixed by the incorporator (subject to change as provided in this Section).
Section 2.02 Election and Term.   At each annual meeting of the stockholders, directors shall be elected to hold office until their successors are elected and qualified or until their earlier resignation or removal.
Section 2.03 Meetings of the Board.   Regular meetings of the Board of Directors shall be held at such times and places as the Board shall determine. Special meetings of the Board shall be held whenever called by the Chairman of the Board, if any, by the President or by a majority of the directors in office at the time.
Section 2.04 Notice of Meetings.   No notice need be given of any regular meeting of the Board of Directors or of any adjourned meeting of the Board. Nor need notice be given to any director who signs a written waiver thereof or who attends the meeting without protesting the lack of notice. Notices need not state the purpose of the meeting.
Notice of each special meeting of the Board shall be given to each director either by first class mail at least three days before the meeting or by telegram, telex, cable or like transmission, personal written delivery or telephone at least one day before the meeting. Any notice given by telephone shall be immediately confirmed by telegram, telex, cable or like transmission. Notices are deemed to have been given: by mail, when deposited in the mail with postage prepaid; by telegram, telex, cable or like transmission, at the time of sending; and by personal delivery or telephone, at the time of delivery. Written notices shall be sent to a director at the address designated by him or her for that purpose, or, if none has been so designated, at his or her last known residence or business address.
Section 2.05 Quorum and Vote of Directors.   Except as otherwise provided in the certificate of incorporation or by law, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business or of any specified item of business and the vote of a majority of the directors present at a meeting at the time of such vote, if a quorum is then present, shall be the act of the Board.

Section 2.06 Conduct of Meetings.   The Chairman of the Board, if any, shall preside at any meeting of the Board of Directors. In the absence of the Chairman of the Board, a chairman of the meeting shall be elected from the directors present. If present, the Secretary shall act as secretary of any meeting of the Board. In the absence of the Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.
Section 2.07 Resignations of Directors.   Any director of the Corporation may resign at any time by giving written notice to the Board of Directors or to the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if such time is not specified therein, then upon receipt thereof; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Section 2.08 Removal of Directors.   Except as otherwise provided in the certificate of incorporation or by law, any director or the entire Board of Directors may be removed, with or without cause, at any time by the holders of a majority of the shares then entitled to vote at an election of directors.
Section 2.09 Newly Created Directorships and Vacancies.   Except as otherwise provided in the certificate of incorporation or by law, newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason including the removal of directors without cause may be filled by the affirmative vote of a majority of the directors then in office, although less than a quorum exists, or by a sole remaining director.
Section 2.10 Committees.   The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation.
The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.
Any such committee, to the extent provided in the resolution of the Board, or in these Bylaws, but subject to the limitation of Section 141(c) of the Delaware General Corporation Law, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.
The provisions of Section 2.04 for notice of meetings of the Board shall apply also to meetings of committees, unless different notice procedures shall be prescribed by the Board.
Each such committee shall serve at the pleasure of the Board. It shall keep minutes of its meetings and report the same to the Board and shall observe such other procedures as are prescribed by the Board.
Section 2.11 Compensation of Directors.   Each director shall be entitled to receive as compensation for his or her services as director or committee member or for attendance at meetings of the Board of Directors or committees, or both, such amounts (if any) as shall be fixed from time to time by the Board. Each director shall be entitled to reimbursement for reasonable traveling expenses incurred by him or her in attending any such meeting. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.
Section 2.12 Telephonic Meetings.   Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.
Section 2.13 Action by Written Consent.   Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or the committee consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 2.14 Indemnification.   The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or contemplated action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (all of such persons being hereafter referred to in this Article as a “Corporate Fiduciary”), against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit, or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal action or proceeding, that he or she had reasonable cause to believe that his or her conduct was unlawful.
The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or contemplated action of suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a Corporate Fiduciary against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Notwithstanding the other provisions of this Section 2.14, to the extent that a Corporate Fiduciary has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in the first two paragraphs of this Section 2.14 (including the dismissal of a proceeding without prejudice or the settlement of a proceeding without admission of liability), or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.
Expenses incurred in defending a civil or criminal action, suit, or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the Corporate Fiduciary to repay such amount if it shall ultimately be determined he or she is not entitled to be indemnified by the Corporation as authorized in this Section 2.14.
Any indemnification under the first, second or third paragraphs of this Section 2.14, or any advance under the fourth paragraph of this Section 2.14, shall be made promptly upon, and in any event within 60 days after, the written request of the Corporate Fiduciary, unless, with respect to applications under the first, second, or fourth paragraphs of this Section 2.14, a determination that such Corporate Fiduciary acted in a manner set forth in such paragraphs as to justify the Corporation in not indemnifying or making an advance of expenses to the Corporate Fiduciary is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of disinterested directors, or (ii) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. The right to indemnification or advance of expenses granted by this Section 2.14 shall be enforceable by the Corporate Fiduciary in any court of competent jurisdiction if the Board of Directors or independent legal counsel denies his or her claim, in whole or in part, or if no disposition of such claim is made within 60 days. The expenses of the Corporate Fiduciary incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.
The indemnification and advancement of expenses provided by or granted pursuant to this Section 2.14 shall not be deemed exclusive of any other rights to which any person seeking indemnification and advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Corporate Fiduciary and shall inure to the benefit of the heirs, executors, and administrators of such a person. Any repeal or modification of these Bylaws or relevant provisions of the Delaware General Corporation Law and other applicable law, if any, shall not affect any then existing rights of a Corporate Fiduciary to indemnification or advancement of expenses.
Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Section 2.14.
ARTICLE III

OFFICERS
Section 3.01 Officers.   The officers of the Corporation shall include a President (or two Co-Presidents), a Treasurer and a Secretary and may also include a Chairman of the Board, a Vice Chairman of the Board, one or more Vice Presidents (who may be further classified by such descriptions as “executive”, “senior” or “group” as determined by the Board of Directors), a Controller, Assistant Vice Presidents, Assistant Treasurers, Assistant Secretaries, Assistant Controllers and other officers and agents, as the Board of Directors may deem necessary or desirable.
Each officer shall have such authority and perform such duties, in addition to those specified in these Bylaws, as may be prescribed by the Board from time to time. The Board may from time to time authorize any officer to appoint and remove any other officer or agent and to prescribe such person’s authority and duties. Any person may hold at one time two or more offices.
Section 3.02. Term of Office, Resignation and Removal.   Each officer shall hold office for the term for which elected or appointed by the Board of Directors, and until the person’s successor has been elected or appointed and qualified or until his or her earlier resignation or removal.
Any officer may resign at any time by giving written notice to the Board or to the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if such time is not specified therein, then upon receipt thereof; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Any officer may be removed by the Board, with or without cause. The election or appointment of an officer shall not of itself create contract rights.
Section 3.03 Chairman of the Board.   The Chairman of the Board shall be a member of the Board of Directors. The Chairman of the Board shall preside at all meetings of the stockholders and the Board of Directors and, if so designated by the Board, shall be the chief executive officer of the Corporation.
Section 3.04 President.   Unless there shall be a Chairman of the Board designated by the Board of Directors as the chief executive officer of the Corporation, the President shall be the chief executive officer of the Corporation. Subject to the control of the Board of Directors and the Chairman of the Board (if designated chief executive officer), the President shall be responsible for the day-to-day management of the business and affairs of the Corporation and shall enjoy all other powers commonly incident to the office.
Section 3.05 Vice Presidents.   Each of the Vice Presidents shall have such authority and perform such duties as may be prescribed from time to time.
Section 3.06 Treasurer and Assistant Treasurers.   The Treasurer shall have the care and custody of all funds and securities of the Corporation, keep accounts of receipts and disbursements and of deposit or custody of moneys and other valuables and enjoy all powers commonly incident to the office.

In the case of the absence or inability to act of the Treasurer, any Assistant Treasurer may act in the Treasurer’s place.
Section 3.07 Secretary and Assistant Secretaries.   The Secretary shall keep the minutes of the meetings of the stockholders and the Board of Directors and give notice of such meetings, have custody of the corporate seal and affix and attest such seal to any instrument to be executed under seal and enjoy all powers commonly incident to the office.
In the case of the absence or inability to act of the Secretary, any Assistant Secretary may act in the Secretary’s place.
Section 3.08 Controller and Assistant Controllers.
The Controller shall have control of all books of account of the Corporation (other than those to be kept by the Treasurer), render accounts of the financial condition of the Corporation and enjoy all powers commonly incident to the office.
In the absence or inability to act of the Controller, any Assistant Controller may act in the Controller’s place.
Section 3.09 Compensation.   Compensation (if any) of officers, agents and employees of the Corporation shall be fixed from time to time by, or under the authority of, the Board of Directors.
ARTICLE IV

CAPITAL STOCK
Section 4.01 Form of Certificates.   Unless otherwise provided by resolution of the Board of Directors, the shares of stock of the Corporation shall be represented by certificates which shall be in such form as is prescribed by law and approved by the Board.
Section 4.02 Transfer of Shares.   Transfers of shares of stock of the Corporation shall be registered on its records maintained for such purpose (i) upon surrender to the Corporation or a transfer agent of a certificate or certificates representing the shares requested to be transferred, with proper endorsement on the certificate or certificates or on a separate accompanying document, together with such evidence of the payment of transfer taxes and compliance with other provisions of law as the Corporation or its transfer agent may require or (ii) if shares are not represented by certificates, upon compliance with such transfer procedures as may be approved by the Board or prescribed by applicable law.
The Corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by law.
Section 4.03 Regulations.   The Board of Directors shall have authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares of stock of the Corporation, including without limitation such rules and regulations as may be deemed expedient concerning the issue of certificates in lieu of certificates claimed to have been lost, destroyed, stolen or mutilated.
ARTICLE V

GENERAL PROVISIONS
Section 5.01 Corporate Seal.   The Board of Directors may adopt a corporate seal, alter such seal at its pleasure, and authorize it to be used by causing it or a facsimile to be affixed or impressed or reproduced in any other manner.
Section 5.02 Voting Upon Stocks.   Unless otherwise ordered by the Board of Directors, the chief executive officer of the Corporation, or any other officer of the Corporation designated by the chief executive officer of the Corporation, shall have full power and authority on behalf of the Corporation to attend and to act and to vote in person or by proxy at any meeting of the holders of securities of any corporation in which the Corporation may own or hold stock or other securities, and at any such meeting shall possess and may exercise in person or by proxy any and all rights, powers and privileges incident to the ownership of such stock or other securities which the Corporation, as the owner or holder thereof, might have possessed and exercised if present. The chief executive officer of the Corporation, or any other officer of the Corporation designated by the chief executive officer of the Corporation, may also execute and deliver on behalf of the Corporation powers of attorney, consents, proxies, waivers of notice and other instruments relating to the stocks or securities owned or held by the Corporation. The Board of Directors may from time to time, by resolution, confer like powers upon any other person or persons.
Section 5.03 Amendments.   These Bylaws and any amendments hereof may be amended, or repealed, and new Bylaws may be adopted, either by the stockholders or by vote of a majority of all of the Board of Directors; but any Bylaws adopted by the Board may be amended or repealed by the stockholders.
Section 5.04. Fiscal Year.
The fiscal year of the Corporation shall be as fixed by the Board of Directors.

EXHIBIT O
REGISTRATION RIGHTS AGREEMENT
[Exhibit O to Stock Purchase and Merger Agreement]

EXECUTION COPY
REGISTRATION RIGHTS AGREEMENT
THIS REGISTRATION RIGHTS AGREEMENT (as may be amended or modified from time to time, this “Agreement”) is made and entered into as of  [•] by and among Avenue Therapeutics, Inc., a Delaware corporation (the “Company”), and InvaGen Pharmaceuticals Inc., a New York corporation (“Buyer”).
WHEREAS, the Company and Buyer entered into that certain Stock Purchase and Merger Agreement, dated as of November 12, 2018 (the “SPMA”); and
WHEREAS, in connection with the execution and delivery of the SPMA and the consummation of the transactions contemplated thereby, the Company has agreed to grant Buyer certain registration rights as set forth below.
NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:
Section 1. Definitions
Capitalized terms used but not defined in this Agreement shall have the respective meanings ascribed to them in the SPMA.
“Agent” means the principal placement agent on an agented placement of Registrable Securities.
“Automatic Shelf Registration Statement” shall have the meaning specified in Rule 405 under the Securities Act.
“Prospectus” means the prospectus or prospectuses included in any Registration Statement (including any “free writing prospectus” (as defined in Rule 405 of the Securities Act) and any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference or deemed to be incorporated by reference in such prospectus or prospectuses.
“Registrable Securities” means the Common Shares and any Securities into which the Common Shares may be converted or exchanged pursuant to any merger, consolidation, sale of all or any part of its assets, corporate conversion or other extraordinary transaction of the Company, held by the Buyer (whether now held or hereafter acquired, and including any such Securities received by the Buyer upon the conversion or exchange of, or pursuant to such a transaction with respect to, other Securities held by the Buyer). As to any particular Registrable Securities, such Securities shall cease to be Registrable Securities on the earliest to occur of: (a) the date on which a Registration Statement with respect to the sale of such Registrable Securities shall have become effective under the Securities Act and such Registrable Securities shall have been sold, transferred or disposed of in accordance with such Registration Statement; (b) the date on which such Registrable Securities shall have ceased to be outstanding; (c) any date on which Company counsel delivers a written opinion of counsel, which shall be in a form reasonably satisfactory to Buyer’s counsel, to the effect that such Buyer’s Registrable Securities are eligible for sale without registration pursuant to Rule 144 (or any successor provision) under the Securities Act and without volume limitations or other restrictions on transfer thereunder; or (d) the date on which such Registrable Securities have been sold to a third party and all transfer restrictions and restrictive legends with respect to such Registrable Securities are removed upon the consummation of such sale.
“Registration Statement” means any registration statement filed by the Company with the SEC in compliance with the Securities Act for a public offering and sale of the Common Shares or other securities of the Company, including the Prospectus, amendments and supplements to such Registration Statement, including pre- and post-effective amendments, all exhibits and all materials incorporated by reference or deemed to be incorporated by reference in such Registration Statement (other than a registration statement (i) on Form S-4 or Form S-8 or any successor form to Form S-4 or Form S-8 or in connection with any employee or director welfare, benefit or compensation plan, (ii) covering only Securities proposed to be issued in exchange for Securities or assets of another entity, (iii) in connection with an exchange offer or an offering of Securities exclusively to existing Security holders of the Company or its subsidiaries, (iv) relating to a transaction pursuant to Rule 145 of the Securities Act, (v) for an offering of debt that is convertible into equity Securities of the Company, or (vi) solely for a dividend reinvestment plan).
“Securities” means capital stock, limited partnership interests, limited liability company interests, beneficial interests, warrants, options, notes, bonds, debentures, and other securities, equity interests, ownership interests and similar obligations of every kind and nature of any Person.
“Shelf Registration Statement” means a Registration Statement on Form S-3 or another appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.
“Transfer” means and includes the act of selling, giving, transferring, creating a trust (voting or otherwise), assigning or otherwise disposing of  (other than pledging, hypothecating or otherwise transferring as security or any transfer upon any merger or consolidation) (and correlative words shall have correlative meanings); provided, however, that any transfer or other disposition upon foreclosure or other exercise of remedies of a secured creditor after an event of default under or with respect to a pledge, hypothecation or other transfer as security shall constitute a Transfer.
“Underwriters’ Representative” means the managing underwriter, or in the case of a co-managed underwriting, the managing underwriter designated as the Underwriters’ Representative by the co-managers.
“WKSI” shall mean a well-known seasoned issuer, as defined in Rule 405 under the Securities Act.
Section 2. Registration Rights
(a) Shelf Registrations.   At any time and from time to time on or after the First Stage Closing, the Buyer may deliver to the Company a written notice (a “Shelf Registration Notice”) requiring the Company to prepare and file with the SEC a Shelf Registration Statement with respect to resales of some or all Registrable Securities by the Buyer. As promptly as practicable after receiving the Shelf Registration Notice, but in no event more than 45 days following receipt of such notice, the Company shall file with the SEC a Shelf Registration Statement covering all requested Registrable Securities and, unless such Shelf Registration Statement shall become automatically effective, the Company shall use commercially reasonable efforts to cause the Shelf Registration Statement to become or be declared effective by the SEC for all of the Registrable Securities covered thereby as promptly as practicable following delivery of the Shelf Registration Notice (if it is not an automatically effective Shelf Registration Statement). To the extent the Company is a WKSI at the time that the Shelf Registration Statement is to be filed, the Company shall file an automatic Shelf Registration Statement which covers such Registrable Securities. The Company agrees to use commercially reasonable efforts to keep the Shelf Registration Statement (or a successor Registration Statement filed with respect to the Registrable Securities) continuously effective (including by filing a new Shelf Registration Statement if the initial Shelf Registration Statement expires) in order to permit the Prospectus forming a part thereof to be lawfully delivered and the Shelf Registration Statement useable for resale of the Registrable Securities, so long as there are any Registrable Securities outstanding (the “Shelf Effectiveness Period”).
(b) Shelf Offerings.   In the event of the termination of the SPMA following the First Stage Closing, and at any time thereafter during the Shelf Effectiveness Period, the Buyer may deliver to the Company a written notice (“Shelf Offering Notice”) requiring the Company to facilitate a “takedown” of Registrable Securities off of the Shelf Registration Statement (“Shelf Offering”). As promptly as reasonably practicable upon receipt of the Shelf Offering Notice, the Company shall use commercially reasonable efforts to facilitate such a “takedown” by amending or supplementing the Prospectus related to the Shelf Registration Statement as may be reasonably requested by the Buyer and taking other actions contemplated by Section 3.1 that may be applicable to such Shelf Offering.

(c) Non-Shelf Demand Registration.   At any time and from time to time, if the Company has not effected or is not diligently pursuing a Shelf Registration Statement pursuant to Section 2(a) or the Company is not eligible to file a Shelf Registration Statement or the Shelf Registration Statement filed pursuant to Section 2(a) shall cease to be effective, the Buyer may deliver to the Company a written notice (a “Non-Shelf Demand Registration Notice”) informing the Company that the Buyer requires the Company to register for resale some or all of such Buyer’s Registrable Securities (a “Non-Shelf Demand Registration”). Upon receipt of the Non-Shelf Demand Registration Notice, the Company will use commercially reasonable efforts to file with the SEC as promptly as practicable after receiving the Non-Shelf Demand Registration Notice, but in no event more than 45 days following receipt of such notice, a Registration Statement covering all requested Registrable Securities (the “Non-Shelf Demand Registration Statement”), and agrees to use commercially reasonable efforts to cause the Non-Shelf Demand Registration Statement to be declared effective by the SEC as soon as reasonably practicable following the filing thereof. The Company agrees to use reasonable efforts to keep any Non-Shelf Demand Registration Statement continuously effective (including the preparation and filing of any amendments and supplements necessary for that purpose) for a period of not less than 120 days (“Minimum Effective Period”).
(d) All offers and sales by the Buyer under a Non-Shelf Demand Registration Statement shall be completed within the period during which such Non-Shelf Demand Registration Statement remains effective and not the subject of any stop order, injunction or other order of the SEC. Upon notice that such Non-Shelf Demand Registration Statement is no longer effective, the Buyer will not offer or sell the Registrable Securities under the Non-Shelf Demand Registration Statement.
(e) Neither the Company nor any stockholder of the Company (other than the Buyer) may include securities in any offering requested under Section 2 of this Agreement.
(f) Underwritten Offerings.   If any registration or offering pursuant to this Section 2 involves an underwritten offering (whether on a “firm”, “best efforts” or “all reasonable efforts” basis or otherwise), or an agented offering, the Buyer shall have the right to select the counsel representing the Buyer in such registration or offering, the underwriter or underwriters and manager or managers to administer such underwritten offering or the placement agent or agents for such agented offering.
Section 3. Additional Obligations of the Company and the Buyer
3.1 Obligations of the Company.   When the Company is required to effect the registration of any Registrable Securities or facilitate or effect any offering pursuant to Section 2 of this Agreement, the Company shall:
(a) use commercially reasonable efforts to (i) register or qualify the Registrable Securities within a reasonable time after the applicable Registration Statement is declared effective by the SEC under all applicable state securities or “blue sky” laws of such jurisdictions as the Buyer may reasonably request in writing, (ii) keep each such registration or qualification effective during the period such Registration Statement is required to be kept effective pursuant to this Agreement, (iii) cooperate with the Buyer and the underwriters or Agents, if any, and their respective counsel in connection with any filings required to be made with FINRA or other applicable regulatory authorities, and (iv) to do any and all other similar acts and things that may be reasonably necessary or advisable to enable the Buyer to consummate the disposition of the Registrable Securities in each such jurisdiction; provided, however, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction as a foreign corporation or to register as a broker or dealer in any jurisdiction where it would not otherwise be required to so qualify or register but for this Agreement, (B) take any action that would cause it to become subject to any taxation in any jurisdiction where it would not otherwise be subject to such taxation or (C) take any action that would subject it to the general service of process in any jurisdiction where it is not then so subject;
(b) promptly notify the Buyer of the receipt, and provide copies to the Buyer, of any comments or other correspondence from staff of the SEC with respect to any Registration Statement, and promptly respond to such comments (subject to Section 3.1(n)) and provide copies of such responses to the Buyer;

(c) as promptly as practicable, prepare and file with the SEC, if necessary, such amendments and supplements to the Registration Statement and the Prospectus used in connection with such Registration Statement or any document incorporated therein by reference or file any other required document as may be necessary to cause or maintain the effectiveness of such Registration Statement for so long as such Registration Statement is required to be kept effective and to comply with the provisions of the Securities Act and the rules thereunder with respect to the disposition of all securities covered by such Registration Statement and the instructions applicable to the registration form used by the Company;
(d) in the event that any Registrable Securities included in a Registration Statement subject to, or required by, this Agreement remain unsold at the end of the period during which the Company is obligated to maintain the effectiveness of such Registration Statement, file a post-effective amendment to the Registration Statement for the purpose of removing such securities from registered status;
(e) furnish, without charge, to the Buyer such number of copies of the Registration Statement, each amendment and supplement thereto (in each case including all exhibits, but excluding any documents to be incorporated by reference therein that are publicly available on the SEC’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”)), and the Prospectus included in such Registration Statement (including each preliminary Prospectus) in conformity with the requirements of the Securities Act as the Buyer or any underwriter or Agent may reasonably request for use in and in order to facilitate the public sale or other disposition of the Registrable Securities owned by the Buyer;
(f) if a disposition of Registrable Securities takes the form of an underwritten or agented offering, any “bought deal” or block trade, promptly enter into customary agreements (including, in the case of an underwritten offering, underwriting agreements in customary form, and including provisions with respect to indemnification and contribution in customary form and consistent with the provisions relating to indemnification and contribution contained herein) and promptly take all other customary actions at such times as customarily occur in similar registered offerings in order to facilitate the disposition of such Registrable Securities and in connection therewith, including:
(i) make such representations and warranties to the Buyer and the underwriters, if any, in form, substance and scope as are customarily made by issuers in similar underwritten offerings;
(ii) obtain opinions of counsel to the Company and updates thereof  (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Buyer and the Underwriter’s Representative or Agent, if any) addressed to the Buyer and the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by the Buyer and the lead managing underwriter, and the Company shall furnish to the Buyer a signed counterpart of any such legal opinion;
(iii) obtain “cold comfort” letters and updates thereof from the Company’s independent certified public accountants addressed to the Buyer, if permissible, and the underwriters, if any, which letters shall be customary in form and shall cover matters of the type customarily covered in “cold comfort” letters to underwriters in connection with primary underwritten offerings, and the Company shall furnish to the Buyer a signed counterpart of any such comfort letter; and
(iv) use commercially reasonable efforts to obtain executed lock-up agreements from the officers and directors of the Company and from the holders of more than 5% of the Company’s equity securities (who are, or whose associated persons are, bound by the Company’s insider trading policy), if requested by the underwriters for such time periods as the underwriters may reasonably request.
(g) promptly notify the Buyer: (i) when the Registration Statement, any pre-effective amendment, the Prospectus or any prospectus supplement related thereto or post-effective amendment to the Registration Statement has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation or threat of any proceedings for that purpose, and (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction or the initiation of any proceeding for such purpose;
(h) use commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or suspending the qualification or exemption from qualification under state securities or “blue sky” laws, and, if any such order suspending the effectiveness of a Registration Statement or suspending the qualification or exemption from qualification under state securities or “blue sky” laws is issued, shall promptly use commercially reasonable efforts to obtain the withdrawal of such order at the earliest possible moment (and shall provide the Buyer with prompt notice thereof);
(i) after the filing of a Registration Statement and thereafter until the expiration of the period during which the Company is required to maintain the effectiveness of the applicable Registration Statement as set forth in the applicable Sections above, promptly notify the Buyer: (i) of the existence of any fact of which the Company is aware or the happening of any event which has resulted in (A) the Registration Statement, as then in effect, containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein not misleading, (B) the Prospectus included in such Registration Statement containing an untrue statement of a material fact or omitting to state a material fact necessary to make any statements therein, in the light of the circumstances under which they were made, not misleading or (C) the representations and warranties of or relating to the Company contained in any agreement for the sale of any Registrable Securities under a Registration Statement ceasing to be true and correct in any material respect and (ii) of the Company’s reasonable determination that a post-effective amendment to the Registration Statement would be appropriate or required or that there exist circumstances not yet disclosed to the public which make further sales under such Registration Statement inadvisable pending such disclosure and post-effective amendment; and, if the notification relates to any event described in either of clauses (i) or (ii) of this Section 3.1(i), at the request of the Buyer, the Company shall promptly prepare and file with the SEC a post-effective amendment to the Registration Statement or a supplement to the Prospectus and furnish to the Buyer a reasonable number of copies of such post-effective amendment or supplement or file any other required document so that (x) such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (y) such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(j) in the event that the Common Shares are listed on a national securities exchange, use commercially reasonable efforts to cause all such Registrable Securities to be listed, and to maintain the listing of such Registrable Securities, on the national securities exchange on which the Common Shares are then listed and cause to be satisfied all requirements and conditions of such securities exchange to the listing or quoting of such securities that are reasonably within the control of the Company including registering the applicable class of Registrable Securities under the Exchange Act, if appropriate, and using commercially reasonable efforts to cause such registration to become effective pursuant to the rules of the SEC in accordance with the terms hereof;
(k) if requested by the Buyer during the offering of Registrable Securities, incorporate in a prospectus supplement or post-effective amendment such information concerning the Buyer or the intended method of distribution as the Buyer reasonably requests to be included therein and is reasonably necessary to permit the sale of the Registrable Securities pursuant to the Registration Statement, including information with respect to the number of Registrable Securities being sold, the purchase price being paid therefor and any other material terms of the offering;
(l) make available to its stockholders, as soon as practicable but no later than 90 days following the end of the 12-month period beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of each Registration Statement filed pursuant to this Agreement an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(m) make the Company’s executive officers available for customary presentations to investors to discuss the affairs of the Company at times that may be mutually and reasonably agreed upon (including to the extent customary, senior management participation in due diligence calls with the underwriters (or Agent) and their counsel and, in the case of any marketed underwritten offering, participation in any road show as reasonably requested by the lead managing underwriters for such offering), and provide the Buyer, the underwriters and their respective counsel, accountants and other advisors (the “Inspectors”) reasonable access to its books and records as shall be reasonably requested in order to conduct a reasonable due diligence investigation within the meaning of the Securities Act with respect to any applicable Registration Statement; provided, that such Inspectors agree to keep such information confidential (subject to customary exceptions) unless the disclosure of such information is necessary to avoid or correct a misstatement or omission in such Registration Statement;
(n) in connection with the preparation and filing of any Registration Statement, Prospectus, any amendments or supplements thereto, and any other written communications with the SEC with respect thereto, (i) give the Buyer, the underwriters or Agent (if applicable) and their respective counsels the opportunity to review and provide comments on such Registration Statement, each Prospectus included therein or filed with the SEC, each amendment thereof or supplement thereto, and any other written communications with the SEC with respect thereto, (ii) fairly and in good faith consider such comments in any such documents prior to the filing thereof as the counsel to the Buyer or underwriters may reasonably request, and (iii) make available such of the Company’s representatives as shall be reasonably requested by the Buyer or any underwriter for discussion of such documents;
(o) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement;
(p) cooperate with the Buyer to facilitate the timely delivery, preparation and delivery of certificates (or evidence of direct registration), with requisite CUSIP numbers, representing Registrable Securities to be sold;
(q) to the extent the Company is a WKSI during the period in which this Agreement is in effect, use commercially reasonable efforts to take such actions as under its control to remain a WKSI and not become an ineligible issuer during the period when any Registration Statement remains in effect; and
(r) take such other actions as are reasonably required in order to expedite or facilitate the disposition of Registrable Securities included in each such registration.
Section 4. Indemnification; Contribution
4.1 Indemnification by the Company.   The Company agrees to indemnify and hold harmless the Buyer and each Person, if any, who controls the Buyer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and any of their partners, members, officers, directors, employees, agents, advisors or representatives, as follows:
(a) against any and all loss, liability, claim, damage, action, cost, judgment and expense whatsoever (including reasonable fees, expenses and disbursements of attorneys and other professionals), as incurred, arising out of or based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) pursuant to which the Registrable Securities were registered under the Securities Act, including all documents incorporated therein by reference, or in any Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, (ii) the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) any other violation or alleged violation by the Company (or any of its Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law, relating to a Registration Statement, Prospectus or amendment or supplement thereto filed in accordance with this Agreement.

(b) against any and all loss, liability, claim, damage, action, cost, judgment and expense whatsoever (including reasonable fees, expenses and disbursements of attorneys and other professionals), as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; and
(c) against any and all cost or expense whatsoever, as incurred (including reasonable fees, expenses and disbursements of attorneys and other professionals), reasonably incurred in investigating, preparing, defending against or participating in (as a witness or otherwise) any litigation, or investigation or proceeding by any third party or governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under Sections 4.1(a) or 4.1(b) above;
provided, however, that the indemnity provided pursuant to this Section 4.1 does not apply to the Buyer with respect to any loss, liability, claim, damage, action, cost, judgment or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in good faith reliance upon and in conformity with written information furnished to the Company by the Buyer expressly for use in the Registration Statement (or any amendment thereto) or a Prospectus (or any amendment or supplement thereto), to the extent incorporated therein.
4.2 Indemnification by Buyer.   The Buyer agrees to indemnify and hold harmless the Company, and each of its directors and officers (including each director and officer of the Company who signed a Registration Statement), and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, solely with respect to information provided by the Buyer referred to in the proviso to this Section 4.2, as follows:
(a) against any and all loss, liability, claim, damage, action, cost, judgment and expense whatsoever, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) pursuant to which the Registrable Securities of the Buyer were registered under the Securities Act, including all documents incorporated therein by reference, or in any Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(b) against any and all loss, liability, claim, damage, judgment and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Buyer; and
(c) against any and all expense whatsoever, as incurred (including reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing, defending against or participating in (as a witness or otherwise) any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under Sections 4.2(a) or 4.2(b) above;
provided, however, that the indemnity provided pursuant to this Section 4.2 shall only apply with respect to any loss, liability, claim, damage, action, cost judgment or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in good faith reliance upon and in conformity with written information furnished to the Company by the Buyer expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto), to the extent incorporated therein. Notwithstanding the provisions of this Section 4.2, the Buyer and any permitted assignee shall not be required to indemnify the Company, its officers, directors or control persons with respect to any amount in excess of the amount of the total net proceeds to the Buyer or such permitted assignee, as the case may be, from sales of the Registrable Securities of the Buyer under the Registration Statement or Prospectus, as applicable, that is the subject of the indemnification claim.
4.3 Conduct of Indemnification Proceedings.   An indemnified party hereunder shall give reasonably prompt notice to the indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify the indemnifying party (i) shall not relieve it from any liability which it may have under the indemnity agreement provided in Section 4.1 or 4.2 above, unless and only to the extent it did not otherwise learn of such action and the lack of notice by the indemnified party results in the forfeiture by the indemnifying party of substantial rights and defenses, and (ii) shall not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided under Section 4.1 or 4.2 above and the contribution obligation provided in Section 4.4 below. If the indemnifying party so elects within a reasonable time after receipt of such notice, the indemnifying party may assume the defense of such action or proceeding at such indemnifying party’s own expense with counsel chosen by the indemnifying party and approved by the indemnified party, which approval shall not be unreasonably withheld; provided, however, that the indemnifying party will not settle, compromise or consent to the entry of any judgment with respect to any such action or proceeding without the written consent of the indemnified party unless such settlement, compromise or consent secures the unconditional release of the indemnified party and does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party; and provided, further, that, if the indemnified party reasonably determines that a conflict of interest exists where it is advisable for the indemnified party to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to it which are different from or in addition to those available to the indemnifying party (or in the situation where the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within 20 Business Days after receiving notice from the indemnified party that the indemnified party believes the indemnifying party has failed to do so), then the indemnifying party shall not be entitled to assume such defense and the indemnified party shall be entitled to separate counsel at the indemnifying party’s expense, it being understood, however, that the indemnifying party shall not, in connection with any one such action, claim or proceeding or separate but substantially similar or related actions, claims or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one additional firm of attorneys (together with appropriate local counsel) at any time for all such indemnified parties. If the indemnifying party is not entitled to assume the defense of such action or proceeding as a result of the second proviso to the preceding sentence, the indemnifying party’s counsel shall be entitled to conduct the indemnifying party’s defense and counsel for the indemnified party shall be entitled to conduct the defense of the indemnified party, it being understood that both such counsel will cooperate with each other to conduct the defense of such action or proceeding as efficiently as possible. If the indemnifying party is not so entitled to assume the defense of such action or does not assume such defense, the indemnifying party will not be liable for any settlement effected without the written consent of the indemnifying party, not to be unreasonably withheld, delayed or conditioned. If an indemnifying party is entitled to assume, and assumes, the defense of such action or proceeding in accordance with this paragraph, the indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified party incurred thereafter in connection with such action or proceeding.
4.4 Contribution.   In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Sections 4.1 and 4.2 above is for any reason held to be unenforceable by a court of competent jurisdiction to any indemnified party although applicable in accordance with its terms, the Company and the Buyer shall contribute to the aggregate losses, liabilities, claims, damages, actions, costs, judgments and expenses of the nature contemplated by such indemnity agreement incurred by the Company and the Buyer, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Buyer on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages, actions, costs, judgments or expenses. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, relates to information supplied by the indemnifying party or the indemnified party (and, with respect to Buyer, only written information expressly provided for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto), to the extent incorporated therein), and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action.
The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 4.4, the Buyer shall not be required to contribute any amount in excess of the amount that it would have been obligated to pay by way of indemnification if the indemnification provided for under Section 4.2 had been available under the circumstances.
Notwithstanding the foregoing, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation. For purposes of this Section 4.4, each Person, if any, who controls the Buyer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and any of their partners, members, officers, directors, employees, agents or representatives, shall have the same rights to contribution as the Buyer, and each director of the Company, each officer of the Company who signed a Registration Statement and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.
In addition, no Person shall be obligated to contribute hereunder for any amounts in payment for any settlement of any action or claim, effected without such Person’s written consent, which shall not be unreasonably withheld.
4.5 Survival.   The indemnification and contribution provisions in this Section 4 shall be a continuing right and shall survive the registration and sale of any securities by any Person entitled to indemnification or contribution, as applicable hereunder, and the expiration or termination of this Agreement.
Section 5. Registration Expenses
The Company shall pay all expenses incident to the performance by the Company of its registration obligations under Sections 2 and 3 above, including (i) all expenses incurred in connection with the preparation, printing and distribution of any Registration Statement and Prospectus and all amendments and supplements thereto, (ii) SEC and state securities registration, listing and filing fees, (iii) all fees and expenses of complying with securities or “blue sky” laws (including reasonable fees and disbursements of counsel for the Buyer in connection with “blue sky” qualifications of the securities and determination of their eligibility for investment under the laws of such jurisdictions), (iv) all FINRA fees and fees of any applicable stock exchange, (v) fees and disbursements of counsel for the Company and fees and expenses for the independent certified public accountants retained by the Company (including the expenses or costs associated with the delivery of any opinions or comfort letters), (vi) all internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties); (vii) the fees and expenses of any Person, including special experts, retained by the Company in connection with the preparation of any Registration Statement; and (viii) the fees and disbursements of counsel representing the Buyer registering Registrable Securities pursuant to the Registration Statement and/or participating in the offering, as applicable. The Buyer shall be responsible for the payment of any brokerage and sales commissions, fees and disbursements of the Buyer’s accountants and other advisors (other than legal counsel to the Buyer), and any transfer taxes relating to the sale or disposition of the Registrable Securities by the Buyer pursuant to this Agreement. The Company shall have no obligation to pay any other costs or expenses incurred by the Buyer, including underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the Buyer thereof, which underwriting discounts or selling commissions shall be borne by the Buyer. In addition, in an underwritten offering, all selling stockholders and the Company shall bear the expenses of the underwriters, pro rata, in proportion to the respective amount of shares each sells in such offering.
Section 6. Rule 144 Compliance
The Company shall use commercially reasonable efforts to file as and when applicable, on a timely basis, all reports required to be filed by it under the Exchange Act. The Company shall use commercially reasonable efforts to make and keep current public information available as specified in paragraph (c) of Rule 144 (or any successor rule) promulgated under the Securities Act. The Company shall use commercially reasonable efforts to take such further action as may be reasonably required from time to time to enable the Buyer to Transfer Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 or any other exemption from registration. Upon the request of the Buyer, the Company will deliver to the Buyer a written statement as to whether it has complied with such requirements and, if not, the specifics thereof, as well as any such other information as may be reasonably requested to allow the Buyer to sell its Registrable Securities pursuant to Rule 144. In connection with any Transfer of Registrable Securities by the Buyer pursuant to Rule 144 promulgated under the Securities Act, the Company shall cooperate with the Buyer to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold and not bearing any Securities Act legend, and enable certificates for such Registrable Securities to be for such number of shares and registered in such names as the Buyer may reasonably request at least five Business Days prior to any sale of Registrable Securities hereunder or, if practicable, and at the request of the Buyer, have such Registrable Securities delivered electronically via DWAC through the Depository Trust Company.
Section 7. Miscellaneous
7.1 Additional Agreements: Certain Transactions.
(a) In the event that any Common Shares or other Securities are issued in respect of, or in exchange for, or in substitution of the Registrable Securities by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, share dividend, split-up, sale of assets, distribution to stockholders or combination of the shares or any other similar change in the Company’s capital structure, the Company agrees that appropriate adjustments shall be made to this Agreement to ensure that the Buyer has, immediately after consummation of such transaction, substantially the same rights from the Company or another issuer of Securities, as applicable, as it has immediately prior to the consummation of such issuance in respect of the Registrable Securities under this Agreement.
(b) The Company shall not enter into any agreement with respect to the Company’s Securities that is inconsistent with the rights granted to the Buyer under this Agreement, and no such agreement is currently in effect.
7.2 Entire Agreement.   This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersedes any and all prior agreements, negotiations, correspondence, undertakings, understandings and communications of the parties hereto with respect to the subject matter of this Agreement.
7.3 Transaction Costs.   Except as otherwise provided herein, the parties to this Agreement will pay their own costs and expenses (including legal, accounting and other fees) relating to this Agreement.
7.4 Modifications.   Any amendment or modification to this Agreement, including this undertaking itself, shall only be valid if effected by an instrument or instruments in writing and shall be effective against each of the parties hereto that has signed such instrument or instruments. The parties agree that they jointly negotiated and prepared this Agreement and that this Agreement will not be construed against any party on the grounds that such party prepared or drafted the same.
7.5 Notices.   Notices will be deemed to have been received (a) upon receipt of a registered letter, (b) three Business Days following proper deposit with an internationally recognized express overnight delivery service, or (c) in the case of transmission by email, as of the date so transmitted (or if so transmitted after normal business hours at the place of the recipient, on the Business Day following such transmission):
If to the Company:
Avenue Therapeutics, Inc.
2 Gansevoort Street, 9th Floor
New York, NY 10014
Attn: Dr. Lucy Lu, M.D.
Email: llu@avenuetx.com

With a copy (which shall not constitute notice) to:
Alston & Bird LLP
90 Park Avenue, 12th Floor
New York, NY 10016
Attn: Mark McElreath
Email: mark.mcelreath@alston.com
If to Buyer:
InvaGen Pharmaceuticals Inc.
Site B, 7 Oser Ave.
Hauppauge, NY 11788
c/o
A.S. Kumar, Esq.
Global General Counsel
Cipla Ltd.
Cipla House, Peninsula Business Park,
Ganapatrao Kadam Marg, Lower Parel West,
Mumbai, Maharashtra 400013, India
Email: as.kumar@cipla.com and cosecretary@cipla.com
With a copy (which shall not constitute notice) to:
InvaGen Pharmaceuticals Inc.
Site B, 7 Oser Ave.
Hauppauge, NY 11788
c/o
Nishant Saxena
Global Chief Strategy Officer
Cipla Ltd.
Cipla House, Peninsula Business Park,
Ganapatrao Kadam Marg, Lower Parel West,
Mumbai, Maharashtra 400013, India
Email: nishant.saxena@cipla.com
With a copy (which shall not constitute notice) to:
Hughes Hubbard & Reed LLP
One Battery Park Plaza
New York, NY 10004-1482
Attn: Kenneth A. Lefkowitz
Email: ken.lefkowitz@hugheshubbard.com
or to such other address as may be hereafter communicated in writing by the parties in a notice given in accordance with this Section 7.5, which address shall then apply to the respective notice provisions of the SPMA and all other Ancillary Agreements.
7.6 Public Announcements.   Except as required by Legal Requirements or by the requirements of any stock exchange on which the securities of a party hereto or any of its Affiliates are listed, no party to this Agreement will make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media with respect to the foregoing without prior notification to the other parties, and the parties to this Agreement will consult with each other and cooperate as to the form, timing and contents of any such press release, public announcement or disclosure.
7.7 Severability.   Each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Legal Requirements, but if any provision of this Agreement is found to be unenforceable or invalid under applicable Legal Requirements, such provision will be ineffective only to the extent of such unenforceability or invalidity, and the parties will negotiate in good faith to modify this

Agreement so that the unenforceable or invalid provision is replaced by such valid and enforceable provision which the parties consider, in good faith, to match as closely as possible the invalid or unenforceable provision and to achieve the same or a similar economic effect and to give effect to the parties’ original intent. The remaining provisions of this Agreement will continue to be binding and in full force and effect.
7.8 Assignment.   No party hereto may assign, in whole or in part, or delegate all or any part of its rights, interests or obligations under this Agreement without the prior written consent of the other party. Any assignment or delegation made without such consent will be void. Notwithstanding the foregoing, Buyer shall be entitled to (a) assign its rights under this Agreement to any one of its Affiliates, and (b) assign any or all of its rights and obligations under this Agreement (in whole or in part) as collateral security in a financing transaction.
7.9 Governing Law.   This Agreement and any claims or causes of action pursuant to it will be governed by and construed in accordance with the laws of the State of Delaware, without regard for its principles of conflict of laws.
7.10 Specific Performance.   Each party acknowledges and agrees that the other party would be irreparably damaged if the provisions of this Agreement are not performed in accordance with their terms and that any breach of this Agreement and the non-consummation of the transactions contemplated hereby by either party could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any remedy to which such other party may be entitled under Section 7.11, provisional measures and injunctive relief necessary to protect the possibility of each party to seek specific performance from the other from the tribunal referred to in Section 7.11 can be sought from any court of competent jurisdiction. Each of the parties hereto (i) agrees that it shall not oppose the granting of any such relief and (ii) hereby irrevocably waives any requirement for the security or posting of any bond in connection with any such relief  (it is understood that clause (i) of this sentence is not intended to, and shall not, preclude any party hereto from litigating on the merits the substantive claim to which such remedy relates).
7.11 Submission to Jurisdiction.   Each of the parties hereto irrevocably agrees that any Proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any other party hereto or its successors or assigns shall be brought and determined exclusively in the Court of Chancery of the State of Delaware, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the federal courts sitting in the State of Delaware. Each of the parties hereto agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 7.5 or in such other manner as may be permitted by applicable Legal Requirements, will be valid and sufficient service thereof. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim, or otherwise, in any action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder: (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 7.11; (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); and (c) to the fullest extent permitted by the applicable Legal Requirements, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper, or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.
7.12 Waiver of Jury Trial.   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY

IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION; (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.12.
7.13 Waiver.   Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition, and no waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty, covenant or agreement hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, and no waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.
7.14 Counterparts; Facsimile Signature.   This Agreement may be executed in one (1) or more counterparts, by original or facsimile (or other such electronically transmitted) signature, each of which will be deemed an original, but all of which will constitute one and the same instrument. Any party executing this Agreement by facsimile (or other such electronically transmitted) signature shall, upon request from another party hereto, promptly deliver to the requesting party an original counterpart of such signature.
7.15 Rights Cumulative.   All rights and remedies of each of the parties under this Agreement will be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this Agreement or applicable Legal Requirements.
7.16 Interpretation.   (a) The words “hereof”, “herein”, and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (b) the words “date hereof”, when used in this Agreement, shall refer to the date set forth in the Preamble; (c) the terms defined in the singular have a comparable meaning when used in the plural, and vice versa; (d) the terms defined in the present tense have a comparable meaning when used in the past tense, and vice versa; (e) any references herein to a specific Section or Article shall refer, respectively, to Sections or Articles of this Agreement; (f) wherever the word “include”, “includes”, or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; (g) references herein to any gender includes each other gender; (h) the word “or” shall not be exclusive; (i) the headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof; (j) any references herein to any Governmental Authority shall be deemed to also be a reference to any successor Governmental Authority thereto; and (k) the parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.
7.17 Survival. This Section 7 shall survive any termination of this Agreement.
[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf as of the date first herein above set forth.
COMPANY:
AVENUE THERAPEUTICS, INC.
By:

Name:
Title
BUYER:
INVAGEN PHARMACEUTICALS INC.
By:

Name:
Title:
[Signature Page to Registration Rights Agreement]

EXHIBIT P
GENERAL RELEASE

EXECUTION COPY
GENERAL RELEASE
THIS GENERAL RELEASE, dated as of  [•] (as may be amended or modified from time to time, this “General Release”), is given by Fortress Biotech, Inc., a Delaware corporation formerly known as Coronado Biosciences, Inc. (“Fortress”), and Avenue Therapeutics, Inc., a Delaware corporation (“Avenue”). Each of Fortress and Avenue are hereinafter referred to as a “Releasing Party”.
Capitalized terms used but not defined herein shall have the meanings assigned to them in the Stock Purchase and Merger Agreement, dated as of November 12, 2018 (the “SPMA”), by and among Avenue, InvaGen Pharmaceuticals Inc., a New York corporation (“Buyer”), and Madison Pharmaceuticals Inc., a Delaware corporation and a wholly-owned Subsidiary of Buyer (“Merger Sub”).
As a condition and inducement to the willingness of Buyer to consummate the transactions contemplated by the SPMA, with respect to which the Fortress will receive significant financial benefit, Fortress has agreed to execute and deliver this General Release upon the consummation of the Second Stage Closing.
As a condition and inducement to the willingness of Fortress to enter into this General Release, with respect to which the Company will receive significant financial benefit, the Company has agreed to execute and deliver this General Release upon the consummation of the Second Stage Closing.
1. (a) For good and valuable consideration, the receipt and legal sufficiency of which is acknowledged by the Releasing Parties, each Releasing Party, on its own behalf and on behalf of all of its Affiliate Releasors, knowingly and voluntarily, hereby fully and forever, and irrevocably and unconditionally, releases, remises and discharges each Released Person from (i) any and all Claims that the Releasing Party or any of the Affiliate Releasors may have ever had, or may have as of the consummation of the Second Stage Closing, against any Released Person, and (ii) any and all Liabilities which any Released Person may have ever had, or may have as of the consummation of the Second Stage Closing, to the Releasing Party or any of its Affiliate Releasors, in the case of each of  (i) and (ii), related in any way to or arising out of or in connection with any matter, cause or thing whatsoever (including any act or omission or any Contract) from the beginning of the world to and including the consummation of the Second Stage Closing; provided, however, that, notwithstanding anything to the contrary, this General Release shall not in any manner affect or release any Claims against, or Liabilities of, any or all of the Released Persons with respect to any of the Excluded Matters or any fraud or intentional misrepresentation. The Claims and/or Liabilities Released, or intended or purported to be Released, pursuant to this Section 1(a) may be referred to herein collectively as the “Released Claims/Liabilities”.
(b) As used herein, the following terms shall have the following meanings:
“Affiliate Releasors” means (i) any respective Affiliate of each Releasing Party, and (ii) the respective successors and assigns of each Releasing Party and each Person described in clause (i).
“Claim” means any claim, cross-claim, counterclaim, demand, summons, complaint, subpoena, action, cause of action, right, suit, judgment, verdict, execution or proceeding, in each case of any kind, nature, character, description or basis whatsoever and (without limitation of the foregoing) (i) whether civil, derivative, criminal, administrative, investigative or otherwise (including any arbitration proceeding) and (ii) whether based upon (x) Contract, warranty, representation, express or implied covenant, or other Liability of any nature whatsoever, breach of Contract, breach of warranty or representation, breach of express or implied covenant, tort, negligence, gross negligence, recklessness, fault, strict liability, misrepresentation, fraud, quantum meruit, subrogation, indemnification (whether express or implied), contribution or reimbursement, breach of fiduciary duty, or violation of any statute or administrative regulation, (y) any other Legal Requirement or (z) any other legal or equitable theory of recovery.
“Excluded Matters” means any respective rights of the Releasing Parties under the SPMA or any other Ancillary Agreement.
“Liability” means any debt, obligation or liability of any kind, nature, character, description or basis whatsoever (including any of the foregoing existing or arising under any Contract or imposed by operation of law), whether known or unknown, anticipated or unanticipated, accrued or unaccrued, fixed or unfixed, certain or uncertain, non-contingent or contingent, liquidated or unliquidated, suspected or unsuspected, foreseen or unforeseen, matured or unmatured, now existing or hereinafter arising, choate or inchoate, developed or undeveloped, discovered or undiscovered, or otherwise.
“Released Persons” means (i) with respect to Fortress as the Releasing Party, Buyer, Merger Sub, Avenue, and each of their respective Affiliates; and (ii) with respect to Avenue as the Releasing Party, Fortress; and (iii) the respective successors and assigns of each Person listed or described in clauses (i)  and (ii).
“Released” means fully and forever, and irrevocably and unconditionally, released, remised and discharged.
2. Each Releasing Party represents and warrants that neither the Releasing Party nor any of the Affiliate Releasors has made any assignment or transfer of any of the Released Claims/Liabilities herein above mentioned or implied (including any Claim or Liability that, but for such assignment or transfer, would be Released pursuant to this General Release).
3. Each Releasing Party represents and warrants that:
(a) (i) it is a corporation duly organized, validly existing and in good standing under the laws of Delaware, (ii) it is duly licensed and qualified to conduct its business in each jurisdiction where the nature of the properties owned, leased or operated by it and the business transacted by it requires such licensing or qualification, except where any such failures to be so qualified or licensed have not had, or are not reasonably likely to have, a material adverse effect on the ability of the Releasing Party to perform its obligations under or to consummate the transactions contemplated by this General Release, and (iii) it holds all necessary corporate power and authority to own, license and operate its assets and properties, to conduct its business, to enter into this General Release, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this General Release by the Releasing Party and the performance by the Releasing Party of its obligations hereunder have been duly authorized by all requisite action on the part of the Releasing Party, and no other actions or proceedings on the part of the Releasing Party are necessary to authorize the execution and delivery of this General Release;
(b) this General Release has been duly executed and delivered by the Releasing Party and constitutes the valid and binding agreement of the Releasing Party, enforceable against the Releasing Party in accordance with its terms; and
(c) the execution or delivery by the Releasing Party of this General Release or the performance by the Releasing Party of its obligations under this General Release will not (i) result in any breach of any provision of the Releasing Party’s certificate of incorporation or bylaws, (ii) result in any breach of, require (with or without notice or lapse of time or both) any payment, consent or notice or constitute a default (or give rise to any right of purchase, termination, amendment, acceleration or cancellation) under any Contract or order or judgment to which the Releasing Party or any of the Affiliate Releasors is a party or by which they or their assets are bound, (iii) result in the creation of an Encumbrance, or (iv) violate any applicable Legal Requirement, other than, in the case of clauses (ii) through (iv), such breaches, defaults or violations that have not had, or are not reasonably likely to have, a material adverse effect on the ability of the Releasing Party to perform its obligations under or to consummate the transactions contemplated by this General Release.
4. In signing this General Release, each Releasing Party acknowledges and intends that this General Release shall be effective as a bar to each and every one of the Released Claims/Liabilities the Releasing Party or any of the Affiliate Releasors might have had or asserted. Each Releasing Party, on its own behalf and on behalf of all of its Affiliate Releasors, expressly consents that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Released Claims/Liabilities (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected or unanticipated Released Claims/Liabilities), if any, as well as those relating to any other Released Claims/Liabilities. Each Releasing Party acknowledges and agrees that this paragraph is an essential and material term of this General Release and that without such paragraph, Buyer would not have agreed to consummate the transactions contemplated by the SPMA. Each Releasing Party further agrees, on its own behalf and on behalf of all of its Affiliate Releasors, that in the event the Releasing Party or any of the Affiliate Releasors should assert any Released Claim/Liability seeking damages or any other remedy against any of the Released Persons, this General Release shall serve as a complete defense to any such Released Claims/Liability. Each Releasing Party further agrees that it does not know of any pending or threatened Released Claims/Liabilities of the type described in or implied by Section 1(a) hereof.
5. Each Releasing Party agrees that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by any Released Person or the Releasing Party or any of the Affiliate Releasors of any improper or unlawful conduct.
6. Each Releasing Party acknowledges and agrees, on its own behalf and on behalf of all of the Affiliate Releasors, that it and the Affiliate Releasors may hereafter discover facts different from or in addition to those now known, or believed to be true, regarding the subject matter of this General Release and further acknowledges and agrees, on its own behalf and on behalf of all of its Affiliate Releasors, that this General Release shall remain in full force and effect, notwithstanding the existence of any different or additional facts. Each Releasing Party agrees that it shall pay all costs and expenses incurred by any Released Person in connection with enforcing the terms of this General Release. To the fullest extent permitted by applicable Legal Requirements, each Releasing Party, on its own behalf and on behalf of all of the Affiliate Releasors, waives any provision of any Legal Requirement that renders any provision of this General Release invalid, illegal or unenforceable in any respect.
7. BY SIGNING THIS GENERAL RELEASE, EACH RELEASING PARTY REPRESENTS AND AGREES THAT IT:
(a) HAS READ THIS GENERAL RELEASE CAREFULLY;
(b) UNDERSTANDS ALL OF ITS TERMS AND KNOWS THAT IT IS GIVING UP IMPORTANT RIGHTS;
(c) VOLUNTARILY CONSENTS TO EVERYTHING IN IT;
(d) HAS BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING THIS GENERAL RELEASE AND HAS DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION, HAS CHOSEN NOT TO DO SO OF ITS OWN VOLITION; AND
(e) HAS SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE THE RELEASING PARTY WITH RESPECT TO IT.
8. Miscellaneous.
(a) Entire Agreement.   This General Release constitutes the entire agreement between the parties hereto with respect to the subject matter of this General Release and supersedes any and all prior agreements, negotiations, correspondence, undertakings, understandings and communications of the parties hereto with respect to the subject matter of this General Release.
(b) Transaction Costs.   Except as otherwise provided herein, the parties to this General Release will pay their own costs and expenses (including legal, accounting and other fees) relating to this General Release.
(c) Modifications.   Any amendment or modification to this General Release, including this undertaking itself, shall only be valid if effected by an instrument or instruments in writing and shall be effective against each of the parties hereto that has signed such instrument or instruments. The parties agree that they jointly negotiated and prepared this General Release and that this General Release will not be construed against any party on the grounds that such party prepared or drafted the same.

(d) Notices.   Notices will be deemed to have been received (a) upon receipt of a registered letter, (b) three Business Days following proper deposit with an internationally recognized express overnight delivery service, or (c) in the case of transmission by email, as of the date so transmitted (or if so transmitted after normal business hours at the place of the recipient, on the Business Day following such transmission):
If to Fortress:
Fortress Biotech, Inc.
2 Gansevoort Street, 9th Floor
New York, NY 10014
Attn: Dr. Lindsay Rosenwald, M.D.
Email: lrosenwald@fortressbiotech.com
With a copy (which shall not constitute notice) to:
Fortress Biotech, Inc.
2 Gansevoort Street, 9th Floor
New York, NY 10014
Attn: Samuel W. Berry, Esq.
Email: sberry@fortressbiotech.com
If to Avenue or Buyer:
c/o
InvaGen Pharmaceuticals Inc.
Site B, 7 Oser Ave.
Hauppauge, NY 11788
c/o
A.S. Kumar, Esq.
Global General Counsel
Cipla Ltd.
Cipla House, Peninsula Business Park,
Ganapatrao Kadam Marg, Lower Parel West,
Mumbai, Maharashtra 400013, India
Email: as.kumar@cipla.com and cosecretary@cipla.com
With a copy (which shall not constitute notice) to:
InvaGen Pharmaceuticals Inc.
Site B, 7 Oser Ave.
Hauppauge, NY 11788
c/o
Nishant Saxena
Global Chief Strategy Officer
Cipla Ltd.
Cipla House, Peninsula Business Park,
Ganapatrao Kadam Marg, Lower Parel West,
Mumbai, Maharashtra 400013, India
Email: nishant.saxena@cipla.com
With a copy (which shall not constitute notice) to:
Hughes Hubbard & Reed LLP
One Battery Park Plaza
New York, NY 10004-1482
Attn: Kenneth A. Lefkowitz
Email: ken.lefkowitz@hugheshubbard.com

or to such other address as may be hereafter communicated in writing by the parties in a notice given in accordance with this Section 8(d), which address shall then apply to the respective notice provisions of the SPMA and all other Ancillary Agreements.
(e) Public Announcements.   Except as required by Legal Requirements or by the requirements of any stock exchange on which the securities of a party hereto or any of its Affiliates are listed, no party to this General Release will make, or cause to be made, any press release or public announcement in respect of this General Release or the transactions contemplated hereby or otherwise communicate with any news media with respect to the foregoing without prior notification to the other parties, and the parties to this General Release will consult with each other and cooperate as to the form, timing and contents of any such press release, public announcement or disclosure.
(f) Severability.   Each provision of this General Release will be interpreted in such manner as to be effective and valid under applicable Legal Requirements, but if any provision of this General Release is found to be unenforceable or invalid under applicable Legal Requirements, such provision will be ineffective only to the extent of such unenforceability or invalidity, and the parties will negotiate in good faith to modify this General Release so that the unenforceable or invalid provision is replaced by such valid and enforceable provision which the parties consider, in good faith, to match as closely as possible the invalid or unenforceable provision and to achieve the same or a similar economic effect and to give effect to the parties’ original intent. The remaining provisions of this General Release will continue to be binding and in full force and effect.
(g) Assignment.   No party hereto may assign, in whole or in part, or delegate all or any part of its rights, interests or obligations under this General Release without the prior written consent of the other party. Any assignment or delegation made without such consent will be void. Notwithstanding the foregoing, Buyer shall be entitled to (a) assign its rights under this General Release to any one of its Affiliates, and (b) assign any or all of its rights and obligations under this General Release (in whole or in part) as collateral security in a financing transaction.
(h) Governing Law.   This General Release and any claims or causes of action pursuant to it will be governed by and construed in accordance with the laws of the State of Delaware, without regard for its principles of conflict of laws.
(i) Specific Performance.   Each party acknowledges and agrees that the other party would be irreparably damaged if the provisions of this General Release are not performed in accordance with their terms and that any breach of this General Release and the non-consummation of the transactions contemplated hereby by either party could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any remedy to which such other party may be entitled under Section 8(j), provisional measures and injunctive relief necessary to protect the possibility of each party to seek specific performance from the other from the tribunal referred to in Section 8(j) can be sought from any court of competent jurisdiction. Each of the parties hereto (i) agrees that it shall not oppose the granting of any such relief and (ii) hereby irrevocably waives any requirement for the security or posting of any bond in connection with any such relief  (it is understood that clause (i) of this sentence is not intended to, and shall not, preclude any party hereto from litigating on the merits the substantive claim to which such remedy relates).
(j) Submission to Jurisdiction.   Each of the parties hereto irrevocably agrees that any Proceeding with respect to this General Release and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this General Release and the rights and obligations arising hereunder brought by any other party hereto or its successors or assigns, shall be brought and determined exclusively in the Court of Chancery of the State of Delaware, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the federal courts sitting in the State of Delaware. Each of the parties hereto agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8(d) or in such other manner as may be permitted by applicable Legal Requirements, will be valid and sufficient service thereof. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this General Release or any of the transactions contemplated by this General Release in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim, or otherwise, in any action or proceeding with respect to this General Release and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this General Release and the rights and obligations arising hereunder: (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 8(j); (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); and (c) to the fullest extent permitted by the applicable Legal Requirements, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper, or (iii) this General Release, or the subject matter hereof, may not be enforced in or by such courts.
(k) Waiver of Jury Trial.   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION; (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8(k).
(l) Waiver.   Any term or condition of this General Release may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition, and no waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty, covenant or agreement hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, and no waiver by any party of any term or condition of this General Release, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this General Release on any future occasion.
(m) Counterparts; Facsimile Signature.   This General Release may be executed in one (1) or more counterparts, by original or facsimile (or other such electronically transmitted) signature, each of which will be deemed an original, but all of which will constitute one and the same instrument. Any party executing this General Release by facsimile (or other such electronically transmitted) signature shall, upon request from another party hereto, promptly deliver to the requesting party an original counterpart of such signature.
(n) Rights Cumulative.   All rights and remedies of each of the parties under this General Release will be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this General Release or applicable Legal Requirements.
(o) Interpretation.   (a) The words “hereof”, “herein”, and “hereunder” and words of similar import, when used in this General Release, shall refer to this General Release as a whole and not to any particular provision of this General Release; (b) the words “date hereof”, when used in this General Release, shall refer to the date set forth in the Preamble; (c) the terms defined in the singular have a comparable meaning when used in the plural, and vice versa; (d) the terms defined in the present tense have a comparable meaning when used in the past tense, and vice versa; (e) any references herein to a specific Section or Article shall refer, respectively, to Sections or Articles of this General Release; (f) wherever the word “include”, “includes”, or “including” is used in this General Release, it shall be deemed to be followed by the words “without limitation”; (g) references herein to any gender includes each other gender; (h) the word “or” shall not be exclusive; (i) the headings herein are for convenience of reference only, do not constitute part of this General Release and shall not be deemed to limit or otherwise affect any of the provisions hereof; (j) any references herein to any Governmental Authority shall be deemed to also be a reference to any successor Governmental Authority thereto; and (k) the parties hereto have participated jointly in the negotiation and drafting of this General Release and, in the event that an ambiguity or question of intent or interpretation arises, this General Release shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this General Release.
(p) Survival.   This Section 8 shall survive any termination of this General Release.
[The remainder of this page is intentionally left blank.]

The undersigned have caused this General Release to be executed as of the date first written above.
RELEASING PARTY:
FORTRESS BIOTECH, INC.
By:

Name:
Title:
RELEASING PARTY:
AVENUE THERAPEUTICS, INC.
By:

Name:
Title:
[Signature Page to General Release]

ACKNOWLEDGED AND AGREED:
INVAGEN PHARMACEUTICALS INC.
By:

Name:
Title:
[Signature Page to General Release]

Annex B
Oppenheimer & Co. Inc. 85 Broad Street 25th Floor New York, NY 10004 Phone 212-668-8000 Transacts Business on All Principal Exchanges
November 12, 2018
CONFIDENTIAL
The Board of Directors
Avenue Therapeutics, Inc.
2 Gansevoort Street, 9th Floor
New York, NY 10014
Members of the Board:
You have asked Oppenheimer & Co. Inc. (“Oppenheimer”) to render a written opinion (the “Opinion”) to the Board of Directors of Avenue Therapeutics, Inc. (“Avenue”) as to the fairness, from a financial point of view, to the holders of Avenue Common Stock (as defined below) (excluding Fortress Biotech, Inc. (“Fortress”), Invagen Pharmaceuticals Inc. (“Invagen”), Madison Pharmaceuticals Inc. (“Merger Sub”) and any of their respective affiliates) of the Per Share Merger Consideration (as defined below) provided for in a Stock Purchase and Merger Agreement proposed to be entered into by Avenue, Invagen and Merger Sub (such agreement, the “Agreement”). The Agreement provides for, among other things, the merger of Merger Sub with and into Avenue (the “Merger”) pursuant to which each outstanding share of the common stock, par value $0.0001 per share, of Avenue (“Avenue Common Stock”) not owned by Invagen, Merger Sub, or Avenue or any of their respective wholly owned subsidiaries will be converted into the right to receive (a) its pro rata share (the “Per Share Closing Consideration”) of  $180,000,000 in cash (the “Gross Amount”), minus the amount of the indebtedness of Avenue, certain Merger-related charges and expenses, a $3 million development milestone payment that would be payable by Avenue pursuant to its licensing agreement with Revogenex Ireland Limited and a $2 million payment that would be payable by Avenue pursuant to its manufacturing agreement with Zaklady Farmaceutyczne “POLPHARMA” S.A., all as described in the Agreement (such deductions to the Gross Amount, the “Closing Consideration Adjustments”), and (b) its pro rata share (the “Per Share Contingent Consideration”) of the contingent cash payments relating to the future net sales of Avenue’s IV Tramadol (the “Product”) from the closing of the Merger until December 31, 2036 (such period, the “CVR Period” and, such payments, the “CVR Payments”) pursuant to a Contingent Value Rights Agreement proposed to be entered into by Avenue and a specified rights agent (such agreement, the “CVR Agreement”). The Per Share Closing Consideration and the Per Share Contingent Consideration, taken together, are referred to herein as the “Per Share Merger Consideration.”
The Agreement also provides that (i) prior to and as a closing condition of the Merger, Avenue will issue and sell to Invagen a number of shares of Avenue Common Stock representing 33.3% of the Fully Diluted Capitalization (as defined in the Agreement) for $35,000,000 in cash (the “Stock Purchase”) and (ii) the obligations of Invagen to consummate the Merger will be further conditioned upon, among other things, FDA approval of the Product on or before December 1, 2020 and certain labelling, classification and other development milestones involving the Product (such FDA approval and other milestones, collectively, the “Development Milestones”).
In arriving at our Opinion, we:
(a)
Reviewed final execution versions of the Agreement and the CVR Agreement;

(b)
Reviewed publicly available audited financial statements of Avenue as of December 31, 2016 and December 31, 2017, for the period from February 9, 2015 (inception) through December 31, 2015, and for the fiscal years ended December 31, 2016 and December 31, 2017, and publicly available unaudited financial statements of Avenue as of, and for the six months ended, June 30, 2017 and June 30, 2018;

The Board of Directors
Avenue Therapeutics, Inc.
November 12, 2018

(c)
Reviewed financial forecasts and estimates relating to Avenue (giving effect to the achievement of the Development Milestones) prepared by the management of Avenue, including estimates of the CVR Payments;

(d)
Reviewed estimates of the Closing Consideration Adjustments provided to or discussed with us by the management of Avenue;

(e)
Held discussions with the senior management team of Avenue with respect to the business and prospects of Avenue, including the liquidity needs of, and capital resources available to, Avenue, and the results of Avenue’s solicitation of third parties regarding a possible acquisition of all or a part of Avenue;

(f)
Reviewed and analyzed certain publicly available financial information for companies that we deemed relevant in evaluating Avenue;

(g)
Analyzed the estimated present value of the future cash flows of Avenue (giving effect to the achievement of the Development Milestones) and the CVR Payments based on financial forecasts and estimates prepared by the management of Avenue;

(h)
Reviewed historical market prices and trading volumes for Avenue Common Stock;

(i)
Reviewed other public information concerning Avenue; and

(j)
Performed such other analyses, reviewed such other information and considered such other factors as we deemed appropriate.

In rendering our Opinion, we assumed and relied upon, without independent verification or investigation, the accuracy and completeness of all of the financial and other data and information provided to or discussed with us by Avenue and its employees, representatives and affiliates or otherwise reviewed by us. With respect to the financial forecasts and estimates relating to Avenue (including estimates of the CVR Payments) and estimates of the Closing Consideration Adjustments referred to above, we have assumed, at Avenue’s direction, and without independent verification or investigation, that such forecasts and estimates have been prepared reasonably and on bases reflecting the best available information, estimates and judgments of the management of Avenue as to the future financial condition and operating results of Avenue (giving effect to the achievement of the Development Milestones) and the other matters covered thereby, that the financial results reflected in the financial forecasts and estimates relating to Avenue referred to above will be achieved at the times and in the amounts projected, and that any differences between the actual CVR Payments and Closing Consideration Adjustments and the estimates thereof referred to above will not be material in any respect to our analyses or Opinion. We express no view as to any of the foregoing forecasts or estimates or the assumptions or bases therefor. Among other things, the financial forecasts and estimates relating to Avenue referred to above reflect assumptions regarding future equity financing transactions needed to fund projected cash shortfalls. Avenue has advised us, and we have assumed, at Avenue’s direction, and without independent verification or investigation, that, in the absence of the Stock Purchase and related debt financings to be provided by Invagen, Avenue would be required to pursue external financing alternatives on terms that would likely be no more favorable to Avenue than those of the Stock Purchase and such related debt financings.
At the direction of representatives of Avenue, we also assumed that the final terms of the Agreement and the CVR Agreement will not vary materially from those set forth in the execution versions reviewed by us. We also have assumed, with the consent of Avenue, that the Merger and related transactions (including, without limitation, the Stock Purchase and the related debt financings to be provided by Invagen) will be consummated in accordance with their respective terms without waiver, modification or amendment of any material term, condition or agreement and in compliance with all applicable laws and other requirements and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases with respect to the Merger or any related transaction, no delay, limitation, restriction or condition will be

The Board of Directors
Avenue Therapeutics, Inc.
November 12, 2018

imposed that would have an adverse effect on Avenue or the Merger. We have neither made nor obtained any independent evaluations or appraisals of the assets or liabilities, contingent or otherwise, of Avenue. In addition, we have assumed that any further adjustments to the Per Share Merger Consideration pursuant to the Agreement (as to which further adjustments we express no opinion) will not be material in any respect to our analyses or Opinion. We also have assumed that the circumstances under which the CVR Period would terminate prior to December 31, 2036 pursuant to the CVR Agreement will not occur.
We are not expressing any opinion as to the underlying valuation, future performance or long term viability of Avenue, the actual value of Avenue Common Stock when issued in the Stock Purchase or the price at which Avenue Common Stock will trade at any time. We were not requested to, and we did not, participate in the negotiation or structuring of the Merger or any related transaction. In connection with our engagement, we were not requested to, and we did not, solicit third party indications of interest in the possible acquisition of all or a part of Avenue. We express no view as to, and our Opinion does not address, any terms or other aspects or implications of the Merger (other than the Per Share Merger Consideration to the extent expressly specified herein) or any related transaction or any aspect or implication of any other agreement, arrangement or understanding entered into in connection with the Merger or any related transaction or otherwise, including, without limitation, the form or structure of the Per Share Merger Consideration (including the allocation thereof between the Per Share Closing Consideration and the Per Share Contingent Consideration and the definitions and/or calculations agreed upon by Avenue and Invagen for each of the Consideration Adjustments, the CVR Payments, the Per Share Closing Consideration and the Per Share Contingent Consideration), any consideration to be paid or received in, or any other terms of, the Stock Purchase, the related financings to be provided by Invagen or the contemplated waiver and termination agreement, restrictive covenant agreement and indemnification agreement to be entered into by Fortress, the treatment in the Merger of Avenue’s Class A Preferred Stock, stock options, restricted shares or restricted share units, or the fairness of the amount or nature of the compensation resulting from the Merger to any individual officers, directors or employees of Avenue, or class of such persons, relative to the Per Share Merger Consideration. In addition, we express no view as to, and our Opinion does not address, the underlying business decision of Avenue to proceed with or effect the Merger or any related transaction nor does our Opinion address the relative merits of the Merger or any related transaction as compared to any alternative business strategies that might exist for Avenue or the effect of any other transaction in which Avenue might engage. Our Opinion is necessarily based on the information available to us and general economic, financial and stock market conditions and circumstances as they exist and can be evaluated by us on the date hereof. Although subsequent developments may affect this Opinion, we do not have any obligation to update, revise or reaffirm this Opinion.
The issuance of this Opinion was approved by an authorized committee of Oppenheimer. As part of our investment banking business, we are regularly engaged in valuations of businesses and securities in connection with acquisitions and mergers, underwritings, secondary distributions of securities, private placements and valuations for other purposes.
We have been engaged by Avenue in connection with the Merger solely for purposes of providing this Opinion and will receive a fee for our services upon delivery of this Opinion. We and our affiliates in the past have performed investment banking and other services for Avenue unrelated to the Merger, for which services we and our affiliates have received compensation, including, during the two-year period preceding this Opinion, having acted as sole book-running manager in connection with the initial public offering of Avenue in 2017. In the ordinary course of business, we and our affiliates may actively trade securities of Avenue for our and our affiliates’ own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

The Board of Directors
Avenue Therapeutics, Inc.
November 12, 2018

Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Per Share Merger Consideration is fair, from a financial point of view, to the holders of Avenue Common Stock (excluding Fortress, Invagen, Merger Sub and any of their respective affiliates). This Opinion is for the use of the Board of Directors of Avenue (in its capacity as such) in its evaluation of the Merger and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to any matters relating to the Merger.
This Opinion shall not be disclosed, referred to, published or otherwise used (in whole or in part), nor shall any public references to us be made, without our prior written approval, unless pursuant to applicable law or regulations or required by other regulatory authority or by the order or ruling of a court or administrative body, except that this Opinion may be included in its entirety in any filing relating to the Merger to be filed with the Securities and Exchange Commission and the proxy statement to be mailed to the stockholders of Avenue. Avenue may also include references to us and summarize this Opinion (in each case in such form as we shall provide or pre-approve, such approval not to be unreasonably withheld or delayed) in any such document.
Very truly yours,
OPPENHEIMER & CO. INC.

Annex C
SECTION 262 OF THE DELAWARE GENERAL CORPORATE LAW
§ 262. Appraisal rights
(a)
Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)
Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1)
Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2)
Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a.
Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b.
Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.
Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d.
Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3)
In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4)
In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation”, and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”

(c)
Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d)
Appraisal rights shall be perfected as follows:

(1)
If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)
If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of  § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(e)
Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f)
Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.
(g)
At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h)
After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of  (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)
The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)
The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)
From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.
(l)
The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Annex D
FORM OF CONTINGENT VALUE RIGHTS AGREEMENT
THIS CONTINGENT VALUE RIGHTS AGREEMENT, dated as of  [    ] (as may be amended or modified from time to time, this “Agreement”), is entered into by and between Avenue Therapeutics, Inc., a Delaware corporation (the “Company”), and [    ], a [    ] trust company as rights agent (as qualified in Section 1.1 below, the “Rights Agent”) in favor of the Holders (as defined in Section 1.1).
RECITALS
WHEREAS, the Company, InvaGen Pharmaceuticals Inc., a New York corporation (“Buyer”), and Madison Pharmaceuticals Inc., a Delaware corporation and a wholly-owned Subsidiary of Buyer (“Merger Sub”), have entered into a Stock Purchase and Merger Agreement (as amended, modified or supplemented from time to time, the “SPMA”), dated as of November 12, 2018, pursuant to which Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Buyer;
WHEREAS, pursuant to the SPMA, the Company has agreed to provide to initial Holders the right to receive contingent cash payments as hereinafter described; and
NOW, THEREFORE, in consideration of the foregoing and the consummation of the transactions referred to above, the Company and Rights Agent agree, for the equal and proportionate benefit of the CVRs of all Holders (each as hereinafter defined), subject to the terms and conditions set forth in this Agreement and in the SPMA, as follows:
ARTICLE I
DEFINITIONS; CERTAIN RULES OF CONSTRUCTION
Section 1.1 Definitions.   Unless otherwise defined herein, capitalized terms used but not defined herein shall have the meaning ascribed to them in the SPMA. As used in this Agreement, the following terms will have the following meanings:
“Aggregate Milestone Payment” has the meaning set forth in Section 2.4(b).
“Annualized” means Net Sales generated by the Product during the applicable Stub Period divided by the number of days in the applicable Stub Period multiplied by the number of days in the calendar year during which the applicable Stub Period falls.
“COGS” means cost of goods sold, including expiry, obsolescence or short-dated Product costs and associated destruction cost, and other similar costs or provisions and reserves created therefor, and reserves or provisions created for expected depletion in the value of inventory, in each case, determined according to GAAP applied by the Company
“CVRs” means the rights of Holders (granted to initial Holders pursuant to Section 4.1(b) of the SPMA) to receive a contingent cash payment determined in accordance with Section 2.1, subject to the terms and conditions of this Agreement and the SPMA.
“CVR Percentage” means, with respect to a Holder as of the applicable date of determination, the quotient of  (i) the number of CVRs held by such Holder, divided by (ii) the Fully Diluted Capitalization (excluding shares to be cancelled and retired in accordance with Section 4.1(a) of the SPMA) as of immediately prior to the Second Stage Closing.
“CVR Register” has the meaning set forth in Section 2.3(b).
“Deductions” means any:
(a)
discounts of any type or nature, including retroactive price reductions, cash discounts, volume discounts, promotional discounts, chargebacks, allowances, rebates, returns and credits;

(b)
rejections, returns, credits, returned goods allowances and retroactive corrections, and other similar costs;

(c)
price adjustments, billing adjustments, shelf stock adjustments, promotional payments, and other similar allowances;

(d)
any credits or allowances granted to any wholesalers, retailers, distributors or other customers upon prompt payment;

(e)
administrative fee arrangements, reimbursements, and other payments of similar nature to wholesalers, distributors, buying groups, health care insurance carriers, pharmacy benefit management companies, health maintenance organizations, health care institutions or organizations, or any other customers;

(f)
redistribution center fees, information service agreement fees, and other fees of similar nature that are passed from any wholesalers, retailers, distributors or other customers;

(g)
freight, shipping and insurance costs charged to a customer on an invoice;

(h)
costs of recalls, seizures or destruction of goods and other similar costs, whether voluntarily or pursuant to a request or order by a Governmental Authority;

(i)
failure-to-supply penalties;

(j)
compulsory payments and cash rebates related to sales of the Product paid to any Governmental Authority or pursuant to any Legal Requirement in connection with any health insurance program, compensation program, or similar program;

(k)
excise taxes, use taxes, sales taxes, value added taxes, goods and services taxes, custom duties, and any other Taxes or charges imposed by any Governmental Authority; or

(l)
any other deduction from gross sales to arrive at net sales as permissible under GAAP applied by the Company that has not been listed above.

“DTC” means The Depository Trust Company or any successor thereto.
“GP Percentage” means, with respect to any calendar year during the Initial Period that the Product generated at least $325 million in Net Sales, without duplication, (i) if the Product generated less than $400 million in Net Sales during such calendar year, 10%, (ii) if the Product generated between $400 million and $500 million in Net Sales during such calendar year, 12.5%, or (iii) if the Product generated more than $500 million in Net Sales during such calendar year, 15%.
“Gross Profit” means Net Sales generated by the Product in the calendar year or Stub Period, as applicable, minus the COGS associated with such Net Sales minus any royalties, license fees or similar amounts payable to third parties (including to Revogenex Ireland Limited, Zakłady Farmaceutyczne “POLPHARMA” S.A. or any of their Affiliates, successors or assigns) associated with such Net Sales, in each case, determined according to GAAP applied by the Company.
“Holder” means a Person entitled to receive the Merger Consideration pursuant to Section 4.1(b) of the SPMA or to whom a CVR was transferred in a Permitted Transfer and, in each case, in whose name a CVR is registered in the CVR Register at the applicable time.
“Initial Period” means the period commencing on the day following the Second Stage Closing Date and ending on December 31, 2028.
“Majority Holders” means, at the time of determination, Holders of at least a majority of the outstanding CVRs.
“Milestone” has the meaning set forth in Section 2.4(a)(1-2).
“Milestone Notice” has the meaning set forth in Section 2.4(b).
“Milestone Payment” means, with respect to any Milestone, the amount a Holder is entitled to receive in respect of such Milestone in accordance with Section 2.4.

“Milestone Payment Date” means no later than May 31 of the calendar year following the calendar year triggering such Milestone.
“Milestone Period” means the Initial Period or the Subsequent Period, as applicable.
“Net Sales” means total gross revenue actually received by the Company from sales by the Company of the Product to third parties generated in the United States less any Deductions to the extent related to the Product and taken, paid, accrued, allowed, included or allocated, based on the Company’s good faith estimates in calculating gross revenue with respect to the Product, in each case, determined according to GAAP applied by the Company, it being agreed that Net Sales shall exclude any Product transferred or disposed of for promotional or educational purposes.
“Officer’s Certificate” means a certificate signed by an authorized officer of the Company, in his or her capacity as such an officer, and delivered to the Rights Agent.
“Permitted Transfer” means a transfer of CVRs (a) upon death of a Holder by will or intestacy; (b) by instrument to an inter vivos or testamentary trust in which the CVRs are to be passed to beneficiaries upon the death of the trustee, (c) pursuant to a court order; (d) by operation of law (including by consolidation or merger) or without consideration in connection with the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity; or (e) in the case of CVRs payable to a nominee, from a nominee to a beneficial owner (and, if applicable, through an intermediary) or from such nominee to another nominee for the same beneficial owner, in each case to the extent allowable by DTC.
“Product” means IV Tramadol/Tramadol hydrochloride solution for injection or infusion.
“Rights Agent” means the Rights Agent named in the first paragraph of this Agreement, until a successor Rights Agent will have become such pursuant to the applicable provisions of this Agreement, and thereafter “Rights Agent” will mean such successor Rights Agent.
“Shares” means common shares of the Company, par value $0.0001 per share, excluding any shares to be cancelled and retired in accordance with Section 4.1(a) of the SPMA and any Dissenting Shares.
“Stub Period” means the period during the year in which the Subsequent Period Net Sales Target was achieved commencing one day after the date on which the Subsequent Period Net Sales Target was achieved and ending on December 31 of such calendar year.
“Subsequent Period Net Sales Target” means $1.5 billion in aggregate Net Sales of the Product generated from and after the Initial Period.
“Subsequent Period” means the period commencing on January 1, 2029 and ending on the earlier of (i) December 31, 2036, and (ii) the date on which any Person (other than the Company or its Affiliates) has filed and received approval from the FDA for an Abbreviated New Drug Application or an FDA AP-rated 505(b)(2) NDA using the Product; provided that the date referred to in the foregoing clause (ii) shall be extended by up to six months to the extent that during such extension period there continues to remain only one Person (other than the Company or its Affiliates) that has filed and received approval from the FDA for an Abbreviated New Drug Application or an FDA AP-rated 505(b)(2) NDA using the Product.
ARTICLE II
CONTINGENT VALUE RIGHTS
Section 2.1 CVRs.   The CVRs represent the rights of Holders (granted to the initial Holders pursuant to the SPMA) to receive contingent cash payments pursuant to this Agreement. Each Holder shall be entitled to receive one CVR for each Share issued and outstanding immediately prior to the Merger Effective Time held by such Holder that is converted into the right to receive the Merger Consideration pursuant to Section 4.1(b) of the SPMA.
Section 2.2 Nontransferable.   The CVRs may not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, other than through a Permitted Transfer. Any attempted sale, assignment, transfer, pledge, encumbrance or disposition of CVRs, in whole or in part, in violation of this Section 2.2 shall be void and of no effect.

Section 2.3 No Certificate; Registration; Registration of Transfer; Change of Address.
(a)
The CVRs will not be evidenced by a certificate or other instrument.

(b)
The Rights Agent shall keep a register (the “CVR Register”) for the purpose of registering CVRs and transfers of CVRs as herein provided. The CVRs shall be registered in the names and addresses of the Holder as set forth in the form the Company furnishes or causes to be furnished to the Rights Agent pursuant to Section 4.1, and in a denomination equal to the number of Shares converted into the right to receive the Merger Consideration. The CVR Register will initially show one position for the Rights Agent representing all Shares held by DTC on behalf of street holders held by such holders as of immediately prior to the Merger Effective Time. The Rights Agent hereby acknowledges the restrictions on transfer contained in Section 2.2 and agrees not to register a transfer which does not comply with Section 2.2.

(c)
Subject to the restrictions on transferability set forth in Section 2.2, every request made to transfer a CVR must be in writing and accompanied by a written instrument of transfer and other requested documentation in a form reasonably satisfactory to the Rights Agent pursuant to its customary policies and guidelines, duly executed by the Holder thereof, the Holder’s attorney duly authorized in writing, the Holder’s personal representative or the Holder’s survivor, and setting forth in reasonable detail the circumstances relating to the transfer. Upon receipt of such written notice, the Rights Agent shall, subject to its reasonable determination that the transfer instrument is in proper form and the transfer otherwise complies with the other terms and conditions of this Agreement (including the provisions of Section 2.2), register the transfer of the CVRs in the CVR Register. Any transfer of CVRs will be without charge (other than the cost of any Tax) to the applicable Holder. The Rights Agent shall have no duty or obligation to take any action under any section of this Agreement that requires the payment by a Holder of a CVR of applicable Taxes or charges unless and until the Rights Agent is satisfied that all such Taxes or charges have been paid. All duly transferred CVRs registered in the CVR Register shall be the valid obligations of the Company and shall entitle the transferee to the same benefits and rights under this Agreement as those held immediately prior to the transfer by the transferor. No transfer of a CVR shall be valid until registered in the CVR Register.

(d)
A Holder may make a written request to the Rights Agent to change such Holder’s address of record in the CVR Register. The written request must be duly executed by the Holder. Upon receipt of such written notice, the Rights Agent will promptly record the change of address in the CVR Register.

Section 2.4 Payment Procedures; Notices.
(a)
Upon the occurrence of any of the following events listed below (the “Milestone” or “Milestones”), the Holders shall be entitled to certain payments in respect of their CVRs (to be paid in accordance with Section 2.4(b)), subject to any deductions in accordance with Section 3.2(p), as follows:

1.
During the Initial Period, upon the Product generating $325 million or more in Net Sales in a calendar year, each Holder shall be entitled to receive her, his or its CVR Percentage multiplied by an aggregate amount equal to the applicable GP Percentage multiplied by the Gross Profit generated by the Product during such calendar year. For the avoidance of doubt, if the Product generated less than $325 million in Net Sales in a particular calendar year, no payment will be made under this clause (1) towards the CVRs.

2.
If the Subsequent Period Net Sales Target is achieved after the Initial Period and during the Subsequent Period, then, (x) with respect to the calendar year in which the Subsequent Period Net Sales Target is achieved, if during the Stub Period the Product generated $100 million or more in Annualized Net Sales, then each Holder shall be entitled to receive her, his or its CVR Percentage multiplied by an aggregate amount equal to 20% of the Gross Profit generated by the Product with respect to such Stub Period and (y) during the remainder of the Subsequent Period, with respect to each calendar year after the calendar year in which the Subsequent Period Net Sales Target was achieved, upon the Product generating $100 million or more in

Net Sales in such calendar year, each Holder shall be entitled to receive her, his or its CVR Percentage multiplied by an aggregate amount equal to 20% of the Gross Profit generated by the Product during such calendar year. If the Subsequent Period Net Sales Target is achieved during the Initial Period, then, during the Subsequent Period, upon the Product generating $100 million or more in Net Sales in a calendar year, each Holder shall be entitled to receive her, his or its CVR Percentage multiplied by an aggregate amount equal to 20% of the Gross Profit generated by the Product during such calendar year. For the avoidance of doubt, no payment will be made towards the CVRs under this clause (2) if the Subsequent Period Net Sales Target was not achieved. For the avoidance of doubt, no payment will be made towards the CVRs under this clause (2) in any calendar year during the Subsequent Period in which Net Sales generated by the Product is less than $100 million, except as provided in clause (x) of this clause (2).
(b)
If a Milestone occurs at any time prior to the expiration of its applicable Milestone Period, then, on or prior to the applicable Milestone Payment Date, the Company will deliver or cause to be delivered to the Rights Agent (i) written notice indicating that the Milestone has been achieved (the “Milestone Notice”) and that the Holders are entitled to receive the Milestone Payment and (ii) a wire transfer of immediately available funds to an account designated by the Rights Agent in the aggregate amount equal to the Milestone Payment payable to all of the Holders with respect to such Milestone (the “Aggregate Milestone Payment”) in accordance with Section 2.4(a)(1-2) (as applicable). Such amounts shall be considered paid on the Milestone Payment Date if on such date the Rights Agent has received in accordance with this Agreement such applicable Aggregate Milestone Payment, and upon delivery of an Aggregate Milestone Payment to the Rights Agent, except as provided in the last sentence of this Section 2.4(b), the Company shall have no liability or obligation with respect to such Milestone Payments to be made by the Rights Agent. After receipt of the wire transfer described in the foregoing sentence, the Rights Agent will promptly (and in any event, within five Business Days) pay (x) by one lump sum wire payment to DTC for any Holder who is a former street name holder of Shares and (y) for all other Holders, by check mailed, first-class postage prepaid, to the address of each Holder set forth in the CVR Register or by other method of delivery as specified by the applicable Holder in writing to the Rights Agent (such amount in (x) and (y) together, an amount in cash equal to the Aggregate Milestone Payment) the Milestone Payment to each of the Holders. The Rights Agent shall hold the Aggregate Milestone Payment in a non-interest bearing account until such payment is made in accordance with the foregoing sentence. Notwithstanding the foregoing, in no event shall the Company be required to pay a Milestone Payment (or any portion thereof) with respect to any year, quarter or other period more than once and the Company shall not be required to pay a Milestone Payment if the Milestone occurs after the expiration of the applicable Milestone Period. Any portion of an Aggregate Milestone Payment that remains undistributed to the Holders for six months after the Milestone Payment Date shall be delivered by the Rights Agent to the Company, upon demand, and any Holder shall thereafter look only to the Company for payment of such Milestone Payment, but shall have no greater rights against the Company than may be accorded to general unsecured creditors of the Company under applicable law.

(c)
The Company and the Rights Agent shall be entitled to deduct or withhold from the Milestone Payment, if payable, such amounts as may be required to be deducted or withheld with respect to the Milestone Payment or CVR under the Code, and the rules and regulations thereunder, or any other applicable provision of state, local or foreign law relating to Taxes, as may be reasonably determined by the Company or the Rights Agent. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid.

(d)
Notwithstanding the foregoing, the provisions of Section 4.2(i) of the SPMA shall apply to this Agreement and are incorporated herein mutatis mutandis.

Section 2.5 No Voting, Dividends or Interest; No Equity or Ownership Interest in the Company.
(a)
The CVRs will not have any voting or dividend rights, and interest will not accrue on any amounts payable on the CVRs to any Holder.

(b)
The CVRs will not represent any equity or ownership interest in the Company, any constituent company to the Merger or any of their respective Affiliates.

Section 2.6 Ability to Abandon CVR.   A Holder may at any time, at such Holder’s option, abandon all of such Holder’s remaining rights in a CVR by transferring such CVR to the Company or any of its Affiliates without consideration therefor. Nothing in this Agreement shall prohibit the Company or any of its Affiliates from offering to acquire or acquiring any CVRs for consideration from the Holders, in private transactions or otherwise, in its sole discretion.
ARTICLE III
THE RIGHTS AGENT
Section 3.1 Certain Duties and Responsibilities; Agency; Enforcement.
(a)
The Rights Agent will not have any liability for any actions taken or not taken in connection with this Agreement, except to the extent of its breach of this Agreement, willful misconduct, bad faith or gross negligence (each as determined by a judgment of a court of competent jurisdiction).

(b)
Each Holder shall be deemed to have irrevocably appointed, authorized and directed [name of Rights Agent to be inserted] (and any successor in accordance with this Article III) to act as the Rights Agent, and such Holder’s agent, representative, proxy and attorney-in-fact for the purpose of enforcing such Holder’s rights under this Agreement, and exercising, on behalf of all Holders, the rights and powers of the Holders hereunder and thereunder. Without limiting the generality of the foregoing, the Rights Agent shall have full power and authority, and is hereby directed, for and on behalf of the Holders, to take such action, and to exercise such rights, power and authority, as are authorized, delegated and granted to the Rights Agent hereunder in connection with the transactions contemplated hereby and thereby, to give or receive any notices required or permitted to be given hereunder and thereunder, to accept service of process on behalf of any Holder, to execute and deliver, or hold in escrow and release, any exhibits or amendments to this Agreement or any other agreements, certificates, stock powers, statements, notices, approvals, extensions or waivers relating to the transactions contemplated hereby, to conduct or cease to conduct all claims of the Holders in connection with this Agreement and to settle all such claims on behalf of all Holders and exercise any and all rights that the Holders are permitted or required to do or exercise under this Agreement in connection with any claim against or by the Holders under this Agreement, in each case, by written direction of the Majority Holders. The appointment and agency created hereby is irrevocable, and shall be deemed to be coupled with an interest. Each Holder shall be deemed to have acknowledged and agreed that, as to all matters with respect to enforcement of such Holder’s rights under this Agreement, the Rights Agent shall act for and on behalf of such Holder and that the Company shall be entitled to rely solely on the Rights Agent as an authorized representative of the Holders with respect to any such matters concerning the Holders arising hereunder.

(c)
Enforcement.   The Rights Agent may in its discretion proceed to and shall be entitled and empowered to protect and enforce its rights herein by such appropriate judicial proceedings as the Rights Agent shall deem most effectual to protect and enforce any such rights. The Rights Agent may only proceed to and shall be entitled and empowered to protect and enforce the rights herein for the benefit of the Holders to the extent directed to by the Majority Holders in writing, provided that the Rights Agent shall have the right to decline to follow any such direction if the Rights Agent, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Rights Agent in good faith by its board of directors, the executive committee, or a committee of directors or authorized officers of the Rights Agent shall determine that the action or proceedings so directed would involve the Rights Agent in personal liability or if the Rights Agent in good faith shall so determine that the actions or forbearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders not joining in the giving of said direction.

Section 3.2 Certain Rights of Rights Agent.   The Rights Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations will be read into this Agreement against the Rights Agent. In addition:
(a)
the Rights Agent may rely and will be protected and held harmless by the Company in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)
whenever the Rights Agent will deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Rights Agent may rely upon an Officer’s Certificate, which certificate shall be full authorization and protection to the Rights Agent, and the Rights Agent shall, in the absence of breach of this Agreement, bad faith, gross negligence or willful or intentional misconduct on its part, incur no liability and be held harmless by the Company for or in respect of any action taken, suffered or omitted to be taken by it under the provisions of this Agreement in reliance upon such certificate;

(c)
the Rights Agent may engage and consult with counsel of its selection and the written advice of such counsel or any opinion of counsel will be full and complete authorization and protection to the Rights Agent and the Rights Agent shall be held harmless by the Company in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(d)
the permissive rights of the Rights Agent to do things enumerated in this Agreement will not be construed as a duty;

(e)
the Rights Agent will not be required to give any note or surety in respect of the execution of such powers or otherwise in respect of the premises;

(f)
the Rights Agent shall not be liable for or by reason of, and shall be held harmless by the Company with respect to, any of the statements of fact or recitals contained in this Agreement or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only;

(g)
the Rights Agent will have no liability and shall be held harmless by the Company in respect of the validity of this Agreement or the execution and delivery hereof  (except the due execution and delivery hereof by the Rights Agent and the enforceability of this Agreement against the Rights Agent assuming the due execution and delivery hereof by the Company); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement;

(h)
the Company agrees to indemnify the Rights Agent for, and hold the Rights Agent harmless against, any loss, liability, claim, demands, suits or expense arising out of or in connection with the Rights Agent’s obligations under this Agreement, including the reasonable and documented out-of-pocket costs and expenses of defending the Rights Agent against any claims, charges, demands, suits or loss incurred by the Rights Agent without negligence, bad faith or willful or intentional misconduct;

(i)
the Company agrees (i) to pay the fees and expenses of the Rights Agent in connection with this Agreement as agreed upon in writing by the Rights Agent and the Company on or prior to the date hereof and (ii) to reimburse the Rights Agent for all Taxes (other than withholding Taxes owed by Holders) and governmental charges, and reasonable and documented out-of-pocket expenses incurred by the Rights Agent in the execution of this Agreement (other than Taxes imposed on or measured by the Rights Agent’s net income and franchise or similar Taxes imposed on it (in lieu of net income Taxes)) other than, in each case, amounts for which the Rights Agent is liable pursuant to Section 3.2(i). The Rights Agent will also be entitled to reimbursement from the Company for all reasonable and necessary out-of-pocket expenses paid or incurred by it in connection with the administration by the Rights Agent of its obligations under this Agreement. Notwithstanding anything to the contrary contained in this Agreement (including this Section 3.2), the Company will not be responsible to indemnify or hold the Rights Agent harmless against any loss, liability, claim, demands, suits or expense arising out of or in connection with the Rights Agent’s enforcement of the third party beneficiary rights of the Holders in accordance with the written direction of the Majority Holders (which shall be addressed solely by the Holders in accordance with clause (j) below);
(j)
the Rights Agent will be under no obligation to institute any claim, action, suit, audit, investigation or proceeding, or to take any other action likely to result in the incurrence of material expenses by the Rights Agent, unless the Majority Holders (on behalf of the Holders) will furnish the Rights Agent with reasonable security and indemnity for any loss, liability, claim, demands, suits, costs or expenses that may be incurred by it;

(k)
no provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it;

(l)
the Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to receive notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take action in connection therewith, unless and until it has received such notice in writing;

(m)
the Rights Agent shall not be liable for consequential losses or damages under any provision of this Agreement or for any consequential damages arising out of any act or failure to act hereunder in the absence of breach of this Agreement, gross negligence, bad faith or willful or intentional misconduct on its part;

(n)
the Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorney or agents; and

(o)
except by written instruction to the Rights Agent as contemplated by this Agreement, (i) the Rights Agent shall neither be responsible for, nor chargeable with, knowledge of, nor have any requirements to comply with, the terms and conditions of any other agreement, instrument or document to which it is not a party, including the SPMA, nor shall the Rights Agent be required to determine if any Person or entity has complied with any such agreements, instruments or documents, nor (ii) shall any additional obligations of the Rights Agent be inferred from the terms of such agreements, instruments or documents even though reference thereto may be made in this Agreement.

(p)
Notwithstanding anything herein to the contrary, the sum of  (1) any amount paid hereunder by the Company to the Rights Agent (other than any Milestone Payment), including any indemnification payments or the fees and expenses of, or charged by, the Rights Agent in connection with this Agreement, (2) any CVR Fees not covered by the foregoing clause (1), and (3) any amount referred to in clause (y)(C) of Section 4.1(b) of the SPMA shall be deducted from any Aggregate Milestone Payment payable by the Company hereunder and shall proportionally reduce the applicable Milestone Payment to be received by each Holder.

Section 3.3 Resignation and Removal; Appointment of Successor.
(a)
The Rights Agent may resign at any time by giving written notice thereof to the Company specifying a date when such resignation will take effect, which notice will be sent at least sixty days prior to the date so specified but in no event will such resignation become effective until a successor Rights Agent has been appointed. The Company has the right to remove the Rights Agent at any time by specifying a date when such removal will take effect but no such removal will become effective until a successor Rights Agent has been appointed. Notice of such removal will be given by the Company to the Rights Agent, which notice will be sent at least sixty days prior to the date so specified.

(b)
If the Rights Agent provides notice of its intent to resign, is removed pursuant to Section 3.3(a) or becomes incapable of acting, the Company will as soon as is reasonably possible appoint a qualified successor Rights Agent who shall be a stock transfer agent of national reputation or the corporate trust department of a commercial bank. Notwithstanding the foregoing, if the Company shall fail to make such appointment within a period of sixty days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent, then the incumbent Rights Agent may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. The successor Rights Agent so appointed will, forthwith upon its acceptance of such appointment in accordance with Section 3.4, become the successor Rights Agent.
(c)
The Company will give notice of each resignation and each removal of a Rights Agent and each appointment of a successor Rights Agent by mailing written notice of such event by first-class mail to the Holders as their names and addresses appear in the CVR Register. Each notice will include the name and address of the successor Rights Agent. If the Company fails to send such notice within ten days after acceptance of appointment by a successor Rights Agent in accordance with Section 3.4, the successor Rights Agent will cause the notice to be mailed at the expense of the Company.

(d)
The Rights Agent will cooperate with the Company and any successor Rights Agent in connection with the transition of the duties and responsibilities of the Rights Agent to the successor Rights Agent, including transferring the CVR Register to the successor Rights Agent.

Section 3.4 Acceptance of Appointment by Successor.   Every successor Rights Agent appointed hereunder will execute, acknowledge and deliver to the Company and to the retiring Rights Agent an instrument accepting such appointment and a counterpart of this Agreement, and thereupon such successor Rights Agent, without any further act, deed or conveyance, will become vested with all the rights, powers, trusts and duties of the Rights Agent. On request of the Company or the successor Rights Agent, the retiring Rights Agent will execute and deliver an instrument transferring to the successor Rights Agent all the rights, powers and trusts of its retiring Rights Agent.
ARTICLE IV
COVENANTS
Section 4.1 List of Holders.   The Company will furnish or cause to be furnished to the Rights Agent in such form as the Company receives from its transfer agent (or other agent performing similar services for the Company), the names and addresses of the Holders within thirty Business Days of the Merger Effective Time. The CVRs shall be registered in the names and addresses of the Holder as set forth in the applicable letter of transmittal accompanying the Shares surrendered by the Holder thereof in connection with the Merger pursuant to the SPMA (or based on information in the books and records of the Company) and in a denomination equal to the number of Shares so surrendered or computed in accordance with the terms of the SPMA.
Section 4.2 Operation of the Business; Sales Efforts.
(a)
Each of the Rights Agent and the Holders shall be deemed to have acknowledged the absolute right of the Company, Buyer and their respective Affiliates and their respective directors, officers, employees and other representatives to operate, manage and invest in the Company’s businesses in their sole discretion, and agree that the Company, Buyer, their respective Affiliates and their respective directors, officers, employees and other representatives shall have no liability or obligation to the Rights Agent or any Holder with respect to any Milestone or Milestone Payment in connection with their operation of the businesses of the Company from and after the consummation of the Second Stage Closing, and such Persons shall not be obligated to maximize the Company’s ability to achieve any Milestone or pay any Milestone Payments. Without limiting the generality of the foregoing, the Company presently intends to base its decisions regarding operations of the businesses of the Company, including the investment and allocation of resources, on the basis of the strategic objectives of the Company and its Affiliates. Each of the Rights Agent (by execution of this Agreement) and the Holders (by operation of the approval of the SPMA and the Ancillary Agreements by the stockholders of the Company) shall be deemed to have acknowledged that certain situations could arise where such decisions may adversely affect the Product’s Net Sales or Gross Profit.

(b)
The Company shall deploy, within 12 months after the initial commercial supply of the Product in the United States, 80 or more Reps whose aggregate time devotion to sales of the Product (or in the case of MSLs, customary activities of MSLs relating to the Product) shall be at least the equivalent of 80 Reps devoting at least 75% of their time (on an aggregate basis) to sales of the Product (or in the case of MSLs, customary activities of MSLs relating to the Product), it being agreed that, with respect to any time beyond such minimum aggregate time equivalent devotion requirement, such Reps may be deployed by the Company or its Affiliates for any other purpose, including sales of  (or customary activities of MSLs with respect to) any other products. The Company shall maintain such level of Reps (to be measured at 24 and 36 months after the initial commercial supply of the Product in the United States) until the date that is 36 months after the initial commercial supply of the Product in the United States. The Company may satisfy its obligations in the preceding two sentences by using its own employees, employees of any of its Affiliates, consultants, independent contractors or through the services provided by contract sales organizations or other third parties (it being agreed that any royalties or license fees payable to such third parties shall not be taken into account when calculating Gross Profits). For illustration purposes, the Company may satisfy the foregoing obligations by deploying (i) 120 Reps devoting, on average, 50% of their time to sales of the Product (or in the case of MSLs, customary activities of MSLs relating to the Product), it being agreed that they may devote, on average, 50% of their time to any other activity, including sales of  (or in the case of MSLs, customary activities of MSLs with respect to) any other products and (ii) 180 Reps devoting, on average, one-third of their time to sales of the Product (or in the case of MSLs, customary activities of MSLs relating to the Product), it being agreed that they may devote, on average, two-thirds of their time to any other activity, including sales of  (or in the case of MSLs, customary activities of MSLs with respect to) any other products. Without limiting the foregoing, during the Milestone Periods, neither the Company nor any of its Affiliates shall take any action the sole purpose of which is to avoid the achievement of the Milestone or the payment of the Milestone Payments. Nothing contained in this Agreement shall be deemed or construed as creating a joint venture or partnership between any of the parties hereto. For purposes of this Agreement, (x) a “Rep” means a sales field representative or an MSL, and (y) an “MSL” means a medical science liaison.

Section 4.4 Compliance.   The Rights Agent shall comply with all applicable Tax reporting requirements with respect to the Milestone Payments made pursuant to this Agreement.
ARTICLE V
AMENDMENTS
Section 5.1 Amendments without Consent of Holders.
(a)
Without the consent of any Holders or the Rights Agent, the Company, at any time and from time to time, may enter into one or more amendments hereto, for any of the following purposes, so long as, in the cases of clauses (ii) through (iv), such amendments do not, individually or in the aggregate, adversely affect the interests of the Holders, or adversely affect the rights, duties, responsibilities or protections of the Rights Agent:

(i)
to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein;

(ii)
to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as the Company shall determine to be for the protection of the Holders;

(iii)
to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement;

(iv)
as may be necessary or appropriate to ensure that the CVRs are not subject to registration under any applicable state securities or “blue sky” laws, the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

(v)
to evidence the succession of another Person as a successor Rights Agent and the assumption by any such successor of the covenants and obligations of the Rights Agent herein in accordance with Sections 3.3 and 3.4; or

(vi)
any other amendment hereto that does not adversely affect the legal rights under this Agreement of any Holder.

(b)
Notwithstanding anything to the contrary contained herein, the Company and the Rights Agent may enter into any amendment that adversely affects, in any material respect, the Rights Agent’s own rights, duties, responsibilities or protections (whether for consideration or otherwise).

(c)
Without the consent of any Holders, the Company and the Rights Agent, in the Rights Agent’s sole and absolute discretion, at any time and from time to time, may enter into one or more amendments hereto to reduce the number of CVRs in the event any Holder agrees to transfer or renounce such Holder’s rights under this Agreement in accordance with Section 2.6 or Section 6.14, respectively.

(d)
Promptly after the execution by the Company and the Rights Agent of any amendment pursuant to the provisions of this Section 5.1, the Company will mail (or cause the Rights Agent to mail) a notice thereof by first class mail to the Holders at their addresses as they appear on the CVR Register, setting forth in general terms the substance of such amendment; provided, that any failure to notify the Holders shall not affect the validity of such amendment (it being understood that any failure to notify the Holders shall not excuse the Rights Agent from its obligations under this Section 5.1(d)).

Section 5.2 Amendments with Consent of Holders.
(a)
In addition to any amendment pursuant to Section 5.1 (which amendments pursuant to Section 5.1 may be made without the consent of the Holders), with the written consent of the Majority Holders, the Company and the Rights Agent may enter into one or more amendments hereto for the purpose of adding, eliminating or changing any provisions of this Agreement, even if such addition, elimination or change is adverse to the interest of the Holders.

(b)
Promptly after the execution by the Company and the Rights Agent of any amendment pursuant to the provisions of this Section 5.2, the Company will mail (or cause the Rights Agent to mail) a notice thereof by first class mail to the Holders at their addresses as they appear on the CVR Register, setting forth in general terms the substance of such amendment.

Section 5.3 Execution of Amendments.   In executing any amendment permitted by this Article V, the Rights Agent will be entitled to receive, and will be fully protected in relying upon, an opinion of counsel selected by the Company stating that the execution of such amendment is authorized or permitted by this Agreement. The Rights Agent may, but is not obligated to, enter into any such amendment that affects the Rights Agent’s own rights, privileges, covenants or duties under this Agreement or otherwise.
Section 5.4 Effect of Amendments.   Upon the execution of any amendment under this Article V, this Agreement will be modified in accordance therewith, such amendment will form a part of this Agreement for all purposes and every Holder will be bound thereby.
ARTICLE VI
MISCELLANEOUS
Section 6.1 Entire Agreement.   This Agreement (and as between the Company and the Holders, together with the SPMA) constitutes the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersedes any and all prior agreements, negotiations, correspondence, undertakings, understandings and communications of the parties hereto with respect to the subject matter of this Agreement. Nothing contained in this Agreement shall be deemed or construed as creating a joint venture or partnership between any of the parties hereto.
Section 6.2 Transaction Costs.   Except as otherwise provided herein, the parties to this Agreement will pay their own costs and expenses (including legal, accounting and other fees) relating to this Agreement.

Section 6.3 Modifications.   Any amendment or modification to this Agreement, including this undertaking itself, shall only be valid if effected by an instrument or instruments in writing and shall be effective against each of the parties hereto that has signed such instrument or instruments. The parties agree that they jointly negotiated and prepared this Agreement and that this Agreement will not be construed against any party on the grounds that such party prepared or drafted the same.
Section 6.4 Notices.   Notices will be deemed to have been received (a) upon receipt of a registered letter, (b) three Business Days following proper deposit with an internationally recognized express overnight delivery service, or (c) in the case of transmission by email, as of the date so transmitted (or if so transmitted after normal business hours at the place of the recipient, on the Business Day following such transmission):
If to the Company:
Avenue Therapeutics, Inc.
2 Gansevoort Street, 9th Floor
New York, NY 10014
c/o
InvaGen Pharmaceuticals Inc.
Site B, 7 Oser Ave.
Hauppauge, NY 11788
c/o
A.S. Kumar, Esq.
Global General Counsel
Cipla Ltd.
Cipla House, Peninsula Business Park,
Ganapatrao Kadam Marg, Lower Parel West,
Mumbai, Maharashtra 400013, India
Email: as.kumar@cipla.com and cosecretary@cipla.com
With a copy (which shall not constitute notice) to:
InvaGen Pharmaceuticals Inc.
Site B, 7 Oser Ave.
Hauppauge, NY 11788
c/o
Nishant Saxena
Global Chief Strategy Officer
Cipla Ltd.
Cipla House, Peninsula Business Park,
Ganapatrao Kadam Marg, Lower Parel West,
Mumbai, Maharashtra 400013, India
Email: nishant.saxena@cipla.com
With a copy (which shall not constitute notice) to:
Hughes Hubbard & Reed LLP
One Battery Park Plaza
New York, NY 10004-1482
Attn: Kenneth A. Lefkowitz
Email: ken.lefkowitz@hugheshubbard.com
If to the Rights Agent:
[•]
[•]
[•]
Attn: [NAME]
Email: [#]

With a copy (which shall not constitute notice) to:
[•]
[•]
[•]
Attn: [NAME]
Email: [#]
The Rights Agent or the Company may specify a different address or facsimile number by giving notice in accordance with this Section 6.4, which address shall then apply to the respective notice provisions of the SPMA and all other Ancillary Agreements.
Section 6.5 Notice to Holders.   Where this Agreement provides for notice to Holders, such notice will be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the Holder’s address as it appears in the CVR Register, not later than the latest date, and not earlier than the earliest date, if any, prescribed herein for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder will affect the sufficiency of such notice with respect to other Holders. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Rights Agent, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In case it shall be impracticable to mail notice to the Holders of any event as required by any provision of this Agreement, then any method of giving such notice as shall be satisfactory to the Rights Agent shall be deemed to be a sufficient giving of such notice.
Section 6.6 Successors and Assigns.
(a)
This Agreement will be binding upon, inure to the benefit of and be enforceable by the Company’s successors and assigns, and this Agreement shall not restrict the Company’s, any of its assignees’ or any of their respective successors’ ability to merge or consolidate, transfer or convey all or substantially all of its assets to any Person or otherwise directly or indirectly transfer or convey the Product to any Person. In the event of an assignment or transfer of all or substantially all of the Company’s assets (including the Product), either (i) the Company’s assignee or transferee shall expressly assume by an instrument, supplemental hereto, executed and delivered to the Rights Agent, the due and punctual payment of any Aggregate Milestone Payments and the due and punctual performance and observance of all of the covenants and obligations of this Agreement to be performed or observed by the Company or (ii) the Company shall agree to remain subject to its obligations hereunder, including payment of any Aggregate Milestone Payment.

(b)
Any Company successor or assignee permitted hereunder may thereafter assign any or all of its rights, interests and obligations hereunder in the same manner as the Company pursuant to this Section 6.6.

(c)
The Rights Agent may not assign this Agreement, in whole or in part, or delegate all or any part of its rights, interests or obligations hereunder without the Company’s written consent. Any attempted assignment of this Agreement or any such rights in violation of this Section 6.6 shall be void ab initio and of no effect.

Section 6.7 Public Announcements.   Except as required by Legal Requirements or by the requirements of any stock exchange on which the securities of a party hereto or any of its Affiliates are listed, no party to this Agreement will make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media with respect to the foregoing without prior notification to the other parties, and the parties to this Agreement will consult with each other and cooperate as to the form, timing and contents of any such press release, public announcement or disclosure.
Section 6.8 Severability.   Each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Legal Requirements, but if any provision of this Agreement is found to be unenforceable or invalid under applicable Legal Requirements, such provision will be ineffective only to the extent of such unenforceability or invalidity, and the parties will negotiate in good faith to modify this Agreement so that the unenforceable or invalid provision is replaced by such valid and enforceable provision which the parties consider, in good faith, to match as closely as possible the invalid or unenforceable provision and to achieve the same or a similar economic effect and to give effect to the parties’ original intent. The remaining provisions of this Agreement will continue to be binding and in full force and effect.
Section 6.9 Governing Law.   This Agreement, the CVRs, and any claims or causes of action pursuant to it will be governed by and construed in accordance with the laws of the State of Delaware, without regard for its principles of conflict of laws.
Section 6.10 Specific Performance.   Each party acknowledges and agrees that the other party would be irreparably damaged if the provisions of this Agreement are not performed in accordance with their terms and that any breach of this Agreement and the non-consummation of the transactions contemplated hereby by either party could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any remedy to which such other party may be entitled under Section 6.11, provisional measures and injunctive relief necessary to protect the possibility of each party to seek specific performance from the other from the tribunal referred to in Section 6.11 can be sought from any court of competent jurisdiction. Each of the parties hereto (i) agrees that it shall not oppose the granting of any such relief and (ii) hereby irrevocably waives any requirement for the security or posting of any bond in connection with any such relief  (it is understood that clause (i) of this sentence is not intended to, and shall not, preclude any party hereto from litigating on the merits the substantive claim to which such remedy relates).
Section 6.11 Submission to Jurisdiction.
(a)
Each of the parties hereto irrevocably agrees that any Proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any other party hereto or its successors or assigns, shall be brought and determined exclusively in the Court of Chancery of the State of Delaware, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the federal courts sitting in the State of Delaware. Each of the parties hereto agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 6.4 or in such other manner as may be permitted by applicable Legal Requirements, will be valid and sufficient service thereof. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim, or otherwise, in any action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder: (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 6.11; (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); and (c) to the fullest extent permitted by the applicable Legal Requirements, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper, or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(b)
All rights of action with respect to enforcement of the Company’s obligations under this Agreement for the benefit of any Holder may only be enforced by the Rights Agent upon the prior written direction of the Majority Holders to the Rights Agent, and any claim, action, suit, audit, investigation or proceeding instituted by the Rights Agent will be brought in its name as the Rights Agent and any recovery in connection therewith will be for the proportionate benefit of all the Holders, as their respective rights or interests may appear on the CVR Register.

Section 6.12 Waiver of Jury Trial.   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION; (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.12.
Section 6.13 Waiver.   Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition, and no waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty, covenant or agreement hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, and no waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.
Section 6.14 Benefits of Agreement.   Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties, any of their assignees, or any of their respective successors any legal or equitable right, benefit, remedy or claim of any nature under or by reason of this Agreement. Notwithstanding the foregoing, the Holders and the Holders’ successors and assigns pursuant to a Permitted Transfer are intended third-party beneficiaries of this Agreement, provided that the Holders and their successors and assigns pursuant to Permitted Transfers shall only be entitled to enforce their rights hereunder through written direction of the Majority Holders to the Rights Agent to act in accordance with Section 6.11(b).   Notwithstanding anything to the contrary contained herein, any Holder or Holder’s successor or assign pursuant to a Permitted Transfer may agree to renounce, in whole or in part, its rights under this Agreement by written notice to the Rights Agent and the Company, which notice, if given, shall be irrevocable.
Section 6.15 Counterparts; Facsimile Signature.   This Agreement may be executed in one (1) or more counterparts, by original or facsimile (or other such electronically transmitted) signature, each of which will be deemed an original, but all of which will constitute one and the same instrument. Any party executing this Agreement by facsimile (or other such electronically transmitted) signature shall, upon request from another party hereto, promptly deliver to the requesting party an original counterpart of such signature.
Section 6.16 Rights Cumulative.   All rights and remedies of each of the parties under this Agreement will be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this Agreement or applicable Legal Requirements.
Section 6.17 Interpretation.   (a) The words “hereof”, “herein”, and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (b) the words “date hereof”, when used in this Agreement, shall refer to the date set forth in the Preamble; (c) the terms defined in the singular have a comparable meaning when used in the plural, and vice versa; (d) the terms defined in the present tense have a comparable meaning when used in the past tense, and vice versa; (e) any references herein to a specific Section or Article shall refer, respectively, to Sections or Articles of this Agreement; (f) wherever the word “include”, “includes”, or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; (g) references herein to any gender includes each other gender; (h) the word “or” shall not be exclusive; (i) the headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof; (j) any references herein to any Governmental Authority shall be deemed to also be a reference to any successor Governmental Authority thereto; and (k) the parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.
Section 6.18 Termination.   This Agreement shall automatically terminate and be of no further force or effect, and the parties hereto shall have no liability hereunder, upon the expiration of the Subsequent Period, provided, that if a Milestone has been achieved on or prior to such termination date, but the Milestone Payment has not been paid on or prior to such date, this Agreement shall not terminate until such Milestone Payment has been paid in full in accordance with the terms of this Agreement. Notwithstanding the preceding sentence, this Section 6 shall survive any termination of this Agreement. Nothing in this Section 6 shall relieve or otherwise limit any party of liability for willful breach of this Agreement.
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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.
AVENUE THERAPEUTICS, INC.
By:

Name:
Title:
[RIGHTS AGENT]
By:

Name:
Title:

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYE54136-S79584AVENUE THERAPEUTICS, INC.2 GANSEVOORT STREET, 9TH FLOORNEW YORK, NEW YORK 10014VOTE BY INTERNET - www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic deliveryof information. Vote by 11:59 P.M. ET on February 5, 2019. Have your proxycard in hand when you access the web site and follow the instructions to obtainyour records and to create an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxymaterials, you can consent to receiving all future proxy statements, proxycards and annual reports electronically via e-mail or the Internet. To sign upfor electronic delivery, please follow the instructions above to vote using theInternet and, when prompted, indicate that you agree to receive or access proxymaterials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by11:59 P.M. ET on February 5, 2019. Have your proxy card in hand when you calland then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paidenvelope we have provided or return it to Vote Processing, c/o Broadridge,51 Mercedes Way, Edgewood, NY 11717.2. To consider and vote on a proposal to approve the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxiesif there are insufficient votes at the time of the special meeting to approve the proposal to approve and adopt the SPMA or in the absence of a quorum.3. To transact any other business that may properly come before the special meeting, or any adjournment or postponement of the special meeting, by orat the direction of the Board of Directors of the Company.For Against AbstainYes NoAVENUE THERAPEUTICS, INC.The Board of Directors recommends you vote FOR proposals 1 and 2.Please indicate if you plan to attend this meeting.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint ownersshould each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.1. To consider and vote on a proposal to approve and adopt the Stock Purchase and Merger Agreement, dated as of November 12, 2018, which we referto as the "SPMA," by and among the Company, InvaGen Pharmaceuticals Inc., a New York corporation, and Madison Pharmaceuticals Inc., a Delawarecorporation and a wholly-owned subsidiary of Buyer, and the ancillary agreements thereto, which we refer to as the "Ancillary Agreements," and thetransactions contemplated by the SPMA and the Ancillary Agreements, and the appointment of a rights agent in connection with the contingent valuerights agreement to be entered into between the Company and a rights agent, which we refer to as the "CVR Agreement." Copies of the SPMA, theCVR Agreement and the other Ancillary Agreements are attached as Annex A to the accompanying proxy statement.

E54137-S79584Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:The Notice and Proxy Statement is available at www.proxyvote.com.Continued and to be signed on reverse sideAVENUE THERAPEUTICS, INC.Special Meeting of ShareholdersFebruary 6, 2019 10:00 AMThis proxy is solicited by the Board of DirectorsThe shareholder(s) hereby appoint(s) Lucy Lu, M.D. and Joseph Vazzano, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common and Preferred stock of AVENUE THERAPEUTICS, INC. that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at 10:00 AM, Eastern Time on February 6, 2019, at Alston & Bird, LLP,90 Park Avenue, New York, NY 10016, and any adjournment or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.